     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 1998

                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        PROFESSIONALS INSURANCE COMPANY
                                MANAGEMENT GROUP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MICHIGAN                                  6331                                 38-3273911
(STATE OR OTHER JURISDICTION            (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
    OF INCORPORATION OR                 CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NO.)
       ORGANIZATION)

                2600 PROFESSIONALS DRIVE, OKEMOS, MICHIGAN 48864
                                 (517) 349-6500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                VICTOR T. ADAMO
                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                2600 PROFESSIONALS DRIVE, OKEMOS, MICHIGAN 48864
                                 (517) 349-6500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

               BRAD B. ARBUCKLE, ESQ.                                   THOMAS G. O'BRIEN III, ESQ.
    MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.                           STEEL HECTOR & DAVIS LLP
          1400 N. WOODWARD AVE., SUITE 100                   1900 PHILLIPS POINT WEST, 777 SOUTH FLAGLER DRIVE
          BLOOMFIELD HILLS, MICHIGAN 48304                             WEST PALM BEACH, FLORIDA 33401
                   (248) 645-5000                                              (561) 650-7200

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:

    AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE AND CONSUMMATION OF THE MERGER OF PHYSICIANS PROTECTIVE TRUST FUND ("PPTF") WITH AND INTO A WHOLLY-OWNED SUBSIDIARY OF THE REGISTRANT PURSUANT TO THE FIRST AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER DATED AS OF OCTOBER 3, 1997, AS AMENDED, AMONG THE REGISTRANT, PICOM INSURANCE COMPANY, A WHOLLY-OWNED SUBSIDIARY OF THE REGISTRANT, AND PPTF.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                                            PROPOSED                AMOUNT
              TITLE OF EACH                                      PROPOSED MAXIMUM       MAXIMUM AGGREGATE             OF
           CLASS OF SECURITIES                AMOUNT TO BE        OFFERING PRICE            OFFERING             REGISTRATION
             TO BE REGISTERED                  REGISTERED         PER SHARE(1)(2)          PRICE(1)(2)             FEE(2)(3)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value................  4,089,160 shares          $28.85              $117,954,000             $6,172.31
=================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee.

(2) The registration fee has been computed pursuant to Rule 457(f)(2) and Rule 457(c) under the Securities Act of 1933, as amended, based on the policyholders' fund balance (which is analogous to book value) of PPTF at December 31, 1997 (the last practicable date), which was $117,954,000. The proposed maximum offering price per share has been determined by dividing the maximum aggregate offering price by the number of shares being registered.

(3) Pursuant to Rule 457(b), the registration fee of $34,796.43 has been reduced by the $28,624.12 paid on October 28, 1997 upon the filing under the Securities Exchange Act of 1934, as amended, of preliminary copies of the proxy materials of Professionals Insurance Company Management Group that are included in this registration statement.

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

               PROFESSIONALS INSURANCE CO. MANAGEMENT GROUP LOGO

                                                                  April 29, 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Professionals Insurance Company Management Group to be held at 2600 Professionals Drive, Okemos, Michigan, at 10:00 a.m., local time, on Wednesday, June 3, 1998 (the "Professionals Group Annual Meeting").

     At the Professionals Group Annual Meeting, stockholders of Professionals Insurance Company Management Group ("Professionals Group") will be asked to elect four directors of Professionals Group and to consider and vote upon two proposals. The first proposal (the "Merger Proposal") is a proposal to approve and adopt the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997, as amended by a First Amendment to First Amended and Restated Agreement and Plan of Merger dated as of April 13, 1998 (the "Merger Agreement"), by and among Professionals Group, PICOM Insurance Company, a Michigan stock insurance company and wholly-owned subsidiary of Professionals Group ("PICOM"), and Physicians Protective Trust Fund, a medical malpractice self-insurance trust fund organized under Florida Statutes sec.627.357 ("PPTF"), and all of the transactions contemplated by the Merger Agreement. The second proposal (the "Name Change Proposal") is a proposal to approve an amendment to the Professionals Group's First Amended and Restated Articles of Incorporation to change the name of Professionals Group to "Professionals Group, Inc." (the "Name Change Amendment").

     The Board of Directors of Professionals Group (the "Professionals Group Board") has nominated Mr. R. Kevin Clinton, John F. Dodge, Jr., Esq., H. Harvey Gass, M.D. and Ann F. Putallaz, Ph.D. (the "Professionals Group Board Nominees"), for election to the Professionals Group Board for three year terms expiring at the Annual Meeting of Stockholders to be held in the year 2001 and upon the election and qualification of their successors or upon their earlier resignation or removal. The Professionals Group Board believes that the election of all of the Professionals Group Board Nominees to the Professionals Group Board is in the best interests of Professionals Group and its stockholders. THE PROFESSIONALS GROUP BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL OF THE PROFESSIONALS GROUP BOARD NOMINEES TO THE PROFESSIONALS GROUP BOARD.

     The Merger Agreement contemplates a "merger of equals" of Professionals Group with PPTF through the merger of PPTF with and into PPTF Merger Insurance Company, a newly-formed wholly-owned insurance subsidiary of Professionals Group ("INSCO"), followed immediately by the merger of INSCO with and into PICOM, with PICOM continuing on as the surviving insurance corporation. Upon consummation of these transactions, (i) PICOM will be renamed to reflect the combined insurance operations of PPTF and PICOM, (ii) PICOM will maintain regional executive offices in Okemos, Michigan and Coral Gables, Florida and local sales and service offices in Florida, Illinois, Indiana and Ohio; and (iii) subject to their exercise of dissenters' rights, the aggregate rights of Members (as defined in the accompanying Joint Proxy Statement/Prospectus) of PPTF (the "Membership Rights") will be converted into 4,089,160 shares (the "Aggregate Merger Shares") of common stock, no par value per share, of Professionals Group ("Professionals Group Common Stock") as described in the accompanying Joint Proxy Statement/Prospectus. In consideration for the Membership Rights, each Member of PPTF who does not exercise dissenters' rights will be allocated and will be entitled to receive a portion of the Aggregate Merger Shares in accordance with an allocation formula described in the accompanying Joint Proxy Statement/Prospectus. Only Members of PPTF who do not exercise dissenters' rights will be entitled to be allocated and to receive a portion of the Aggregate Merger Shares. Except for the Aggregate Merger Shares (and cash in lieu of any fractional share) issued to such Members of PPTF and the shares issued or issuable pursuant to Section 1.28 of the Merger Agreement (which, subject to certain vesting requirements, contemplates the issuance of an aggregate of 153,000 shares of Professionals Group Common Stock to certain PPTF trustees and officers over a four year period), no other shares of Professionals Group Common Stock (or cash in lieu of any fractional share) will be issued or issuable upon consummation of the transactions contemplated by the Merger Agreement.

     Consummation of the transactions contemplated by the Merger Agreement is subject to certain conditions (including requisite regulatory approvals, the approval of the Members of PPTF and of the stockholders of Professionals Group, and the receipt of certain opinions and certificates). Upon consummation of the transactions contemplated by the Merger Agreement, and assuming none of them exercise dissenters' rights, Members of PPTF will own shares of Professionals Group Common Stock representing approximately 53.8% of the then outstanding voting power of Professionals Group. However, no single Member of PPTF will own shares of Professionals Group Common Stock representing more than one percent of the then outstanding voting power of Professionals Group.

     The Professionals Group Board believes that the transactions contemplated by the Merger Agreement are in the best interests of Professionals Group and its stockholders. Professionals Group believes that the transactions contemplated by the Merger Agreement present a unique opportunity to expand Professionals Group's existing insurance operations and that such transactions, by creating a combined entity that will be larger and stronger than Professionals Group alone, will enhance acquisition and other opportunities for growth and diversification and will improve the competitive position of the combined entity in a consolidating insurance industry. THE PROFESSIONALS GROUP BOARD HAS APPROVED THE MERGER AGREEMENT AND THE NAME CHANGE AMENDMENT AND RECOMMENDS THAT YOU VOTE FOR THE MERGER PROPOSAL AND FOR THE NAME CHANGE PROPOSAL.

     The accompanying Notice and Joint Proxy Statement/Prospectus describe in more detail the matters to be acted upon at the Professionals Group Annual Meeting and set forth the voting rights of holders of Professionals Group Common Stock with respect to such matters. Stockholders are urged to review carefully the accompanying Notice and Joint Proxy Statement/Prospectus, which contain descriptions of, among other things, the Professionals Group Board Nominees, the Merger Proposal, the Merger Agreement and its terms and conditions, the transactions contemplated by the Merger Agreement and the Name Change Proposal.

     Your continuing interest in the business of Professionals Group is appreciated. Because of the significance of the matters to be considered at the Professionals Group Annual Meeting (including the transactions contemplated by the Merger Agreement, and the Name Change Amendment), your participation in the Professionals Group Annual Meeting, in person or by proxy, is especially important. Accordingly, whether or not you plan to attend the Professionals Group Annual Meeting, please sign, date and mail the enclosed Proxy promptly in the postage-paid envelope that has been provided to you for your convenience.

     Thank you, and we look forward to your participation in the Professionals Group Annual Meeting.

W. PETER MCCABE, M.D.
W. Peter McCabe, M.D.
Chairman

VICTOR T. ADAMO
Victor T. Adamo
President and Chief Executive Officer

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1998

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Professionals Insurance Company Management Group ("Professionals Group") will be held at 2600 Professionals Drive, Okemos, Michigan, at 10:00 a.m., local time, on Wednesday, June 3, 1998 (the "Professionals Group Annual Meeting"), for the following purposes, all of which are more fully described in the accompanying Joint Proxy Statement/Prospectus:

     1. To elect four persons to the Board of Directors of Professionals Group for three year terms expiring at the Annual Meeting of Stockholders to be held in the year 2001 and upon the election and qualification of their successors or upon their earlier resignation or removal.

     2. To consider and vote upon a proposal (the "Merger Proposal") to approve and adopt the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997, as amended by a First Amendment to First Amended and Restated Agreement and Plan of Merger dated as of April 13, 1998 (the "Merger Agreement"), by and among Professionals Group, PICOM Insurance Company, a Michigan stock insurance company and wholly-owned subsidiary of Professionals Group ("PICOM"), and Physicians Protective Trust Fund, a medical malpractice self-insurance trust fund organized under Florida Statutes sec.627.357 ("PPTF"), and all of the transactions contemplated by the Merger Agreement. The Merger Agreement provides for the merger of PPTF with and into PPTF Merger Insurance Company, a newly-formed wholly-owned insurance subsidiary of Professionals Group ("INSCO"), followed immediately by the merger of INSCO with and into PICOM, with PICOM continuing on as the surviving insurance corporation. Upon consummation of the merger of PPTF with and into INSCO, and subject to their exercise of dissenters' rights, the aggregate rights of Members (as defined in the accompanying Joint Proxy Statement/Prospectus) of PPTF (collectively, the "Membership Rights") will be converted into 4,089,160 shares (the "Aggregate Merger Shares") of common stock, no par value per share, of Professionals Group ("Professionals Group Common Stock"). In consideration for the Membership Rights, each Member of PPTF who does not timely and properly exercise dissenters' rights will be allocated and will be entitled to receive a portion of the Aggregate Merger Shares in accordance with an allocation formula described in the accompanying Joint Proxy Statement/Prospectus. In addition, and subject to certain vesting requirements, Section 1.28 of the Merger Agreement contemplates the issuance of an aggregate of 153,000 shares of Professionals Group Common Stock to certain PPTF trustees and officers over a four year period.

     3. To consider and vote upon a proposal (the "Name Change Proposal") to amend Article I of the First Amended and Restated Articles of Incorporation of Professionals Group to change the name of Professionals Group to "Professionals Group, Inc."

     4. To transact such other business as may properly come before the Professionals Group Annual Meeting or any adjournments or postponements thereof. (The Board of Directors of Professionals Group is not aware of any other business to come before the Professionals Group Annual Meeting.)

     The Board of Directors of Professionals Group has fixed the close of business on April 6, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Professionals Group Annual Meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on such date are entitled to notice of and to vote at the Professionals Group Annual Meeting and any adjournments or postponements thereof. A list of Professionals Group stockholders entitled to vote at the Professionals Group Annual Meeting will be available for examination at the Professionals Group Annual Meeting.

     Professionals Group Common Stock constitutes the only security of Professionals Group whose holders are entitled to vote upon the proposals to be presented at the Professionals Group Annual Meeting.

     Your vote is important regardless of the number of shares you own. Each Professionals Group stockholder is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Any stockholder of record present at the Professionals Group Annual Meeting or at any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the Professionals Group Annual Meeting.

                                          By Order of the Board of Directors

                                          ANNETTE E. FLOOD
                                          Annette E. Flood
                                          Secretary

April 29, 1998

     THE BOARD OF DIRECTORS OF PROFESSIONALS GROUP RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL OF THE PROFESSIONALS GROUP BOARD NOMINEES TO THE PROFESSIONALS GROUP BOARD, FOR THE MERGER PROPOSAL, AND FOR THE NAME CHANGE PROPOSAL.

     PLEASE DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                     [PHYSICIANS PROTECTIVE TRUST FUND LOGO]

                                                                  April 29, 1998

Dear Member:

     You are cordially invited to attend a Special Meeting of Members of Physicians Protective Trust Fund to be held at The Holiday Inn, 1350 South Dixie Highway, Coral Gables, Florida, at 2:00 p.m., local time, on Friday, June 5, 1998 (the "PPTF Special Meeting").

     At the PPTF Special Meeting, Members (as defined in the accompanying Joint Proxy Statement/ Prospectus) of Physicians Protective Trust Fund ("PPTF") will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve and adopt the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997, as amended by a First Amendment to First Amended and Restated Agreement and Plan of Merger dated as of April 13, 1998 (the "Merger Agreement"), by and among Professionals Insurance Company Management Group, a Michigan business corporation ("Professionals Group"), PICOM Insurance Company, a Michigan stock insurance company and wholly-owned subsidiary of Professionals Group ("PICOM"), and PPTF, and all of the transactions contemplated by the Merger Agreement.

     The Merger Agreement contemplates a "merger of equals" of Professionals Group with PPTF through the merger of PPTF with and into PPTF Merger Insurance Company, a newly-formed wholly-owned insurance subsidiary of Professionals Group ("INSCO"), followed immediately by the merger of INSCO with and into PICOM, with PICOM continuing on as the surviving insurance corporation. Upon consummation of these transactions, (i) PICOM will be renamed to reflect the combined insurance operations of PPTF and PICOM, (ii) PICOM will maintain regional executive offices in Okemos, Michigan and Coral Gables, Florida and local sales and service offices in Florida, Illinois, Indiana and Ohio; and (iii) subject to their exercise of dissenters' rights, the aggregate rights of Members of PPTF (collectively, the "Membership Rights") will be converted into 4,089,160 shares (the "Aggregate Merger Shares") of common stock, no par value per share, of Professionals Group ("Professionals Group Common Stock") as described in the accompanying Joint Proxy Statement/Prospectus. In consideration for the Membership Rights, each Member of PPTF who does not exercise dissenters' rights will be allocated and will be entitled to receive a portion of the Aggregate Merger Shares in accordance with an allocation formula described in the accompanying Joint Proxy Statement/Prospectus. Only Members of PPTF who do not exercise dissenters' rights will be entitled to be allocated and to receive a portion of the Aggregate Merger Shares. Except for the Aggregate Merger Shares (and cash in lieu of any fractional share) issued to such Members of PPTF and the shares issued or issuable pursuant to Section 1.28 of the Merger Agreement (which, subject to certain vesting requirements, contemplates the issuance of an aggregate of 153,000 shares of Professionals Group Common Stock to certain PPTF trustees and officers over a four year period), no other shares of Professionals Group Common Stock (or cash in lieu of any fractional share) will be issued or issuable upon consummation of the transactions contemplated by the Merger Agreement.

     Consummation of the transactions contemplated by the Merger Agreement is subject to certain conditions (including requisite regulatory approvals, the approval of the Members of PPTF and of the stockholders of Professionals Group, and the receipt of certain opinions and certificates). Upon consummation of the transactions contemplated by the Merger Agreement, and assuming none of them exercise dissenters' rights, Members of PPTF will own shares of Professionals Group Common Stock representing approximately 53.8% of the then outstanding voting power of Professionals Group. However, no single Member of PPTF will own shares of Professionals Group Common Stock representing more than one percent of the then outstanding voting power of Professionals Group.

     The Board of Trustees of PPTF (the "PPTF Board") believes that the transactions contemplated by the Merger Agreement are in the best interests of PPTF and its Members. PPTF believes that the transactions contemplated by the Merger Agreement present a unique opportunity to expand PPTF's existing insurance operations and that such transactions, by creating a combined entity that will be larger and stronger than PPTF alone, will enhance acquisition and other opportunities for growth and diversification (including geographic expansion and diversification of its lines of insurance), will improve the competitive position of the combined entity in a consolidating insurance industry, may result in revenue enhancements, and will result in Members no longer being assessable for a deficiency in the event of an inability of the combined entity to meet its insurance obligations. THE PPTF BOARD HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR THE MERGER PROPOSAL AT THE PPTF SPECIAL MEETING.

     The accompanying Notice and Joint Proxy Statement/Prospectus describe in more detail the matters to be acted upon at the PPTF Special Meeting and set forth the voting rights and dissenters' rights of Members of PPTF with respect to such matters. Members of PPTF are urged to review carefully the accompanying Notice and Joint Proxy Statement/Prospectus, which contain descriptions of, among other things, the Professionals Group Board Nominees, the Merger Proposal, the Merger Agreement and its terms and conditions, and the transactions contemplated by the Merger Agreement.

     YOUR CONTINUING INTEREST IN THE BUSINESS OF PPTF IS APPRECIATED. BECAUSE OF THE SIGNIFICANCE OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, YOUR PARTICIPATION IN THE PPTF SPECIAL MEETING, IN PERSON OR BY PROXY, IS ESPECIALLY IMPORTANT. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE PPTF SPECIAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE THAT HAS BEEN PROVIDED TO YOU FOR YOUR CONVENIENCE.

     Thank you, and we look forward to your participation in the PPTF Special Meeting.

ELIOT H. BERG, M.D.
Eliot H. Berg, M.D.
Chairman

STEVEN L. SALMAN
Steven L. Salman
President and Chief Executive Officer

                      NOTICE OF SPECIAL MEETING OF MEMBERS
                           TO BE HELD ON JUNE 5, 1998

     NOTICE IS HEREBY GIVEN that a Special Meeting of Members of Physicians Protective Trust Fund will be held at The Holiday Inn, 1350 South Dixie Highway, Coral Gables, Florida, at 2:00 p.m., local time, on Friday, June 5, 1998 (the "PPTF Special Meeting"), for the following purposes, all of which are more fully described in the accompanying Joint Proxy Statement/Prospectus:

     1. To consider and vote upon a proposal (the "Merger Proposal") to approve and adopt the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997, as amended by a First Amendment to First Amended and Restated Agreement and Plan of Merger dated as of April 13, 1998 (the "Merger Agreement"), by and among Professionals Insurance Company Management Group, a Michigan business corporation ("Professionals Group"), PICOM Insurance Company, a Michigan stock insurance company and wholly-owned subsidiary of Professionals Group ("PICOM"), and Physicians Protective Trust Fund ("PPTF"), and all of the transactions contemplated by the Merger Agreement. The Merger Agreement provides for the merger of PPTF with and into PPTF Merger Insurance Company, a newly-formed wholly-owned insurance subsidiary of Professionals Group ("INSCO"), followed immediately by the merger of INSCO with and into PICOM, with PICOM continuing on as the surviving insurance corporation. Upon consummation of the merger of PPTF with and into INSCO, and subject to their exercise of dissenters' rights, the aggregate rights of Members (as defined in the accompanying Joint Proxy Statement/Prospectus) of PPTF (collectively, the "Membership Rights") will be converted into 4,089,160 shares (the "Aggregate Merger Shares") of common stock, no par value per share, of Professionals Group ("Professionals Group Common Stock"). In consideration for the Membership Rights, each Member of PPTF who does not timely and properly exercise dissenters' rights will be allocated and will be entitled to receive a portion of the Aggregate Merger Shares in accordance with an allocation formula described in the accompanying Joint Proxy Statement/Prospectus. In addition, and subject to certain vesting requirements, Section 1.28 of the Merger Agreement contemplates the issuance of an aggregate of 153,000 shares of Professionals Group Common Stock to certain PPTF trustees and officers over a four year period.

     2. To transact such other business as may properly come before the PPTF Special Meeting or any adjournments or postponements thereof. (The Board of Trustees of PPTF is not aware of any other business to come before the PPTF Special Meeting.)

     The Board of Trustees of PPTF has fixed the close of business on April 1, 1998 as the record date for the determination of Members of PPTF to notice of and to vote at the PPTF Special Meeting and any adjournments or postponements thereof. Only such Members of PPTF are entitled to notice of and to vote at the PPTF Special Meeting and any adjournments or postponements thereof.

     Your vote is important. Each Member of PPTF is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Your proxy will not be used if you attend and vote at the PPTF Special Meeting in person.

                                          By Order of the Board of Trustees

                                          EDWARD S. TRUPPMAN, M.D.
                                          Edward S. Truppman, M.D.,
                                          Secretary
April 29, 1998

     THE BOARD OF TRUSTEES OF PPTF RECOMMENDS THAT YOU VOTE FOR THE MERGER PROPOSAL.

     PLEASE DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

--------------------------------------------    --------------------------------------------
          PROFESSIONALS INSURANCE                         PROFESSIONALS INSURANCE
          COMPANY MANAGEMENT GROUP                        COMPANY MANAGEMENT GROUP
                    AND                                          PROSPECTUS
      PHYSICIANS PROTECTIVE TRUST FUND                        4,089,160 SHARES
           JOINT PROXY STATEMENT                  OF COMMON STOCK, NO PAR VALUE PER SHARE
--------------------------------------------    --------------------------------------------

     This Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") is being furnished to stockholders of Professionals Insurance Company Management Group, a Michigan business corporation ("Professionals Group"), in connection with the solicitation of proxies by the Board of Directors of Professionals Group (the "Professionals Group Board") to be used at the 1998 Annual Meeting of Stockholders of Professionals Group to be held on June 3, 1998 (including any adjournments or postponements thereof, the "Professionals Group Annual Meeting"). At the Professionals Group Annual Meeting, holders of the common stock, no par value per share, of Professionals Group (the "Professionals Group Common Stock") will be asked to elect four persons to the Professionals Group Board for three year terms expiring at the Annual Meeting of Stockholders to be held in the year 2001 and upon the election and qualification of their successors or upon their earlier resignation or removal, and to consider and vote upon two proposals. The first proposal (the "Merger Proposal") is a proposal to approve and adopt the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997 (the "Restated Merger Agreement"), as amended by a First Amendment to First Amended and Restated Agreement and Plan of Merger dated as of April 13, 1998 (the "First Amendment," and together with the Restated Merger Agreement, the "Merger Agreement"), both executed by and among Professionals Group, PICOM Insurance Company, a Michigan stock insurance corporation and wholly-owned subsidiary of Professionals Group ("PICOM"), and Physicians Protective Trust Fund, a medical malpractice self-insurance trust fund organized under Florida Statutes sec.627.357 ("PPTF"), and all of the transactions contemplated by the Merger Agreement (including, without limitation, the merger of PPTF with and into PPTF Merger Insurance Company, a newly-formed wholly-owned insurance subsidiary of Professionals Group ("INSCO"), followed immediately by the merger of INSCO with and into PICOM, with PICOM continuing on as the surviving insurance corporation). The second proposal (the "Name Change Proposal") is a proposal to approve an amendment to Article I of Professionals Group's First Amended and Restated Articles of Incorporation to change the name of Professionals Group to "Professionals Group, Inc." (the "Name Change Amendment"). The Professionals Group Board has nominated Mr. R. Kevin Clinton, John F. Dodge, Jr., Esq., H. Harvey Gass, M.D., and Ann F. Putallaz, Ph.D. (the "Professionals Group Board Nominees"), for election to the Professionals Group Board at the Professionals Group Annual Meeting. The record date for the Professionals Group Annual Meeting is April 6, 1998 (the "Professionals Group Record Date").

     This Joint Proxy Statement/Prospectus is also being furnished to each person or entity who is the named insured on an indemnity agreement issued by PPTF that is in effect on April 1, 1998 (a "Member") in connection with the solicitation of proxies by the Board of Trustees of PPTF (the "PPTF Board") to be used at the Special Meeting of Members of PPTF to be held on June 5, 1998 (including any adjournments or postponements thereof, the "PPTF Special Meeting," and together with the Professionals Group Annual Meeting, the "Meetings"). On each matter submitted to the Members of PPTF, each indemnity agreement issued by PPTF that is in effect on April 1, 1998 (a "PPTF Policy") is entitled to one vote. As of the PPTF Record Date, the number of PPTF Policies, and the maximum number of votes entitled to be cast on each matter submitted to a vote of PPTF Members at the PPTF Special Meeting, is 3,586. The vote represented by each PPTF Policy may only be cast, in person or by proxy, by the person or entity who is the named insured on such PPTF Policy and there is only one named insured for each PPTF Policy. Approval of the Merger Proposal requires the affirmative vote of two-thirds of the number of votes eligible to be cast. (This percentage was fixed by the PPTF Board with the approval of the Department of Insurance of the State of Florida (the "Florida Insurance Department").) The record date for the PPTF Special Meeting is April 1, 1998 (the "PPTF Record Date").

     SEE "RISK FACTORS" ON PAGE 30 OF THIS JOINT PROXY STATEMENT/PROSPECTUS FOR CERTAIN CONSIDERATIONS RELEVANT TO VOTING AND TO AN INVESTMENT IN PROFESSIONALS GROUP COMMON STOCK.

     This Joint Proxy Statement/Prospectus also constitutes a prospectus of Professionals Group with respect to up to 4,089,160 shares of Professionals Group Common Stock to be issued or reserved for issuance to Members of PPTF in connection with the transactions contemplated by the Merger Agreement (including the merger of PPTF with and into INSCO (the "INSCO Merger") followed immediately by the merger of INSCO with and into PICOM, with PICOM continuing on as the surviving insurance company (the "PICOM Merger," and together with the INSCO Merger, the "Mergers")). Upon consummation of the INSCO Merger, but subject to the exercise of dissenters' rights, all "Membership Rights" (as defined) will be converted into an aggregate of 4,089,160 shares (the "Aggregate Merger Shares") of Professionals Group Common Stock. In consideration for all Membership Rights, the Aggregate Merger Shares will be allocated and distributed to Members of PPTF in accordance with the formula (the "Allocation Formula") that follows: Each Member of PPTF who does not timely and properly exercise dissenters' rights will be allocated a portion of the Aggregate Merger Shares in an amount (calculated to two decimal places) determined by multiplying 4,089,160 shares of Professionals Group Common Stock by the ratio (calculated to six decimal places) of the earned premium on such Member's PPTF Policy for the 12 months ending on the PPTF Record Date (the "Earned PPTF Policy Premium") to $56,037,359 (which is the aggregate of all earned premium on all PPTF Policies for such 12 months) (the "Aggregate Earned Premium"); provided, however, that in lieu of any fractional share of Professionals Group Common Stock, such Member shall be paid the cash equivalent value thereof based on the average of the daily closing prices per share of Professionals Group Common Stock as reported by the Nasdaq National Market for the period of 20 business days ending on the fifth business day prior to the closing date with respect to the transactions contemplated by the Merger Agreement (the "Average Price"). Members of PPTF who timely and properly exercise dissenters' rights will be paid the fair value of their Membership Rights. The Allocation Formula was determined by the PPTF Board. Earned premium is the prorated portion of an insurance premium which is no longer considered prepaid as a result of the elapsed time the insurance policy has been in force. For example, after six months, $12,000 of a prepaid $24,000 annual premium is considered earned premium. For the definition of "Membership Rights," see "INDEX OF DEFINED TERMS" and "GLOSSARY OF SELECTED MERGER RELATED TERMS."

     By way of example, under the Allocation Formula, and assuming he or she does not exercise dissenters' rights, a Member of PPTF whose PPTF Policy has $24,000 of Earned PPTF Policy Premium would be entitled to 1,754.16 Aggregate Merger Shares, determined by multiplying 4,089,160 shares of Professionals Group Common Stock by .000428 ($24,000 of Earned PPTF Policy Premium divided by $56,037,359 (the Aggregate Earned Premium)). However, because fractional shares of Professionals Group Common Stock will not be issued, such Member would receive 1,754 whole shares of Professionals Group Common Stock and, in lieu of the fractional share of Professionals Group Common Stock, would be paid cash in an amount determined by multiplying the amount of such fractional share (in this example .16) by the Average Price.

     Only Members of PPTF who do not exercise dissenters' rights will be entitled to be allocated and to receive a portion of the Aggregate Merger Shares. Except for the shares (and cash in lieu of any fractional share) issued to such Members of PPTF and the shares issued or issuable pursuant to Section
1.28 of the Merger Agreement (which, subject to certain vesting requirements, contemplates the issuance of an aggregate of 153,000 shares of Professionals Group Common Stock to certain PPTF trustees and officers over a four year period), no other shares of Professionals Group Common Stock (or cash in lieu of any fractional share) will be issued or issuable upon consummation of the transactions contemplated by the Merger Agreement. Upon consummation of the transactions contemplated by the Merger Agreement, and assuming none of them exercise dissenters' rights, Members of PPTF will own shares of Professionals Group Common Stock representing approximately 53.8% of the outstanding voting power of Professionals Group.

     This Joint Proxy Statement/Prospectus does not cover any resales of Professionals Group Common Stock to be received by Members of PPTF upon consummation of the INSCO Merger, and no person is authorized to make use of this Joint Proxy Statement/Prospectus in connection with any such resale. This Joint Proxy Statement/Prospectus also does not cover Professionals Group Common Stock to be issued pursuant to Section 1.28 of the Merger Agreement.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     The date of this Joint Proxy Statement/Prospectus is April 29, 1998. This Joint Proxy Statement/ Prospectus and the accompanying forms of proxy are first being mailed to the stockholders of Professionals Group and to the Members of PPTF on or about April 30, 1998.

     Professionals Group Common Stock is traded on the Nasdaq National Market. The last sales price of Professionals Group Common Stock on October 2, 1997 (the last trading day prior to the public announcement of the execution of the Restated Merger Agreement was $38.75. The last sales price of Professionals Group Common Stock on April 9, 1998 (the last trading day prior to the execution of the First Amendment was $42.00. The last sales price of Professionals Group Common Stock on April 24, 1998 (the last practicable trading day prior to the mailing of this Joint Proxy Statement/Prospectus) was $41.25.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Index of Defined Terms......................................     2

Available Information.......................................     4

Incorporation of Certain Documents by Reference.............     4

Summary.....................................................     6
  The Companies.............................................     6
  The Meetings..............................................     7
  The Transactions..........................................    10
  Interests of Certain Persons..............................    16
  Reinsurance Contract......................................    18
  Management and Operations After the Transactions..........    19
  Certain Federal Income Tax Consequences...................    20
  Certain Regulatory Considerations.........................    21
  Comparison of Stockholder Rights with Membership Rights...    21
  Information Regarding the Professionals Group Annual
     Meeting................................................    22
  Summary Condensed Consolidated Historical Financial and
     Operating Data of Professionals Insurance Company
     Management Group.......................................    23
  Summary Condensed Consolidated Historical Financial and
     Operating Data of Physicians Protective Trust Fund.....    25
  Summary Unaudited Pro Forma Condensed Combined Financial
     and Operating Data of Professionals Insurance Company
     Management Group and Physicians Protective Trust
     Fund...................................................    26
  Professionals Insurance Company Management
     Group/Physicians Protective Trust Fund Per Share
     Data...................................................    27
  Comparative Stock Prices..................................    28

Risk Factors................................................    30
  Industry Factors May Impact Results and Operations........    30
  Significant Competition...................................    30
  Health Care Industry Consolidation May Impact Results and
     Operations.............................................    31
  Underwriting Losses and Reserves Based on Actuarial
     Assumptions............................................    31
  Reliance on Reinsurance...................................    32
  Reliance on Independent Insurance Agencies................    32
  Holding Company Dependent on Results and Operations of
     Subsidiaries...........................................    32
  Regulatory Considerations.................................    33
  Tort Reform May Impact Results and Operations.............    34
  Possible Stock Price Fluctuation..........................    34
  Anti-Takeover Provisions May Discourage Takeovers.........    34
  Potential Adverse Consequences of Acquisitions, Business
     Combinations and Reinsurance Relationships.............    35
  Shares Eligible for Future Sale Could Affect Prevailing
     Market Prices..........................................    35
  Additional Authorized Securities Could be Issued..........    36
  Certain Forward-Looking Information.......................    36

The Companies...............................................    37
  Professionals Insurance Company Management Group..........    37
  PICOM Insurance Company...................................    37

                                                              PAGE
                                                              ----
  INSCO.....................................................    37
  Physicians Protective Trust Fund..........................    38

The Meetings................................................    38
  Dates, Times and Places...................................    38
  Matters to be Considered..................................    38
  Votes Required............................................    39
  Voting of Proxies.........................................    41
  Revocability of Proxies...................................    42
  Record Dates; Voting Rights; Quorums......................    42
  Dissenters' Rights........................................    43
  Solicitation of Proxies...................................    44

The Transactions............................................    46
  Structure.................................................    46
  Transaction Consideration and Allocation Formula..........    46
  Background of the Transactions............................    48
  Reasons for the Transactions..............................    64
  Board Recommendations.....................................    69
  Opinion of Professionals Group Financial
     Advisor -- Cochran, Caronia & Co.......................    70
  Opinion of Professionals Group Financial
     Advisor -- McDonald & Company..........................    73
  Opinion of PPTF Financial Advisor -- Donaldson, Lufkin &
     Jenrette...............................................    77
  Summary of the Merger Agreement...........................    82
  Capitalization of INSCO...................................    93
  Procedures for Exchange of Membership Rights..............    93
  No Solicitation of Transactions...........................    94
  Regulatory Approvals Required.............................    95
  Interests of Certain Persons..............................    95
  Anticipated Accounting Treatment..........................    96
  Resale of Professionals Group Common Stock; Restrictions
     on Transfer............................................    97
  Dissenters' Rights........................................    98

Pro Forma Condensed Combined Financial Information..........    98
  Professionals Insurance Company Management Group and
     Physicians Protective Trust Fund Unaudited Pro Forma
     Condensed Combined Statements of Income................   100
  Professionals Insurance Company Management Group and
     Physicians Protective Trust Fund Unaudited Pro Forma
     Condensed Combined Balance Sheet.......................   104
  Notes to Professionals Insurance Company Management Group
     and Physicians Protective Trust Fund Unaudited Pro
     Forma Condensed Combined Financial Statements..........   105

Interests of Certain Persons................................   106
  Directors.................................................   106
  Executive Officers........................................   106
  Other Matters.............................................   107

Reinsurance Contract........................................   111
Management and Operations After the Transactions............   112
     Directors..............................................   112
     Executive Officers.....................................   116
     Dividend Policy........................................   117

                                                              PAGE
                                                              ----
Beneficial Ownership of Professionals Group Common Stock....   118
Certain Federal Income Tax Consequences.....................   119
Certain Regulatory Considerations...........................   121
     General................................................   121
     Change or Acquisition of Control.......................   122
     Insolvency Funds; Mandatory Pools......................   122
     Restrictions on Dividends..............................   123
     Risk-Based Capital.....................................   124
     NAIC-IRIS Ratios.......................................   124
     Effect of Federal Legislation..........................   125
     Tort Reform............................................   125
Selected Consolidated Financial Data of Physicians
  Protective Trust Fund.....................................   126
Management's Discussion and Analysis of Financial Condition
  and Results of Operations of Physicians Protective Trust
  Fund......................................................   127
     Overview...............................................   127
     Financial Position.....................................   127
     Results of Operations -- Year ended December 31, 1997
      versus Year ended December 31, 1996...................   129
     Results of Operations -- Year ended December 31, 1996
      versus Year ended December 31, 1995...................   129
     Liquidity and Capital Resources........................   130
     Impact of Inflation and Changing Prices................   131
Business and Properties of Physicians Protective Trust
  Fund......................................................   131
     Overview...............................................   131
     Products and Services..................................   132
     Marketing..............................................   132
     Underwriting...........................................   132
     Claims Management......................................   133
     Reserves and Losses....................................   134
     Investments............................................   137
     Ceded Reinsurance......................................   138
     Competition............................................   139
     Regulation.............................................   140
     Subsidiaries...........................................   140
     Employees..............................................   140
     Properties.............................................   140
     Legal Proceedings......................................   140
Management of Physicians Protective Trust Fund..............   141
     Trustees...............................................   141
     Executive Officers.....................................   141
     Trustee Remuneration...................................   141
     Management Remuneration................................   142
     Compensation Committee Interlocks and Insider
      Participation.........................................   143

Beneficial Ownership of Physicians Protective Trust Fund....   143

Related Party Transactions of Physicians Protective Trust
  Fund......................................................   144

Amendment to Professionals Group's First Amended and
  Restated Articles of Incorporation........................   144

                                                              PAGE
                                                              ----

Description of Professionals Group Capital Stock............   145
  General...................................................   145
  Preferred Stock...........................................   145
  Common Stock..............................................   145
  Transfer Agent............................................   146
  Authorized but Unissued Shares............................   146

Comparison of Stockholder Rights with Membership Rights.....   146
  General...................................................   147
  Board of Directors/Trustees; Voting for
     Directors/Trustees; Removal of Directors/Trustees......   148
  Director/Trustee Nominations..............................   149
  Voting Requirements.......................................   150
  Anti-Takeover Laws and Charter Provisions.................   151
  Meetings..................................................   152
  Director/Trustee Liability and Indemnification............   153
  Dividends.................................................   153
  Charter Amendments........................................   154
  Dissolution...............................................   154
  Other Matters.............................................   155

Information Regarding the Professionals Group Annual
  Meeting...................................................   155
  Election of Directors.....................................   155
  Board of Directors Meetings and Committees................   157
  Director Compensation and Benefits........................   157
  Management Remuneration...................................   159
  Stock Purchase Plan.......................................   161
  Employment Severance Compensation Plans...................   161
  Compensation Committee Report.............................   161
  Compensation Committee Interlocks and Insider
     Participation..........................................   164
  Stock Performance Graph...................................   165
  Section 16(a) Beneficial Ownership Reporting Compliance...   165
  Related Party Transactions................................   166
  Other Matters.............................................   166

Legal Matters...............................................   167

Experts.....................................................   167

Stockholder Proposals.......................................   167
Glossary of Selected Merger Related Terms...................   168
Glossary of Selected Insurance Terms........................   168
Index to Financial Statements of Physicians Protective Trust
  Fund......................................................  FS-1

        Annexes
     Annex A -- Professionals Insurance Company Management Group Annual
                Report on Form 10-K for the Year Ended December 31, 1997
                (without exhibits)
     Annex B -- First Amended and Restated Agreement and Plan of Merger
                dated as of October 3, 1997 by and among Professionals
                Insurance Company Management Group, PICOM Insurance Company and Physicians Protective Trust Fund (without any exhibits or schedules)
     Annex C -- First Amendment to First Amended and Restated Agreement and
                Plan of Merger dated as of April 13, 1998 by and among Professionals Insurance Company Management Group, PICOM
                Insurance Company and Physicians Protective Trust Fund
     Annex D -- Proposed Amendment to First Amended and Restated Articles of
                Incorporation of Professionals Insurance Company Management
                Group
     Annex E -- Opinion of Cochran, Caronia & Co.
     Annex F -- Opinion of McDonald & Company Securities, Inc.
     Annex G -- Opinion of Donaldson, Lufkin & Jenrette Securities
                Corporation
     Annex H -- Certain Provisions of the Florida Business Corporation Act,
                as amended, regarding Dissenters' Rights

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PROFESSIONALS GROUP OR PPTF. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PROFESSIONALS GROUP OR PPTF SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO SUCH DATE. ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATING TO PROFESSIONALS GROUP AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY PROFESSIONALS GROUP AND ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATING TO PPTF AND ITS SUBSIDIARY HAS BEEN SUPPLIED BY PPTF.

                             INDEX OF DEFINED TERMS

     Set forth below is a list of certain defined terms used in this Joint Proxy Statement/Prospectus and the page of this Joint Proxy Statement/Prospectus on which each such term is defined. See also "GLOSSARY OF SELECTED MERGER RELATED TERMS" and "GLOSSARY OF SELECTED INSURANCE TERMS" on page 167 of this Joint Proxy Statement/Prospectus.

              TERM                   PAGE
              ----                ----------
A.M. Best Rating................         168
Affiliate.......................          35
Aggregate Earned Premium........  Cover Page
Aggregate Merger Shares.........  Cover Page
Allocation Formula..............  Cover Page
Average Price...................  Cover Page
Cede............................         168
Claims-made policy..............         168
Closing Date....................          10
Code............................          20
Combined ratio..................         168
Commission......................           4
Confidentiality Agreement.......          49
Consulting Agreement............          17
DLJ Opinion.....................          14
Donaldson, Lufkin & Jenrette....          14
Earned premium..................         168
Earned PPTF Policy Premium......  Cover Page
ECO.............................         138
Enterprise Value................          78
EPS.............................          78
Excess of loss reinsurance......         168
Exchange Agent..................          93
Exchange Act....................           4
Expense ratio...................         168
FBCA............................          16
First Amendment.................  Cover Page
Florida Dissenters' Rights
  Provisions....................          43

              TERM                   PAGE
              ----                ----------
Florida Insurance Code..........           7
Florida Insurance Department....  Cover Page
FPIC............................          12
FPIC Confidentiality
  Agreement.....................          55
FPIC Numerator..................          12
FPIC Proposals..................          12
Frontier........................         139
GAAP............................          23
GenRe...........................         128
HSR Act.........................          15
IBNR............................         168
Incurred but not reported.......         168
Indemnified Parties.............          89
Initial Merger Agreement........           7
INSCO...........................  Cover Page
INSCO Certificate of Merger.....          10
INSCO Effective Time............          10
INSCO Investment................          37
INSCO Merger....................  Cover Page
IRIS............................          33
Joint Proxy
  Statement/Prospectus..........  Cover Page
KMIC............................         115
LAE.............................          31
LEPL............................         138
LFQ.............................          79
LFY.............................          78
Loss and LAE ratio..............         169
LTM.............................          79
MBCA............................          16

              TERM                   PAGE
              ----                ----------
Medical Protective..............         139
Meetings........................  Cover Page
Member..........................  Cover Page
Membership Rights...............         168
Merger Agreement................  Cover Page
Merger Proposal.................  Cover Page
Mergers.........................  Cover Page
McDonald & Company..............          13
Michigan Insurance Code.........           6
Michigan Insurance
  Commissioner..................          15
MMI Transaction.................          79
MPMLC Transaction...............          79
NAIC............................          33
Name Change Amendment...........  Cover Page
Name Change Proposal............  Cover Page
Net premiums written............         169
New Benefit Plans...............          86
Note............................          37
Notice..........................          94
November FPIC Proposal..........          12
Occurrence policy...............         169
October FPIC Proposal...........          12
Original FPIC Proposal..........          12
PG PICOM Directors..............          19
PICOM...........................  Cover Page
PICOM Certificate of Merger.....          10
PICOM Effective Time............          10
PICOM Merger....................  Cover Page
PICOM pension plans.............         159
PPP.............................           7
PPTF............................  Cover Page
PPTF Board......................  Cover Page
PPTF Change in Control
  Agreement.....................          17
PPTF Charter Documents..........          21
PPTF Officer....................          18
PPTF PICOM Directors............          20
PPTF Policy.....................  Cover Page
PPTF Record Date................  Cover Page
PPTF Representatives............          19
PPTF Special Meeting............  Cover Page
PPTF Trustee Participant........          17

              TERM                   PAGE
              ----                ----------
Pre-Merger Notification
  Agencies......................          15
Proceeding......................          89
Professionals Group.............  Cover Page
Professionals Group Annual
  Meeting.......................  Cover Page
Professionals Group Board.......  Cover Page
Professionals Group Board
  Nominees......................  Cover Page
Professionals Group Charter
  Documents.....................          19
Professionals Group Common
  Stock.........................  Cover Page
Professionals Group Preferred
  Stock.........................         145
Professionals Group Record
  Date..........................  Cover Page
Professionals Group
  Representatives...............          19
ProNational Casualty............           6
Publicly Traded Companies.......          78
Quota Share Reinsurance.........         169
RBC.............................         124
Registration Statement..........           4
Reinsurance Contract............          18
Reserves........................         169
Reserve redundancy..............         169
Restated Merger Agreement.......  Cover Page
Rule 144........................          35
Rule 145........................          35
SAP.............................          23
Securities Act..................           4
Selected Companies..............          74
Selected Medical Malpractice
  Insurance Companies...........          79
Selected Medical Malpractice
  Insurance Transactions........          79
Selected P&C Transactions.......          79
Selected Peer Group.............          72
SSSP............................         132
Standard & Poor's ratings.......         169
Statutory surplus...............         169
Stock Formula...................          51
Stock Grant Agreement...........          18
Transaction Value...............          79
1997 Professionals Group 10-K...           4

                             AVAILABLE INFORMATION

     Professionals Group is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning Professionals Group can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the electronic filings of Professionals Group with the Commission. The address of the Commission's Web site is "http://www.sec.gov".

     Professionals Group has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Professionals Group Common Stock to be issued or reserved for issuance in connection with the INSCO Merger. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be inspected and copied as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated in this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All of the documents filed with the Commission by Professionals Group (File No. 0-21223) pursuant to the Exchange Act since the end of its fiscal year ended December 31, 1997 are incorporated by reference in this Joint Proxy Statement/Prospectus. Such documents include the following:

          1. Professionals Group's Annual Report on Form 10-K for the Year Ended December 31, 1997 (the "1997 Professionals Group 10-K").

          2. All other reports filed by Professionals Group pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1997 Professionals Group 10-K.

          3. The description of Professionals Group Common Stock incorporated by reference in Professionals Group's Registration Statement on Form 8-A filed on August 20, 1996 pursuant to Section 12(g) of the Exchange Act and set forth under the captions "Description of Holding Company Capital Stock" and "Comparison of Shareholder Rights" included in the final prospectus as filed pursuant to Rule 424(b)(3) under the Securities Act in connection with the registration statement on Form S-4 (registration no. 333-3138) of Professionals Group.

     Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     Professionals Group's Annual Report on Form 10-K for the Year Ended December 31, 1997 (without exhibits) has been reproduced and attached to this Joint Proxy Statement/Prospectus as Annex A.

     All documents filed with the Commission by Professionals Group pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of effectiveness of the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part and prior to the date of the Professionals Group Annual Meeting or the date of the PPTF Special Meeting, as applicable, are incorporated herein by reference and such documents will be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Joint Proxy Statement/Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

     UPON WRITTEN OR ORAL REQUEST, PROFESSIONALS GROUP WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUEST SHOULD BE MADE TO ANNETTE E. FLOOD, ESQ., SECRETARY, PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP, 2600 PROFESSIONALS DRIVE, P.O. BOX 150, OKEMOS, MICHIGAN 48805-0150; TELEPHONE: (517) 359-6500.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OR MEMBER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, IN THE CASE OF DOCUMENTS RELATING TO PROFESSIONALS GROUP, TO ANNETTE E. FLOOD, ESQ., SECRETARY, PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP, 2600 PROFESSIONALS DRIVE, P.O. BOX 150, OKEMOS, MICHIGAN 48805-0150; TELEPHONE: (517) 349-6500; OR IN THE CASE OF DOCUMENTS RELATING TO PPTF, TO PEGGY SCHEMENAUER, ADMINISTRATIVE MANAGER, PHYSICIANS PROTECTIVE TRUST FUND, 2121 PONCE DE LEON BOULEVARD, P.O. BOX 149001, CORAL GABLES, FLORIDA 33114-9001, TELEPHONE: (305) 442-8119. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, REQUESTS SHOULD BE RECEIVED BY WEDNESDAY, MAY 27, 1998 (IN THE CASE OF PROFESSIONALS GROUP), AND BY MONDAY, MAY 29, 1998 (IN THE CASE OF PPTF).

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/ Prospectus or in documents incorporated herein by reference. Although it summarizes all material information contained elsewhere in this Joint Proxy Statement/Prospectus, this summary is necessarily incomplete. Consequently, reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus (including the Annexes attached hereto and the information incorporated herein by reference). Stockholders of Professionals Group and Members of PPTF are urged to read this Joint Proxy Statement/Prospectus and the Annexes attached hereto in their entirety and with care. Certain capitalized terms which are used but not defined in this summary are defined elsewhere in this Joint Proxy Statement/Prospectus. See "INDEX OF DEFINED TERMS."

                                 THE COMPANIES

PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP

     Professionals Insurance Company Management Group is a Michigan business corporation that was incorporated under the laws of the State of Michigan on January 31, 1996 for the purpose of serving as the holding company for PICOM and its subsidiaries. Professionals Group, which conducts its activities through subsidiaries, had consolidated assets of $413.2 million and $357.4 million at December 31, 1997 and 1996, respectively. Following consummation of the transactions contemplated by the Merger Agreement, all direct and indirect subsidiaries of Professionals Group (including PICOM and ProNational Casualty Company, an Illinois stock insurance company formerly known as "PICOM Insurance Company of Illinois" ("ProNational Casualty")) will continue to operate under their existing insurance licenses and none of such subsidiaries will be required to reapply for any of such licenses. The principal executive offices for Professionals Group are located at 2600 Professionals Drive, Okemos, Michigan 48864, and its telephone number is (517) 349-6500.

PICOM INSURANCE COMPANY

     PICOM Insurance Company is a wholly-owned subsidiary of Professionals Group and a stock insurance company incorporated under the Michigan Insurance Code of 1956, as amended (together with the regulations promulgated thereunder, the "Michigan Insurance Code"), in 1980. PICOM, which is licensed as a property and casualty insurer in Michigan, Florida, Illinois, Indiana, Iowa, Kentucky, Missouri, Ohio, and Pennsylvania, began business on June 27, 1980 by assuming the assets, liabilities and business of the Brown-McNeely Insurance Fund. (The Brown-McNeely Fund was created by the State of Michigan in 1975 to provide doctors with an effective and reliable source of medical malpractice insurance.) Beginning July 1, 1980, PICOM offered its own policies to doctors and clinics throughout Michigan. PICOM began insuring dentists in 1983 and hospitals and other health care institutions in 1993, and began offering professional liability insurance to lawyers and law firms in 1994. Since January 1, 1995, PICOM, through ProNational Casualty has insured doctors and clinics in Illinois. The principal product currently offered by PICOM is professional liability insurance for providers of health care services in Michigan and Illinois. PICOM (including ProNational Casualty) had total statutory combined admitted assets of $363.8 million and $317.1 million at December 31, 1997 and 1996, respectively. The principal executive offices of PICOM are located at 2600 Professionals Drive, Okemos, Michigan 48864, and its telephone number is (517) 349-6500.

INSCO

     INSCO is a newly-formed wholly-owned subsidiary of Professionals Group and a stock insurance company that was incorporated under the laws of the State of Florida solely for the purpose of effecting the transactions contemplated by the Merger Agreement. INSCO does not have any business operations and, because it was formed solely for the purpose of effecting the transactions contemplated by the Merger Agreement, it will not write or underwrite any lines of insurance. The principal executive offices for INSCO are located at 2121 Ponce de Leon Boulevard, Suite 350, Coral Gables, Florida 33134-5221, and its telephone number is (305) 442-8119.

     For additional information regarding Professionals Group, PICOM and INSCO, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "THE COMPANIES" and "ANNEX A -- PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997."

PHYSICIANS PROTECTIVE TRUST FUND

     PPTF is a medical malpractice self-insurance trust fund that was formed in 1975 under Title XXXVII, Florida Statutes, as amended (together with the regulations promulgated thereunder, the "Florida Insurance Code"), which permits a group of health care providers to self-insure against professional medical malpractice liability. PPTF was formed to provide physicians an effective and reliable source of medical malpractice insurance. The Florida Insurance Department granted approval to PPTF to write policies on January 1, 1976 for physicians and their professional associations, partnerships and corporations throughout Florida. Further approvals were granted to write coverage for podiatrists on June 1, 1994, for physician hospital organizations on January 1, 1995 and for chiropractors on August 1, 1997. PPTF has one wholly-owned subsidiary, Physicians Protective Plan, Inc., a Florida business corporation doing business as "The PPTF Agency" ("PPP"), which was acquired by PPTF to provide administrative functions and services to PPTF. These administrative functions and services, as well as the personnel employed by PPP, were transferred to PPTF on January 1, 1997. PPP has been operating as an insurance agency since June 26, 1996. PPTF had consolidated assets of $434.8 million and $417.5 million at December 31, 1997 and 1996, respectively. The principal executive offices of PPTF are located at 2121 Ponce de Leon Boulevard, Suite 350, Coral Gables, Florida 33134-5221, and its telephone number is (305) 442-8119.

     For additional information regarding PPTF, see "THE COMPANIES," "SELECTED CONSOLIDATED FINANCIAL DATA OF PHYSICIANS PROTECTIVE TRUST FUND," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PHYSICIANS PROTECTIVE TRUST FUND," "BUSINESS AND PROPERTIES OF PHYSICIANS PROTECTIVE TRUST FUND," "MANAGEMENT OF PHYSICIANS PROTECTIVE TRUST FUND," "BENEFICIAL OWNERSHIP OF PHYSICIANS PROTECTIVE TRUST FUND MEMBERSHIP RIGHTS" and "RELATED PARTY TRANSACTIONS OF PHYSICIANS PROTECTIVE TRUST FUND."

     The First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997 amended and restated in its entirety the Agreement and Plan of Merger dated August 14, 1997 by and among Professionals Group, PICOM and PPTF (the "Initial Merger Agreement"). The First Amendment to First Amended and Restated Agreement and Plan of Merger dated as of April 13, 1998 amended the First Amended and Restated Agreement and Plan of Merger dated October 3, 1997 by and among Professionals Group, PICOM and PPTF. Prior to the execution of the Initial Merger Agreement, neither Professionals Group nor PICOM had engaged in any transactions with PPTF, and except to the extent contemplated by, or resulting from, the Merger Agreement and the transactions contemplated thereby, neither Professionals Group nor PICOM is affiliated with PPTF.

                                  THE MEETINGS

DATES, TIMES AND PLACES

     Professionals Group. The 1998 Annual Meeting of Stockholders of Professionals Group will be held at 2600 Professionals Drive, Okemos, Michigan, at 10:00 a.m., local time, on Wednesday, June 3, 1998. See "THE
MEETINGS -- Dates, Times and Places."

     PPTF. A Special Meeting of Members of PPTF will be held at The Holiday Inn, 1350 South Dixie Highway, Coral Gables, Florida, at 2:00 p.m., local time, on Friday, June 5, 1998. See "THE MEETINGS -- Dates, Times and Places."

MATTERS TO BE CONSIDERED

     Professionals Group. At the Professionals Group Annual Meeting, holders of Professionals Group Common Stock will be asked to elect four persons to the Professionals Group Board for three year terms expiring at the Annual Meeting of Stockholders to be held in the year 2001 and upon the election and qualification of their successors or upon their earlier resignation or removal, and to consider and vote upon two proposals. The first proposal is the Merger Proposal (i.e., the proposal to approve and adopt the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997, as amended by a First Amendment to First Amended and Restated Agreement and Plan of Merger dated as of April 13, 1998, both executed by and among Professionals Group, PICOM and PPTF and all of the transactions contemplated by the Merger Agreement (including, without limitation, the merger of PPTF with and into INSCO followed immediately by the merger of INSCO with and into PICOM, with PICOM continuing on as the surviving insurance corporation)). The second proposal is the Name Change Proposal (i.e., the proposal to approve an amendment to Article I of Professionals Group's First Amended and Restated Articles of Incorporation to change the name of Professionals Group to "Professionals Group, Inc."). The Professionals Group Board has nominated Mr. R. Kevin Clinton, John F. Dodge, Jr., Esq., H. Harvey Gass, M.D., and Ann F. Putallaz, Ph.D., for election to the Professionals Group Board at the Professionals Group Annual Meeting. Professionals Group stockholders will also consider and vote upon such other matters as may properly be brought before the Professionals Group Annual Meeting. See "THE MEETINGS -- Matters to be Considered."

     PPTF. At the PPTF Special Meeting, Members of PPTF will consider and vote upon the Merger Proposal. Members of PPTF will also consider and vote upon such other matters as may properly be brought before the PPTF Special Meeting. See "THE MEETINGS -- Matters to be Considered."

     A conformed copy of the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997 by and among Professionals Group, PICOM and PPTF (without any exhibits or schedules) is attached to this Joint Proxy Statement/Prospectus as Annex B and is incorporated herein by reference. A conformed copy of the First Amendment to First Amended and Restated Agreement and Plan of Merger dated as of April 13, 1998 by and among Professionals Group, PICOM and PPTF is attached to this Joint Proxy Statement/Prospectus as Annex C and is incorporated herein by reference.

     The Name Change Amendment, if approved by the stockholders of Professionals Group, will amend Article I of Professionals Group's First Amended and Restated Articles of Incorporation and change the name of Professionals Group from "Professionals Insurance Company Management Group" to "Professionals Group, Inc." A copy of the Name Change Amendment is attached to this Joint Proxy Statement/Prospectus as Annex D and is incorporated herein by reference. See "AMENDMENT TO PROFESSIONALS GROUP'S FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION."

VOTES REQUIRED

     Professionals Group. On each matter submitted to the stockholders of Professionals Group, each outstanding share of Professionals Group Common Stock is entitled to one vote. Directors of Professionals Group will be elected by a plurality of the votes present in person or represented by proxy at the Professionals Group Annual Meeting. Approval of the Merger Proposal by the stockholders of Professionals Group requires the affirmative vote of a majority of the outstanding shares of Professionals Group Common Stock. Approval of the Name Change Proposal by the stockholders of Professionals Group requires the affirmative vote of a majority of the outstanding shares of Professionals Group Common Stock. In all matters other than the election of directors, the Merger Proposal and the Name Change Proposal, the affirmative vote of the majority of shares present in person or represented by proxy at the Professionals Group Annual Meeting and entitled to vote on the matter will be the act of Professionals Group's stockholders. Approval of the Merger Proposal by the requisite votes of the stockholders of Professionals Group and the Members of PPTF is a condition to, and is required for, consummation of the transactions contemplated by the Merger Agreement (including, without limitation, the merger of PPTF with and into INSCO followed immediately by the merger of INSCO with and into PICOM, with PICOM continuing on as the surviving insurance corporation). Approval of the Name Change Proposal by the requisite vote of Professionals Group stockholders is not a condition to, and is not required for, the consummation of the transactions contemplated by the Merger Agreement. Assuming its approval by the stockholders of Professionals Group, the Name Change Proposal will become effective regardless of whether the Merger Proposal is approved by the stockholders of Professionals Group. The record date for the Professionals Group Annual Meeting is April 6, 1998. Only Professionals Group stockholders at the close of business on the Professionals Group Record Date are entitled to notice of, and to vote at, the Professionals Group Annual Meeting. As of the Professionals Group Record Date, Professionals Group had issued and outstanding approximately 3,505,750 shares of Professionals Group Common Stock. See "THE MEETINGS -- Votes Required" and "-- Record Dates; Voting Rights; Quorums."

     As of the Professionals Group Record Date, directors and executive officers of Professionals Group and their affiliates were the beneficial owners of 205,083, approximately 5.8%, of the outstanding shares of Professionals Group Common Stock (including 38,750 shares of Professionals Group Common Stock which may be acquired upon the exercise of options which are exercisable within 60 days of such date). The directors and executive officers of Professionals Group have indicated that they intend to vote all shares of Professionals Group Common Stock owned by them for the election of all of the Professionals Group Board Nominees to the Professionals Group Board, for the Merger Proposal and for the Name Change Proposal. As of the Professionals Group Record Date, the trustees and executive officers of PPTF and their affiliates were the beneficial owners of 5,500, less than 0.1%, of the outstanding shares of Professionals Group Common Stock. The trustees and executive officers of PPTF have indicated that they intend to vote all shares of Professionals Group Common Stock owned by them for the election of all of the Professionals Group Board Nominees to the Professionals Group Board, for the Merger Proposal and for the Name Change Proposal.

     As of the Professionals Group Record Date, neither Professionals Group nor any of its subsidiaries had or shared the right to vote any of the outstanding shares of Professionals Group Common Stock. As of the Professionals Group Record Date, neither PPTF nor its sole subsidiary had or shared the right to vote any of the outstanding shares of Professionals Group Common Stock.

     The affirmative vote of a majority of the shares of Professionals Group Common Stock present in person or represented by proxy at the Professionals Group Annual Meeting may authorize the adjournment or postponement of the Professionals Group Annual Meeting; provided, however, that no proxy which was voted against any proposal will be voted in favor of adjournment or postponement to solicit further proxies for such proposal.

     PPTF. On each matter submitted to the Members of PPTF, each indemnity agreement issued by PPTF that is in effect on April 1, 1998 (a "PPTF Policy") is entitled to one vote. As of the PPTF Record Date, the number of PPTF Policies, and the maximum number of votes entitled to be cast on each matter submitted to a vote of PPTF Members at the PPTF Special Meeting, is 3,586. The vote represented by each PPTF Policy may only be cast, in person or by proxy, by the person or entity who is the named insured on such PPTF Policy and there is only one named insured for each PPTF Policy. Approval of the Merger Proposal requires the affirmative vote of two-thirds of the number of votes eligible to be cast. (This percentage was fixed by the PPTF Board with the approval of the Florida Insurance Department.) In all matters other than the Merger Proposal, the affirmative vote of a majority of the votes present in person or represented by proxy at the PPTF Special Meeting and entitled to vote on the matter will be the act of PPTF's Members. Approval of the Merger Proposal by the requisite votes of the stockholders of Professionals Group and the Members of PPTF is a condition to, and is required for, consummation of the transactions contemplated by the Merger Agreement (including, without limitation, the merger of PPTF with and into INSCO followed immediately by the merger of INSCO with and into PICOM, with PICOM continuing on as the surviving insurance corporation). The record date for the PPTF Special Meeting is April 1, 1998. Only Members of PPTF at the close of business on the PPTF Record Date are entitled to receive notice of, and to vote at, the PPTF Special Meeting. As of the PPTF Record Date, PPTF had 3,586 Members. See "THE MEETINGS -- Votes Required" and "-- Record Dates; Voting Rights; Quorums."

     As of the PPTF Record Date, trustees of PPTF and their affiliates were the beneficial owners of 24, or less than 0.7%, of the outstanding PPTF Policies and, by virtue of such PPTF Policies, are entitled to cast 24, or less than 0.7%, out of a total of 3,586 votes entitled to be cast at the PPTF Special Meeting. The trustees of PPTF have indicated that they intend to cast all of their votes for the Merger Proposal. As of the PPTF

Record Date, executive officers of PPTF and their affiliates did not own, and directors and executive officers of Professionals Group and their affiliates did not own, beneficially or of record, any PPTF Policies. Accordingly, the executive officers of PPTF and their affiliates, and the directors and executive officers of Professionals Group and their affiliates, do not have any votes to cast at the PPTF Special Meeting.

     As of the PPTF Record Date, neither PPTF nor its sole subsidiary owned, beneficially or of record, any of the PPTF Policies. Accordingly, neither PPTF nor its sole subsidiary has or shares the right to cast any votes at the PPTF Special Meeting. As of the PPTF Record Date, neither Professionals Group nor any of its subsidiaries owned, beneficially or of record, any of the PPTF Policies. Accordingly, neither Professionals Group nor any of its subsidiaries has or shares the right to cast any votes at the PPTF Special Meeting.

     The affirmative vote of a majority of the votes present in person or represented by proxy at the PPTF Special Meeting may authorize the adjournment or postponement of the PPTF Special Meeting; provided, however, that no proxy which was voted against any proposal will be voted in favor of adjournment or postponement to solicit further proxies for such proposal.

                                THE TRANSACTIONS

STRUCTURE

     Pursuant to the Merger Agreement, and at the effective time (the "INSCO Effective Time") set forth in articles of merger (the "INSCO Certificate of Merger") to be filed with the appropriate authorities of the State of Florida on the closing date with respect to the transactions contemplated by the Merger Agreement (the "Closing Date"), PPTF will merge with and into INSCO, with INSCO being the surviving corporation in the INSCO Merger. Pursuant to the Merger Agreement, and immediately following the INSCO Merger, at the effective time (the "PICOM Effective Time") set forth in certificates of merger (each, a "PICOM Certificate of Merger") to be filed with the appropriate authorities of the State of Florida and of the State of Michigan on the Closing Date, INSCO will merge with and into PICOM, with PICOM continuing on as the surviving insurance corporation. In order to comply with the requirements and provisions of the Michigan Insurance Code and the Florida Insurance Code, the business combination of Professionals Group and PPTF involves two mergers, the INSCO Merger and the PICOM Merger (which is expected to occur promptly after the INSCO Merger). Upon consummation of the transactions contemplated by the Merger Agreement, (i) Professionals Group will be the parent of PICOM, PICOM will hold all of the assets and liabilities of PPTF and INSCO, and PPTF and INSCO will cease to exist, (ii) PICOM will be renamed to reflect the combined insurance operations of PPTF and PICOM, (iii) PICOM will maintain regional executive offices in Okemos, Michigan and Coral Gables, Florida and local sales and service offices in Florida, Illinois, Indiana and Ohio; (iv) all Members of PPTF will cease to have any rights as Members of PPTF (including the right to elect trustees, the right to vote as to other matters, and all rights with respect to the distribution of surplus in liquidation); (v) subject to the exercise of dissenters' rights, all Membership Rights will be converted into an aggregate of 4,089,160 shares of Professionals Group Common Stock and will cease to exist; and (vi) PPTF Policies will become and be insurance policies issued by PICOM and will be converted from assessable insurance policies to nonassessable insurance policies, without any endorsement or modification thereto. See "THE
TRANSACTIONS -- Structure" and "MANAGEMENT AND OPERATIONS AFTER THE
TRANSACTIONS."

TRANSACTION CONSIDERATION AND ALLOCATION FORMULA

     Upon consummation of the INSCO Merger, but subject to the exercise of dissenters' rights, all Membership Rights will be converted into an aggregate of 4,089,160 shares of Professionals Group Common Stock. In consideration for all of the Membership Rights, the Aggregate Merger Shares will be allocated and distributed to Members of PPTF in accordance with the Allocation Formula, which provides as follows: Each Member of PPTF who does not timely and properly exercise dissenters' rights will be allocated a portion of the Aggregate Merger Shares in an amount (calculated to two decimal places) determined by multiplying 4,089,160 shares of Professionals Group Common Stock by the ratio (calculated to six decimal places) of the earned premium on such Member's PPTF Policy for the 12 months ending on the PPTF Record Date (the

Earned PPTF Policy Premium) to $56,037,359 (which is the aggregate of all earned premium on all PPTF Policies for such 12 months) (the Aggregate Earned Premium); provided, however, that in lieu of any fractional share of Professionals Group Common Stock, such Member shall be paid the cash equivalent value thereof based on the average of the daily closing prices per share of Professionals Group Common Stock as reported by the Nasdaq National Market for the period of 20 business days ending on the fifth business day prior to the closing date with respect to the transactions contemplated by the Merger Agreement. Members of PPTF who timely and properly exercise dissenters' rights will be paid the fair value of their Membership Rights. The Allocation Formula was determined by the PPTF Board. Earned premium is the prorated portion of an insurance premium which is no longer considered prepaid as a result of the elapsed time the insurance policy has been in force. For example, after six months, $12,000 of a prepaid $24,000 annual premium is considered earned premium.

     By way of example, under the Allocation Formula, and assuming he or she does not exercise dissenters' rights, a Member of PPTF whose PPTF Policy has $24,000 of Earned PPTF Policy Premium would be entitled to 1,754.16 Aggregate Merger Shares, determined by multiplying 4,089,160 shares of Professionals Group Common Stock by .000428 ($24,000 of Earned PPTF Policy Premium divided by $56,037,359 (the Aggregate Earned Premium)). However, because fractional shares of Professionals Group Common Stock will not be issued, such Member would receive 1,754 whole shares of Professionals Group Common Stock, and in lieu of the fractional share of Professionals Group Common Stock, would be paid cash in an amount determined by multiplying the amount of such fractional share (in this example .16) by the Average Price.

     In establishing the Allocation Formula, the PPTF Board determined that the Allocation Formula should be based on Article 12 of the Amended Trust Agreement dated January 1, 1987 of PPTF. That Article provides, in part, that upon dissolution, trust assets are to be distributed "in that proportion that the Members of [PPTF] paid premiums to the Trustees at the last date upon which such premiums were collected from each Member."

     The PPTF Board determined, however, that consistent with the original intent of Article 12, the Allocation Formula should be based on "earned premium" (i.e., the prorated portion of an insurance premium which is no longer considered prepaid as a result of the elapsed time the insurance policy has been in force) during the 12 months prior to the PPTF Record Date, rather than the "last premium paid" before the PPTF Record Date. The PPTF Board made this decision because changes in the operating practices of PPTF since 1987 have made the use of the "last premium paid" inappropriate. The operating changes that cause this result are (i) the decision by PPTF on July 1, 1997 to cease writing calendar year policies and begin writing anniversary date policies, and (ii) the fact that the Members make premium payments based on a number of plans other than the single payment on January 1 of each year (including prepayment plans). The PPTF Board determined that the use of earned premium was more consistent with the original intent of Article 12 and would result in a more equitable distribution of the Aggregate Merger Shares.

     Only Members of PPTF who do not exercise dissenters' rights will be entitled to be allocated and to receive a portion of the Aggregate Merger Shares. Except for the shares (and cash in lieu of any fractional share) issued to such Members of PPTF and the shares issued or issuable pursuant to Section
1.28 of the Merger Agreement (which, subject to certain vesting requirements, contemplates the issuance of an aggregate of 153,000 shares of Professionals Group Common Stock to certain PPTF trustees and officers over a four year period), no other shares of Professionals Group Common Stock (or cash in lieu of any fractional share) will be issued or issuable upon consummation of the transactions contemplated by the Merger Agreement.

     Each share of Professionals Group Common Stock outstanding immediately prior to consummation of the transactions contemplated by the Merger Agreement will remain outstanding and unchanged as a result of those transactions. Each option granted by Professionals Group to purchase shares of Professionals Group Common Stock which is outstanding and unexercised immediately prior to the consummation of the transactions contemplated by the Merger Agreement (i) will continue to represent a right to acquire shares of Professionals Group Common Stock, (ii) will remain an issued and outstanding option to purchase from Professionals Group shares of Professionals Group Common Stock in the same amount and at the same exercise price subject to the terms of the Professionals Group stock plans under which they were issued and the agreements evidencing grants thereunder, and
(iii) will not be affected by the consummation of the transactions contemplated by the Merger Agreement. See "THE TRANSACTIONS -- Transaction Consideration and Allocation Formula."

REASONS FOR THE TRANSACTIONS

     Professionals Group. The Board of Directors of Professionals Group believes that the terms of the transactions contemplated by the Merger Agreement are in the best interests of Professionals Group and its stockholders and that such transactions, by creating a combined entity that will be larger and stronger than Professionals Group alone, will enhance acquisition and other opportunities for growth and diversification and will improve the competitive position of the combined corporation in a consolidating insurance industry. The determinations of the Professionals Group Board were not affected by the fact that its financial advisors did not address the fairness of the provisions in Section
1.28 of the Merger Agreement. See "THE TRANSACTIONS -- Reasons for the Transactions."

     PPTF. The Board of Trustees of PPTF believes that the terms of the transactions contemplated by the Merger Agreement are in the best interests of PPTF and its Members and that such transactions, by creating a combined entity that will be larger and stronger than PPTF alone, will enhance acquisition and other opportunities for growth and diversification (including geographic expansion and diversification of its lines of insurance), will improve the competitive position of the combined corporation in a consolidating insurance industry, may result in revenue enhancements, and will result in Members no longer being assessable for a deficiency in the event of an inability of the combined entity to meet its insurance obligations. It is to be noted that between August 14, 1997 (the date the Initial Merger Agreement was executed) and the date of this Joint Proxy Statement/Prospectus, the PPTF Board received from FPIC Insurance Group, Inc. ("FPIC") a written non-binding acquisition proposal dated September 26, 1997 (the "Original FPIC Proposal"), a second written non-binding acquisition proposal dated October 17, 1997 (the "October FPIC Proposal"), and a third written non-binding acquisition proposal dated November 7, 1997 (the "November FPIC Proposal," and together with the Original FPIC Proposal and the October FPIC Proposal, the "FPIC Proposals"). Each of the FPIC Proposals contemplated an acquisition of PPTF by FPIC in which the Membership Rights of Members of PPTF would be converted into a number of shares of FPIC common stock determined by dividing a specified dollar amount (the "FPIC Numerator") by an "average market price" for FPIC common stock (subject to a minimum average price and a maximum average price). Each of the Original FPIC Proposal and the October FPIC Proposal contemplated a FPIC Numerator of $166.5 million. The November FPIC Proposal contemplated a FPIC Numerator of $180 million. The PPTF Board placed the same financial values on each of the FPIC Proposals as was specified in such FPIC Proposal. The PPTF Board directed management not to negotiate with FPIC after receipt of the November FPIC Proposal. In making its determinations, the PPTF Board was aware of the fact that its financial advisor did not address the fairness of either the provisions in Section 1.28 of the Merger Agreement or the FPIC Proposals, and the determinations of the PPTF Board were not affected by the fact that its financial advisor did not address whether the consideration that individual Members of PPTF will receive is fair, or whether the allocation of the Aggregate Merger Shares among the Members of PPTF is fair, or any of the FPIC Proposals or the fairness of the provisions in Section 1.28 of the Merger Agreement. See "THE TRANSACTIONS -- Background of the Transactions" and "-- Reasons for the Transactions."

BOARD RECOMMENDATIONS

     Professionals Group. On October 1, 1997, the Professionals Group Board unanimously (with 11 directors present and no directors absent) approved the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997. On December 5, 1997, the Professionals Group Board unanimously (with ten directors present and one director absent) approved the Name Change Amendment. On February 25, 1998, the Professionals Group Board unanimously (with all directors present and no directors absent) nominated Mr. R. Kevin Clinton, John
F. Dodge, Jr., Esq., H. Harvey Gass, M.D. and Ann F. Putallaz, Ph.D. for election to the Professionals Group Board at the Professionals Group Annual Meeting. On April 13, 1998, by unanimous written consent, the Professionals Group Board approved the First Amendment to First Amended and Restated Agreement and Plan of Merger dated as of April 13, 1998. The Professionals Group Board recommends that Professionals Group stockholders vote FOR the election of all of the Professionals Group Board Nominees to the Professionals Group Board, FOR the Merger Proposal, and FOR the Name Change Proposal. See "THE TRANSACTIONS -- Board Recommendations," "AMENDMENT TO PROFESSIONALS GROUP'S FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION" and "INFORMATION REGARDING THE PROFESSIONALS GROUP ANNUAL MEETING."

     PPTF. On October 3, 1997, the PPTF Board unanimously (with eight trustees present and one trustee absent) approved the First Amended and Restated Agreement and Plan of Merger dated October 3, 1997. On April 14, 1998, the PPTF Board unanimously (with nine trustees present and no trustees absent) ratified the First Amendment to First Amended and Restated Agreement and Plan of Merger dated as of April 13, 1998. The PPTF Board recommends that PPTF Members vote FOR the Merger Proposal. See "THE TRANSACTIONS -- Board Recommendations."

OPINIONS OF FINANCIAL ADVISORS

     Professionals Group. On October 1, 1997, Cochran, Caronia & Co. delivered to the Professionals Group Board its oral opinion, which opinion was subsequently confirmed in writing, that as of October 1, 1997 the consideration to be paid by Professionals Group to the Members of PPTF in respect of their Membership Rights was fair, from a financial point of view, to Professionals Group stockholders. The Cochran, Caronia & Co. opinion is addressed to the Professionals Group Board and does not constitute a recommendation to any stockholder of Professionals Group or any Member of PPTF as to how such stockholder or Member should vote at the Meetings. In connection with its review and in arriving at its opinion, Cochran, Caronia & Co. relied upon the accuracy and completeness of the financial information and other pertinent information provided by Professionals Group and PPTF to Cochran, Caronia & Co. for purposes of rendering its opinion. Such information included financial forecasts and projections that Cochran, Caronia & Co. assumed had been reasonably prepared on bases reflecting the best available estimates and judgments of Professionals Group and PPTF as to the future performance of the separate and combined entities and that such information provided a reasonable basis upon which Cochran, Caronia & Co. could form its opinion. Because the financial forecasts and projections were based upon numerous variables and assumptions that are inherently uncertain, actual results could vary significantly from those set forth therein. Furthermore, the Cochran, Caronia & Co. opinion assumed that the transactions contemplated by the Merger Agreement (i) would be consummated in accordance with the terms set forth in the Merger Agreement, without any waiver of any material terms or conditions by Professionals Group, and (ii) would be recorded as a "pooling-of-interests" in accordance with generally accepted accounting principles. Finally, Cochran, Caronia & Co. did not express an opinion with respect to any issuance of stock, payments or other compensation that may be made to trustees or officers of PPTF pursuant to Section 1.28 of the Merger Agreement or otherwise, other than in respect of their Membership Rights. For information on the assumptions made, matters considered and limits of the reviews by Cochran, Caronia & Co., see "THE TRANSACTIONS -- Opinion of Professionals Group Financial Advisor -- Cochran, Caronia & Co." and the opinion of Cochran, Caronia & Co. attached to this Joint Proxy Statement/Prospectus as Annex E.

     On October 1, 1997, McDonald & Company Securities, Inc. ("McDonald & Company") delivered to the Professionals Group Board its oral opinion, which opinion was subsequently confirmed in writing, that as of October 1, 1997 the consideration to be paid by Professionals Group to the Members of PPTF in respect of their Membership Rights was fair, from a financial point of view, to Professionals Group stockholders. The McDonald & Company opinion is addressed to the Professionals Group Board and should not be construed by holders of Professionals Group Common Stock as to how such holders should vote at the Professionals Group Annual Meeting. McDonald & Company assumed and relied, without independent investigation, upon the accuracy and completeness of the financial information and other pertinent information provided by Professionals Group and PPTF to it or publicly available, relied upon the representations and warranties of Professionals Group and PPTF contained in the Merger Agreement, and did not independently attempt to verify any such information. McDonald & Company has also assumed that all of the conditions to the Mergers as set forth in the Merger Agreement, including the tax-free treatment of the Mergers to the Members of PPTF, would be satisfied on a timely basis in the manner contemplated by the Merger Agreement. In connection with rendering its opinion, McDonald & Company considered a variety of financial analyses and made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters. The analyses performed by McDonald & Company are not necessarily indicative of actual values, which may be significantly more or less favorable than the values suggested by such analyses and any estimates contained in McDonald & Company's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Finally, McDonald & Company was not engaged to and did not express an opinion with respect to any issuance of stock, payments or other compensation that may be made to trustees or officers of PPTF pursuant to Section 1.28 of the Merger Agreement or otherwise, other than in respect of their Membership Rights. For information on the assumptions made, matters considered and limits of the reviews by McDonald & Company, see "THE TRANSACTIONS -- Opinion of Professionals Group Financial Advisor -- McDonald & Company" and the opinion of McDonald & Company attached to this Joint Proxy Statement/Prospectus as Annex F.

     PPTF. On October 3, 1997, Donaldson, Lufkin & Jenrette Securities Corporation ("Donaldson, Lufkin & Jenrette") delivered to the PPTF Board its written opinion dated October 3, 1997 (the "DLJ Opinion") that, as of such date and based on and subject to the assumptions, limitations and qualifications set forth in such opinion, the number of Aggregate Merger Shares to be received by the Members of PPTF was fair to those Members, as a group, from a financial point of view. The DLJ Opinion was prepared for the PPTF Board and is directed only to the fairness, from a financial point of view, of the Aggregate Merger Shares to be received by the Members, as a group, and does not constitute either a recommendation to any Member as to how to vote at the PPTF Special Meeting or an opinion as to the price at which Professionals Group Common Stock will actually trade at any time. In arriving at its opinion, Donaldson, Lufkin & Jenrette reviewed financial and other information that was publicly available or furnished to it by PPTF and Professionals Group, including information provided during discussions with their respective managements and certain financial projections prepared by such management. Donaldson, Lufkin & Jenrette relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by PPTF and Professionals Group or their respective representatives, or that was otherwise reviewed by it. With respect to the financial projections supplied to it, Donaldson, Lufkin & Jenrette assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management preparing such projections as to the future operating and financial performance of the entity concerned. Donaldson, Lufkin & Jenrette did not assume any responsibility for making an independent evaluation of PPTF's and Professionals Group's assets or liabilities or for making any independent verification of any of the information reviewed by it. The analyses performed by Donaldson, Lufkin & Jenrette are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Donaldson, Lufkin & Jenrette's opinion did not address whether the consideration that individual Members of PPTF will receive is fair, or whether the allocation of the Aggregate Merger Shares among the Members of PPTF is fair, or the FPIC Proposals, or the fairness of the provisions in Section 1.28 of the Merger Agreement. For information on the assumptions made, procedures followed, other matters considered and limits of the reviews by Donaldson, Lufkin & Jenrette see "THE TRANSACTIONS -- Opinion of PPTF Financial Advisor -- Donaldson, Lufkin & Jenrette" and the opinion of Donaldson, Lufkin & Jenrette attached to this Joint Proxy Statement/Prospectus as Annex G.

CONDITIONS TO THE CONSUMMATION OF THE TRANSACTIONS

     Consummation of the transactions contemplated by the Merger Agreement is subject to various conditions, including, among other things, obtaining satisfactory and requisite stockholder, Member and regulatory approvals, and receipt of certain certificates and opinions (including fairness opinions, certain legal opinions as to the tax-free nature of the transactions for Federal income tax purposes, and letters from KPMG Peat Marwick LLP to the effect that the transactions will qualify for "pooling-of-interests" accounting treatment). The receipt of such stockholder, Member and regulatory approvals, the receipt of such legal opinions and the receipt of such letters from KPMG Peat Marwick LLP are conditions to the consummation of the transactions contemplated by the Merger Agreement that will not be waived by either Professionals Group or PPTF. Although the remaining conditions to the consummation of the transactions contemplated by the Merger Agreement may be waived by the party entitled to the benefit thereof, neither Professionals Group nor PPTF intends to waive any such condition except in those circumstances where the Professionals Group Board or the PPTF Board, as the case may be, deems such waiver to be in the best interests of Professionals Group or PPTF, as the case may be, and its respective stockholders or Members. There can be no assurances as to when and if such conditions will be satisfied (or, where permissible, waived) or that the transactions contemplated by the Merger Agreement will be consummated. Professionals Group, PICOM and PPTF are in compliance with all conditions and other requirements required to have been satisfied by each of them prior to the date of this Joint Proxy Statement/Prospectus. See "THE TRANSACTIONS -- Summary of the Merger Agreement," "-- Regulatory Approvals Required" and "-- Anticipated Accounting Treatment."

NO SOLICITATION OF TRANSACTIONS

     The Merger Agreement prohibits Professionals Group, PPTF, and their respective subsidiaries from, directly or indirectly, authorizing or permitting any of their respective directors, trustees, officers, employees, representatives or agents to entertain, solicit, encourage or take any other action to facilitate any inquiries or the making of any proposal which constitutes, or may lead to, any "acquisition proposal" for Professionals Group or PPTF. However, the Professionals Group Board or the PPTF Board may consider an unsolicited "acquisition proposal" if, among other things, it is advised by its legal counsel and financial advisors that such action is required to discharge its fiduciary duties to its stockholders or Members. Under certain circumstances specified in the Merger Agreement and described in this Joint Proxy Statement/Prospectus, either Professionals Group or PPTF may be obligated to pay to the other the sum of $4.5 million plus all out-of-pocket expenses as liquidated damages upon termination of the Merger Agreement. See "THE TRANSACTIONS -- Summary of the Merger Agreement" and "-- No Solicitation of Transactions."

REGULATORY APPROVALS REQUIRED

     The Merger Agreement and certain of the transactions contemplated thereby are subject to certain regulatory reviews and approvals, including review and approval by the Florida Insurance Department and the Commissioner of Insurance of the State of Michigan (the "Michigan Insurance Commissioner"). The Florida Insurance Department has approved an application to incorporate and license INSCO as a Florida property and casualty insurance company for the purpose of effecting the Mergers. The Florida Insurance Department, has issued a consent order approving the transactions contemplated by the Merger Agreement. The Michigan Insurance Commissioner, which has issued an Order of Acquisition Exemption and Preliminary Approval of Merger with respect to the transactions contemplated by the Merger Agreement, must issue a final order approving the merger of INSCO with and into PICOM, with PICOM being the surviving corporation. In addition, certain aspects of the transactions contemplated by the Merger Agreement will require notifications to, and/or approvals from, certain Federal authorities (including the Federal Trade Commission and the Antitrust Division of the Department of Justice (the "Pre-Merger Notification Agencies")). Professionals Group and PPTF have each filed with the Pre-Merger Notification Agencies a notification and report form pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act, as amended (the "HSR Act"), and the waiting period under the HSR Act has expired. As of the date of this Joint Proxy Statement/Prospectus, all regulatory documents to be filed with governmental authorities having jurisdiction have been filed. There can be no assurances as to if or when any necessary regulatory or governmental approvals required for the transactions contemplated by the Merger Agreement will be obtained. There can also be no assurances that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions to the consummation of such transactions. There can be no assurance that the Florida Insurance Department, the Michigan Insurance Commissioner, the Pre-Merger Notification Agencies or any other governmental authority will not challenge all or some of the transactions contemplated by the Merger Agreement or as to the result of any such challenge, if made. See "THE
TRANSACTIONS -- Regulatory Approvals Required" and "CERTAIN REGULATORY CONSIDERATIONS."

ANTICIPATED ACCOUNTING TREATMENT

     The transactions contemplated by the Merger Agreement are expected to qualify as a "pooling-of-interests" for accounting and financial reporting purposes. The Merger Agreement provides that a condition to the consummation of the Mergers is receipt by each of Professionals Group and PPTF of a letter from KPMG Peat Marwick LLP regarding the appropriateness of "pooling-of-interests" accounting for the transactions contemplated by the Merger Agreement under generally accepted accounting principles if closed and consummated in accordance with the Merger Agreement. The receipt of such letters is a condition to the transactions contemplated by the Merger Agreement that will not be waived by either Professionals Group or PPTF. See "THE TRANSACTIONS -- Anticipated Accounting Treatment."

DISSENTERS' RIGHTS

     Professionals Group. Holders of shares of Professionals Group Common Stock will not have dissenters' rights under the Michigan Business Corporation Act, as amended (the "MBCA"), in connection with, or as a result of, the matters to be acted upon at the Professionals Group Annual Meeting. See "THE
MEETINGS -- Dissenters' Rights" and "THE TRANSACTIONS -- Dissenters' Rights."

     PPTF. Members of PPTF who deliver to PPTF a notice of intent to demand payment for their Membership Rights before the vote of Members is taken at the PPTF Special Meeting and who do not vote in favor of the Merger Proposal, and further comply with the other provisions of the Florida Insurance Code and the Florida Business Corporation Act, as amended (the "FBCA"), regarding the rights of dissenting Members, will be paid the fair value of their Membership Rights. Under Florida law, and with respect to the transactions contemplated by the Merger Agreement, Members of PPTF do not have any rights other than their Membership Rights and they do not have dissenters' rights with respect to any rights other than their Membership Rights. If Professionals Group and a dissenting Member are unable to agree upon the fair value of such Membership Rights, then such fair value will be determined in a judicial proceeding. None of Professionals Group, PICOM and PPTF can make any representation as to the outcome of such a proceeding and each dissenting Member of PPTF should recognize that such a proceeding could result in a determination of fair value that is lower than, higher than, or equivalent to, the value of the shares of Professionals Group Common Stock otherwise issuable to such Member upon consummation of the transactions contemplated by the Merger Agreement. Consummation of the transactions contemplated by the Merger Agreement is subject to, among other things, the condition that the percentage interests of those Members of PPTF perfecting their dissenters' rights, when aggregated, not exceed 10% of the percentage interests of all Members of PPTF taken as a whole. For information regarding the procedures to be followed by Members of PPTF to dissent from the Merger Proposal, see "THE MEETINGS -- Dissenters' Rights," "THE TRANSACTIONS -- Dissenters' Rights," and "ANNEX H -- CERTAIN PROVISIONS OF THE FLORIDA BUSINESS CORPORATION ACT, AS AMENDED, REGARDING DISSENTERS' RIGHTS."

                          INTERESTS OF CERTAIN PERSONS

     Certain members of Professionals Group's management and the Professionals Group Board, and PPTF's management and the PPTF Board, respectively, have certain interests in the transactions contemplated by the Merger Agreement that are in addition to their interests as stockholders of Professionals Group or Members of PPTF, as the case may be. These interests arise from provisions in the Merger Agreement relating to (i) the appointment of PPTF Trustees to the Boards of Directors of Professionals Group and PICOM, (ii) trustee, director and officer indemnification and insurance, (iii) employment and employee benefits after the INSCO Merger, (iv) the assumption by Professionals Group or PICOM of certain employment and change in control agreements between PPTF and certain PPTF officers, (v) the assumption by Professionals Group of the employment agreement of Mr. Steven L. Salman (the President and Chief Executive Officer of
PPTF) with PPTF, and (vi) the issuance, as contemplated by Section 1.28 of the Merger Agreement and subject to certain vesting requirements, of an aggregate of 153,000 shares of Professionals Group Common Stock to certain trustees and officers of PPTF over a four year period. They also arise from certain employment agreements or plans of Professionals Group or PPTF and to which such persons are parties. The Professionals Group Board and the PPTF Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. See "INTERESTS OF CERTAIN PERSONS."

     Although the transactions contemplated by the Merger Agreement will constitute a "change of control" under Professionals Group's Key Employee Retention Plan (which covers Professionals Group's five most highly compensated executives (Victor T. Adamo, John O. Bashant, R. Kevin Clinton, Annette E. Flood and Darryl K. Thomas) and two employees of PICOM (Valerie G. Purdy and John F.
Lang), no payments will be made to a participant under that plan unless that participant's employment is terminated for any reason other than "cause" within 24 months after the consummation of the transactions contemplated by the Merger Agreement. In the event that the employment of all persons currently entitled to benefits under Professionals Group's Key Employee Retention Plan is so terminated within such period, then, under such plan and as of December 31, 1997, the aggregate amount payable would be $2,409,004. With respect to Professionals Group's five most highly compensated executives, in the event that his or her employment is so terminated within such period, then, under such plan and as of December 31, 1997, Messrs. Adamo, Bashant, Clinton and Thomas and Ms. Flood would be entitled to payments of $558,410, $328,300, $517,790, $301,891 and $301,691, respectively. There are no plans to so terminate the employment of any plan participant during such period.

     Although the transactions contemplated by the Merger Agreement will constitute a "change in control" under certain Executive Termination Following Change in Control Agreements (each, a "PPTF Change in Control Agreement") between PPTF and each of its senior managers (namely, Messrs. William D. Baxter, David R. Goss, Gregg Hanson, John Hastie and Robert E. White, Jr. and Mrs. Peggy Schemenauer, but excluding Mr. Steven L. Salman), no payments will be made thereunder unless his or her employment is terminated "other than for cause" within two years after the consummation of the transactions contemplated by the Merger Agreement. In the event that the employment of all of such senior managers is so terminated during such period, then, under such PPTF Change in Control Agreements and as of December 31, 1997, the aggregate amount payable would be $1,675,538. In the event that the employment of such a senior manager is so terminated during such period, then, under his or her respective PPTF Change in Control Agreement and as of December 31, 1997, Messrs. Baxter, Goss, Hanson, Hastie and White and Mrs. Schemenauer would be entitled to payments of $281,000, $138,000, $276,000, $245,104, $527,934 and $206,500, respectively.
There are no plans to so terminate the employment of any of such senior managers during such period.

     Mr. Salman's employment agreement with PPTF contains a "change in control" provision which provides for a lump sum payment by PPTF to Mr. Salman equal to three times Mr. Salman's average annualized compensation (defined to include salary, bonus and amounts paid for group insurance plans and retirement plans) less $1 if, after a "change in control" of PPTF, PPTF terminates Mr. Salman's employment "other than for cause" within two years after the "change in control" or Mr. Salman terminates his employment for the reasons described in the employment agreement. Although the transactions contemplated by the Merger Agreement constitute a "change in control" for purposes of Mr. Salman's employment agreement, no payments will be required to be made under his employment agreement unless Mr. Salman's employment is terminated "other than for cause" within two years after the consummation of the Mergers. (Mr. Salman has agreed to waive his right to terminate the employment agreement under the "change in control" provision.) Consequently, if his employment is so terminated during such period, then, as of December 31, 1997 and under such employment agreement, Mr. Salman would be entitled to a payment of $1,096,875.

     Subject to the terms of the Merger Agreement and certain Consulting, Confidentiality and Noncompetition Agreements (each, a "Consulting Agreement") to be executed by and between Professionals Group and each of Drs. Alper, Berg, Brady, Cauthen, Martinez, Segal, Schwartz, Tolmach, Truppman and Wolfsdorf (each, a "PPTF Trustee Participant"), Professionals Group has provisionally granted and allocated to the PPTF Trustee Participants an aggregate of 93,204 shares of Professionals Group Common Stock. Of such shares of Professionals Group Common Stock, 13,597 shares, 9,159 shares, 8,806 shares, 8,806 shares, 8,806 shares, 8,806 shares, 8,806 shares, 8,806 shares, 8,806 shares, and 8,806 shares have been allocated to Dr. Berg, Dr. Brady, Dr. Alper, Dr. Schwartz, Dr. Martinez, Dr. Segal, Dr. Tolmach, Dr. Cauthen, Dr. Truppman and Dr. Wolfsdorf, respectively. On the date of the first meeting of the Professionals Group

Board following the INSCO Effective Time, Professionals Group will deliver to each PPTF Trustee Participant that number of shares of Professionals Group Common Stock that is equal to 20% of the aggregate number of shares of Professionals Group Common Stock allocated to such PPTF Trustee Participant. The remaining 80% of the aggregate number of shares of Professionals Group Common Stock allocated to such PPTF Trustee Participant will be delivered to such PPTF Trustee Participant in four equal and annual installments, subject to the vesting provisions of his Consulting Agreement. Under such vesting provisions, a PPTF Trustee Participant will receive an annual installment of the shares allocated to him only if his Consulting Agreement is still in effect on the date such annual installment is to be delivered by Professionals Group. However, all of the shares of Professionals Group Common Stock allocated to a PPTF Trustee Participant under his Consulting Agreement will automatically vest if, while his Consulting Agreement is in effect, such PPTF Trustee Participant dies or a "change of control" of Professionals Group occurs. (For these purposes, the term "change of control" is defined substantially the same as it is defined in Professionals Group's Key Employee Retention Plan.) In this regard, it is to be noted that each of the Consulting Agreements imposes confidentiality, noncompetition and nonsolicitation obligations on the PPTF Trustee Participants that are parties thereto.

     Subject to the terms of the Merger Agreement and certain Confidentiality, Noncompetition and Stock Grant Agreements (each, a "Stock Grant Agreement") to be executed by and between Professionals Group and each of Messrs. Baxter, Goss, Hanson, Hastie, Salman and White and Mrs. Schemenauer (each, a "PPTF Officer"), Professionals Group has provisionally granted and allocated to the PPTF Officers an aggregate of 59,796 shares of Professionals Group Common Stock. Of such shares of Professionals Group Common Stock, 35,224 shares, 8,806 shares, 7,496 shares, 3,523 shares, 3,523 shares, 881 shares and 353 shares have been allocated to Mr. Salman, Mr. White, Mr. Baxter, Ms. Schemenauer, Mr. Hanson, Mr. Hastie and Mr. Goss, respectively. On the date of the first meeting of the Professionals Group Board following the INSCO Effective Time, Professionals Group will issue and deliver to each PPTF Officer the number of shares of Professionals Group Common Stock that is equal to 20% of the aggregate number of shares of Professionals Group Common Stock allocated to such PPTF Officer. The remaining 80% of the aggregate number of shares of Professionals Group Common Stock allocated to such PPTF Officer will be delivered to such PPTF Officer in four equal and annual installments, subject to the vesting provisions of his or her Stock Grant Agreement. Under such vesting provisions, a PPTF Officer will receive an annual installment of the shares allocated to him or her only if his or her Stock Grant Agreement is still in effect on the date such annual installment is to be delivered by Professionals Group. However, all of the shares of Professionals Group Common Stock allocated to a PPTF Officer under his or her Stock Grant Agreement will automatically vest if, while his or her Stock Grant Agreement is in effect, such PPTF Officer dies or a "change of control" of Professionals Group occurs. (For these purposes, the term "change of control" is defined substantially the same as it is defined in Professionals Group's Key Employee Retention Plan.) In this regard, it is to be noted that each of the Stock Grant Agreements impose confidentiality, noncompetition and nonsolicitation obligations on the PPTF Officers that are parties thereto.

     The shares of Professionals Group Common Stock to be issued to the PPTF Trustee Participants and the PPTF Officers pursuant to Section 1.28 of the Merger Agreement and the applicable Consulting Agreements and Stock Grant Agreements are intended to be a reasonable incentive for the recipients to be active participants in the operations and management of Professionals Group and/or PICOM following the consummation of the transactions contemplated by the Merger Agreement. Professionals Group believes that such active participation will facilitate and expedite the consolidation and integration of the combined entity's insurance operations within a reasonable time following the consummation of the transactions contemplated by the Merger Agreement. Professionals Group also believes that such incentive will discourage the recipients from accepting offers of employment from competitors.

                              REINSURANCE CONTRACT

     On October 28, 1997, PPTF and PICOM entered into an Adverse Development Stop Loss Reinsurance Contract (the "Reinsurance Contract") effective February 1, 1998 as part of PPTF's overall reinsurance for years prior to January 1, 1997. Under the Reinsurance Contract, PICOM will reinsure PPTF for an aggregate of $40 million of net losses paid on or after July 1, 1997 for claims made on policies issued prior to January 1, 1997 in excess of $147 million. Based upon an independent actuarial analysis, reserves for net losses covered by the Reinsurance Contract approximated $179 million at June 30, 1997. The Reinsurance Contract provides PPTF adverse development protection up to $187 million. To the extent net losses under PPTF's reinsured policies for periods prior to January 1, 1997 exceed $187 million, such losses will be borne by PPTF. The premium for the Reinsurance Contract was $30.645 million. The Reinsurance Contract provides that in the event of a change in control of PPTF, PICOM may unilaterally terminate the Reinsurance Contract. This provision is designed to protect PICOM from any material adverse development in net losses that could result if control of PPTF is acquired by an entity that has claims settlement philosophies and practices that vary significantly from those of PPTF. This termination provision was included in the Reinsurance Contract in lieu of a commutation provision because assuming reinsurers customarily re-evaluate companies from whom they assume business, including instances where there is a change in control of such companies. If PICOM terminates the Reinsurance Contract, an amount equal to the difference between the premium paid to PICOM and an amount equal to the net losses paid by PICOM, plus 5% interest and less a servicing fee of $0.5 million, will be refunded to PPTF. The Reinsurance Contract was an arm's-length transaction entered into in the regular course of business and neither PICOM nor PPTF received any constructive ownership interest in the other. Both PICOM and PPTF evaluated the merits of the Reinsurance Contract and independently concluded that it contained terms favorable to it, including coverage and premium. The Reinsurance Contract (like other reinsurance agreements of PPTF) preserves PPTF's ability to continue its vigorous claims handling practices. See "REINSURANCE CONTRACT."

                MANAGEMENT AND OPERATIONS AFTER THE TRANSACTIONS

DIRECTORS

     Professionals Group. At each of the INSCO Effective Time and the PICOM Effective Time, the Board of Directors of Professionals Group will consist of 16 persons, including all 11 of the persons who are currently directors of Professionals Group (including W. Peter McCabe, M.D., Victor T. Adamo, and R. Kevin Clinton, FCAS, MAAA, who is the President of Michigan Educational Employees Mutual Insurance Company) (the "Professionals Group Representatives"), and Eliot H. Berg, M.D., Steven L. Salman, Richard G. Alper, M.D., Louis P. Brady, M.D., and Edward S. Truppman, M.D. (the "PPTF Representatives"). The PPTF Representatives will be divided as equally as practicable among the three classes of directors of Professionals Group; provided, however, (i) that Dr. McCabe will not be in the same class as Dr. Berg, (ii) that Mr. Adamo will not be in the same class as either Mr. Salman or Mr. Clinton, and (iii) that Mr. Salman will not be in the same class as Mr. Clinton. See "MANAGEMENT AND OPERATIONS AFTER THE TRANSACTIONS -- Directors."

     At each of the INSCO Effective Time and the PICOM Effective Time there will be a committee of the Professionals Group Board known as the "Nominating Committee." This committee (i) will be comprised of four members of the Professionals Group Board, with two members being selected from the Professionals Group Representatives and two members being selected from the PPTF Representatives, and (ii) to the fullest extent permitted under the First Amended and Restated Articles of Incorporation and the Bylaws of Professionals Group (collectively, the "Professionals Group Charter Documents"), will be delegated and authorized to exercise the full power and authority of the Professionals Group Board with respect to recommending nominees for election to the Professionals Group Board. Action of the Nominating Committee within the meaning of Section 523 of the MBCA will require the favorable vote of at least 75% of the members of this committee. As of the date of this Joint Proxy Statement/Prospectus, no directors of Professionals Group have been appointed to the Nominating Committee. See "MANAGEMENT AND OPERATIONS AFTER THE
TRANSACTIONS -- Directors."

     PICOM. At the PICOM Effective Time, the Board of Directors of PICOM, as the surviving corporation in the PICOM Merger, will consist of ten persons, including Dr. McCabe, Mr. Adamo, and three other persons to be named as directors of PICOM, as the surviving corporation in the PICOM Merger, by the Professionals Group Board (the "PG PICOM Directors"), and Dr. Berg and Mr. Salman, Joseph C. Cauthen,

M.D., George A. Segal, M.D., and Jack Wolfsdorf, M.D. (the "PPTF PICOM Directors"). The PG PICOM Directors and the PPTF PICOM Directors will be divided as equally as practicable among the three classes of directors of PICOM, as the surviving corporation in the PICOM Merger, in proportion to the aggregate representation set forth in the preceding sentence; provided, however, (i) that Dr. McCabe will not be in the same class of directors as Dr. Berg, (ii) that Mr. Adamo will not be in the same class of directors as Mr. Salman, and (iii) that Mr. Salman will not be in the same class of directors as Dr. Berg. As of the date of this Joint Proxy Statement/Prospectus, no additional directors of the Board of Directors of PICOM have been designated by the Professionals Group Board. See "MANAGEMENT AND OPERATIONS AFTER THE TRANSACTIONS -- Directors."

EXECUTIVE OFFICERS

     Professionals Group. At and after each of the INSCO Effective Time and the PICOM Effective Time, Dr. McCabe will be the Chairman of the Board of Professionals Group, Dr. Berg will be the Vice-Chairman of the Board of Professionals Group, Mr. Adamo will be the President and Chief Executive Officer of Professionals Group, and Mr. Salman will be the Chief Operating Officer of Professionals Group. See "MANAGEMENT AND OPERATIONS AFTER THE
TRANSACTIONS -- Executive Officers."

     PICOM. At the PICOM Effective Time, Dr. Berg will be the Chairman of the Board of PICOM, as the surviving corporation in the PICOM Merger; Dr. McCabe will be the Vice-Chairman of the Board of PICOM, as the surviving corporation in the PICOM Merger; and Mr. Salman will be the President and Chief Executive Officer of PICOM, as the surviving corporation in the PICOM Merger. See "MANAGEMENT AND OPERATIONS AFTER THE TRANSACTIONS -- Executive Officers."

DIVIDEND POLICY

     The holders of Professionals Group Common Stock are entitled to receive such dividends as may be declared from time to time by the Professionals Group Board out of funds legally available therefor. Professionals Group is not expected to declare cash dividends on Professionals Group Common Stock at any time prior to the INSCO Effective Time or for the foreseeable future following the consummation of the transactions contemplated by the Merger Agreement because it is expected that earnings of Professionals Group and its subsidiaries will be retained and used for operations. However, following the consummation of such transactions, the Professionals Group Board may consider developing a dividend policy that could result in future cash dividends and, even in the absence of any such policy, may consider declaring cash dividends in the future. Any future dividends will depend upon, among other things, future financial results and requirements and contractual restrictions applicable to Professionals Group and its subsidiaries. The ability of Professionals Group to fund its operations and to pay dividends on Professionals Group Common Stock following consummation of the transactions contemplated by the Merger Agreement will depend on its receipt of dividends from PICOM. The ability of PICOM to pay dividends is subject to regulatory restrictions. There can be no assurance as to payment of any future dividends by Professionals Group or PICOM. See "RISK FACTORS," "MANAGEMENT AND OPERATIONS AFTER THE TRANSACTIONS -- Dividend Policy" and "CERTAIN REGULATORY CONSIDERATIONS."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Consummation of the transactions contemplated by the Merger Agreement is conditioned upon there being delivered opinions of counsel to each of Professionals Group and PPTF, dated as of the INSCO Effective Time, substantially to the effect that for Federal income tax purposes the Mergers will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Based on such opinions, and among other things, no gain or loss will be recognized by Professionals Group or PPTF, and no gain or loss will be recognized by Members of PPTF who exchange their Membership Rights solely for shares of Professionals Group Common Stock pursuant to the INSCO Merger (except with respect to cash received in lieu of fractional share interests in Professionals Group Common Stock or in satisfaction of dissenters' rights). The receipt of such legal opinions is a condition to the consummation of the transactions contemplated by the Merger Agreement that will not be waived by either Professionals Group or PPTF. See "THE TRANSACTIONS -- Summary of the Merger Agreement" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

                       CERTAIN REGULATORY CONSIDERATIONS

     As insurance holding companies, insurance companies, or self-insurance trust funds, Professionals Group, PICOM, PPTF and their respective subsidiaries are subject to regulatory restrictions, and examination and reporting requirements, of regulatory authorities. See "CERTAIN REGULATORY
CONSIDERATIONS."

            COMPARISON OF STOCKHOLDER RIGHTS WITH MEMBERSHIP RIGHTS

     There are significant differences between the rights of PPTF Members and the rights of Professionals Group stockholders. PPTF is a medical malpractice self-insurance trust in Florida that is managed by a board of trustees and whose Members are the persons and entities who are named insureds on PPTF Policies. Professionals Group is a business corporation organized under the MBCA that is managed by a board of directors and has stockholders. The Membership Rights of a Member of PPTF are governed by PPTF's Amended Trust Agreement dated January 1, 1987 and By-laws (the "PPTF Charter Documents") and the laws of the State of Florida (including the Florida Insurance Code and, in some respects, the FBCA), and are evidenced by the PPTF Charter Documents and such Member's PPTF Policy. In contrast, the rights of a stockholder of Professionals Group are governed by the provisions of Professionals Group's First Amended and Restated Articles of Incorporation and By-laws and the MBCA and are evidenced by a stock certificate. Upon consummation of the transactions contemplated by the Merger Agreement, (i) all Members of PPTF will cease to have any rights as Members of PPTF (including the right to elect trustees, the right to vote as to other matters, and all rights with respect to the distribution of surplus in liquidation); (ii) subject to the exercise of dissenters' rights, all Membership Rights will be converted into an aggregate of 4,089,160 shares of Professionals Group Common Stock and will cease to exist; (iii) Members of PPTF who do not exercise dissenters' rights and who receive shares of Professionals Group Common Stock in the INSCO Merger will become stockholders of Professionals Group, and their rights will be governed by the Professionals Group Charter Documents and the MBCA; and (iv) PPTF Policies will become and be insurance policies issued by PICOM and will be converted from assessable insurance policies to nonassessable insurance policies, without any endorsement or modification thereto. In the absence of the consummation of the transactions contemplated by the Merger Agreement, the Membership Rights of a PPTF Member would terminate upon the earlier of the termination of such Member's PPTF Policy and the dissolution of PPTF. For a description of the rights of PPTF Members and the rights of Professionals Group stockholders, see "COMPARISON OF STOCKHOLDER RIGHTS WITH MEMBERSHIP RIGHTS".

     Insurance holding companies, insurance companies and self-insurance trust funds are extensively regulated. While the nature and extent of such regulation vary from jurisdiction to jurisdiction, such regulation typically involves (i) prior approval of the acquisition of control of an insurance company or self-insurance trust fund or of any company controlling an insurance company or self-insurance trust fund, (ii) regulation of certain transactions entered into by an insurance company or self-insurance trust fund with any of its affiliates,
(iii) approval of premium rates, forms and policies used for many lines of insurance, (iv) standards of solvency and minimum amounts of capital and surplus which must be maintained, (v) establishment of reserves required to be maintained for unearned premium, losses and loss expenses or for other purposes,
(vi) limitations on types and amounts of investments, (vii) restrictions on the size of risks which may be insured by a single entity, (viii) licensing of insurers and agents, (ix) deposits of securities for the benefit of policyholders, and (x) the filing of periodic reports with respect to financial condition and other matters. Such regulation, which has had significant effects on the operating results of insurance holding companies, insurance companies and self-insurance trust funds in the past and is expected to have significant effects in the future, is generally intended for the protection of policyholders rather than security holders. See "RISK FACTORS" and "CERTAIN REGULATORY CONSIDERATIONS."

     It is to be noted that Professionals Group is a legal entity separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends and other distributions from its subsidiaries, borrowings, and sales of equity. The rights of Professionals Group, and consequently its stockholders, to participate in any distribution of assets of any of its subsidiaries is subject to prior claims of policyholders, creditors and preferred stockholders, if any, of Professionals Group's subsidiaries (except to the extent claims of Professionals Group in its capacity as a creditor are recognized), and to certain regulatory restrictions. Consequently, Professionals Group's ability to fund its operations, and to pay debts, expenses and cash dividends to its stockholders may be limited. See "RISK FACTORS," "CERTAIN REGULATORY CONSIDERATIONS" and "COMPARISON OF STOCKHOLDER RIGHTS WITH MEMBERSHIP RIGHTS."

          INFORMATION REGARDING THE PROFESSIONALS GROUP ANNUAL MEETING

     At the Professionals Group Annual Meeting, holders of Professionals Group Common Stock will be asked to elect four persons to the Professionals Group Board for three year terms expiring at the Annual Meeting of Stockholders to be held in the year 2001 and upon the election and qualification of their successors or upon their earlier resignation or removal, and to consider and vote upon the Merger Proposal, and the Name Change Proposal. The Professionals Group Board has nominated Mr. R. Kevin Clinton, John F. Dodge, Jr., Esq., H. Harvey Gass, M.D., and Ann F. Putallaz, Ph.D., for election to the Professionals Group Board at the Professionals Group Annual Meeting. For information regarding the Professionals Group Annual Meeting, the Professionals Group Board Nominees, and the matters to be considered at the Professionals Group Annual Meeting, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "THE TRANSACTIONS -- Board Recommendations," "AMENDMENT TO PROFESSIONALS GROUP'S FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION," "INFORMATION REGARDING THE PROFESSIONALS GROUP ANNUAL MEETING" and "ANNEX A -- PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997."

     The Professionals Group Board recommends that Professionals Group stockholders vote FOR the election of all of the Professionals Group Board Nominees to the Professionals Group Board, FOR the Merger Proposal, and FOR the Name Change Proposal.

       SUMMARY CONDENSED CONSOLIDATED HISTORICAL FINANCIAL AND OPERATING
            DATA OF PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)

     The following table presents certain condensed consolidated historical financial and operating data of Professionals Group for each of the years in the five year period ended December 31, 1997. The following table should be read in conjunction with the consolidated financial statements of Professionals Group, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "ANNEX A -- PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997." All information is presented in accordance with generally accepted accounting principles ("GAAP") except for statutory data, which are presented in accordance with statutory accounting practices ("SAP").

                                                  FOR THE YEAR ENDED DECEMBER 31,
                                      --------------------------------------------------------
                                        1997        1996        1995        1994        1993
                                      --------    --------    --------    --------    --------
INCOME STATEMENT DATA:(1)
  Gross premiums written............  $ 81,690    $ 64,771    $ 67,727    $ 51,110    $ 50,514
  Net premiums written..............    71,146      55,464      55,151      48,778      48,177
  Net premiums earned...............    71,968      56,687      55,684      48,490      48,192
  Net investment income.............    18,719      15,741      14,729      13,379      12,363
  Total revenues and other income...    91,649      72,242      70,572      59,867      67,476
  Losses and loss adjustment
     expenses(2)(4).................    57,125      48,368      35,558      44,853      44,585
  Total expenses....................    77,742      60,219      46,230      52,669      52,775
  Income before cumulative effect of
     change in accounting method....    11,026       9,585      16,066       5,154       9,866
  Cumulative effect of change in
     accounting method(2)...........        --          --      (8,125)         --          --
                                      --------    --------    --------    --------    --------
  Net income........................  $ 11,026    $  9,585    $  7,941    $  5,154    $  9,866
                                      ========    ========    ========    ========    ========
PER SHARE DATA:
  Earnings per share:(3)
     Income before cumulative effect
       of change in accounting
       method.......................  $   3.15    $   2.75    $   4.68    $   1.45    $   2.77
     Cumulative effect of change in
       accounting method(2).........        --          --       (2.37)         --          --
                                      --------    --------    --------    --------    --------
  Net income per share..............  $   3.15    $   2.75    $   2.31    $   1.45    $   2.77
                                      ========    ========    ========    ========    ========
  Earnings per share -- assuming
     dilution:(3)
     Income before cumulative effect
       of change in accounting
       method.......................  $   3.14    $   2.75    $   4.68    $   1.45    $   2.77
     Cumulative effect of change in
       accounting method(2).........        --          --       (2.37)         --          --
                                      --------    --------    --------    --------    --------
     Net income per share --assuming
       dilution.....................  $   3.14    $   2.75    $   2.31    $   1.45    $   2.77
                                      ========    ========    ========    ========    ========
  Cash dividends declared per
     share..........................  $     --    $     --    $     --    $     --    $     --
  Book value per share(3)...........  $  29.07    $  25.09    $  22.84    $  17.75    $  18.23
  Weighted average shares
     outstanding....................     3,506       3,487       3,432       3,557       3,557
  Weighted average shares
     outstanding -- assuming
     dilution.......................     3,508       3,487       3,432       3,557       3,557

                                               AT OR FOR THE YEAR ENDED DECEMBER 31,
                                      --------------------------------------------------------
                                        1997        1996        1995        1994        1993
                                      --------    --------    --------    --------    --------
BALANCE SHEET DATA:
  Total investments.................  $342,561    $300,132    $280,607    $249,979    $253,133
  Total assets......................   413,195     357,382     330,712     297,926     301,106
  Loss and loss adjustment expense
     reserves(2)....................   239,151     219,919     199,605     188,544     191,221
  Reserve for extended reporting
     period claims..................    15,300      14,795      14,082      12,738      12,238
  Unearned premiums.................    21,665      21,945      23,122      24,557      24,347
  Long-term debt....................    22,500          --          --          --          --
  Stockholders' equity..............   101,926      87,958      78,411      63,142      64,839

SELECTED STATUTORY DATA:
  Loss ratio(4).....................      80.1%       85.4%       71.5%       93.5%       94.1%
  Combined ratio(4).................     103.8%      101.3%       88.8%      108.9%      109.9%
  Statutory surplus.................  $108,178    $ 80,572    $ 67,006    $ 47,149    $ 40,431
  Net premiums written to statutory
     surplus........................       .66x        .74x        .82x       1.03x       1.19x

SELECTED GAAP DATA:
  GAAP combined ratio(4)............     106.5%      106.2%       83.0%      108.6%      109.5%

---------------
(1) Effective January 1, 1995, Professionals Group began writing a book of business previously written by an Illinois insurance company. Effective July 1, 1997, Professionals Group began assuming 40% of the net premiums of Michigan Educational Employees Mutual Insurance Company, a Michigan mutual insurance company that writes personal automobile and homeowners coverages.

(2) Professionals Group discounted its loss and loss adjustment expense reserves through 1994. In 1993, Professionals Group changed its loss and loss adjustment expense reserve discount rate from 3.75% to 3%. The reduction in reserve discount rate was treated as a change in accounting estimate and resulted in a decrease in net income of $2.0 million for 1993. The effects of such change in the reserve discount rate, which was previously presented as a change in accounting method, has been reclassified and presented as a change in accounting estimate. Effective January 1, 1995, Professionals Group eliminated its practice of discounting loss and loss adjustment expense reserves for GAAP reporting purposes, which was treated as a change in accounting method.

(3) Weighted average shares outstanding are in thousands. Prior period amounts have been restated for the effects of 10% stock dividends on December 16, 1996 and December 1, 1994 and 1993, respectively.

(4) In 1995 Professionals Group reduced its estimated liability for loss and loss adjustment expense reserves by $12.3 million for redundancies. The ratio includes the increase in reserve for extended reporting period claims.

       SUMMARY CONDENSED CONSOLIDATED HISTORICAL FINANCIAL AND OPERATING
                    DATA OF PHYSICIANS PROTECTIVE TRUST FUND
                             (DOLLARS IN THOUSANDS)

     The following table presents certain condensed consolidated historical financial and operating data of PPTF for each of the years in the five year period ended December 31, 1997. The following table should be read in conjunction with the consolidated financial statements of PPTF, including the notes thereto, which are included elsewhere in this Joint Proxy Statement/Prospectus. See "INDEX TO FINANCIAL STATEMENTS OF PHYSICIANS PROTECTIVE TRUST FUND." All information is presented in accordance with GAAP except for statutory data, which are presented in accordance with SAP.

                                                  FOR THE YEAR ENDED DECEMBER 31,
                                      --------------------------------------------------------
                                        1997        1996        1995        1994        1993
                                      --------    --------    --------    --------    --------
INCOME STATEMENT DATA:
  Gross premiums written............  $ 99,480    $ 89,968    $103,686    $103,307    $ 97,953
  Net premiums written..............    91,868      68,719     100,507      99,303      72,541
  Net premiums earned...............    60,058      68,719     100,507      99,303      72,541
  Net investment income.............    20,802      23,310      23,050      20,018      18,359
  Total revenues and other income...    89,893      97,864     128,780     128,016     101,122
  Losses and loss adjustment
     expenses.......................    67,109      76,393     120,596     112,027      79,187
  Total expenses....................    73,531      83,824     127,544     121,025      91,186
  Net income........................  $ 11,402    $  9,376    $  2,836    $  6,379    $  7,932
                                      ========    ========    ========    ========    ========

                                                          AT DECEMBER 31,
                                      --------------------------------------------------------
                                        1997        1996        1995        1994        1993
                                      --------    --------    --------    --------    --------
BALANCE SHEET DATA:
  Total investments.................  $336,081    $344,860    $384,049    $317,286    $299,223
  Total assets......................   434,795     417,522     438,116     399,049     372,974
  Loss and loss adjustment expense
     reserves.......................   250,056     281,593     302,085     277,027     236,034
  Reserve for extended reporting
     period claims..................    10,328       8,625       7,935       7,189       7,386
  Unearned premiums(1)..............    34,382          --          --          --          --
  Advance premiums..................     1,828       9,057      10,705      14,290      14,397
  Surplus contributions.............    10,094      10,094      10,094      10,094      10,094
  Fund balance......................   117,954     102,199     101,916      78,910      93,958

                                               AT OR FOR THE YEAR ENDED DECEMBER 31,
                                      --------------------------------------------------------
                                        1997        1996        1995        1994        1993
                                      --------    --------    --------    --------    --------
SELECTED STATUTORY DATA:
  Loss ratio(2).....................     115.0%      112.3%      119.0%      112.2%      107.8%
  Combined ratio(2)(3)..............     122.6%      121.2%      125.0%      118.1%      115.3%
  Statutory surplus.................  $113,309    $105,076    $ 92,370    $ 87,086    $ 78,258
  Net premiums written to statutory
     surplus........................      .81x        .65x       1.09x       1.14x        .93x
SELECTED GAAP DATA
GAAP combined ratio(2)(3)...........     122.4%      122.0%      126.9%      118.1%      115.7%

---------------
(1) Policies written between January 1, 1992 and June 30, 1997 were written on a calendar year basis. Thus, there are no unearned premiums at year end.

(2) The ratio for 1997 includes non-recurring premium tax refunds totaling $2.57 million.

(3) The ratio includes the increase in reserve for extended reporting period claims, but does not include the dividend credits issued in 1994 and 1993.

          SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL AND
       OPERATING DATA OF PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                      AND PHYSICIANS PROTECTIVE TRUST FUND
            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)

     The following table sets forth certain unaudited pro forma condensed combined financial and operating data for Professionals Group giving effect to the transactions contemplated by the Merger Agreement, which will be accounted for as a "pooling-of-interests," as if those transactions had occurred as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Professionals Insurance Company Management Group and Physicians Protective Trust Fund Unaudited Pro Forma Condensed Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the transactions contemplated by the Merger Agreement, see "THE TRANSACTIONS -- Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Professionals Group, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of PPTF, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus, and the consolidated historical financial data for Professionals Group and PPTF and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION," "INDEX TO FINANCIAL STATEMENTS OF PHYSICIANS PROTECTIVE TRUST FUND" and "ANNEX A -- PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997." The pro forma financial data do not give effect to any anticipated revenue enhancements in connection with the transactions contemplated by the Merger Agreement and are not necessarily indicative of either the results that actually would have occurred had the transactions contemplated by the Merger Agreement been consummated on the dates indicated or the results that may be obtained in the future.

                                                              AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                              --------------------------------------
                                                                 1997          1996          1995
                                                              ----------    ----------    ----------
                                                                    (UNAUDITED)
INCOME STATEMENT DATA:
  Gross premiums written....................................   $181,170      $154,739      $171,413
  Net premiums written......................................    163,014       124,183       155,658
  Net premiums earned.......................................    132,026       125,406       156,191
  Net investment income.....................................     39,521        39,051        37,779
  Total revenues and other income...........................    181,542       170,106       199,352
  Losses and loss adjustment expenses.......................    124,234       124,761       156,154
  Total expenses............................................    151,273       144,043       173,774
  Income from continuing operations.........................   $ 22,428      $ 18,961      $ 18,902
PER SHARE DATA:
  Earnings per share:
    Income per share from continuing operations.............   $   2.95      $   2.50      $   2.51
    Income per share from continuing operations -- assuming
      dilution..............................................   $   2.95      $   2.50      $   2.51
    Cash dividends declared per share.......................   $     --      $     --      $     --
    Book value per share....................................   $  28.66
    Weighted average shares outstanding.....................      7,595         7,576         7,521
    Weighted average shares outstanding -- assuming
      dilution..............................................      7,597         7,576         7,521

                                                              AT DECEMBER 31, 1997
                                                              --------------------
                                                               (UNAUDITED)
BALANCE SHEET DATA:
  Total investments.........................................        $678,642
  Total assets..............................................         847,990
  Loss and loss adjustment expense reserves.................         489,207
  Reserve for extended reporting period claims..............          25,628
  Unearned premiums.........................................          56,047
  Long-term debt............................................          22,500
  Surplus contributions.....................................          10,094
  Stockholders' equity......................................         217,680

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                        PHYSICIANS PROTECTIVE TRUST FUND
                                 PER SHARE DATA
                                  (Unaudited)

     The following table sets forth (i) certain historical and pro forma per share information for Professionals Group Common Stock and (ii) certain historical and pro forma per share information for PPTF Membership Rights. The historical and pro forma per share information for PPTF assume that the PPTF Membership Rights are equivalent to 4,089,160 shares (which is also the maximum number of shares of Professionals Group Common Stock to be issued in exchange for the PPTF Membership Rights). The pro forma data do not give effect to any anticipated revenue enhancements in connection with the transactions contemplated by the Merger Agreement and are not necessarily indicative of either the results that would have occurred had those transactions been consummated on the dates indicated or the results that may be obtained in the future. The information presented herein should be read in conjunction with the unaudited pro forma combined financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/ Prospectus. See "PRO FORMA COMBINED FINANCIAL INFORMATION."

                                                                 AT OR FOR THE YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                               1997        1996        1995
                                                              ------       -----       -----
PROFESSIONALS GROUP COMMON STOCK
  Earnings per share(1)
    Historical..............................................  $ 3.15       $2.75       $4.68
    Pro forma(2)............................................  $ 2.95       $2.50       $2.51
  Earnings per share -- assuming dilution(1)
    Historical..............................................  $ 3.14       $2.75       $4.68
    Pro forma(2)............................................  $ 2.95       $2.50       $2.51
  Cash dividends declared per share
    Historical..............................................  $   --       $  --       $  --
    Pro forma...............................................  $   --       $  --       $  --
  Book value per share -- end of period
    Historical..............................................  $29.07
    Pro forma(3)............................................  $28.66
PPTF MEMBERSHIP RIGHTS
  Earnings per share(1)
    Historical(4)...........................................  $ 2.79       $2.29       $0.69
    Pro forma(2)............................................  $ 2.95       $2.50       $2.51
  Earnings per share -- assuming dilution(1)
    Historical(4)...........................................  $ 2.79       $2.29       $0.69
    Pro forma(2)............................................  $ 2.95       $2.50       $2.51
  Cash dividends declared per share
    Historical..............................................  $   --       $  --       $  --
    Pro forma...............................................  $   --       $  --       $  --
  Book value per share -- end of period
    Historical(4)...........................................  $28.85
    Pro forma(3)............................................  $28.66

---------------
(1) Earnings per share and earnings per vote have been calculated using income before cumulative effect of change in accounting method.

(2) Gives effect to the transactions contemplated by the Merger Agreement as if those transactions had occurred at the beginning of the earliest period presented. Such transactions include the issuance of 4,089,160 shares of Professionals Group Common Stock upon consummation of the INSCO Merger. See "THE TRANSACTIONS -- Transaction Consideration and Allocation Formula."

(3) Gives effect to the transactions contemplated by the Merger Agreement as if those transactions had occurred at the end of the period presented. Such transactions include the issuance of 4,089,160 shares of Professionals Group Common Stock upon consummation of the INSCO Merger. See "THE TRANSACTIONS -- Transaction Consideration and Allocation Formula."

(4) The historical and pro forma per share information for PPTF assume that the PPTF Membership Rights are equivalent to 4,089,160 shares (which is also the maximum number of shares of Professionals Group Common Stock to be issued in exchange for the PPTF Membership Rights).

                            COMPARATIVE STOCK PRICES

     Upon consummation of the INSCO Merger, all Membership Rights, other than those as to which dissenters' rights have been exercised, will be converted into an aggregate of 4,089,160 shares of Professionals Group Common Stock. In consideration for the Membership Rights, the Aggregate Merger Shares will be allocated and distributed only to Members of PPTF who do not exercise dissenters' rights and each such Member of PPTF will be allocated and will be entitled to receive a portion of the Aggregate Merger Shares determined in accordance with the Allocation Formula. See "THE TRANSACTIONS -- Transaction Consideration and Allocation Formula."

     Professionals Group Common Stock is traded on the Nasdaq National Market under the symbol "PICM." Although transactions in Professionals Group Common Stock have been, and are expected to continue to be, facilitated by market-makers (including McDonald & Company), there can be no assurance that an established or liquid trading market in Professionals Group Common Stock will continue. The following table sets forth, for the periods indicated, the high and low sale prices per share of Professionals Group Common Stock as reported by the Nasdaq National Market. In each case the sale prices have been adjusted as if the ten percent stock dividend paid on December 16, 1996 had occurred prior to such quarters. The information with respect to such sale prices was obtained from the National Association of Securities Dealers, Inc. Such information reflects interdealer prices, without retail markup, markdown, or commission, and may not represent actual transactions.

                                                             PROFESSIONALS GROUP
                                                                 COMMON STOCK
                                                             --------------------
                                                               HIGH        LOW
                                                             --------    --------
1995  First Quarter.........................................  $10.68      $ 9.09
      Second Quarter.......................................    14.32       10.00
      Third Quarter........................................    17.05       12.73
      Fourth Quarter.......................................    19.77       16.36
1996  First Quarter.........................................   23.41       18.86
      Second Quarter.......................................    22.95       19.77
      Third Quarter........................................    22.27       19.55
      Fourth Quarter.......................................    22.00       19.77
1997  First Quarter.........................................   25.25       20.00
      Second Quarter.......................................    29.50       22.00
      Third Quarter........................................    40.00       27.00
      Fourth Quarter.......................................    44.50       32.75
1998  First Quarter.........................................   44.50       39.00
      Second Quarter (through April 23, 1998)..............    42.50       41.25

     PPTF has been a privately held entity since its formation and no trading market for PPTF Membership Rights exists because the Membership Rights are not transferable except by operation of law.

     On August 14, 1997, the last trading day before the public announcement of the execution of the Initial Merger Agreement, the last sales price of Professionals Group Common Stock on the Nasdaq National Market was $29.50. On October 2, 1997, the last trading day before the public announcement of the execution of the Restated Merger Agreement, the last sales price of Professionals Group Common Stock on the Nasdaq National Market was $38.75. On April 9, 1998, the last trading day before the execution of the First Amendment, the last sales price of Professionals Group Common Stock on the Nasdaq National Market was $42.00. On April 24, 1998, the last practicable trading day prior to the mailing of this Joint Proxy Statement/ Prospectus, the last sales price of Professionals Group Common Stock on the Nasdaq National Market was $41.25.

     Members of PPTF and stockholders of Professionals Group are advised to obtain current market quotations for Professionals Group Common Stock. No assurance can be given concerning the market price of Professionals Group Common Stock before or after the date or dates on which any of the transactions contemplated by the Merger Agreement are consummated. Although the number of Aggregate Merger Shares is fixed, the market price of Professionals Group Common Stock will fluctuate between the date of this Joint Proxy Statement/Prospectus and the date on which the transactions contemplated by the Merger Agreement are consummated and thereafter. Consequently, the aggregate value of the Aggregate Merger Shares may increase or decrease as the market price of Professionals Group Common Stock fluctuates. The following table illustrates this relationship between the market price of Professionals Group Common Stock and the aggregate value of the Aggregate Merger Shares:

             MARKET PRICE                  AGGREGATE
                  OF                       VALUE OF
          PROFESSIONALS GROUP              AGGREGATE
             COMMON STOCK                MERGER SHARES
          -------------------            -------------
     $30.00............................  $122,674,800
     $33.00............................  $134,942,280
     $36.00............................  $147,209,760
     $39.00............................  $159,477,240
     $42.00............................  $171,744,720
     $43.00............................  $175,833,880
     $44.00............................  $179,923,040
     $45.00............................  $184,012,200

     Based on the last sales price of Professionals Group Common Stock on April 24, 1998 (the last practicable trading day prior to the mailing of this Joint Proxy Statement/Prospectus), which was $41.25, the aggregate value of the Aggregate Merger Shares was $168,677,850. See "THE TRANSACTIONS -- Transaction Consideration and Allocation Formula."

     On the Professionals Group Record Date, there were approximately 2,612 holders of record of Professionals Group Common Stock. On the PPTF Record Date, there were 3,586 Members of PPTF.

                                  RISK FACTORS

     An investment in the securities offered pursuant to this Joint Proxy Statement/Prospectus may involve a high degree of risk. The several risk factors discussed below, along with general investment risks and the other matters discussed in this Joint Proxy Statement/Prospectus, should be considered in making an investment decision and in evaluating the transactions contemplated by the Merger Agreement.

INDUSTRY FACTORS MAY IMPACT RESULTS AND OPERATIONS

     Market Conditions. A majority of the direct insurance premium revenues of Professionals Group are derived from medical malpractice risks. Many factors influence the financial results of the medical malpractice insurance business, several of which are beyond the control of Professionals Group. The supply of medical malpractice insurance, or the industry's underwriting capacity, is determined principally by the industry's level of capitalization, historical underwriting results, returns on investment and perceived premium rate adequacy. Historically, the financial performance of the medical malpractice insurance industry has tended to fluctuate in cyclical patterns characterized by periods of greater competition in pricing and underwriting terms and conditions (a "soft insurance market") followed by periods of capital shortage and lesser competition (a "hard insurance market"). For several years, the medical malpractice insurance industry and Professionals Group have faced a soft insurance market that has generally resulted in lower premiums and reduced profitability. Although Professionals Group is endeavoring to offset lower premiums charged through more selective underwriting practices, there can be no assurance that these practices will be successful. There can be no assurances regarding whether or when market conditions will improve, or the manner in which, or the extent to which, changes in market conditions may impact the results and operations of Professionals Group.

     Economic Conditions. Insurance companies rely on the positive performance of their investment portfolios to offset insurance losses and to enhance profitable results. Consequently, prevailing economic conditions, particularly changes in market interest rates, may significantly affect the operations of an insurance company that depend on its net investment income. In addition, changes in interest rates also can affect the value of an insurance company's interest-earning assets, which are comprised of fixed and adjustable-rate investment securities. Generally, the value of fixed-rate investment securities fluctuates inversely with changes in interest rates. Changes in interest rates also can affect the average life of investment securities. An insurance company is subject to reinvestment risk to the extent that it is not able to reinvest prepayments at rates which are comparable to the rates on the maturing investments.

     Changes in market interest rates have resulted in significant changes in the market value of Professionals Group's portfolio of fixed maturity investments. As of December 31, 1997, such portfolio had a modified duration of approximately four years and a market value that was $4.7 million more than the $308.9 million amortized cost of such portfolio. As of December 31, 1996, such portfolio had a modified duration of approximately four years and a market value that was $298,000 more than the $286.0 million amortized cost of such portfolio. As of December 31, 1997, a one hundred basis point increase in market interest rates would decrease the value of this portfolio by approximately three and one-half percent, whereas a one hundred basis point decrease in market interest rates would increase the value of this portfolio by approximately three percent.

     The success of Professionals Group may also be influenced by general economic and legal conditions in the geographic markets served by it and its respective subsidiaries. No assurance can be given that favorable economic and legal conditions will exist in such markets.

SIGNIFICANT COMPETITION

     Professionals Group competes with numerous insurance companies as well as various self-insurance mechanisms. Principal competitors in the Midwest consist of three customer-owned local insurance companies (Michigan Physicians Mutual Liability Company, Illinois State Medical Inter-Insurance Exchange and Michigan Hospital Association Insurance Company) and several national companies (including The St. Paul Companies, The Medical Protective Company, American International Group, MMI Companies, Cincinnati

Insurance Company, and CNA Insurance Companies). The majority of these competitors have substantially greater financial resources than do Professionals Group and its subsidiaries.

     Competition in the medical malpractice insurance industry may take several forms, including pricing, service quality, breadth and flexibility of coverages, method of sale, and insurance carrier financial stability and ratings. Professionals Group competes through name recognition and reputation, especially in the Michigan market, by emphasizing a high level of customer service to insureds, and by using local insurance agencies to sell and distribute its insurance products. Professionals Group has attempted to balance its need for upward rate adjustments with the goal of maintaining market share in a very competitive insurance market. Although Professionals Group has maintained profitability and is endeavoring to offset lower premiums charged through more selective underwriting practices, there can be no assurance that these practices will be successful in the long term.

HEALTH CARE INDUSTRY CONSOLIDATION MAY IMPACT RESULTS AND OPERATIONS

     Professionals Group derives a majority of its direct premium income from physicians and other individual health care providers, physician groups, and smaller health care facilities. The health care industry is undergoing rapid market driven change and consolidation which may negatively impact the medical practice and economic independence of physicians who are the primary customer base of Professionals Group. For example, the emergence of "managed care" has made it more difficult for physicians to conduct a traditional fee-for-service practice and has caused some physicians to leave private practice for employment with medical systems or to join or contractually affiliate with managed care organizations or practice management organizations. Such change and consolidation may result in the elimination of, or a significant decrease in, the role of the physician in the medical malpractice insurance purchasing decision. It could also result in greater emphasis on the role of professional managers, who may seek to purchase insurance on a price competitive basis and who may favor insurance companies that are larger and more highly rated than Professionals Group. In addition, such change and consolidation could reduce medical malpractice premiums available to Professionals Group as groups of insurance purchasers generally retain more risk by accepting higher deductibles and self insured retentions or by forming their own captive insurance mechanisms.

     The movement from traditional fee-for-service practice to the managed care environment may also result in an increase in the liability profile of Professionals Group's insureds. The majority of Professionals Group's insured physicians practice in primary care specialties such as internal medicine, family practice, general practice and pediatrics. In the managed care environment, these primary care physicians are being required to take on the role of "gatekeeper" and control the use of specialty care by controlling access to specialists and by performing certain procedures that would customarily be performed by specialists in a fee-for-service setting. These practice changes may result in an increase in the claims frequency and severity experienced by primary care physicians and by their insurance carrier.

UNDERWRITING LOSSES AND RESERVES BASED ON ACTUARIAL ASSUMPTIONS

     Professionals Group collects premiums for the insurance coverage it provides. Such premiums are based upon certain actuarial and other assumptions. Although Professionals Group's insurance subsidiaries employ actuarial assumptions that they believe are reasonable, such assumptions are, by their nature, estimates. To the extent that the actuarial and other assumptions used by Professionals Group prove to be incorrect, it may incur unanticipated underwriting losses on the risks that it insures. Medical malpractice claims and expenses may be paid over a period of ten years or more, which is longer than most property and casualty insurance. Trends in losses may therefore be slow to appear and accordingly, the reaction of Professionals Group, in terms of modifying underwriting practices and changing premium rates, may lag underlying loss trends. In addition, inflation may increase the ultimate loss costs of Professionals Group.

     The loss and loss adjustment expense ("LAE") reserves established by Professionals Group are estimates of amounts needed to pay reported and unreported claims and related loss adjustment expenses. The estimates are based on assumptions related to the ultimate cost of settling such claims. If the reserves of Professionals Group are inadequate, it will be required to increase its reserves and thus reduce its net income or stockholders' equity in the period in which the deficiency is identified. Unanticipated underwriting losses or materially underestimated reserves could have a material adverse effect on Professionals Group.

RELIANCE ON REINSURANCE

     In order to reduce risk and to increase its underwriting capacity, Professionals Group obtains reinsurance from unaffiliated reinsurers (including domestic and foreign companies), although it retains a portion of each risk reinsured. Professionals Group is subject to credit risk with respect to its reinsurers because reinsurance does not relieve Professionals Group of its original liability to its insureds for the risks ceded to reinsurers. Although Professionals Group believes that its reinsurance is maintained with financially stable reinsurers and that any reinsurance security maintained is adequate to protect its interests, the inability to collect on its reinsurance recoverables, or the inability of its reinsurers to make payments under the terms of reinsurance treaties (due to insolvency or otherwise), could have a material adverse effect on its future results of operations and financial position.

     The amount and cost of reinsurance available to companies specializing in medical professional liability insurance are subject, in large part, to prevailing market conditions beyond the control of Professionals Group. The ability of Professionals Group to provide professional liability insurance at competitive premium rates and coverage limits on a continuing basis will depend in part upon its ability to obtain adequate reinsurance in amounts and at rates that will not adversely affect their competitive position. Although Professionals Group anticipates that it will continue to be able to obtain such reinsurance, there can be no assurance that this will be the case.

RELIANCE ON INDEPENDENT INSURANCE AGENCIES

     Professionals Group markets its professional liability products primarily through independent insurance agencies. Professionals Group has contractual relationships with all of its agents. In the Michigan market, Professionals Group and agencies representing over 95% of Michigan premiums written through agencies have entered into written agreements that prohibit the agencies from transferring existing Professionals Group medical malpractice insureds to another insurance company without Professionals Group's written consent, although the agencies may place newly sourced business with another insurance company. In other markets, the agencies retain full ownership of expirations and, accordingly, may transfer an existing Professionals Group insured to another insurance company without Professionals Group's consent. Professionals Group anticipates that as it enters new states and offers non-medical malpractice insurance products in Michigan and other states, the agencies representing Professionals Group will retain full ownership of expirations.

     For the years ended December 31, 1997, 1996 and 1995, Professionals Group's top ten agencies accounted for approximately 55%, 58% and 55%, respectively, of Professionals Group's direct premiums written. In each of those years, the top agency accounted for approximately 10% of Professionals Group's direct premiums written. Professionals Group's business depends, in part, on the marketing efforts of these agencies and on Professionals Group's ability to continue to offer insurance products that meet the needs of these agencies and their policyholders. In addition, Professionals Group's ability to expand into additional markets will depend, in part, on its ability to successfully establish a network of independent insurance agencies and to compete with other insurance companies that are represented by these agencies.

HOLDING COMPANY IS DEPENDENT ON RESULTS AND OPERATIONS OF SUBSIDIARIES

     Professionals Group is a legal entity separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends and other distributions from its subsidiaries, borrowings and sales of equity. The rights of Professionals Group, and consequently its stockholders, to participate in any distribution of assets of any of its subsidiaries is subject to prior claims of policyholders, creditors and preferred stockholders, if any, of such subsidiary (except to the extent claims of Professionals Group in its capacity as a creditor are recognized), and to certain regulatory restrictions. Consequently, Professionals Group's ability to fund its operations, and to pay debts, expenses and cash dividends to its stockholders may be limited. See "CERTAIN REGULATORY CONSIDERATIONS" and "COMPARISON OF STOCKHOLDER RIGHTS WITH MEMBERSHIP RIGHTS."

     Professionals Group may engage in activities in addition to providing insurance through its subsidiaries. Such activities could include activities related to providing insurance, such as claims and risk management services, and activities unrelated to insurance, such as medical practice management services. To the extent that Professionals Group engages in activities that are unrelated to medical malpractice insurance, it may have no or limited experience or senior management expertise related to such new activities.

REGULATORY CONSIDERATIONS

     Extensive Regulation. Because insurance holding companies and insurance companies are heavily regulated, the success of Professionals Group is impacted not only by competitive factors but also by regulations affecting insurance holding companies and insurance companies. These regulations are primarily intended to protect policyholders, not stockholders. Regulation of the insurance industry is continuously changing and the ultimate effect of such changes cannot be predicted. Regulations now affecting Professionals Group may be modified at any time and new regulations affecting Professionals Group may be enacted. There is no assurance that such modifications or new regulations will not adversely affect the business of Professionals Group. In addition, under the insolvency or guaranty fund laws of most of the states in which Professionals Group operates, insurers doing business in those states are regularly assessed for policyholder losses of insolvent insurance companies. In addition, from time to time, states may make special assessments in response to extraordinary circumstances. No assurance can be given that there will not be such assessments in the future.

     Risk-Based Capital Requirements. In addition to state-imposed insurance laws and regulations, Professionals Group and its insurance company subsidiaries are subject to statutory accounting principles and the reporting format of the National Association of Insurance Commissioners (the "NAIC"). The NAIC recently adopted a risk-based capital formula to establish minimum capital and surplus requirements for property and casualty insurance companies. The risk-based capital formula is based principally on underwriting risk (loss and LAE reserve risk and premium risk), asset risk and reinsurance credit risk. At December 31, 1997, the statutory surplus of Professionals Group's insurance subsidiaries exceeded the minimum capital and surplus requirements established under NAIC's current property and casualty risk-based capital formula. See "CERTAIN REGULATORY CONSIDERATIONS."

     NAIC-IRIS Ratios. The NAIC's Insurance Regulatory Information System ("IRIS") was developed by a committee of state insurance regulators and is primarily intended to assist state insurance departments in executing their statutory mandates to oversee the financial condition of insurers operating in their respective states. IRIS identifies 11 industry ratios and specifies "usual values" for each ratio. Departure from the usual values on four or more ratios generally leads to inquiries from individual state insurance commissioners.

     In 1997, 1996 and 1995, PICOM did not have any ratios which varied from the "usual value" range.

     In 1995, ProNational Casualty had two ratios which varied from the "usual value" range as follows:

                                                          PRONATIONAL
                RATIO                    USUAL RANGE     CASUALTY VALUE
                -----                    ------------    --------------
Two year over-all operating ratio          up to 100%          125%
Change in surplus                        (10%) to 50%          (26%)

     In 1996, ProNational Casualty had two ratios which varied from the "usual value" range as follows:

                                                          PRONATIONAL
                RATIO                    USUAL RANGE     CASUALTY VALUE
                -----                    ------------    --------------
Two year over-all operating ratio          up to 100%          122%
Change in net writings                   (33%) to 33%          (99%)

     In 1997, ProNational Casualty had two ratios which varied from the "usual value" range as follows:

                                                          PRONATIONAL
                RATIO                    USUAL RANGE     CASUALTY VALUE
                -----                    ------------    --------------
Change in Surplus                        (10%) to 50%           69%
Change in net writings                   (33%) to 33%          (99%)

     At present, no inquiries have been received from any state insurance commissioner as a result of the "unusual values" for ProNational Casualty. In an effort to remediate such "unusual values", and in order to allow ProNational Casualty to assume PICOM's A.M. Best Rating, ProNational Casualty and PICOM entered into a quota share reinsurance contract whereby not less than 90% of the insurance risks written by ProNational Casualty are reinsured by PICOM. This reinsurance mechanism, which will not affect the Company's consolidated results, is expected to stabilize the underwriting results of ProNational Casualty. See "CERTAIN REGULATORY CONSIDERATIONS."

TORT REFORM MAY IMPACT RESULTS AND OPERATIONS

     On a state level, several states, including Michigan and Florida, have adopted tort reforms designed to moderate the risk of practice to health care providers. Although such legislation generally has a positive impact by reducing malpractice losses, it also causes the particular state to be more attractive to other insurance companies seeking to expand their markets. Professionals Group has seen an increase in competition in its markets due, in part, to the passage of tort reform.

     On the federal level, attempts to reform the delivery of medical care have contained provisions that could, if adopted, have a material impact on Professionals Group and its insurance products. An example of such a change is the concept of "enterprise liability" that was contained in President Clinton's health care proposal. Under the enterprise liability concept, doctors would not bear individual liability for malpractice events with such liability being borne by the hospital or other enterprise in which the doctor practices. If enterprise liability or a similar concept were adopted, Professionals Group could be at a competitive disadvantage since its business is concentrated in physician risks and larger, more established, companies already provide medical malpractice insurance for the enterprise risks.

POSSIBLE STOCK PRICE FLUCTUATION

     Factors such as quarterly variations in financial results, announcements by Professionals Group, and other developments affecting Professionals Group or its subsidiaries or the insurance or health care industries generally could cause the market price of the Professionals Group Common Stock to fluctuate substantially. In addition, the stock market has experienced price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many securities unrelated to the operating performance of the companies that issued such securities.

ANTI-TAKEOVER PROVISIONS MAY DISCOURAGE TAKEOVERS

     The Michigan Insurance Code, the MBCA and the Professionals Group Charter Documents contain provisions that could discourage attempts to acquire Professionals Group or to remove incumbent directors even if some or a majority of Professionals Group's stockholders deem such an attempt to be in Professionals Group's and their best interest and even if the potential acquiror is willing to pay a premium over the prevailing market price of the Professionals Group Common Stock. Professionals Group's First Amended and Restated Articles of Incorporation authorizes the Professionals Group Board to issue, from time to time, shares of Preferred Stock with such designations and preferences as the Professionals Group Board shall determine. These shares could be used to discourage attempts to acquire Professionals Group or remove incumbent directors. See "CERTAIN REGULATORY CONSIDERATIONS" and "COMPARISON OF STOCKHOLDER RIGHTS WITH MEMBERSHIP RIGHTS."

POTENTIAL ADVERSE CONSEQUENCES OF ACQUISITIONS, BUSINESS COMBINATIONS AND REINSURANCE RELATIONSHIPS

     Professionals Group has experienced significant growth in premium volume as a result of acquisitions, business combinations and reinsurance relationships. Professionals Group intends to continue to pursue such transactions and relationships to the extent suitable candidates and acceptable terms may be identified. Professionals Group is unable to predict whether or when any candidate for such a transaction or relationship will become available or the likelihood that any such transaction or relationship will be completed or, in the case of reinsurance relationships, continued in the future. Professionals Group competes for acquisition, business combination, reinsurance and expansion opportunities with many entities that have substantially greater resources. In addition, such transactions and relationships may involve difficulties in the retention of personnel, diversion of management's attention, unexpected legal liabilities, and tax and accounting issues. There can be no assurance that Professionals Group will be able to successfully identify suitable candidates for such transactions or relationships, complete any such transactions or relationships, integrate acquired businesses into its operations, or expand into new markets. Once integrated, such transactions or relationships may not achieve comparable levels of revenues, profitability, or productivity as the existing business of Professionals Group or otherwise perform as expected.

SHARES ELIGIBLE FOR FUTURE SALE COULD AFFECT PREVAILING MARKET PRICES

     After consummation of the transactions contemplated by the Merger Agreement, but without giving effect to the issuance of any of the 153,000 shares of Professionals Group Common Stock issuable pursuant to Section 1.28 of the Merger Agreement, Professionals Group will have 7,594,910 shares of Professionals Group Common Stock issued and outstanding. Of these shares, approximately 7,390,253 shares of Professionals Group Common Stock will be freely tradeable without restriction under the Securities Act by persons who are believed by Professionals Group not to be "Affiliates" (as defined) of Professionals Group. All the remaining shares of Professionals Group Common Stock, which will be held by persons believed by Professionals Group to be an affiliate of Professionals Group for purposes of Rule 144 promulgated under the Securities Act ("Rule 144") or an affiliate of PPTF for purposes of Rule 145 promulgated under the Securities Act ("Rule 145") (each such person being an "Affiliate"), will be "restricted securities" and may not be sold unless they are sold pursuant to an exemption from registration, including an exemption contained in Rule 145, or are registered under the Securities Act. Consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things, the receipt by Professionals Group, from each director, executive officer and other person who is reasonably believed to be an Affiliate of a written agreement intended to ensure compliance with these requirements.

     In general, under Rule 145 as currently in effect, the holder of such restricted securities, including persons who may be deemed "affiliates" of either Professionals Group or PPTF, would be entitled to sell, within any three-month period, up to a number of restricted securities that does not exceed the greater of (i) 1% of the then outstanding shares of Professionals Group Common Stock and (ii) the average weekly trading volume for Professionals Group Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission provided that certain restrictions relating to manner of sale, notice and the availability of current public information about Professionals Group are satisfied. In addition, when a period of one year has elapsed from the date the restricted securities were acquired from Professionals Group, and provided the holder is not then, or has not been within the past three months, an affiliate of Professionals Group, the holder of the restricted securities will be able to dispose of them without compliance with such restrictions other than the availability of current public information about Professionals Group and when a period of two years has elapsed, and provided the holder is not then, or has not been within the past three months, an affiliate of Professionals Group, without restriction.

     Following the consummation of the transactions contemplated by the Merger Agreement, sales of substantial amounts of Professionals Group Common Stock in the public market pursuant to registration under the Securities Act, Rule 145 or otherwise, or even the potential for such sales, could adversely affect the prevailing market prices for Professionals Group Common Stock and impair Professionals Group's ability to raise capital through the sale of its equity securities.

ADDITIONAL AUTHORIZED SECURITIES COULD BE ISSUED

     Professionals Group is authorized to issue 25,000,000 shares of Professionals Group Common Stock. After consummation of the transactions contemplated by the Merger Agreement, Professionals Group will have 7,594,910 shares of Professionals Group Common Stock issued and outstanding. In addition, an aggregate of 350,000 shares of Professionals Group Common Stock have been reserved for issuance pursuant to the Professionals Group 1996 Non-Employee Directors Stock Option Plan and the Professionals Group 1996 Long Term Incentive Plan and an aggregate of 153,000 shares have been reserved for issuance pursuant to Section 1.28 of the Merger Agreement. Uncommitted authorized but unissued shares of Professionals Group Common Stock may be issued from time to time to such persons and for such consideration as may be determined by the Professionals Group Board; and, holders of the then outstanding Professionals Group Common Stock may or may not be given the opportunity to vote thereon, depending on the nature of such transactions, applicable law, the rules and policies of any stock exchange upon which such securities may be listed, and the judgment of the Professionals Group Board regarding the submission of such issuance to Professionals Group stockholders for their approval.

     The availability of authorized but unissued shares of Professionals Group Common Stock is intended to provide Professionals Group with the flexibility to take advantage of opportunities to issue such stock to obtain capital, as consideration for possible acquisitions or for other purposes (including, without limitation, the issuance of additional shares of Professionals Group Common Stock through stock splits and stock dividends in appropriate circumstances). There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Professionals Group Common Stock, except for shares to be issued pursuant to the transactions contemplated by the Merger Agreement (and shares to be reserved for issuance upon exercise of options). However, it is possible that, depending on factors then considered relevant by the Professionals Group Board, that Professionals Group may, at any time in the future, issue additional shares of Professionals Group Common Stock in a public offering or private transaction. Professionals Group stockholders will not have preemptive rights to subscribe for newly issued shares. See "DESCRIPTION OF PROFESSIONALS GROUP CAPITAL STOCK."

CERTAIN FORWARD-LOOKING INFORMATION

     This Joint Proxy Statement/Prospectus contains certain forward-looking information concerning possible or assumed future results of Professionals Group, PPTF and the combined entity or the benefits of the transactions contemplated by the Merger Agreement. Such information is subject to risks and uncertainties. Professionals Group and PPTF have identified certain important factors in addition to those discussed elsewhere in this Joint Proxy Statement/Prospectus and in the documents incorporated herein by reference, which could cause actual results to differ materially from any such results which might be projected, forecasted, estimated or budgeted in forward-looking information. All of such factors are difficult to predict and many are beyond the control of Professionals Group and PPTF. These important factors include:
(i) future economic conditions in the regional and national markets in which the companies compete; (ii) financial market conditions, including, but not limited to, changes in interest rates; (iii) inflation; (iv) estimates of loss reserves and trends in losses and LAE; (v) changing competition; (vi) the ability to carry out business plans (including, without limitation, the ability of the combined entity to achieve any anticipated savings or revenue enhancements in connection with the transactions contemplated by the Merger Agreement or to achieve a loss ratio comparable to that of PICOM and industry averages); (vii) the ability to enter new markets successfully and capitalize on growth opportunities; and (viii) adverse changes in applicable law, regulations or rules governing insurance holding companies and insurance companies, and environmental, tax or accounting matters. For additional information regarding certain risks and uncertainties to which Professionals Group and PPTF may be subject, see the disclosures set forth in "Item 1. Business -- Forward Looking Statements" of "ANNEX A -- PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997."

                                 THE COMPANIES

PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP

     Professionals Insurance Company Management Group is a Michigan business corporation that was incorporated under the laws of the State of Michigan on January 31, 1996 for the purpose of serving as the holding company for PICOM and its subsidiaries. Professionals Group, which conducts its activities through subsidiaries, had consolidated assets of $413.2 million and $357.4 million at December 31, 1997 and 1996, respectively. Following consummation of the transactions contemplated by the Merger Agreement, all direct and indirect subsidiaries of Professionals Group (including PICOM and ProNational Casualty) will continue to operate under their existing insurance licenses and none of such subsidiaries will be required to reapply for any of such licenses. The principal executive offices for Professionals Group are located at 2600 Professionals Drive, Okemos, Michigan 48864, and its telephone number is (517) 349-6500.

     In connection with the transactions contemplated by the Merger Agreement, PICOM loaned $7.5 million to Professionals Group for the purpose of enabling Professionals Group to form, capitalize and license INSCO in accordance with the Florida Insurance Code and the Michigan Insurance Code. Professionals Group invested all of that sum in INSCO in exchange for all of the issued and outstanding shares of capital stock of INSCO. INSCO invested the $7.5 million in United States government obligations with maturities of less than one year (the "INSCO Investment"). The loan from PICOM to Professionals Group is evidenced by a short-term, non-renewable, interest bearing promissory note having a stated principal amount of $7.5 million and a stated maturity date that is the earlier of the INSCO Effective Time or December 31, 1998 (the "Note"). The Note is secured by a pledge of all of the issued and outstanding shares of INSCO. Interest on the Note accrues at a rate equivalent to the rate of interest paid on the INSCO Investment. Upon consummation of the INSCO Merger, the INSCO Investment, and all interest accrued thereon, will become and be the property of PICOM. Following consummation of the INSCO Merger, PICOM will declare and pay to Professionals Group a dividend in an amount equal to the amount then outstanding under the Note, and Professionals Group will then pay the proceeds of such dividend to PICOM in full satisfaction of the Note. See "THE
TRANSACTIONS -- Capitalization of INSCO."

PICOM INSURANCE COMPANY

     PICOM Insurance Company is a wholly-owned subsidiary of Professionals Group and a stock insurance company incorporated under the Michigan Insurance Code in 1980. PICOM, which is licensed as a property and casualty insurer in Michigan, Florida, Illinois, Indiana, Iowa, Kentucky, Missouri, Ohio and Pennsylvania, began business on June 27, 1980 by assuming the assets, liabilities and business of the Brown-McNeely Insurance Fund. (The Brown-McNeely Fund was created by the State of Michigan in 1975 to provide doctors with an effective and reliable source of medical malpractice insurance.) Beginning July 1, 1980, PICOM offered its own policies to doctors and clinics throughout Michigan. PICOM began insuring dentists in 1983 and hospitals and other health care institutions in 1993, and began offering professional liability insurance to lawyers and law firms in 1994. Since January 1, 1995, PICOM, through ProNational Casualty, has insured doctors and clinics in Illinois. The principal product currently offered by PICOM is professional liability insurance for providers of health care services in Michigan and Illinois. PICOM (including ProNational Casualty) had total statutory combined admitted assets of $363.8 million and $317.1 million at December 31, 1997 and 1996, respectively. The principal executive offices of PICOM are located at 2600 Professionals Drive, Okemos, Michigan 48864, and its telephone number is (517) 349-6500.

INSCO

     INSCO is a newly-formed wholly-owned subsidiary of Professionals Group and a stock insurance company that was incorporated under the laws of the State of Florida solely for the purpose of effecting the transactions contemplated by the Merger Agreement. INSCO does not have any business operations and, because it was formed solely for the purpose of effecting the transactions contemplated by the Merger Agreement, it will not write or underwrite any lines of insurance. The principal executive offices for INSCO are located at 2121 Ponce de Leon Boulevard, Suite 350, Coral Gables, Florida 33134-5221, and its telephone number is (305) 442-8119.

     For additional information regarding Professionals Group and PICOM, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "ANNEX A -- PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997."

PHYSICIANS PROTECTIVE TRUST FUND

     PPTF is a medical malpractice self-insurance trust fund that was formed in 1975 under the Florida Insurance Code which permits a group of health care providers to self-insure against professional medical malpractice liability. PPTF was formed to provide physicians an effective and reliable source of medical malpractice insurance. The Florida Insurance Department granted approval to PPTF to write policies on January 1, 1976 for physicians and their professional associations, partnerships and corporations throughout Florida. Further approvals were granted to write coverage for podiatrists on June 1, 1994, for physician hospital organizations on January 1, 1995 and for chiropractors on August 1, 1997. PPTF has one wholly-owned subsidiary, Physicians Protective Plan, Inc., which was acquired by PPTF to provide administrative functions and services to PPTF. These administrative functions and services, as well as the personnel employed by PPP, were transferred to PPTF on January 1, 1997. PPP has been operating as an insurance agency since June 26, 1996. PPTF had consolidated assets of $434.8 million and $417.5 million at December 31, 1997 and 1996, respectively. The principal executive offices of PPTF are located at 2121 Ponce de Leon Boulevard, Suite 350, Coral Gables, Florida 33134-5221, and its telephone number is (305) 442-8119.

     For additional information regarding PPTF, see "SELECTED CONSOLIDATED FINANCIAL DATA OF PHYSICIANS PROTECTIVE TRUST FUND," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PHYSICIANS PROTECTIVE TRUST FUND," "BUSINESS AND PROPERTIES OF PHYSICIANS PROTECTIVE TRUST FUND," "MANAGEMENT OF PHYSICIANS PROTECTIVE TRUST FUND," "BENEFICIAL OWNERSHIP OF PHYSICIANS PROTECTIVE TRUST FUND MEMBERSHIP RIGHTS" and "RELATED PARTY TRANSACTIONS OF PHYSICIANS PROTECTIVE TRUST FUND."

     Prior to the execution of the Initial Merger Agreement, neither Professionals Group nor PICOM had engaged in any transactions with PPTF, and except to the extent contemplated by, or resulting from, the Merger Agreement and the transactions contemplated thereby, neither Professionals Group nor PICOM is affiliated with PPTF.

                                  THE MEETINGS

DATES, TIMES AND PLACES

     Professionals Group. The 1998 Annual Meeting of Stockholders of Professionals Group will be held at 2600 Professionals Drive, Okemos, Michigan, at 10:00 a.m., local time, on Monday, March 30, 1998.

     PPTF. A Special Meeting of Members of PPTF will be held at The Holiday Inn, 1350 South Dixie Highway, Coral Gables, Florida, at 2:00 p.m., local time, on Friday, June 5, 1998.

MATTERS TO BE CONSIDERED

     Professionals Group. At the Professionals Group Annual Meeting, holders of Professionals Group Common Stock will be asked to elect four persons to the Professionals Group Board for three year terms expiring at the Annual Meeting of Stockholders to be held in the year 2001 and upon the election and qualification of their successors or upon their earlier resignation or removal, and to consider and vote upon two proposals. The first proposal is the Merger Proposal (i.e., the proposal to approve and adopt the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997, as amended by a First

Amendment to First Amended and Restated Agreement and Plan of Merger dated as of April 13, 1998, both executed by and among Professionals Group, PICOM and PPTF and all of the transactions contemplated by the Merger Agreement (including, without limitation, the merger of PPTF with and into INSCO followed immediately by the merger of INSCO with and into PICOM, with PICOM continuing on as the surviving insurance corporation)). The second proposal is the Name Change Proposal (i.e., the proposal to approve an amendment to Article I of Professionals Group's First Amended and Restated Articles of Incorporation to change the name of Professionals Group to "Professionals Group, Inc."). The Professionals Group Board has nominated Mr. R. Kevin Clinton, John F. Dodge, Jr., Esq., H. Harvey Gass, M.D., and Ann F. Putallaz, Ph.D., for election to the Professionals Group Board at the Professionals Group Annual Meeting. Professionals Group stockholders will also consider and vote upon such other matters as may properly be brought before the Professionals Group Annual Meeting. See "THE MEETINGS -- Matters to be Considered."

     THE PROFESSIONALS GROUP BOARD RECOMMENDS THAT PROFESSIONALS GROUP STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE PROFESSIONALS GROUP BOARD NOMINEES TO THE PROFESSIONALS GROUP BOARD, FOR THE MERGER PROPOSAL, AND FOR THE NAME CHANGE PROPOSAL.

     PPTF. At the PPTF Special Meeting, Members of PPTF will consider and vote upon the Merger Proposal. Members of PPTF will also consider and vote upon such other matters as may properly be brought before the PPTF Special Meeting.

     THE PPTF BOARD RECOMMENDS THAT MEMBERS OF PPTF VOTE FOR THE MERGER
PROPOSAL.

     A conformed copy of the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997 by and among Professionals Group, PICOM and PPTF (without any exhibits or schedules) is attached to this Joint Proxy Statement/Prospectus as Annex B. A conformed copy of the First Amendment to First Amended and Restated Agreement and Plan of Merger dated as of April 13, 1998 by and among Professionals Group, PICOM and PPTF is attached to this Joint Proxy Statement/Prospectus as Annex C.

     The Name Change Amendment, which, if approved by the stockholders of Professionals Group, will amend Article I of Professionals Group's First Amended and Restated Articles of Incorporation and change the name of Professionals Group from "Professionals Insurance Company Management Group" to "Professionals Group, Inc.", is attached to this Joint Proxy Statement/Prospectus as Annex D and is incorporated herein by reference. See "AMENDMENT TO PROFESSIONALS GROUP'S FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION."

VOTES REQUIRED

     Professionals Group. On each matter submitted to the stockholders of Professionals Group, each outstanding share of Professionals Group Common Stock is entitled to one vote. Directors of Professionals Group will be elected by a plurality of the votes present in person or represented by proxy at the Professionals Group Annual Meeting. Approval of the Merger Proposal by the stockholders of Professionals Group requires the affirmative vote of a majority of the outstanding shares of Professionals Group Common Stock. Approval of the Name Change Proposal by the stockholders of Professionals Group requires the affirmative vote of a majority of the outstanding shares of Professionals Group Common Stock. In all matters other than the Merger Proposal and the Name Change Proposal, the affirmative vote of the majority of shares present in person or represented by proxy at the Professionals Group Annual Meeting and entitled to vote on the matter will be the act of Professionals Group's stockholders. Approval of the Merger Proposal by the requisite votes of the stockholders of Professionals Group and the Members of PPTF is a condition to, and is required for, consummation of the transactions contemplated by the Merger Agreement (including, without limitation, the merger of PPTF with and into INSCO followed immediately by the merger of INSCO with and into PICOM, with PICOM continuing on as the surviving insurance corporation). Approval of the Name Change Proposal by the requisite vote of Professionals Group stockholders is not a condition to, and is not required for, the consummation of the transactions contemplated by the Merger Agreement. Assuming its approval by the stockholders of Professionals Group, the Name Change Proposal will become effective regardless of whether the Merger Proposal is approved by the stockholders of Professionals Group. The record date for the Professionals Group Annual Meeting is April 6, 1998. Only Professionals Group stockholders at the close of business on the Professionals Group Record Date are entitled to notice of, and to vote at, the Professionals Group Annual Meeting. As of the Professionals Group Record Date, Professionals Group had issued and outstanding approximately 3,505,750 shares of Professionals Group Common Stock.

     As of the Professionals Group Record Date, directors and executive officers of Professionals Group and their affiliates were the beneficial owners of 205,083, approximately 5.8%, of the outstanding shares of Professionals Group Common Stock (including 38,750 shares of Professionals Group Common Stock which may be acquired upon the exercise of options which are exercisable within 60 days of such date). The directors and executive officers of Professionals Group have indicated that they intend to vote all shares of Professionals Group Common Stock owned by them for the election of all of the Professionals Group Board Nominees to the Professionals Board, for the Merger Proposal, and for the Name Change Proposal. As of the Professionals Group Record Date, the trustees and executive officers of PPTF and their affiliates were the beneficial owners of 5,500, less than 0.1%, of the outstanding shares of Professionals Group Common Stock. The trustees and executive officers of PPTF have indicated that they intend to vote all shares of Professionals Group Common Stock owned by them for the election of all of the Professional Group Board Nominees to the Professionals Group Board, for the Merger Proposal, and for the Name Change Proposal.

     As of the Professionals Group Record Date, neither Professionals Group nor any of its subsidiaries had or shared the right to vote any of the outstanding shares of Professionals Group Common Stock. As of the Professionals Group Record Date, neither PPTF nor its sole subsidiary had or shared the right to vote any of the outstanding shares of Professionals Group Common Stock.

     The affirmative vote of a majority of the shares of Professionals Group Common Stock present in person or represented by proxy at the Professionals Group Annual Meeting may authorize the adjournment or postponement of the Professionals Group Annual Meeting; provided, however, that no proxy which was voted against any proposal will be voted in favor of adjournment or postponement to solicit further proxies for such proposal.

     PPTF. On each matter submitted to the Members of PPTF, each indemnity agreement issued by PPTF that is in effect on April 1, 1998 is entitled to one vote. As of the PPTF Record Date, the number of PPTF Policies, and the maximum number of votes entitled to be cast on each matter submitted to a vote of PPTF Members at the PPTF Special Meeting, is 3,586. The vote represented by each PPTF Policy may only be cast, in person or by proxy, by the person or entity who is the named insured on such PPTF Policy and there is only one named insured for each PPTF Policy. Approval of the Merger Proposal requires the affirmative vote of two-thirds of the number of votes eligible to be cast. (This percentage was fixed by the PPTF Board with the approval of the Florida Insurance Department.) In all matters other than the Merger Proposal, the affirmative vote of a majority of the votes present in person or represented by proxy at the PPTF Special Meeting and entitled to vote on the matter will be the act of PPTF's Members. Approval of the Merger Proposal by the requisite votes of the stockholders of Professionals Group and the Members of PPTF is a condition to, and is required for, consummation of the transactions contemplated by the Merger Agreement (including, without limitation, the merger of PPTF with and into INSCO followed immediately by the merger of INSCO with and into PICOM, with PICOM continuing on as the surviving insurance corporation). The record date for the PPTF Special Meeting is April 1, 1998. Only Members of PPTF at the close of business on the PPTF Record Date are entitled to receive notice of, and to vote at, the PPTF Special Meeting. As of the PPTF Record Date, PPTF had 3,586 Members.

     As of the PPTF Record Date, trustees of PPTF and their affiliates were the beneficial owners of 24, or less than 0.7%, of the outstanding PPTF Policies and, by virtue of such PPTF Policies, are entitled to cast 24, or less than 0.7%, out of a total of 3,586 votes entitled to be cast at the PPTF Special Meeting. The trustees of PPTF have indicated that they intend to cast all of their votes for the Merger Proposal. As of the PPTF Record Date, executive officers of PPTF and their affiliates did not own, and directors and executive officers of Professionals Group and their affiliates did not own, beneficially or of record, any PPTF Policies. Accordingly, the executive officers of PPTF and their affiliates, and the directors and executive officers of Professionals Group and their affiliates, do not have any votes to cast at the PPTF Special Meeting.

     As of the PPTF Record Date, neither PPTF nor its sole subsidiary owned, beneficially or of record, any of the PPTF Policies. Accordingly, neither PPTF nor its sole subsidiary has or shares the right to cast any votes at the PPTF Special Meeting. As of the PPTF Record Date, neither Professionals Group nor any of its subsidiaries owned, beneficially or of record, any of the PPTF Policies. Accordingly, neither Professionals Group nor any of its subsidiaries has or shares the right to cast any votes at the PPTF Special Meeting.

     The affirmative vote of a majority of the votes present in person or represented by proxy at the PPTF Special Meeting may authorize the adjournment or postponement of the PPTF Special Meeting; provided, however, that no proxy which was voted against any proposal will be voted in favor of adjournment or postponement to solicit further proxies for such proposal.

VOTING OF PROXIES

     Professionals Group. Shares of Professionals Group Common Stock represented by properly executed proxies received at or prior to the Professionals Group Annual Meeting will be voted at the Professionals Group Annual Meeting in the manner specified therein by the holders of such shares. Properly executed Professionals Group proxies which do not contain voting instructions will be voted FOR the election of all of the Professionals Group Board Nominees to the Professionals Group Board, FOR the Merger Proposal, and FOR the Name Change Proposal. Management of Professionals Group believes that brokers who hold shares of Professionals Group Common Stock for customers are not authorized to vote on the Merger Proposal or the Name Change Proposal without specific voting instructions as to such proposal (a "broker nonvote"). However, solely for purposes of determining whether each of the Merger Proposal and the Name Change Proposal has received the vote of Professionals Group stockholders required for approval, each of a "broker nonvote" and an abstention is functionally equivalent to a vote "against" the Merger Proposal and "against" the Name Change Proposal. If any other matters are properly presented at the Professionals Group Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone the Professionals Group Annual Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the relevant form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that no proxy voted against any proposal will be voted in favor of adjournment or postponement to solicit further proxies for such proposal. Professionals Group knows of no other matters to be brought before the Professionals Group Annual Meeting other than those referred to in this Joint Proxy Statement/Prospectus, but if any other business should properly come before the Professionals Group Annual Meeting, the persons named in the proxy, or authorized substitutes, intend to vote in accordance with their best judgment.

     HOLDERS OF PROFESSIONALS GROUP COMMON STOCK ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROFESSIONALS GROUP PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     PPTF. Votes represented by properly executed proxies received at or prior to the PPTF Special Meeting will be voted at the PPTF Special Meeting in the manner specified therein by the Member executing such proxy.

     Properly executed PPTF proxies which do not contain voting instructions will be voted FOR the Merger Proposal. If any other matters are properly presented at the PPTF Special Meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone the PPTF Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the relevant form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that no proxy voted against any proposal will be voted in favor of adjournment or postponement to solicit further proxies for such proposal. PPTF knows of no other matters to be brought before the PPTF Special Meeting other than those referred to in this Joint Proxy Statement/Prospectus, but if any other business should properly come before the PPTF

Special Meeting, the persons named in the proxy, or authorized substitutes, intend to vote in accordance with their best judgment.

     MEMBERS OF PPTF ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PPTF PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABILITY OF PROXIES

     Professionals Group. The grant of a proxy on the enclosed Professionals Group form of proxy does not preclude a Professionals Group stockholder from voting in person or otherwise revoking a proxy. Attendance at the Professionals Group Annual Meeting will not in and of itself constitute revocation of a proxy. A Professionals Group stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Professionals Group a duly executed revocation or a proxy bearing a later date or by voting in person at the Professionals Group Annual Meeting.

     PPTF. The grant of a proxy on the enclosed PPTF form of proxy does not preclude a Member of PPTF from voting in person or otherwise revoking a proxy. Attendance at the PPTF Special Meeting will not in and of itself constitute revocation of a proxy. A Member of PPTF may revoke a proxy at any time prior to its exercise by filing with the Secretary of PPTF a duly executed revocation or a proxy bearing a later date or by voting in person at the PPTF Special Meeting.

RECORD DATES; VOTING RIGHTS; QUORUMS

     Professionals Group. Only holders of record of Professionals Group Common Stock at the close of business on April 6, 1998 will be entitled to receive notice of and to vote at the Professionals Group Annual Meeting. As of the Professionals Group Record Date, Professionals Group had issued and outstanding approximately 3,505,750 shares of Professionals Group Common Stock. Shares representing at least one-third of the aggregate number of outstanding shares of Professionals Group Common Stock entitled to vote must be represented in person or by proxy at the Professionals Group Annual Meeting in order for a quorum to be present at the Professionals Group Annual Meeting. "Broker nonvotes" and abstentions are counted for purposes of determining a quorum. However, solely for purposes of determining whether the Merger Proposal or the Name Change Proposal has received the vote of Professionals Group stockholders required for approval, each of a "broker nonvote" and an abstention is functionally equivalent to a vote "against" the Merger Proposal and "against" the Name Change Proposal.

     PPTF. On each matter submitted to the Members of PPTF, each indemnity agreement issued by PPTF that is in effect on April 1, 1998 is entitled to one vote. As of the PPTF Record Date, the number of PPTF Policies, and the maximum number of votes entitled to be cast on each matter submitted to a vote of PPTF Members at the PPTF Special Meeting, is 3,586. The vote represented by each PPTF Policy may only be cast, in person or by proxy, by the person or entity who is the named insured on such PPTF Policy and there is only one named insured for each PPTF Policy. Only Members of PPTF at the close of business on the PPTF Record Date are entitled to receive notice of, and to vote at, the PPTF Special Meeting. In order for a quorum to be present at the PPTF Special Meeting, an aggregate of 1,794 votes must be represented in person or by proxy at the PPTF Special Meeting. An abstention by a Member is functionally equivalent to a vote "against" the Merger Proposal.

DISSENTERS' RIGHTS

     Professionals Group. Holders of shares of Professionals Group Common Stock will not have dissenters' rights under the MBCA in connection with, or as a result of, the matters to be acted upon at the Professionals Group Annual Meeting.

     PPTF. Florida law accords the Members of PPTF the right to dissent from the transactions contemplated by the Merger Agreement. Consummation of the transactions contemplated by the Merger Agreement is subject to, among other things, the condition that the percentage interests of those Members perfecting their dissenters' rights, when aggregated, not exceed 10% of the percentage interests of all Members of PPTF taken as a whole. See "THE
TRANSACTIONS -- Summary of the Merger Agreement." A Member may dissent from the transactions contemplated by the Merger Agreement and receive in cash the fair value of the Membership Rights held by such Member as of the close of business on the day prior to the PPTF Special Meeting pursuant to Sections 607.1301,
607.1302 and 607.1320 of the FBCA (the "Florida Dissenters' Rights Provisions"). Such fair value will exclude any appreciation or depreciation in the value of Membership Rights in anticipation of the transactions contemplated by the Merger Agreement, unless such exclusion would be inequitable. None of Professionals Group, PICOM and PPTF can make any representation as to the outcome of such a proceeding and each dissenting Member of PPTF should recognize that such a proceeding could result in a determination of fair value that is lower than, higher than, or equivalent to, the value of the shares of Professionals Group Common Stock otherwise issuable to such Member upon consummation of the transactions contemplated by the Merger Agreement. The following summary of the Florida Dissenters' Rights Provisions is qualified in its entirety by reference to the full text of those provisions, which are set forth as Annex H to this Joint Proxy Statement/Prospectus.

     Under the Florida Dissenters' Rights Provisions, a Member may dissent from the transactions contemplated by the Merger Agreement by complying with the following procedures: (i) prior to the PPTF Special Meeting, the dissenting Member must deliver to PPTF written notice of the dissenting Member's intent to demand payment for the Membership Rights if the transactions contemplated by the Merger Agreement are consummated; (ii) the dissenting Member must not vote in favor of the Merger Proposal; (iii) within 10 days after the date of the PPTF Special Meeting, PPTF must give written notice of approval of the Merger Proposal by the Members to each dissenting Member; and (iv) within 20 days after PPTF gives notice of approval of the Merger Proposal to each dissenting Member, the dissenting Member must file with PPTF a notice of election and a demand for payment of the fair value of the Membership Rights. Any dissenting Member filing an election to dissent must deposit a true copy of the Member's PPTF Policy with PPTF simultaneously with the filing of the election to dissent. A Member may dissent as to less than all of such Member's Membership Rights and, in such event, the Member will be treated as two separate Members. Once PPTF offers to pay a dissenting Member for the Membership Rights with respect to which such Member has dissented, the dissenting Member's notice of election cannot be withdrawn except with the consent of PPTF and Professionals Group. However, the right of a dissenting Member to be paid the fair value of the Membership Rights with respect to which such Member has dissented will cease if (i) the demand is properly withdrawn, (ii) the transactions contemplated by the Merger Agreement are abandoned or rescinded or the Members of PPTF revoke the authority to effect the transactions contemplated by the Merger Agreement, (iii) no demand or petition for determination of fair value is filed with the appropriate court within the time provided by law or (iv) a court of competent jurisdiction determines that such Member is not entitled to the relief provided by the Florida Dissenters' Rights Provisions.

     SUBMISSION OF A PROXY OR A VOTE AGAINST THE MERGER PROPOSAL DOES NOT CONSTITUTE A NOTICE OF INTENT TO DEMAND PAYMENT UNDER THE FLORIDA DISSENTERS' RIGHTS PROVISIONS.

     MEMBERS OF PPTF THAT INTEND TO DEMAND PAYMENT FOR THEIR MEMBERSHIP RIGHTS IF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE CONSUMMATED MUST DELIVER WRITTEN NOTICE TO PPTF TO THAT EFFECT NOT LATER THAN JUNE 4, 1998.

     Within 10 days after the later of (i) the expiration of the period in which the dissenting Member may file the Member's notice of election to dissent or
(ii) the INSCO Effective Time, Professionals Group is required to make a written offer to each dissenting Member to pay an amount that Professionals Group estimates to be the fair value of the Membership Rights with respect to which such Member has dissented. If within 30 days after the making of such offer, the applicable dissenting Member accepts the same, payment for such Membership Rights must be made within 90 days after the later of (i) the date such offer was made or (ii) the consummation of the transactions contemplated by the Merger Agreement. If within such 30-day period, Professionals Group and the dissenting Member are unable to agree with respect to the fair value of the Membership Rights with respect to which such Member has dissented, Professionals Group, within 30 days after receipt of written demand from such dissenting Member given within 60 days after the INSCO Effective Time, must or at its election within such period may, file an action in a court of competent jurisdiction in Dade County, Florida requesting that the fair value of such Membership Rights be determined. If Professionals Group fails to institute such proceedings, any dissenting Member may do so in the name of Professionals Group. All dissenting Members will be made parties to the proceeding as an action against their Membership Rights. In such proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. Professionals Group will be required to pay each dissenting Member the amount found to be due to him within 10 days after the final determination of the proceedings. Upon payment of such judgment, the dissenting Member will cease to have any interest in the shares of Professionals Group Common Stock.

     A judgment rendered in a dissent proceeding may, at the discretion of the court, include an allowance for interest at a rate the court deems fair. The costs and expenses of a dissent proceeding will be determined by the court and assessed against Professionals Group, but all or any part of such costs and expenses may be apportioned and assessed against any or all of the dissenting Members in such amount as the court deems equitable, if the court determines that Professionals Group made an offer to the dissenting Members and the dissenting Members' failure to accept such offer was arbitrary, vexatious or not in good faith. The expenses awarded by the court will include compensation for, and reasonable expenses of, the appraisers but will not include the fees and expenses of counsel or experts employed by any party. If the fair value of the Membership Rights of the dissenting Members, as determined by the proceeding, materially exceeds the amount which Professionals Group initially offered to pay, or if no offer was made, the court, in its discretion, may award dissenting Members who are parties to the proceeding such sum as the court may determine to be reasonable compensation for attorneys and experts employed by the dissenting Members in the proceeding.

     The foregoing discussion only describes certain provisions of the Florida Dissenters' Rights Provisions. Members are urged to review the Florida Dissenters' Rights Provisions in their entirety, which are set forth as Annex H to this Joint Proxy Statement/Prospectus. Any Member who intends to dissent from the transactions contemplated by the Merger Agreement should review the text of the Florida Dissenters' Rights Provisions carefully and also should consult with an attorney. Members who fail to strictly follow the procedure set forth in the Florida Dissenters' Rights Provisions will forfeit their dissenters' rights.

SOLICITATION OF PROXIES

     Professionals Group. Professionals Group will bear the cost of soliciting proxies from its stockholders, including the cost of printing and mailing this Joint Proxy Statement/Prospectus to Professionals Group stockholders. In addition to solicitation by mail, proxies may be solicited by telephone, telegram, datagram, in person or by other forms of communication. Arrangements will be made with brokerage firms, nominees, fiduciaries and other custodians for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and Professionals Group will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith. Proxies will be solicited on behalf of Professionals Group by mail or personally, or by telephone, telegraph, datagram or other forms of communication, by directors, officers and regular employees of Professionals Group and its subsidiaries (none of whom shall receive any additional compensation for such services, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation). In addition, Morrow & Co., Inc. will assist in the solicitation of proxies by Professionals Group for a fee of approximately $10,000, plus reasonable out-of-pocket expenses.

     PPTF. PPTF will bear the cost of soliciting proxies from its Members, including the cost of printing and mailing this Joint Proxy Statement/Prospectus to Members of PPTF. In addition to solicitation by mail, proxies may be solicited by telephone, telegram, datagram, in person or by other forms of communication. PPTF and Morrow & Co., Inc. will forward the solicitation materials to Members of PPTF, and PPTF will reimburse Morrow & Co., Inc. for its reasonable out-of-pocket expenses in connection therewith. Proxies will be solicited on behalf of PPTF by mail or personally, or by telephone, telegraph, datagram or other forms of communication, by trustees, directors, officers and regular employees of PPTF and its subsidiary (none of whom shall receive any additional compensation for such services, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation). In addition, Morrow & Co., Inc. will assist in the solicitation of proxies by PPTF for a fee of $25,000, plus reasonable out-of-pocket expenses.

        NEITHER PROFESSIONALS GROUP STOCKHOLDERS NOR PPTF MEMBERS SHOULD SEND STOCK CERTIFICATES OR PPTF POLICIES WITH THEIR PROXY CARDS.

                                THE TRANSACTIONS

     The following discussion describes certain transactions contemplated by the Merger Agreement and summarizes certain provisions of the Merger Agreement. Although it describes and summarizes all material information regarding those transactions, such discussion is necessarily incomplete. Consequently, reference is made to, and such descriptions and summaries are qualified in their entirety by, the Merger Agreement. A conformed copy of the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997, among Professionals Group, PICOM and PPTF (without any exhibits or schedules) is attached to this Joint Proxy Statement/Prospectus as Annex B and is incorporated herein by reference. A conformed copy of the First Amendment to First Amended and Restated Agreement and Plan of Merger dated as of April 13, 1998, among Professionals Group, PICOM and PPTF is attached to this Joint Proxy Statement/Prospectus as Annex C and is incorporated herein by reference.

STRUCTURE

     Pursuant to the Merger Agreement, and at the INSCO Effective Time, PPTF will merge with and into INSCO, with INSCO being the surviving corporation in the INSCO Merger. Pursuant to the Merger Agreement, and immediately following the INSCO Merger, at the PICOM Effective Time, INSCO will merge with and into PICOM, with PICOM continuing on as the surviving insurance corporation. In order to comply with the requirements and provisions of the Michigan Insurance Code and the Florida Insurance Code, the business combination of Professionals Group and PPTF involves two mergers, the INSCO Merger and the PICOM Merger (which is expected to occur promptly after the INSCO Merger). Upon consummation of the transactions contemplated by the Merger Agreement, (i) Professionals Group will be the parent of PICOM, PICOM will hold all of the assets and liabilities of PPTF and INSCO, and PPTF and INSCO will cease to exist, (ii) PICOM will be renamed to reflect the combined insurance operations of PPTF and PICOM, (iii) PICOM will maintain regional executive offices in Okemos, Michigan and Coral Gables, Florida and local sales and service offices in Florida, Illinois, Indiana and Ohio; (iv) all Members of PPTF will cease to have any rights as Members of PPTF (including the right to elect trustees, the right to vote as to other matters, and all rights with respect to the distribution of surplus in liquidation); (v) subject to the exercise of dissenters' rights, all Membership Rights will be converted into an aggregate of 4,089,160 shares of Professionals Group Common Stock and will cease to exist; and (vi) PPTF Policies will become and be insurance policies issued by PICOM and will be converted from assessable insurance policies to nonassessable insurance policies, without any endorsement or modification thereto.

TRANSACTION CONSIDERATION AND ALLOCATION FORMULA

     Upon consummation of the INSCO Merger, but subject to the exercise of dissenters' rights, all Membership Rights will be converted into an aggregate of 4,089,160 shares of Professionals Group Common Stock. In consideration for all of the Membership Rights, the Aggregate Merger Shares will be allocated and distributed to Members of PPTF in accordance with the Allocation Formula, which provides as follows: Each Member of PPTF who does not timely and properly exercise dissenters' rights will be allocated a portion of the Aggregate Merger Shares in an amount (calculated to two decimal places) determined by multiplying 4,089,160 shares of Professionals Group Common Stock by the ratio (calculated to six decimal places) of the earned PPTF premium on such Member's PPTF Policy for the 12 months ending on the PPTF Record Date (the Earned PPTF Policy Premium) to $56,037,359 (which is the aggregate of all earned premium on all PPTF Policies for such 12 months) (the Aggregate Earned Premium); provided, however, that in lieu of any fractional share of Professionals Group Common Stock, such Member shall be paid the cash equivalent value thereof based on the average of the daily closing prices per share of Professionals Group Common Stock as reported by the Nasdaq National Market for the period of 20 business days ending on the fifth business day prior to the closing date with respect to the transactions contemplated by the Merger Agreement. Members of PPTF who timely and properly exercise dissenters' rights will be paid the fair value of their Membership Rights. The Allocation Formula was determined by the PPTF Board. Earned premium is the prorated portion of an insurance premium which is no longer considered prepaid as a result of the elapsed time the insurance policy has been in force. For example, after six months, $12,000 of a prepaid $24,000 annual premium is considered earned premium.

     By way of example, under the Allocation Formula, and assuming he or she does not exercise dissenters' rights, a Member of PPTF whose PPTF Policy has $24,000 of Earned PPTF Policy Premium would be entitled to 1,754.16 Aggregate Merger Shares, determined by multiplying 4,089,160 shares of Professionals Group Common Stock by .000428 ($24,000 of Earned PPTF Policy Premium divided by $56,037,359 (the Aggregate Earned Premium)). However, because fractional shares of Professionals Group Common Stock will not be issued, such Member would receive 1,754 whole shares of Professionals Group Common Stock, and in lieu of the fractional share of Professionals Group Common Stock, would be paid cash in an amount determined by multiplying the amount of such fractional share (in this example .16) by the Average Price.

     In establishing the Allocation Formula, the PPTF Board determined that the Allocation Formula should be based on Article 12 of the Amended Trust Agreement dated January 1, 1987 of PPTF. That Article provides, in part, that upon dissolution, trust assets are to be distributed "in that proportion that the Members of [PPTF] paid premiums to the Trustees at the last date upon which such premiums were collected from each Member."

     The PPTF Board determined, however, that consistent with the original intent of Article 12, the Allocation Formula should be based on "earned premium" during the 12 months prior to the Record Date, rather than the "last premium paid" before the PPTF Record Date. The PPTF Board made this decision because changes in the operating practices of PPTF since 1987 have made the use of the "last premium paid" inappropriate. The operating changes that cause this result are (i) the decision by PPTF on July 1, 1997 to cease writing calendar year policies and begin writing anniversary date policies, and (ii) the fact that the Members make premium payments based on a number of plans other than the single payment on January 1 of each year (including prepayment plans). The PPTF Board determined that the use of earned premium was more consistent with the original intent of Article 12 and would result in a more equitable distribution of the Aggregate Merger Shares.

     Only Members of PPTF who do not exercise dissenters' rights will be entitled to be allocated and to receive a portion of the Aggregate Merger Shares. Except for the shares (and cash in lieu of any fractional share) issued to such Members of PPTF and the shares issued or issuable pursuant to Section
1.28 of the Merger Agreement (which, subject to certain vesting requirements, contemplates the issuance of an aggregate of 153,000 shares of Professionals Group Common Stock to certain PPTF trustees and officers over a four year period), no other shares of Professionals Group Common Stock (or cash in lieu of any fractional share) will be issued or issuable upon consummation of the transactions contemplated by the Merger Agreement.

     Notwithstanding anything express or implied to the contrary in the Merger Agreement or the Allocation Formula: (i) the aggregate number of shares of Professionals Group Common Stock issuable as a result of the INSCO Merger will be not more than 4,089,160 shares of Professionals Group Common Stock; (ii) no fractional shares of Professionals Group Common Stock will be issued to any Member and, in lieu thereof, all of said fractional shares will be paid the cash equivalent value thereof based on the average of the daily closing prices per share of Professionals Group Common Stock as reported by the Nasdaq National Market for the period of 20 business days ending on the fifth business day prior to the closing date with respect to the transactions contemplated by the Merger Agreement; and (iii) except as otherwise expressly provided in Section 1.28 of the Merger Agreement (which, subject to certain vesting requirements, contemplates the issuance of an aggregate of 153,000 shares of Professionals Group Common Stock to certain PPTF trustees and officers over a four year period), no shares of Professionals Group Common Stock (or cash in lieu of any fractional share) will be issuable or issued upon consummation of the transactions contemplated by the Merger Agreement to any person or entity other than a Member of PPTF who does not exercise dissenters' rights.

     Each share of Professionals Group Common Stock outstanding immediately prior to consummation of the transactions contemplated by the Merger Agreement will remain outstanding and unchanged as a result of those transactions. Each option granted by Professionals Group to purchase shares of Professionals Group Common Stock which is outstanding and unexercised immediately prior to the consummation of the transactions contemplated by the Merger Agreement (i) will continue to represent a right to acquire shares of

Professionals Group Common Stock, (ii) will remain an issued and outstanding option to purchase from Professionals Group shares of Professionals Group Common Stock in the same amount and at the same exercise price subject to the terms of the Professionals Group stock plans under which they were issued and the agreements evidencing grants thereunder, and (iii) will not be affected by the consummation of the transactions contemplated by the Merger Agreement.

     If, prior to the INSCO Effective Time, the outstanding shares of Professionals Group Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment will be made to the number of Aggregate Merger Shares. For example, if such an event increased the number of shares of Professionals Group Common Stock outstanding prior to the INSCO Effective Time by 10%, then the number of Aggregate Merger Shares would correspondingly be increased by 10%.

     Membership Rights to which dissenters' rights are perfected under applicable law will not be converted into or represent the right to receive any shares, or any cash payment in lieu of any fractional shares, of Professionals Group Common Stock; provided, however, that if any holder of the dissenting Membership Rights timely withdraws the demand for payment of the fair value of Membership Rights or fails to perfect the dissenters' rights in accordance with applicable law, then such holder's dissenting Membership Rights will cease to be dissenting Membership Rights and will, subject to the terms of the Merger Agreement, be converted into and represent the right to receive a certificate representing the number of whole shares of Professionals Group Common Stock and cash in lieu of any fractional share of Professionals Group Common Stock into which such Membership Rights have been converted pursuant to the Merger Agreement.

     Based upon the number of Professionals Group stock options and shares of Professionals Group Common Stock issued and outstanding as of the Professionals Group Record Date, and without giving effect to the issuance of any shares of Professionals Group Common Stock to trustees and officers of PPTF pursuant to
Section 1.28 of the Merger Agreement, at the INSCO Effective Time, Members of PPTF will own shares of Professionals Group Common Stock representing approximately 53.8% of the then outstanding voting power of Professionals Group. Such percentage would be approximately 52.8% if all of the shares of Professionals Group Common Stock issuable upon exercise or vesting of outstanding Professionals Group stock options are issued. (For purposes of calculating such percentages, it was assumed that no additional shares of Professionals Group Common Stock will have been issued except as contemplated by the preceding sentence.)

     Based upon the number of Professionals Group stock options and shares of Professionals Group Common Stock issued and outstanding as of the Professionals Group Record Date, and after giving effect to the issuance of an aggregate of 153,000 shares of Professionals Group Common Stock to trustees and officers of PPTF pursuant to Section 1.28 of the Merger Agreement, at the INSCO Effective Time Members of PPTF will own shares of Professionals Group Common Stock representing approximately 53.8% of the then outstanding voting power of Professionals Group. Such percentage would be approximately 52.8% if all of the shares of Professionals Group Common Stock issuable upon exercise or vesting of outstanding Professionals Group stock options are issued. (For purposes of calculating such percentages, it was assumed that no additional shares of Professionals Group Common Stock will have been issued except as contemplated by the preceding sentence.)

BACKGROUND OF THE TRANSACTIONS

     In recent years, Professionals Group has achieved growth and geographic diversification in its medical malpractice business through acquisitions of medical malpractice insurers in markets where Professionals Group already has or expects to gain a significant market position. Professionals Group has also achieved product diversification through a strategic alliance with Michigan Educational Employees Mutual Insurance Company, a Michigan mutual insurance company that writes personal automobile and homeowners coverages. Although it may enter markets de novo or though acquisitions or other business combinations, Professionals Group has concluded that acquisitions are generally a more cost-effective means for entering a new market. In evaluating a transaction, Professionals Group typically considers a number of factors, including the price and terms of the proposed transaction, the general financial condition of the transaction candidate, the growth potential of the transaction candidate's markets and earnings, and the quality of the transaction candidate's management. However, there can be no assurance that any transactions will be made or, if made, will be successful. See "RISK FACTORS -- Potential Adverse Consequences of Acquisitions or Business Combinations." Prior to entering into negotiations with PPTF, Professionals Group had not considered any acquisitions in Florida. The Professionals Group Board has concluded that the transactions with PPTF contemplated by the Merger Agreement represent a continuation of Professionals Group's long-term strategy to achieve geographic and product diversification. (From August 1996 to September 19, 1997, the Professionals Group Board was comprised of ten members: Victor T. Adamo, Jerry
D. Campbell, John F. Dodge, Jr., H. Harvey Gass, W. Peter McCabe, John F. McCaffrey, Isaac J. Powell, Ann F. Putallaz, William H. Woodhams and Donald S. Young. From September 20, 1997 to the date of this Joint Proxy Statement/Prospectus, the Professionals Group Board was comprised of the foregoing ten members and R. Kevin Clinton.)

     In 1994, and in connection with PPTF's long-term strategy to achieve geographic and product diversification, the PPTF Board decided to explore the possibility of converting PPTF from a medical malpractice self-insurance trust fund to an insurance holding company, the shares of which would be publicly traded. To that end, the PPTF Board investigated the process for converting PPTF into such an insurance holding company. The purpose for such conversion would have been to permit PPTF to expand its operations beyond the State of Florida and to permit PPTF to write lines of insurance in addition to medical malpractice insurance. However, the PPTF Board concluded that, in light of the procedures, time and expenses associated with such a conversion, converting PPTF into a publicly-held insurance holding company would be overly time-consuming and not a cost-effective means for achieving geographic and product diversification. Accordingly, in late 1995, the PPTF Board decided to explore other alternatives for achieving such diversification, including a strategic alliance with another medical malpractice insurance entity. (In connection with its exploration of diversification alternatives, the PPTF Board retained Donaldson, Lufkin & Jenrette in March 1995 to provide investment banking services.) The PPTF Board has determined that the transactions contemplated by the Merger Agreement represent a continuation of its long-term strategy to achieve geographic and product diversification. (From January 1, 1994 to August 18, 1995, the PPTF Board was comprised of eight trustees: Dr. Eliot H. Berg, Dr. Louis P. Brady, Dr. Joseph C. Cauthen, Dr. Henry C. Hardin, Dr. Hubert G. Martinez, Dr. George A. Segal, Dr. Robert S. Tolmach and Dr. Edward S. Truppman. From August 19, 1995 to February 23, 1996, the PPTF Board was comprised of seven trustees: Dr. Eliot H. Berg, Dr. Louis P. Brady, Dr. Joseph C. Cauthen, Dr. Hubert G. Martinez, Dr. George A. Segal, Dr. Robert S. Tolmach and Dr. Edward S. Truppman. From February 24, 1996 to the date of this Joint Proxy Statement/Prospectus, the PPTF Board was comprised of nine trustees: Dr. Richard
G. Alper, Dr. Eliot H. Berg, Dr. Louis P. Brady, Dr. Joseph C. Cauthen, Dr. Hubert G. Martinez, Dr. Kerry M. Schwartz, Dr. George A. Segal, Dr. Robert S. Tolmach and Dr. Edward S. Truppman.)

     In January 1996, and as a result of an introduction by Donaldson, Lufkin & Jenrette, Mr. Victor T. Adamo, the President and Chief Executive Officer of PICOM (Professionals Group's predecessor-in-interest for these purposes) and Mr. Roderick C. Dickinson, then the Executive Director of PPTF, met to discuss the possibility of a strategic affiliation between PICOM and PPTF. At this meeting, they reviewed the growth strategies, operating philosophies and performance of PICOM and PPTF. Messrs. Adamo and Dickinson noted that each entity had been created to provide doctors with an effective and reliable source of medical malpractice insurance, was seeking geographic and product diversification, and was committed to providing a high level of insurance protection, claims defense and service to its insureds. Although this meeting did not result in any understanding or agreement regarding an affiliation, Messrs. Adamo and Dickinson decided that it would be worthwhile for PICOM and PPTF to explore further the possibility of a strategic affiliation. On February 27, 1996, PICOM and PPTF entered into a confidentiality agreement (the "Confidentiality Agreement") and each entity commenced a limited due diligence investigation of the other entity.

     Discussions between PICOM and PPTF regarding the possibility of affiliating continued until June 1996. Discussions were terminated and abandoned at that time when, among other issues, the entities were unable to concur on a structure for combining the business and operations of PICOM and PPTF. These discussions were preliminary in nature and did not result in an offer by one entity to merge with or acquire the other entity. Moreover, at no time during these discussions was a written merger or acquisition proposal submitted by one entity to the other entity. Finally, when these discussions were terminated and abandoned, there was no expectation or understanding that they would be renewed in the future.

     In August 1996, PICOM and its subsidiaries were reorganized into an insurance holding company system headed by a business corporation (Professionals Group) rather than an insurance corporation (PICOM). This reorganization was part of PICOM's long-term business plan and was not related to any discussions with PPTF or any other person or entity.

     In March 1997, Mr. Steven L. Salman (who became the President and Chief Executive Officer of PPTF in October 1996) expressed to Mr. Adamo (the President and Chief Executive Officer of Professionals Group and PICOM) that PPTF was once again evaluating its long-term growth strategy and that, as part of that process, PPTF would be considering possible strategic affiliations.

     On April 4, 1997, Mr. Adamo and Mr. Salman met to discuss the growth strategies, operating philosophies and financial performance of Professionals Group and PPTF, recent developments affecting Professionals Group and PPTF, and regional and national developments in the insurance industry, including consolidation. While this meeting did not result in any understanding or agreement regarding a business combination, Mr. Adamo and Mr. Salman both concluded that a business combination between Professionals Group and PPTF would present a unique opportunity to expand each entity's insurance operations and that such a combination, by creating a combined entity that would be larger and stronger than either Professionals Group or PPTF alone, would enhance acquisition and other opportunities for growth and diversification and would improve the competitive position of the combined entity in a consolidating insurance industry. Accordingly, Messrs. Adamo and Salman decided that it would be worthwhile to explore further the possibility of a strategic affiliation between Professionals Group and PPTF.

     Following the April 4, 1997 meeting, Mr. Adamo, on behalf of Professionals Group, engaged Cochran, Caronia & Co. as Professionals Group's financial advisor to advise Professionals Group regarding the possibility of combining Professionals Group and PPTF.

     During the months of April, May and June 1997, Messrs. Adamo and Salman met and had telephone discussions on several occasions to explore the business and operational compatibility of the two entities as well as the rationale and potential value of a business combination between Professionals Group and PPTF. These discussions were expanded to include Cochran, Caronia & Co. (Professionals Group's financial advisor) and Donaldson, Lufkin & Jenrette (PPTF's financial advisor) and to encompass the potential structure and the business and insurance market implications of such a combination.

     Beginning in May 1997, the PPTF Board and the PPTF Collaboration Committee (a committee of the PPTF Board formed to guide management in effecting a strategic affiliation) considered the preliminary discussions that had occurred between PPTF and those insurers who were potential business combination candidates (including, Professionals Group). On June 7, 1997 and June 21, 1997, the Collaboration Committee (with all members present) considered the potential benefits and terms of an arrangement with Professionals Group.

     On June 11, 1997, the Confidentiality Agreement was amended to include Professionals Group and make it applicable to the then ongoing discussions between Professionals Group and PPTF.

     On June 20, 1997, PPTF's retainer agreement with Donaldson, Lufkin & Jenrette was revised to expand PPTF's engagement of Donaldson, Lufkin & Jenrette to include advising PPTF regarding a strategic affiliation with either Professionals Group or another insurer and rendering its opinion with respect to the fairness, from a financial point of view, to PPTF Members of a transaction with either Professionals Group or another insurer. Subsequently, Cochran, Caronia & Co., on behalf of Professionals Group, and Donaldson, Lufkin & Jenrette, on behalf of PPTF, began to explore the strategic, business and operational compatibility of Professionals Group and PPTF, as well as the rationale and potential value of a business combination between those entities.

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

     At meetings on June 27 and June 28, 1997, the PPTF Board (with all members present other than Dr. Schwartz) discussed the insurers under consideration as potential business combination candidates. Following detailed discussions at its June 28, 1997 meeting, the PPTF Board unanimously voted (with eight trustees present and one trustee, Dr. Schwartz, absent) to enter into a 45-day period of exclusive negotiations with Professionals Group with the goal of reaching a definitive merger agreement. The PPTF Board determined to negotiate exclusively with Professionals Group because it perceived numerous similarities between the corporate cultures, philosophies and strategies of PPTF and Professionals Group. The PPTF Board also believed that a strategic alliance with Professionals Group
(i) could be structured as a "merger of equals" that would provide PPTF's Members and the PPTF Board with the opportunity to influence the management and policies of the combined entity, and (ii) would provide immediate and significant opportunities for revenue enhancements, geographic and product diversification and future acquisitions.

     During July and August 1997, members of Professionals Group's senior management team (Mr. Victor T. Adamo, Mr. R. Kevin Clinton and Ms. Annette E. Flood, the President and Chief Executive Officer, the Vice President, Treasurer and Chief Financial Officer, and the Secretary, respectively, of Professionals Group), Cochran, Caronia & Co. (Professionals Group's financial advisor), and Miller, Canfield, Paddock and Stone, P.L.C. (Professionals Group's legal advisor), commenced a due diligence investigation of PPTF and its businesses. At the same time, members of PPTF's senior management team (Mr. Steven L. Salman and Mr. William D. Baxter, the President and Chief Executive Officer and the Controller, respectively, of PPTF), Donaldson, Lufkin & Jenrette (PPTF's financial advisor) and Steel Hector & Davis LLP (PPTF's legal advisor), commenced a due diligence investigation of Professionals Group. Simultaneously with these due diligence inquiries, Professionals Group, PPTF and their respective financial and legal advisors discussed a business combination model and general business combination issues. These discussions related to the number of shares of Professionals Group Common Stock that might be issued in a combination of Professionals Group and PPTF and the feasibility of structuring the combination of Professionals Group and PPTF as a "tax-free" transaction for Federal income tax purposes that would qualify as a "pooling-of-interests" for accounting and financial reporting purposes. Such discussions also related to the size and composition of the boards of directors of the combined entity and its insurance operations, the composition of senior management of the combined entity and its insurance operations, and the long-term strategy of the combined entity with respect to geographic and product diversification. Following these discussions, Professionals Group's legal advisor (Miller, Canfield, Paddock and Stone, P.L.C.) and PPTF's legal advisor (Steel Hector & Davis LLP) began drafting an agreement providing for a possible business combination of Professionals Group and PPTF.

     During the period beginning in early July 1997 and ending on July 24, 1997, the type and aggregate amount of consideration to be issued to PPTF Members in exchange for all Membership Rights was determined by the parties on the basis of arm's-length negotiations between the parties. During these negotiations, the parties focused on an exchange of shares for Professionals Group Common Stock for all Membership Rights, the book value of Professionals Group, the book value of PPTF, the value of PPTF in a business combination of Professionals Group and PPTF, and the market-to-book multiple of Professionals Group Common Stock. From these discussions the parties determined that the number of shares of Professionals Group Common Stock should be based on the value of PPTF in a business combination of PPTF with Professionals Group, which the parties then estimated to be between $112.0 million and $127.0 million, and an "average market price" for Professionals Group Common Stock (subject to a minimum average market price and a maximum average market price). The range of average market prices discussed by the parties was between $26 and $36. In the Initial Merger Agreement that was executed on August 14, 1997, it was agreed that in the business combination of Professionals Group and PPTF, Members of PPTF would, subject to the exercise of dissenters' rights, exchange all Membership Rights for an aggregate number of shares of Professionals Group Common Stock determined by dividing $116,091,248 (which was the value that the parties had placed on PPTF in a business combination of PPTF and Professionals Group) by the average of the daily closing prices per share of Professionals Group Common Stock as reported by the Nasdaq National Market for the period of 20 business days ending on the fifth business day prior to the closing date for such business combination. However, the parties agreed that for purposes of such formula (the "Stock Formula"), in no event would such average price be less than $27 per share or more than $31 per share. Thus, depending on such average price per share for Professionals Group Common Stock, the aggregate number of shares of Professionals Group Common Stock issuable to PPTF Members would be not more than 4,299,676 and not less than 3,744,879. As of July 24, 1997, the aggregate number of shares issuable to PPTF Members under the Stock Formula would have been approximately 4,089,160. Throughout their negotiations, and in agreeing to the Initial Merger Agreement, the parties understood that the actual number and value of the shares of Professionals Group Common Stock issued to Members of PPTF upon consummation of the contemplated transactions would be a function of the market price of Professionals Group Common Stock.

     At meetings of the Professionals Group Board held on June 4, July 23, and August 6, 1997, Mr. Adamo described to the Professionals Group Board the discussions between the parties. The Professionals Group Board then considered the reasons for, and the potential benefits to Professionals Group and its stockholders from, a business combination of Professionals Group and PPTF. See "-- Reasons for the Transactions." All members of the Professionals Group Board were present at each of these meetings, except Dr. Powell and Mr. Campbell were not present at the August 6, 1997 meeting.

     At its July 26, 1997 meeting, the PPTF Board reviewed the terms of the proposed Initial Merger Agreement. It also considered the reasons for, and the potential benefits from, a business combination with Professionals Group. See "-- Reasons for the Transactions." After discussion and consideration, the PPTF Board (with all nine trustees present) unanimously authorized and directed Mr. Salman and Dr. Berg to execute the Initial Merger Agreement on terms substantially the same as those presented to the PPTF Board.

     At its August 6, 1997 meeting, the Professionals Group Board (with all members present except Dr. Powell and Mr. Campbell) reviewed the terms of the proposed Initial Merger Agreement, which provided for a "tax-free" "pooling-of-interests" of Professionals Group and PPTF through the conversion, subject to dissenters' rights, of all Membership Rights into the number of shares of Professionals Group Common Stock determined pursuant to the Stock Formula. The proposed Initial Merger Agreement reviewed by the Professionals Group Board also contained preliminary provisions regarding (i) the renaming and location of the combined entity's insurance operations, (ii) the composition of the boards of directors of the combined entity and its insurance operations,
(iii) the composition of senior management of the combined entity and its insurance operations, (iv) the conversion of PPTF Policies into policies issued by the combined entity's insurance operations and from assessable policies to non-assessable policies, all without any endorsement or modification thereto,
(v) trustee, director and officer indemnification and insurance, (vi) employment and employee benefits, (vii) the assumption by the combined entity of certain employment and change in control agreements, and (viii) the issuance of an aggregate of 153,000 shares of Professionals Group Common Stock to the PPTF Trustee Participants and the PPTF Officers over a period of not more than five years.

     On August 7, 1997, Professionals Group formalized its retention of McDonald & Company to render its opinion with respect to the fairness, from a financial point of view, to Professionals Group stockholders of the consideration to be paid to Members of PPTF in respect of their Membership Rights pursuant to the Initial Merger Agreement. (Professionals Group had engaged Cochran, Caronia & Co., a recently-formed investment banker, as a financial advisor because the principals of Cochran, Caronia & Co. are nationally recognized specialists in the insurance industry in general and in investment banking advisory services to the insurance industry in particular. The principals of Cochran, Caronia & Co. have been regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. Professionals Group selected Cochran, Caronia & Co. as its financial advisor based upon the qualifications, expertise and reputation of the principals of Cochran, Caronia & Co. in such capacity, as well as their existing relationship and familiarity with Professionals Group. See "-- Opinion of Professionals Group Financial Advisor -- Cochran, Caronia & Co." Given the fact that Cochran, Caronia & Co. had been formed fairly recently and was relatively unknown to Professionals Group's stockholders, Professionals Group elected to engage a second financial advisor that it considered would be better known to its stockholders. The Professionals Group Board selected McDonald & Company as a financial advisor because of McDonald & Company's extensive experience with the valuation of financial institutions, its industry expertise with respect to insurance companies and other financial institutions, and its experience in transactions similar to the transactions contemplated by the Merger Agreement. McDonald & Company, as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. See "-- Opinion of Professionals Group Financial Advisor -- McDonald & Company.")

     At a special meeting of the Professionals Group Board held on August 12, 1997, Mr. Adamo, the President and Chief Executive Officer of Professionals Group, again reviewed the reasons for, and the potential benefits to Professionals Group and its stockholders from, a business combination of Professionals Group and PPTF. The terms of the Initial Merger Agreement were also reviewed. After discussion and consideration of the factors discussed below under "-- Reasons for the Transactions," the Professionals Group Board (with eight directors present and two directors, Mr. Campbell and Dr. Woodhams, absent) unanimously approved the Initial Merger Agreement and all of its terms.

     In approving the Initial Merger Agreement and all of its terms, including the provisions relating to the type and amount of consideration to be issued by Professionals Group in a business combination with PPTF, the Professionals Group Board considered the factors described below under "-- Reasons for the Transactions." The Professionals Group Board did not assign any relative or specific weights to any of such factors, and individual directors may have given differing weights to different factors.

     In regards to the type of consideration to be issued in a business combination with PPTF, the Professionals Group Board noted that the issuance of shares of Professionals Group Common Stock in exchange for the Membership Rights would permit the transaction to qualify as a "tax-free" transaction for Federal income tax purposes and as a "pooling-of-interests" for accounting and financial reporting purposes. Conversely, the use of cash or other consideration would have caused the transaction to be characterized as a taxable purchase. The Professionals Group Board concluded that a "tax-free" "pooling-of-interests" was an effective means of enhancing the benefits expected to be derived from a business combination of Professionals Group and PPTF. See "-- Reasons for the Transactions," "-- Anticipated Accounting Treatment" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

     In regards to the amount of consideration to be issued in a business combination with PPTF, the Professionals Group Board noted that Professionals Group and PPTF were two financially sound entities of comparable size with complementary businesses and business strategies. It also noted that a business combination of Professionals Group and PPTF would represent a strategic alliance and that the stockholders of Professionals Group and the Members of PPTF could expect to realize the anticipated long-term benefits of such an alliance (including, but not limited to, the future stock value and earnings per share of the combined entity, the combined entity's larger size and financial strength and its consequently enhanced ability to invest in its existing businesses, serve larger clients and develop new products and services, the cost savings that might be realized over time through consolidation of operations, the opportunity to diversify earnings, the business synergies that might be realized, and the potential effect of those transactions on the perception of the combined entity's operations by the financial markets).

     The Professionals Group Board also considered (i) the effectiveness of the transactions contemplated by the Merger Agreement in implementing and accelerating Professionals Group's long-term external growth strategy; (ii) the financial condition, businesses and prospects of Professionals Group and PPTF and reviewed information with respect to the recent and historic stock and earnings performance of Professionals Group, information with respect to the recent and historic earnings performance of PPTF, and information with respect to the credit position and capital markets access of each of Professionals Group and PPTF; (iii) the detailed financial analyses, pro forma and other information with respect to Professionals Group and PPTF discussed by Professionals Group's financial advisors (Cochran, Caronia & Co. and McDonald & Company); (iv) its own knowledge of Professionals Group, PPTF and their respective businesses, and the results of Professionals Group's due diligence review of PPTF's business; (v) the ability of the combined entity to achieve, over time, a loss ratio comparable to that of PICOM and industry averages in light of recent changes in PPTF's underwriting practices and rate structure and PICOM's marketing experience; (vi) revenue enhancements and operating efficiencies that could result over time from the combining of the insurance operations of PICOM and PPTF; and (vii) the effect on Professionals Group stockholders' value of Professionals Group's continuing as a stand-alone entity as compared to the effect of Professionals Group's combining with PPTF in light of the factors summarized above with respect to the financial condition and prospects of the entities on a stand-alone basis and of the combined entity. See "-- Reasons for the Transactions."

     As to the shares of Professionals Group Common Stock contemplated to be issued to the PPTF Trustee Participants and PPTF Officers as contemplated by
Section 1.28 of the Merger Agreement (which provision was suggested by Professionals Group and was also contained in the Initial Merger Agreement), the Professionals Group Board focused on the desirability of facilitating and expediting the consolidation and integration of the combined entity's insurance operations within a reasonable time following the consummation of the proposed business combination and on the need for the combined entity to maintain market share in Florida. In evaluating the contemplated business combination, the Professionals Group Board noted the critical importance of successfully integrating, and building on the strengths of each entity's management and management and operational practices and policies. It also noted the uncertainties inherent in any combination of sizeable entities like Professionals Group and PPTF. The Professionals Group Board then considered the role that the PPTF Trustee Participants and PPTF Officers would have in the consolidation and integration process. After examining the skills and experience of the PPTF Trustee Participants and the PPTF Officers, and after giving due consideration to their knowledge of the Florida insurance market in general and the operations of PPTF in particular, the Professionals Group Board determined that it would be desirable for the PPTF Trustee Participants and the PPTF Officers to have a significant role in such consolidation and integration process. Accordingly, and for the purposes of facilitating an expeditious consolidation and integration of the combined entity's insurance operations, the Professionals Group Board determined (i) to provide each of the PPTF Trustee Participants and the PPTF Officers with a reasonable incentive to remain very active participants in the operations of the combined entity following the consummation of the transactions contemplated by the Merger Agreement and (ii) that shares of Professionals Group Common Stock would be the most appropriate form for such incentive because this form would align the interests of the recipients to the long-term interests of Professionals Group's stockholders. (The Professionals Group Board noted that such incentives might also discourage the recipients of such shares from accepting offers of employment from competitors.) The number of shares to be issued to each PPTF Trustee Participant and each PPTF Officer was based on the recipient's position, experience, expertise and expected role in the consolidation and integration process.

     On August 14, 1997, the Initial Merger Agreement was executed. The Initial Merger Agreement included the Stock Formula and provisions regarding (i) the structure of the proposed business combination of Professionals Group and PPTF,
(ii) the renaming and location of the combined entity's insurance operations,
(iii) the size and composition of the boards of directors of the combined entity and its insurance operations, (iv) the composition of senior management of the combined entity and its insurance operations, (v) the conversion of PPTF Policies into policies issued by the combined entity's insurance operations and from assessable policies to non-assessable policies, all without any endorsement or modification thereto, (vi) trustee, director and officer indemnification and insurance, (vii) employment and employee benefits, (viii) the assumption by the combined entity of certain employment and change in control agreements, and (ix) the issuance of an aggregate of 153,000 shares of Professionals Group Common Stock to the PPTF Trustee Participants and the PPTF Officers over a period of four years. (The provisions of the Initial Merger Agreement described in clauses
(i) - (ix) were substantially similar to the provisions set forth in the Merger Agreement.) See "-- Summary of the Merger Agreement."

     On September 16, 1997, the PPTF Board received from FPIC Insurance Group, Inc., a competing Florida-based medical malpractice insurer, a non-binding written expression of interest which indicated that FPIC would be willing to enter into a business combination with PPTF in which PPTF Members would exchange all Membership Rights for shares of FPIC common stock. This writing also indicated that the number and actual value of such shares would be determined by dividing $170.0 million by the average of the daily closing prices per share for the 20 business day period ending on the fifth business day prior to the closing of FPIC's proposed business combination and that the aggregate number of shares actually issued to PPTF Members in such business combination would be subject to a satisfactory "floor and collar" based on FPIC's share price. In accordance with the terms of the Initial Merger Agreement, PPTF gave Professionals Group written notice of FPIC's expression of interest.

     On September 17, 1997, the PPTF Board held a special meeting to discuss the FPIC inquiry and its impact on the transactions with Professionals Group provided for in the Initial Merger Agreement. The PPTF Board noted that the number of shares of FPIC common stock to be issued in FPIC's proposed acquisition of PPTF would be determined by dividing $170.0 million by an "average market price" for FPIC common stock. The PPTF Board also noted that due to a substantial increase in the price of Professionals Group Common Stock that had occurred since the signing of the Initial Merger Agreement, the number of shares of Professionals Group Common Stock issuable to PPTF Members under the Initial Merger Agreement had declined from approximately 4,089,160 to 3,744,879. Consequently, based on the September 16, 1997 closing price per share of Professionals Group Common Stock as reported on the Nasdaq National Market ($37.75), the aggregate value of the shares of Professionals Group Common Stock then issuable to PPTF Members under the Initial Agreement was $141.4 million. On the basis of its discussions at this meeting, the PPTF Board, in accordance with its fiduciary obligations and as permitted under the Initial Merger Agreement, determined to review and analyze (i) the non-binding FPIC inquiry based upon publicly-available information and other information concerning FPIC acquired by PPTF, (ii) the insurance operations of FPIC, (iii) the compatibility of the corporate cultures, philosophies and strategies of FPIC and PPTF, (iv) the impact on PPTF and its Members and employees of an acquisition of PPTF by FPIC,
(v) the anti-trust and regulatory issues posed by an acquisition of PPTF by FPIC, and (vi) the claims handling policies and practices of FPIC in comparison to the claims handling policies of PPTF.

     On September 19, 1997, FPIC and PPTF executed a confidentiality agreement (the "FPIC Confidentiality Agreement"). On September 23, 1997, Mr. Salman and PPTF's legal advisor (Steel Hector & Davis LLP) and financial advisor (Donaldson, Lufkin & Jenrette) met in Orlando, Florida with William R. Russell, the President and Chief Executive Officer of FPIC, and FPIC's legal advisor and financial advisor, to discuss the FPIC inquiry. On September 24 and 26, 1997, FPIC delivered to PPTF unsigned drafts of a non-binding written expression of interest to acquire PPTF in exchange for FPIC common stock. On September 26, 1997 at 4:20 p.m., PPTF received a signed non-binding written acquisition proposal from FPIC by facsimile transmission. This non-binding proposal, which was the non-binding Original FPIC Proposal and was not materially different from either the expression of interest received on September 16, 1997 or the unsigned drafts that had been received on September 24 and 26, 1997, contemplated FPIC's acquiring PPTF in a transaction in which PPTF Members would exchange all Membership Rights for shares of FPIC common stock. Immediately thereafter, and in accordance with the Initial Merger Agreement and the FPIC Confidentiality Agreement, PPTF provided a copy of the Original FPIC Proposal to Professionals Group.

     The Original FPIC Proposal cited the September 25, 1997 closing price per share of FPIC common stock as reported on the Nasdaq National Market ($30) and stated that the number of shares of FPIC common stock to be issued by FPIC in its contemplated acquisition of PPTF would be determined by dividing $166.5 million by the average of the daily closing prices per share of FPIC common stock as reported by the Nasdaq National Market for the period of 20 business days ending on the fifth business day prior to the closing date for the proposed acquisition, subject to a floor of $25 per share and a cap of $35 per share. The Original FPIC Proposal also contemplated that following FPIC's acquisition of PPTF, the board of directors of each of FPIC and Florida Physicians Insurance Company, FPIC's wholly-owned insurance subsidiary, would be increased to 18 members and that six PPTF trustees would be appointed to each of those boards. The Original FPIC Proposal, which contemplated "fiduciary out" provisions substantially similar to those contained in the Initial Merger Agreement and a break up fee equal to $4.5 million plus certain expenses, was subject to the negotiation and execution of a definitive merger agreement and to obtaining termination of the waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act, as amended, and all requisite regulatory approvals. The Original FPIC Proposal also provided for the issuance of shares of FPIC Common Stock to PPTF trustees on terms substantially similar to those set forth in
Section 1.28 of the Merger Agreement.

     Between September 16, 1997 and September 29, 1997, there were numerous telephone discussions between Messrs. Adamo and Salman regarding the status of the Original FPIC Proposal and the transactions provided for in the Initial Merger Agreement, the duties of the PPTF Board in light of the Original FPIC Proposal, and whether it would be appropriate or worthwhile for Professionals Group and PPTF to reconsider the terms of the Initial Merger Agreement.

     At a meeting of the Professionals Group Board held on September 20, 1997, the Professionals Group Board reviewed the terms of the Original FPIC Proposal and the Initial Merger Agreement. It also considered the status of the transactions provided for in the Initial Merger Agreement. The Professionals Group Board then deliberated whether the benefits to be derived from a potential business combination with PPTF warranted modifying the terms of the Initial Merger Agreement, including adjusting the number of shares of Professionals Group Common Stock to be issued in such a business combination. The Professionals Group Board reviewed the factors that it had considered in approving the Initial Merger Agreement (see "-- Reasons for the Transactions") and noted that a substantial increase in the per share price of Professionals Group Common Stock since the execution of the Initial Merger Agreement had reduced the number of shares of Professionals Group Common Stock issuable under the Initial Merger Agreement from approximately 4,089,160 to 3,744,879. Given that the Stock Formula contained in the Initial Merger Agreement provided for the issuance of up to 4,299,676 shares of Professionals Group Common Stock in a business combination with PPTF, the Professionals Group Board determined that the benefits expected to be derived from such a business combination could justify the issuance of more than the 3,744,879 shares of Professionals Group Common Stock then contemplated under the Initial Merger Agreement. The Professionals Group Board (with all of its members present) then unanimously directed Professionals Group's management to discuss with PPTF changes to the transactions contemplated by the Initial Merger Agreement consistent with the foregoing.

     On September 27, 1997, at a special meeting of the PPTF Board, the provisions of the Original FPIC Proposal were reviewed and discussed by the PPTF Board. As part of this discussion and review, Mr. Salman informed the PPTF Board of the closing prices per share for FPIC common stock and Professionals Group Common Stock as of September 26, 1997 as reported on the Nasdaq National Market ($29.325 and $38, respectively). Mr. Salman then advised the PPTF Board that based on the terms of the FPIC Proposal and his conversations with William R. Russell, the President and Chief Executive Officer of FPIC, it appeared that FPIC would be reluctant to rename the combined entity's insurance operations, and that upon consummation of the transactions contemplated by the FPIC Proposal
(i) a substantial portion of PPTF's management and staff would be eliminated;
(ii) PPTF's vigorous claims practices and its loss adjustment expense reserves would be reduced; and (iii) PPTF's Members and the PPTF Board would have only a limited opportunity to influence the management and policies of the combined entity. Mr. Salman also noted that publicly-available information filed with the Florida Insurance Department by FPIC and PPTF regarding medical malpractice cases handled by FPIC and PPTF suggested substantial differences in the claims handling philosophies and practices of FPIC and PPTF. In contrast, information obtained as part of PPTF's due diligence inquiry of Professionals Group and PICOM suggested a substantial identity between the claims handling philosophies and practices of PICOM and PPTF. Such information, which related to the percentage of medical malpractice cases closed with no indemnity paid and to the number of defendants taken to trial, indicated that FPIC did not litigate to conclusion as high a percentage of claims as did PPTF and that PICOM litigated to conclusion as high (if not marginally higher) a percentage of claims as did PPTF. Finally, Mr. Salman noted that FPIC was essentially a single line, single state insurer that had not shown meaningful growth in other lines of coverage or in expanding to other states. In contrast, Professionals Group had taken significant steps to achieve product and geographic diversification and had lessened its dependence on medical malpractice premiums from a single state.

     Steel Hector & Davis LLP, PPTF's legal advisor, then informed the PPTF Board that an acquisition of PPTF by FPIC might raise anti-trust and regulatory issues because the combined entity would have over 50% of the Florida medical malpractice insurance market. Steel Hector & Davis LLP also informed the PPTF Board that while anti-trust considerations would not necessarily preclude the merger of PPTF into FPIC, they believed that the United States Department of Justice would make inquiries into the potential for anti-competitive effects on the Florida medical malpractice insurance market if FPIC and PPTF were to agree to combine.

     Donaldson, Lufkin & Jenrette, PPTF's financial advisor, then provided a comparison of the financial terms of the Initial Merger Agreement and the Original FPIC Proposal. Donaldson, Lufkin & Jenrette noted that based on the last sales price per share for Professionals Group Common Stock on September 26, 1997 as
reported on the Nasdaq National Market, the stock value of the transactions provided for in the Initial Merger Agreement was $142.3 million, or 14.5% less than the $166.5 million stated value of the Original FPIC Proposal. Donaldson, Lufkin & Jenrette also stated that as of June 30, 1997, the book value per share of Professionals Group Common Stock on a GAAP basis was $26.62 and that Professionals Group's price/book multiple was 1.32x. In contrast, as of June 30, 1997, the book value per share of FPIC common stock on a GAAP basis was $11.60 and FPIC's price/book multiple was 2.53x.

     Donaldson, Lufkin & Jenrette then advised the PPTF Board that the ratio of Professionals Group's share price to 1998 estimated earnings per share was 11.9x, and the value of the transactions contemplated by the Merger Agreement as of September 26, 1997 was 17.1x PPTF's GAAP estimated 1997 earnings and 13.9x PPTF's GAAP estimated 1998 earnings. In contrast, the ratio of FPIC's share price to 1998 estimated earnings per share was 11.2x, and the value of the transactions contemplated by the Original FPIC Proposal as of September 26, 1997 was 20.0x PPTF's GAAP estimated 1997 earnings and 16.3x PPTF's GAAP estimated 1998 earnings. Donaldson, Lufkin & Jenrette also noted that, based on June 30, 1997 results, the price to book ratio of FPIC was 2.55x, and the price to book ratio for Professionals Group was 1.43x. Finally, Donaldson, Lufkin & Jenrette noted that its Public Market Comparable Company Analysis for medical malpractice insurance companies showed that Professionals Group was in the middle of the group of medical malpractice insurance companies as to price to earnings multiples, price to book multiples and other ratios.

     From the discussion and review that occurred at this meeting of the PPTF Board, the PPTF Board determined that FPIC had claims handling philosophies and practices that were substantially different from those of PPTF and PICOM and that FPIC did not utilize as vigorous claims handling philosophies as PPTF and PICOM. This factor, when coupled with FPIC's apparent lack of product and geographic diversification, caused the PPTF Board to conclude that the corporate cultures, philosophies and strategies of FPIC and PPTF were dissimilar in certain fundamental respects. The PPTF Board also noted that a combination of FPIC and PPTF would substantially increase the level of market concentration in the Florida medical malpractice insurance market. In contrast, a combination with Professionals Group was not expected to lessen competition in that market. Finally, based on the levels of product and geographic diversification and financial performance achieved by Professionals Group, the PPTF Board concluded that there could be a greater opportunity for appreciation in value associated with Professionals Group Common Stock.

     At the September 27, 1997 meeting of the PPTF Board, Mr. Salman also stated that late in the evening of September 26, 1997, PPTF had received from Professionals Group a form of amendment to the Initial Merger Agreement. The proposed amendment stated that on or before 5:00 p.m. Detroit, Michigan time on October 3, 1997 Professionals Group would submit to PPTF a written proposal that would amend the Initial Merger Agreement to "provide for enhanced consideration of more than a nominal amount" for Members of PPTF upon consummation of a business combination with Professionals Group. However, and in exchange for such proposal, the proposed amendment would have restricted PPTF's ability to continue discussions with FPIC and would have given Professionals Group the right to terminate the Initial Merger Agreement if Professionals Group's written proposal was not approved by the PPTF Board by 9:00 p.m. Detroit, Michigan time on October 9, 1997. The PPTF Board determined that it would not enter into the amendment to the Initial Merger Agreement as proposed by Professionals Group. It did, however, instruct Mr. Salman to advise Professionals Group that the PPTF Board would be willing to discuss and consider means of increasing the value to PPTF Members of a business combination with Professionals Group. The PPTF Board unanimously voted (with all nine trustees present) to authorize and direct PPTF's management and legal advisors and financial advisors to continue discussions with Professionals Group and FPIC so that the PPTF Board could evaluate both proposals fully.

     On September 30, 1997, PPTF formalized a revised agreement to retain Donaldson, Lufkin & Jenrette to render its opinion with respect to the fairness, from a financial point of view, to PPTF Members of a transaction with Professionals Group or another entity. In addition, on that same day, Mr. Salman, PPTF's legal advisor (Steel Hector & Davis LLP), and PPTF's financial advisor (Donaldson, Lufkin & Jenrette), and Mr. Adamo, Mr. R. Kevin Clinton (the Vice President, Treasurer and Chief Financial Officer of Professionals Group), Professionals Group's legal advisor (Miller, Canfield, Paddock and Stone, P.L.C.), and one of Professionals Group's financial advisors (Cochran, Caronia & Co.), met in the New York offices of

Donaldson, Lufkin & Jenrette to discuss the status of the Original FPIC Proposal and the transactions provided for in the Initial Merger Agreement. At this meeting, Messrs. Salman and Adamo discussed the shared management and operating philosophies of PPTF and Professionals Group, the means of preserving for PPTF the continuation of its vigorous claims handling practices, and whether the value of a business combination of Professionals Group and PPTF could be enhanced.

     The discussions regarding enhancing the value of a business combination of Professionals Group and PPTF focused primarily on the number of shares of Professionals Group Common Stock to be issued upon the combination of Professionals Group and PPTF. Messrs. Adamo and Salman both noted (i) that the Initial Merger Agreement provided for the issuance of not less than 3,744,879 and not more than 4,299,676 shares of Professionals Group Common Stock (depending on the average price of Professionals Group Common Stock under the Stock Formula); (ii) that based on the Stock Formula and the average of the daily closing prices per share of Professionals Group Common Stock as reported by the Nasdaq National Market for the period of 20 business days ending on the fifth business day prior to the execution of the Initial Merger Agreement, the number of shares that would have been issued under the Initial Merger Agreement on the date it was executed would have been 4,089,160; and (iii) that due to the substantial increase in the price of Professionals Group Common Stock that had occurred after the signing of the Initial Merger Agreement, the aggregate number of shares of Professionals Group Common Stock issuable to Members of PPTF under the Initial Merger Agreement had dropped to 3,744,879. The financial advisors for Professionals Group and PPTF (Cochran, Caronia & Co. and Donaldson, Lufkin & Jenrette, respectively) then observed that, assuming the issuance of 4,089,160 shares of Professionals Group Common Stock (which was the number of shares of Professionals Group Common Stock that would have been issuable under the Initial Merger Agreement on the date it was executed) and based on the last sales price per share of Professionals Group Common Stock on September 30, 1997 as reported on the Nasdaq National Market ($39.00), the stock value of a transaction between PPTF and Professionals Group would be approximately $159.5 million. See "COMPARATIVE STOCK PRICES."

     At the close of this meeting, Messrs. Adamo and Salman agreed to assess the positions of each of Professionals Group and PPTF and to communicate the substance of the discussions that had occurred to their respective Boards.

     At a special meeting of the Professionals Group Board held on October 1, 1997, Messrs. Adamo and Clinton reviewed the terms of the Initial Merger Agreement and the Original FPIC Proposal. They also informed the Professionals Group Board of the discussions that had taken place at the September 30, 1997 meeting with representatives of PPTF. The Professionals Group Board then reviewed the reasons for, and the potential benefits of, a business combination between Professionals Group and PPTF and reconsidered the amount of consideration to be issued by Professionals Group in a business combination with PPTF. During these deliberations the Professionals Group Board considered the same factors that it had considered at its meeting on August 12, 1997 when it approved the Initial Merger Agreement. See "-- Reasons for the Transactions." The Professionals Group Board also noted (i) that the Initial Merger Agreement provided for the issuance of not less than 3,744,879 and not more than 4,299,676 shares of Professionals Group Common Stock (depending on the average price of Professionals Group Common Stock under the Stock Formula); (ii) that based on the Stock Formula and the average of the daily closing prices per share of Professionals Group Common Stock as reported by the Nasdaq National Market for the period of 20 business days ending on the fifth business day prior to the execution of the Initial Merger Agreement, the number of shares that would have been issued under the Initial Merger Agreement on the date it was executed would have been 4,089,160; and (iii) that due to the substantial increase in the price of Professionals Group Common Stock that had occurred after the signing of the Initial Merger Agreement, the aggregate number of shares of Professionals Group Common Stock issuable to Members of PPTF under the Initial Merger Agreement had become 3,744,879. As a result of these deliberations, the Professionals Group Board determined to increase to, and fix at, 4,089,160 the number of shares of Professionals Group Common Stock to be issued in a business combination with PPTF.

     The Professionals Group Board then considered amending and restating the Initial Merger Agreement to (i) eliminate the Stock Formula and fix the number of shares of Professionals Group Common Stock to be issued in such a business combination at 4,089,160, (ii) increase the amount of liquidated damages payable upon termination to $4.5 million plus all out-of-pocket expenses, and (iii) restrict the ability of an unsolicited bidder to conduct a due diligence inquiry of PPTF. In connection with these deliberations of the Professionals Group Board, Miller, Canfield, Paddock and Stone, P.L.C. (Professionals Group's legal advisor) described the modifications to the Initial Merger Agreement that would have to be made to effect the changes under consideration. Both of Professionals Group's financial advisors (Cochran, Caronia & Co. and McDonald & Company) then opined that if the aggregate number of shares of Professionals Group Common Stock to be issued to PPTF Members in respect of their Membership Rights was fixed at 4,089,160, then, as of October 1, 1997, the consideration to be paid by Professionals Group to Members of PPTF in respect of their Membership Rights was fair, from a financial point of view, to the stockholders of Professionals Group. The Professionals Group Board (with 11 directors present and no directors absent) then unanimously approved and authorized the execution of the proposed Restated Merger Agreement.

     In connection with its approval of the Restated Merger Agreement, the oral opinions of Cochran, Caronia & Co. and McDonald & Company were merely one of many factors considered by the Professionals Group Board. Moreover, the Professionals Group Board did not assign any relative or specific weights to any of such factors, and individual directors may have given differing weights to different factors. See "-- Reasons for the Transactions." For descriptions of the presentations made to the Professionals Group Board by its financial advisors and of the assumptions made by, the matters considered by, and the limits of the reviews made by, its financial advisors, see "-- Opinion of Professionals Group Financial Advisor -- Cochran, Caronia & Co." and "-- Opinion of Professionals Group Financial Advisor -- McDonald & Company."

     At a special meeting of the PPTF Board held on October 3, 1997, Mr. Salman reviewed the terms of the Initial Merger Agreement and the FPIC Proposal. He also advised the PPTF Board of the discussions that had taken place at the September 30, 1997 meeting with representatives of Professionals Group. The PPTF Board then evaluated the Original FPIC Proposal. During these deliberations, the PPTF Board considered the same factors that it had considered at its meeting on September 27, 1997. See "-- Reasons for the Transactions." In addition, Mr. Salman reiterated to the PPTF Board that based on the terms of the Original FPIC Proposal and his conversations with William R. Russell (the President and Chief Executive Officer of FPIC), it appeared that upon consummation of the transactions contemplated by the FPIC Proposal (i) a substantial portion of PPTF's staff would be eliminated; (ii) PPTF's vigorous claims practices and its loss adjustment expense reserves would be reduced; and (iii) PPTF's Members and the PPTF Board would have only a limited opportunity to influence the management and policies of the combined entity. Mr. Salman also reminded the PPTF Board that publicly-available information filed with the Florida Insurance Department by FPIC and PPTF regarding medical malpractice cases handled by FPIC and PPTF showed substantial differences in the claims handling philosophies and practices of FPIC and PPTF. In contrast, information obtained as part of PPTF's due diligence inquiry of Professionals Group and PICOM demonstrated numerous similarities between the claims handling philosophies and practices of PICOM and PPTF. Such information, which related to the percentage of medical malpractice cases closed with no indemnity paid and to the number of defendants taken to trial, indicated (x) that FPIC did not litigate to conclusion as high a percentage of claims as did PPTF and (y) that PICOM litigated to conclusion as high (if not marginally higher) a percentage of claims as did PPTF. Finally, Mr. Salman once again noted that FPIC was essentially a single line, single state insurer that had not shown meaningful growth in other lines of coverage or in expanding to other states. In contrast, Professionals Group had taken significant steps to achieve product and geographic diversification and had lessened its dependence on medical malpractice premiums from a single state.

     Such information also caused the PPTF Board to express concern as to whether the combined entity in a FPIC merger would continue to provide PPTF's current level of insurance protection, claims defense and service. In this regard, and as part of its analysis of FPIC's insurance operations and the Original FPIC Proposal, the PPTF Board noted that, according to FPIC's disclosures with the Florida Insurance Department, FPIC (like some other insurers) had released reserves it considered redundant and that these releases had significantly contributed to FPIC's reported earnings in recent years. It was the opinion of PPTF's management (after consulting with independent actuaries and PPTF's financial advisors) that FPIC might not have enough redundancy in its current reserves to continue this practice over time. Compounding the

PPTF Board's concerns regarding FPIC's reserves was its determination that combining PPTF with FPIC did not appear to provide significant opportunities for geographic or product diversification or future acquisitions.

     During its deliberations, the PPTF Board was concerned that the FPIC Proposal was closer to being an "acquisition" of PPTF by FPIC as compared to the "merger of equals" with Professionals Group contemplated by the Initial Merger Agreement and the Merger Agreement. The PPTF Board preferred a "merger of equals" because it believed that such a transaction, by assuring PPTF's trustees, officers and Members a more significant role in the operations and policies of the combined entity in a FPIC transaction, would facilitate the preservation of PPTF's vigorous claims handling philosophies and practices. Doubts as to whether the combined entity resulting from a transaction with FPIC would preserve such philosophies and practices also arose after the PPTF Board found that the corporate cultures, philosophies and strategies of FPIC and PPTF were dissimilar in certain fundamental respects. In addition, the ability of PPTF's trustees and senior managers to influence and participate in the management of the combined entity in a FPIC transaction was questioned after the PPTF Board noted that PPTF Members would own less than a majority of the outstanding FPIC common stock, that a substantial portion of PPTF's management and staff would be eliminated, and that FPIC's senior management was a cohesive group that was small in number. The PPTF Board determined from these factors that the acquisition of PPTF by FPIC would in all likelihood mean the eventual erosion of PPTF's vigorous claims handling philosophies and practices.

     During its deliberations, the PPTF Board was also advised by legal counsel that an acquisition of PPTF by FPIC could raise anti-trust and regulatory issues because the combined entity would have over 50% of the Florida medical malpractice insurance market. The PPTF Board then discussed the fact that this excessive market concentration could substantially increase the exposure of PPTF's Members to the financial and insurance risks inherent in the historically volatile Florida medical malpractice insurance market given the proposed combined entity's likely lack of geographic and product diversification. From this information, the PPTF Board concluded that a combination of FPIC and PPTF would substantially increase the level of market concentration in the Florida medical malpractice insurance market. In contrast, a combination with Professionals Group was not expected to lessen competition in that market.

     The PPTF Board then proceeded to review and discuss the reasons for and the potential benefits of a strategic affiliation of Professionals Group and PPTF, focusing on the achievability of revenue enhancing prospects, geographic and product diversification, future acquisitions, the then current price of Professionals Group Common Stock, and corporate governance. The PPTF Board noted that a strategic alliance with Professionals Group would provide immediate and significant opportunities for revenue enhancements, geographic and product diversification, and future acquisitions. The PPTF Board concluded that the levels of product and geographic diversification and financial performance achieved by Professionals Group indicated that there could be a greater opportunity for appreciation in value associated with Professionals Group Common Stock. Moreover, after noting (i) the fact that PPTF Members would own a majority of the outstanding shares of Professionals Group Common Stock and (ii) the terms of the Initial Merger Agreement and the proposed Restated Merger Agreement regarding the renaming and location of the combined entity's insurance operations, and the composition of the board of directors of the combined entity and its insurance operations, and the composition of senior management of the combined entity and its insurance operations, the PPTF Board determined that PPTF's trustees, senior managers and Members would have the ability to influence and participate in the management of the combined entity in a meaningful way. Finally, and after considering the compatibility of the corporate cultures, philosophies and strategies of Professionals Group and PPTF, the PPTF Board concluded that the combined entity resulting from a transaction with Professionals Group could be expected to provide a strong defense of claims and a level of insurance protection and service comparable to that of PPTF.

     In connection with its comparison of the Original FPIC Proposal to a business combination with Professionals Group, and based upon the advice of its legal advisor (Steel Hector & Davis LLP), the PPTF Board concluded that, under applicable law, the obligation of the PPTF Board was to determine which business combination opportunity was in the over-all best interest of PPTF's Members. Accordingly, and after discussion and consideration of the factors discussed above and the factors discussed below under "-- Reasons for the Transactions," the PPTF Board concluded that the merger of PPTF into FPIC would not be a strategic alliance but that a business combination with Professionals Group on the terms provided in the proposed Restated Merger Agreement would be a strategic alliance. The PPTF Board also concluded that a business combination with Professionals Group provided the best opportunity for PPTF's Members to achieve long-term value, to retain an interest in an insurer dedicated to providing a strong defense of claims and a high level of insurance protection and service, and to realize future opportunities in the insurance industry. From this, the PPTF Board determined that a merger with Professionals Group, rather than a merger with FPIC, was in the long-term best interests of PPTF and its Members.

     The PPTF Board then considered amending and restating the Initial Merger Agreement to (i) eliminate the Stock Formula and fix the number of shares of Professionals Group Common Stock to be issued in such a business combination at 4,089,160, (ii) increase the amount of liquidated damages payable upon termination to $4.5 million plus all out-of-pocket expenses, and (iii) restrict the ability of an unsolicited bidder to conduct a due diligence inquiry of PPTF. In connection with these deliberations of the PPTF Board, Steel Hector & Davis LLP (PPTF's legal advisor) reviewed the proposed revisions to the Initial Merger Agreement. PPTF's financial advisor (Donaldson, Lufkin & Jenrette) then opined that if the aggregate number of shares of Professionals Group Common Stock to be issued to PPTF Members in respect of their Membership Rights was fixed at 4,089,160, then, as of October 3, 1997 and based on and subject to the assumptions, limitations and qualifications set forth in such opinion, the number of Aggregate Merger Shares to be received by the Members of PPTF was fair to those Members, as a group, from a financial point of view. Upon the conclusion of its deliberations, the PPTF Board (with eight trustees present and one trustee, Dr. Truppman, absent) unanimously approved and authorized the execution of the proposed Restated Merger Agreement and directed PPTF's management not to pursue further discussions with FPIC.

     In connection with its approval of the Restated Merger Agreement the opinion of Donaldson, Lufkin & Jenrette was merely one of many factors considered by the PPTF Board. Moreover, the PPTF Board did not assign any relative or specific weights to any of such factors, and individual trustees may have given differing weights to different factors. See "-- Reasons for the Transactions." For descriptions of the presentations made to the PPTF Board by its financial advisors and of the assumptions made by, the matters considered by, and the limits of the reviews made by, its financial advisors, see
"-- Opinion of PPTF Financial Advisor -- Donaldson, Lufkin & Jenrette."

     On October 3, 1997, the First Amended and Restated Agreement and Plan of Merger was executed. The terms of the Restated Merger Agreement are substantially similar to the terms of the Initial Merger Agreement. However, in amending and restating the Initial Merger Agreement, the Restated Merger Agreement (i) eliminated the Stock Formula and fixed the number of shares of Professionals Group Common Stock to be issued to PPTF Members at 4,089,160, (ii) increased the amount of liquidated damages payable upon the termination of the Restated Merger Agreement under the circumstances described in Section 8.5 thereof to $4.5 million plus all out-of-pocket expenses from $3.0 million plus all out-of-pocket expenses, and (iii) restricted the ability of an unsolicited bidder to conduct a due diligence inquiry of PPTF so long as the Restated Merger Agreement is in effect.

     On October 9, 1997, Mr. Salman was called by Mr. William R. Russell, the President and Chief Executive Officer of FPIC, who stated that FPIC was planning to submit another non-binding acquisition proposal to PPTF. He requested that Mr. Salman meet with him personally so that he could present and explain the new non-binding acquisition proposal. Mr. Salman agreed to meet with him on October 14, 1997, the earliest date that Mr. Russell was available.

     On that date, Mr. Salman met with Mr. Russell and was told that some aspects of the Original FPIC Proposal would be modified, but that final details of the new non-binding acquisition proposal were not yet ready. Mr. Russell then advised Mr. Salman that the revised non-binding acquisition proposal would be submitted by October 17, 1997. He then discussed the potential role of Mr. Salman in a merger of PPTF into FPIC and in the continuing operations of the proposed combined entity.

     Late on October 17, 1997, a new non-binding written acquisition proposal was sent by FPIC by facsimile transmission to Mr. Salman's office. This proposal, which was the October FPIC Proposal, changed none of the financial terms relating to PPTF Members and presented only increased payments to the trustees of PPTF and an offer to Mr. Salman that gave him the option to become employed by FPIC or to accept a severance package. Under the first option, Mr. Salman was offered a lucrative compensation package that involved a four year employment agreement if he elected to assume the position of Chief Operating Officer of FPIC. The other option was for Mr. Salman to accept a severance package even larger than the one that Mr. Russell, the President and Chief Executive Officer of FPIC, had verbally proposed in part to Mr. Salman at their October 14, 1997 meeting. This larger severance package was valued at $6.675 million by FPIC. In addition, the October FPIC Proposal contemplated changing the name of the combined entity upon the closing of a transaction with FPIC rather than only considering changing the name after closing as presented in the FPIC Proposal.

     On October 25, 1997, the PPTF Board (with all trustees present) met to review and discuss the October FPIC Proposal. The PPTF Board noted that the October FPIC Proposal provided (i) for a change in the name of the combined entity upon the closing of a transaction with FPIC rather than only considering changing the name after closing as presented in the FPIC Proposal, (ii) that the PPTF trustees elected to the Boards of Directors of FPIC or its insurance subsidiary would receive annual director's fees of more than $26,000 plus stock grants described in the October FPIC Proposal, and (iii) that Mr. Salman, the President and Chief Executive Officer of PPTF, could choose between becoming Chief Operating Officer of FPIC or accepting a severance package. The PPTF Board also noted that the October FPIC Proposal did not change any of the financial terms contained in the October FPIC Proposal to PPTF Members.

     During this meeting, the PPTF Board considered (i) the anti-trust concerns that were present in an acquisition by FPIC but were not present in the transactions contemplated by the Restated Merger Agreement, (ii) the fact that PPTF Members would own less than a majority of the outstanding FPIC voting stock and that they would own in excess of a majority of Professionals Group Common Stock, (iii) the fact that PPTF trustees would have substantially smaller Board representation on the Boards of Directors of FPIC and its insurance subsidiary than on the Boards of Directors of Professionals Group and PICOM, (iv) the differences between the claims handling practices of FPIC and the claims handling practices of PPTF and PICOM, and (v) the level of FPIC's insurance reserves and the level of PICOM's insurance reserves.

     In addition, Donaldson, Lufkin & Jenrette, PPTF's financial advisor, provided for the PPTF Board's consideration certain financial analyses of FPIC and Professionals Group. They noted that based on the last sales price per share for Professionals Group Common Stock as reported by the Nasdaq National Market on October 23, 1997 ($35.125), the stock value of the transactions provided for in the Restated Merger Agreement was $143.6 million, or 13.8% less than the $166.5 million value FPIC placed on the October FPIC Proposal. They also stated that as of June 30, 1997, the book value per share of Professionals Group Common Stock on a GAAP basis was $26.62 and that Professionals Group's price/book multiple was 1.32x. In contrast, the book value per share of FPIC common stock on a GAAP basis was $11.60 and FPIC's price/book multiple was 2.46x.

     Donaldson, Lufkin & Jenrette then advised the PPTF Board that because the transactions contemplated by the Restated Merger Agreement provide for issuance of a fixed number of shares of Professionals Group Common Stock, the Members of PPTF would own approximately 53.8% of the shares of Professionals Group Common Stock upon consummation of the Mergers. However, under the terms of the October FPIC Proposal, Members of PPTF would own a minority of the shares of FPIC common stock outstanding upon consummation of the transactions contemplated by the October FPIC Proposal. Donaldson, Lufkin & Jenrette also explained that the ratio of Professionals Group's share price to 1998 estimated earnings per share was 11.0x, and the value of the transactions contemplated by the Merger Agreement as of October 23, 1997 was 17.3x PPTF's GAAP estimated 1997 earnings; 14.0x PPTF's GAAP estimated 1998 earnings; and 1.36x PPTF's GAAP book value at June 30, 1997. In contrast, the ratio of FPIC's share price to 1998 estimated earnings per share was 14.3x, and the value of the transactions contemplated by the October FPIC Proposal as of October 23, 1997 was 20.0x PPTF's GAAP estimated 1997 earnings and 16.3x PPTF's GAAP estimated 1998 earnings. Donaldson, Lufkin & Jenrette also noted that, based on June 30, 1997 results, the price to book ratio of FPIC was 2.46x, and the price to book ratio for Professionals Group was 1.32x. Finally, Donaldson, Lufkin & Jenrette reiterated that its Public Market Comparable Company Analysis for medical malpractice insurance companies showed that Professionals Group was in the middle of the group of medical malpractice
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

insurance companies as to price earnings multiples, price to book multiples and other ratios. This information indicated to the PPTF Board once again that there could be a greater opportunity for appreciation in value associated with Professionals Group Common Stock.

     Steel Hector & Davis LLP (PPTF's legal advisor) then confirmed to the PPTF trustees that they must act for the over-all benefit of PPTF Members, and that the PPTF Board might properly consider and weigh matters such as claims handling, other management issues and the long-term prospects of both FPIC and Professionals Group in making a decision whether to enter negotiations with FPIC pursuant to the October FPIC Proposal or to complete the transactions contemplated by the Restated Merger Agreement.

     After a full discussion, the PPTF Board (with nine trustees present and no trustees absent) unanimously reaffirmed the Restated Merger Agreement and directed management not to enter negotiations with FPIC based on the October FPIC Proposal.

     At a special meeting of the PPTF Board held on November 19, 1997, the PPTF Board (with all trustees present) considered another non-binding revised acquisition proposal from FPIC dated November 7, 1997. The PPTF Board noted that this proposal, which was the November FPIC Proposal, was substantially similar to the October FPIC Proposal except that the November FPIC Proposal stated that the number of shares of FPIC common stock to be issued by FPIC in its contemplated acquisition of PPTF would be determined by dividing $180.0 million by the average of the daily closing prices per share of FPIC common stock as reported by the Nasdaq National Market for the period of 20 business days ending on the fifth business day prior to the closing date for the proposed acquisition, subject to a floor of $25 per share and a cap of $34 per share. It was also noted that the November FPIC Proposal did not include any stock compensation for the PPTF Board and did not include any provisions regarding the continued service of senior management personnel or severance arrangements for terminated personnel. During these deliberations the PPTF Board found that the November FPIC Proposal did not address any of the PPTF Board's prior concerns as it still appeared that following FPIC's acquisition of PPTF: (i) a substantial portion of PPTF's management and staff would be eliminated; (ii) that PPTF's claims practices would be significantly less vigorous and the loss adjustment expense reserves of FPIC would be reduced; and (iii) that PPTF Members and the PPTF Board would have only a limited opportunity to influence the combined entity. Mr. Salman reiterated that publicly-available information filed with the Florida Insurance Department by FPIC and PPTF regarding medical malpractice cases handled by FPIC and PPTF showed substantial differences in the claims handling philosophies and practices of FPIC and PPTF. In contrast, information obtained as part of PPTF's due diligence inquiry of Professionals Group and PICOM demonstrated numerous similarities between the claims handling philosophies and practices of PICOM and PPTF. Such information, which related to the percentage of medical malpractice cases closed with no indemnity paid and to the number of defendants taken to trial, indicated that FPIC did not litigate to conclusion as high a percentage of claims as did PPTF and that PICOM litigated to conclusion as high (if not marginally higher) a percentage of claims as did PPTF. Finally, Mr. Salman once again noted that FPIC was essentially a single line, single state insurer that had not shown meaningful growth in other lines of coverage or in expanding to other states. In contrast, Professionals Group had taken significant steps to achieve product and geographic diversification and had lessened its dependence on medical malpractice premiums from a single state.

     In addition, Donaldson, Lufkin & Jenrette (PPTF's financial advisor) provided for the PPTF Board's consideration certain financial analysis of FPIC and Professionals Group. Donaldson, Lufkin & Jenrette noted that based on the last sales price for Professionals Group Common Stock on November 17, 1997 as reported on the Nasdaq National Market ($35.75), the stock value of the transactions contemplated by the Restated Merger Agreement was $146.2 million, or 18.8% less than the $180.0 million value FPIC placed on the November FPIC Proposal. Donaldson, Lufkin & Jenrette stated that the book value per share of Professionals Group Common Stock on a GAAP basis was $28.05 and that Professionals Group's price/book multiple was 1.27x. In contrast, the book value per share of FPIC common stock on a GAAP basis was $12.26 and that FPIC's price/book multiple was 2.32x. Donaldson, Lufkin & Jenrette also noted that because the transactions contemplated by the Restated Merger Agreement provide for issuance of a fixed number of shares of Professionals Group Common Stock, the Members of PPTF would own approximately 53.8% of Professionals Group Common Stock upon consummation of the Mergers. Donaldson, Lufkin & Jenrette stated that the
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

ratio of Professionals Group's share price to 1998 estimated earnings per share was 11.2x, and the value of the transactions contemplated by the Restated Merger Agreement as of November 17, 1997 was 17.6x PPTF's GAAP estimated 1997 earnings and 14.3x PPTF's GAAP estimated 1998 earnings. Donaldson, Lufkin & Jenrette also noted that, based on September 30, 1997 results, the price to book ratio of FPIC was 2.32x, and the price to book ratio for Professionals Group was 1.27x.

     From the information presented and discussed at this meeting of the PPTF Board, the PPTF Board once again determined that FPIC had claims handling philosophies and practices that were substantially different from those of PPTF and PICOM. The PPTF Board concluded once again that FPIC did not utilize as vigorous claims handling philosophies as PPTF and PICOM. This factor, when coupled with FPIC's apparent lack of product and geographic diversification, also reinforced the PPTF Board's conclusion that the corporate cultures, philosophies and strategies of FPIC and PPTF were dissimilar in fundamental respects. The PPTF Board again noted that a combination of FPIC and PPTF would substantially increase the level of market concentration in the Florida medical malpractice insurance market. In contrast, a combination with Professionals Group would not reduce competition in that market. Finally, the levels of product and geographic diversification and financial performance achieved by Professionals Group, reaffirmed the conclusion of the PPTF Board that there could be a greater opportunity for appreciation in value associated with Professionals Group Common Stock. Accordingly, after a full discussion, the PPTF Board (with nine trustees present and no trustees absent) unanimously reaffirmed the Merger Agreement and directed management not to enter negotiations with FPIC based on the November FPIC Proposal.

     At its regular meeting held on January 24, 1998, the PPTF Board (with all trustees present) discussed the manner in which the consideration to be received by PPTF Members under the Restated Merger Agreement should be distributed to those Members. The PPTF Board considered the provisions of the PPTF Charter Documents and the Florida Insurance Code and concluded that the Aggregate Merger Shares should be distributed to PPTF Members based on their earned premium during the 12 months preceding the PPTF Record Date. The PPTF Board found that allocating the Aggregate Merger Shares in this manner would be (i) in accordance with the relative amounts contributed to PPTF by its Members, (ii) consistent with the PPTF Charter Documents and the Florida Insurance Code, and (iii) administratively feasible.

     On April 3, 1998, the Professionals Group Board by unanimous written consent approved the First Amendment. On April 13, 1998, the First Amendment was executed. On April 14, 1998, the PPTF Board unanimously (with nine trustees present and no trustees absent) ratified the First Amendment. The First Amendment amended terms of the Restated Merger Agreement by adding the Allocation Formula to the Restated Agreement.

REASONS FOR THE TRANSACTIONS

     General. The transactions contemplated by the Merger Agreement are expected to create a stronger, more competitive entity with the size and capabilities to provide a broader array of insurance products and services, and to take advantage of opportunities for geographic expansion, acquisitions, and internal growth and diversification that would not be available to either Professionals Group or PPTF on its own.

     In reaching their decisions to approve the Merger Agreement and all of the transactions contemplated thereby, the Professionals Group Board and PPTF Board each determined that the transactions contemplated by the Merger Agreement are in the best interests of their respective entities and stockholders (in the case of Professionals Group) or members (in the case of PPTF) because of their belief that a "merger of equals" uniting Professionals Group and PPTF (two financially sound entities of comparable size with complementary businesses and business strategies) will create a stronger combined entity with greater size, flexibility, breadth of products and services, efficiency, capital strength and profitability than either Professionals Group or PPTF possesses on a stand-alone basis or would be able to achieve through internal growth or acquisitions of smaller insurers in their respective market areas. The Professionals Group Board and the PPTF Board each believes that each entity is currently well managed and possesses management philosophies and a strategic focus compatible with that of the other; that each entity will contribute complementary business strengths resulting in a well-diversified combined entity; and that the enhanced capitalization of the combined entity will allow it to take advantage of future acquisition opportunities that might otherwise be unavailable to either entity. The Professionals Group Board and PPTF Board believe that the transactions contemplated by the Merger Agreement will further enhance the combined entity's profitability and competitiveness.

     The Professionals Group Board and the PPTF Board also considered that the transactions contemplated by the Merger Agreement would represent a strategic alliance of Professionals Group and PPTF and that stockholders of Professionals Group and the Members of PPTF could realize the expected long-term benefits of such alliance (including, but not limited to, the future stock value and earnings per share of the combined entity, the combined entity's financial strength and its consequent enhanced ability to invest in its existing businesses as well as develop new products and services, the cost savings to be realized through consolidation of operations, the opportunity to diversify earnings, the business synergies that might be realized, and the potential effect of those transactions on the perception of the combined entity's businesses by the financial markets). In evaluating those transactions, each of the Professionals Group Board and the PPTF Board and their respective managements discussed the critical importance of successfully integrating, and building on the strengths of, the management teams and management and operational practices and policies of the combining entities, and considered the uncertainties inherent in any such combination of sizable entities.

     Professionals Group. In reaching its conclusion to approve the Merger Agreement and all of the transactions contemplated thereby, the Professionals Group Board consulted with Professionals Group management and with its financial and legal advisors, and considered the factors described in this Joint Proxy Statement/Prospectus. The Professionals Group Board did not assign any relative or specific weights to such factors, and individual directors may have given differing weights to different factors. The factors considered by the Professionals Group Board consisted of the factors described above under "-- General" and the factors that follow:

          (i) The Professionals Group Board considered the effectiveness of the transactions contemplated by the Merger Agreement in implementing and accelerating Professionals Group's basic long-term external growth strategy. Such transactions represent a continuation of Professionals Group's acquisition strategy of combining with insurers in markets where Professionals Group already has or expects to gain a significant market position. By providing Professionals Group with immediate access to PPTF's existing operations in Florida, such transactions are expected to provide Professionals Group with a new market and a better opportunity to provide insurance products and services in that market.

          (ii) The Professionals Group Board analyzed the financial condition, businesses and prospects of Professionals Group and PPTF (including, but not limited to, information with respect to the recent and historic stock and earnings performance of Professionals Group, information with respect to the recent and historic earnings performance of PPTF, and information with respect to the credit position and capital markets access of each of Professionals Group and PPTF). The Professionals Group Board considered the detailed financial analyses, pro forma and other information with respect to Professionals Group and PPTF discussed by Cochran, Caronia & Co. and McDonald & Company, its own knowledge of Professionals Group, PPTF and their respective businesses, and the results of Professionals Group's due diligence review of PPTF's business. The Professionals Group Board also considered (A) the ability of the combined entity to achieve, over time, a loss ratio comparable to that of PICOM and industry averages in light of recent changes in PPTF's underwriting practices and rate structure and PICOM's marketing experience, and (B) the revenue enhancements and operating efficiencies that could result from the combining of the insurance operations of PICOM and PPTF. The Professionals Group Board concluded that a business combination of Professionals Group and PPTF would create a stronger combined entity with greater size, flexibility, breadth of products and services, efficiency, capital strength and profitability than either Professionals Group or PPTF possesses on a stand-alone basis or would be able to achieve through internal growth or acquisitions of smaller insurers in their respective market areas.

          (iii) The Professionals Group Board considered (A) the oral opinion of Cochran, Caronia & Co. as of October 1, 1997, which opinion was subsequently confirmed in writing, that as of October 1, 1997 the

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

     consideration to be paid by Professionals Group to the Members of PPTF in respect of their Membership Rights was fair, from a financial point of view, to Professionals Group stockholders, and (B) the oral opinion of McDonald & Company as of October 1, 1997, which opinion was subsequently confirmed in writing, that as of October 1, 1997 the consideration to be paid by Professionals Group to the Members of PPTF in respect of their Membership Rights was fair, from a financial point of view, to Professionals Group stockholders. The determinations of the Professionals Group Board were not affected by the fact that its financial advisors did not address the fairness of the provisions in Section 1.28 of the Merger Agreement. See "-- Opinion of Professionals Group Financial
     Advisor -- Cochran, Caronia & Co." and "-- Opinion of Professionals Group Financial Advisor -- McDonald & Company."

          (iv) The Professionals Group Board considered (A) the terms of the Merger Agreement and certain other information regarding the transactions contemplated by the Merger Agreement (including the terms and structure of those transactions, the proposed arrangements with respect to the board of directors and management structure of the combined entity following those transactions, and the issuance of shares of Professionals Group Common Stock to the PPTF Trustee Participants and PPTF Officers as contemplated by
     Section 1.28 of the Merger Agreement), (B) that the corporate headquarters and principal executive offices of Professionals Group would be located in Okemos, Michigan, and (C) that PICOM would conduct significant corporate activities from regional executive offices located in Okemos, Michigan and Coral Gables, Florida. The Professionals Group Board determined that each entity is currently well managed and possesses management philosophies and a strategic focus compatible with that of the other; that each entity will contribute complementary business strengths resulting in a well-diversified combined entity; and that Professionals Group's directors, executives officers and stockholders would have the ability to influence and participate in the management of the combined entity in a meaningful way.

          (v) The Professionals Group Board considered the effect on Professionals Group stockholders' value of Professionals Group continuing as a stand-alone entity compared to the effect of Professionals Group's combining with PPTF in light of the factors summarized above with respect to the financial condition and prospects of the entities on a stand-alone basis and of the combined entity. In particular, the Professionals Group Board believed that the combined entity would be in a better position to participate in the consolidation process currently occurring in the insurance industry and to generate revenue enhancements. The Professionals Group Board also noted that the transactions contemplated by the Merger Agreement would not preclude the acquisition of the combined entity in the future by a larger entity.

          (vi) The Professionals Group Board also considered the current and prospective economic and competitive environment facing each entity and other insurers, and the likelihood of the transactions contemplated by the Merger Agreement being approved by the appropriate regulatory authorities. The Professionals Group Board determined that the transactions contemplated by the Merger Agreement present a unique opportunity to expand Professionals Group's existing insurance operations and that such transactions, by creating a combined entity that will be larger and stronger than Professionals Group alone, will enhance acquisition and other opportunities for growth and diversification and will improve the competitive position of the combined entity in a consolidating insurance industry.

          (vii) The Professionals Group Board considered the anticipated revenue enhancements available to the combined entity from the transactions contemplated by the Merger Agreement. Given the substantial prior experience of Professionals Group in effecting successful acquisitions (including Professionals Group's 1995 acquisition of the book of business of another medical malpractice insurer located in Illinois, its 1996 acquisition of American Insurance Management Corporation (attorney-in-fact for American Medical Insurance Exchange, an Indiana interinsurance reciprocal exchange) and its 1997 transactions with Michigan Educational Employees Mutual Insurance Company, a Michigan mutual insurance company that writes personal automobile and homeowners coverages), the Professionals Group Board concluded that the operations of Professionals Group and PPTF can be effectively consolidated and integrated within a reasonable time following the consummation of the transactions contemplated by the Merger Agreement.

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

          (viii) The Professionals Group Board considered the expectation that the transactions contemplated by the Merger Agreement will be tax-free transactions to Professionals Group and its stockholders.

          (ix) The Professionals Group Board considered the effects of the transactions contemplated by the Merger Agreement on Professionals Group's other constituencies, including its senior management and other employees and the communities and policyholders served by Professionals Group. The Professionals Group Board determined that Professionals Group's directors, executives officers and stockholders would have the ability to influence and participate in the management of the combined entity in a meaningful way.

     In reaching its determination to approve the Merger Agreement and all of the transactions contemplated thereby, the Professionals Group Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. At a meeting held on October 1, 1997, and after deliberating with respect to the transactions contemplated by the Restated Merger Agreement and considering, among other things, the matters discussed above, the Professionals Group Board unanimously (with 11 directors present and no directors absent) approved and adopted the Restated Merger Agreement and the transactions contemplated thereby as being in the best interests of Professionals Group and its stockholders. On April 3, 1998, by unanimous written consent, the Professionals Group Board approved the First Amendment. THE PROFESSIONALS GROUP BOARD IS UNANIMOUS IN ITS RECOMMENDATION THAT HOLDERS OF PROFESSIONALS GROUP COMMON STOCK VOTE FOR THE MERGER PROPOSAL.

     PPTF. In reaching its conclusion to approve the Merger Agreement and all of the transactions contemplated thereby, the PPTF Board consulted with PPTF management and with its financial and legal advisors, and considered the factors described in this Joint Proxy Statement/Prospectus. The PPTF Board did not assign any relative or specific weights to such factors, and individual trustees may have given differing weights to different factors. The factors considered by the PPTF Board consisted of the factors described above under " -- General" and the factors that follow:

          (i) The PPTF Board considered the effectiveness of the transactions contemplated by the Merger Agreement in implementing and accelerating PPTF's basic long-term external growth strategy. Such transactions represent an opportunity to offer medical malpractice insurance outside the State of Florida, and to expand its business into other lines of insurance. By expanding PPTF's existing operations and providing PPTF immediate access to Professionals Group's existing and anticipated additional products and operations in the Midwest, such transactions are expected to provide PPTF with new markets and the opportunity to provide additional products and services to doctors and other health care professionals in Florida.

          (ii) The PPTF Board analyzed the financial condition, businesses and prospects of Professionals Group and PPTF (including, but not limited to, information with respect to the recent and historic stock and earnings performance of Professionals Group, information with respect to the recent and historic earnings performance of PPTF, and information with respect to the credit position and capital markets access of each of Professionals Group and PPTF). The PPTF Board considered the recent and historic stock performance of Professionals Group, the detailed financial analyses, pro forma and other information with respect to Professionals Group and PPTF discussed by Donaldson, Lufkin & Jenrette, its own knowledge of PPTF, Professionals Group and their respective businesses, and the results of PPTF's due diligence review of Professionals Group's businesses. The PPTF Board also considered (A) the ability of the combined entity to achieve, over time, a loss ratio comparable to that of PICOM and industry averages in light of recent changes in PPTF's underwriting practices and rate structure and PICOM's marketing experience, (B) the revenue enhancements and operating efficiencies that could result from the combining of the insurance operations of PICOM and PPTF, and (C) the potential for appreciation in the value of Professionals Group Common Stock and earnings per share of Professionals Group Common Stock. The PPTF Board concluded that a business combination of Professionals Group and PPTF would create a stronger combined entity with greater size, flexibility, breadth of products and services, efficiency, capital strength and profitability than either Professionals Group or PPTF possesses on a stand-alone basis or would be able to achieve through internal growth or acquisitions of smaller insurers in their respective market areas.

          (iii) The PPTF Board considered the opinion of Donaldson, Lufkin & Jenrette dated October 3, 1997 that as of such date and based on and subject to the assumptions, limitations and qualifications set forth in such opinion, the Aggregate Merger Shares to be received by the Members of PPTF was fair to those Members, as a group, from a financial point of view. The determinations of the PPTF Board were not affected by the fact that its financial advisor did not address whether the consideration that individual Members will receive is fair, or whether the allocation of the Aggregate Merger Shares among the Members of PPTF is fair, or the FPIC Proposals, or the fairness of the provisions in Section 1.28 of the Merger Agreement. See "-- Opinion of PPTF Financial Advisor -- Donaldson, Lufkin & Jenrette."

          (iv) The PPTF Board considered (A) the terms of the Merger Agreement and certain other information regarding the transactions contemplated by the Merger Agreement (including the terms and structure of the transactions, the proposed arrangements with respect to the board of directors and management structure of the combined entity following those transactions, and the issuance of shares of Professionals Group Common Stock to the PPTF Trustee Participants and PPTF Officers as contemplated by
     Section 1.28 of the Merger Agreement), and (B) that the combined entity would conduct significant corporate activities from regional executive offices located in Okemos, Michigan and Coral Gables, Florida. The PPTF Board determined that each entity is currently well managed and possesses management philosophies and a strategic focus compatible with that of the other; that each entity will contribute complementary business strengths resulting in a well-diversified combined entity; and that PPTF's trustees, senior managers and Members would have the ability to influence and participate in the management of the combined entity in a meaningful way.

          (v) The PPTF Board considered the effect on PPTF and its Members continuing as a stand-alone entity compared to the effect of PPTF combining with Professionals Group in a "merger of equals" in light of the factors summarized above with respect to the financial condition and prospects of the two entities on a stand-alone basis and of the combined entity. In particular, the PPTF Board considered that while PPTF, as a self-insurance trust fund, was not rated by A.M. Best, PICOM is rated by A.M. Best. The PPTF Board also believed that the combined entity would be in a better position to participate in the consolidation process currently occurring in the insurance industry. The PPTF Board also noted that the transactions contemplated by the Merger Agreement would not preclude the acquisition of the combined entity in the future by a larger entity.

          (vi) The PPTF Board also considered the current and prospective economic and competitive environment facing each entity and other insurers, and the likelihood of the transactions contemplated by the Merger Agreement being approved by the appropriate regulatory authorities. Professionals Group believes that the transactions contemplated by the Merger Agreement present a unique opportunity to expand Professionals Group's existing insurance operations and that such transactions, by creating a combined entity that will be larger and stronger than Professionals Group alone, will enhance acquisition and other opportunities for growth and diversification and will improve the competitive position of the combined entity in a consolidating insurance industry.

          (vii) The PPTF Board considered the anticipated revenue enhancements available to the combined entity from the transactions contemplated by the Merger Agreement. Given the substantial prior experience of Professionals Group in effecting successful acquisitions (including Professionals Group's 1995 acquisition of the book of business of another medical malpractice insurer located in Illinois, its 1996 acquisition of American Insurance Management Corporation (attorney-in-fact for American Medical Insurance Exchange, an Indiana interinsurance reciprocal exchange) and its 1997 transactions with Michigan Educational Employees Mutual Insurance Company, a Michigan mutual insurance company that writes personal automobile and homeowners coverages), the PPTF Board concluded that the operations of Professionals Group and PPTF can be effectively consolidated and integrated within a reasonable time following the consummation of the transactions contemplated by the Merger Agreement.

          (viii) The PPTF Board considered the expectation that the transactions contemplated by the Merger Agreement will be a tax-free transaction to PPTF and its Members.

          (ix) The PPTF Board considered the effect of the transactions contemplated by the Merger Agreement on PPTF's other constituencies, including its senior management and other employees, and the communities and Members served by PPTF. The PPTF Board determined that PPTF's trustees, senior managers and Members would have the ability to influence and participate in the management of the combined entity in a meaningful way, and that, based on the compatibility of the corporate cultures, philosophies and strategies of Professionals Group and PPTF, the combined entity resulting from a transaction with Professionals Group could be expected to provide a strong defense of claims and a level of insurance protection and service comparable to that of PPTF.

          (x) The PPTF Board considered that while Members of PPTF are currently assessable for a deficiency in the event PPTF is unable to meet its insurance obligations, following consummation of the transactions contemplated by the Merger Agreement, and as stockholders of Professionals Group, such Members will not be assessable in the event that Professionals Group or the Professionals Group affiliate providing insurance to such Members is unable to meet its insurance obligations.

          (xi) The PPTF Board considered the Allocation Formula as expected to be approved by the Florida Insurance Department.

          (xii) The PPTF Board considered the effect of the transactions contemplated by the Merger Agreement on PPTF's Members, including the expectation that the combined entity would continue the philosophy of vigorously defending claims against Members.

          (xiii) The PPTF Board considered the percentage ownership of Professionals Group Common Stock that would be held by Members of PPTF, as a group, after consummation of the transactions contemplated by the Merger Agreement.

     In reaching its determination to approve the Merger Agreement and all of the transactions contemplated thereby, the PPTF Board did not assign any relative or specific weights to the foregoing factors, and individual trustees may have given differing weights to different factors. At meetings held on October 3, 1997, and after deliberating with respect to the transactions contemplated by the Restated Merger Agreement and considering, among other things, the matters discussed above, the PPTF Board unanimously (with eight trustees present and one trustee absent) approved and adopted the Restated Merger Agreement and the transactions contemplated thereby as being in the best interests of PPTF and its Members. On April 14, 1998, the PPTF Board unanimously (with nine trustees present and no trustees absent) ratified the First Amendment. The provisions of Section 1.28 of the Merger Agreement did not affect the determination by the PPTF Board that the transactions contemplated by the Merger Agreement are in the best interests of PPTF and its Members. THE PPTF BOARD IS UNANIMOUS IN ITS RECOMMENDATION THAT MEMBERS OF PPTF VOTE FOR THE MERGER PROPOSAL.

BOARD RECOMMENDATIONS

     Professionals Group. For the reasons described above, at the meeting held on October 1, 1997, the Professionals Group Board unanimously (with 11 directors present and no directors absent) approved and adopted the proposed Restated Merger Agreement and all of the transactions contemplated thereby as being in the best interests of Professionals Group and its stockholders. On December 5, 1997, the Professionals Group Board unanimously (with ten directors present and one director absent) approved the Name Change Amendment. On February 25, 1998, the Professionals Group Board unanimously (with all directors present and no directors absent) nominated Mr. R. Kevin Clinton, John F. Dodge, Jr., Esq., H. Harvey Gass, M.D. and Ann F. Putallaz, Ph.D. for election to the Professionals Group Board at the Professionals Group Annual Meeting. On April 3, 1998, by unanimous written consent, the Professionals Group Board approved the First Amendment. THE PROFESSIONALS GROUP BOARD RECOMMENDS THAT PROFESSIONALS GROUP STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE PROFESSIONALS

GROUP BOARD NOMINEES TO THE PROFESSIONALS GROUP BOARD, FOR THE MERGER PROPOSAL, AND FOR THE NAME CHANGE PROPOSAL.

     PPTF. For the reasons described above, at meetings held on October 3, 1997, the PPTF Board unanimously (with eight trustees present and one trustee absent) approved and adopted the proposed Restated Merger Agreement and all of the transactions contemplated thereby as being in the best interests of PPTF and its policyholders. On April 14, 1998, the PPTF Board unanimously (with nine trustees present and no trustees absent) ratified the First Amendment. The provisions of
Section 1.28 of the Merger Agreement did not affect the determination by the PPTF Board that the transactions contemplated by the Merger Agreement are in the best interests of PPTF and its Members. THE PPTF BOARD RECOMMENDS THAT MEMBERS OF PPTF VOTE FOR THE MERGER PROPOSAL.

OPINION OF PROFESSIONALS GROUP FINANCIAL ADVISOR -- COCHRAN, CARONIA & CO.

     General. Pursuant to an engagement letter dated August 8, 1997 between Professionals Group and Cochran, Caronia & Co., Professionals Group retained Cochran, Caronia & Co. to act as its financial advisor in connection with the Mergers and related matters. As part of its engagement, Cochran, Caronia & Co. agreed, if requested by Professionals Group, to render an opinion with respect to the fairness from a financial point of view to Professionals Group stockholders of the consideration to be paid by Professionals Group to the Members of PPTF in respect of their Membership Rights. The principals of Cochran, Caronia & Co. are nationally recognized specialists in the insurance industry in general and in investment banking advisory services to the insurance industry in particular. The principals of Cochran, Caronia & Co. have been regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. Professionals Group selected Cochran, Caronia & Co. as its financial advisor based upon the qualifications, expertise and reputation of the principals of Cochran, Caronia & Co. in such capacity, as well as their existing relationship and familiarity with Professionals Group.

     At the October 1, 1997 meeting of the Professionals Group Board, Cochran, Caronia & Co. delivered to the Professionals Group Board its oral opinion, which opinion was subsequently confirmed in writing, that as of October 1, 1997 the consideration to be paid by Professionals Group to the Members of PPTF in respect of their Membership Rights (the amount of which consideration was determined by Professionals Group and PPTF on the basis of arm's length negotiations between Professionals Group and PPTF) was fair, from a financial point of view, to Professionals Group stockholders. No limitations were imposed by Professionals Group on Cochran, Caronia & Co. with respect to the investigations made or the procedures followed in rendering its opinion.

     The full text of Cochran, Caronia & Co.'s written opinion to the Professionals Group Board, as updated to April 27, 1998, which sets forth the assumptions made, matters considered and limitations of review by Cochran, Caronia & Co., is attached hereto as Annex D and is incorporated herein by reference and should be read carefully and in its entirety in conjunction with this Joint Proxy Statement/Prospectus. The following summary of Cochran, Caronia & Co.'s opinion is qualified in its entirety by reference to the full text of the opinion. Cochran, Caronia & Co.'s opinion is addressed to the Professionals Group Board and does not constitute a recommendation to any stockholder of Professionals Group or any Member of PPTF as to how such stockholder or Member should vote at the Meetings.

     In connection with its opinion, Cochran, Caronia & Co. has, among other things: (i) reviewed the Merger Agreement and a draft of this Joint Proxy Statement/Prospectus; (ii) reviewed certain historical business and financial information relating to Professionals Group and PPTF; (iii) reviewed other pertinent internally-generated reports with regard to the separate businesses and prospects of Professionals Group and PPTF including, among other things, the strategic objectives of each corporation and the potential benefits which might be realized through consummation of the transactions contemplated by the Merger Agreement; (iv) participated in senior management discussions of Professionals Group and PPTF with regard to said strategic objectives which might be realized through consummation of the transactions contemplated by the Merger Agreement;
(v) reviewed public information regarding other selected comparable publicly-traded companies deemed relevant to the proposed business combination; (vi) reviewed the financial terms and data of selected comparable business combinations between insurance and insurance holding companies deemed relevant to the proposed business combination; (vii) reviewed the historical market performance and trading volume of Professionals Group Common Stock; (viii) reviewed certain information pertaining to prospective cost savings and/or revenue enhancements relative to the proposed business combination; (ix) reviewed and evaluated the current stock distribution and ownership of Professionals Group Common Stock, as well as the pro forma distribution and ownership following consummation of the transactions contemplated by the Merger Agreement, based upon the contribution of Professionals Group's assets, liabilities, stockholders' equity and earnings to the combined entity; and (x) conducted such other financial studies, analyses and investigations as Cochran, Caronia & Co. deemed appropriate. The oral and written opinions provided by Cochran, Caronia & Co. to Professionals Group were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof.

     In connection with its review and arriving at its opinion, Cochran, Caronia & Co. relied upon the accuracy and completeness of the financial information and other pertinent information provided by Professionals Group and PPTF to Cochran, Caronia & Co. for purposes of rendering its opinion. Cochran, Caronia & Co. did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for Professionals Group and PPTF and provided to Cochran, Caronia & Co. by the respective managements, as well as projections of cost savings, revenue enhancements and operating synergies, Cochran, Caronia & Co. assumed that these materials had been reasonably prepared on bases reflecting the best available estimates and judgments of Professionals Group and PPTF as to the future performance of the separate and combined entities and that the projections provided a reasonable basis upon which Cochran, Caronia & Co. could form its opinion. Neither Professionals Group nor PPTF publicly discloses such internal management projections of the type provided to Cochran, Caronia & Co. in connection with Cochran, Caronia & Co.'s role as financial advisor to Professionals Group in review of the transactions contemplated by the Merger Agreement. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, but notwithstanding, factors relative to the general economic and competitive conditions facing Professionals Group and PPTF. Accordingly, actual results could vary significantly from those set forth in the respective projections.

     Cochran, Caronia & Co. does not claim to be an expert in the evaluation of insurance losses and loss costs and therefore assumes that such reserves for Professionals Group and PPTF are adequate to cover such losses. In addition, Cochran, Caronia & Co. does not assume responsibility for the review of individual claims nor make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Professionals Group or PPTF, nor was Cochran, Caronia & Co. provided with such appraisals. Furthermore, Cochran, Caronia & Co. assumes that the transactions contemplated by the Merger Agreement will be consummated in accordance with the terms set forth in the Merger Agreement, without any waiver of any material terms or conditions by Professionals Group and that obtaining the necessary regulatory approvals for the transactions contemplated by the Merger Agreement will not have an adverse effect on either separate entity or the combined entity. Moreover, in each analysis that involves per share data for Professionals Group or the combined entity, Cochran, Caronia & Co. adjusted the data to reflect full dilution (i.e., the exercise of all outstanding options and/or warrants). In particular, Cochran, Caronia & Co. assumes that the transactions contemplated by the Merger Agreement will be recorded as a "pooling-of-interests" in accordance with generally accepted accounting principles.

     In connection with rendering its opinion to the Professionals Group Board, Cochran, Caronia & Co. performed a variety of financial and comparative analyses which are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by Cochran, Caronia & Co. Moreover, Cochran, Caronia & Co. believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, Cochran, Caronia & Co. also accounted for the assessment of general economic, financial market and other financial conditions. Furthermore, Cochran, Caronia & Co. drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its knowledge of the insurance industry on a whole. Any estimates contained in Cochran, Caronia & Co.'s analyses were not necessarily indicative of future results or values which may significantly diverge more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals or necessarily reflect the prices at which companies or their respective securities actually may be sold.

     The following is a summary of the material financial and comparative analyses considered by Cochran, Caronia & Co. in connection with the Cochran, Caronia & Co. opinion of October 1, 1997.

     Market Multiple Analysis. Cochran, Caronia & Co. reviewed and compared actual closing price data of Professionals Group with corresponding data for the following selected companies: FPIC Insurance Group, Inc.; Frontier Insurance Group, Inc.; Medical Assurance, Inc.; MMI Companies, Inc.; and SCPIE Holdings, Inc., which companies, including Professionals Group, comprise the "Selected Peer Group." These companies were selected based on their underwriting of medical malpractice and related lines of insurance, as well as the markets in which they operate, their premium volume and other relevant criteria.

     The analysis of the Selected Peer Group indicated, among other things, that
(i) the average multiple of price to respective last twelve months' earnings was
17.3 for the Selected Peer Group, (ii) the average multiple of price to 1997 estimated earnings was 13.8 for the Selected Peer Group (based on a published consensus market estimate), and (iii) the average multiple of price to 1998 estimated earnings was 12.0 for the Selected Peer Group (based on a published consensus market estimate), based on the market prices as of September 26, 1997 and financial data. The average ratio of price to GAAP book value was 184%. In addition, Cochran, Caronia & Co. evaluated the statistical relationship between the respective returns on equity and the respective ratios of market value to book value for the Selected Peer Group companies. Selecting comparable multiples for the referenced ratios and incorporating a control premium ranging from 25% to 40% that is implicit in merger and acquisition transactions resulted in an imputed reference range of $138 million to $214 million. Accordingly, the consideration to be paid by Professionals Group to the Members of PPTF in respect of their Membership Rights was within the range of values implied in the above analysis.

     Contribution Analysis. Cochran, Caronia & Co. analyzed the contribution of each of PPTF and Professionals Group to the stockholders' equity and after-tax net income of the pro forma combined company. This analysis showed that, among other factors, PPTF would have contributed 54.8%, 49.4% and 53.7% of the net premium earned, net income and GAAP book value of the pro forma combined entity as of and for the year ended December 31, 1996, respectively. These percentages were compared to a proposed ownership of 53.8% of the combined entity to be held by Members of PPTF.

     Accretion/Dilution Analysis. Cochran, Caronia & Co. analyzed the changes in per share earnings and GAAP book value for Professionals Group Common Stock after consummation of the transactions contemplated by the Merger Agreement. The analysis was performed on the basis of estimated financial information for Professionals Group and PPTF as of and for the year ending December 31, 1997. The analysis indicated, among other things, that on a pro forma basis the transactions contemplated by the Merger Agreement would result in a (3.8)% decrease in earnings per share of Professionals Group Common Stock for the twelve months ending December 31, 1997 (assuming certain estimated savings identified by management relating to those transactions). From this analysis, Cochran, Caronia & Co. concluded that, on a pro forma basis, the transaction would be only slightly dilutive to holders of Professionals Group Common Stock.

     Analysis of Selected Mergers and Acquisitions. Cochran, Caronia & Co. reviewed seven pending and completed specialty property and casualty insurance company acquisitions. Cochran, Caronia & Co. reviewed the transaction multiples to GAAP book value and latest twelve months' earnings of the acquired company and computed median ratios and multiples for the group and selected comparable multiples for an imputed valuation range.

     The calculations yielded a median transaction multiple to GAAP book value of 260%. The high transaction multiple to GAAP book value was 400% and the low transaction multiple to GAAP book value was 100%. The median multiple of earnings was 20.5. The high multiple of earnings was 31.9 and the low multiple of earnings was 11.3. Applying the selected multiples for each of these ratios to PPTF's actual financial data as of December 31, 1996 showed an imputed reference range of $133 million to $255 million. Accordingly, the consideration to be paid by Professionals Group to the Members of PPTF in respect of their Membership Rights was within the range of values implied in the above analyses.

     Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Cochran, Caronia & Co. estimated the present value of the future streams of after-tax dividends that PPTF could distribute to Professionals Group based on a historical financial analysis provided by PPTF's management. Cochran, Caronia & Co. then estimated the terminal value of PPTF by applying market-based earnings multiples to the estimated earnings in year five ranging from 8.0x to 12.0x. The five-year cash flow streams and terminal values were then discounted to present values using discount rates ranging between 12% and 16%, chosen to reflect different assumptions regarding the required rates of return for PPTF's core business. On the basis of such varying assumptions, this discounted cash flow analysis indicated a reference range of $110 million to $168 million. Accordingly, the consideration to be paid by Professionals Group to the Members of PPTF in respect of their Membership Rights is within the range of values implied in the above analysis.

     Other Analysis. In addition to performing the analysis summarized above, Cochran, Caronia & Co. also considered the general market for property and casualty insurance company mergers, PPTF's relative share of the Florida medical malpractice insurance market and the general economic conditions and prospects of those markets. Cochran, Caronia & Co.'s accretion/dilution analysis and discounted cash flow analysis were based upon Professionals Group's and PPTF's management forecasts (including variations, assumptions and adjustments made by Cochran, Caronia & Co. to reflect the anticipated effects of potential merger-related synergies identified by the management of Professionals Group).

     No comparable company or transaction used in Cochran, Caronia & Co.'s market multiple analysis or selected merger and acquisition analyses is identical to Professionals Group, PPTF, or the transactions contemplated by the Merger Agreement. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or acquisition values of the companies to which they are being compared. Mathematical analysis (such as determining the mean or median) is not, in itself, a meaningful method of evaluating comparable company or comparable transaction data.

     For its financial advisory services provided to date to Professionals Group (including the rendering of a fairness opinion), Cochran, Caronia & Co. has been paid $100,000. Additional fees equal to approximately $100,000 are payable to Cochran, Caronia & Co. in connection with updating its analysis in connection with this Joint Proxy Statement/Prospectus. Upon closing of the INSCO Merger, Cochran, Caronia & Co. will be paid a fee of $300,000. In addition, Professionals Group has agreed to reimburse Cochran, Caronia & Co. for all reasonable out-of-pocket expenses incurred by it on Professionals Group's behalf, as well as indemnify Cochran, Caronia & Co. against certain liabilities, including any which may arise under the Federal securities laws.

OPINION OF PROFESSIONALS GROUP FINANCIAL ADVISOR -- MCDONALD & COMPANY

     General. Pursuant to an engagement letter dated August 7, 1997 between Professionals Group and McDonald & Company, Professionals Group retained McDonald & Company as its financial advisor in connection with the Mergers and related matters. Professionals Group has requested that McDonald & Company render its opinion with respect to the fairness, from a financial point of view, to Professionals Group stockholders of the financial consideration to be paid by Professionals Group to the Members of PPTF in respect of their Membership Rights. McDonald & Company rendered its oral opinion to the Board of Directors of Professionals Group on October 1, 1997, which it subsequently confirmed in writing, that as of the date of such opinion, the financial consideration to be paid by Professionals Group to the Members of PPTF in respect of their Membership Rights was fair, from a financial point of view, to the holders of Professionals Group Common Stock.

     The full text of the opinion of McDonald & Company, updated as of April 27, 1998, which sets forth certain assumptions made, matters considered and limitations on the reviews undertaken, is attached as Annex E to this Joint Proxy Statement/Prospectus, and should be read in its entirety. The summary of the opinion of McDonald & Company set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the opinion. McDonald & Company's opinion is addressed to the Professionals Group Board and should not be construed by holders of Professionals Group Common Stock as a recommendation as to how such holders should vote at the Professionals Group Annual Meeting.

     In arriving at its opinion, McDonald & Company reviewed, among other things, the Merger Agreement together with the exhibits and schedules thereto, certain publicly available information relating to the business, financial condition and operations of Professionals Group and PPTF as well as certain other non-public information, primarily financial in nature, furnished to it by Professionals Group and PPTF relating to their respective businesses, earnings, assets, financial forecasts and prospects. McDonald & Company also held discussions with members of senior management of Professionals Group and PPTF concerning their respective businesses, assets, financial forecasts and prospects. McDonald & Company also reviewed certain publicly available information concerning the trading of, and the trading market for, Professionals Group Common Stock and certain publicly available information concerning comparable companies and transactions, all as more fully set forth in McDonald & Company's opinion.

     McDonald & Company was not engaged to and did not conduct a physical inspection of any of the assets, properties or facilities of either Professionals Group or PPTF, and was not engaged to conduct and has not made, obtained or been furnished with any independent evaluation or appraisal of any such assets, properties or facilities or any of the liabilities of Professionals Group or PPTF. McDonald & Company has assumed and relied, without independent investigation, upon the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representations and warranties of Professionals Group and PPTF contained in the Merger Agreement, and has not independently attempted to verify any such information. McDonald & Company has also assumed that all of the conditions to the Mergers as set forth in the Merger Agreement, including the tax-free treatment of the Mergers to the Members of PPTF, would be satisfied on a timely basis in the manner contemplated by the Merger Agreement. No limitations were imposed by Professionals Group upon McDonald & Company with respect to the scope of its investigation, nor were any specific instructions given to McDonald & Company in connection with its opinion.

     In connection with rendering its opinion dated October 1, 1997 to the Professionals Group Board, McDonald & Company considered a variety of financial analyses, which are summarized below. McDonald & Company believes that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by McDonald & Company without considering all such analyses and factors may create an incomplete view of the analytical process underlying McDonald & Company's opinion. In its analyses, McDonald & Company made numerous assumptions with respect to industry performance, business and economic conditions, and other matters. Any estimates contained in McDonald & Company's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

     The following is a summary of the material analyses considered by McDonald & Company in connection with McDonald & Company's opinion dated October 1, 1997:

     Comparison with Selected Companies. McDonald & Company compared the financial performance and stock market valuation of Professionals Group and PPTF with corresponding data for the following selected companies: FPIC Insurance Group, Inc., Medical Assurance, Inc., MMI Companies, Inc. and SCPIE Holdings, Inc. (the "Selected Companies"). These companies were selected based on their underwriting of medical malpractice and related lines of insurance, as well as the markets in which they operate, their sizes, and other relevant criteria. At the time, none of the Selected Companies had announced a merger transaction or disclosed a possible interest in pursuing a possible merger transaction which would have significantly affected its stock market valuation.

     McDonald & Company's analysis of the Selected Companies indicated, among other things, that, based on market prices as of September 30, 1997: (i) the median multiple of share price to last twelve months operating earnings per share for the Selected Companies was 12.3, with a high of 17.5 and a low of 8.8;
(ii) the median multiple of share price to estimated 1997 operating earnings per share (based on published consensus estimates obtained from First Call) was 12.5, with a high of 17.3 and a low of 8.3; (iii) the median multiple of share price to estimated 1998 operating earnings per share (based on published consensus estimates obtained from First Call) was 11.2, with a high of 14.8 and a low of 7.3; (iv) the median ratio of share price to GAAP book value per share (based on financial data as of June 30, 1997) was 121%, with a high of 254% and a low of 102%. Selecting comparable multiples for the referenced ratios and incorporating an assumed control premium of 20% to 40% resulted in an imputed reference range of $153.0 million to $199.0 million. Accordingly, the consideration to be paid by Professionals Group to the Members of PPTF in respect of their Membership Rights was within the range of values implied in the above analysis.

     Contribution Analysis. McDonald & Company analyzed the contribution of each of PPTF and Professionals Group to, among other things, the stockholders' equity and after-tax net income of the pro forma combined company. This analysis showed that, among other factors, PPTF would have contributed 54.8%, 49.4% and 53.7% of the net premium earned, net income and GAAP book value of the pro forma combined company as of and for the year ended December 31, 1996, respectively. These percentages were compared to a proposed ownership of 53.8% of the combined company to be held by Members of PPTF.

     Pro Forma Merger Analyses. McDonald & Company analyzed the changes in per share amount of earnings and GAAP book value for Professionals Group Common Stock after consummation of the Mergers. The analysis was performed on the basis of estimated financial information provided by Professionals Group management for both companies as of and for the years ended December 31, 1997 and 1998. The analysis indicated, among other things, that on a pro forma basis the Mergers would have resulted in a decrease in operating earnings per share of 9.6% and 6.5%, respectively, for Professionals Group Common Stock for the twelve months ended December 31, 1997 and 1998 (assuming certain management estimates of savings relating to the Mergers). The analysis also indicated that on a pro forma basis the Mergers would have resulted in a 1.2% decrease in GAAP book value per share for Professionals Group Common Stock as of December 31, 1997.

     Analysis of Selected Merger Transactions. McDonald & Company reviewed 17 pending and recently completed specialty property and casualty insurance company acquisitions having transaction values less than $1.0 billion. For each such acquisition, McDonald & Company reviewed the ratio of the offer value to GAAP book value and the multiple of the offer value to the last twelve months earnings of the acquired company and computed median ratios and multiples for the group.

     The calculations yielded a median ratio of price to GAAP book value of 135%. The high ratio of price to GAAP book value was 400% and the low ratio of price to GAAP book value was 90%. The median multiple of earnings was 16.9x. Applying the medians for each of these ratios to PPTF's actual financial data as of December 31, 1996 showed an imputed reference range of $138.0 million to $214.4 million.

     No company or transaction used in the above analyses as a comparison is identical to Professionals Group, PPTF, or the Mergers. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or acquisition values of the companies to which they are being compared. Mathematical analysis (such as determining the mean or median) is not, in itself, a meaningful method of using comparable company or comparable transaction data.

     Discounted Cash Flow Analysis. Using a discounted cash flow analysis, McDonald & Company estimated the present value of the future streams of after-tax cash flows that PPTF could distribute to Professionals Group over a five year period from 1998 through 2002, under various assumptions, based upon Professionals Group's and PPTF's management forecasts. McDonald & Company then estimated the terminal value of PPTF after the five year period by applying an estimated perpetual growth rate of 5.0% to the terminal year's projected after-tax cash flow and then applied to this multiples ranging from 7.7x to 11.1x. The five year cash flow streams and terminal values were then discounted to present values using different discount rates of between 14% and 18%, which were chosen to reflect different assumptions regarding the estimated required rates of return of prospective buyers of PPTF. On the basis of such varying assumptions, this discounted cash flow analysis indicated a reference range of $137.7 million to $200.6 million. This analysis was based upon Professionals Group's and PPTF's management forecasts including variations and assumptions made by McDonald & Company which included adjustments to reflect the anticipated effects of potential merger-related cost savings estimated by Professionals Group. Professionals Group's and PPTF's management forecasts are based upon many factors and assumptions, many of which are beyond the control of Professionals Group or PPTF.

     Other Analysis. In addition to performing the analyses summarized above, McDonald & Company also considered its analysis of the general market for property and casualty insurance company mergers, PPTF's relative share of the Florida medical malpractice insurance market and the general economic conditions and prospects of those markets.

     In performing its analyses, McDonald & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. The analyses performed by McDonald & Company are not necessarily indicative of actual values, which may be significantly more or less favorable than the values suggested by such analyses. Such analyses were prepared solely as part of McDonald & Company's opinion.

     The term "fair from a financial point of view" is a standard phrase contained in investment banker fairness opinions and refers to the fact that McDonald & Company's opinion as to the fairness of the financial consideration to be paid by Professionals Group to the Members of PPTF in respect of their Membership Rights is addressed solely to the financial attributes of such consideration. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, as described above, McDonald & Company's fairness opinion was only one of the factors taken into consideration by the Professionals Group Board in making its determination to approve the Merger Agreement. The Professionals Group Board did not assign any relative or specific weights to such factors, and individual directors may have given differing weights to different factors. See "THE
TRANSACTIONS -- Reasons for the Transactions." Consequently, the McDonald & Company analyses described above, in and of themselves, should not be viewed as determinative of the Professionals Group Board's conclusions with respect to the value of PPTF or of the decision of the Professionals Group Board to agree to the Mergers or the amount of financial consideration to be paid by Professionals Group to the Members of PPTF in respect of their Membership Rights.

     McDonald & Company's opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date of such opinion. In addition, the opinion does not address Professionals Group's underlying business decision to effect the Mergers or any other terms of the Mergers. McDonald & Company is not rendering any opinion as to the value of Professionals Group Common Stock or PPTF Membership Rights at the INSCO Effective Time or the PICOM Effective Time. Furthermore, McDonald & Company has not been engaged to and does not express an opinion with respect to any issuance of stock, payments or other compensation that may be made to trustees or officers of PPTF pursuant to Section 1.28 of the Merger Agreement or otherwise, other than in respect of their Membership Rights.

     In connection with its opinion dated as of the date of this Joint Proxy Statement/Prospectus, McDonald & Company performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered therewith.

     McDonald & Company, as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. McDonald & Company has extensive experience with the valuation of financial institutions. The Professionals Group Board selected McDonald & Company as its financial advisor because of McDonald & Company's industry expertise with respect to insurance companies and other financial

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

institutions and because of McDonald & Company's experience in transactions similar to the Mergers. McDonald & Company is not affiliated with either Professionals Group or PPTF.

     In the ordinary course of its business, McDonald & Company may trade the securities of Professionals Group for its own account and for the accounts of its customers. Accordingly, at any time McDonald & Company may hold a long or short position in such securities.

     For its services as financial advisor, Professionals Group has paid McDonald & Company a retainer of $50,000 and a fee of $75,000 upon the rendering of McDonald & Company's oral opinion to the Professionals Group Board. Additional fees equal to approximately $75,000 are payable to McDonald & Company in connection with updating its analysis in connection with this Joint Proxy Statement/Prospectus. Professionals Group has also agreed to reimburse McDonald & Company for its reasonable out-of-pocket expenses up to $15,000 and to indemnify McDonald & Company against certain liabilities, including certain liabilities under federal securities laws.

OPINION OF PPTF FINANCIAL ADVISOR -- DONALDSON, LUFKIN & JENRETTE

     In its role as financial advisor to PPTF, Donaldson, Lufkin & Jenrette was asked by PPTF to render its opinion as to the fairness, from a financial point of view, to the Members of PPTF, as a group, of the consideration to be received by such Members pursuant to the terms of the Merger Agreement. On October 3, 1997, Donaldson, Lufkin & Jenrette delivered its written opinion to the PPTF Board to the effect that as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Aggregate Merger Shares to be received by the Members, as a group, was fair, from a financial point of view. Donaldson, Lufkin & Jenrette was subsequently asked by PPTF to update its opinion and on April 27, 1998 such opinion was rendered.

     A COPY OF THE DLJ OPINION, AS UPDATED TO APRIL 27, 1998, IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX G. MEMBERS OF PPTF ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DONALDSON, LUFKIN & JENRETTE.

     The DLJ Opinion was prepared for the PPTF Board and is directed only to the fairness, from a financial point of view, of the Aggregate Merger Shares to be received by the Members, as a group, and does not constitute a recommendation to any Member as to how to vote at the PPTF Special Meeting. Donaldson, Lufkin & Jenrette did not express any opinion as who is eligible to receive consideration or the fairness of the proposed consideration to be paid to any individual Member or any class of Members.

     The DLJ Opinion does not constitute an opinion as to the price at which Professionals Group Common Stock will actually trade at any time. The number of Aggregate Merger Shares was determined in arm's length negotiations between PPTF and Professionals Group, in which negotiations Donaldson, Lufkin & Jenrette advised PPTF. Except as described below, no restrictions or limitations were imposed by the PPTF Board upon Donaldson, Lufkin & Jenrette with respect to the investigations made or the procedures followed by Donaldson, Lufkin & Jenrette in rendering its opinion. Donaldson, Lufkin & Jenrette was not requested to, nor did it, solicit the interests of any other party in acquiring PPTF.

     In arriving at its opinion, Donaldson, Lufkin & Jenrette reviewed the Merger Agreement and the exhibits and schedules thereto and the Amended Trust Agreement dated January 1, 1987 of PPTF. Donaldson, Lufkin & Jenrette also reviewed financial and other information that was publicly available or furnished to it by PPTF and Professionals Group, including information provided during discussion with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of PPTF for the years ending December 31, 1997 through December 31, 2000 prepared by the management of PPTF and certain financial projections of Professionals Group, on a stand-alone basis, for the years ending December 31, 1997 through December 31, 2001 prepared by the management of Professionals Group. In addition, Donaldson, Lufkin & Jenrette compared certain financial data of PPTF and financial and securities data of Professionals Group with various other companies whose securities are traded

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

in public markets, reviewed the historical stock prices and trading volumes of Professionals Group Common Stock, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as Donaldson, Lufkin & Jenrette deemed appropriate for purposes of the DLJ Opinion.

     Donaldson, Lufkin & Jenrette also reviewed the FPIC Proposals, but was informed that, for the reasons described above, the PPTF Board determined not to proceed with further discussions with FPIC regarding a possible transaction, and therefore was instructed to evaluate the Mergers without taking into account any of the FPIC Proposals. Accordingly, the DLJ Opinion does not address the relative merits of the Mergers and the FPIC Proposals.

     In rendering the DLJ Opinion, Donaldson, Lufkin & Jenrette relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by PPTF and Professionals Group or their respective representatives, or that was otherwise reviewed by it. With respect to the financial projections of PPTF supplied to it, Donaldson, Lufkin & Jenrette assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of PPTF as to the future operating and financial performance of PPTF. With respect to the financial projections of Professionals Group supplied to it, Donaldson, Lufkin & Jenrette assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Professionals Group as to the future operating and financial performance of Professionals Group. Donaldson, Lufkin & Jenrette did not assume any responsibility for making an independent evaluation of PPTF's and Professionals Group's assets or liabilities or for making any independent verification of any of the information reviewed by it. Donaldson, Lufkin & Jenrette relied as to certain legal matters relating to PPTF as to which it made inquiry on advice of counsel to PPTF.

     The DLJ Opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to Donaldson, Lufkin & Jenrette as of, the date of the DLJ Opinion. It should be understood that, although subsequent developments may affect the DLJ Opinion, Donaldson, Lufkin & Jenrette does not have any obligation to update, revise or reaffirm the DLJ Opinion. Donaldson, Lufkin & Jenrette is expressing no opinion herein as to the prices at which Professionals Group Common Stock will actually trade at any time. The following is a summary of the analysis provided to PPTF by Donaldson, Lufkin & Jenrette in connection with the preparation of the DLJ Opinion.

     PPTF Public Market Valuation Analysis. To provide contextual data and comparative market information, Donaldson, Lufkin & Jenrette compared selected operating and financial data and ratios for PPTF to the corresponding data and ratios of certain publicly traded medical malpractice insurance companies which Donaldson, Lufkin & Jenrette deemed relevant. Such comparable companies consisted of: MMI Companies, Inc., Medical Assurance, Inc. and SCPIE Holdings Inc. (the "Publicly Traded Companies"). Such ratios included, among others, the multiples of stock price to GAAP, operating earnings per share ("EPS") for the year ended December 31, 1996, estimated GAAP operating EPS for 1997 and 1998 (as estimated by research analysts and compiled by Institutional Brokers Estimating Service) and stockholders' equity per share as of June 30, 1997, as well as the ratios of the aggregate equity market capitalization plus the amount of debt and preferred stock outstanding ("Enterprise Value") to statutory earnings for the last fiscal year ("LFY") and Enterprise Value to statutory capital and surplus as of the end of the LFY. Closing prices as of September 30, 1997 were used in this analysis.

     The range of stock price as a multiple of 1996 GAAP operating EPS for the Publicly Traded Companies was 10.9x to 19.0x. The ranges of price as a multiple of estimated GAAP operating earnings for 1997 and 1998 were 11.3x to 16.6x and 9.9x to 14.8x, respectively. The range of stock price as a multiple of LFY stockholders' equity per share for the Publicly Traded Companies was 1.17x to 2.27x. The ranges of Enterprise Value as a multiple of LFY statutory earnings and Enterprise Value as a multiple of LFY statutory capital and surplus were 11.2x to 18.8x and 1.54x to 3.15x, respectively. The average multiples of stock price to 1996 GAAP operating EPS and estimated GAAP operating EPS for 1997 and 1998 for the Publicly Traded Companies were 14.9x, 14.0x and 12.5x, respectively. The average multiples of stock price to stockholders' equity per share, Enterprise Value to statutory earnings and Enterprise Value to statutory capital and surplus

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

for the Publicly Traded Companies were 1.54x, 14.0x and 2.10x, respectively. The $159.5 million in consideration which Donaldson, Lufkin & Jenrette assumed would be paid by Professionals Group would result in purchase price multiples to PPTF's 1996 GAAP operating earnings, estimated GAAP operating earnings for 1997 and 1998 and stockholders' equity as of June 30, 1997 of 19.8x, 19.2x, 15.6x and 1.51x, respectively. The same consideration would result in Enterprise Value multiples to PPTF's LFY statutory earnings and LFY statutory capital and surplus of 12.5x and 1.52x, respectively. This analysis indicated that the total consideration to be received by PPTF would result in multiples of total consideration to 1996 GAAP operating earnings, estimated GAAP operating earnings for 1997 and 1998 and stockholders' equity that fall within or above the ranges detailed above. Multiples of Enterprise Value to statutory earnings would fall within and Enterprise Value to statutory capital and surplus would fall below the ranges of the Publicly Traded Companies.

     Donaldson, Lufkin & Jenrette's Public Market Valuation Analysis shows that only one transaction multiple fell below the range of the Publicly Traded Companies. The $159.5 million in consideration which Donaldson, Lufkin & Jenrette assumed would be paid by Professionals Group would result in an Enterprise Value multiple to PPTF's LFY statutory capital and surplus of 1.52x. This multiple fell just below the range of Enterprise Value to LFY statutory capital and surplus of the Publicly Traded Companies of 1.54x to 3.15x.

     In arriving at its opinion, Donaldson, Lufkin & Jenrette did not place particular weight on any individual analysis, but instead examined the results of all of the analyses taken as a whole. Accordingly, Donaldson, Lufkin & Jenrette believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, creates an incomplete view of the evaluation process underlying its opinion. As a result, although Donaldson, Lufkin & Jenrette took into consideration the fact that one multiple did not fall within the range of those of comparable companies, the results of all of the analyses as a whole allowed Donaldson, Lufkin & Jenrette to support its determination of fairness.

     PPTF Merger Market Valuation Analysis. Donaldson, Lufkin & Jenrette reviewed publicly available information for the following selected transactions involving the acquisition of medical malpractice insurance companies since December 1994 (the "Selected Medical Malpractice Insurance Transactions"): MMI Companies, Inc. -- Health Providers Insurance Company (the "MMI Transaction") and Michigan Physicians Mutual Liability Company -- Kentucky Medical Insurance Company (the "MPMLC Transaction"). In reviewing these transactions, several factors were considered, including: (i) the lack of publicly available information for subsidiary and private company transactions which represent a significant portion of merger and acquisition activity within the medical malpractice insurance industry and (ii) the lack of directly comparable transactions. The Selected Medical Malpractice Insurance Transactions were not intended to represent the complete list of medical malpractice insurance company transactions which have occurred over the period contemplated. Rather, such transactions were used in this analysis because the companies involved were broadly deemed by Donaldson, Lufkin & Jenrette to operate in similar businesses or have similar financial characteristics to PPTF. Due to the scarcity of precedent medical malpractice insurance acquisitions, Donaldson, Lufkin & Jenrette also reviewed publicly available information involving 26 acquisitions of property and casualty insurance companies since 1994 (the "Selected P&C Transactions"). The Selected P&C Transactions include a broader set of transactions not limited to the medical malpractice insurance industry.

     Donaldson, Lufkin & Jenrette reviewed the consideration paid in the Selected Medical Malpractice Insurance Transactions and the Selected P&C Transactions in terms of the price paid for the common stock as a multiple of GAAP operating EPS for the last twelve months ("LTM") or LFY ended prior to the announcement of such transactions. Donaldson, Lufkin & Jenrette also reviewed the consideration paid in such transactions in terms of the price paid for the common stock plus the amount of debt and preferred stock assumed to be repaid or redeemed in such transactions (the "Transaction Value") as a multiple of statutory earnings for the LTM or LFY ended prior to the announcement of such transactions and as a multiple of statutory capital and surplus as of the end of the last fiscal quarter ("LFQ") or LFY ended prior to the announcement of such transactions. In analyzing acquisitions of medical malpractice insurance companies and, more broadly, property and casualty insurance companies, the purchase price paid may be expressed as a
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

multiple of equity purchase price to GAAP operating EPS and to stockholders' equity per share and of Transaction Value to statutory earnings and to statutory capital and surplus. Variances in multiples for different transactions may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on capital. Since statutory earnings and statutory capital and surplus do not reflect the cost of a company's debt or preferred stock financing, which are usually at the holding company level rather than the insurance company level, multiples of statutory earnings and statutory capital and surplus are appropriately based on a Transaction Value which includes the cost of assuming, repaying or redeeming such debt or preferred stock financing. Since GAAP operating EPS and stockholders' equity per share already reflect the cost of a company's debt or preferred stock financing, analyses of multiples of GAAP operating EPS or stockholders' equity are based on the price paid for the company's common stock, which excludes the cost of assuming, repaying or redeeming such debt or preferred stock financing. Comparing the multiples of Transaction Value to the statutory earnings and statutory capital and surplus of PPTF with the multiples paid in other transactions indicates whether the valuation being placed on PPTF is within the range of values for other medical malpractice insurance companies or property and casualty insurance companies.

     The ratio of price as a multiple of LTM GAAP operating EPS for the MMI Transaction was 6.3x. The ratio of stock price as a multiple of LFQ stockholders' equity per share for the MMI Transaction and the MPMLC Transaction was 0.81x and 1.04x, respectively. For the MMI Transaction, the Transaction Value as a multiple of LFY statutory earnings was 7.8x and as a multiple of LFY statutory surplus was 1.07x. The Transaction Value as a multiple of LFY statutory surplus for the MPMLC Transaction was 1.32x as of the end of the LFY ended prior to the announcement of the transaction. The range of price as a multiple of LTM GAAP operating EPS for the Selected P&C Transactions was 5.0x to 31.3x. The range of stock price as a multiple of LFQ stockholders' equity per share for the Selected P&C Transaction was 0.83x to 3.92x. Donaldson, Lufkin & Jenrette found ranges of Transaction Value as a multiple of LFY statutory earnings and of LFY or LFQ statutory capital and surplus of 6.3x to 26.6x and 0.56x to 3.92x, respectively. The average multiple of stock price of LTM GAAP operating EPS for the Selected P&C Transactions was 13.6x The average multiple of stock price to LFQ stockholders' equity per share for the Selected P&C Transactions was 1.93x. The average multiples of Transaction Value to LFY statutory earnings and Transaction Value to LFY or LFQ statutory capital and surplus were 15.9x and 1.85x, respectively. Based on the consideration which Donaldson, Lufkin & Jenrette assumed would be paid by Professionals Group, the implied multiple of the price paid for PPTF to LTM GAAP operating earnings was 19.8x. Based on the consideration which Donaldson, Lufkin & Jenrette assumed would be paid by Professionals Group, the implied multiple of the price assumed to be paid for PPTF's GAAP equity was 1.51x. Based on the consideration which Donaldson, Lufkin & Jenrette assumed would be paid by Professionals Group, the implied multiples of Transaction Value for PPTF's LFY statutory earnings and Transaction Value to PPTF's LFY statutory capital and surplus were 12.5x and 1.52x, respectively. The total consideration to be received by holders of the Membership Rights would result in multiples of equity purchase price to LTM GAAP operating earnings and equity purchase price to LFQ stockholders' equity within or above the ranges outlined above. This consideration would also result in multiples of Transaction Value to LFY statutory earnings and Transaction Value to LFY statutory capital and surplus within the applicable ranges outlined above.

     Effect of the Acquisition on Professionals Group's Historical and Projected Financial Position and Earnings. Donaldson, Lufkin & Jenrette analyzed certain pro forma financial effects resulting from the transactions contemplated by the Merger Agreement. Donaldson, Lufkin & Jenrette analyzed the pro forma effect of the transactions contemplated by the Merger Agreement on Professionals Group's operating EPS, book value per share and leverage ratio. The results of the pro forma merger analysis are not necessarily indicative of future operating results or financial position. Based on this analysis, Professionals Group's stockholders would realize EPS dilution in 1997 and 1998, respectively. Pro forma for such transactions, Professionals Group's book value per share would also realize dilution. Pro forma for such transactions, Professionals Group's ratio of debt to total capitalization as of June 30, 1997 would have been 14.1% as compared to 19.4% before the transactions contemplated by the Merger Agreement.

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

     Because the consideration to be issued to Members of PPTF upon consummation of the transactions contemplated by the Merger Agreement will be in the form of Professionals Group Common Stock, to provide comparative market information, Donaldson, Lufkin & Jenrette compared selected historical and projected operating and financial ratios of Professionals Group to the corresponding data and ratios of certain selected publicly traded medical malpractice insurance companies which Donaldson, Lufkin & Jenrette deemed relevant. Such comparable companies consisted of: MMI Companies, Inc., Medical Assurance, Inc. and SCPIE Holdings, Inc. (the "Selected Medical Malpractice Insurance Companies").

     Such analysis included, among other things, the multiples of stock price to GAAP operating EPS for 1997 and 1998 (as estimated by research analysts and compiled by Institutional Brokers Estimating Service for the Selected Medical Malpractice Insurance Companies and management's projections for Professionals Group) and stockholders' equity per share as of June 30, 1997. Comparing the multiples of Professionals Group's stock price to estimated GAAP operating EPS and stockholders' equity per share with the multiples at which the Selected Medical Malpractice Insurance Companies trade indicates whether Professionals Group's stock price is within the range of values at which the Selected Medical Malpractice Insurance Companies trade.

     The low, average and high multiples of stock price to estimated 1997 GAAP operating EPS were 11.3x, 14.0x and 16.6x, respectively, for the Selected Medical Malpractice Insurance Companies. The multiple of stock price to Professionals Group's estimated 1997 GAAP operating EPS was 12.7x. This multiple falls within the range of multiples of the Selected Medical Malpractice Insurance Companies. The low, average and high multiples of stock price to estimated 1998 GAAP operating EPS were 9.9x, 12.5x and 14.8x, respectively, for the Selected Medical Malpractice Insurance Companies. The multiple of stock price to Professionals Group's estimated 1998 GAAP operating EPS was 12.2x. This multiple falls within the range of multiples of the Selected Medical Malpractice Insurance Companies. The low, average and high multiples of stock price to stockholders' equity per share of the Selected Medical Malpractice Insurance Companies as of June 30, 1997 were 1.17x, 1.54x and 2.27x, respectively. The multiple of stock price to Professionals Group's stockholders' equity per share as of June 30, 1997 was 1.47x. This multiple falls within the range of multiples of the Selected Medical Malpractice Insurance Companies.

     Contribution Analysis. Donaldson, Lufkin & Jenrette also examined the percent contribution by PPTF to Professionals Group's operating results and financial position pro forma for the transactions contemplated by the Merger Agreement. The results of the pro forma analysis are not necessarily indicative of future operating earnings or financial position. Of Professionals Group's 1997 estimated operating earnings and 1998 estimated operating earnings pro forma for such transactions, PPTF would contribute 43.7% and 47.7%, respectively. Of the pro forma June 30, 1997 total assets and stockholders' equity, PPTF would contribute 52.6% and 53.1%, respectively. On a pro forma basis, following consummation of the transactions contemplated by the Merger Agreement, the Members of PPTF, collectively, will hold approximately 53.8% of the shares of Professionals Group Common Stock then outstanding.

     Limitations of Opinion. The summary set forth above does not purport to be a complete description of the analysis performed by Donaldson, Lufkin & Jenrette, but describes, in summary form, the principal elements of the analysis provided to PPTF. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such opinions are not readily susceptible to summary description. Each of the analyses conducted by Donaldson, Lufkin & Jenrette was carried out in order to provide a different perspective on the transactions contemplated by the Merger Agreement and to add to the total mix of information available. Donaldson, Lufkin & Jenrette did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, Donaldson, Lufkin & Jenrette considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Donaldson, Lufkin & Jenrette did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, Donaldson, Lufkin & Jenrette believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all
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

analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. The analyses performed by Donaldson, Lufkin & Jenrette are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses.

     Engagement and Fees Payable to Donaldson, Lufkin & Jenrette. PPTF selected Donaldson, Lufkin & Jenrette as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the Merger Agreement and is familiar with PPTF, its business and the insurance industry. Pursuant to the terms of an engagement letter dated September 29, 1997, PPTF has paid Donaldson, Lufkin & Jenrette $800,000 for its services to date, including the delivery of the DLJ Opinion. In addition, PPTF has agreed to pay Donaldson, Lufkin & Jenrette $650,000 upon completion of the transactions contemplated by the Merger Agreement, as a financial advisory fee. PPTF also agreed to reimburse Donaldson, Lufkin & Jenrette for all out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of counsel) incurred by Donaldson, Lufkin & Jenrette in connection with its engagement and to indemnify Donaldson, Lufkin & Jenrette and certain related persons against certain liabilities in connection with its engagement, including liabilities under the Federal securities laws. The terms of the fee arrangement with Donaldson, Lufkin & Jenrette, which Donaldson, Lufkin & Jenrette and PPTF believe are customary in transactions of this nature, were negotiated at arm's length between PPTF and Donaldson, Lufkin & Jenrette and the PPTF Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to Donaldson, Lufkin & Jenrette is contingent upon consummation of the transactions contemplated by the Merger Agreement.

SUMMARY OF THE MERGER AGREEMENT

     Effective Times. Pursuant to the Merger Agreement, and at the INSCO Effective Time, PPTF will merge with and into INSCO, with INSCO being the surviving corporation in the INSCO Merger. Pursuant to the Merger Agreement, and immediately following the INSCO Merger, at the PICOM Effective Time, INSCO will merge with and into PICOM, with PICOM continuing on as the surviving insurance corporation. In order to comply with the requirements and provisions of the Michigan Insurance Code and the Florida Insurance Code, the business combination of Professionals Group and PPTF involves two mergers, the INSCO Merger and the PICOM Merger (which is expected to occur promptly after the INSCO Merger). Upon consummation of the transactions contemplated by the Merger Agreement, (i) Professionals Group will be the parent of PICOM, PICOM will hold all of the assets and liabilities of PPTF and INSCO, and PPTF and INSCO will cease to exist, (ii) PICOM will be renamed to reflect the combined insurance operations of PPTF and PICOM, (iii) PICOM will maintain regional executive offices in Okemos, Michigan and Coral Gables, Florida and local sales and service offices in Florida, Illinois, Indiana and Ohio; (iv) all Members of PPTF will cease to have any rights as Members of PPTF (including the right to elect trustees, the right to vote as to other matters, and all rights with respect to the distribution of surplus in liquidation); (v) subject to the exercise of dissenters' rights, all Membership Rights will be converted into an aggregate of 4,089,160 shares of Professionals Group Common Stock and will cease to exist; and (vi) PPTF Policies will become and be insurance policies issued by PICOM and will be converted from assessable insurance policies to nonassessable insurance policies, without any endorsement or modification thereto. In the event that the parties contemplate an amendment to the terms of the Merger Agreement regarding the conversion of PPTF Policies to insurance policies issued by PICOM, and such an amendment to the Merger Agreement is of the type which by law or pursuant to the Merger Agreement may not be made without stockholder or Member approval, Professionals Group and/or PPTF, as the case may be, may resolicit proxies from the stockholders of Professionals Group and/or the Members of PPTF, as the case may be, to obtain such approval. The parties do not presently contemplate such an amendment.

     The Closing Date will occur on a date to be specified by the parties which will be no later than the later of January 1, 1998 or five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions precedent to the Mergers set forth in the Merger Agreement. Professionals Group and PPTF each anticipate that the Mergers will be consummated prior to July 1, 1998. However, the consummation of the Mergers could be delayed as a result of delays in obtaining necessary regulatory agency or other governmental approvals required for the transactions contemplated by the Merger Agreement. There

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

can be no assurances as to whether or when such approvals will be obtained or that the Mergers will be consummated. If the Mergers are not effected on or before August 13, 1998, the Merger Agreement may be terminated by either Professionals Group or PPTF, unless the failure to effect the Merger by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe the covenants and agreements of such party set forth therein.

     Conversion of Membership Rights. Upon consummation of the INSCO Merger, but subject to the exercise of dissenters' rights, all Membership Rights will be converted into an aggregate of 4,089,160 shares of Professionals Group Common Stock. In consideration for all of the Membership Rights, the Aggregate Merger Shares will be allocated and distributed to Members of PPTF in accordance with the Allocation Formula, which provides as follows: Each Member of PPTF who does not timely and properly exercise dissenters' rights will be allocated a portion of the Aggregate Merger Shares in an amount (calculated to two decimal places) determined by multiplying 4,089,160 shares of Professionals Group Common Stock by the ratio (calculated to six decimal places) of the earned policy premium on such Member's PPTF Policy for the 12 months ending on the PPTF Record Date (the Earned PPTF Policy Premium) to $56,037,359 (which is the aggregate of all earned premium on all PPTF Policies for such 12 months) (the Aggregate Earned Premium); provided, however, that in lieu of any fractional share of Professionals Group Common Stock, such Member shall be paid the cash equivalent value thereof based on the average of the daily closing prices per share of Professionals Group Common Stock as reported by the Nasdaq National Market for the period of 20 business days ending on the fifth business day prior to the closing date with respect to the transactions contemplated by the Merger Agreement. Members of PPTF who timely and properly exercise dissenters' rights will be paid the fair value of their Membership Rights. The Allocation Formula was determined by the PPTF Board. Earned premium is the prorated portion of an insurance premium which is no longer considered prepaid as a result of the elapsed time the insurance policy has been in force. For example, after six months, $12,000 of a prepaid $24,000 annual premium is considered earned premium.

     By way of example, under the Allocation Formula, and assuming he or she does not exercise dissenters' rights, a Member of PPTF whose PPTF Policy has $24,000 of Earned PPTF Policy Premium would be entitled to 1,754.16 Aggregate Merger Shares, determined by multiplying 4,089,160 shares of Professionals Group Common Stock by .000428 ($24,000 of Earned PPTF Policy Premium divided by $56,037,359 (the Aggregate Earned Premium)). However, because fractional shares of Professionals Group Common Stock will not be issued, such Member would receive 1,754 whole shares of Professionals Group Common Stock and in lieu of the fractional share of Professionals Group Common Stock would be paid cash in an amount determined by multiplying the amount of such fractional share (in this example .16) by the Average Price.

     The PPTF Board determined, however, that consistent with the original intent of Article 12, the Allocation Formula should be based on "earned premium" during the 12 months prior to the Record Date, rather than the "last premium paid" before the PPTF Record Date. The PPTF Board made this decision because changes in the operating practices of PPTF since 1987 have made the use of the "last premium paid" inappropriate. The operating changes that cause this result are (i) the decision by PPTF on July 1, 1997 to cease writing calendar year policies and begin writing anniversary date policies, and (ii) the fact that the Members make premium payments based on a number of plans other than the single payment on January 1 of each year (including prepayment plans). The PPTF Board determined that the use of earned premium was more consistent with the original intent of Article 12 and would result in a more equitable distribution of the Aggregate Merger Shares.

     Only Members of PPTF who do not exercise dissenters' rights will be entitled to be allocated and to receive a portion of the Aggregate Merger Shares. Except for the shares (and cash in lieu of any fractional share) issued to such Members of PPTF and the shares issued or issuable pursuant to Section
1.28 of the Merger Agreement (which, subject to certain vesting requirements, contemplates the issuance of an aggregate of 153,000 shares of Professionals Group Common Stock to certain PPTF trustees and officers over a four year period), no other shares of Professionals Group Common Stock (or cash in lieu of any fractional share) will be issued or issuable upon consummation of the transactions contemplated by the Merger Agreement.

     Notwithstanding anything express or implied to the contrary in the Merger Agreement or the Allocation Formula: (i) the aggregate number of shares of Professionals Group Common Stock issuable as a result of the INSCO Merger will be not more than 4,089,160 shares of Professionals Group Common Stock; (ii) no fractional shares of Professionals Group Common Stock will be issued to any Member and, in lieu thereof, all of said fractional shares will be paid the cash equivalent value thereof based on the average of the daily closing prices per share of Professionals Group Common Stock as reported by the Nasdaq National Market for the period of 20 business days ending on the fifth business day prior to the closing date with respect to the transactions contemplated by the Merger Agreement; and (iii) except as otherwise expressly provided in Section 1.28 of the Merger Agreement (which, subject to certain vesting requirements, contemplates the issuance of an aggregate of 153,000 shares of Professionals Group Common Stock to certain PPTF trustees and officers over a four year period), no shares of Professionals Group Common Stock (or cash in lieu of any fractional share) will be issuable or issued upon consummation of the transactions contemplated by the Merger Agreement to any person or entity other than a Member of PPTF who does not exercise dissenters' rights.

     Each share of Professionals Group Common Stock outstanding immediately prior to consummation of the transactions contemplated by the Merger Agreement will remain outstanding and unchanged as a result of those transactions. Each option granted by Professionals Group to purchase shares of Professionals Group Common Stock which is outstanding and unexercised immediately prior to the consummation of the transactions contemplated by the Merger Agreement (i) will continue to represent a right to acquire shares of Professionals Group Common Stock, (ii) will remain an issued and outstanding option to purchase from Professionals Group shares of Professionals Group Common Stock in the same amount and at the same exercise price subject to the terms of the Professionals Group stock plans under which they were issued and the agreements evidencing grants thereunder, and (iii) will not be affected by the consummation of the transactions contemplated by the Merger Agreement.

     If, prior to the INSCO Effective Time, the outstanding shares of Professionals Group Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment will be made to the number of Aggregate Merger Shares. For example, if such an event increased the number of shares of Professionals Group Common Stock outstanding prior to the INSCO Effective Time by 10%, then the number of Aggregate Merger Shares would correspondingly be increased by 10%.

     Membership Rights to which dissenters' rights are perfected under applicable law will not be converted into or represent the right to receive any shares, or any cash payment in lieu of any fractional shares, of Professionals Group Common Stock; provided, however, that if any holder of the dissenting Membership Rights timely withdraws the demand for payment of the fair value of Membership Rights or fails to perfect the dissenters' rights in accordance with applicable law, then such holder's dissenting Membership Rights will cease to be dissenting Membership Rights and will, subject to the terms of the Merger Agreement, be converted into and represent the right to receive a certificate representing the number of whole shares of Professionals Group Common Stock and cash in lieu of any fractional share of Professionals Group Common Stock into which such Membership Rights have been converted pursuant to the Merger Agreement.

     Based upon the number of Professionals Group stock options and shares of Professionals Group Common Stock issued and outstanding as of the Professionals Group Record Date, and without giving effect to the issuance of any shares of Professionals Group Common Stock to trustees and officers of PPTF pursuant to
Section 1.28 of the Merger Agreement, at the INSCO Effective Time, Members of PPTF will own shares of Professionals Group Common Stock representing approximately 53.8% of the then outstanding voting power of Professionals Group. Such percentage would be approximately 52.8% if all of the shares of Professionals Group Common Stock issuable upon exercise or vesting of outstanding Professionals Group stock options are issued. (For purposes of calculating such percentages, it was assumed that no additional shares of Professionals Group Common Stock will have been issued except as contemplated by the preceding sentence.)

     Based upon the number of Professionals Group stock options and shares of Professionals Group Common Stock issued and outstanding as of the Professionals Group Record Date, and after giving effect to the issuance of an aggregate of 153,000 shares of Professionals Group Common Stock to trustees and officers of PPTF pursuant to Section 1.28 of the Merger Agreement, at the INSCO Effective Time, Members of PPTF will own shares of Professionals Group Common Stock representing approximately 53.8% of the then outstanding voting power of Professionals Group. Such percentage would be approximately 52.8% if all of the shares of Professionals Group Common Stock issuable upon exercise or vesting of outstanding Professionals Group stock options are issued. (For purposes of calculating such percentages, it was assumed that no additional shares of Professionals Group Common Stock will have been issued except as contemplated by the preceding sentence.)

     Distributions to Stockholders and Members. The Merger Agreement provides that neither Professionals Group nor PPTF shall make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock except, (i) in the case of Professionals Group, a stock dividend not exceeding 10% of the shares of Professionals Group Common Stock outstanding as of the date such stock dividend is declared may be made, declared or paid at any time prior to the INSCO Effective Time, and (ii) for dividends paid by any subsidiaries of each of Professionals Group and PPTF to Professionals Group or PPTF or any of their subsidiaries, respectively. Professionals Group does not currently intend to declare or pay a stock dividend at any time prior to the INSCO Effective Time.

     Representations and Warranties. The Merger Agreement contains representations and warranties of Professionals Group and PPTF as to (i) the organization and existence of each party and its subsidiaries; (ii) the capitalization of each party and its subsidiaries; (iii) the power and authority of each party and the compliance of the Merger Agreement with (a) the charter and by-laws of each party, (b) applicable law, and (c) certain material agreements; (iv) the ability of the parties to consummate the transactions contemplated by the Merger Agreement without obtaining any governmental and third-party approvals other than certain requisite regulatory approvals (see
"-- Regulatory Approvals Required"); (v) the timely filing of required regulatory reports; (vi) the accuracy of each party's financial statements and, in the case of Professionals Group, filings with the Commission; (vii) each party's liability for brokers' fees in connection with the transactions contemplated by the Merger Agreement; (viii) the absence of certain changes in each party's business since December 31, 1996; (ix) the absence of material legal proceedings; (x) the filing and accuracy of each party's tax returns; (xi) the provisions and operation of each party's employee benefit plans and related matters; (xii) in the case of Professionals Group, the material accuracy and completeness of the filings made by Professionals Group with the Commission;
(xiii) each party's compliance with applicable law; (xiv) the absence of material defaults under certain contracts; (xv) the absence of agreements between each party and regulatory agencies; (xvi) the activities of the subsidiaries of each party; (xvii) the ownership and status of each party's investment securities; (xviii) the type and status of each party's interest rate risk management instruments; (xix) the absence of undisclosed liabilities; (xx) the ownership and status of each party's intellectual property; (xxi) each party's real property interests and the absence of material environmental liabilities; (xxii) in the case of Professionals Group, the inapplicability to the transactions contemplated by the Merger Agreement of Chapter 7A of the MBCA relating to certain business combinations specified in such statute; (xxiii) the applicability of "pooling-of-interests" accounting treatment; and (xxiv) terms and nature of the insurance operations, activities, reserves and reinsurance treaties of each party. In the event the transactions contemplated by the Merger Agreement are consummated, all representations and warranties of Professionals Group and PPTF will expire with and be terminated as of the INSCO Effective Time.

     Conduct of Business Pending the Merger and Other Agreements. Pursuant to the Merger Agreement, prior to the INSCO Effective Time, Professionals Group and PPTF have each agreed to, and to cause their respective subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees, and (iii) take no action which would adversely affect or delay the ability of either Professionals

Group or PPTF to obtain any requisite regulatory approvals or to perform its covenants and agreements under the Merger Agreement.

     Professionals Group and PPTF have also agreed to use their best efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, and to obtain and to cooperate in obtaining permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the Merger Agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations. Professionals Group and PPTF have each agreed upon request to furnish to the other party all information concerning themselves and their respective subsidiaries, directors, trustees, officers and stockholders and members and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated by the Merger Agreement. Professionals Group and PPTF have also agreed, subject to the terms and conditions of the Merger Agreement, to use their best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party and its subsidiaries and to consummate the transactions contemplated by the Merger Agreement. Professionals Group also agreed to cause the shares of Professionals Group Common Stock to be issued in the INSCO Merger to be listed for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the INSCO Effective Time. Professionals Group and PPTF also agreed that the employee benefit plans in place on the date the Merger Agreement was entered into with respect to employees of Professionals Group and PPTF, as the case may be, will remain in effect for such employees until such time as the combined company adopts new benefit plans covering employees of both parties who continue to be employed by the combined entity (the "New Benefit Plans"). These New Benefit Plans will substantially conform to the benefit plans of Professionals Group in effect as of the PICOM Effective Time. Professionals Group and PPTF have stated their intention to develop the New Benefit Plans, effective as of the PICOM Effective Time or as soon thereafter as practicable, and to have the New Benefit Plans, among other things, treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities. Moreover, the New Benefit Plans will not discriminate between employees of the combined entity who were covered by the benefit plans of Professionals Group, on the one hand, and those covered by the benefit plans of PPTF, on the other hand, at the PICOM Effective Time. However, the Merger Agreement expressly provides that the PICOM Insurance Company Employee Retention Plan shall apply only to those persons who are employees of PICOM and otherwise eligible under such plan immediately prior to the INSCO Effective Time, and that such plan shall not apply to either employees of PICOM hired after the INSCO Effective Time or employees of PPTF. Professionals Group and PPTF also reached certain agreements with respect to directors' and officers' indemnification and insurance, as well as compensation of PPTF trustees continuing on as directors of Professionals Group or PICOM, or both. See "INTERESTS OF CERTAIN PERSONS."

     Each of Professionals Group and PPTF have further agreed to give the other party access to all of its properties, books, contracts, commitments and records and to furnish information concerning its businesses, properties and personnel, subject to the restrictions set forth in the Merger Agreement.

     In addition, except as expressly contemplated by the Merger Agreement or specified in a schedule thereto, each of Professionals Group and PPTF has agreed that, without the consent of the other party, it and its subsidiaries will not, among other things:

          (i) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than indebtedness incurred in connection with the incorporation of, and for the purpose of, incorporating INSCO, and short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Professionals Group or any of its subsidiaries to Professionals Group or any of its subsidiaries, on the one hand, or of PPTF or any of its subsidiaries to PPTF or any of its subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

          (ii) redeem, repay, discharge or defease any surplus note, unless such redemption, repayment, discharge or defeasance is an express condition of any requisite regulatory approval;

          (iii) adjust, split, combine or reclassify any capital stock; or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except, (a) in the case of Professionals Group, a stock dividend not exceeding 10% of the shares of Professionals Group Common Stock outstanding as of the date such stock dividend is declared may be made, declared or paid at any time prior to the INSCO Effective Time, and (b) for dividends paid in the ordinary course of business by any subsidiaries of each of PPTF and Professionals Group);

          (iv) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (except that at any time prior to the Closing Date, and pursuant to the terms of the Professionals Insurance Company Management Group 1996 Long Term Incentive Plan, Professionals Group may make Awards (as defined in such long term incentive plan) to Participants (as defined in such long term incentive plan) covering up to 150,000 shares of Professionals Group Common Stock in the aggregate, and except as otherwise agreed in writing by Professionals Group and PPTF), or issue any additional shares of capital stock except pursuant to the exercise of stock options or warrants outstanding as of the date of the Merger Agreement, or as otherwise described herein;

          (v) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the Merger Agreement;

          (vi) except for transactions in the ordinary course of business consistent with past practice, or in connection with the incorporation of, and for the purpose of incorporating, INSCO, or pursuant to contracts or agreements in force at the date of the Merger Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a subsidiary;

          (vii) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

          (viii) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

          (ix) solicit, encourage or authorize any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its subsidiaries with any corporation or other entity other than as provided by the Merger Agreement (and each party will promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

          (x) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

          (xi) take any action that would prevent or impede the Mergers from qualifying (a) for "pooling-of-interests" accounting treatment or (b) as a "reorganization" within the meaning of Section 368 of the Code;

          (xii) amend its charter documents (i.e., trust agreement, articles of incorporation or by-laws);

          (xiii) other than in prior consultation with the other party, restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

          (xiv) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time prior to the INSCO Effective Time, or in any of the conditions to the Mergers set forth in the Merger Agreement not being satisfied or in a violation of any provision of the Merger Agreement, except, in every case, as may be required by applicable law; or

          (xv) agree to, or make any commitment to, take any of the actions listed above.

     Conditions to Consummation. Each party's obligation to effect the Mergers is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to each of the INSCO Effective Time and the PICOM Effective Time:

          (i) the Merger Agreement and the transactions contemplated thereby shall have been adopted and approved by the requisite affirmative vote of the holders of Professionals Group Common Stock entitled to vote thereon;

          (ii) the Merger Agreement and the transactions contemplated thereby shall have been adopted and approved by the requisite affirmative vote of the Members of PPTF;

          (iii) the shares of Professionals Group Common Stock which are to be issued to Members of PPTF upon consummation of the INSCO Merger shall have been authorized for listing on the Nasdaq National Market, subject to official notice of issuance;

          (iv) the requisite regulatory approvals shall have been obtained and remain in full force and effect and all statutory waiting periods with respect to such approvals shall have expired;

          (v) the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part shall have become effective and no stop order suspending the effectiveness shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission;

          (vi) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated by the Merger Agreement shall be in effect and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits or makes illegal consummation of the Mergers;

          (vii) each party shall have received an opinion of its legal counsel (Steel Hector & Davis LLP in the case of PPTF, and Miller, Canfield, Paddock and Stone, P.L.C. in the case of Professionals Group), in form and substance reasonably satisfactory to PPTF and Professionals Group, dated as of the INSCO Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the INSCO Effective
     Time: (A) the Mergers will constitute a tax-free reorganization under
     Section 368(a)(1)(A) of the Code and PPTF and Professionals Group will each be a party to the reorganization, (B) no gain or loss will be recognized by PPTF or Professionals Group as a result of the Mergers, and (C) no gain or loss will be recognized by the Members of PPTF who exchange their Membership Rights solely for Professionals Group Common Stock pursuant to the INSCO Merger (except with respect to cash received in lieu of a fractional share interest or in satisfaction of dissenters' rights);

          (viii) each party shall have received an opinion of the other party's legal counsel in form and substance reasonably satisfactory to such party and its legal counsel, dated as of the INSCO Effective Time, as to (A) the organization and existence of the other party and its subsidiaries; (B) the capitalization of the other party and its subsidiaries; (C) the power and authority of the other party and the compliance of the Merger Agreement with (1) the charter and by-laws of the other party,

     (2) applicable law, and (3) certain material agreements; (D) governmental and third-party approvals; and (E) the absence of material legal proceedings;

          (ix) each party shall have received a letter from its independent certified public accountants (KPMG Peat Marwick LLP in each case) addressed to such party regarding the appropriateness of "pooling-of-interests" accounting for the Mergers under generally accepted accounting principles if closed and consummated in accordance with the Merger Agreement;

          (x) each party shall have received a letter from the other party's independent certified public accountants regarding certain financial information of such other party included or incorporated by reference in the Registration Statement of which this Joint Proxy Statement/Prospectus is a part;

          (xi) each party shall have received a letter from its financial advisors (Donaldson, Lufkin & Jenrette in the case of PPTF, and Cochran, Caronia & Co. and McDonald & Company in the case of Professionals Group) addressed to PPTF or Professionals Group, as the case may be, to the effect that consummation of the Mergers upon the terms and conditions of the Merger Agreement is fair from a financial point of view to the Members of PPTF, as a group, and the stockholders of Professionals Group, as the case may be;

          (xii) the representations and warranties of the other party to the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date and except for any changes to a party's disclosure schedule delivered to the other party as of the Closing Date) as of the Closing Date as though made on the Closing Date;

          (xiii) each party shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date;

          (xiv) no event or circumstance shall have occurred which has, or is likely to have a materially adverse effect on the other party or upon the right of the other party or any of its subsidiaries to conduct their businesses as presently conducted; and

          (xv) the percentage interests of those Members of PPTF perfecting dissenters' rights, when aggregated, shall not exceed 10% of the percentage interests of all Members of PPTF, taken as a whole.

     The conditions specified above in clauses (i), (ii), (iv), (vii), (ix) and
(xv) will not be waived by either Professionals Group or PPTF. Although the remaining conditions to the consummation of the transactions contemplated by the Merger Agreement may be waived by the party entitled to the benefit thereof, neither Professionals Group nor PPTF intends to waive any such condition except in those circumstances where the Professionals Group Board or the PPTF Board, as the case may be, deems such waiver to be in the best interests of Professionals Group and PPTF, as the case may be, and its respective stockholders or members. There can be no assurances as to when and if such conditions will be satisfied (or, where permissible, waived) or that the transactions contemplated by the Merger Agreement will be consummated. Moreover, no assurance can be provided as to whether or when the requisite regulatory approvals necessary to consummate the Mergers will be obtained or whether all of the other conditions precedent to the Mergers will be satisfied or waived by the party permitted to do so. If the Mergers are not effected on or before August 13, 1998, the Merger Agreement may be terminated by either Professionals Group or PPTF, unless the failure to effect the Mergers by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe covenants and agreements of such party set forth therein.

     Indemnification; Directors' and Officers' Insurance. The Merger Agreement provides that the parties agree to cooperate and use their best efforts to defend against and respond to a threatened or actual civil, criminal or administrative claim, action, suit, proceeding or investigation (a "Proceeding") against a former or current director, trustee, officer or employee of a party or a subsidiary of a party to the Merger Agreement or an individual who becomes a director, trustee, officer or employee of such party or a subsidiary of such party (including any entity specified in the schedules to the Merger Agreement) (the "Indemnified Parties") before the later of the INSCO Effective Time or the PICOM Effective Time which arises as a result of the Merger

Agreement or any of the transactions contemplated thereby or because the Indemnified Party was a director, trustee, officer or employee of Professionals Group or PPTF, or a subsidiary of Professionals Group or PPTF, or of an entity specified in the schedules to the Merger Agreement.

     The Merger Agreement also provides that after the INSCO Effective Time, Professionals Group shall indemnify and hold harmless, to the fullest extent permitted by law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses incurred in advance of the final disposition of a Proceeding), judgments, fines and amounts paid in settlement in connection with any such threatened or actual Proceeding. Professionals Group shall have the right to assume the defense of a Proceeding under certain circumstances and, upon such assumption, not be liable to an Indemnified Party for its legal expenses. Professionals Group will not be obligated to an Indemnified Party (i) when and if a court of competent jurisdiction determines (and such determination becomes final and nonappealable) that indemnification is prohibited by applicable law and (ii) to the extent an Indemnified Party receives payment under an insurance policy, another agreement for indemnification or otherwise. Professionals Group's obligations with respect to indemnification will continue for a period of six years from the later of the INSCO Effective Time and the PICOM Effective Time or the applicable statute of limitations, if longer.

     The Merger Agreement also obligates Professionals Group to use its best efforts to cover the individuals serving as PPTF officers and trustees immediately before the INSCO Effective Time for a period of six years from the later of the INSCO Effective Time or the PICOM Effective Time (or the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by PPTF (or may substitute policies of the same or substantially similar coverage and amounts containing no less advantageous terms and conditions) with respect to acts and omissions occurring before the INSCO Effective Time committed by such officers and trustees in their capacity as such; provided, however, that Professionals Group will not be required to expend more than 200% of the amount currently expended by PPTF to procure such insurance.

     Expenses. The Merger Agreement provides that Professionals Group and PPTF will each pay its own expenses in connection with the Merger Agreement and the transactions contemplated thereby, except that Professionals Group and PPTF will divide equally all printing costs, filing fees and registration fees in connection with the Merger Agreement, this Joint Proxy Statement/Prospectus and the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

     Extension and Waiver. At any time prior to the INSCO Effective Time, Professionals Group and PPTF, by action taken or authorized by their respective Boards, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant the Merger Agreement and
(iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement; except that after any approval of the transactions contemplated by the Merger Agreement by the stockholders of Professionals Group or the Members of PPTF, there may not be, without further approval of such stockholders or Members, any extension or waiver of the Merger Agreement which reduces the amount or changes the form of the consideration to be delivered to Members of PPTF.

     Amendment. Subject to compliance with applicable law, the Merger Agreement may be amended by Professionals Group and PPTF, by action taken or authorized by their respective Boards, at any time before or after approval of the matters presented in connection with the Mergers by the stockholders of Professionals Group or the Members of PPTF, except that after any approval of the transactions contemplated by the Merger Agreement by the stockholders of Professionals Group or the Members of PPTF, there may not be, without further approval of such stockholders or Members, any amendment of the Merger Agreement which changes the amount or the form of the consideration to be delivered to the Members of PPTF under the Merger Agreement, other than as contemplated by the Merger Agreement. In the event the parties contemplate an amendment to the Merger Agreement of the type which by law or pursuant to the foregoing may not be made without stockholder or Member approval, Professionals Group and/or PPTF, as the case

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

may be, may resolicit proxies from the stockholders of Professionals Group and/or the Members of PPTF, as the case may be, to obtain such approval.

     The Merger Agreement provides that PPTF Policies will become and be insurance policies issued by PICOM and will be converted from assessable insurance policies to nonassessable insurance policies, without any endorsement or modification thereto. In the event that parties contemplate an amendment to the terms of the Merger Agreement regarding the conversion of PPTF Policies to insurance policies issued by PICOM, and such an amendment to the Merger Agreement is of the type which by law or pursuant to the Merger Agreement may not be made without stockholder or Member approval, Professionals Group and/or PPTF, as the case may be, may resolicit proxies from the stockholders of Professionals Group and/or the Members of PPTF, as the case may be, to obtain such approval. The parties do not presently contemplate such an amendment.

     Termination; Liquidated Damages; Termination Fee. The Merger Agreement provides that the Mergers may be terminated at any time prior to the INSCO Effective Time, whether before or after approval by Professionals Group's stockholders or PPTF's Members:

          (i) by mutual consent of Professionals Group and PPTF in a written instrument, if the Board of each determines to terminate the Merger Agreement by a vote of a majority of the members of its entire Board;

          (ii) by either the Professionals Group Board or the PPTF Board if (A) any governmental entity which must grant a requisite regulatory approval has denied approval of either one or both of the Mergers and such denial has become final and non-appealable or any governmental entity of competent jurisdiction has issued a final non-appealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement and (B) the Professionals Group or the PPTF Board, as the case may be, determines to terminate the Merger Agreement by an affirmative vote of a majority of the members of its entire Board;

          (iii) by either the Professionals Group Board or the PPTF Board if (A) the INSCO Merger is not consummated on or before August 13, 1998, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe the covenants and agreements of such party set forth therein and (B) the Professionals Group Board or the PPTF Board, as the case may be, determines to terminate the Merger Agreement by an affirmative vote of a majority of the members of its entire Board;

          (iv) by either the Professionals Group Board or PPTF Board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if (A) there has been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in the Merger Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing Date and (B) the Professionals Group or the PPTF Board, as the case may be, determines to terminate the Merger Agreement by an affirmative vote of a majority of the members of its entire Board;

          (v) by Professionals Group upon written notice to PPTF if the PPTF Board does not, or indicates to Professionals Group that it is unwilling or unable to, publicly recommend in this Joint Proxy Statement/ Prospectus that its Members approve and adopt the Merger Agreement, or if after recommending in this Joint Proxy Statement/Prospectus that its Members approve and adopt the Merger Agreement, the PPTF Board withdraws, modifies, or amends such recommendation in any respect materially adverse to Professionals Group, provided that any such notice of termination must be given not later than 45 days after the later of the date Professionals Group is advised by PPTF in writing that it is unable or unwilling to so recommend in this Joint Proxy Statement/Prospectus or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by Professionals Group and PPTF;

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

          (vi) by PPTF upon written notice to Professionals Group if the Professionals Group Board does not, or indicates to PPTF that it is unwilling or unable to, publicly recommend in this Joint Proxy Statement/ Prospectus that its stockholders approve and adopt the Merger Agreement, or if after recommending in this Joint Proxy Statement/Prospectus that its stockholders approve and adopt the Merger Agreement, the Professionals Group Board withdraws, modifies, or amends such recommendation in any respect materially adverse to PPTF, provided that any such notice of termination must be given not later than 45 days after the later of the date PPTF is advised by Professionals Group in writing that it is unable or unwilling to so recommend in this Joint Proxy Statement/Prospectus or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by Professionals Group and PPTF;

          (vii) by Professionals Group upon written notice to PPTF if PPTF authorizes, recommends, publicly proposes, or publicly announces an intention to authorize, recommend or propose, or enters into an agreement with any person or entity other than Professionals Group or PICOM to effect an "acquisition proposal" or fails to publicly oppose a tender offer or exchange offer by another person or entity based on an "acquisition proposal";

          (viii) by PPTF upon written notice to Professionals Group if Professionals Group authorizes, recommends, publicly proposes, or publicly announces an intention to authorize, recommend or propose, or enters into an agreement with any person or entity other than PPTF to effect an "acquisition proposal" or shall fail to publicly oppose a tender offer or exchange offer by another person or entity based on an "acquisition proposal";

          (ix) by either Professionals Group or PPTF if required Professionals Group stockholder or PPTF Member approvals have not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or Members or any adjournment or postponement thereof;

          (x) by either Professionals Group or PPTF if any of the conditions to the consummation of the Mergers specified in Article VII of the Merger Agreement to the obligation of the terminating party have not been satisfied on the Closing Date; or

          (xi) by Professionals Group if the disclosure schedule of PPTF delivered to Professionals Group on the Closing Date discloses any change from the disclosure schedule delivered to Professionals Group by PPTF in connection with the execution of the Merger Agreement which has, or is likely to have, a material adverse effect on PPTF; or by PPTF if the disclosure schedule of Professionals Group delivered to PPTF on the Closing Date discloses any change from the disclosure schedule delivered to PPTF by Professionals Group in connection with the execution of the Merger Agreement which has, or is likely to have, a material adverse effect on Professionals Group.

     Any termination pursuant to the foregoing shall be made by written notice from the party seeking termination to the other party.

     In the event of termination of the Merger Agreement, the Merger Agreement will become void and have no effect except (i) for certain specified provisions of the Merger Agreement dealing with confidentiality, the effect of termination, liquidated damages, the nonsurvival of representations and warranties, jurisdiction and service of process, third party beneficiaries, and expenses, and (ii) that neither party will be relieved or released from any liabilities or damages arising out of the willful breach by the other party of any provisions of the Merger Agreement.

     In the event that (i) at any time prior to termination of the Merger Agreement PPTF authorizes, recommends, publicly proposes, or publicly announces an intention to authorize, recommend or propose, or enters into an agreement with any person (other than Professionals Group or PICOM) to effect an "acquisition proposal," or fails to publicly oppose a tender offer or exchange offer by another person based on an "acquisition proposal," or (ii) PPTF fails to call and hold the PPTF Special Meeting, or (iii) the PPTF Board withdraws, modifies or amends its recommendation that Members of PPTF approve and adopt the Merger Agreement in any respect materially adverse to Professionals Group, then PPTF must, within ten days after notice of the occurrence thereof by Professionals Group, pay to Professionals Group the sum of $4.5 million plus all out-of-pocket expenses of Professionals Group as liquidated damages.

     In the event that (i) at any time prior to termination of the Merger Agreement Professionals Group authorizes, recommends, publicly proposes, or publicly announces an intention to authorize, recommend or propose, or enters into an agreement with any person (other than PPTF) to effect an "acquisition proposal," or fails to publicly oppose a tender offer or exchange offer by another person based on an "acquisition proposal," or (ii) Professionals Group fails to call and hold the Professionals Group Annual Meeting, or (iii) the Professionals Group Board withdraws, modifies or amends its recommendation that stockholders of Professionals Group approve and adopt the Merger Agreement in any respect materially adverse to PPTF, then Professionals Group must, within ten days after notice of the occurrence thereof by PPTF, pay to PPTF the sum of $4.5 million plus all out-of-pocket expenses of PPTF as liquidated damages.

     For purposes of the Merger Agreement and this Joint Proxy Statement/Prospectus, an "acquisition proposal" is (i) any proposal pursuant to which any corporation, partnership, person or other entity or group, other than a party to the Merger Agreement, would acquire or participate in a merger or other business combination involving Professionals Group or any of its subsidiaries, on the one hand, or PPTF or its sole subsidiary, on the other hand, directly or indirectly; (ii) any proposal by which any corporation, partnership, person or other entity or group, other than a party to the Merger Agreement, would acquire the right to vote 10% or more of the capital stock of Professionals Group or any of its subsidiaries, on the one hand, or PPTF Policies or the capital stock of PPTF's sole subsidiary entitled to vote thereon for the election of directors; (iii) any acquisition of 10% or more of the assets of Professionals Group or any of its subsidiaries, on the one hand, or PPTF or its sole subsidiary, on the other hand; or (iv) any acquisition in excess of 10% of the outstanding capital stock of Professionals Group or any of its subsidiaries, on the one hand, or PPTF Policies or the capital stock of PPTF's sole subsidiary, in each case other than as contemplated by the Merger Agreement.

CAPITALIZATION OF INSCO

     In connection with the transactions contemplated by the Merger Agreement, PICOM loaned $7.5 million to Professionals Group for the purpose of enabling Professionals Group to form, capitalize and license INSCO in accordance with the Florida Insurance Code and the Michigan Insurance Code. Professionals Group invested all of that sum in INSCO in exchange for all of the issued and outstanding shares of capital stock of INSCO. INSCO invested the $7.5 million in United States government obligations with maturities of less than one year. The loan from PICOM to Professionals Group is evidenced by a short-term, non-renewable, interest bearing promissory note having a stated principal amount of $7.5 million and a stated maturity date that is the earlier of the INSCO Effective Time or December 31, 1998. The Note is secured by a pledge of all of the issued and outstanding shares of INSCO. Interest on the Note accrues at a rate equivalent to the rate of interest paid on the INSCO Investment. Upon consummation of the INSCO Merger, the INSCO Investment, and all interest accrued thereon, will become and be the property of PICOM. Following consummation of the INSCO Merger, PICOM will declare and pay to Professionals Group a dividend in an amount equal to the amount then outstanding under the Note, and Professionals Group will then pay the proceeds of such dividend to PICOM in full satisfaction of the Note.

PROCEDURES FOR EXCHANGE OF MEMBERSHIP RIGHTS

     At or prior to the INSCO Effective Time, Professionals Group shall deposit, or shall cause to be deposited, with ChaseMellon Shareholder Services, L.L.C., or another bank or trust company reasonably acceptable to each of Professionals Group and PPTF (the "Exchange Agent"), for the benefit of the Members of PPTF and for exchange in accordance with Article II of the Merger Agreement, certificates representing the whole shares of Professionals Group Common Stock and cash for payment of consideration in lieu of fractional shares to be issued and paid in exchange for the Membership Rights pursuant to the Merger Agreement.

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

     As soon as practicable prior to the INSCO Effective Time, and in no event later than 30 days prior to the INSCO Effective Time, (i) PPTF will prepare a list (which list will be certified to Professionals Group by the Chairman of the PPTF Board and the President and Chief Executive Officer of PPTF) identifying each Member of PPTF and setting forth the number of whole shares, and cash in lieu of any fractional share, of Professionals Group Common Stock that each Member of PPTF is entitled to receive by virtue of the consummation of the INSCO Merger, and (ii) PPTF will deliver to Professionals Group such list, as certified by the Chairman of the PPTF Board and the President and Chief Executive Officer of PPTF, and such other information as shall enable Professionals Group to verify the information contained in such list.

     As soon as reasonably practicable after receiving from PPTF such list and other information, Professionals Group will cause the Exchange Agent to send to each Member of PPTF, by first class mail, a notice (the "Notice") that, among other things, (i) sets forth the number of whole shares, and cash in lieu of any fractional share, of Professionals Group Common Stock that such Member has been credited with, and the calculation by which such numbers were obtained, and (ii) states that the Membership Rights in PPTF of all Members were extinguished upon consummation of the INSCO Merger. The Notice will be accompanied by a letter of transmittal stating instructions for obtaining certificates representing the whole shares of Professionals Group Common Stock and any cash in lieu of fractional shares into which the Membership Rights shall have been converted pursuant to the Merger Agreement. Upon receipt by the Exchange Agent of a copy of the Notice (or such other document as the Exchange Agent may require) duly executed by the Member, such Member will be entitled to receive in exchange therefor a certificate representing that number of whole shares of Professionals Group Common Stock, and a check representing the amount of cash in lieu of fractional shares, to which such Member will have become entitled pursuant to the Merger Agreement. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable with respect to any Membership Rights.

     No dividends or other distributions declared with respect to Professionals Group Common Stock with a record date following the INSCO Effective Time will be paid to any Member until such Member has returned the Notice (or such other documentation as the Exchange Agent may reasonably require) to the Exchange Agent.

     After the INSCO Effective Time, and as Notices (or such other documentation as the Exchange Agent may require) are presented to the Exchange Agent, the Exchange Agent will issue certificates representing whole shares of Professionals Group Common Stock and cash in lieu of fractional shares in accordance with the Merger Agreement.

     Fractional shares of Professionals Group Common Stock will not be issued to any Member of PPTF upon consummation of the INSCO Merger. None of Professionals Group, PPTF, the Exchange Agent or any other person will be liable to any Member of PPTF for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

     For a description of Professionals Group Common Stock, see "DESCRIPTION OF PROFESSIONALS GROUP COMMON STOCK." For a description of the differences between the rights of holders of Professionals Group Common Stock and the rights of Members of PPTF, see "COMPARISON OF STOCKHOLDER RIGHTS WITH MEMBERSHIP RIGHTS."

NO SOLICITATION OF TRANSACTIONS

     The Merger Agreement prohibits Professionals Group, PPTF, and their respective subsidiaries from, directly or indirectly, authorizing or permitting any of their respective directors, trustees, officers, employees, representatives or agents to entertain, solicit, encourage or take any other action to facilitate any inquiries or the making of any proposal which constitutes, or may lead to, any "acquisition proposal" for Professionals Group or PPTF. However, the Professionals Group Board or the PPTF Board may consider an unsolicited "acquisition proposal" if, among other things, it is advised by its legal counsel and financial advisors that such action is required to discharge its fiduciary duties to its stockholders or members.

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

     For purposes of the Merger Agreement and this Joint Proxy Statement/Prospectus, an "acquisition proposal" is (i) any proposal pursuant to which any corporation, partnership, person or other entity or group, other than a party to the Merger Agreement, would acquire or participate in a merger or other business combination involving Professionals Group or any of its subsidiaries, on the one hand, or PPTF or its sole subsidiary, on the other hand, directly or indirectly; (ii) any proposal by which any corporation, partnership, person or other entity or group, other than a party to the Merger Agreement, would acquire the right to vote 10% or more of the capital stock of Professionals Group or any of its subsidiaries, on the one hand, or PPTF Policies or the capital stock of PPTF's sole subsidiary entitled to vote thereon for the election of directors; (iii) any acquisition of 10% or more of the assets of Professionals Group or any of its subsidiaries, on the one hand, or PPTF or its sole subsidiary, on the other hand; or (iv) any acquisition in excess of 10% of the outstanding capital stock of Professionals Group or any of its subsidiaries, on the one hand, or PPTF Policies or the capital stock of PPTF's sole subsidiary, in each case other than as contemplated by the Merger Agreement.

REGULATORY APPROVALS REQUIRED

     Professionals Group and PPTF have agreed to use their best efforts to obtain the requisite regulatory approvals for the transactions contemplated by the Merger Agreement. The Merger Agreement and certain of the transactions contemplated thereby are subject to certain regulatory reviews and approvals, including review and approval by the Florida Insurance Department and the Michigan Insurance Commissioner. The Florida Insurance Department has approved an application to incorporate and license INSCO as a Florida property and casualty insurance company for the purpose of effecting the Mergers. The Florida Insurance Department has issued a consent order approving the transactions contemplated by the Merger Agreement. The Michigan Insurance Commissioner, which has issued an Order of Acquisition Exemption and Preliminary Approval of Merger, must issue a final order approving the merger of INSCO with and into PICOM, with PICOM being the surviving corporation. In addition, certain aspects of the transactions contemplated by the Merger Agreement will also require notifications to, and/or approvals from, certain Federal authorities (including the Pre-Merger Notification Agencies). Professionals Group and PPTF have each filed with the Pre-Merger Notification Agencies a notification and report form pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act, as amended, and the waiting period under the HSR Act has expired. As of the date of this Joint Proxy Statement/Prospectus, all regulatory documents to be filed with governmental authorities having jurisdiction have been filed. There can be no assurances as to if or when any remaining necessary regulatory or governmental approvals required for the transactions contemplated by the Merger Agreement will be obtained. There can also be no assurances that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions to the consummation of such transactions. There can be no assurance that the Florida Insurance Department, the Michigan Insurance Commissioner, the Pre-Merger Notification Agencies or any other governmental authority will not challenge all or some of the transactions contemplated by the Merger Agreement or as to the result of any such challenge, if made. See "CERTAIN REGULATORY CONSIDERATIONS."

INTERESTS OF CERTAIN PERSONS

     Certain members of Professionals Group's management and the Professionals Group Board, and PPTF's management and the PPTF Board, respectively, have certain interests in the transactions contemplated by the Merger Agreement that are in addition to their interests as stockholders of Professionals Group or Members of PPTF, as the case may be. These interests arise from provisions in the Merger Agreement relating to (i) the appointment of PPTF Trustees to the Boards of Directors of Professionals Group and PICOM, (ii) trustee, director and officer indemnification and insurance, (iii) employment and employee benefits after the INSCO Merger, (iv) the assumption by Professionals Group or PICOM of certain employment and change in control agreements between PPTF and certain PPTF officers, (v) the assumption by Professionals Group of Mr. Salman's employment agreement with PPTF, and (vi) the issuance, as contemplated by
Section 1.28 of the Merger Agreement and subject to certain vesting requirements, of an aggregate of 153,000 shares of Professionals Group Common Stock to certain trustees and officers of PPTF over a four year period. They also arise from certain employment agreements or plans of Professionals Group or PPTF to which such persons are parties. The Professionals Group Board and the PPTF Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. See "INTERESTS OF CERTAIN PERSONS."

ANTICIPATED ACCOUNTING TREATMENT

     It is anticipated that the transactions contemplated by the Merger Agreement will be accounted for as a "pooling-of-interests" transaction under generally accepted accounting principles. Under such method of accounting, Members of PPTF will be deemed to have combined their existing interests in PPTF with that of holders of Professionals Group Common Stock by exchanging their Membership Rights for shares of Professionals Group Common Stock. Accordingly, the book value of the assets, liabilities and policyholder fund balance of PPTF, as reported on its consolidated balance sheet, will be carried over to the consolidated balance sheet of the combined entity at their recorded amounts and no goodwill will be created. The combined entity will be able to include in its consolidated income the consolidated income of PPTF and Professionals Group for the entire fiscal year in which the Mergers occur (however, certain expenses incurred to effect the Mergers must be treated as current charges against income rather than adjustments to the balance sheet), and the reported income of the separate entities for prior periods will be combined and restated as income of the combined entity. The unaudited pro forma combined financial information contained in this Joint Proxy Statement/Prospectus has been prepared using the "pooling-of-interests" accounting method to account for the Mergers. See "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

     The Merger Agreement provides that a condition to the consummation of the Mergers is receipt by each of Professionals Group and PPTF of a letter from KPMG Peat Marwick LLP to the effect that the transactions contemplated by the Merger Agreement will qualify for "pooling-of-interests" accounting treatment under generally accepted accounting principles if closed and consummated in accordance with the Merger Agreement. The receipt of such letters from KPMG Peat Marwick LLP is a condition to the consummation of the transactions contemplated by the Merger Agreement that will not be waived by either Professionals Group or PPTF. There can be no assurances as to when and if such condition will be satisfied or that the transactions contemplated by the Merger Agreement will be consummated.

     Commission guidelines regarding qualifying for the "pooling-of-interests" method of accounting also limit sales of shares of the acquiring entity and the acquired entity by Affiliates of either entity in a business combination. Commission guidelines indicate further that the "pooling-of-interests" method of accounting will generally not be challenged on the basis of sales by Affiliates of the acquiring entity or the acquired entity of the shares of the entity they own or shares of an entity they receive in connection with a business combination during the period beginning 30 days before the business combination is consummated and ending when financial results covering at least 30 days of post-combination operations of the combined entity have been published, if those sales are de minimis in amount. To be viewed as de minimis, (i) the sales by such an Affiliate must not be greater than ten percent of such Affiliate's pre-combination (or equivalent post-combination) shares, and (ii) the aggregate sales by all Affiliates of an entity party to the business combination must not exceed the equivalent of one percent of such entity's pre-combination outstanding shares.

     Each of PPTF and Professionals Group has agreed in the Merger Agreement to use its best efforts to cause each person who is an Affiliate (for purposes of Rule 145 and for purposes of qualifying the transactions contemplated by the Merger Agreement for "pooling-of-interests" accounting treatment) of such party to deliver to the other party a written agreement to agree to comply with the Securities Act and preserve the ability to treat the transactions contemplated by the Merger Agreement as a "pooling-of-interests." In addition, Professionals Group, as the surviving entity, has agreed in the Merger Agreement to use its best efforts to publish not later than 90 days after the end of the first month after the effective time of the Mergers in which there are at least 30 days of post-merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of the Commission's Accounting Series Release No. 135.

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

RESALE OF PROFESSIONALS GROUP COMMON STOCK; RESTRICTIONS ON TRANSFER

     The Professionals Group Common Stock issued to Members of PPTF upon consummation of the INSCO Merger will be freely transferable under the Securities Act, except for shares issued to Members of PPTF who may be deemed to be Affiliates of Professionals Group for purposes of Rule 144 promulgated under the Securities Act or Affiliates of PPTF for purposes of Rule 145 promulgated under the Securities Act. Affiliates will include persons (generally executive officers, directors and 10% stockholders) who control, are controlled by, or are under common control with (i) Professionals Group or PPTF at the time of the Meetings, or (ii) the combined entity at or after the consummation of the transactions contemplated by the Merger Agreement.

     Rule 144 and Rule 145 will restrict the sale of Professionals Group Common Stock received in the transactions contemplated by the Merger Agreement by Affiliates and certain of their family members and related interests. Generally speaking, during the one year following the consummation of the transactions contemplated by the Merger Agreement, those persons who are Affiliates of PPTF at the time of the Meetings, provided they are not Affiliates of Professionals Group at or following the consummation of the transactions contemplated by the Merger Agreement, may publicly resell any Professionals Group Common Stock received by them in the transactions contemplated by the Merger Agreement, subject to certain limitations as to, among other things, the amount of Professionals Group Common Stock sold by them in any three-month period and as to the manner of sale. After the one-year period, such Affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to the combined entity as required by Rule 144. Persons who become Affiliates of Professionals Group prior to, or at or after the consummation of the transactions contemplated by the Merger Agreement, may publicly resell the Professionals Group Common Stock received by them in the transactions contemplated by the Merger Agreement subject to similar limitations and subject to certain filing requirements specified in Rule 144.

     The ability of Affiliates to resell shares of Professionals Group Common Stock received in the transactions contemplated by the Merger Agreement under Rule 144 or Rule 145 as summarized in this Joint Proxy Statement/Prospectus generally will be subject to Professionals Group's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell Professionals Group Common Stock received in the transactions contemplated by the Merger Agreement pursuant to an effective registration statement under the Securities Act or another available exemption from the registration requirements of the Securities Act.

     As indicated above, all shares of Professionals Group Common Stock issued to Members of PPTF upon consummation of the INSCO Merger, except for shares issued to any Member of PPTF who is deemed to be an Affiliate, will be freely transferable under the Securities Act. However, this Joint Proxy Statement/ Prospectus does not cover any resales of Professionals Group Common Stock to be received by Members of PPTF upon consummation of the transactions contemplated by the Merger Agreement, and no person is authorized to make use of this Joint Proxy Statement/Prospectus in connection with any such resale. This Joint Proxy Statement/Prospectus also does not cover Professionals Group Common Stock to be issued to trustees and officers of PPTF pursuant to Section 1.28 of the Merger Agreement over a four year period. See "INTERESTS OF CERTAIN PERSONS -- Other Matters."

     Commission guidelines regarding qualifying for the "pooling-of-interests" method of accounting also limit sales of shares of the acquiring entity and the acquired entity by Affiliates of either entity in a business combination. Commission guidelines indicate further that the "pooling-of-interests" method of accounting will generally not be challenged on the basis of sales by Affiliates of the acquiring entity or the acquired entity of the shares of the entity they own or shares of an entity they receive in connection with a combination during the period beginning 30 days before the combination and ending when financial results covering at least 30 days of post-combination operations of the combined entity have been published, if those sales are de minimis in amount. To be viewed as de minimis, (i) the sales by such an Affiliate must not be greater than ten percent of such Affiliate's pre-combination (or equivalent post-combination) shares, and (ii) the aggregate sales by all Affiliates of an entity party to the business combination must not exceed the equivalent of one percent of such entity's pre-combination outstanding shares.

     Each of PPTF and Professionals Group has agreed in the Merger Agreement to use its best efforts to cause each person who is an Affiliate (for purposes of Rule 145 and for purposes of qualifying the transactions contemplated by the Merger Agreement for "pooling-of-interests" accounting treatment) of such party to deliver to the other party a written agreement intended to ensure compliance with the Securities Act and preserve the ability to treat the transactions contemplated by the Merger Agreement as a "pooling-of-interests." In addition, Professionals Group, as the surviving entity, has agreed in the Merger Agreement to use its best efforts to publish not later than 90 days after the end of the first month after the effective time of the Mergers in which there are at least 30 days of post-merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of the Commission's Accounting Series Release No. 135.

DISSENTERS' RIGHTS

     Professionals Group. Holders of shares of Professionals Group Common Stock will not have dissenters' rights under the MBCA in connection with, or as a result of, the matters to be acted upon at the Professionals Group Annual Meeting.

     PPTF. Members who deliver to PPTF a notice of intent to demand payment for their Membership Rights in PPTF before the vote of the Members is taken at the PPTF Special Meeting and do not vote in favor of the Merger Proposal, and further comply with the other provisions of the FBCA regarding the rights of dissenting shareholders, will be paid the fair value for their Membership Rights in PPTF. Under Florida law, if Professionals Group and a dissenting Member are unable to agree upon the fair value of such Member's Membership Rights, then such fair value will be determined in a judicial proceeding. None of Professionals Group, PICOM and PPTF can make any representation as to the outcome of such a proceeding and each dissenting Member of PPTF should recognize that such a proceeding could result in a determination of fair value that is lower than, higher than, or equivalent to, the value of the shares of Professionals Group Common Stock otherwise issuable to such Member upon consummation of the transactions contemplated by the Merger Agreement. Consummation of the transactions contemplated by the Merger Agreement is subject to, among other things, the condition that the percentage interests of those Members perfecting their dissenters' rights, when aggregated, not exceed 10% of the percentage interests of all Members taken as a whole. For information regarding the procedures to be followed by Members to dissent from the transactions contemplated by the Merger Agreement, see "THE
MEETINGS -- Dissenters' Rights" and "ANNEX H -- CERTAIN PROVISIONS OF THE FLORIDA BUSINESS CORPORATION ACT, AS AMENDED, REGARDING DISSENTERS' RIGHTS."

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                      AND PHYSICIANS PROTECTIVE TRUST FUND
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following Professionals Insurance Company Management Group and Physicians Protective Trust Fund Unaudited Pro Forma Condensed Combined Statements of Income combine the historical Consolidated Statements of Income of Professionals Group and PPTF giving effect to the transactions contemplated by the Merger Agreement, which will be accounted for as a "pooling-of-interests," as if those transactions had been effective as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Professionals Insurance Company Management Group and Physicians Protective Trust Fund Unaudited Pro Forma Condensed Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the transactions contemplated by the Merger Agreement, see "THE
TRANSACTIONS -- Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Professionals Group, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of PPTF, including the notes thereto, which appear elsewhere in this Joint

Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Professionals Group and PPTF and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "INDEX TO FINANCIAL STATEMENTS OF PHYSICIANS PROTECTIVE TRUST FUND" and "ANNEX A -- PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997." The pro forma financial data do not give effect to any anticipated revenue enhancements in connection with the transactions contemplated by the Merger Agreement and are not necessarily indicative of either the results that actually would have occurred had the transactions contemplated by the Merger Agreement been consummated on the dates indicated or the results that may be obtained in the future.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                      AND PHYSICIANS PROTECTIVE TRUST FUND

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        FOR THE YEAR ENDED DECEMBER 31, 1997
                                               -------------------------------------------------------
                                               PROFESSIONALS
                                                   GROUP           PPTF        PRO FORMA     PRO FORMA
                                                HISTORICAL      HISTORICAL    ADJUSTMENTS    COMBINED
                                               -------------    ----------    -----------    ---------
Revenues and other income:
Net premiums written.........................    $  71,146       $ 91,868                    $ 163,014
Decrease (increase) in unearned premiums, net
  of prepaid reinsurance premiums............          822        (31,810)                     (30,988)
                                                 ---------       --------      ---------     ---------
Premiums earned, net.........................       71,968         60,058                      132,026
Net investment income........................       18,719         20,802                       39,521
Net realized investment gains (losses).......         (207)         4,120                        3,913
Reinsurance experience refund................           --          4,236                        4,236
Other income.................................        1,169            677                        1,846
                                                 ---------       --------      ---------     ---------
          Total revenues and other income....       91,649         89,893                      181,542
                                                 ---------       --------      ---------     ---------
Expenses:
Losses and loss adjustment expenses, net.....       57,125         67,109                      124,234
Increase in reserve for extended reporting
  period claims..............................          505          1,703                        2,208
Policy acquisition and other underwriting
  expenses...................................       19,014          4,719                       23,733
Interest expense.............................        1,098             --                        1,098
                                                 ---------       --------      ---------     ---------
          Total expenses.....................       77,742         73,531                      151,273
                                                 ---------       --------      ---------     ---------
Income before Federal income taxes...........       13,907         16,362                       30,269
Federal income taxes.........................        2,881          4,960                        7,841
                                                 ---------       --------      ---------     ---------
Net income...................................    $  11,026       $ 11,402             --(4)  $  22,428
                                                 =========       ========      =========     =========
Net income per share:
  Basic......................................    $    3.15       $     --                    $    2.95
  Assuming dilution..........................    $    3.14       $     --                    $    2.95
Weighted average shares outstanding:
  Basic......................................    3,505,750             --      4,089,160(2)  7,594,910
  Assuming dilution..........................    3,507,761             --      4,089,160(2)  7,596,921

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                      AND PHYSICIANS PROTECTIVE TRUST FUND

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        FOR THE YEAR ENDED DECEMBER 31, 1996
                                               -------------------------------------------------------
                                               PROFESSIONALS
                                                   GROUP           PPTF        PRO FORMA     PRO FORMA
                                                HISTORICAL      HISTORICAL    ADJUSTMENTS    COMBINED
                                               -------------    ----------    -----------    ---------
Revenues and other income:
Net premiums written.........................    $  55,464       $68,719                     $ 124,183
Decrease in unearned premiums, net of prepaid
  reinsurance premiums.......................        1,223            --                         1,223
                                                 ---------       -------       ---------     ---------
Premiums earned, net.........................       56,687        68,719                       125,406
Net investment income........................       15,741        23,310                        39,051
Net realized investment gains (losses).......         (473)        2,004                         1,531
Reinsurance experience refund................           --         3,325                         3,325
Other income.................................          287           506                           793
                                                 ---------       -------       ---------     ---------
          Total revenues and other income....       72,242        97,864                       170,106
                                                 ---------       -------       ---------     ---------
Expenses:
Losses and loss adjustment expenses, net.....       48,368        76,393                       124,761
Increase in reserve for extended reporting
  period claims..............................          713           690                         1,403
Policy acquisition and other underwriting
  expenses...................................       11,138         6,741                        17,879
                                                 ---------       -------       ---------     ---------
          Total expenses.....................       60,219        83,824                       144,043
                                                 ---------       -------       ---------     ---------
Income before Federal income taxes...........       12,023        14,040                        26,063
Federal income taxes.........................        2,438         4,664                         7,102
                                                 ---------       -------       ---------     ---------
Net income...................................    $   9,585       $ 9,376              --(4)  $  18,961
                                                 =========       =======       =========     =========
Net income per share:
  Basic......................................    $    2.75       $    --                     $    2.50(1)
  Assuming dilution..........................    $    2.75       $    --                     $    2.50(1)
Weighted average shares outstanding:
  Basic......................................    3,486,698            --       4,089,160     7,575,858
  Assuming dilution..........................    3,486,723            --       4,089,160     7,575,883

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                      AND PHYSICIANS PROTECTIVE TRUST FUND

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        FOR THE YEAR ENDED DECEMBER 31, 1995
                                               -------------------------------------------------------
                                               PROFESSIONALS
                                                   GROUP           PPTF        PRO FORMA     PRO FORMA
                                                HISTORICAL      HISTORICAL    ADJUSTMENTS    COMBINED
                                               -------------    ----------    -----------    ---------
Revenues and other income:
Net premiums written.........................    $  55,151       $100,507                    $ 155,658
Decrease in unearned premiums, net of prepaid
  reinsurance premiums.......................          533             --                          533
                                                 ---------       --------      ---------     ---------
Premiums earned, net.........................       55,684        100,507                      156,191
Net investment income........................       14,729         23,050                       37,779
Net realized investment gains (losses).......           (6)         4,511                        4,505
Reinsurance experience refund................           --            401                          401
Other income.................................          165            311                          476
                                                 ---------       --------      ---------     ---------
          Total revenues and other income....       70,572        128,780                      199,352
                                                 ---------       --------      ---------     ---------
Expenses:
Losses and loss adjustment expenses, net.....       35,558        120,596                      156,154
Increase in reserve for extended reporting
  period claims..............................        1,344            746                        2,090
Policy acquisition and other underwriting
  expenses...................................        9,328          6,202                       15,530
                                                 ---------       --------      ---------     ---------
          Total expenses.....................       46,230        127,544                      173,774
                                                 ---------       --------      ---------     ---------
Income from continuing operations before
  Federal income taxes.......................       24,342          1,236                       25,578
Federal income taxes (benefits)..............        8,276         (1,600)                       6,676
                                                 ---------       --------      ---------     ---------
Income from continuing operations............    $  16,066       $  2,836             --(4)  $  18,902
                                                 =========       ========      =========     =========
Income per share from continuing operations:
  Basic......................................    $    4.68       $     --                    $    2.51(1)
  Assuming dilution..........................    $    4.68       $     --                    $    2.51(1)
Weighted average shares outstanding:
  Basic......................................    3,432,339             --      4,089,160(2)  7,521,499
  Assuming dilution..........................    3,432,339             --      4,089,160(2)  7,521,499

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                      AND PHYSICIANS PROTECTIVE TRUST FUND

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

     The following Professionals Insurance Company Management Group and Physicians Protective Trust Fund Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical Consolidated Balance Sheets of Professionals Group and PPTF giving effect to the transactions contemplated by the Merger Agreement, which will be accounted for as a "pooling-of-interests," as if those transactions had been effective on December 31, 1997 and after giving effect to the pro forma adjustments described in the Notes to Professionals Insurance Company Management Group and Physicians Protective Trust Fund Unaudited Pro Forma Condensed Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the transactions contemplated by the Merger Agreement, see "THE TRANSACTIONS -- Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Professionals Group, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of PPTF, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Professionals Group and PPTF and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/ Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "INDEX TO FINANCIAL STATEMENTS OF PHYSICIANS PROTECTIVE TRUST FUND" and "ANNEX
A -- PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997." The pro forma financial data do not give effect to any anticipated revenue enhancements in connection with the transactions contemplated by the Merger Agreement and are not necessarily indicative of either the results that actually would have occurred had the transactions contemplated by the Merger Agreement been consummated on December 31, 1997 or the results that may be obtained in the future.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                      AND PHYSICIANS PROTECTIVE TRUST FUND

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                               AT DECEMBER 31, 1997
                                             ---------------------------------------------------------
                                             PROFESSIONALS
                                                 GROUP           PPTF        PRO FORMA       PRO FORMA
                                              HISTORICAL      HISTORICAL    ADJUSTMENTS      COMBINED
                                             -------------    ----------    -----------      ---------
Assets:
  Investments:
     Fixed maturities, available for sale,
       at fair value.......................    $313,633        $289,790                      $603,423
     Equity securities available for sale,
       at fair value.......................       2,831          25,609                        28,440
     Short-term investments, at cost.......      25,655          20,682                        46,337
     Real estate, at cost, net of
       accumulated depreciation............         442              --                           442
                                               --------        --------       -------        --------
          Total investments................     342,561         336,081                       678,642
Cash:
  Unrestricted.............................       2,176             460                         2,636
  Restricted...............................          --           2,070                         2,070
Premiums due from policyholders............       7,051          30,309                        37,360
Reinsurance balances.......................      24,257          51,069                        75,326
Accrued investment income..................       4,785           4,736                         9,521
Deferred Federal income taxes..............      15,003           6,445                        21,448
Property and equipment, at cost, net of
  accumulated depreciation.................       9,060             775                         9,835
Deferred policy acquisition costs..........       1,376              --                         1,376
Other assets...............................       6,926           2,850                         9,776
                                               --------        --------       -------        --------
          Total assets.....................    $413,195        $434,795       $    --        $847,990
                                               ========        ========       =======        ========
Liabilities and Stockholders' Equity:
  Liabilities:
     Loss and loss adjustment expense
       reserves............................    $239,151        $250,056                      $489,207
     Reserve for extended reporting period
       claims..............................      15,300          10,328                        25,628
     Unearned premiums.....................      21,665          34,382                        56,047
     Long-term debt........................      22,500              --                        22,500
     Surplus contributions.................          --          10,094                        10,094
     Accrued expenses and other
       liabilities.........................      12,653          11,981       $ 2,200          26,834
                                               --------        --------       -------        --------
          Total liabilities................     311,269         316,841         2,200         630,310
                                               --------        --------       -------        --------
Stockholders' equity:
  Preferred stock, no par value............          --              --                            --
  Common stock, no par value...............       3,506              --         4,089(3)        7,595
  Additional paid-in capital...............      14,569              --        (4,089)(3)      10,480
  Retained earnings........................      80,671         110,964        (2,200)        189,435
  Net unrealized appreciation on
     investments...........................       3,180           6,990                        10,170
                                               --------        --------       -------        --------
          Total stockholders' equity.......     101,926         117,954        (2,200)        217,680
                                               --------        --------       -------        --------
          Total liabilities and
            stockholders' equity...........    $413,195        $434,795       $    --        $847,970
                                               ========        ========       =======        ========

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

           NOTES TO PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                      AND PHYSICIANS PROTECTIVE TRUST FUND
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) Historical earnings per share for PPTF is not meaningful due to its legal structure as a medical malpractice self-insurance trust fund. Pro forma primary and fully diluted earnings per share is computed by dividing pro forma net income by the pro forma weighted average number of shares outstanding during each period.

(2) Pro forma weighted average shares outstanding was determined using historical amounts, adjusted to reflect the issuance of 4,089,160 shares of Professionals Group Common Stock to be issued in conjunction with the INSCO Merger. See "THE TRANSACTIONS -- Transaction Consideration."

(3) This adjustment reflects the transfer from additional paid-in capital to common stock for the stated value of 4,089,160 shares of Professionals Group Common Stock to be issued in conjunction with the INSCO Merger. See "THE TRANSACTIONS -- Transaction Consideration."

(4) The accompanying pro forma condensed combined statement of income gives effect to actual expenses related to the transactions contemplated by the Merger Agreement of approximately $2.5 million for the year ended December 31, 1997. An additional $2.2 million is expected to be incurred with respect to the transactions contemplated by the Merger Agreement after December 31, 1997. Accordingly, $2.2 million of expenses have been reflected as an adjustment to pro forma retained earnings as of December 31, 1997.

                          INTERESTS OF CERTAIN PERSONS

     Certain members of Professionals Group's management and the Professionals Group Board, and PPTF's management and the PPTF Board, have interests in the transactions contemplated by the Merger Agreement that are in addition to their interests as stockholders of Professionals Group or Members of PPTF, as the case may be. The Professionals Group Board and the PPTF Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

     The directors, trustees, officers and principal stockholders or Members of each of Professionals Group and PPTF and their respective associates may have had in the past, and expect to have in the future, transactions in the ordinary course of business with each of Professionals Group, PPTF, and their respective subsidiaries. Such transactions were, and are expected to be, on substantially the same terms as those prevailing at the time for comparable transactions with others.

DIRECTORS

     Professionals Group. At each of the INSCO Effective Time and the PICOM Effective Time, the Board of Directors of Professionals Group will consist of 16 persons, including all 11 of the persons who are currently directors of Professionals Group (including W. Peter McCabe, M.D., Victor T. Adamo, and R. Kevin Clinton, FCAS, MAAA, who is the President of Michigan Educational Employees Mutual Insurance Company), and Eliot H. Berg, M.D., Steven L. Salman, Richard G. Alper, M.D., Louis P. Brady, M.D., and Edward S. Truppman, M.D. The PPTF Representatives will be divided as equally as practicable among the three classes of directors of Professionals Group; provided, however, (i) that Dr. McCabe will not be in the same class as Dr. Berg, (ii) that Mr. Adamo will not be in the same class as either Mr. Salman or Mr. Clinton, and (iii) that Mr. Salman will not be in the same class as Mr. Clinton. See "MANAGEMENT AND OPERATIONS AFTER THE TRANSACTIONS -- Directors."

     At each of the INSCO Effective Time and the PICOM Effective Time there will be a committee of the Professionals Group Board known as the "Nominating Committee." This committee (i) will be comprised of four members of the Professionals Group Board, with two members being selected from the Professionals Group Representatives and two members being selected from the PPTF Representatives, and (ii) to the fullest extent permitted under the First Amended and Restated Articles of Incorporation and the Bylaws of Professionals Group, will be delegated and authorized to exercise the full power and authority of the Professionals Group Board with respect to recommending nominees for election to the Professionals Group Board. Action of the Nominating Committee within the meaning of Section 523 of the MBCA will require the favorable vote of at least 75% of the members of this committee. As of the date of this Joint Proxy Statement/ Prospectus, no directors of Professionals Group have been appointed to the Nominating Committee. See "MANAGEMENT AND OPERATIONS AFTER THE TRANSACTIONS -- Directors."

     PICOM. At the PICOM Effective Time, the Board of Directors of PICOM, as the surviving corporation in the PICOM Merger, will consist of ten persons, including Dr. McCabe, Mr. Adamo, and three other persons to be named as directors of PICOM, as the surviving corporation in the PICOM Merger, by the Professionals Group Board, and Dr. Berg and Mr. Salman, Joseph C. Cauthen, M.D., George A. Segal, M.D., and Jack Wolfsdorf, M.D. The PG PICOM Directors and the PPTF PICOM Directors will be divided as equally as practicable among the three classes of directors of PICOM, as the surviving corporation in the PICOM Merger, in proportion to the aggregate representation set forth in the preceding sentence; provided, however, (i) that Dr. McCabe will not be in the same class of directors as Dr. Berg, (ii) that Mr. Adamo will not be in the same class of directors as Mr. Salman, and (iii) that Mr. Salman will not be in the same class of directors as Dr. Berg. As of the date of this Joint Proxy Statement/Prospectus, no additional directors of the Board of Directors of PICOM have been designated by the Professionals Group Board. See "MANAGEMENT AND OPERATIONS AFTER THE TRANSACTIONS -- Directors."

EXECUTIVE OFFICERS

     Professionals Group. At and after each of the INSCO Effective Time and the PICOM Effective Time, Dr. McCabe will be the Chairman of the Board of Professionals Group, Dr. Berg will be the Vice-Chairman of the Board of Professionals Group, Mr. Adamo will be the President and Chief Executive Officer of Professionals Group, and Mr. Salman will be the Chief Operating Officer of Professionals Group. See "MANAGEMENT AND OPERATIONS AFTER THE TRANSACTIONS -- Executive Officers."

     PICOM. At the PICOM Effective Time, Dr. Berg will be the Chairman of the Board of PICOM, as the surviving corporation in the PICOM Merger; Dr. McCabe will be the Vice-Chairman of the Board of PICOM, as the surviving corporation in the PICOM Merger; and Mr. Salman will be the President and Chief Executive Officer of PICOM, as the surviving corporation in the PICOM Merger. See "MANAGEMENT AND OPERATIONS AFTER THE TRANSACTIONS -- Executive Officers."

OTHER MATTERS

     Professionals Group Key Employee Retention Plan. Professionals Group has established a Key Employee Retention Plan which provides each executive of Professionals Group or any of its subsidiaries who is designated as a "key employee" with a severance payment and certain insurance and other benefits in the event that there is a change in control of Professionals Group that is coupled with the actual involuntary or constructive termination (as defined in the plan) of such executive within two years after such change in control. The amount of the severance payment is equal to two times the executive's base salary plus bonus (average of last three years).

     Under this plan, a "change in control" is deemed to have occurred if (i) any person or entity (other than the person or entity in control of Professionals Group as of January 1, 1996, or other than a trustee or other fiduciary holding securities under an employee benefit plan of Professionals Group, or a corporation owned directly or indirectly by the stockholders of Professionals Group in substantially the same proportions as their ownership of stock of Professionals Group which adopts the plan) becomes the beneficial owner, directly or indirectly, of securities of Professionals Group representing more than 24.9% of the combined voting power of Professionals Group's then outstanding securities; or (ii) during any period of two consecutive years (not including any period prior to the effective date of the plan), the stockholders of Professionals Group approve (A) a plan of complete liquidation of Professionals Group; or (B) an agreement for the sale or disposition of all or substantially all of Professionals Group's assets; or (C) the sale or reinsurance of all or substantially all of the insurance business of Professionals Group so as to cause Professionals Group to cease to function on a going forward basis as a medical professional liability insurance company; or
(D) a merger, consolidation, or reorganization of Professionals Group with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of Professionals Group outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity at least 51% of the combined voting power of the voting securities of Professionals Group (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization. However, in no event shall a change in control be deemed to have occurred, with respect to a plan participant, if that participant is part of a purchasing group which consummates the change in control transaction. A participant will be deemed "part of a purchasing group" if the participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership or less than five percent of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the change in control by a majority of the nonemployee continuing Directors of Professionals Group).

     The Professionals Group Key Employee Retention Plan covers Professionals Group's five most highly compensated executives (Victor T. Adamo, John O. Bashant, R. Kevin Clinton, Annette E. Flood and Darryl K. Thomas) and two employees of PICOM (Valerie G. Purdy and John F. Lang). Although the transactions contemplated by the Merger Agreement will constitute a "change of control" under Professionals Group's Key Employee Retention Plan, no payments will be made to a participant under that plan unless that participant's employment is terminated for any reason other than "cause" within 24 months after the consummation of the transactions contemplated by the Merger Agreement. In the event that the employment of all persons currently entitled to benefits under Professionals Group's Key Employee Retention Plan is so terminated within such period, then, under such plan and as of December 31, 1997, the aggregate amount payable would be $2,409,004. With respect to Professionals Group's five most highly compensated executives, in the event that his or her employment is so terminated within such period, then, under such plan and as of December 31, 1997, Messrs. Adamo, Bashant, Clinton and Thomas and Ms. Flood would be entitled to payments of $558,410, $328,300, $517,790, $301,891 and $301,691,
respectively. There are no plans to so terminate the employment of any plan participant during such period.

     Professionals Group Employee Retention Plan. Professionals Group has established an "Employee Retention Plan" covering certain full-time and regular part-time employees. Under this plan Professionals Group will provide a covered employee with the option to receive a lump sum severance payment equal to one year's W-2 pay and certain other benefits upon the employee's termination of employment due to (i) the elimination of the employee's position, (ii) a reduction in the employee's base salary by 10% or more, (iii) the relocation of the employee's job site following a change in control to a job site that is more than fifty miles from such employee's job site at the time of the "change in control", or (iv) an involuntary change in the employee's employment status from regular full-time to regular part-time, any of which occur within one year after the acquisition of Professionals Group by another organization, the merger of Professionals Group with another organization where Professionals Group is not the controlling entity after the merger, or liquidation of Professionals Group. Additional benefits include one year of health insurance coverage, payment for earned vacation and career assistance. For purposes of this plan, "change in control" is defined as it is defined under Professionals Group's Key Employee Retention Plan. The transactions contemplated by the Merger Agreement will constitute a "change of control" for purposes of this plan. In the event that the employment of all persons currently entitled to benefits under Professionals Group's Employee Retention Plan is so terminated within such period, then, under such plan and as of December 31, 1997, the aggregate amount payable would be $3,965,139. There are no plans to so terminate the employment of any plan participant during such period.

     PPTF Change in Control Agreements. Each of PPTF's senior managers (namely, Messrs. Baxter, Goss, Hanson, Hastie and White and Mrs. Schemenauer, but excluding Mr. Salman) has executed an Executive Termination Following Change in Control Agreement pursuant to which PPTF has agreed to make severance payments equal to two times the senior manager's annual base salary and to provide certain other benefits upon the occurrence of both (i) a change in control of PPTF and (ii) termination of the senior manager (other than for cause) within two years after the change in control. Pursuant to the PPTF Change in Control Agreements, which were executed between June 1, 1997 and July 8, 1997, each senior manager of PPTF also agreed, during the term of the PPTF Change in Control Agreement and for two years after termination of the PPTF Change in Control Agreement, not to compete with PPTF, not to solicit business from PPTF's customers and not to disclose confidential information about PPTF to any other person, business, corporation or other entity.

     Under the PPTF Change in Control Agreements, a "change in control" is deemed to have occurred if (i) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who are members of the PPTF Board before the transaction shall cease to constitute a majority of the PPTF Board or any successor to PPTF, which specifically includes any company which becomes the senior and/or controlling managing company of PPTF, (ii) PPTF is merged into any other entity or (iii) all or substantially all of the assets and business of PPTF are sold, transferred, assigned to, or otherwise acquired by a third party. Although the transactions contemplated by the Merger Agreement will constitute a "change in control" under each PPTF Change in Control Agreement, no payments will be made to the senior manager thereunder unless his or her employment is terminated "other than for cause" within two years after the consummation of the transactions contemplated by the Merger Agreement. In the event that the employment of all of such senior managers is so terminated during such period, then, under such PPTF Change in Control Agreements and as of December 31, 1997, the aggregate amount payable would be $1,675,538. In the event that the employment of such a senior manager is so terminated during such period, then, under his or her respective PPTF Change in Control Agreement and as of December 31, 1997, Messrs. Baxter, Goss, Hanson, Hastie and White and Mrs. Schemenauer would be entitled to payments of $281,000, $138,000, $276,000, $245,104, $527,934 and $206,500, respectively.
There are no plans to so terminate the employment of any of such senior managers during such period.

     Salman Employment Agreement. PPTF entered into an employment agreement with Steven L. Salman for an initial term ending September 30, 2001, with automatic two-year extensions thereafter unless either party elects not to extend or the agreement is otherwise terminated. The employment agreement provides for, among other things, (i) a base salary of $325,000 per year, (ii) an annual cash bonus of up to 50% of Mr. Salman's base salary, (iii) a housing allowance of $45,000 per year during the term of the employment agreement, and (iv) a loan for a portion of the purchase price of a home in the Miami, Florida area for up to six months interest free. During 1996, Mr. Salman received a short-term interest free bridge loan for $219,327 to fund the purchase of a new home in South Florida. The loan will be repaid upon the sale of his former home in Kentucky. If PPTF terminates Mr. Salman's employment without cause, he is entitled to receive a lump sum payment of two years' base salary plus all other payments and benefits accrued and payable to Mr. Salman prior to his termination. If PPTF elects not to renew the employment agreement (i) at the end of the initial term, Mr. Salman is entitled to receive a lump sum payment equal to 15 months' base salary, (ii) at the end of the first renewal term, Mr. Salman is entitled to receive a lump sum payment equal to 21 months' base salary and (iii) at the end of the second or any subsequent renewal term, Mr. Salman is entitled to receive a lump sum payment equal to 24 months' base salary. The employment agreement also contains provisions prohibiting Mr. Salman, during the term of the employment agreement and for two years after termination of the employment agreement, from (i) engaging, participating or assisting in any business organization whose activities or products are directly competitive with the activities or products of PPTF and (ii) soliciting business from PPTF's customers and employees or consultants.

     Mr. Salman's employment agreement contains a "change in control" provision which provides for a lump sum payment by PPTF to Mr. Salman equal to three times Mr. Salman's average annualized compensation (defined to include salary, bonus and amounts paid for group insurance plans and retirement plans) less $1 if, after a "change in control" of PPTF, PPTF terminates Mr. Salman's employment other than for cause within two years after the "change in control" or Mr. Salman terminates his employment for the reasons described in the employment agreement. Under Mr. Salman's employment agreement, a "change in control" is defined as (i) a merger, consolidation, stock swap or other acquisition of beneficial ownership, direct or indirect, of securities of PPTF by any person (as that term is defined in Section 13(d) or 14(d) of the Exchange Act) which
(A) would have to be reported under the Exchange Act or the Florida Insurance Code and (B) when combined with all other securities of PPTF beneficially owned, directly or indirectly, by that person, equals or exceeds 33% of the combined voting power of PPTF's then outstanding securities or (ii) during any period of two consecutive years, individuals who at the beginning of the first year of the period constitute the PPTF Board cease for any reason (other than resignation) to constitute at least a majority of the PPTF Board unless the election of each trustee who was not a trustee at the beginning of the period was approved by a vote of the trustees then still in office who were trustees at the beginning of the period. Although the transactions contemplated by the Merger Agreement constitute a "change in control" for purposes of Mr. Salman's employment agreement, no payments will be required to be made under his employment agreement unless Mr. Salman's employment is terminated "other than for cause" within two years after the consummation of the Mergers. (Mr. Salman has agreed to waive his right to terminate the employment agreement under the "change in control" provision.) Consequently, if his employment is so terminated during such period, then, as of December 31, 1997 and under such employment agreement, Mr. Salman would be entitled to a payment of $1,096,875.

     Upon consummation of the Mergers, Professionals Group will assume the obligations of PPTF under Mr. Salman's employment agreement. In addition, the initial term of the employment agreement will be extended to January 31, 2002.

     Section 1.28 Stock. Subject to the terms of the Merger Agreement and certain Consulting, Confidentiality and Noncompetition Agreements to be executed by and between Professionals Group and each of Drs. Alper, Berg, Brady, Cauthen, Martinez, Segal, Schwartz, Tolmach, Truppman and Wolfsdorf, Professionals Group has provisionally granted and allocated to the PPTF Trustee Participants an aggregate of 93,204 shares of Professionals Group Common Stock. Of such shares of Professionals Group Common Stock, 13,597 shares, 9,159 shares, 8,806 shares, 8,806 shares, 8,806 shares, 8,806 shares, 8,806 shares, 8,806 shares, 8,806 shares, and 8,806 shares have been allocated to Dr. Berg, Dr. Brady, Dr. Alper, Dr. Schwartz, Dr. Martinez,

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

Dr. Segal, Dr. Tolmach, Dr. Cauthen, Dr. Truppman and Dr. Wolfsdorf, respectively. On the date of the first meeting of the Professionals Group Board following the INSCO Effective Time, Professionals Group will deliver to each PPTF Trustee Participant that number of shares of Professionals Group Common Stock that is equal to 20% of the aggregate number of shares of Professionals Group Common Stock allocated to such PPTF Trustee Participant. The remaining 80% of the aggregate number of shares of Professionals Group Common Stock allocated to such PPTF Trustee Participant will be delivered to such PPTF Trustee Participant in four equal and annual installments, subject to the vesting provisions of his Consulting Agreement. Under such vesting provisions, a PPTF Trustee Participant will receive an annual installment of the shares allocated to him only if his Consulting Agreement is still in effect on the date such annual installment is to be delivered by Professionals Group. However, all of the shares of Professionals Group Common Stock allocated to a PPTF Trustee Participant under his Consulting Agreement will automatically vest if, while his Consulting Agreement is in effect, such PPTF Trustee Participant dies or a "change of control" of Professionals Group occurs. (For these purposes, the term "change of control" is defined substantially the same as it is defined in Professionals Group's Key Employee Retention Plan.) In this regard, it is to be noted that each of the Consulting Agreements imposes confidentiality, noncompetition and nonsolicitation obligations on the PPTF Trustee Participants that are parties thereto.

     Subject to the terms of the Merger Agreement and certain Confidentiality, Noncompetition and Stock Grant Agreements to be executed by and between Professionals Group and each of Messrs. Baxter, Goss, Hanson, Hastie, Salman and White and Mrs. Schemenauer, Professionals Group has provisionally granted and allocated to the PPTF Officers an aggregate of 59,796 shares of Professionals Group Common Stock. Of such shares of Professionals Group Common Stock, 35,224 shares, 8,806 shares, 7,496 shares, 3,523 shares, 3,523 shares, 881 shares and 353 shares have been allocated to Mr. Salman, Mr. White, Mr. Baxter, Ms. Schemenauer, Mr. Hanson, Mr. Hastie and Mr. Goss, respectively. On the date of the first meeting of the Professionals Group Board following the INSCO Effective Time, Professionals Group will issue and deliver to each PPTF Officer the number of shares of Professionals Group Common Stock that is equal to 20% of the aggregate number of shares of Professionals Group Common Stock allocated to such PPTF Officer. The remaining 80% of the aggregate number of shares of Professionals Group Common Stock allocated to such PPTF Officer will be delivered to such PPTF Officer in four equal and annual installments, subject to the vesting provisions of his or her Stock Grant Agreement. Under such vesting provisions, a PPTF Officer will receive an annual installment of the shares allocated to him or her only if his or her Stock Grant Agreement is still in effect on the date such annual installment is to be delivered by Professionals Group. However, all of the shares of Professionals Group Common Stock allocated to a PPTF Officer under his or her Stock Grant Agreement will automatically vest if, while his or her Stock Grant Agreement is in effect, such PPTF Officer dies or a "change of control" of Professionals Group occurs. (For these purposes, the term "change of control" is defined substantially the same as it is defined in Professionals Group's Key Employee Retention Plan.) In this regard, it is to be noted that each of the Stock Grant Agreements imposes confidentiality, noncompetition and nonsolicitation obligations on the PPTF Officers that are parties thereto.

     The shares of Professionals Group Common Stock to be issued to the PPTF Trustee Participants and the PPTF Officers pursuant to Section 1.28 of the Merger Agreement and the applicable Consulting Agreements and the Stock Grant Agreements are intended to be an incentive for the recipients to be active participants in the operations and management of Professionals Group and/or PICOM following the consummation of the transactions contemplated by the Merger Agreement. Professionals Group has concluded that such active participation will facilitate and expedite the consolidation and integration of the operations of PICOM and PPTF within a reasonable time following the consummation of the transactions contemplated by the Merger Agreement. Professionals Group has determined that such incentives will provide it continued access to the services and skills of these persons and will discourage such persons from accepting offers of employment from competitors.

     Notwithstanding the foregoing: (i) no shares of Professionals Group Common Stock will be delivered to a PPTF Trustee Participant pursuant to Section 1.28 of the Merger Agreement unless such PPTF Trustee Participant has executed and delivered to Professionals Group a Consulting Agreement; and (ii) no shares of Professionals Group Common Stock will be delivered to a PPTF Officer pursuant to
Section 1.28 of the

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

Merger Agreement unless such PPTF Officer has executed and delivered to Professionals Group a Stock Grant Agreement.

     Indemnification; Directors' and Officers' Insurance. The Merger Agreement provides that the parties agree to cooperate and use their best efforts to defend against and respond to a threatened or actual civil, criminal or administrative claim, action, suit, proceeding or investigation against a former or current director, trustee, officer or employee of a party or a subsidiary of a party to the Merger Agreement or an individual who becomes a director, trustee, officer or employee of such party or a subsidiary of such party (including any entity specified in the schedules to the Merger Agreement) before the later of the INSCO Effective Time or the PICOM Effective Time, which arises as a result of the Merger Agreement or any of the transactions contemplated thereby or because the Indemnified Party was a director, trustee, officer or employee of Professionals Group or PPTF, or a subsidiary of Professionals Group or PPTF, or of an entity specified in the schedules to the Merger Agreement.

     The Merger Agreement also provides that after the INSCO Effective Time, Professionals Group shall indemnify and hold harmless, to the fullest extent permitted by law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses incurred in advance of the final disposition of a Proceeding), judgments, fines and amounts paid in settlement in connection with any such threatened or actual Proceeding. Professionals Group shall have the right to assume the defense of a Proceeding under certain circumstances and, upon such assumption, not be liable to an Indemnified Party for its legal expenses. Professionals Group will not be obligated to an Indemnified Party (i) when and if a court of competent jurisdiction determines (and such determination becomes final and nonappealable) that indemnification is prohibited by applicable law and (ii) to the extent an Indemnified Party receives payment under an insurance policy, another agreement for indemnification or otherwise. Professionals Group's obligations with respect to indemnification will continue for a period of six years from the later of the INSCO Effective Time and the PICOM Effective Time or the applicable statute of limitations, if longer.

     The Merger Agreement also obligates Professionals Group to use its best efforts to cover the individuals serving as PPTF trustees and officers immediately before the INSCO Effective Time for a period of six years from the later of the INSCO Effective Time or the PICOM Effective Time (or the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by PPTF (or may substitute policies of the same or substantially similar coverage and amounts containing no less advantageous terms and conditions) with respect to acts and omissions occurring before the INSCO Effective Time committed by such trustees and officers in their capacity as such; provided, however, that Professionals Group will not be required to expend more than 200% of the annual insurance premium currently paid by PPTF to procure such insurance.

     Professionals Group Stock Options. Each option granted by Professionals Group to purchase shares of Professionals Group Common Stock which is outstanding and unexercised immediately prior to the consummation of the transactions contemplated by the Merger Agreement (i) will continue to represent a right to acquire shares of Professionals Group Common Stock, (ii) will remain an issued and outstanding option to purchase from Professionals Group shares of Professionals Group Common Stock in the same amount and at the same exercise price subject to the terms of the Professionals Group stock plans under which they were issued and the agreements evidencing grants thereunder, and (iii) will not be affected by the consummation of the transactions contemplated by the Merger Agreement.

                              REINSURANCE CONTRACT

     On October 28, 1997, PPTF and PICOM entered into an Adverse Development Stop Loss Reinsurance Contract (the "Reinsurance Contract") effective February 1, 1998 as part of PPTF's overall reinsurance for years prior to January 1, 1997. Under the Reinsurance Contract, PICOM will reinsure PPTF for an aggregate of $40 million of net losses paid on or after July 1, 1997 for claims made on policies issued prior to January 1, 1997 in excess of $147 million. Based upon an independent actuarial analysis, reserves for net losses covered by the Reinsurance Contract approximated $179 million at June 30, 1997. This Reinsurance Contract provides
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

PPTF adverse development protection up to $187 million. To the extent net losses under PPTF's reinsured policies for periods prior to January 1, 1997 exceed $187 million, such losses will be borne by PPTF. The premium for the Reinsurance Contract was $30.645 million. The Reinsurance Contract provides that in the event of a change in control of PPTF, PICOM may unilaterally terminate the Reinsurance Contract. This provision is designed to protect PICOM from any material adverse development in net losses that if control of PPTF is acquired by an entity that has claims settlement philosophies and practices that vary significantly from those of PPTF. This termination provision was included in the Reinsurance Contract in lieu of a commutation provision because assuming reinsurers customarily re-evaluate companies from whom they assume business, including instances where there is a change in control of such companies. If PICOM terminates the Reinsurance Contract, an amount equal to the difference between the premium paid to PICOM and an amount equal to the net losses paid by PICOM, plus 5% interest and less a servicing fee of $0.5 million, will be refunded to PPTF. The Reinsurance Contract was an arms-length transaction entered into in the regular course of business and neither PICOM nor PPTF received any constructive ownership interest in the other. Both PICOM and PPTF evaluated the merits of the Reinsurance Contract and independently concluded that it contained terms favorable to it, including coverage and premium. The Reinsurance Contract (like other reinsurance agreements of PPTF) preserves PPTF's ability to continue its vigorous claims handling practices.

                MANAGEMENT AND OPERATIONS AFTER THE TRANSACTIONS

     There are no material relationships between Professionals Group or its directors or executive officers and PICOM or its directors or executive officers and PPTF or its trustees and executive officers except as contemplated by the Merger Agreement or as described in this Joint Proxy Statement/Prospectus or in the materials incorporated in this Joint Proxy Statement/Prospectus by reference. In the ordinary course of business and from time to time each of Professionals Group, PICOM and PPTF may do business with the other and their respective subsidiaries may enter into transactions with certain executive officers and Affiliates of each of them.

DIRECTORS

     Professionals Group. At each of the INSCO Effective Time and the PICOM Effective Time, the Board of Directors of Professionals Group will consist of 16 persons, including all 11 of the persons who are currently directors of Professionals Group (including W. Peter McCabe, M.D., Victor T. Adamo, and R. Kevin Clinton, FCAS, MAAA, who is the President of Michigan Educational Employees Mutual Insurance Company), and Eliot H. Berg, M.D., Steven L. Salman, Richard G. Alper, M.D., Louis P. Brady, M.D., and Edward S. Truppman, M.D. The PPTF Representatives will be divided as equally as practicable among the three classes of directors of Professionals Group; provided, however, (i) that Dr. McCabe will not be in the same class as Dr. Berg, (ii) that Mr. Adamo will not be in the same class as either Mr. Salman or Mr. Clinton, and (iii) that Mr. Salman will not be in the same class as Mr. Clinton. As of the date of this Joint Proxy Statement/Prospectus, no additional directors of the combined operations have been designated by the Professionals Group Board.

     At each of the INSCO Effective Time and the PICOM Effective Time there will be a committee of the Professionals Group Board known as the "Nominating Committee." This committee (i) will be comprised of four members of the Professionals Group Board, with two members being selected from the Professionals Group Representatives and two members being selected from the PPTF Representatives, and (ii) to the fullest extent permitted under the First Amended and Restated Articles of Incorporation and the Bylaws of Professionals Group, will be delegated and authorized to exercise the full power and authority of the Professionals Group Board with respect to recommending nominees for election to the Professionals Group Board. Action of the Nominating Committee of the Professionals Group Board within the meaning of Section 523 of the MBCA will require the favorable vote of at least 75% of the members of this committee. As of the date of this Joint Proxy Statement/Prospectus, no directors of Professionals Group have been appointed to the Nominating Committee.

     Information with respect to the current directors of Professionals Group, each of whom will be a director of Professionals Group following the consummation of the transactions contemplated by the Merger Agreement (assuming all of the Professionals Group Board Nominees are re-elected to the Professionals Group Board at the Professionals Group Annual Meeting), which information was provided by such persons, is set forth below.

                                     CLASS OF
            NAME              AGE    DIRECTORS    TERM ENDING
            ----              ---   -----------   -----------
Victor T. Adamo, Esq., CPCU   50    Class I          2000
John F. McCaffrey             60    Class I          2000
Isaac J. Powell, M.D.         57    Class I          2000
R. Kevin Clinton, FCAS, MAAA  43    Class II         2001
John F. Dodge, Jr., Esq.      70    Class II         2001
H. Harvey Gass, M.D.          82    Class II         2001
Ann F. Putallaz, Ph.D.        52    Class II         2001
Jerry D. Campbell             57    Class III        1999
W. Peter McCabe, M.D.         58    Class III        1999
William H. Woodhams, M.D.     60    Class III        1999
Donald S. Young, Esq.         61    Class III        1999

     VICTOR T. ADAMO, ESQ., has been the President and Chief Executive Officer and a director of Professionals Group since 1996, the President and a director of PICOM since 1990, and the Chief Executive Officer of PICOM since 1987. Mr. Adamo also has been a director of Michigan Educational Employees Mutual Insurance Company, a Michigan mutual insurance company that writes personal automobile and homeowners coverages, since May 1997. Prior to joining PICOM, Mr. Adamo was in private legal practice from 1975 to 1985 and represented PICOM in corporate legal matters. Mr. Adamo is a graduate of The University of Michigan and New York University School of Law and is a Chartered Property Casualty Underwriter (CPCU). Mr. Adamo and Mr. R. Kevin Clinton are the only current directors of Professionals Group who are also employees of Professionals Group or a subsidiary of Professionals Group.

     JERRY D. CAMPBELL has been a director of Professionals Group since 1996. He has been a director, and the Chairman and Chief Executive Officer, of Republic Bancorp Inc., a publicly held Michigan corporation and bank holding company, since 1986. Mr. Campbell is also a director of Newcor, Inc., a publicly held Delaware corporation, and Mercantile Bank of Naples, Florida. Mr. Campbell has a B.S. degree in liberal arts from Central Michigan University, a M.B.A. degree from Wayne State University and a M.B.A. degree from The University of Michigan. The common stock of Republic Bancorp Inc. is listed on the Nasdaq National Market under the symbol "RBNC", and the common stock of Newcor, Inc. is listed on the Nasdaq National Market under the symbol "NEWC".

     R. KEVIN CLINTON, FCAS, MAAA, has been the President and a director of Michigan Educational Employees Mutual Insurance Company, a Michigan mutual insurance company that writes personal automobile and homeowners coverages, since May 1997. Mr. Clinton has been a Vice President and Chief Financial Officer of Professionals Group since 1996 and a director of Professionals Group since September 1997. Mr. Clinton served as a Vice President, Treasurer and Actuary of PICOM from 1990 through June 1997. Prior to becoming an officer of PICOM, Mr. Clinton was PICOM's consulting actuary from 1986 to 1990. He formerly served as the Actuary for the Michigan Insurance Bureau and in the actuarial department of Michigan Mutual Insurance Company. Mr. Clinton is a fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries. Mr. Clinton is a graduate of The University of Michigan where he received a B.A. degree in business administration and a M.A. in actuarial science. Mr. Clinton and Mr. Victor T. Adamo are the only current directors of Professionals Group who are also employees of Professionals Group or a subsidiary of Professionals Group.

     JOHN F. DODGE, JR., ESQ., has been a director of Professionals Group since 1996. Mr. Dodge has been a director of PICOM since 1980. Mr. Dodge is currently engaged in the private practice of law in Grosse Pointe, Michigan. Prior to establishing his private practice, Mr. Dodge was a senior partner in the law firm of

Nederlander, Dodge & Rollins, P.C., Detroit, Michigan. Mr. Dodge has practiced general business and corporate law since 1961. Mr. Dodge is a graduate of The University of Michigan and The University of Michigan Law School. Mr. Dodge has provided certain legal services to Professionals Group and its subsidiaries.

     H. HARVEY GASS, M.D., has been a director of Professionals Group since 1996. Dr. Gass has been a director of PICOM since 1980. Dr. Gass is board certified in Neurosurgery, and has practiced largely at Sinai Hospital, Detroit, Michigan since 1953. He has also served as Clinical Professor of Neurosurgery, Department of Neurosurgery, Wayne State University, School of Medicine, Detroit, Michigan. Dr. Gass is a graduate of The University of Michigan School of Medicine. Dr. Gass also serves as a claims medical consultant to PICOM.

     W. PETER MCCABE, M.D., has been the Chairman of the Board and a director of Professionals Group since 1996. Dr. McCabe has been Chairman of the Board and a director of PICOM since 1994 and 1980, respectively. Dr. McCabe has been a director of Michigan Educational Employees Mutual Insurance Company, a Michigan mutual insurance company that writes personal automobile and homeowners coverages, since May 1997. He is board certified in Plastic Surgery and a past President of the Michigan State Medical Society. Dr. McCabe is engaged in private practice and serves on the medical staff of Saint John Hospital, Detroit, Michigan. Dr. McCabe is a graduate of Harvard College and Cornell University Medical School.

     JOHN F. MCCAFFREY has been a director of Professionals Group since 1996. Mr. McCaffrey is the founder and President of Belle Meade Group, Inc., a privately held brokerage development corporation headquartered in Chicago, Illinois. Prior to founding Belle Meade Group in July 1993, and from March 1988 to September 1992, he was Senior Vice President of Aon Corporation and the Vice-Chairman of Rollins Burdick Hunter Co. From June 1988 to September 1991, he served as director of Life of Virginia and Director of Union Fidelity Life Insurance Company. Mr. McCaffrey is a former member of the Board of Trustees of the American Institute for Property and Liability Underwriters, Inc./Insurance Institute of America, Inc. He is also a former director of the National Association for Casualty & Surety Agents. He has served as a director of the Board and member of the Executive Committee of the National Association of Insurance Brokers. He attended the University of Virginia and The University of Michigan.

     ISAAC J. POWELL, M.D., has been a director of Professionals Group since 1996. Dr. Powell has been a director of PICOM since 1980. He is board certified in Urology and has practiced medicine since 1969. Dr. Powell has been an Assistant Professor in Urology in the Department of Urology, Wayne State University, School of Medicine, Detroit, Michigan since 1986. Dr. Powell is also Chief of Urology at Veterans Hospital, Allen Park, Michigan. Dr. Powell is a graduate of the Indiana University Medical School.

     ANN F. PUTALLAZ, PH.D., has been a director of Professionals Group since 1996. Since December 1994 she has been the Vice President and Director of Fiduciary Services of Munder Capital Management, a privately held general partnership and the investment advisor to The Munder Funds, a Maryland corporation and an open-end investment company registered under the Investment Company Act of 1940, as amended. From June 1992 to December 1994, she was the Director of Client and Marketing Services and Mutual Fund Product Management of Woodbridge Capital Management, a predecessor-in-interest to Munder Capital Management. From July 1990 to June 1992, she was the Director of Marketing, Economics and Quantitative Analysis of Comerica Capital Management, a predecessor-in-interest to Woodbridge Capital Management. Ms. Putallaz has a B.A. degree in economics from Smith College, and a M.A. degree and a Ph.D degree in economics from The University of Michigan.

     WILLIAM H. WOODHAMS, M.D., has been a director of Professionals Group since 1996. Dr. Woodhams has been a director of PICOM since 1980. Dr. Woodhams is board certified in Family Practice and has been in private practice in Kalamazoo, Michigan since 1964. Dr. Woodhams serves as an Assistant Clinical Professor in the Department of Family Practice at Michigan State University, College of Human Medicine. Dr. Woodhams is also a member of the Michigan Board of Medicine Committee of Licensure and Discipline. Dr. Woodhams served as a member of the Board of Directors of Physicians Insurance Company of Indiana from 1982 to 1994. Dr. Woodhams is a graduate of The University of Michigan School of Medicine.

     DONALD S. YOUNG, ESQ., has been a director of Professionals Group since 1996. He has been a principal in Dykema Gossett PLLC, a law firm headquartered in Detroit, Michigan since 1972. Mr. Young has a B.A. degree in economics from The University of Michigan and an LL.B. degree from Harvard University. Mr. Young has served as a director of Attorneys' Liability Assurance Society (Bermuda) Ltd. and Attorneys' Liability Assurance Society Inc., which provide professional liability insurance for large law firms, since 1992. Dykema Gossett PLLC has in the past provided legal services to Professionals Group and its subsidiaries and to certain directors of Professionals Group and its subsidiaries.

     Additional information about the directors of Professionals Group appears elsewhere in this Joint Proxy Statement/Prospectus or is contained or incorporated by reference in Professionals Group's Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference in this Joint Proxy Statement/Prospectus. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INFORMATION REGARDING THE PROFESSIONALS GROUP ANNUAL MEETING."

     As indicated above, Richard G. Alper, M.D., Eliot H. Berg, M.D., Louis P. Brady, M.D., Steven L. Salman, and Edward S. Truppman, M.D. will be directors of Professionals Group following consummation of the transactions contemplated by the Merger Agreement. Information with respect to each of these individuals, which information was provided by such individuals, is set forth below.

     RICHARD G. ALPER, M.D., served as a Consultant to the PPTF Board from March 1993 until becoming a trustee in February 1996. He is board certified in Internal Medicine, Hematology, and Medical Oncology and practices on behalf of Melbourne Internal Medicine Associates in Melbourne, Florida. Prior to July 1994, he was in private practice in Coral Gables, Florida. Dr. Alper is a graduate of the University of Miami School of Medicine.

     ELIOT H. BERG, M.D., has been the Chairman of the PPTF Board since PPTF's inception. He is also a director of PPP. He is board certified in Surgery, practices on behalf of Segal and Berg, P.A. in Hialeah, Florida and serves on the medical staffs of Palmetto General Hospital, Hialeah Hospital, Parkway Regional Medical Center, and Parkway West Regional Medical Center. He is a director and an officer of several corporations which provide surgical assistants to hospitals in the South Florida area. He was a founder of Palmetto General Hospital and Chairman of its Board from 1970 until August 1997. He served as a director and an officer of Patient Care of America, a health maintenance organization, from October 1985 until November 1990. He has been a member of the Board of Overseers for the University of Miami School of Medicine since 1983. He serves on the Board of Directors of the Dade County Medical Association. Dr. Berg is a graduate of the State University of New York, Downstate, Medical College.

     LOUIS P. BRADY, M.D., has been a trustee of PPTF since PPTF's inception and serves on the Claims Committee and as Chairman of the Underwriting Committee of the PPTF Board. He practices Office Orthopaedics on behalf of Matthews Orthopaedic Clinic in Orlando, Florida, serves on its Board of Directors, and has been its Medical Director since July 1995. He serves on the medical staffs of Florida Hospital and Winter Park Memorial Hospital. Dr. Brady is board certified in Orthopaedic Surgery and is a graduate of Emory University School of Medicine.

     STEVEN L. SALMAN, ESQ., has been the President and Chief Executive Officer of PPTF since October 1, 1996. Prior to joining PPTF, he was President, Chief Executive Officer and Director of Kentucky Medical Insurance Company ("KMIC") in Louisville, Kentucky, where he also served on the Board of Directors of three of KMIC's subsidiaries. Prior to joining KMIC in August 1991, he was Senior Vice President -- Corporate Affairs and General Counsel for Sisters of Charity Health Care Systems, Inc. in Cincinnati, Ohio, where among other responsibilities, he administered three insurance companies that were owned, or partially owned, by this health care system. Prior to joining Sisters of Charity, he held positions in two large hospitals as the Director of Risk Management/Risk Control. Mr. Salman was a founder and the first President of the American Society for Health Care Risk Management. He has previously served on the boards of two hospitals and currently serves on the Board of Trustees of Franciscan Service Corporation, a Catholic multi-hospital system operating hospitals in three states. Mr. Salman received his undergraduate business degree from Indiana University and his law degree from Capital University Law School.

     EDWARD S. TRUPPMAN, M.D., has been a trustee of PPTF and Secretary of the PPTF Board since PPTF's inception. He also serves on the Claims Committee and as co-Chairman of the Investment Committee of the PPTF Board. He is board certified in Plastic Surgery, practices Plastic Surgery on behalf of Edward S. Truppman, M.D., P.A. in Aventura, Florida, and serves on the medical staffs of Palmetto General Hospital, Aventura Hospital and Medical Center, Parkway Medical Center, Miami Heart Institute, and Jackson Memorial Hospital. He is a director and officer of Surgical Assistants of Florida, which provides surgical assistants to hospitals in the South Florida area. He was a founder of Palmetto General Hospital and served as Vice Chairman from 1970 until August 1997. He is the Vice-Chairman of the Steering Committee of Hialeah Miami Springs Medical Fund
II. He was the Founding President of the American Association for Accreditation of Ambulatory Surgery Facilities, Inc. and continues to serve on its Board of Directors. He serves as President of the Florida Society of Plastic and Reconstructive Surgeons and serves on the Board of Governors of the Florida Patient's Compensation Fund. He served as Chairman of the Board of Pan American Bank from June 1989 until April 1994. Dr. Truppman is a graduate of the University of Minnesota Medical School.

     No director or executive officer of Professionals Group or PPTF is related to any other director or to any executive officer of Professionals Group or PPTF or of any of its subsidiaries by blood, marriage or adoption, and there are no arrangements or understandings between a director or executive officer and any other person pursuant to which such person was elected a director or executive officer of Professionals Group or PPTF or any of their respective subsidiaries.

     PICOM. At the PICOM Effective Time, the Board of Directors of PICOM, as the surviving corporation in the PICOM Merger, will consist of ten persons, including Dr. McCabe, Mr. Adamo, and three other persons to be named as directors of PICOM, as the surviving corporation in the PICOM Merger, by the Professionals Group Board, and Dr. Berg and Mr. Salman, Joseph C. Cauthen, M.D., George A. Segal, M.D., and Jack Wolfsdorf, M.D. The PG PICOM Directors and the PPTF PICOM Directors will be divided as equally as practicable among the three classes of directors of PICOM, as the surviving corporation in the PICOM Merger, in proportion to the aggregate representation set forth in the preceding sentence; provided, however, (i) that Dr. McCabe will not be in the same class of directors as Dr. Berg, (ii) that Mr. Adamo will not be in the same class of directors as Mr. Salman, and (iii) that Mr. Salman will not be in the same class of directors as Dr. Berg. As of the date of this Joint Proxy Statement/Prospectus, no additional directors of the Board of Directors of PICOM have been designated by the Professionals Group Board.

EXECUTIVE OFFICERS

     Professionals Group. Upon consummation of the transactions contemplated by the Merger Agreement, the executive officers of Professionals Group will consist of the persons set forth below. Executive officers are elected annually and serve at the pleasure of the Professionals Group Board.

            NAME              AGE                         POSITION
            ----              ---                         --------
W. Peter McCabe, M.D.         58    Chairman
Eliot H. Berg, M.D.           73    Vice Chairman
Victor T. Adamo, Esq., CPCU   50    President and Chief Executive Officer
Steven L. Salman, Esq.        50    Chief Operating Officer
R. Kevin Clinton, FCAS, MAAA  43    Vice President, Treasurer and Chief Financial Officer
Annette E. Flood, Esq., R.N.  39    Secretary

     For information with respect to Drs. McCabe and Berg, and Messrs. Adamo, Salman and Clinton, see "-- Directors" above.

     ANNETTE E. FLOOD, ESQ., R.N., has been the Secretary of Professionals Group since 1996. Ms. Flood is Vice President, Corporate Secretary and Legal Counsel of PICOM. Ms. Flood has been a director of Michigan Educational Employees Mutual Insurance Company, a Michigan mutual insurance company that writes personal automobile and homeowners coverages, since May 1997. Prior to joining PICOM in 1992, Ms. Flood was employed by Lansing General Hospital, Lansing, Michigan, from 1986 to 1992, most recently in the capacity of Vice President, Legal Services and Quality Management. Prior to joining the Lansing General Hospital staff, Ms. Flood was in the litigation section of the law firm of Dykema Gossett PLLC, Lansing, Michigan. Ms. Flood has a B.A. degree in nursing from The University of Michigan and a law degree from Wayne State University Law School.

     Additional information about the executive officers of Professionals Group appears elsewhere in this Joint Proxy Statement/Prospectus or is contained or incorporated by reference in Professionals Group's Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference in this Joint Proxy Statement/Prospectus. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INFORMATION REGARDING THE PROFESSIONALS GROUP ANNUAL MEETING."

     PICOM. At the PICOM Effective Time, Dr. Berg will be the Chairman of the Board of PICOM, as the surviving corporation in the PICOM Merger; Dr. McCabe will be the Vice-Chairman of the Board of PICOM, as the surviving corporation in the PICOM Merger; and Mr. Salman will be the President and Chief Executive Officer of PICOM, as the surviving corporation in the PICOM Merger.

DIVIDEND POLICY

     The holders of Professionals Group Common Stock are entitled to receive such dividends as may be declared from time to time by the Professionals Group Board out of funds legally available therefor. Professionals Group is not expected to declare cash dividends on Professionals Group Common Stock at any time prior to the INSCO Effective Time or for the foreseeable future following the consummation of the transactions contemplated by the Merger Agreement, as it is expected that earnings of Professionals Group and its subsidiaries will be retained and used for operations. However, following the consummation of such transactions, the Professionals Group Board may consider developing a dividend policy that could result in future cash dividends and, even in the absence of any such policy, may consider declaring cash dividends in the future. Any future dividends will depend upon, among other things, future financial results and requirements and contractual restrictions applicable to Professionals Group and its subsidiaries. The ability of Professionals Group to fund its operations and to pay dividends on Professionals Group Common Stock following consummation of the transactions contemplated by the Merger Agreement will be dependent upon its receipt of dividends from PICOM. The ability of PICOM to pay dividends is subject to regulatory restrictions. There can be no assurance as to any future dividends by Professionals Group or PICOM. See "CERTAIN REGULATORY CONSIDERATIONS."

     The Merger Agreement provides that neither Professionals Group nor PPTF shall make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock except, (i) in the case of Professionals Group, a stock dividend not exceeding 10% of the shares of Professionals Group Common Stock outstanding as of the date such stock dividend is declared may be made, declared or paid at any time prior to the INSCO Effective Time, and (ii) for dividends paid by any subsidiaries of each of Professionals Group and PPTF to Professionals Group or PPTF or any of their subsidiaries, respectively. Professionals Group does not currently intend to declare or pay a stock dividend at any time prior to the INSCO Effective Time.

            BENEFICIAL OWNERSHIP OF PROFESSIONALS GROUP COMMON STOCK

     The following table sets forth information provided by the persons indicated with respect to the beneficial ownership (as defined under applicable rules of the Commission) of shares of Professionals Group Common Stock by (i) each person known by Professionals Group who is, or upon consummation of the transactions contemplated by the Merger Agreement will become, the owner of more than 5% of the outstanding shares of Professionals Group Common Stock, (ii) each person who is, or upon consummation of such transactions will become, a director or an executive officer of Professionals Group, and (iii) all persons who are, or upon consummation of such transactions will become, directors or executive officers of Professionals Group as a group:

                                                                                PERCENTAGE OF BENEFICIAL
                                               NUMBER OF SHARES                        OWNERSHIP
                                    --------------------------------------   ------------------------------
                                      PRE-MERGER(2)       POST-MERGER(3)     PRE-MERGER(2)   POST-MERGER(3)
                                    -----------------   ------------------   -------------   --------------
PRINCIPAL STOCKHOLDERS(1)
Heartland Advisors, Inc...........       313,670             313,670              8.9             4.1
Franklin Resources, Inc...........       240,520             240,520              6.9             3.2

NAMED DIRECTORS AND
  EXECUTIVE OFFICERS(1)
Victor T. Adamo...................        59,778(4)           59,778(4)           1.7               *
Richard G. Alper, M.D.............             0                 400                *               *
Eliot H. Berg, M.D................             0               3,291(12)            *               *
Louis P. Brady, M.D...............             0                 764(13)            *               *
Jerry D. Campbell.................         4,823(5)            4,823(5)             *               *
R. Kevin Clinton..................        40,875(6)           40,875(6)           1.2               *
John F. Dodge, Jr.................        17,713(5)(7)        17,713(5)(7)          *               *
Annette E. Flood..................         7,930(8)            7,930(8)             *               *
H. Harvey Gass, M.D...............        13,228(5)(9)        13,228(5)(9)          *               *
W. Peter McCabe, M.D..............        35,495(5)(10)       35,495(5)(10)       1.0               *
John F. McCaffrey.................         1,408(5)            1,408(5)             *               *
Isaac J. Powell, M.D..............         3,505(5)            3,505(5)             *               *
Ann F. Putallaz...................         1,765(5)            1,765(5)             *               *
Steven L. Salman..................         3,000               3,000                *               *
Edward S. Truppman, M.D...........             0               3,901(14)            *               *
William H. Woodhams, M.D..........         5,796(5)(11)        5,796(5)(11)         *               *
Donald S. Young...................         1,092(5)            1,092(5)             *               *
All directors and executive
  officers of Professionals Group
  as a group (17 persons)(1)......       196,258             204,657              5.6             2.6

---------------
 (1) Unless otherwise noted, Professionals Group believes that all persons named in the table have, or will have, (i) sole voting and investment power with respect to all shares of Professionals Group Common Stock owned by them, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership of such shares. The address of Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202. The address of Franklin Resources, Inc. is 777 Mariners Island Blvd., P.O. Box 7777, San Mateo California 94403-7777. The address of each of Messrs. Adamo, Campbell, Clinton, Dodge, Gass, McCabe, McCaffrey, Powell, Woodhams and Young, Ms. Flood and Ms. Putallaz is 2600 Professionals Drive, P.O. Box 150, Okemos, Michigan 48805-0150. The address of each of Messrs. Alper, Berg, Brady, Salman and Truppman is 2121 Ponce de Leon Boulevard, P.O. Box 149001, Coral Gables, Florida 33114-9001.

 (2) Number of shares and percentages are based on ownership of Professionals Group Common Stock as of the Professionals Group Record Date. There were 3,505,750 issued and outstanding shares of

     Professionals Group Common Stock as of the Professionals Group Record Date. An asterisk indicates ownership of less than 1%.

 (3) Number of shares and percentages are based on ownership of Professionals Group Common Stock assuming 4,089,160 shares of Professionals Group Common Stock are issued upon consummation of the INSCO Merger and without giving effect to the issuance of 153,000 shares of Professionals Group Common Stock to trustees and officers of PPTF pursuant to Section 1.28 of the Merger Agreement over a period of four years. An asterisk indicates ownership of less than 1%.

 (4) Includes 12,000 shares of Professionals Group Common Stock issuable upon exercise of options exercisable within 60 days, 45,247 shares of Professionals Group Common Stock held jointly with spouse, and 1,900 shares of Professionals Group Common Stock held for the benefit of minor children.

 (5) Includes 550 shares of Professionals Group Common Stock issuable upon exercise of options exercisable within 60 days.

 (6) Includes 8,000 shares of Professionals Group Common Stock issuable upon exercise of options exercisable within 60 days, and 7,085 shares of Professionals Group Common Stock held jointly with spouse.

 (7) Includes 1,100 shares of Professionals Group Common Stock held for the benefit of a minor child.

 (8) Includes 2,600 shares of Professionals Group Common Stock issuable upon exercise of options exercisable within 60 days, and 1,545 shares of Professionals Group Common Stock held jointly with spouse.

 (9) Includes 1,100 shares of Professionals Group Common Stock held jointly with spouse and 1,004 shares of Professionals Group Common Stock held in trust and with respect to which he has the power to vote (or to direct the voting of) or the power to dispose (or direct the disposition of).

(10) Includes 32,133 shares of Professionals Group Common Stock held jointly with spouse and 600 shares of Professionals Group Common Stock held for the benefit of a minor child.

(11) Includes 1,059 shares of Professionals Group Common Stock held for the benefit of a minor child.

(12) Includes 482 shares of Professionals Group Common Stock held by an entity controlled by him and with respect to which he has the power to vote.

(13) Includes 437 shares of Professionals Group Common Stock held by an entity controlled by him and with respect to which he has the power to vote.

(14) Includes 1,848 shares of Professionals Group Common Stock held by entities controlled by him and with respect to which he has the power to vote.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary description of the material Federal income tax consequences of the Mergers. This summary is not a complete description of all of the consequences of the Mergers and, in particular, may not address Federal income tax considerations that may affect the treatment of a stockholder or member which, at the effective time of each of the Mergers, already owns some Professionals Group Common Stock, is not a U.S. person, is a tax-exempt entity, or is an individual who exercises some form of control over PPTF. Further, this summary does not address the Federal income tax consequences to persons receiving Professionals Group Common Stock as compensation. In addition, no information is provided herein with respect to the tax consequences of the transactions contemplated by the Merger Agreement under applicable foreign, state or local laws. Consequently, each stockholder of Professionals Group and each Member of PPTF is advised to consult a tax advisor as to the specific tax consequences of the transaction to him or her. The following discussion is based on the Internal Revenue Code of 1986, as amended, as in effect on the date of this Joint Proxy Statement/Prospectus, without consideration of the particular facts or circumstances of any stockholder of Professionals Group or any Member of PPTF.

     Consummation of the transactions contemplated by the Merger Agreement is conditioned upon the receipt by PPTF and Professionals Group of an opinion of their respective tax counsel (Steel Hector & Davis

LLP in the case of PPTF and Miller, Canfield, Paddock and Stone, P.L.C. in the case of Professionals Group), dated as of the INSCO Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the INSCO Effective Time, for Federal income tax purposes the Mergers will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code. The receipt of such opinions is a condition to the consummation of the transactions contemplated by the Merger Agreement that will not be waived by either Professionals Group or PPTF.

     Based on such opinions, the material Federal income tax consequences of the Mergers will be:

          (i) no gain or loss will be recognized by Professionals Group or by PPTF as a result of the Mergers;

          (ii) no gain or loss will be recognized by Members of PPTF who exchange their Membership Rights solely for Professionals Group Common Stock pursuant to the INSCO Merger (except with respect to cash received in lieu of a fractional share interest or in satisfaction of dissenters' rights);

          (iii) the tax basis of the Professionals Group Common Stock received by an Member of PPTF who exchanges all Membership Rights solely for shares of Professionals Group Common Stock will be zero; and

          (iv) the holding period of the Professionals Group Common Stock received by an Member of PPTF will include the period during which the Membership Rights surrendered in exchange therefor were held (provided that such Membership Rights were held by such Member as a capital asset at the INSCO Effective Time).

     Payments in respect of Membership Rights may be subject to information reporting to the Internal Revenue Service and to a 31% backup withholding tax. Backup withholding will not apply, however, to a payment to a Member of PPTF or other payee if such Member or payee completes and signs the substitute Form W-9 that will be included as part of the Notice or otherwise proves to the combined entity and the Exchange Agent that it is exempt from backup withholding.

     THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. THE DISCUSSION DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE, WHICH CHANGE MAY BE RETROACTIVE, AND ANY SUCH CHANGES COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH PROFESSIONALS GROUP STOCKHOLDER AND EACH PPTF MEMBER SHOULD CONSULT A TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL LAWS OR OTHER TAX LAWS.

                       CERTAIN REGULATORY CONSIDERATIONS

     The following discussion is a summary of certain statutes and regulations affecting Professionals Group, PICOM, PPTF and their respective subsidiaries. Although it describes and summarizes all material provisions of such statutes and regulations, such discussion is necessarily incomplete. Consequently, reference is made to and such discussion is qualified in its entirety by, such statutes and regulations. A change in applicable laws or regulations may have a material effect on Professionals Group, PICOM, PPTF, their respective subsidiaries and the respective businesses of Professionals Group, PICOM, PPTF, and their respective subsidiaries.

GENERAL

     Insurance holding companies, insurance companies and self-insurance trust funds are extensively regulated. Such regulation has had significant effect on the operations of insurance holding companies, insurance companies and self-insurance trust funds in the past and is expected to have significant effects in the future. Periodically, legislation is considered and adopted which has resulted in, or that could result in, further regulation or deregulation of insurance holding companies, insurance companies and self-insurance trust funds. No assurance can be given as to whether any additional legislation will be adopted or as to the effect such legislation would have on the business of Professionals Group, PICOM, PPTF and their respective subsidiaries.

     Insurance companies are subject to regulation by government agencies in the states in which they are licensed. PICOM is licensed as a property and casualty insurer in Michigan, Florida, Illinois, Indiana, Iowa, Kentucky, Missouri, Ohio, Pennsylvania and Wisconsin. ProNational Casualty Company, an Illinois stock insurance corporation (formerly known as "PICOM Insurance Company of Illinois") and a wholly-owned subsidiary of PICOM, is licensed as a property and casualty insurer in Illinois. INSCO, which is a wholly-owned subsidiary of Professionals Group, is licensed as a property and casualty insurer in Florida. PPTF is a self-insurance medical malpractice trust in Florida. The nature and extent of such regulation vary from jurisdiction to jurisdiction, but typically involve prior approval of the acquisition of control of an insurance company or self-insurance trust fund or of any company controlling an insurance company or self-insurance trust fund, regulation of certain transactions entered into by an insurance company or self-insurance trust fund with any of its affiliates, approval of premium rates, forms and policies used for many lines of insurance, standards of solvency and minimum amounts of capital and surplus which must be maintained, establishment of reserves required to be maintained for unearned premium, losses and loss expenses or for other purposes, limitations on types and amounts of investments, restrictions on the size of risks which may be insured by a single entity, licensing of insurers and agents, deposits of securities for the benefit of policyholders, and the filing of periodic reports with respect to financial condition and other matters. In addition, state regulatory examiners perform periodic examinations of insurance companies and self-insurance trust funds. Such regulation is generally intended for the protection of policyholders rather than security holders.

     PICOM, ProNational Casualty and PPTF principally write medical malpractice insurance and additional requirements are placed upon them to report detailed information with regard to the settlements or judgments against their respective insureds. In addition to the reporting to the states of medical malpractice settlements and judgments, payments must also be reported to the National Practitioners Data Bank ("Data Bank"). Penalties attach if reports to the states and to the Data Bank are not made.

     Every insurance company and self-insurance trust fund is subject to a periodic examination under the authority of the insurance commissioner of its state of domicile. Any other state interested in participating in a periodic examination may do so. The last periodic examination of PICOM was based on its December 31, 1995 statutory financial statements and a report was issued on October 15, 1996. As of December 31, 1997, ProNational Casualty had yet to undergo a periodic examination. The last periodic examination of PPTF was based on its December 31, 1994 statutory financial statements and a report was issued on November 1, 1995. Various states also conduct "market conduct examinations" which are periodic, unscheduled examinations designed to monitor the compliance with state laws and regulations concerning the filing of rates and forms. PICOM and ProNational Casualty have not undergone a market conduct examination. The last "market conduct examination" of PPTF was conducted March 28, 1995 through April 10, 1995 and a report was issued on July 6, 1995. PICOM, ProNational Casualty and PPTF were not required to make any financial adjustments or change any market conduct procedures as a result of any of these examinations.

     Insurance companies and self-insurance trust funds are also affected by a variety of state and Federal legislative and regulatory measures and judicial decisions that define and extend the risks and benefits for which insurance is sought and provided. In addition, individual state insurance departments may prevent premium rates for some classes of insureds from reflecting the level of risk assumed by the insurer for those classes. Such developments may adversely affect the profitability of various lines of insurance.

     Professionals Group is subject to regulation as an insurance holding company because of its ownership of PICOM and is required to file information relating to its capital structure, ownership, and financial condition and general business operations of its insurance subsidiaries. Similarly, and in addition to being regulated as an insurance company, PICOM is subject to regulation as an insurance holding company because of its ownership of ProNational Casualty and it is also required to file information relating to its capital structure, ownership, and financial condition and general business operations of its insurance subsidiaries. As insurance holding companies, Professionals Group and PICOM are also subject to special reporting and prior approval requirements with respect to transactions among affiliates.

CHANGE OR ACQUISITION OF CONTROL

     PICOM is a Michigan stock, property and casualty insurance company organized under the Michigan Insurance Code. ProNational Casualty is an Illinois stock, property and casualty insurance company organized under the Illinois Insurance Code. PPTF is a medical malpractice self-insurance trust fund organized under Florida Statutes sec. 627.357. The Michigan Insurance Code, the Illinois Insurance Code and the Florida Insurance Code all provide that the acquisition or change of "control" of a domestic insurer or of any person that controls a domestic insurer cannot be consummated without the prior approval of the relevant insurance regulatory authority. A person seeking to acquire control, directly or indirectly, of a domestic insurer or of any person controlling a domestic insurer must generally file with the relevant insurance regulatory authority an application for change of control (commonly known as a "Form A") containing certain information required by statute and published regulations and provide a copy of such Form A to the domestic insurer. In each of Michigan, Illinois and Florida, control is generally presumed to exist if any person, directly or indirectly, owns, controls, holds the power to vote or holds proxies representing 10% or more of the voting securities of any other person.

     In addition, many state insurance regulatory laws contain provisions that require pre-notification to state agencies of a change in control of a non-domestic admitted insurer in that state. While such pre-notification statutes do not authorize the state agency to disapprove the change of control, such statutes do authorize issuance of a cease and desist order with respect to the non-domestic admitted insurer if certain conditions exist such as undue market concentration.

     Following consummation of the transactions contemplated by the Merger Agreement, any future transactions that would constitute a change in control of Professionals Group or PICOM would also generally require prior approval by the Michigan Insurance Commissioner, the Illinois Insurance Director and the Florida Insurance Department and would require reacquisition notification in those states which have adopted reacquisition notification provisions and in which the insurers are admitted. Such requirements may deter, delay or prevent certain transactions that could be advantageous to the stockholders of Professionals Group or PICOM.

INSOLVENCY FUNDS; MANDATORY POOLS

     Most states require admitted property and casualty insurers to become members of insolvency or guaranty funds or associations which generally protect policyholders against the insolvency of such insurers. Members of the fund or association must contribute to the payment of certain claims made against insolvent insurers. Maximum contributions required by law in any one year vary between 1% and 2% of annual premium written by a member in that state. No assessments from guaranty funds were charged to the insurance subsidiaries of Professionals Group or to PPTF in 1997, 1996 or 1995. Assessments from guaranty funds may, to a limited extent, be recovered through future premium tax reductions.

     Insurance companies are also required to participate in various mandatory insurance facilities or in funding mandatory pools, which are generally designed to provide insurance coverage for consumers who are unable to obtain insurance in the voluntary insurance market. Pools are typically found in insurance lines such as workers' compensation, homeowners and personal automobile insurance. PICOM does not currently offer any of these insurance lines directly, but does provide reinsurance to Michigan Educational Employees Mutual Insurance Company, a Michigan mutual insurance company that provides homeowners and personal automobile insurance. Moreover, PICOM could offer such insurance lines directly in the future. Similarly, PPTF does not currently offer any of these insurance lines, but could do so in the future. These pools typically require all companies writing applicable lines of insurance in the state for which the pool has been established to fund deficiencies experienced by the pool based upon each company's relative premium writings in that state, with any excess funding typically distributed to the participating companies on the same basis. To the extent that these assessments are imposed on the insurance subsidiaries of Professionals Group or PPTF, they could have an adverse effect on Professionals Group, or such insurance subsidiaries of Professionals Group or PPTF.

     As a self-insurance trust fund, PPTF is required to assess its Members for losses it is unable to pay. However, PPTF has never levied an assessment. Because of its ability to assess its Members, PPTF is exempt from participating in the Florida Insurance Guaranty Association, which guarantees each stock property and casualty company's payment of claims to its insureds in the event of insolvency. PPTF has also been exempted from assessments made toward payment of claims arising from Hurricane Andrew.

RESTRICTIONS ON DIVIDENDS

     Insurance companies and self-insurance trust funds are subject to various state and regulatory restrictions, generally applicable to each insurer in its state of incorporation, which limit the amount of dividends or distributions by an insurer to its stockholders or policyholders. The restrictions are generally based on certain levels of surplus, investment income and operating income, as determined under statutory accounting practices.

     The Michigan Insurance Code, the Illinois Insurance Code and the Florida Insurance Code regulate the distribution of dividends and other payments to a holding company by its insurance subsidiaries. Under each of the Michigan Insurance Code, the Illinois Insurance Code and the Florida Insurance Code, an insurer may pay dividends or distribute cash or other property so long as such dividends or distributions, together with all other dividends or distributions made within the preceding year, do not exceed the greater of (i) 10% of the insurer's policyholders' surplus as of December 31 of the preceding year or (ii) the net income, not including realized capital gains, for the twelve-month period ending December 31 of the preceding year, with larger dividends payable only upon prior regulatory approval. Following consummation of the transactions contemplated by the Merger Agreement, such restrictions or any additional subsequently imposed restrictions may in the future affect Professionals Group's ability to fund its operations, pay principal and interest on its debt, pay its expenses and pay any cash dividends to its stockholders. Future dividends from Professionals Group's subsidiaries may also be limited by business considerations. See "MANAGEMENT AND OPERATIONS AFTER THE
REORGANIZATION -- Dividend Policy."

RISK-BASED CAPITAL

     The National Association of Insurance Commissioners has established risk-based capital ("RBC") requirements to assist regulators in monitoring the financial strength and stability of property and casualty insurers. Under the NAIC requirements, regulatory compliance is determined by a ratio of an insurer's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level of RBC, as defined by the NAIC. Insurers below specific ratios are classified within certain levels, each of which requires specific corrective action. The levels and ratios are as follows:

                                   RATIO OF TOTAL ADJUSTED
                                    CAPITAL TO AUTHORIZED
                                      CONTROL LEVEL RBC
                                     (LESS THAN OR EQUAL
              LEVEL                          TO)
              -----                -----------------------
Company action level.............            2.0
Regulatory action level..........            1.5
Authorized control level.........            1.0
Mandatory control level..........            0.7

     PICOM and ProNational Casualty have calculated their ratios of total adjusted capital to authorized control level RBC and each were in excess of 4:1 at December 31, 1997. At December 31, 1997, PICOM's total adjusted capital was $99.7 million, and its authorized control level RBC was $23.1 million, and ProNational Casualty's total adjusted capital was $10.2 million, and its authorized control level RBC was less than $1.0 million.

     PPTF has calculated its ratio of total adjusted capital to authorized control level RBC and it was in excess of 4:1 at December 31, 1997. Although PPTF is not subject to the NAIC's RBC requirements, at December 31, 1997, PPTF's total adjusted capital was $113.3 million, and its authorized control level RBC was $16.8 million.

     At December 31, 1997, PICOM's and PPTF's pro forma combined total adjusted capital would have been $223.2 million, and the pro forma combined authorized control level RBC would have been $40.9 million.

NAIC-IRIS RATIOS

     The NAIC's Insurance Regulatory Information System was developed by a committee of state insurance regulators and is primarily intended to assist state insurance departments in executing their statutory mandates to oversee the financial condition of insurers operating in their respective states. IRIS identifies 11 industry ratios and specifies "usual values" for each ratio. Departure from the usual values on four or more ratios generally leads to inquiries from individual state insurance commissioners.

     In 1997, 1996 and 1995, PICOM did not have any ratios which varied from the "usual value" range.

     In 1995, ProNational Casualty had two ratios which varied from the "usual value" range as follows:

                                                          PRONATIONAL
                 RATIO                   USUAL RANGE     CASUALTY VALUE
                 -----                   ------------    --------------
Two year over-all operating ratio         up to 100%          125%
Change in surplus                        (10%) to 50%         (26%)

     In 1996, ProNational Casualty had two ratios which varied from the "usual value" range as follows:

                                                          PRONATIONAL
                 RATIO                   USUAL RANGE     CASUALTY VALUE
                 -----                   ------------    --------------
Two year over-all operating ratio         up to 100%          122%
Change in net writings                   (33%) to 33%         (99%)

     In 1997, ProNational Casualty had two ratios which varied from the "usual value" range as follows:

                                                          PRONATIONAL
                 RATIO                   USUAL RANGE     CASUALTY VALUE
                 -----                   ------------    --------------
Change in Surplus                        (10%) to 50%          69%
Change in net writings                   (33%) to 33%         (99%)

     At present, no inquiries have been received from any state insurance commissioner as a result of the "unusual values" for ProNational Casualty. In an effort to remediate such "unusual values", and in order to allow ProNational Casualty to assume PICOM's A.M. Best Rating, ProNational Casualty and PICOM entered into a quota share reinsurance contract whereby not less than 90% of the insurance risks written by ProNational Casualty are reinsured by PICOM. This reinsurance mechanism, which will not affect the Company's consolidated results, is expected to stabilize the underwriting results of ProNational Casualty.

     In 1997, 1996 and 1995, PPTF did not have any ratios which varied from the "usual value" range.

EFFECT OF FEDERAL LEGISLATION

     Although the Federal government does not directly regulate the business of insurance, Federal initiatives often affect the insurance business in a variety of ways. Current and proposed Federal measures which may significantly affect the insurance business include Federal government participation in health care reform, product liability claims, environmental regulation, pension regulation (ERISA), examination of the taxation of insurers and reinsurers, minimum levels of liability insurance and safety regulations.

TORT REFORM

     On a state level, several states, including Michigan and Florida, have adopted tort reforms designed to moderate the risk of practice to health care providers. Although such legislation is being subjected to numerous constitutional challenges, it generally has a positive impact by reducing malpractice losses. Such legislation also tends to result in increased competition because it causes the particular state to be more attractive to other insurance companies seeking to expand their markets. Professionals Group has seen an increase in competition in its markets due, in part, to the passage of tort reform.

     On the Federal level, attempts to reform the delivery of medical care have contained provisions that could, if adopted, have a material impact on Professionals Group and its insurance products. An example of such a change is the concept of "enterprise liability" that was contained in President Clinton's health care proposal. Under the enterprise liability concept, doctors would not bear individual liability for malpractice events with such liability being borne by the hospital or other enterprise in which the doctor practices. If enterprise liability or a similar concept were adopted, insurers such as PICOM and PPTF could be at a competitive disadvantage since their business is concentrated in individual physician risks and larger, more established, companies already provide medical malpractice insurance for the enterprise risks.

                    SELECTED CONSOLIDATED FINANCIAL DATA OF
                        PHYSICIANS PROTECTIVE TRUST FUND
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following table presents certain selected consolidated historical financial and operating data of PPTF for each of the years in the five year period ended December 31, 1997. All information is presented in accordance with GAAP except for statutory data, which are presented in accordance with SAP. The selected consolidated financial data set forth below should be read in conjunction with the historical consolidated financial statements of PPTF, and the notes thereto, which appear elsewhere in this Joint Proxy Statement/ Prospectus under "INDEX TO FINANCIAL STATEMENTS OF PHYSICIANS PROTECTIVE TRUST FUND;" and with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PHYSICIANS PROTECTIVE TRUST FUND" which also appears elsewhere in this Joint Proxy Statement/Prospectus.

                                                           AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                    ----------------------------------------------------
                                                      1997       1996       1995       1994       1993
                                                    --------   --------   --------   --------   --------
INCOME STATEMENT DATA:
  Gross premiums written..........................  $ 99,480   $ 89,968   $103,686   $103,307   $ 97,953
  Premiums ceded..................................     7,612     21,249      3,179      4,004     25,412
  Net premiums written............................    91,868     68,719    100,507     99,303     72,541
  Net premiums earned.............................    60,058     68,719    100,507     99,303     72,541
  Net investment income...........................    20,802     23,310     23,050     20,018     18,359
  Net realized investment gains...................     4,120      2,004      4,511        161      3,447
  Reinsurance experience refunds..................     4,236      3,325        401      8,189      6,430
  Other income....................................       677        506        311        345        345
  Total revenues and other income.................    89,893     97,864    128,780    128,016    101,122
  Losses and loss adjustment expenses.............    67,109     76,393    120,596    112,027     79,187
  Increase (decrease) in reserve for extended
    reporting period claims.......................     1,703        690        746       (196)      (161)
  Other underwriting and operating expenses.......     4,719      6,741      6,202      5,409      4,918
  Dividend credits................................        --         --         --      3,785      7,242
  Total expenses..................................    73,531     83,824    127,544    121,025     91,186
  Income before Federal income taxes..............    16,362     14,040      1,236      6,991      9,936
  Federal income taxes (benefit)..................     4,960      4,664     (1,600)       612      2,004
                                                    --------   --------   --------   --------   --------
  Net income......................................  $ 11,402   $  9,376   $  2,836   $  6,379   $  7,932
                                                    ========   ========   ========   ========   ========

                                                           AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                    ----------------------------------------------------
                                                      1997       1996       1995       1994       1993
                                                    --------   --------   --------   --------   --------
BALANCE SHEET DATA:
  Total investments...............................  $336,081   $344,860   $384,049   $317,286   $299,223
  Total assets....................................   434,795    417,522    438,116    399,049    372,974
  Loss and loss adjustment expense reserves.......   250,056    281,593    302,085    277,027    236,034
  Reserve for extended reporting period claims....    10,328      8,625      7,935      7,189      7,386
  Unearned premiums(1)............................    34,382         --         --         --         --
  Advance premiums................................     1,828      9,057     10,705     14,290     14,397
  Surplus contributions...........................    10,094     10,094     10,094     10,094     10,094
  Fund balance....................................   117,954    102,199    101,916     78,910     93,958
SELECTED STATUTORY DATA:
  Loss ratio(2)...................................     115.0%     112.3%     119.0%     112.2%     107.8%
  Combined ratio(2)(3)............................     122.6%     121.2%     125.0%     118.1%     115.3%
  Statutory surplus...............................  $113,309   $105,076   $ 92,370   $ 87,086   $ 78,258
  Net premiums written to policyholders'
    surplus.......................................      .81x       .65x      1.09x      1.14x       .93x
SELECTED GAAP DATA:
GAAP combined ratio(2)(3).........................     122.4%     122.0%     126.9%     118.1%     115.7%

---------------
(1) Policies written between January 1, 1992 and June 30, 1997 were written on a calendar year basis. Thus, there are no unearned premiums at year end.

(2) The ratio for 1997 includes non-recurring premium tax refunds totaling $2.57 million.

(3) The ratio includes the increase in reserve for extended reporting period claims, but does not include the dividend credits issued in 1994 and 1993.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
                        PHYSICIANS PROTECTIVE TRUST FUND

     The following discussion provides additional information regarding the financial condition and the results of operations for PPTF for each of the years ended December 31, 1997, 1996 and 1995. This discussion should be read in conjunction with the consolidated financial statements of PPTF, and the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus.

OVERVIEW

     PPTF is a medical malpractice self-insurance trust fund domiciled in the State of Florida. PPTF writes medical professional liability insurance for physicians, surgeons and other health care providers in Florida. The accompanying financial results for PPTF are reported on a consolidated basis.

FINANCIAL POSITION

     Assets. Total assets were $434.8 million at December 31, 1997, as compared with total assets of $417.5 million at December 31, 1996. Invested assets of $336.1 million represented approximately 77% of PPTF's total assets at December 31, 1997. Invested assets of $344.9 million represented approximately 83% of PPTF's total assets at year end 1996. Amounts due from reinsurers represented approximately 12% and 13% of PPTF's total assets at December 31, 1997 and 1996, respectively.

     As of December 31, 1997, 92% of PPTF's investment portfolio was invested in fixed maturity securities (including short-term investments), consisting primarily of U.S. government and agency bonds, high-quality corporate bonds, and tax-exempt U.S. municipal bonds, and the remaining 8% was invested in common equity securities. As of December 31, 1997 and 1996, approximately 99% of the fixed maturity securities held by PPTF were rated "A" or better. As of December 31, 1997 and 1996, all fixed maturity securities were classified as available-for-sale and carried at fair value. PPTF's fixed maturity investment portfolio is sensitive to interest rate changes. As of December 31, 1997 and 1996, this portfolio had a modified duration of approximately five years. A one hundred basis point increase in market interest rates would decrease the value of the fixed maturity portfolio by approximately 5%, whereas a one hundred basis point decrease in market interest rates would increase the value of this portfolio by approximately 5%.

     Premium Receivable. Premium receivable was $30.3 million at December 31, 1997, as compared with $0.4 million at December 31, 1996. Premium receivable at the end of each year-end prior to 1997 was minimal because until July 1, 1997 all policies issued by PPTF were written on a calendar year basis and had a common renewal date of January 1 of each year.

     Deferred Income Taxes. Net deferred Federal income taxes decreased from $10.3 million at December 31, 1996 to $6.4 million at December 31, 1997, due primarily to an increase in the unrealized gain on PPTF's investment portfolio and a reduction in the discount applied to loss reserves. Such discount, which is used only for tax purposes, declined as PPTF ceded more of its losses to reinsurers.

     Reinsurance. PPTF uses an excess of loss reinsurance arrangement to limit its exposure to maximum losses under a single policy and to protect the policyholders' fund balance. Amounts due from reinsurers is reported net and includes reinsurance experience refunds, reinsurance recoverables on paid and unpaid losses, and reinsurance premiums payable. Amounts due from reinsurers decreased by $1.8 million from $52.9 million at December 31, 1996 to $51.1 million at December 31, 1997.

     PPTF's prior reinsurance arrangements included provisions for a return of profits to PPTF after five years. Because claims experience under such reinsurance arrangements has developed favorably, the profits returned to PPTF have generally exceeded the amount recognized as profit on PPTF's income statement, resulting in the establishment of a deferred credit (reinsurance experience refunds deferred) for the difference. Reinsurance experience refunds deferred at December 31, 1997 were $3.0 million compared to $3.4 million at December 31, 1996.

     Reinsurance recoverable on paid and unpaid losses represented 48.2% of policyholders' fund balance at December 31, 1997, compared to 56.3% of policyholders' fund balance at December 31, 1996. Because the ceding of reinsurance does not discharge the primary liability of the original insurer, PPTF places reinsurance with other insurers only after a thorough review of each reinsurer's credit quality. At present, 100% of PPTF's excess of loss reinsurance is with General Reinsurance Corporation ("GenRe"). On October 28, 1997, PPTF and PICOM entered into an Adverse Development Stop Loss Reinsurance Contract effective February 1, 1998 as part of PPTF's over-all reinsurance for years prior to January 1, 1997. See "REINSURANCE CONTRACT."

     PPTF has not experienced any difficulty in obtaining payment from reinsurers, and PPTF has concluded there is no significant exposure to uncollectible reinsurance balances recoverable at December 31, 1997.

     Liabilities. Loss and LAE reserves represented 79% of PPTF's consolidated liabilities as of December 31, 1997 and 89% of PPTF's consolidated liabilities as of December 31, 1996. Loss and LAE reserves at December 31, 1996 were a larger percentage of total liabilities because PPTF reported no unearned premiums associated with calendar year policies at that year end. Unearned premiums are a larger component, percentage wise, of PPTF's total liabilities at December 31, 1997 because PPTF began issuing anniversary date policies in July of 1997 that were not fully earned as of December 31, 1997. Loss and LAE reserves are determined on the basis of individual claims and actuarially determined estimates of future losses based on PPTF's past loss experience and projections as to future claims frequency, severity, inflationary trends and settlement patterns. Estimating professional liability reserves is a complex process which relies heavily on judgment and involves many uncertainties. As a result, reserve estimates may vary significantly from the eventual outcome. The assumptions used in establishing PPTF's reserves are reviewed and updated as new data becomes available. Loss and LAE reserves have been established on an undiscounted basis. The amount of loss reserves needed is determined by management after evaluating the projected ultimate losses developed by PPTF's independent consulting actuary. PPTF has consistently set loss reserves based on the reserve amount recommended by such actuary.

     Loss and LAE reserves decreased 11.2% during 1997 to $250.1 million at December 31, 1997 from $281.6 million at December 31, 1996. Such decrease in reserves was due to fewer claims outstanding during 1997.

     Advance and Unearned Premiums. Unearned premiums at December 31, 1997 were $34.4 million. There were no unearned premiums at December 31, 1996 because all policies were written on a calendar year basis. Advance premiums at December 31, 1997 and 1996 were $1.8 million and $9.1 million, respectively. Advance premiums were much lower at December 31, 1997, because most policies were issued on an anniversary date basis by December 31, 1997.

     Income Taxes Payable. Income taxes payable at December 31, 1997 were $5.7 million compared to $4.6 million at December 31, 1996. The payable in 1997 and 1996 resulted from a cash payment timing difference in special estimated tax payments applied under Section 847 of the Code.

     Surplus Contributions. From 1984 through 1990, named insureds of PPTF were required to make a contribution to the surplus of PPTF. This contribution was required during a high growth period and strengthened PPTF's statutory premium to surplus ratio and protected the residual interests of named insureds who produced a surplus in prior years through the profitability of PPTF. Under the terms of each surplus note, repayment of principal and payment of interest are at the sole discretion of the PPTF Board. If the PPTF Board were to decide to pay any or all of the surplus note contributions, the Florida Insurance Department would be required to approve such payment in advance. Generally, surplus contributions are non-refundable. Under SAP, the notes are classified as an addition to surplus.

     Policyholders' Fund Balance. Policyholders' fund balance was $118.0 million at December 31, 1997 as compared to a policyholders' fund balance of $102.2 million at December 31, 1996. The 1997 increase in policyholders' fund balance was due to net income of $11.4 million during the year ended 1997 and a $4.4 million increase in net unrealized appreciation on investments, net of deferred Federal income taxes.

RESULTS OF OPERATIONS -- YEAR ENDED DECEMBER 31, 1997 VERSUS YEAR ENDED DECEMBER 31, 1996.

     Premiums. Net earned premiums for the year ended December 31, 1997 were $60.1 million, a decrease of 12.6% from net earned premiums of $68.7 million for the year ended December 31, 1996. This decrease in net earned premiums was the result of an average rate reduction of 8.9% combined with a 9.5% decline in the number of policies issued by PPTF. The decrease in net earned premiums was partially offset by a reduction in the amount of premiums ceded to reinsurers in 1997. Of the net earned premiums in 1997, approximately 90.6% were for individual coverage. PPTF writes claims made coverage only.

     Investment Income and Capital Gains/Losses. Investment income, net was $20.8 million (net of $855,000 in investment fees and expenses) for 1997, compared to $23.3 million (net of $701,000 in investment fees and expenses) for 1996. Investment income was $2.5 million lower for the year ended December 31, 1997 when compared to investment income for the year ended December 31, 1996 due to a lower overall portfolio balance, lower prevailing interest rates and PPTF's allocation of $25.0 million to equities. Investment gains were $4.1 million for the year ended December 31, 1997 and $2.0 million for the year ended December 31, 1996.

     Reinsurance Experience Refunds. PPTF recognized reinsurance experience refunds of $4.2 million and $3.3 million during 1997 and 1996, respectively. Through 1993, PPTF's reinsurance arrangements included provisions for a return of profits to PPTF after five years. Claims experience under these reinsurance arrangements have been lower than projected, resulting in reinsurance experience refunds to PPTF. See "-- Financial Position."

     Losses and Loss Adjustment Expenses. Net incurred losses and LAE, including the increase in reserve for extended reporting period claims, decreased 10.7% to $68.8 million in 1997 from $77.1 million in 1996. Such decrease resulted from the 12.6% decrease in net earned premiums in 1997. As a percentage of premiums earned, the incurred loss and LAE ratio increased 2.4 percentage points for 1997 compared to 1996.

     Other Underwriting and Operating Expenses. Underwriting expenses were $4.7 million in 1997, a 30.0% decrease compared to underwriting expenses of $6.7 million in 1996. As a percentage of premiums earned, the underwriting expense ratio was 7.9% for 1997, a decrease from the underwriting expense ratio of 9.8% for 1996. During 1997, PPTF received $0.8 million in reinsurance ceding commissions, and received none in 1996. PPTF also received a one-time premium tax refund of $2.6 million that reduced expenses in 1997. These decreases in expenses were offset by $1.5 million in merger expenses incurred in 1997. After eliminating these items, the expense ratio would have been 10.9% for 1997. The increase in the expense ratio, after eliminating these items, is attributable to the decrease in earned premiums for 1997.

     Federal Income Taxes. PPTF recorded $5.0 million in Federal income tax expense as of December 31, 1997 compared to $4.7 million at December 31, 1996. PPTF's effective Federal income tax rate was 30.3% for 1997 and 33.8% for 1996.

     Net Income. Net income for 1997 was $11.4 million on revenues of $89.9 million. This compares to net income for 1996 of $9.4 million on revenues of $97.9 million.

RESULTS OF OPERATIONS -- YEAR ENDED DECEMBER 31, 1996 VERSUS YEAR ENDED DECEMBER 31, 1995

     Premiums. Net earned premiums in 1996 were $68.7 million, a decrease of 31.6% from 1995's net earned premiums of $100.5 million. The decrease in net earned premiums was primarily the result of an increase in the amount of premiums ceded to reinsurers in 1996 combined with a decrease in gross premiums written. In 1996, ceded premiums were $21.2 million. In 1995, ceded premiums were $3.2 million.

     During 1996, PPTF was more selective in its underwriting and implemented a 22% average rate increase. The increase in gross premium volume associated with such rate increase was offset by a decrease in premium volume associated with
(i) PPTF's implementation of a "claims-free" discount program (which provided discounts ranging from 3% to 15% to Members whose experience showed no malpractice claims had been made against them for more than three years) and
(ii) a renewal rate of 78%. PPTF estimates that its average rate increase increased gross premium volume in 1996 by approximately $15.0 million, that its "claims free" discount program reduced gross premium volume in 1996 by approximately $7.0 million, and that non-renewals reduced gross premium volume in 1996 by approximately $22.0 million. Overall, the increase in average rates, when combined with a renewal rate of 78%, resulted in an overall reduction in gross premium volume for 1996 of 13.2%.

     Gross earned premium in 1995 was $100.5 million and approximately 17% of the premium volume was from specialties with higher loss ratios. Rates from these specialties were raised on average by more than 35% in 1996, and 58% renewed their coverage with PPTF at these higher rates. During 1996, the premium volume from these specialties represented 16% of the total premium volume. During 1996, the rates on all other specialties were raised on average approximately 12%, and 79% of the Members renewed their coverage at the higher rates. During 1996, these specialties represented 84% of the total premium volume.

     Although PPTF has maintained over-all profitability and is endeavoring to offset lower premium volume through more selective underwriting practices, there can be no assurance that these practices will be successful in the long run.

     Investment Income and Capital Gains/Losses. Investment income, net was $23.3 million (net of $701,000 in investment fees and expenses) for 1996, compared to $23.1 million (net of $577,000 in investment fees and expenses) for 1995. Net realized investment gains were $2.0 million in 1996 and $4.5 million in 1995.

     Losses and Loss Adjustment Expenses. Net incurred losses and LAE, including the reserve for extended reporting period claims, totaled $77.1 million in 1996, down 36.5% as compared to net incurred losses and LAE of $121.3 million for 1995. As a percentage of premiums earned, the incurred loss and LAE ratio decreased 8.5 percentage points from 120.7% in 1995 to 112.2% in 1996. The higher incurred loss and LAE ratio for 1995 resulted from a larger than expected increase in prior years' losses that required a reserve supplement equivalent to 8.4% of the current year's premium. In 1996, the incurred loss and LAE ratio was affected by a rate increase of 16% (on average), allowing PPTF to reserve a smaller percentage of its current year's premium. The cap on legal fees implemented by PPTF in 1995 also began to affect the rate of increase reported in historical loss development schedules. For these reasons, in 1996, the supplement to prior year's reserves was 5.9%, or 2.5 percentage points lower than the percentage supplement in 1995, and the amount reserved for the current year was 106.3%, which was 6 percentage points lower than the percentage reserved in 1995. The combined effect of these reserve reductions was 8.5 percentage points. The 1996 results include an addition to the reserve for prior years' losses of $4.0 million compared to an addition to the reserve for prior years' losses of $8.5 million in 1995.

     Other Underwriting and Operating Expenses. Underwriting expenses were $6.7 million in 1996, an 8.7% increase over underwriting expenses of $6.2 million in 1995. As a percentage of premiums earned, the underwriting expense ratio was 9.8% in 1996, up from the underwriting expense ratio of 6.2% in 1995. An increase in premiums ceded to reinsurers in 1996 reduced net earned premiums. This resulted in a higher expense ratio.

     Federal Income Taxes. PPTF recorded a $4.7 million Federal income tax expense in 1996 compared to $1.6 million tax benefit in 1995. The tax benefit in 1995 resulted from a taxable loss carry back arising from the inclusion of $4.8 million of tax exempt interest income in income before taxes. This taxable loss carry back, combined with a state income tax benefit and other permanent differences in computing taxable income, resulted in a total tax benefit of $1.6 million. PPTF's effective Federal income tax rate approximated 33.2% in 1996.

     Net Income. Net income for 1996 was $9.4 million on revenues of $97.9 million. This compares to net income of $2.8 million on revenues of $128.8 million in 1995. The increase in 1996 earnings was primarily attributable to the reduction in the amount added to prior years' reserves in 1996.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity describes the ability to generate sufficient cash flows to meet the cash requirements of continuing operations. There are typically two distinct operations in an insurance company -- underwriting and investing. Net cash flows from underwriting operations are used to build an investment portfolio, which in turn produces future cash from investment income. PPTF continuously monitors available cash and short-term investment balances in relation to projected cash needs to maintain adequate balances for current payments while maximizing cash available for longer term investment opportunities.

     The payment of losses, LAE and operating expenses in the ordinary course of business remains PPTF's principal need for liquid funds. Payments for loss and LAE are distributed relatively evenly throughout the year. Payments for reinsurance are made within 30 days after the end of each month. Cash used to pay these items has been provided by operations. PPTF did not borrow any funds in the years ended December 31, 1997 and 1996, and currently has no requirements indicating a need to borrow funds in the foreseeable future. As of December 31, 1997, PPTF did not have any material commitments for capital expenditures.

IMPACT OF INFLATION AND CHANGING PRICES

     The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary assets and liabilities of PPTF are monetary in nature. As a result, interest rates have a more significant impact on PPTF's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or magnitude as the cost of paying losses and LAE.

     Insurance premiums are established before PPTF knows the amount of loss and LAE, and the extent to which inflation may affect such expenses. Consequently, PPTF attempts to anticipate the future impact of inflation when establishing rate levels. While PPTF attempts to charge adequate rates, PPTF may be limited in raising its premium levels for competitive and regulatory reasons. Inflation also affects the market value of PPTF's investment portfolio and the investment rate of return. Future economic changes which result in prolonged and increasing levels of inflation could cause increases in the dollar amount of loss and LAE reserves and thereby adversely affect future reserve development. To minimize such risk, PPTF maintains what management considers to be strong and adequate reinsurance, conducts regular actuarial reviews of reserves and maintains adequate asset liquidity.

          BUSINESS AND PROPERTIES OF PHYSICIANS PROTECTIVE TRUST FUND

OVERVIEW

     PPTF is a medical malpractice self-insurance trust fund formed under the Florida Insurance Code. PPTF was organized in 1975 in response to the limited availability of medical malpractice insurance for Florida physicians. PPTF has limited itself to providing professional liability coverage to health care providers in the State of Florida. Since 1976, PPTF has covered all specialties of physicians and the entities through which they practice. PPTF began to write coverage for podiatrists in 1994, for physician hospital organizations in 1995, and for chiropractors in 1997. Of the $99.5 million in premiums written as of December 31, 1997, approximately 91% were attributable to individuals and the balance of premiums was attributable to professional associations, partnerships, and corporations formed by health care providers.

     The executive office of PPTF is located at 2121 Ponce de Leon Boulevard, Suite 350, Coral Gables, FL 33134, and its telephone number is (305) 442-8119. Regional offices are located in Ft. Lauderdale, Jacksonville, Orlando, and Tampa.

     PPTF has one wholly-owned subsidiary, Physicians Protective Plan, Inc. From 1975 through 1996, PPP acted as a Service Agent to PPTF by employing the personnel to staff all departmental functions of PPTF other than claims. During 1996, PPP formed an insurance agency to do business under the name "The PPTF Agency." Effective January 1, 1997, PPP transferred to PPTF those employees who perform functions for PPTF, and retained only those employees who perform work for PPP.

PRODUCTS AND SERVICES

     PPTF provides insurance coverage primarily to allopathic and osteopathic physicians to protect them from legal liability for damages arising from bodily or selected personal injury to patients caused by the rendering or failure to render professional services. The policy also provides defense of investigations made by the Florida Board of Medicine regarding issues based on incidents that would be covered under the policy. In addition, Members are covered for the legal liability arising from service on a committee of a state or local professional society of health care providers or of a medical staff of a licensed hospital or nursing home, which committee is formed to evaluate and improve the quality of health care rendered by providers of health services.

     PPTF provides coverage to professional associations, partnerships, and corporations for their direct liability and vicarious liability arising from health care services provided by employees on their behalf. Since 1995, coverage has also been available to managed care organizations for damages arising from bodily or personal injury caused by credentialing or utilization review activities and vicarious liability arising from professional services performed on their behalf by health care providers. As of December 31, 1997, one managed care organization was insured by PPTF.

     PPTF writes all coverage on a claims made basis. Although limits are available up to $2 million for each claim with a $4 million annual aggregate, approximately 36.1% of PPTF's members at December 31, 1997 selected limits of $250,000 for each claim with a $750,000 annual aggregate, the amounts required to satisfy Florida's financial responsibility statute. PPTF retains up to $500,000 for each claim, retains a $750,000 annual aggregate per insured, and reinsures losses exceeding $500,000 and up to $2 million. PPTF provides coverage above $2 million through facultative reinsurance.

     Through its Specialty Society Service Program (the "SSSP"), PPTF provides administrative services to state medical societies from an office in Jacksonville, Florida. The SSSP provides a home office for a state medical specialty society and performs services such as membership recruitment, planning and execution of meetings, bookkeeping, production of non-dues income, and publication of directories and newsletters.

MARKETING

     PPTF only sells its medical malpractice insurance to health care providers who practice in the State of Florida. Since its inception, PPTF has been a direct writer gaining new business primarily from referrals of existing policyholders. PPTF uses insurance agents on a very limited basis and pays its insurance agents a finder's fee for new business written. During 1996, PPTF decided to increase its sales efforts by employing its own sales force. As of December 31, 1997, PPTF's Director of Sales supervised six account executives who are located throughout Florida and sell PPTF's medical malpractice insurance as well as complementary products available through PPP. The use of independent agents continues to be limited, but they may be involved in obtaining or retaining key accounts.

     PPTF's Marketing Department manages PPTF's communications, which involves production of written presentation materials, advertisements, articles for the media, and a risk management oriented newsletter. It also provides research services to all departments, but focuses on maintenance of a comprehensive data base on competitors and prospective insureds. PPTF's Marketing and sales personnel also attend numerous conventions and meetings on PPTF's behalf to market its products.

UNDERWRITING

     PPTF's Underwriting Department manages the issuance of new and renewal insurance policies and establishes and implements underwriting procedures for the coverages written by PPTF.

     PPTF adheres to an underwriting approach that selects insureds by evaluating information submitted on a comprehensive application which encompasses professional credentials, practice experience and environment, and claims experience. Those applicants who meet specific criteria are issued a 30-day binder evidencing coverage until final approval is granted by the full PPTF Board. The underwriting staff's recommendation to accept or decline the applicant is subject to review by the Underwriting Committee of the PPTF Board, which consists of six members of the PPTF Board, and ratification by the full PPTF Board.

     The Underwriting Department re-underwrites insureds on a regular basis. Members are required to submit application updates on a periodic basis and whenever they have a change in their practice. Members who exhibit an unusual loss pattern or reveal adverse characteristics during the investigation of a claim are re-underwritten to determine their eligibility for continued coverage. The Underwriting Committee and the PPTF Board act upon the staff's recommendation to retain or terminate coverage. Maintenance of coverage may depend on acceptance and implementation of risk management measures or increased premium rates. If a Member is part of an otherwise insurable group, or should be charged a higher premium instead of being canceled, PPTF may decide to provide insurance coverage to the Member at a higher (surcharge) rate and/or through a separate quota share reinsurance treaty designed for non-standard business.

     Since PPTF is a direct writer, its Underwriting Department also functions as a customer service unit. The underwriters, assistant underwriters, and support staff work in teams assigned to service specific geographic territories. This enables them to develop in-depth knowledge of the accounts in their area, and this results in enhanced service. With the exception of questions related to claims, the staff field and answer questions on a variety of subjects, including premium invoicing, practice environment, rating, and coverage issues.

     PPTF's rates are established through consultation with outside actuarial firms. The rates are then filed with the Florida Insurance Department which has the authority to disapprove the rates if the expense factors associated with the rates are not justified and reasonable for the benefits and services provided.

     Effective January 1, 1996, PPTF implemented an over-all rate increase of 16%. This increase resulted in the desired effect of improving PPTF's mix of business. Premiums for specialties which had higher loss ratios were raised significantly, and discounts were granted to Members with at least three years of favorable claims experience. Most of those insureds who elected not to maintain their coverage with PPTF either had little or no claims-free discount or were in specialties which were unprofitable to PPTF. However, some desirable business was also lost to competing insurers offering very low rates. Rate decreases and further rate adjustments on January 1, 1997 and June 1, 1997 have continued to improve the over-all quality of the insurance issued by PPTF by retaining and attracting desirable business.

     As of December 31, 1997, the number of Members and premium volume was distributed among the three geographical rating territories as follows:

                TERRITORY                   % OF MEMBERS      % OF PREMIUM VOLUME
                ---------                   ------------      -------------------
Dade and Broward Counties.................      32.8%                36.5%
Palm Beach County.........................       6.7%                 7.6%
Remainder of the State....................      60.5%                55.9%

     Since its inception in 1976, PPTF has written all policies on a calendar year basis with common expiration dates of December 31 each year. Beginning June 1, 1997, PPTF began issuing twelve-month polices to new members. During the period beginning July 1, 1997 and ending December 31, 1997, PPTF completed its redistribution of policy expiration dates of existing members.

CLAIMS MANAGEMENT

     PPTF's claims philosophy is to identify meritorious claims quickly so that they may be settled as promptly and economically as possible and to vigorously defend non-meritorious claims. A case's merit is identified through the Claims Review and Consultation Program, a peer review process involving an insured physician with knowledge and experience dealing with the medical issue involved in the case. This physician is present for the review session along with the defendant physician, a PPTF claims representative, and in some cases, a defense attorney. The session allows PPTF to identify strengths and weaknesses of the case and whether the defendant physician will be an effective witness. Additionally, it provides PPTF an opportunity to prepare the physician for testifying at deposition and trial and to provide counsel regarding steps to take in the future to reduce future exposure to loss.

     In the face of rising legal expenses which are associated with a strong defense position, PPTF implemented a program in 1995 that placed defense attorneys on an annual fixed fee retainer system regardless of the number of cases handled (subject to adjustments as needed) rather than compensating them on an hourly basis. This retainer system has realized significant cost savings because of the efficiencies created within the law firms. PPTF regularly monitors the quality of the legal services rendered under these agreements with defense attorneys and periodically renegotiates these agreements.

     Although PPTF's vigorous defense of claims has resulted in higher than average loss adjustment expenses, PPTF believes that these higher loss adjustment expenses have been offset by savings associated with lower indemnity payments. The success of PPTF's philosophy of taking a strong defense position is evidenced in statistics maintained on insurers by the Florida Insurance Department. As indicated in the following table, during the past three years PPTF has resolved a higher percentage of claims without making indemnity payments than has its competitors:

                  PERCENTAGE OF CLAIMS WITH NO INDEMNITY PAID

                                                          1996    1995    1994
                                                          ----    ----    ----
PPTF....................................................   53%     62%     62%
All Others..............................................   39%     39%     40%

     Source: Florida Insurance Department Closed Claims data as reported in the years specified.

     The lower percentage in 1996 is attributable to a decision by PPTF to resolve meritorious claims more rapidly. This resulted in the resolution in 1996 of a larger number of pending claims, while PPTF continued to defend non-meritorious claims vigorously. Year end data from the Florida Insurance Department is not available for 1997, however, PPTF's records show that PPTF resolved 60% of its claims with no indemnity payment in 1997.

RESERVES AND LOSSES

     PPTF establishes balance sheet reserves based on its estimates of the future amounts necessary to pay claims and expenses associated with investigation and settlement of claims. These estimates include two components: case reserves and bulk reserves. Case reserves are estimates of future losses and LAE for reported claims and are established by PPTF's Claims Department. Bulk reserves, which include a provision for losses that have occurred but have not yet been reported to PPTF and development on reported claims, are the difference between (i) the sum of case reserves and paid losses and (ii) actuarially estimated ultimate incurred losses. Ultimate incurred losses are an actuarially determined estimate of total losses and LAE necessary for the ultimate settlement of all reported claims and incurred but not reported claims including amounts already paid. The assumptions used by PPTF in establishing reserves are reviewed and updated semi-annually based on the then current circumstances and the recommendations of PPTF's independent consulting actuary.

     Because the process of estimating reserves is inherently uncertain and involves an evaluation of many variables (including social and economic conditions) and the fact that a significant period of time may elapse between the reporting of a claim and the ultimate settlement of the claim, reserve estimates may differ significantly from the eventual outcome of a claim. The uncertainty inherent in establishing reserves is relatively greater for companies writing long-tail casualty insurance, including medical malpractice insurance, because of the longer time it takes to discover the claims, handle the claims (because of their relative complexity) and to resolve the claims. There can be no assurance that the ultimate liability of any claim or group of claims will not exceed the amounts reserved for them in the aggregate.

     The following table sets forth a reconciliation of beginning and ending loss and LAE reserves as shown in PPTF's consolidated financial statements for the years indicated. See also Note 5 to PPTF's consolidated financial statements. Net reserves rose significantly during 1995 due to PPTF's decision to raise its retention level from $250,000 in 1993 to $1,000,000 in 1994 and 1995. Net reserves decreased during 1996 because of PPTF's decision to reduce its retention level to $500,000 in 1996. Gross reserves decreased during 1996 and 1997 in correlation with a reduction in claims outstanding.

                                                                 YEARS ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
                                                                      (IN THOUSANDS)
Balance, beginning of years................................  $281,593    $302,085    $277,027
Less reinsurance balances recoverable......................   (54,649)    (39,078)    (46,105)
                                                             --------    --------    --------
Net balance, beginning of year.............................   226,944     263,007     230,922
                                                             --------    --------    --------
Incurred related to:
  Current year.............................................    72,129      72,368     112,121
  Prior years..............................................    (5,020)      4,025       8,475
                                                             --------    --------    --------
          Total incurred...................................    67,109      76,393     120,596
                                                             --------    --------    --------
Paid related to:
  Current year.............................................     9,167      12,215       8,047
  Prior years..............................................    91,421     100,241      80,464
                                                             --------    --------    --------
          Total paid.......................................   100,588     112,456      88,511
                                                             --------    --------    --------
Net balance, end of year...................................   193,465     226,944     263,007
Plus reinsurance balances recoverable......................    56,591      54,649      39,078
                                                             --------    --------    --------
Balance, end of year.......................................  $250,056    $281,593    $302,085
                                                             ========    ========    ========

     The following table presents the development of the net liability for undiscounted loss and LAE reserves for the calendar years 1988 through 1997 for PPTF. (The losses and LAE reserves as originally reported are presented net of reinsurance recoverables relating to unpaid losses through 1991 and gross of such amounts thereafter.) The amounts shown for each year on the top line of the table present PPTF's estimates of its losses and LAE as originally reported. The net liability-end of year line represents the undiscounted estimated amount of unpaid losses and LAE for claims arising in all prior years that were unpaid at the balance sheet date, including losses incurred but not yet reported, net of reinsurance ceded. The portion of the table labeled "cumulative paid as of" shows the net cumulative payments for losses and LAE made in succeeding years for losses incurred prior to the balance sheet date. The next portion of the table shows the re-estimated amount of the previously recorded reserves based on experience as of the end of each succeeding year, followed by a line indicating the change from the original estimate to the most current re-estimate.

        ANALYSIS OF LOSS AND LOSS ADJUSTMENT EXPENSE RESERVE DEVELOPMENT

                                                                      DECEMBER 31,
                       -----------------------------------------------------------------------------------------------------------
                         1988       1989       1990       1991       1992       1993       1994       1995       1996       1997
                       --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                                     (IN THOUSANDS)
Loss & LAE Reserves
  as originally
  reported...........  $115,427   $148,092   $147,990   $153,304   $216,790   $236,034   $277,027   $302,085   $281,593   $250,056
Less reinsurance
  recoverable........        --         --         --         --     42,824     45,976     46,105     39,078     54,649     56,591
Net liability -- end
  of year............  $115,427   $148,092   $147,990   $153,304   $173,966   $190,058   $230,922   $263,007   $226,944   $193,465
Cumulative paid as
  of:
One year later.......    24,884     33,664     39,968     50,368     59,267     63,066     80,464    100,241     91,421
Two years later......    50,039     63,532     76,031     93,282    101,940    114,260    149,458    167,197
Three years later....    67,522     83,593    101,170    117,993    131,598    151,449    180,350
Four years later.....    78,123     95,503    113,032    131,819    151,620    163,333
Five years later.....    83,138    101,870    119,598    141,618    157,573
Six years later......    85,339    104,985    123,998    144,350
Seven years later....    86,685    107,738    124,378
Eight years later....    88,508    108,110
Nine years later.....    88,446
Re-estimated net
  liability as of:
End of year..........   115,427    148,092    147,990    153,304    173,966    190,058    230,922    263,007    226,944    193,465
One year later.......   116,365    128,451    139,217    151,874    173,660    195,218    239,397    267,032    221,924
Two years later......   101,033    121,230    134,319    150,193    174,748    199,872    236,297    258,370
Three years later....    96,303    113,983    131,405    148,841    177,653    195,117    230,624
Four years later.....    91,380    111,187    126,630    152,837    175,229    188,450
Five years later.....    89,726    107,550    130,386    153,042    171,014
Six years later......    87,555    111,801    129,345    149,961
Seven years later....    90,764    110,955    127,027
Eight years later....    90,295    109,387
Nine years later.....    88,777
Net cumulative
  (deficiency)
  redundancy.........    26,650     38,705     20,963      3,343      2,952      1,608        298      4,637      5,020

     In evaluating the information in the table above, it should be noted (i) that each column includes the effects of changes in amounts for prior periods and (ii) that PPTF's retained loss per claim increased from $150,000 to $250,000 in 1992, increased from $250,000 to $1,000,000 in 1994, and decreased from $1,000,000 to $500,000 in 1996. The table does not present accident year or policy year development data. Conditions and trends that have affected the development of liabilities in the past may not necessarily occur in the future. Accordingly, it is not appropriate to extrapolate future redundancies or deficiencies based on this table.

     As shown in the reserve development table, positive reserve development exists for each of the years 1988 through 1997. The redundancies for 1988 through 1990 are attributable to tort reform legislation enacted in Florida in 1986 and 1988. Such tort reform legislation required claims to be substantiated by an expert's affidavit, placed a contingent cap on non-economic damages, instituted periodic payments for future damages in jury awards, and eliminated joint and several liability for non-economic damages. The redundancies for 1991 through 1994 decreased due to higher than expected increases in loss adjustment expenses. To reduce and control the increase in loss adjustment expenses, PPTF implemented a legal fees retainer system in 1995.

     The following table presents a reconciliation of PPTF's reserves prepared in accordance with SAP with reserves reflected in the consolidated financial statements prepared in accordance with generally accepted accounting principles as of December 31, 1997, 1996 and 1995.

               RECONCILIATION OF SAP RESERVES WITH GAAP RESERVES

                                            DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                1997           1996           1995
                                            ------------   ------------   ------------
                                                          (IN THOUSANDS)
Loss and LAE reserves -- SAP basis
  (unaudited).............................    $193,465       $226,944       $263,007
Provision for reinsurance on unpaid
  losses..................................      56,591         54,649         39,078
                                              --------       --------       --------
Loss and LAE reserves -- GAAP basis.......    $250,056       $281,593       $302,085
                                              ========       ========       ========

     Under SAP, loss and LAE reserves are presented net of the provision for reinsurance, whereas under GAAP, loss and LAE reserves are presented gross of reinsurance and amounts due from reinsurers are presented as an asset. PPTF does not discount its loss reserves.

INVESTMENTS

     PPTF invests principally in debt securities such as United States government obligations, agency mortgage-backed securities, investment grade corporate bonds and tax-free municipal bonds. Investment policy and the performance of the investment managers are reviewed monthly by or on behalf of the PPTF Board. The current investment policy establishes certain limitations, consistent with Florida Insurance Department guidelines, which (i) require that all bonds be ranked in the top three nationally recognized statistical rating organization investment grades at time of purchase, and (ii) provide that, cumulatively, corporate bonds, common stocks and preferred stocks may not exceed PPTF's surplus. PPTF's investment managers select specific bond issues within these guidelines.

     In general, the investment policy of PPTF is to maximize after-tax investment yield, subject to constraints on investment quality, maturity and liquidity. PPTF's investment policy establishes a range for the appropriate allocation among asset classes. Currently, PPTF's investment portfolio is being managed with emphasis on United States government agency, corporate and municipal bonds. As of December 31, 1997, the securities in PPTF's fixed income portfolio had an average rating of "Aa2" as rated by Moody's and "AA" as rated by Standard & Poor's for securities not rated by Moody's. None of the rated securities in PPTF's fixed income portfolio were rated below investment grade.

     As of December 31, 1997 and 1996, all fixed maturity securities were classified as available-for-sale and carried at estimated fair value. For these securities, temporary unrealized gains and losses, net of tax, are reported directly through policyholders' fund balance, and have no effect on net income. As of December 31, 1997, aggregate fair value of fixed maturity securities exceeded the estimated amortized cost by $9.5 million and policyholders' fund balance was increased by that amount less $3.2 million in deferred Federal income taxes. As of December 31, 1996, estimated fair value of fixed maturity securities exceeded the aggregate amortized cost by $4.0 million and policyholders' fund balance was increased by that amount less $1.4 million in deferred Federal income taxes. See Notes 2 and 6 to PPTF's consolidated financial statements.

     PPTF's fixed maturity investment portfolio is sensitive to interest rate changes. As of December 31, 1997 and 1996, a one hundred basis point increase in market interest rates would decrease the value of this portfolio by approximately 5%, whereas a one hundred basis point decrease in market interest rates would increase the value of this portfolio by approximately 5%.

     To assure continued consistent investment performance in future years, in 1996 PPTF retained an independent investment advisor to (i) review the historical performance of PPTF's sole portfolio manager; (ii) evaluate new prospective investment managers; (iii) review and recommend a revised set of investment guidelines to incorporate an equity component; and (iv) monitor the results of PPTF's investment managers going forward.

     The reports of the independent investment advisor showed that PPTF's sole portfolio manager had consistently outperformed the benchmarks established by PPTF and outperformed other active investment managers. In light of the findings, PPTF continued its relationship with its investment manager. Other investment managers were recommended to management, and two were selected to manage a percentage of PPTF's portfolio. PPTF's fixed income portfolio was then split equally among the two new managers so selected and PPTF's existing manager. Having more than one investment manager is expected to result in a more diversified investment management philosophy and provide greater motivation to the investment managers to render superior performance. After PPTF determined that owning a limited amount of equities could create more diversification and enhance returns, effective July 1997, $24.5 million (7% of the portfolio) was invested in equity securities. These equity securities have been classified as "available-for-sale" securities.

CEDED REINSURANCE

     Insurance companies purchase reinsurance to limit risk on individual exposures, protect against catastrophic losses and increase their capacity to write insurance. Reinsurance involves an insurance company transferring, or ceding, all or a portion of its exposure on a given insurance policy to a reinsurer. The reinsurer assumes the exposure in return for a portion of the premium received by the insurance company. Reinsurance does not discharge the insurer from its obligation to its insureds. If the reinsurer fails to meet its obligations, the ceding insurer remains liable to indemnify the insured.

     PPTF cedes a material amount of its business to reinsurers to spread risk and limit loss per exposure and to protect policyholders' fund balances from large or unusual loss activity. At the present time, PPTF has (i) excess of loss reinsurance (i.e., reinsurance in which PPTF has ceded to a reinsurer, and such reinsurer has assumed, all or a portion of losses associated with a given policy in excess of a specified retention level up to a predetermined limit), (ii) extra contractual obligations ("ECO") reinsurance (i.e., reinsurance which protects PPTF from potential claims asserted by its insureds for negligence in handling claims) and (iii) losses in excess of policy limits ("LEPL") reinsurance (i.e., reinsurance which protects PPTF against losses in excess of policy limits).

     PPTF's per claim retention has been $500,000 from January 1, 1996 to present and its excess of loss reinsurance contract provides coverage above that amount. The contract also provides ECO coverage and LEPL coverage at 80% up to a maximum limit of $2 million per claim above PPTF's retention or the policy limit whichever is higher. There is no aggregate limit on this contract.

     Loss ratio coverage was also purchased for calendar year 1996 to assist in achieving a targeted premium to surplus leverage ratio. The loss ratio contract covered 43% of the losses above an agreed-upon attachment point up to a maximum of $16.9 million. This contract was not renewed in 1997 because the net premium to surplus ratio was commensurate with medical malpractice insurers without this coverage.

     The following table identifies PPTF's most significant reinsurers, their respective A.M. Best ratings as of December 31, 1997, the total amounts due from each such reinsurer, and the respective participation of each such reinsurer in PPTF's aggregate reinsured risk based upon premiums ceded by PPTF.

                                                AMOUNTS      CEDED       % OF TOTAL
                                  A.M. BEST     DUE FROM    PREMIUMS   CEDED PREMIUMS
           REINSURER                RATING     REINSURERS   WRITTEN       WRITTEN
           ---------              ----------   ----------   --------   --------------
                                                (DOLLARS IN THOUSANDS)
General Reinsurance Corporation   A++           $40,171      $7,613         100%
Continental Casualty Company      A               7,321           0           0%
TIG Reinsurance Company           A               1,372           0           0%
Lloyds of London                  Not Rated         709           0           0%
Other                                             1,491           0           0%
                                                -------      ------         ---
                                                $51,069      $7,613         100%
                                                =======      ======         ===

     In 1996, PPTF reduced its per claim retention from $1,000,000 to $500,000 under an "Excess of Loss" reinsurance contract and reduced its aggregate net loss retention under a "Loss Ratio" reinsurance contract.

These changes had the effect of substantially increasing the reinsurance recoverable on unpaid losses at the end of 1996. Under the "Excess of Loss" reinsurance contract with GenRe, GenRe agreed to reinsure PPTF for losses in excess of PPTF's retention of $500,000 per claim not to exceed an annual aggregate amount of $750,000 per insured per year subject to individual policy limits. Under this contract, PPTF's highest policy limit is $2 million per claim with a $4 million annual aggregate limit. GenRe also provides additional reinsurance for ECO and LEPL coverage up to 80% of the loss that exceeds PPTF's policy limits or retention, whichever is greater, up to $2 million. This contract was renewed in 1997 for a term of three years. Under the Loss Ratio reinsurance contract, GenRe agreed to reinsure 43% of the aggregate net losses above $53 million not to exceed $16.9 million. The "Loss Ratio" coverage was not renewed in 1997.

     PPTF periodically reviews the financial stability of its reinsurers. On the basis of such review, as of December 31, 1997 and December 31, 1996, PPTF concluded that there was no material exposure to uncollectible reinsurance balances payable to PPTF by its reinsurers. PPTF has not experienced any difficulties in collecting amounts due from its reinsurers and believes (i) that its reinsurance is maintained with financially stable reinsurers and (ii) that any reinsurance security maintained is adequate to protect PPTF's interests. However, the inability of PPTF to collect on its aggregate reinsurance recoverable or the inability of PPTF's reinsurers to make payments under the terms of reinsurance treaties (due to insolvency or otherwise) could have a material adverse effect on PPTF's future results of operations and financial condition.

COMPETITION

     PPTF has had numerous competitors throughout it history. Historically, there have been a number of small mono-line companies and trusts that have served particular geographic areas or medical society niches in Florida. Other insurers have periodically offered coverage in the Florida market and engaged in aggressive pricing to attract insureds, but subsequently stopped writing insurance in Florida after experiencing poor financial results. In recent years, large national and regional insurers have again entered the Florida market offering low rates and discounts on those rates. PPTF believes that matching such rates would not be consistent with its goal of long term viability. Although premium rates in Florida remain highly competitive, a few insurers have begun to raise rates as their books of business have matured and the claims under their policies have exceeded their expectations.

     Based on public information filed with the Florida Insurance Department, PPTF is a market leader in the volume of premium written on physicians and surgeons in Florida. Florida Physicians Insurance Company, Frontier Insurance Company and The Medical Protective Company ("Medical Protective") are the next largest insurers in terms of the volume of premiums written in medical malpractice.

     Florida Physicians Insurance Company, which is headquartered in Florida, has been a long-standing competitor of PPTF. Florida Physicians Insurance Company began operations as a physician-controlled insurer in 1976 but is now a wholly-owned subsidiary of FPIC, a publicly-owned stock insurance holding company. Florida Physicians Insurance Company primarily insures physicians and dentists.

     Frontier Insurance Company, a subsidiary of Frontier Insurance Group, Inc. ("Frontier"), a publicly owned stock insurance holding company headquartered in New York, began writing professional liability insurance for Florida physicians in 1987 by marketing to those physicians who practiced in non-surgical specialties. In recent years, Frontier increased its reserves, raised its premium rates and reduced its presence in Florida. Such reduced presence resulted from an agreement between Frontier and FPIC to combine their Florida medical professional liability businesses. Under such agreement, and as of December 1, 1997, FPIC assumed underwriting of Frontier's Florida book of business, and Frontier reinsured for FPIC certain Florida business. In addition, the two companies set up a jointly owned claims entity which includes two offices Frontier operated in Florida. It is not known what impact the arrangement will have on PPTF.

     Medical Protective, which is headquartered in Indiana, began writing professional liability insurance for Florida physicians in 1993. After attempting to attract market share by offering low premium rates, Medical Protective has increased its rates in response to losses.

REGULATION

     PPTF is subject to supervision and regulation by the Florida Insurance Department under the Florida Insurance Code for the primary purpose of protecting PPTF's policyholders. This supervision and regulation relate to most aspects of PPTF's business, including authorized lines of business, underwriting standards, financial condition standards, investment standards, premium level, policy provisions, dividends, establishment and maintenance of reserves for unearned premium, losses and LAE, and other financial and non-financial matters. PPTF is also required to file annual and quarterly financial statements, policy forms, and premium rates with the Florida Insurance Department.

     Regulation of the insurance industry is undergoing continuous change and the ultimate effect of such changes cannot be predicted. Regulations now affecting PPTF may be modified at any time and new regulations affecting PPTF may be enacted. There is no assurance that such modifications will not adversely affect the business of PPTF. See "CERTAIN REGULATORY CONSIDERATIONS."

     As a self-insurance trust fund, PPTF is required to assess its Members for losses it is unable to pay. PPTF has never levied an assessment. However, this assessment requirement exempts PPTF from participating in the Florida Insurance Guaranty Association, which guarantees each licensed property and casualty company's payment of claims to its insureds in the event of insolvency. PPTF has also been exempted from assessments made toward payment of claims arising from Hurricane Andrew. In addition, from time to time, states may make special assessments in response to extraordinary circumstances. No assurance can be given that there will not be such assessments in the future.

SUBSIDIARIES

     PPTF has one wholly-owned subsidiary, Physicians Protective Plan, Inc., a Florida corporation doing business as "The PPTF Agency."

EMPLOYEES

     As of December 31, 1997, PPTF had 89 full-time employees and 4 part-time employees and PPP had 4 full-time employees and 1 part-time employee.

PROPERTIES

     PPTF leases office space in Coral Gables, Ft. Lauderdale, Jacksonville, and Tampa, Florida. PPP leases office space in Orlando, Florida.

LEGAL PROCEEDINGS

     There are no material legal proceedings to which PPTF or its subsidiary is a party or to which any of their property is subject, other than claims against PPTF's insureds arising in the ordinary course of business.

                 MANAGEMENT OF PHYSICIANS PROTECTIVE TRUST FUND

TRUSTEES

     The trustees of PPTF are Richard G. Alper, M.D., Eliot H. Berg, M.D., Louis
P. Brady, M.D., Joseph P. Cauthen, M.D., Hubert G. Martinez, M.D., Kerry M. Schwartz, M.D., George A. Segal, M.D., Robert S. Tolmach, M.D., and Edward S. Truppman, M.D. Jack Wolfsdorf, M.D. is a Consultant to the PPTF Board and attends the monthly meetings of the PPTF Board.

EXECUTIVE OFFICERS

     The executive officers of PPTF are as follows:

            NAME                 AGE                     POSITION
            ----                 ---                     --------
Steven L. Salman                 50       President and Chief Executive Officer
William D. Baxter                40       Controller
David R. Goss                    57       Director of Sales
Gregg L. Hanson                  43       Director of Underwriting
John Hastie                      41       Director of Marketing
Peggy Schemenauer                48       Administrative Manager
Robert E. White, Jr.             51       Director of Claims and Loss Prevention

     No trustee or executive officer of PPTF is related to any other trustee or to any executive officer of PPTF or to any director or executive officer of its subsidiary by blood, marriage or adoption, and there are no arrangements or understandings between a trustee or executive officer and any other person pursuant to which such person was elected a trustee or executive officer of PPTF or a director or executive officer of its subsidiary.

TRUSTEE REMUNERATION

     The nine trustees and the consultant each receive $2,500 per month for participation on the PPTF Board and attending the monthly meetings. Additional fees ranging from $600 to $1,800 are paid monthly for participation on various committees. Those who close their office for at least half a day to travel to the PPTF Board meetings are provided an additional $500 per meeting. The Chairman, Vice Chairman, and Secretary receive additional annual fees of $5,000, $1,200, and $1,200, respectively for their duties as officers of the PPTF Board. The aggregate fees paid for all trustees and the consultant as a group equaled $683,400 during 1997.

MANAGEMENT REMUNERATION

     Summary Compensation Table. The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each of the five most highly compensated executive officers and/or employees of PPTF and its subsidiary (the "Named PPTF Executives") for the last three completed fiscal years whose salary and bonus exceeded $100,000 in 1997.

                                                                          LONG TERM COMPENSATION
                                                                      -------------------------------
                       ANNUAL COMPENSATION                                   AWARDS            PAYOUT
------------------------------------------------------------------    ---------------------    ------
                                                                      RESTRICTED
                                                      OTHER ANNUAL      STOCK       OPTIONS     LTIP      ALL OTHER
       NAME AND                  SALARY     BONUS     COMPENSATION     AWARD(S)      /SARS     PAYOUT    COMPENSATION
  PRINCIPAL POSITION     YEAR      ($)       ($)          ($)            ($)          (#)       ($)         ($)(A)
  ------------------     ----    -------    ------    ------------    ----------    -------    ------    ------------
Steven L. Salman         1997    336,962    83,063(b)    45,000(c)      --           --         --             576
President and CEO        1996     73,421(d) 20,765(b)    72,109(e)      --           --         --              88
                         1995         --        --           --         --           --         --              --
Robert E. White, Jr.     1997    220,821    75,000(b)        --         --           --         --          19,576
Director of Claims and   1996    197,491    72,070(b)        --         --           --         --          19,584
Loss Prevention          1995    201,694    59,500(b)        --         --           --         --          19,348
William D. Baxter        1997    111,317    35,000(b)        --         --           --         --          13,716
Controller               1996     98,294    33,000           --         --           --         --          17,148
                         1995     88,301    30,000           --         --           --         --          14,913
Gregg L. Hanson          1997    120,994    17,500(b)        --         --           --         --          14,907
Director of              1996    113,868    16,500           --         --           --         --          16,325
Underwriting             1995     99,650(f) 15,000       10,000(g)      --           --         --          14,196
John Hastie              1997    110,849    13,000(b)        --         --           --         --          13,021
Director of Marketing    1996    101,898    13,000           --         --           --         --          14,412
                         1995     94,063    12,500           --         --           --         --              54

---------------
(a) Amounts shown for all Named PPTF Executives consist of PPTF contributions to each employee's Simplified Employee Pension Plan, life insurance over $50,000 and, when applicable, non-taxable moving expenses. Amounts shown for 1997 for all Named PPTF Executives consist of the following: (i) Mr. Salman: life insurance of $576; (ii) Mr. White: life insurance of $576 and pension plan contribution of $19,000; (iii) Mr. Baxter: life insurance of $116 and pension plan contribution of $13,601; (iv) Mr. Hanson: life insurance of $147 and pension plan contribution of $14,760; and (v) Mr. Hastie: life insurance of $117 and pension plan contribution of $12,904. Amounts shown for 1996 for all Named PPTF Executives consist of the following: (i) Mr.
    Salman: life insurance of $88; (ii) Mr. White: life insurance of $584 and pension plan contribution of $19,000; (iii) Mr. Baxter: life insurance of $64 and pension plan contribution of $17,084; (iv) Mr. Hanson: life insurance of $131 and pension plan contribution of $16,194; and (v) Mr.
    Hastie: life insurance of $69 and pension plan contribution of $14,343. Amounts shown for 1995 consist of the following: (i) Mr. White: life insurance of $348 and pension plan contribution of $19,000; (ii) Mr. Baxter: life insurance of $48 and pension plan contribution of $14,865; (iii) Mr.
    Hanson: life insurance of $113 and non-taxable moving expenses of $14,083; and (iv) Mr. Hastie: life insurance of $54.

(b) Amounts shown reflect bonuses granted in year listed but all were deferred until the following calendar year.

(c) Amount shown reflects annual housing allowance of $45,000 pursuant to Mr. Salman's employment agreement. See "INTERESTS OF CERTAIN PERSONS -- Other Matters."

(d) Amount shown reflects annualized salary of $325,000. Mr. Salman was hired on October 1, 1996 as President and CEO of PPTF.

(e) Amount shown reflects housing allowance of $10,385, taxable relocation expenses of $51,527, and foregone interest of $10,197 on the $219,327 short-term bridge loan from PPTF to Mr. Salman to fund his purchase of a new home in South Florida. The loan was interest free for the first six months and thereafter accrues interest at the prime rate.

(f) Amount shown reflects annualized salary of $105,707. Mr. Hanson was hired on January 16, 1995.

(g) Reflects taxable relocation expenses of $10,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The PPTF Board does not have a compensation committee. The PPTF Board sets compensation for the President and Chief Executive Officer of PPTF. The President and Chief Executive Officer of PPTF sets compensation for all other officers and employees of PPTF. The only members of the PPTF Board during 1997 were Richard G. Alper, M.D., Eliot H. Berg, M.D., Louis P. Brady, M.D., Joseph
P. Cauthen, M.D., Hubert G. Martinez, M.D., Kerry M. Schwartz, M.D., George A. Segal, M.D., Robert S. Tolmach, M.D., and Edward S. Truppman, M.D. During 1997 none of the foregoing members of the PPTF Board held any position at PPTF other than the position of trustee.

     No trustee or executive officer of PPTF holds any position at Professionals Group or PICOM. No executive officer of PPTF served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of trustees or board of directors) of another entity, one of whose executive officers served on the PPTF Board. No executive officer of PPTF served as a director of another entity, one of whose executive officers served on the PPTF Board.

                            BENEFICIAL OWNERSHIP OF
               PHYSICIANS PROTECTIVE TRUST FUND MEMBERSHIP RIGHTS

     As of the record date for the PPTF Special Meeting, no PPTF Officer was a Member of PPTF. To the knowledge of management of PPTF no Member of PPTF, solely by virtue of being a Member of PPTF, was entitled to cast more than five percent of the votes eligible to be cast at the PPTF Special Meeting. The following table sets forth information provided by the persons indicated with respect to
(i) the number of PPTF Policies for which each PPTF Trustee and all of the PPTF Trustees and PPTF Officers as a group is the named insured, (ii) the number of PPTF Policies with respect to which each PPTF Trustee and all of the PPTF Trustees and PPTF Officers as a group may be deemed to have beneficial ownership (as defined under applicable rules of the Commission), and (iii) the number of votes each PPTF Trustee and all of the PPTF Trustees and PPTF Officers as a group may cast at the PPTF Special Meeting solely by virtue of such PPTF Policies.

            PPTF TRUSTEE(1)               NUMBER OF PPTF POLICIES    NUMBER OF VOTES
            ---------------               -----------------------    ---------------
Richard G. Alper, M.D. .................             1                      1
Eliot H. Berg, M.D. ....................             2(2)                   2(2)
Louis P. Brady, M.D. ...................             2(2)                   2(2)
Joseph P. Cauthen, M.D. ................             2(2)                   2(2)
Hubert G. Martinez, M.D. ...............             1                      1
Kerry M. Schwartz, M.D. ................             2(2)                   2(2)
George A. Segal, M.D. ..................             1                      1
Robert S. Tolmach, M.D. ................             1                      1
Edward S. Truppman, M.D. ...............            12(3)                  12(3)
All PPTF Trustees and PPTF Officers as a
  group (16 persons)(1).................            24                     24

---------------
(1) The address of each of the PPTF Trustees and each of the PPTF Officers is 2121 Ponce de Leon Boulevard, P.O. Box 149001, Coral Gables, Florida 33114-9001.

(2) Includes one PPTF Policy for which the named insured is an entity controlled by such PPTF Trustee and with respect to which such PPTF Trustee has the power to vote.

(3) Includes eleven PPTF Policies for which the named insured is an entity controlled by such PPTF Trustee and with respect to which such PPTF Trustee has the power to vote.

                         RELATED PARTY TRANSACTIONS OF
                        PHYSICIANS PROTECTIVE TRUST FUND

     Other than the short-term bridge loan from PPTF to Mr. Salman that is disclosed in the Summary Compensation Table, there are no related party transactions of PPTF.

                       AMENDMENT TO PROFESSIONALS GROUP'S
              FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION

     On December 5, 1997, the Professionals Group Board (with ten directors present and one director absent) unanimously approved the Name Change Amendment. The Name Change Amendment, if approved by the stockholders of Professionals Group, will amend Article I of Professionals Group's First Amended and Restated Articles of Incorporation and change the name of Professionals Group from "Professionals Insurance Company Management Group" to "Professionals Group, Inc." The Name Change Amendment, which is attached to this Joint Proxy Statement/Prospectus as Annex D and is incorporated herein by reference, was approved by the Professionals Group Board because it believes that the shorter name will facilitate the name recognition of the combined entity in the marketplace.

     THE PROFESSIONALS GROUP BOARD RECOMMENDS THAT PROFESSIONALS GROUP STOCKHOLDERS VOTE FOR THE NAME CHANGE PROPOSAL.

     Approval of the Merger Proposal by the requisite votes of the stockholders of Professionals Group and the Members of PPTF is a condition to, and is required for, consummation of the transactions contemplated by the Merger Agreement (including, without limitation, the merger of PPTF with and into INSCO followed immediately by the merger of INSCO with and into PICOM, with PICOM continuing on as the surviving insurance corporation). Approval of the Name Change Proposal by the requisite vote of Professionals Group stockholders is not a condition to, and is not required for, the consummation of the transactions contemplated by the Merger Agreement. Assuming its approval by the stockholders of Professionals Group, the Name Change Proposal and the Name Change Amendment will become effective regardless of whether the Merger Proposal is approved.

                DESCRIPTION OF PROFESSIONALS GROUP CAPITAL STOCK

     The following description of the capital stock of Professionals Group does not purport to be complete and is subject to and qualified in its entirety by reference to the Professionals Group Charter Documents, which are exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part and are incorporated herein by reference. The following description should be read carefully by non-dissenting Members of PPTF since, upon consummation of the transactions contemplated by the Merger Agreement, they will become stockholders of Professionals Group. SEE ALSO "COMPARISON OF STOCKHOLDER RIGHTS WITH MEMBERSHIP RIGHTS."

GENERAL

     Professionals Group's total authorized capital stock currently consists of
(i) 5,000,000 shares of preferred stock, no par value per share ("Professionals Group Preferred Stock"), and (ii) 25,000,000 shares of common stock, no par value per share.

     As of the record date for the Professionals Group Annual Meeting, no shares of Professionals Group Preferred Stock were issued or outstanding, 3,505,750 shares of Professionals Group Common Stock were issued and outstanding, an aggregate of 503,000 shares of Professionals Group Common Stock were reserved for issuance pursuant to the 1996 Non-Employee Directors Stock Option Plan of Professionals Group, the 1996 Long Term Incentive Plan of Professionals Group, and Section 1.28 of the Merger Agreement. Upon consummation of the transactions contemplated by the Merger Agreement, it is expected that approximately 7,594,910 shares of Professionals Group Common Stock will be issued and outstanding and 503,000 shares of Professionals Group Common Stock will be reserved for issuance pursuant to the 1996 Non-Employee Directors Stock Option Plan of Professionals Group, the 1996 Long Term Incentive Plan of Professionals Group, and Section 1.28 of the Merger Agreement.

PREFERRED STOCK

     The Professionals Group Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Professionals Group Board may determine. The Professionals Group Board is expressly authorized at any time, and from time to time, to provide for the issuance of Professionals Group Preferred Stock with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the First Amended and Restated Articles of Incorporation of Professionals Group or in the resolutions of the Professionals Group Board providing for the issuance thereof. The Professionals Group Board is authorized to, among other things, designate the series and the number of shares comprising such series, the dividend rate or rates on the shares of such series, the redemption rights, if any, any purchase, retirement or sinking fund, any conversion rights and any special voting rights. Shares of Professionals Group Preferred Stock redeemed or acquired by Professionals Group return to the status of authorized and unissued shares of Professionals Group Preferred Stock, without designation as to series, and may be reissued by the Professionals Group Board.

COMMON STOCK

     Subject to the rights of any outstanding shares of Professionals Group Preferred Stock, the holders of Professionals Group Common Stock are entitled to receive such dividends as may from time to time be declared by the Professionals Group Board. With respect to every issue submitted to them as Professionals Group stockholders at a meeting of stockholders or otherwise (including, without limitation, the election of directors), they are entitled to one vote per share of Professionals Group Common Stock. In the event of dissolution they are generally entitled, after provision for Professionals Group's debts, obligations and liabilities and payment in full of the liquidation preference of any outstanding Professionals Group Preferred Stock, to share ratably in all assets of Professionals Group available for distribution to holders of shares of Professionals Group Common Stock. Holders of shares of Professionals Group Common Stock do not have

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preemptive rights. All shares of Professionals Group Common Stock now issued and outstanding are fully paid and nonassessable.

TRANSFER AGENT

     The registrar and transfer agent for the Professionals Group Common Stock is ChaseMellon Stockholders Services, L.L.C.

AUTHORIZED BUT UNISSUED SHARES

     The Professionals Group Board believes that the availability of shares of Professionals Group Common Stock is advisable to provide Professionals Group with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions or for other purposes (including, without limitation, the issuance of additional shares of Professionals Group Common Stock through stock splits and stock dividends in appropriate circumstances). There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Professionals Group Common Stock, except for (i) the shares of Professionals Group Common Stock to be issued pursuant to the Merger Agreement, and (ii) shares of Professionals Group Common Stock presently reserved for issuance.

     Uncommitted authorized but unissued shares of Professionals Group Common Stock may be issued from time to time to such persons and for such consideration as the Professionals Group Board may determine and holders of the then outstanding shares of Professionals Group Common Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the National Association of Securities Dealers, Inc. and the judgment of the Professionals Group Board regarding the submission of such issuance to Professionals Group's stockholders. Professionals Group stockholders have no preemptive rights to subscribe to newly issued shares.

     Moreover, it is possible that additional shares of Professionals Group Common Stock could be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in Professionals Group more difficult, time-consuming or costly or to otherwise discourage an attempt to acquire control of Professionals Group. Under such circumstances the availability of authorized and unissued shares of Professionals Group Common Stock may make it more difficult for stockholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of Professionals Group by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Professionals Group Board in opposing such an attempt by a third party to gain control of Professionals Group. The issuance of new shares of Professionals Group Common Stock could also be used to dilute ownership of a person or entity seeking to obtain control of Professionals Group. Although Professionals Group does not currently contemplate taking such action, shares of Professionals Group Common Stock could be issued for the purposes and effects described above and the Professionals Group Board reserves its rights (if consistent with its fiduciary responsibilities) to issue such stock for such purposes.

            COMPARISON OF STOCKHOLDER RIGHTS WITH MEMBERSHIP RIGHTS

     Certain material differences between the rights of holders of Professionals Group Common Stock and the rights of members of PPTF are described and summarized below. The following discussion is not meant to be relied upon as an exhaustive list or a detailed description of such differences and is not intended to constitute a detailed comparison or description of the provisions of the First Amended and Restated Articles of Incorporation and By-laws of Professionals Group, the Michigan Business Corporation Act, as amended, the Amended Trust Agreement dated January 1, 1987 and By-laws of PPTF, the Florida Insurance Code, or the Florida Business Corporation Act, as amended. The following discussion is qualified in its entirety by reference to the Professionals Group Charter Documents, the PPTF Charter Documents, the laws of the State of Michigan and the laws of the State of Florida, and the stockholders of Professionals Group and the Members of PPTF are referred to the complete text of such documents, agreements and laws.

GENERAL

     There are significant differences between the rights of PPTF Members and the rights of Professionals Group stockholders. PPTF is a medical malpractice self-insurance trust in Florida that is managed by a board of trustees and whose Members are persons and entities who are named insureds on PPTF Policies. Professionals Group is a business corporation organized under the MBCA that is managed by a board of directors and has stockholders. The Membership Rights of a Member of PPTF are governed by PPTF's Amended Trust Agreement dated January 1, 1987 and By-laws and the laws of the State of Florida (including the Florida Insurance Code and, in some respects, the FBCA), and are evidenced by the PPTF Charter Documents and such Member's PPTF Policy. In contrast, the rights of a stockholder of Professionals Group are governed by the provisions of Professionals Group's First Amended and Restated Articles of Incorporation and By-laws and the MBCA and are evidenced by a stock certificate. Upon consummation of the transactions contemplated by the Merger Agreement, (i) all Members of PPTF will cease to have any rights as Members of PPTF (including the right to elect trustees, the right to vote as to other matters, and all rights with respect to the distribution of surplus in liquidation); (ii) subject to the exercise of dissenters' rights, all Membership Rights will be converted into an aggregate of 4,089,160 shares of Professionals Group Common Stock and will cease to exist; (iii) Members of PPTF who do not exercise dissenters' rights and who receive shares of Professionals Group Common Stock in the INSCO Merger will become stockholders of Professionals Group, and their rights will be governed by the Professionals Group Charter Documents and the MBCA; and (iv) PPTF Policies will become and be insurance policies issued by PICOM and will be converted from assessable insurance policies to nonassessable insurance policies, without any endorsement or modification thereto. In the absence of the consummation of the transactions contemplated by the Merger Agreement, the Membership Rights of a PPTF Member would terminate upon the earlier of the termination of such Member's PPTF Policy and the dissolution of PPTF.

     Insurance holding companies, insurance companies and self-insurance trust funds are extensively regulated. While the nature and extent of such regulation vary from jurisdiction to jurisdiction, such regulation typically involves (i) prior approval of the acquisition of control of an insurance company or self-insurance trust fund or of any company controlling an insurance company or self-insurance trust fund, (ii) regulation of certain transactions entered into by an insurance company or self-insurance trust fund with any of its affiliates,
(iii) approval of premium rates, forms and policies used for many lines of insurance, (iv) standards of solvency and minimum amounts of capital and surplus which must be maintained, (v) establishment of reserves required to be maintained for unearned premium, losses and loss expenses or for other purposes,
(vi) limitations on types and amounts of investments, (vii) restrictions on the size of risks which may be insured by a single entity, (viii) licensing of insurers and agents, (ix) deposits of securities for the benefit of policyholders, and (x) the filing of periodic reports with respect to financial condition and other matters. Such regulation, which has had significant effect on the operating results of insurance holding companies, insurance companies and self-insurance trust funds in the past and is expected to have significant effects in the future, is generally intended for the protection of policyholders rather than security holders. See "RISK FACTORS" and "CERTAIN REGULATORY CONSIDERATIONS."

     It is to be noted that Professionals Group is a legal entity separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends and other distributions from its subsidiaries, borrowings and sales of equity. The rights of Professionals Group, and consequently its stockholders, to participate in any distribution of assets of any of its subsidiaries is subject to prior claims of policyholders, creditors and preferred stockholders, if any, of Professionals Group's subsidiaries (except to the extent claims of Professionals Group in its capacity as a creditor are recognized), and to certain regulatory restrictions. Consequently, Professionals Group's ability to fund its operations, and to pay debts, expenses and cash dividends to its stockholders may be limited. See "RISK FACTORS" and "CERTAIN REGULATORY CONSIDERATIONS."

     There are differences between the Professionals Group Charter Documents and the PPTF Charter Documents which will affect the rights of Members of PPTF. Moreover, although the MBCA, the Florida Insurance Code and the FBCA are similar in some respects, there are differences between those statutes which may affect the rights of Members of PPTF. Certain of such differences are summarized below.

     Upon consummation of the transactions contemplated by the Merger Agreement, it is expected that approximately 7,594,910 shares of Professionals Group Common Stock will be issued and outstanding and 503,000 shares of Professionals Group Common Stock will be reserved for issuance pursuant to the 1996 Non-Employee Directors Stock Option Plan of Professionals Group, the 1996 Long Term Incentive Plan of Professionals Group, and Section 1.28 of the Merger Agreement.

     Members of PPTF are assessable for a deficiency in the event PPTF is unable to meet its insurance obligations fully. However, after the Mergers, as stockholders of Professionals Group, Members of PPTF will not be assessable in the event that Professionals Group or the affiliate providing insurance to the PPTF policyholders is unable to fulfill its insurance obligations. While PPTF has never made an assessment on its Members, the fact of this assessability exempted PPTF from making contributions to the Florida Insurance Guaranty Association, a fund that exists to make up all or part of shortfalls by bankrupt insurance companies. Upon consummation of the transactions contemplated by the Merger Agreement, PICOM will be required to make contributions to the Florida Insurance Guaranty Association.

     PPTF Policies are not transferable by Members of PPTF. The shares of Professionals Group Common Stock issued to Members of PPTF will be freely tradeable by those Members who are not Affiliates. Upon consummation of the transactions contemplated by the Merger Agreement PPTF Policies will become and be insurance policies issued by PICOM and will be converted from assessable insurance policies to nonassessable insurance policies, without any endorsement or modification thereto.

BOARD OF DIRECTORS/TRUSTEES; VOTING FOR DIRECTORS/TRUSTEES; REMOVAL OF DIRECTORS/TRUSTEES

     The size of the whole Professionals Group Board may not be less than nine or more than 18. The Professionals Group Board currently consists of 11 members and the directors are divided into three classes with the term of office of one of such classes expiring in each year. At each annual meeting of Professionals Group stockholders, the successors to the directors of the class whose term is expiring at that time are elected to hold office for a term of three years. With respect to an election of directors, a Professionals Group stockholder is entitled to one vote for each share of Professionals Group Common Stock held, but does not have the right to cumulate votes. Upon consummation of the transactions contemplated by the Merger Agreement, the Professionals Group Board will have 16 members, including all 11 of the persons who are currently directors of Professionals Group (including W. Peter McCabe, M.D., Victor T. Adamo, and R. Kevin Clinton, FCAS, MAAA, who is the President of Michigan Educational Employees Mutual Insurance Company), and Eliot H. Berg, M.D., Steven
L. Salman, Richard G. Alper, M.D., Louis P. Brady, M.D., and Edward S. Truppman, M.D. Representatives will be divided as equally as practicable among the three classes of directors of Professionals Group; provided, however, (i) that Dr. McCabe will not be in the same class as Dr. Berg, (ii) that Mr. Adamo will not be in the same class as either Mr. Salman or Mr. Clinton, and (iii) that Mr. Salman will not be in the same class as Mr. Clinton. As of the date of this Joint Proxy Statement/Prospectus, no additional directors of Professionals Group have been designated by the Professionals Group Board. See "MANAGEMENT AND OPERATIONS AFTER THE TRANSACTIONS -- Directors."

     The size of the whole PPTF Board may not be more than nine. The PPTF Board currently consists of nine trustees who are divided into three classes with the term of office of one of such classes expiring in each year. Each year the successors to the trustees of the class whose term is expiring at that time are elected by the Members of PPTF to hold office for a term of three years. With respect to an election of trustees, each indemnity agreement issued by PPTF that is in effect on the applicable record date is entitled to one vote. Such vote may only be cast, in person or by proxy, by the named insured on such indemnity agreement and there is only one named insured for each such indemnity agreement. Votes may not be cumulated.

     Under the MBCA, directors may be removed with or without cause unless the corporation's articles of incorporation provide otherwise. Since Professionals Group's First Amended and Restated Articles of Incorporation provide otherwise, Professionals Group directors are subject to removal by stockholders only for cause and only upon the affirmative vote of the holders of a majority of the outstanding shares of Professionals Group Common Stock. A trustee may be removed by a two-thirds vote of the PPTF Board for cause (which includes gross negligence, fraud, willful misconduct, conviction of a felony, loss of medical license, malfeasance in office, or non-attendance for any reason other than certified illness or Board approved PPTF business at more than 25% of the meetings of the PPTF Board in any fiscal year).

DIRECTOR/TRUSTEE NOMINATIONS

     Professionals Group. Only persons who are nominated in accordance with the procedures set forth in Article XI of Professionals Group's First Amended and Restated Articles of Incorporation are eligible for election as directors of Professionals Group. Nominations of persons for election to the Professionals Group Board may be made at a meeting of stockholders by or at the direction of the Professionals Group Board or by any Professionals Group stockholder entitled to vote for the election of directors at the meeting who gives timely written notice to Professionals Group's corporate secretary. To be timely, a stockholder's notice must be delivered to and received at the principal executive offices of Professionals Group not later than (i) 120 days prior to the date one year from the date of the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders, the close of business on the 10th day following that date that is the earlier of (A) the date on which public disclosure of such special meeting is first made and (B) the date on which formal notice of such special meeting is first given to stockholders.

     The stockholder's notice required by Article XI of the Professionals Group's First Amended and Restated Articles of Incorporation must set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director of Professionals Group, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the capital stock of the corporation which are beneficially owned by such person and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors of the corporation, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director of Professionals Group if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on Professionals Group's books, of such stockholder, (B) a representation that the stockholder is a holder of record of shares of Professionals Group entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (C) a description of all arrangements, understandings or relationships between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (D) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act had the nominee been nominated, or intended to be nominated by the Professionals Group Board, and (E) a consent signed by each such nominee to serve as a director of Professionals Group if so elected. At the request of the Professionals Group Board any person nominated by the Professionals Group Board for election as a director of Professionals Group must furnish to Professionals Group's corporate secretary the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The chairman of the meeting of Professionals Group stockholders at which directors are to be elected must, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures outlined above, and if the chairman so determines, he must so declare to the meeting and the defective nomination must be disregarded.

     At each of the INSCO Effective Time and the PICOM Effective Time there will be a committee of the Professionals Group Board known as the "Nominating Committee." This committee (i) will be comprised of four members of the Professionals Group Board, with two members being selected from the Professionals Group Representatives and two members being selected from the PPTF Representatives, and (ii) to the fullest extent permitted under the First Amended and Restated Articles of Incorporation and the Bylaws of Professionals Group, will be delegated and authorized to exercise the full power and authority of the Professionals Group Board with respect to recommending nominees for election to the Professionals Group Board. Action of the Nominating Committee of the Professionals Group Board within the meaning of

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

Section 523 of the MBCA will require the favorable vote of at least 75% of the members of this committee. As of the date of this Joint Proxy
Statement/Prospectus, no directors of Professionals Group have been appointed to the Nominating Committee.

     PPTF. None of the PPTF Charter Documents, the Florida Insurance Code and the FBCA contain any provisions analogous to the provisions of Article XI of Professionals Group's First Amended and Restated Articles of Incorporation.

VOTING REQUIREMENTS

     General. Pursuant to the MBCA, all matters submitted to a vote of Professionals Group stockholders, other than the election of directors (for which the affirmative vote of a plurality of the votes cast at an election is required), the amendment of Professionals Group's bylaws and certain provisions of Professionals Group's First Amended and Restated Articles of Incorporation, and certain business combination transactions involving a 10% stockholder or an affiliate thereof, are determined by a vote of the holders of shares entitling them to exercise a majority of the voting power of Professionals Group.

     Pursuant to the Florida Insurance Code, all matters submitted to a vote of the Members of PPTF, other than the election of trustees (for which the affirmative vote of a plurality of the votes cast at an election is required) and extraordinary corporate transactions, are determined by the Members of PPTF entitled to exercise a majority of the total voting power of PPTF.

     The MBCA and the FBCA provide similar voting rights with respect to mergers, sales of substantially all of the assets of a corporation and other extraordinary corporate transactions. The Florida Insurance Code also provides voting rights with respect to such extraordinary corporate transactions, but the vote required to approve such transactions is generally greater than that required under either the MBCA or the FBCA.

     Professionals Group. On each matter submitted to the stockholders of Professionals Group, each outstanding share of Professionals Group Common Stock is entitled to one vote. Approval of the Merger Proposal by the stockholders of Professionals Group requires the affirmative vote of a majority of the outstanding shares of Professionals Group Common Stock. Approval of the Name Change Proposal by the stockholders of Professionals Group requires the affirmative vote of a majority of the outstanding shares of Professionals Group Common Stock. In all matters other than the Merger Proposal and the Name Change Proposal, the affirmative vote of the majority of shares present in person or represented by proxy at the Professionals Group Annual Meeting and entitled to vote on the matter will be the act of Professionals Group's stockholders. The record date for the Professionals Group Annual Meeting is April 6, 1998. Only Professionals Group stockholders at the close of business on the Professionals Group Record Date are entitled to notice of, and to vote at, the Professionals Group Annual Meeting. As of the Professionals Group Record Date, Professionals Group had issued and outstanding approximately 3,505,750 shares of Professionals Group Common Stock. See "THE MEETINGS -- Votes Required," and "-- Record Dates; Voting Rights; Quorums."

     PPTF. Each indemnity agreement issued by PPTF that is in effect on the applicable record date is entitled to one vote. Such vote may only be cast, in person or by proxy, by the named insured on such indemnity agreement and there is only one named insured for each such indemnity agreement. Votes may not be cumulated. Approval of the Merger Proposal requires the affirmative vote of two-thirds of the number of votes eligible to be cast. (This percentage was fixed by the PPTF Board with the approval of the Florida Insurance Department.) In all matters other than the Merger Proposal, the affirmative vote of a majority of the votes present in person or represented by proxy at the PPTF Special Meeting and entitled to vote on the matter will be the act of PPTF's Members. The record date for the PPTF Special Meeting is April 1, 1998. Only Members of PPTF at the close of business on the PPTF Record Date are entitled to receive notice of, and to vote at, the PPTF Special Meeting. As of the PPTF Record Date, the number of PPTF Policies, and the maximum number of votes entitled to be cast on each matter submitted to a vote of PPTF Members at the PPTF Special Meeting, is 3,586. See "THE MEETINGS -- Votes Required," and
"-- Record Dates; Voting Rights; Quorums."

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

     Professionals Group Supermajority Voting Provisions. Article XII of Professionals Group's First Amended and Restated Articles of Incorporation provide that Professionals Group's Bylaws shall not be adopted, amended or repealed by the stockholders of Professionals Group except by the vote of the holders of not less than three-quarters of the outstanding shares of capital stock of Professionals Group entitled to vote thereon and, in the case of any matter on which the holders of shares of any class or series of such capital stock shall be entitled to vote as a class or series, the affirmative vote of not less than three-quarters of each such class or each such series, as the case may be; provided further, however, that such three-quarters vote shall not be required for any such adoption, amendment or repeal recommended to stockholders by the affirmative vote of not less than two-thirds of the Professionals Group Board, in which case such adoption, amendment or repeal requires only the vote, if any, required under the MBCA.

     Article XVII of Professionals Group's First Amended and Restated Articles of Incorporation provides that none of Articles VII (limitations on director liability), VIII (quorum requirement), IX (stockholder action by unanimous written consent), X (stockholder proposal and notification requirements), XI (director nomination and notification requirements), XII (by-law amendments), XIII (size and classification of board of directors), XIV (control share acquisition) or XVII (supermajority vote requirement) thereof shall be amended, or repealed in any respect, nor shall any provision which will either (i) have the effect of modifying or permitting circumvention of any of those provisions of Professionals Group's First Amended and Restated Articles of Incorporation, or (ii) establish cumulative voting in the election of directors of Professionals Group be adopted and added to Professionals Group's First Amended and Restated Articles of Incorporation, except upon the affirmative vote of not less than three-quarters of the shares of capital stock of Professionals Group issued and outstanding entitled to vote thereon and, in the case of any matter on which the holders of shares of any class or series of such capital stock shall be entitled to vote as a class or series, upon the affirmative vote of not less than three-quarters of each such class or each such series, as the case may be.

     PPTF. The PPTF Charter Documents do not contain any supermajority voting provisions analogous to the provisions of Article XII or Article XVII of Professionals Group's First Amended and Restated Articles of Incorporation.

ANTI-TAKEOVER LAWS AND CHARTER PROVISIONS

     Professionals Group. Professionals Group is subject to the Michigan "Fair Price" statute (Chapter 7A of the MBCA), which applies to certain "business combinations" such as mergers, substantial sales of assets or securities issuances and liquidation, recapitalization or reorganization plans. Generally, the statute requires that prior to entering into a business combination with an "interested stockholder" (generally, the holder of 10% or more of a class of a corporation's voting stock), a corporation must receive (i) an advisory statement from the corporation's board of directors, the approval of holders of 90% of each class of the corporation's outstanding voting stock and the approval of two-thirds of the holders of each such class other than the interested stockholder. The supermajority voting requirements do not apply where the interested stockholder's offer meets certain price, form of consideration and procedural requirements designed to make such offers fair to all stockholders or where the board of directors has approved the transaction with respect to a particular interested stockholder prior to the interested stockholder becoming an interested stockholder.

     Professionals Group is also subject to the Michigan "Control Share Acquisition" statute (Chapter 7B of the MBCA). Generally, the statute provides that an entity that acquires "control shares" may vote the control shares on any matter only if a majority of all shares, and of all non-"interested shares," entitled to vote thereon and of each class of stock entitled to vote as a class, approve such voting rights. "Interested shares" are defined generally as those shares owned by officers of the corporation, employee directors of the corporation and the entity making the control share acquisition. "Control shares" are defined generally as shares that when added to shares already owned by an entity, would give the entity voting power in the election of directors within any of three thresholds: one-fifth, one-third and a majority. The effect of the statute is to condition the acquisition of voting control of a Michigan corporation on the approval of a majority of its pre-existing disinterested stockholders. The requirements of Chapter 7B of the MBCA do not apply to a merger if the corporation issuing shares in the merger is a party to the agreement of merger.

     The provisions of the Michigan "Fair Price" statute do not apply to the transactions contemplated by the Merger Agreement because none of those transactions will alter the contract rights of the Professionals Group Common Stock as set forth in Professionals Group's First Amended and Restated Articles of Incorporation. The provisions of the Michigan "Control Share Acquisition" statute do not apply to the transactions contemplated by the Merger Agreement because, among other things, Professionals Group is a party to the Merger Agreement and the Mergers will be effected in compliance with the applicable provisions of Chapter 7B of the MBCA.

     PPTF. PPTF is not subject to any statute analogous to the Michigan "Fair Price" statute or the Michigan "Control Share Acquisition" statute because PPTF Policies and Membership Rights are not transferable. However, under the Florida Insurance Code the acquisition or change of "control" of a domestic insurer (such as PPTF) or of any person or entity that controls a domestic insurer cannot be consummated without the prior approval of the Florida Insurance Department. See "CERTAIN REGULATORY CONSIDERATIONS."

MEETINGS

     Professionals Group. At any annual or special meeting of Professionals Group's stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before such meeting business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Professionals Group Board, (ii) otherwise properly brought before the meeting by or at the direction of the Professionals Group Board, or (iii) otherwise properly brought before the meeting by a Professionals Group stockholder. For business to be properly brought before such meeting by a Professionals Group stockholder, the stockholder must have given timely notice thereof in writing to Professionals Group's corporate secretary. To be timely, a stockholder's notice must be delivered to and received at the principal executive offices of Professionals Group, (x) in the case of an annual meeting of stockholders, not later than 120 days prior to the date one year from the date of the immediately preceding annual meeting of stockholders, or (y) in the case of a special meeting of stockholders, not later than the close of business on the 10th day following that date that is the earlier of (1) the date on which public disclosure of such special meeting is made and (2) the date on which formal notice of such special meeting is first given to stockholders.

     The stockholder's notice must set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting (including the complete text of any resolutions to be presented at the meeting) and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on Professionals Group's books, of the stockholder proposing such business, (iii) a representation that the stockholder is a holder of record of shares of Professionals Group entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring before the meeting each matter specified in the notice, (iv) a description of all arrangements, understandings or relationships between the stockholder and any other person or persons (naming such person or persons) with respect to shares of the capital stock of Professionals Group or each matter specified in the notice, (v) the class and number of shares of capital stock of Professionals Group which are beneficially owned by the stockholder, and (vi) any material interest of the stockholder in each matter specified in the notice. The chairman of the meeting of Professionals Group stockholders must, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures outlined above, and if the chairman so determines, he must so declare to the meeting and any such business not properly brought before the meeting must not be transacted.

     A special meeting of Professionals Group stockholders may be called at any time by the chairman of the board or the president of Professionals Group, or by a majority of the members of the Professionals Group Board then in office, or by stockholders owning, in the aggregate, not less than 25% of all the shares entitled to vote at such special meeting. The method by which such meeting may be called is as follows: Upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the chairman of the board or the president of Professionals Group, or by a majority of the members of the Professionals Group Board then in office, or by stockholders as above provided, Professionals Group's corporate secretary must prepare, sign and mail the notices requisite to such meeting.

     Notwithstanding the foregoing provisions of Professionals Group's First Amended and Restated Articles of Incorporation, the MBCA entitles the holders of not less than 10% of the shares of Professionals Group Common Stock entitled to vote at a meeting to apply to the circuit court of Ingham County, Michigan and, upon good cause shown, to obtain a court order that a special meeting of stockholders be held.

     Professionals Group's Charter Documents do not permit a stockholder to participate in an annual meeting or special meeting of Professionals Group stockholders by a conference telephone or by other similar communications equipment.

     PPTF. No proposals have ever been submitted for consideration at any meeting of Members of PPTF. The PPTF Charter Documents do not contain any meeting provisions analogous to the provisions of Professionals Group's First Amended and Restated Articles of Incorporation that are described above. Unlike the MBCA, the Florida Insurance Code does not provide Members of PPTF with the right to apply to a court to cause a special meeting of Members of PPTF to be held.

DIRECTOR/TRUSTEE LIABILITY AND INDEMNIFICATION

     As permitted by the MBCA, Professionals Group's First Amended and Restated Articles of Incorporation provide that a director of Professionals Group will not be personally liable for monetary damages for breach of the director's fiduciary duty as a director. Under the MBCA, a limitation on a director's liability such as that contained in Professionals Group's First Amended and Restated Articles of Incorporation does not eliminate or limit the director's liability for breaches of the duty of loyalty, for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction in which the director derived an improper personal benefit. The PPTF Charter Documents and the Florida Insurance Code do not contain provisions analogous to the foregoing provisions.

     The MBCA and the PPTF Charter Documents provide similar rights to indemnity and expense advancement. Accordingly, the rights to indemnity and expense advancement provided to the directors of Professionals Group and the trustees of PPTF are substantially similar. Both Professionals Group and PPTF maintain directors and officers' liability insurance with an unrelated insurance company.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING PROFESSIONALS GROUP PURSUANT TO THE FOREGOING PROVISIONS, PROFESSIONALS GROUP HAS BEEN INFORMED THAT IN THE OPINION OF THE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE. IN THE EVENT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY PROFESSIONALS GROUP OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF PROFESSIONALS GROUP IN A SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED PURSUANT TO THE REGISTRATION STATEMENT, PROFESSIONALS GROUP WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION OF WHETHER SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

DIVIDENDS

     Professionals Group. Under the MBCA, Professionals Group may not make distributions to its stockholders if, after giving effect to the distribution, it would not be able to pay its debts as they become due in the usual course of business, or its total assets would be less than the sum of its total liabilities plus, unless its articles of incorporation permit otherwise, the amount that would be needed, if Professionals Group were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

     PPTF. PPTF's ability to declare and pay dividends is regulated under the Florida Insurance Code. Historically, PPTF has not paid cash dividends to its Members. See "CERTAIN REGULATORY CONSIDERATIONS."

CHARTER AMENDMENTS

     Generally speaking, under the MBCA, a corporation's charter may be amended by the affirmative vote of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock entitled to vote thereon as a class, subject to such supermajority vote requirements as may be provided for in the corporation's charter. Except for certain provisions thereof which are subject to supermajority vote requirements as described above, Professionals Group's First Amended and Restated Articles of Incorporation may be amended by the affirmative vote of a majority of the outstanding shares of Professionals Group Common Stock. Similarly, PPTF's Amended Trust Agreement dated January 1, 1987 may be amended by the affirmative vote of a majority of the Members of PPTF.

     Professionals Group. Under the MBCA, the stockholders or the board of directors of the corporation may adopt, amend or repeal the bylaws unless the articles of incorporation or bylaws of the corporation provide that the power to adopt new bylaws is reserved exclusively to the stockholders or that the bylaws or any particular bylaw shall not be altered or repealed by the board of directors. Professionals Group's First Amended and Restated Articles of Incorporation provide that Professionals Group's bylaws may be amended or repealed by a majority vote of the Professionals Group Board. As indicated above, the adoption, amendment or repeal of Professionals Group's bylaws by its stockholders requires the affirmative vote of the holders of not less than three-quarters of the outstanding shares of capital stock of Professionals Group entitled to vote thereon and, in the case of any matter on which the holders of shares of any class or series of such capital stock shall be entitled to vote as a class or series, the affirmative vote of not less than three-quarters of each such class or each such series, as the case may be; provided further, however, that such three-quarters vote shall not be required for any such adoption, amendment or repeal recommended to stockholders by the affirmative vote of not less than two-thirds of the Professionals Group Board, in which case such adoption, amendment or repeal requires only the vote, if any, required under the MBCA.

     PPTF. PPTF's By-laws provide that such By-laws may be altered, amended, repealed or added to by a two-thirds vote of the PPTF Board. Proposed changes are to be voted at the next regular meeting after the proposed change, but not earlier than 30 days after the proposed change.

DISSOLUTION

     Professionals Group. Under the MBCA, the voluntary dissolution of Professionals Group must be approved by the Professionals Group Board and Professionals Group's stockholders. Dissolution, as such, does not terminate the corporation's existence but prohibits the continuation of business except for the purpose of the liquidation or "winding up" of the corporation and the final distribution of its assets. The basic rule governing liquidating distributions under the MBCA is that the corporation must pay or make provision for its debts, obligations and liabilities before making any such distributions to stockholders. Generally speaking, after the payment of or provision for such claims, the corporation's remaining assets will be distributed, usually in cash but possibly in kind, first to any holders of preferred stock according to the liquidation preferences and rights of such preferred stock, then to any holders of equity securities with prior than normal liquidation rights, and then pro rata among the holders of shares of common stock.

     PPTF. PPTF's Amended Trust Agreement dated January 1, 1987 provides that in the event of the dissolution of PPTF, whether voluntary or involuntary, the PPTF Board shall distribute the assets of PPTF for the benefit of the Members in that proportion that the Members of PPTF paid premiums to PPTF at the last date upon which such premiums were collected from each Member. Such payments may be made after the PPTF Board has satisfied the requirements of all applicable Florida laws or rules or regulations of the Florida Insurance Department in providing the appropriate reserves and other funds necessary to comply with such laws, rules and regulations.

OTHER MATTERS

     Although the MBCA contains a provision permitting stockholder action by less than unanimous written consent, it requires a provision to that effect to be included in a corporation's articles of incorporation. Because Professionals Group's First Amended and Restated Articles of Incorporation do not contain a provision authorizing stockholder action by less than unanimous written consent, stockholders of Professionals Group, and Members of PPTF who become stockholders of Professionals Group subsequent to the INSCO Merger, will not have this right. There are no comparable provisions in the Florida Insurance Code or the PPTF Charter Documents governing consents by Members of PPTF.

     The MBCA provides dissenters' rights of appraisal that are similar to those provided under the Florida Insurance Code and the FBCA. The MBCA expressly authorizes stockholders of a Michigan corporation to exercise dissenters' rights with respect to certain amendments to the articles of incorporation of such Michigan corporation which adversely affect the rights of the class of shares held by them. The MBCA also expressly permits stockholders to exercise dissenters' rights of appraisal in connection with the sale or exchange of all or substantially all of the property of a Michigan corporation if the stockholder is entitled to vote thereon. However, holders of shares of Professionals Group Common Stock will not have dissenters' rights under the MBCA in connection with, or as a result of, the matters to be acted upon at the Professionals Group Annual Meeting. See "THE MEETINGS -- Dissenters' Rights" and "THE TRANSACTIONS -- Dissenters' Rights."

     Members of PPTF who deliver to PPTF a notice of intent to demand payment for their Membership Rights before the vote of Members is taken at the PPTF Special Meeting and who do not vote in favor of the Merger Proposal, and further comply with the other provisions of the Florida Insurance Code and the FBCA, regarding the rights of dissenting Members, will be paid the fair value for their Membership Rights. Under Florida law, if Professionals Group and a dissenting Member are unable to agree upon the fair value of such Member's Membership Rights, then such fair value will be determined in a judicial proceeding. None of Professionals Group, PICOM and PPTF can make any representation as to the outcome of such a proceeding and each dissenting Member of PPTF should recognize that such a proceeding could result in a determination of fair value that is lower than, higher than, or equivalent to, the value of the shares of Professionals Group Common Stock otherwise issuable to such Member upon consummation of the transactions contemplated by the Merger Agreement. Consummation of the transactions contemplated by the Merger Agreement is subject to, among other things, the condition that the percentage interests of those Members of PPTF perfecting their dissenters' rights, when aggregated, not exceed 10% of the percentage interests of all Members of PPTF taken as a whole. For information regarding the procedures to be followed by Members of PPTF to dissent from the Merger Proposal, see "THE MEETINGS -- Dissenters' Rights," "THE TRANSACTIONS -- Dissenters' Rights," and "ANNEX H -- CERTAIN PROVISIONS OF THE FLORIDA BUSINESS CORPORATION ACT, AS AMENDED, REGARDING DISSENTERS' RIGHTS."

     The MBCA and the FBCA provide similar voting rights with respect to mergers, sales of substantially all of the assets of a corporation and other extraordinary corporate transactions. The Florida Insurance Code also provides voting rights with respect to such extraordinary corporate transactions, but the vote required to approve such transactions is generally greater than that required under either the MBCA or the FBCA.

          INFORMATION REGARDING THE PROFESSIONALS GROUP ANNUAL MEETING

ELECTION OF DIRECTORS

     The First Amended and Restated Articles of Incorporation of Professionals Group provide that the Professionals Group Board shall consist of not less than nine directors and not more than 18 directors, with the number of directors to be determined from time to time by the Professionals Group Board. Currently, the number of directors is 11. The Professionals Group Board is divided into three classes with each class of directors elected to a three year term of office on a rotating basis. At each annual meeting of stockholders, a class of directors is elected to succeed the class of directors whose term of office expires at that meeting. The term of office of four directors expires at the Professionals Group Annual Meeting and the Professionals

Group Board has nominated Mr. R. Kevin Clinton, John F. Dodge, Jr., Esq., H. Harvey Gass, M.D., and Ann F. Putallaz, Ph.D., for election as directors of Professionals Group at the Professionals Group Annual Meeting. The individuals who are elected as directors at the Professionals Group Annual Meeting will hold office for a term expiring at the Annual Meeting of Stockholders to be held in the year 2001 and upon the election and qualification of their respective successors or upon their earlier resignation or removal.

     THE PROFESSIONALS GROUP BOARD RECOMMENDS THAT PROFESSIONALS GROUP STOCKHOLDERS VOTE FOR THE ELECTION OF MR. R. KEVIN CLINTON, JOHN F. DODGE, JR., ESQ., H. HARVEY GASS, M.D., AND ANN F. PUTALLAZ, PH.D., TO THE PROFESSIONALS GROUP BOARD FOR THREE YEAR TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN THE YEAR 2001 AND UPON THE ELECTION AND QUALIFICATION OF THEIR SUCCESSORS OR UPON THEIR EARLIER RESIGNATION OR REMOVAL.

     It is intended that the proxies solicited on behalf of the Professionals Group Board (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Professionals Group Annual Meeting for the election of Mr. R. Kevin Clinton, John F. Dodge, Jr., Esq., H. Harvey Gass, M.D., and Ann F. Putallaz, Ph.D., to the Professionals Group Board. If any Professionals Group Board Nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Professionals Group Board may recommend. At this time, the Professionals Group Board knows of no reason why any of the Professionals Group Board Nominees might be unable to serve, if elected.

     The table below sets forth certain information regarding the composition of the Professionals Group Board.

                                    NOMINEES

                                                  POSITIONS HELD             DIRECTOR     TERM
              NAME                AGE         IN PROFESSIONALS GROUP          SINCE      EXPIRES
              ----                ---    --------------------------------    --------    -------
R. Kevin Clinton, FCAS, MAAA      43        Director, Vice President,          1997       1998
                                          Treasurer and Chief Financial
                                                     Officer
John F. Dodge, Jr., Esq           70                 Director                  1996       1998
H. Harvey Gass, M.D.              82                 Director                  1996       1998
Ann F. Putallaz, Ph.D.            52                 Director                  1996       1998

                         DIRECTORS CONTINUING IN OFFICE

                                                  POSITIONS HELD             DIRECTOR     TERM
              NAME                AGE         IN PROFESSIONALS GROUP          SINCE      EXPIRES
              ----                ---    --------------------------------    --------    -------
Jerry D. Campbell                 57                 Director                  1996       1999
W. Peter McCabe, M.D.             58            Director, Chairman             1996       1999
William H. Woodhams, M.D.         60                 Director                  1996       1999
Donald S. Young, Esq.             61                 Director                  1996       1999
Victor T. Adamo, Esq.             50      Director, President and Chief        1996       2000
                                                Executive Officer
John F. McCaffrey                 60                 Director                  1996       2000
Isaac J. Powell, M.D.             57                 Director                  1996       2000

     See "MANAGEMENT AND OPERATIONS AFTER THE TRANSACTIONS -- Directors" for the business experience of each of the directors of Professionals Group for at least the past five years.

     The executive officers of Professionals Group, who are elected annually by, and serve at the pleasure of, the Professionals Group Board, consist of W. Peter McCabe, M.D., Chairman; Victor T. Adamo, Esq., President and Chief Executive Officer; Mr. R. Kevin Clinton, Vice President, Treasurer and Chief Financial Officer; and Annette E. Flood, Esq., Secretary. See "MANAGEMENT AND OPERATIONS AFTER THE TRANSACTIONS -- Directors" for the business experience of each of Dr. McCabe and Messrs. Adamo and Clinton for at least the past five years. See "MANAGEMENT AND OPERATIONS AFTER THE TRANSACTIONS -- Executive Officers" for the business experience of Ms. Flood for at least the past five years.

     No nominee or director or executive officer of Professionals Group is related to any other nominee or director or executive officer of Professionals Group (or of any of its subsidiaries) by blood, marriage or adoption, and there are no arrangements or understandings between any nominee or director or executive officer and any other person pursuant to which such nominee or director or executive officer was nominated or elected a director or elected an executive officer of Professionals Group or any of its subsidiaries.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     Meetings of the Professionals Group Board are generally held as required. During 1997, the Professionals Group Board held 10 meetings. No director attended fewer than 75% of the total number of meetings of the Professionals Group Board held during 1997 and no director attended fewer than 75% of the total number of meetings held by all Professionals Group Board committees on which any such director served during 1997.

     The Professionals Group Board has standing Executive, Audit and Compensation Committees, the function and composition of which are set forth below. The Professionals Group Board does not have a standing nominating committee or a committee performing similar functions.

     The Executive Committee is authorized to exercise the powers and authority of the Professionals Group Board in the management and affairs of Professionals Group, if the Professionals Group Board is not meeting, except as limited by the MBCA and the Professionals Group Charter Documents. The members of this committee are W. Peter McCabe, M.D., Victor T. Adamo, Esq., John F. Dodge, Jr., Esq., H. Harvey Gass, M.D. and Donald S. Young, Esq. During 1997, this committee met two times.

     The Audit Committee of the Professionals Group Board is authorized to confer with the auditors and financial officers of Professionals Group and its subsidiaries, review reports submitted by the auditors, establish or review, and monitor compliance with, codes of conduct of Professionals Group and its subsidiaries, inquire about procedures for compliance with laws and regulations relating to the management of Professionals Group and its subsidiaries, and report and make recommendations to the Professionals Group Board. The members of this committee are Isaac J. Powell, M.D., William H. Woodhams, M.D., and Donald
S. Young, Esq. During 1997, this committee met two times.

     The Compensation Committee of the Professionals Group Board is responsible for recommending to the Professionals Group Board policies and levels of compensation with respect to compensation and benefits of all executive officers of Professionals Group and all key employees of Professionals Group and its subsidiaries. Except as otherwise described in this Joint Proxy Statement/Prospectus or the applicable plan document, the Compensation Committee also serves as the administrative committee under the Professionals Group 1996 Long-Term Incentive Plan and the Professionals Group 1996 Non-Employee Directors Stock Option Plan, and is responsible for administering such plans, including designating employees to be granted options, prescribing the terms and conditions of options granted under the plans, interpreting the plans and making all other determinations deemed necessary for the administration of the plans. The members of this committee are H. Harvey Gass, M.D., Mr. Jerry D. Campbell, John F. Dodge, Jr., Esq., W. Peter McCabe, M.D., and Mr. John F. McCaffrey. During 1997, this committee met three times.

DIRECTORS COMPENSATION AND BENEFITS

     Directors who are not also employees of Professionals Group or a subsidiary receive an annual retainer of $10,000 and an additional $1,000 for each meeting of the Professionals Group Board or a committee attended plus reimbursement for reasonable expenses in connection with attending such meetings. Such directors also receive, annually, an option to purchase up to 500 shares of Professionals Group Common Stock pursuant to the Professionals Group 1996 Non-Employee Directors Stock Option Plan and are eligible to participate in Professionals Group's Stock Purchase Plan.

     The general purposes of the Professionals Group 1996 Non-Employee Directors Stock Option Plan are (i) to encourage non-employee directors of Professionals Group to own Professionals Group Common Stock and (ii) to provide a means for tying a portion of the compensation paid to non-employee Directors for their service on the Professionals Group Board to the value of Professionals Group Common Stock, thus more closely aligning the interests of such directors with those of the stockholders of Professionals Group. Although the Professionals Group Board is designated as the administrator of the Professionals Group 1996 Non-Employee Directors Stock Option Plan, neither the Professionals Group Board nor any other person or body has any discretion to select the persons who receive awards under the Professionals Group 1996 Non-Employee Directors Stock Option Plan, the times at which awards are granted, or the terms and conditions of such awards. Instead, all such matters are determined entirely by the terms of the Professionals Group 1996 Non-Employee Directors Stock Option Plan itself.

     So long as the Professionals Group 1996 Non-Employee Directors Stock Option Plan remains in effect, and to the extent shares remain available, at the adjournment of each organizational meeting of the Professionals Group Board following an annual meeting of stockholders of Professionals Group, each person who is then a non-employee Director of Professionals Group is automatically granted a plan option covering 500 shares of Professionals Group Common Stock (subject to adjustment as contemplated by the Professionals Group 1996 Non-Employee Directors Stock Option Plan) or, if less, the maximum number of shares then permissible for that Director under the Professionals Group 1996 Non-Employee Directors Stock Option Plan. Subject to adjustment as contemplated by the Professionals Group 1996 Non-Employee Directors Stock Option Plan, the per share exercise price of each option granted under the Professionals Group 1996 Non-Employee Directors Stock Option Plan is the "fair market value" of a share of Professionals Group Common Stock at the date the option is granted.

     Ordinarily, each option granted under the Professionals Group 1996 Non-Employee Directors Stock Option Plan becomes exercisable on the first anniversary of the option's grant date. However, upon the occurrence of a change in control (as defined in the Professionals Group 1996 Non-Employee Directors Stock Option Plan), all outstanding plan options that were not then otherwise exercisable would be deemed to have become fully exercisable immediately prior to such change in control. Each outstanding option terminates at the earlier of:
(i) the first anniversary of the date the grantee ceases to be a director of Professionals Group and (ii) its expiration date (that is, the seventh anniversary of the option's grant date). Each plan option is nontransferable, except by will or the laws of descent and distribution, and is exercisable only for cash and, during the lifetime of the grantee, only by the grantee.

     Shares used for options granted under the Professionals Group 1996 Non-Employee Directors Stock Option Plan may be either treasury shares or new issuances. Subject to adjustment as contemplated by the Professionals Group 1996 Non-Employee Directors Stock Option Plan, the aggregate maximum number of shares that are available for settlement of plan options is 50,000 and the maximum number available for any given individual is 5,000. If a plan option terminates or expires without having been exercised in full, the shares subject to the option immediately before such termination or expiration become available for future awards under the Professionals Group 1996 Non-Employee Directors Stock Option Plan. Pursuant to the Professionals Group 1996 Non-Employee Directors Plan, in June, 1997 directors Campbell, Dodge, Gass, McCabe, McCaffrey, Powell, Putallaz, Woodhams, and Young each received an option to purchase 500 shares of Common Stock at an exercise price of $25.38 per share.

MANAGEMENT REMUNERATION

     Summary Compensation Table. The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each of the five most highly compensated executive officers and/or employees of Professionals Group and its subsidiaries (the "Named Professionals Group Executives") for the last three completed fiscal years whose salary and bonus exceeded $100,000 in 1997.

                                                                                 LONG TERM COMPENSATION
                                                                   ---------------------------------------------------
                                   ANNUAL COMPENSATION                       AWARDS              PAYOUT
                         ---------------------------------------   ---------------------------   ------
                                                    OTHER ANNUAL   RESTRICTED STOCK   OPTIONS/    LTIP     ALL OTHER
       NAME AND                 SALARY     BONUS    COMPENSATION       AWARD(S)         SARS     PAYOUT   COMPENSATION
  PRINCIPLE POSITION     YEAR     ($)       ($)        ($)(1)            ($)            (#)       ($)        ($)(2)
  ------------------     ----   -------   -------   ------------   ----------------   --------   ------   ------------
Victor T. Adamo          1997   238,526   200,000       6,000               --         60,000     --         30,848
President and CEO        1996   223,751    19,186      12,000           66,150             --     --         29,368
                         1995   214,731    20,765      10,500           10,624             --     --         21,229
R. Kevin Clinton         1997   222,021   150,000          --               --         40,000     --         30,848
Vice President and       1996   217,861    18,906          --           57,820             --     --         29,368
Treasurer                1995   209,080    18,229          --           10,445             --     --         21,116
John O. Bashant          1997   135,460    75,000          --               --         13,000     --         27,163
Vice President           1996   130,250    14,540          --           45,693             --     --         26,583
Marketing and Sales      1995   125,000    14,392          --            7,663             --     --         21,902
Annette E. Flood         1997   124,620   125,000          --               --         13,000     --         25,533
Vice President,          1996   114,620    13,739          --           40,915             --     --         24,767
Secretary                1995   110,000    12,967          --            7,363             --     --         19,681
Darryl K. Thomas         1997   124,620   125,000          --               --         13,000     --         25,533
Vice President,          1996   114,620    13,739          --           17,150             --     --         24,220
Claims                   1995        --        --          --               --             --     --             --

---------------
(1) Amounts shown consist of director fees paid by PICOM Insurance Company.

(2) Amounts shown for 1997 consist of the following: (i) Mr. Adamo: matching contribution to purchases of Professionals Group Common Stock under the Professionals Group Stock Purchase Plan of $7,500 and contributions under the PICOM Insurance Company Pension Plan and the PICOM Insurance Company Employees' Savings and Retirement Plan (the "PICOM pension plans") for the benefit of Mr. Adamo of $23,348; (ii) Mr. Clinton: matching contribution to purchases of Professionals Group Common Stock under the Professionals Group Stock Purchase Plan of $7,500 and contributions under the PICOM pension plans for the benefit of Mr. Clinton of $23,348; (iii) Mr. Bashant: matching contribution to purchase of Professionals Group Common Stock under the Professionals Group Stock Purchase Plan of $7,500 and contributions under the PICOM pension plans for the benefit of Mr. Bashant of $19,663; and (iv) Ms. Flood: matching contribution to purchases of Professionals Group Common Stock under the Professionals Group Stock Purchase Plan of $7,500 and contributions under the PICOM pension plans for the benefit of Ms. Flood of $18,033. Amounts shown for 1996 consist of the following: (i) Mr. Adamo: matching contribution to purchases of Professionals Group Common Stock under the Professionals Group Stock Purchase Plan of $7,500 and contributions under the PICOM pension plans for the benefit of Mr. Adamo of $21,868; (ii) Mr. Clinton: matching contribution to purchases of Professionals Group Common Stock under the Professionals Group Stock Purchase Plan of $7,500 and contributions under the PICOM pension plans for the benefit of Mr. Clinton of $21,868; (iii) Mr. Bashant: matching contribution to purchases of Professionals Group Common Stock under the Professionals Group Stock Purchase Plan of $7,500 and contributions under the PICOM pension plans for the benefit of Mr. Bashant of $19,083; (iv) Ms. Flood: matching contribution to purchases of Professionals Group Common Stock under the Professionals Group Stock Purchase Plan of $7,500 and contributions under the PICOM pension plans for the benefit of Ms. Flood of $17,267; and (v) Mr. Thomas: matching contribution to purchases of Professionals Group Common Stock under the Professionals Group Stock Purchase Plan of $7,500 and contributions under the PICOM pension plans for the benefit of Mr. Thomas of $16,720. Amounts shown for 1995 consist of the following: (i) Mr. Adamo: matching contribution to purchases of Professionals Group Common Stock under the Professionals Group Stock Purchase Plan of $2,500 and contributions under the PICOM pension plans for the benefit of Mr. Adamo of $18,729; (ii) Mr.
    Clinton: matching contribution to purchases of

     Professionals Group Common Stock under the Professionals Group Stock Purchase Plan of $2,500 and contributions under the PICOM pension plans for the benefit of Mr. Clinton of $18,616; (iii) Mr. Bashant: matching contribution to purchases of Professionals Group Common Stock under the Professionals Group Stock Purchase Plan of $2,500 and contributions under the PICOM pension plans for the benefit of Mr. Bashant of $19,402; and
     (iv) Ms. Flood: matching contribution to purchases of Professionals Group Common Stock under the Professionals Group Stock Purchase Plan of $2,500 and contributions under the PICOM pension plans for the benefit of Ms. Flood of $17,181.

     Aggregate Option/SAR Grants in Last Fiscal Year. The following table sets forth certain information concerning stock options/SARs granted during 1997 to the Named Professionals Group Executives.

                                      NUMBER OF       % OF TOTAL
                                      SECURITIES     OPTIONS/SARS
                                      UNDERLYING      GRANTED TO       EXERCISE                    GRANT DATE
                          GRANT      OPTIONS/SARS    EMPLOYEES IN      OF BASE       EXPIRATION     PRESENT
         NAME              DATE        GRANTED       FISCAL YEAR     PRICE ($/SH)       DATE        VALUE**
         ----            --------    ------------    ------------    ------------    ----------    ----------
Victor T. Adamo........  09/20/97       60,000*         40.95           $37.00        02/12/07     $1,268,400
R. Kevin Clinton.......  09/20/97       40,000*         27.30           $37.00        02/12/07     $  845,600
John O. Bashant........  09/20/97       13,000*          8.87           $37.00        02/12/07     $  274,820
Annette E. Flood.......  09/20/97       13,000*          8.87           $37.00        02/12/07     $  274,820
Darryl K. Thomas.......  09/20/97       13,000*          8.87           $37.00        02/12/07     $  274,820

---------------
 * A total of 146,500 options were issued in 1997 under the 1996 Professionals Group Long Term Incentive Plan. All of these options are non-qualified stock options, are subject to vesting in annual increments of 20% commencing February 12, 1998 and expire at 5:00 p.m. on February 12, 2007.

** Based on the Black-Scholes Option Pricing Model adopted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes Model. The assumptions used in calculating the Black-Scholes value of the options were expected volatility of .357, risk-free return to 6.29% and a dividend value of 0%, and nine years before exercise.

     Aggregate Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table. The following table sets forth certain information concerning stock options/SARs granted to the Named Professionals Group Executives.

                                                                     NUMBER OF
                                                                     SECURITIES             VALUE OF
                                                                     UNDERLYING           UNEXERCISED
                                                                    UNEXERCISED           IN-THE-MONEY
                                                                  OPTIONS/SARS AT       OPTIONS/SARS AT
                                        SHARES        VALUE      FISCAL YEAR-END(#)    FISCAL YEAR-END($)
                                      ACQUIRED ON    REALIZED       EXERCISABLE/          EXERCISABLE/
                NAME                  EXERCISE(#)      ($)         UNEXERCISABLE         UNEXERCISABLE
                ----                  -----------    --------    ------------------    ------------------
Victor T. Adamo.....................    0             0            0/60,000 *              0/360,000
R. Kevin Clinton....................    0             0            0/40,000 *              0/240,000
John O. Bashant.....................    0             0            0/13,000 *               0/78,000
Annette E. Flood....................    0             0            0/13,000 *               0/78,000
Darryl K. Thomas....................    0             0            0/13,000 *               0/78,000

---------------
* A total of 146,500 options were issued in 1997 under the 1996 Professionals Group Long Term Incentive Plan. All of these options are non-qualified stock options, are subject to vesting in annual increments of 20% commencing February 12, 1998 and expire at 5:00 p.m. on February 12, 2007.

     The above listed stock options were granted pursuant to the Professionals Group 1996 Long-Term Incentive Plan, which is administered by the Compensation Committee of the Professionals Group Board. Under the Professionals Insurance Company Management Group 1996 Long Term Stock Incentive Plan, eligible participants may be granted options to purchase shares of Professionals Group Common Stock; shares of such stock or units denominated in such shares that are nontransferable and subject to forfeiture for a designated restricted period; awards of the right to receive the excess of the fair market value at time of exercise of a share of Professionals Group Common Stock over a designated price determined at time of grant; awards denominated in and/or which may be settled in such shares subject to satisfaction of designated performance criteria during a designated performance period; rights to receive the equivalent of dividends or other distributions upon Professionals Group Common Stock; and other types of awards denominated or payable in shares of Professionals Group Common Stock.

STOCK PURCHASE PLAN

     Professionals Group has implemented a stock purchase plan (the "Professionals Group Stock Purchase Plan") which permits employees and directors of Professionals Group and its subsidiaries to purchase Professionals Group Common Stock by means of payroll deduction. Under this plan, Professionals Group may elect to match participant purchases. During 1997 Professionals Group matched participant purchases at the rate of $1.25 (of which $1.00 was used to purchase Professionals Group Common Stock and $.25 was applied to income taxes) for each $1.00 of participant purchases up to a maximum participant purchase of $6,000. (In the event that Professionals Group was not the direct employer of a participant, the match amount was charged to the subsidiary that was the employer of the participant.) Participants in this plan exercise all rights of ownership with respect to shares of Professionals Group Common Stock purchased for their respective accounts.

EMPLOYMENT SEVERANCE COMPENSATION PLANS

     Professionals Group has established a Key Employee Retention Plan which provides each executive of Professionals Group or any of its subsidiaries who is designated as a "key employee" with a severance payment and certain insurance and other benefits in the event that there is a change in control of Professionals Group that is coupled with the actual involuntary or constructive termination (as defined in the plan) of such executive within two years after such change in control. The amount of the severance payment is equal to two-times the executive's base salary plus bonus (average of last three years). For a more complete description of this plan, see "INTERESTS OF CERTAIN
PERSONS -- Other Matters."

     Professionals Group has established an "Employee Retention Plan" covering certain full-time and regular part-time employees. Under this plan Professionals Group will provide a covered employee with the option to receive a lump sum severance payment equal to one year's W-2 pay and certain other benefits upon the employee's termination of employment due to (i) the elimination of the employee's position, (ii) a reduction in the employee's base salary by 10% or more, (iii) the relocation of the employee's job site following a change in control to a job site that is more than fifty miles from such employee's job site at the time of the "change in control", or (iv) an involuntary change in the employee's employment status from regular full-time to regular part-time, any of which occur within one year after the acquisition of Professionals Group by another organization, the merger of Professionals Group with another organization where Professionals Group is not the controlling entity after the merger, or liquidation of Professionals Group. Additional benefits include one year of health insurance coverage, payment for earned vacation and career assistance. For a more complete description of this plan, see "INTERESTS OF CERTAIN PERSONS -- Other Matters."

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has responsibility for Professionals Group's executive compensation policies and practices. The Compensation Committee approves all elements of compensation for corporate officers and administers the 1996 Professionals Insurance Company Management Group Long-Term Incentive Plan, which was approved by Professionals Group's stockholders in 1996 and provides for certain incentive awards to officers, other executives and selected key employees. (See "-- Management Remuneration" for a description of such plan and the types of awards that may be made thereunder.) The Compensation Committee regularly reports on its activities to the Professionals Group Board. The Compensation Committee also obtains ratification by the non-employee members of the Professionals Group Board of all items of compensation for the five highest-paid executives. The Compensation Committee is comprised of five outside directors who are not officers or employees of Professionals Group or its subsidiaries and who are not eligible to participate in any of the plans or programs that the Compensation Committee administers. The Professionals Group Compensation Committee's report on executive compensation follows:

          The officers of Professionals Group and its subsidiaries, including the Chief Executive Officer, are compensated through a combination of salary and incentive compensation. The primary purposes of Professionals Group's compensation program are to attract and retain qualified individuals and to motivate and reward individuals based on performance. Salary and annual incentive compensation awards reward senior executives for their current performance and contributions. Awards under the 1996 Professionals Insurance Company Management Group Long-Term Incentive Plan are provided to reward senior executives for taking action that contributes to Professionals Group's long-term growth and success, and to link the interests of such senior executives to those of Professionals Group's stockholders. The Compensation Committee believes that making portions of executive compensation subject to short-term and long-term performance will further focus senior executives on the importance of balancing short-term and long-term corporate interests, will provide an incentive for increasing stockholder value over the long term, and will more closely align the interest of senior executives with those of stockholders.

          It is the goal of the Compensation Committee to establish salaries that are competitive in comparison to market practices and reflect a senior executive's scope of responsibilities, level of experience, individual performance and contribution to the business. In establishing salaries, the Compensation Committee reviews executive compensation survey data for insurance companies of similar size and product lines. It also considers, among other factors, job responsibilities and job performance, education, training and market opportunities.

          The Compensation Committee awards annual incentive compensation to each senior executive based upon the Compensation Committee's assessment of Professionals Group's performance against (i) certain pre-established corporate goals during the prior year (including growth and financial results), (ii) competitive factors, (iii) the market performance of Professionals Group Common Stock, (iv) the contribution made by such senior executive to Professionals Group's future performance, and (v) whether such compensation will provide an appropriate reward and incentive for such senior executive to sustain and enhance Professionals Group's long-term performance.

          The Compensation Committee encourages stock ownership by senior executives. Prior to 1997, grants of restricted stock were made to senior executives in recognition of Professionals Group's significant financial progress and growth as well as the increased value of Professionals Group's Common Stock during 1996 and prior years. In 1997, and in lieu of grants of restricted stock, a total of 146,500 options to purchase shares of Professionals Group Common Stock were awarded under the Professionals Insurance Company Management Group 1996 Long Term Stock Incentive Plan (the "1997 Stock Options").

          The 1997 Stock Options were granted with an exercise price equal to the fair market value of Professionals Group Common Stock on the date of grant. All of the 1997 Stock Options are non-qualified stock options, expire at 5:00 p.m. on February 12, 2007, and are subject to vesting in annual increments of 20% over five years commencing February 12, 1998; provided, however, that if the grantee is then in the employ of Professionals Group or any affiliate, all of the 1997 Stock Options awarded to such grantee will automatically vest upon a change in control of Professionals Group. (It is to be noted that the transactions contemplated by the Merger Agreement will not constitute a change in control of Professionals Group for such purposes.) No 1997 Stock Option may be exercised unless it has vested, and all of the 1997 Stock Options are subject to termination and/or forfeiture under certain circumstances (including death, retirement and termination of employment).

          The Compensation Committee believes that the 1997 Stock Options will provide an incentive for the creation of stockholder value over the long term since the benefits to be derived from the 1997 Stock Options are dependent upon an appreciation in the price of Professionals Group Common Stock over a specified number of years. The Option/SAR Grants in Last Fiscal Year Table appearing under "-- Management Remuneration" contains additional information regarding the amounts and type of options issued under the 1996 Professionals Insurance Company Management Group Long-Term Incentive Plan in 1997.

          Professionals Group's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, such as the Professionals Group Stock Purchase Plan, the PICOM Insurance Company Pension Plan, the PICOM Insurance Company Employees' Savings and Retirement Plan, and supplemental life and disability insurance programs.

          For 1997, Professionals Group's most highly compensated executive officer was Victor T. Adamo, President and Chief Executive Officer. With respect to 1997, Mr. Adamo was paid $238,526 in salary, was awarded a $200,000 bonus, and was granted 60,000 options to purchase shares of Professionals Group Common Stock. (The options granted to Mr. Adamo were issued under the 1996 Professionals Insurance Company Management Group Long-Term Incentive Plan and represented 40.95% of the options granted under such plan in 1997.) The Summary Compensation Table appearing under "-- Management Remuneration" shows the amounts and type of compensation paid to Mr. Adamo with respect to 1997, 1996 and 1995. The Option/SAR Grants in Last Fiscal Year Table appearing under "-- Management Remuneration" provides additional information with respect to the options issued under the 1996 Professionals Insurance Company Management Group Long-Term Incentive Plan in 1997.

          The bases for the Compensation Committee's determinations regarding Mr. Adamo's compensation for 1997 included the outstanding financial results of the Company, taking into consideration Professionals Group's strong performance in prior periods, the compensation factors described above (including survey data on salary movements indicating an increase in peer executives' salaries), and the success of Mr. Adamo's leadership in improving Professionals Group's business position, his decisive management of operational and strategic issues, the improved overall competitive position of Professionals Group, and his drive to reinforce a corporate culture of integrity and quality. Evidence of this success can be found in the last sales price for Professionals Group Common Stock as reported on the Nasdaq National Market (which increased approximately 95%, from $22.00 at December 31, 1996 to $43.00 at December 31, 1997) and the increased market capitalization of Professionals Group (which also increased approximately 95%, from $77.1 million at December 31, 1996 to $150.7 million at December 31, 1997). Further evidence of such success can be found in Professionals Group's stronger balance sheet, increased revenues and earnings, improved claims-paying-ability ratings, increased product and geographical diversification, successful acquisitions prior to 1997, and 1997 transactions with MEEMIC. As in prior years, the key judgment the Compensation Committee made in determining Mr. Adamo's 1997 compensation was its assessment of his ability and dedication to enhance the long-term value of Professionals Group for its stockholders by continuing to provide the leadership and vision that he has provided throughout his tenure as Professionals Group's President and Chief Executive Officer. For these reasons, the Compensation Committee deems Mr. Adamo's compensation package to be appropriate. The Compensation Committee's decisions relating to Mr. Adamo's compensation were ratified by the Professionals Group Board.

          In mid-1993, a new Section 162(m) was added to the Internal Revenue Code of 1986, as amended. Subject to certain exceptions (including exceptions relating to stock options and for "performance-based" compensation if certain conditions are met), Section 162(m) of the Code prohibits the deduction of compensation in excess of $1 million paid in any year beginning with 1994 by a publicly-held corporation to any executive named in such corporation's Summary Compensation Table for the year. For 1997, the compensation paid to each of the executive officers named in the Company's Summary Compensation Table for 1997 was well below $1 million, and the Compensation Committee expects the same will be true for the current year. Consequently, for the present the Compensation Committee has decided to defer consideration of any compensation policies relating to
     Section 162(m) of the Code.

                H. Harvey Gass, M.D., Chairman               Jerry D. Campbell
                John F. Dodge, Jr.                           W. Peter McCabe, M.D.
                John F. McCaffrey

     The Compensation Committee Report shall not be deemed incorporated by reference into any filings by Professionals Group under the Securities Act or the Exchange Act, except to the extent that Professionals Group specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee in 1997 were H. Harvey Gass, M.D., Chairman, Jerry D. Campbell, John F. Dodge, Jr., W. Peter McCabe, M.D., and John F. McCaffrey.

     Mr. Dodge performs certain legal services for Professional Group and its subsidiaries. Mr. Dodge was paid $16,407 in 1997 for legal services and expenses in connection with his representation of PICOM. Dr. H. Harvey Gass serves as PICOM's Claims Medical Consultant. Dr. Gass was paid $32,800 in 1997 with respect to consulting services rendered to PICOM.

     No executive officer of Professionals Group served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee of Professionals Group. No executive officer of Professionals Group served as a director of another entity, one of whose executive officers served on the compensation committee of Professionals Group. No executive officer of Professionals Group served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Professionals Group.

STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Professionals Group Common Stock against the cumulative total return of stock market index (Nasdaq Stock Market) and Professional Group's peer group index (Nasdaq Insurance Stocks) for the period of five years commencing January 1, 1993 and ended December 31, 1997. The graph assumes a $100 investment on January 1, 1993 and the reinvestment of dividends.


                                   [GRAPH]

                                                                              Nasdaq Stock
        Measurement Period            Professionals     Nasdaq Insurance      Market (U.S.
      (Fiscal Year Covered)               Group              Stocks            Companies)
1992                                     100.00              100.00              100.00
1993                                     102.67              103.13              114.80
1994                                      88.73               99.29              112.21
1995                                     175.45              140.78              158.70
1996                                     195.21              153.42              195.20
1997                                     381.55              229.73              239.53

     The Stock Performance Graph shall not be deemed incorporated by reference into any filings by Professionals Group under the Securities Act or the Exchange Act, except to the extent that Professionals Group specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Professionals Group's directors and executive officers, and persons who own more than 10% of a registered class of Professionals Group's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Professionals Group Common Stock and other equity securities of Professionals Group. Officers, directors and greater than 10% stockholders are required by the Commission regulation to furnish Professionals Group with copies of all Section 16(a) forms they file.

     To Professionals Group's knowledge, based solely on a review of the copies of such reports furnished to Professionals Group and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 1997, except for Isaac J. Powell, M.D., who inadvertently failed to file on a timely basis a Form 4 in September reporting his purchase of Professionals Group Common Stock on August 25, 1997. A Form 5 was subsequently filed in February 1998 reporting the purchase of such shares.

RELATED PARTY TRANSACTIONS

     There are no related party transactions of Professionals Group except as follows: John F. Dodge, Jr., Esq. performs certain legal services for Professional Group and its subsidiaries. Mr. Dodge was paid $16,407 in 1997 for legal services and expenses in connection with his representation of PICOM. Dr.
H. Harvey Gass serves as PICOM's Claims Medical Consultant. Dr. Gass was paid $32,800 in 1997 with respect to consulting services rendered to PICOM.

     In April 1997, Professionals Group and PICOM (a wholly-owned subsidiary of Professionals Group) completed an agreement with Michigan Educational Employees Mutual Insurance Company, a Michigan-domiciled specialty writer of personal automobile and homeowners coverages for teachers and other members of the educational community in Michigan ("MEEMIC"), whereby: (i) PICOM purchased from MEEMIC a twelve-year, $21.5 million surplus note bearing interest at 8.5% per annum (the "Surplus Note"); (ii) PICOM began reinsuring, on a quota-share basis, 40% of MEEMIC's net premiums effective July 1, 1997; (iii) Professionals Group began providing MEEMIC with information systems services and certain consulting services under a management services agreement for a base fee of $2.0 million per year; and (iv) Professionals Group nominees were elected to all positions on the Board of Directors of MEEMIC. (The election of Professionals Group nominees to all positions on the Board of Directors of MEEMIC was a condition to PICOM's purchase of the Surplus Note and to the Michigan Insurance Commissioner's approval of such transactions.) Professionals Group also agreed to assist MEEMIC in acquiring the net assets of Michigan Educators Insurance Agency, Inc. ("MEIA"), the exclusive distributor of MEEMIC insurance products.

     On September 22, 1997, MEEMIC Insurance Services Corporation ("Services Corp."), a newly formed subsidiary of MEEMIC, purchased the net assets of MEIA. The purchase price equaled 3.75% of premiums written by Services Corp. through July 2004, subject to a guaranteed minimum purchase price of $43.0 million. To fund this purchase, Services Corp. paid cash of $22.5 million (utilizing the proceeds of the Surplus Note), and agreed to pay $20.5 million to MEIA as additional consideration through 2004, as provided for in the purchase agreement. MEEMIC guaranteed payment of the first $3.0 million and Professionals Group guaranteed payment of the final $17.5 million (payable in years 2001-2004) of the purchase price. Professionals Group believes the likelihood that its guarantee will become payable is minimal.

     Professionals Group assisted MEEMIC in MEEMIC's acquisition of the net assets of MEIA because of its belief that such acquisition enabled MEEMIC to acquire greater control over the distribution and pricing of its insurance products. Professionals Group anticipates that such control will enable MEEMIC to increase the volume of its insurance business. Given the terms of PICOM's reinsurance agreement with MEEMIC, an increase in the volume of MEEMIC's insurance business will increase the amounts of insurance and insurance premiums ceded to PICOM.

     At a future date, Professionals Group and MEEMIC expect to pursue demutualization of MEEMIC. It is anticipated that such demutualization will, among other things, provide each entity with opportunities for product diversification, and growth. It is also anticipated that demutualization will enhance MEEMIC's access to capital by enabling it to utilize capital available to and through Professionals Group. It is to be noted that such demutualization would be subject to, among other approvals, approval by the Michigan Commissioner of Insurance and the policyholders of MEEMIC. No specific timetable or plan for demutualization has been established yet and there can be no assurances that MEEMIC will be demutualized.

OTHER MATTERS

     The Professionals Group Board is not aware of any business to come before the Professionals Group Annual Meeting other than the matters described above in this Joint Proxy Statement/Prospectus. However, if any other matters should properly come before the Professionals Group Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The consolidated financial statements of Professionals Group at December 31, 1997 and for each of the three years in the period ended December 31, 1997 have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their report with respect thereto. As noted in KPMG

Peat Marwick LLP's report, Professionals Group changed its method of accounting for loss and loss adjustment expense reserves by eliminating discounting of such reserves in 1995. A representative of KPMG Peat Marwick LLP is expected to attend the Professionals Group Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires. The Professionals Group Board has yet to select its independent auditors for the fiscal year ending December 31, 1998.

     No person is authorized to give any information or to make any representation other than that contained in this Joint Proxy
Statement/Prospectus, and if given or made, such information may not be relied upon as having been authorized.

     A copy of Professional Group's Annual Report on Form 10-K for the year ended December 31, 1997 (without exhibits) is attached to this Joint Proxy Statement/Prospectus as Annex A and will be furnished without charge to any shareholder upon written request. Copies of such Form 10-K and other filings of Professionals Group may also be obtained through Professionals Group's web site at http://www.picm.com. All written requests should be directed to: Annette E. Flood, Secretary, Professionals Insurance Company Management Group, 2600 Professionals Drive, Box 150, Okemos, Michigan 48805-0150.

                                 LEGAL MATTERS

     The legality of the Professionals Group Common Stock to be issued in connection with the INSCO Merger, and certain other legal matters, will be passed upon by Miller, Canfield, Paddock and Stone, P.L.C., 1400 North Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48304. Certain legal matters will be passed upon for PPTF by Steel Hector & Davis LLP, 1900 Phillips Point West, 777 South Flagler Drive, West Palm Beach, Florida 33401.

                                    EXPERTS

     The consolidated financial statements of Professionals Group as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, included in Professionals Group's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference in this Joint Proxy Statement/Prospectus, which are referred to and made a part of this Joint Proxy Statement/Prospectus and Registration Statement, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference in this Joint Proxy Statement/ Prospectus and the Registration Statement. Such consolidated financial statements are incorporated by reference in this Joint Proxy Statement/Prospectus and in the Registration Statement upon such report given upon the authority of such firm as experts in accounting and auditing. As noted in KPMG Peat Marwick LLP's report, Professionals Group changed its method of accounting for loss and LAE reserves by eliminating discounting of such reserves in 1995. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     The consolidated financial statements of PPTF and subsidiary as of December 31, 1997, and 1996, and for each of the years in the three-year period ended December 31, 1997, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     Representatives of KPMG Peat Marwick LLP are expected to be present at each of the Meetings. These representatives will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Any Professionals Group stockholder who wishes to submit, pursuant to Rule 14a-8 of the Commission's rules and regulations, a security holder proposal for presentation to Professionals Group's 1999 Annual Meeting of Stockholders, and for inclusion, if appropriate, in Professionals Group's proxy statement and the form of proxy relating to such annual meeting, must comply with the rules and regulations of the Commission then in effect and must transmit such proposal via registered or certified mail to Annette E. Flood, Secretary, Professionals Insurance Company Management Group, 2600 Professionals Drive, P.O. Box 150, Okemos, Michigan 48805-0150. Any such security holder proposal must be received by the Secretary of Professionals Group not later than December 31, 1998.

                   GLOSSARY OF SELECTED MERGER RELATED TERMS

     "Aggregate Earned Premium" is $56,037,359 (which is the aggregate of all Earned PPTF Policy Premiums for the 12 months ending on the PPTF Record Date). See also "GLOSSARY OF SELECTED INSURANCE TERMS" for an explanation of "earned premium."

     "Aggregate Merger Shares" means the 4,089,160 shares of Professionals Group Common Stock into which, subject to the exercise of dissenters' rights, all Membership Rights will be converted upon consummation of the transactions contemplated by the Merger Agreement.

     "Average Price" means the average of the daily closing prices per share of Professionals Group Common Stock as reported by the Nasdaq National Market for the period of 20 business days ending on the fifth business day prior to the closing date with respect to the transactions contemplated by the Merger Agreement.

     "Earned PPTF Policy Premium" means the earned premium on a Member's PPTF Policy for the 12 months ending on the PPTF Record Date. See also "GLOSSARY OF SELECTED INSURANCE TERMS" for an explanation of "earned premium."

     "Member" means the individual or entity who is the named insured on a PPTF Policy.

     "Membership Rights" means all of the rights of each Member under the laws of the State of Florida, the PPTF Charter Documents, and each PPTF Policy with respect to which such Member is a named insured.

     "PPTF Policy" means an indemnity agreement issued by PPTF that is in effect on the PPTF Record Date.

                      GLOSSARY OF SELECTED INSURANCE TERMS

     A.M. Best Rating. A.M. Best Ratings are divided into "Secure" and "Vulnerable" rating groups as follows. Secure Ratings: A++, A+ (Superior); A, A- (Excellent); and B++, B+ (Very Good). Vulnerable Ratings: B, B- (Adequate); C++, C+ (Fair); C, C- (Marginal); D (Very Vulnerable); E (Under State Supervision); and F (In Liquidation).

     Cede. To transfer to another insurer (the reinsurer) all or part of the insurance risk underwritten by an insurer.

     Claims-made policy. An insurance policy covering only those claims which are reported during the policy period.

     Combined ratio. The sum of the expense ratio and the loss and LAE ratio.

     Earned premium. The prorated portion of an insurance premium which is no longer considered prepaid as a result of the elapsed time the insurance policy has been in force. For example, after six months, $12,000 of a prepaid $24,000 annual premium is considered earned premium.

     Excess of loss reinsurance. A form of reinsurance in which the insurer cedes to a reinsurer, and such reinsurer assumes, all or a portion of losses in excess of a specified retention level up to a predetermined limit.

     Expense ratio. The ratio of underwriting expenses to net premiums earned.

     Incurred but not reported (IBNR). The liability for future payments on losses which have occurred but have not yet been reported.

     Loss adjustment expenses (LAE). The expenses of settling claims, including legal and other fees.

     Loss and LAE ratio. The ratio of incurred losses and loss adjustment expenses to premiums earned. Losses include increases in reserves for extended reporting period claims.

     Net premiums written. Premiums retained by an insurer after deducting premiums on business ceded to others.

     Occurrence Policy. An insurance policy covering losses occurring during the policy period, without regard to when the claim is reported to the insurer.

     Quota Share Reinsurance. A form of treaty or facultative reinsurance in which the insurer cedes and the reinsurer assumes an agreed-upon percentage of risks. Also known as proportional reinsurance.

     Reinsurance. A procedure whereby an insurer remits or cedes a portion of the premium to a reinsurer as payment to the reinsurer for assuming a portion of the risk or liability under the policy. Reinsurance can be effected by "treaties" under which all risks of a defined category, amount and type for a primary insurer are covered, or on a "facultative" basis under which risks are covered on an individual, contract-by-contract basis.

     Reserves. Liability established by an insurer to reflect the estimated cost of claim payments and related expenses that the insurer will ultimately be required to pay with respect to the insurance it has underwritten.

     Reserve redundancy. The amount by which the reserves currently established by an insurer exceed the currently estimated cost of claim payments and related expenses that the insurer will ultimately be required to pay.

     Standard & Poor's ratings. Standard & Poor's Claims-Paying Ability Ratings are divided into "Secure Range" and "Vulnerable Range" groupings as follows. Secure Range: AAA (Superior); AA (Excellent); A (Good); and BBB (Adequate). Vulnerable Range: BB (May be Adequate); B (Vulnerable); CCC (Extremely Vulnerable); and R (Regulatory Action).

     Statutory Accounting Practices (SAP). Those principles required by state law which must be followed by insurers in submitting their financial statements to state insurance departments.

     Statutory surplus. The amount remaining after all liabilities of an insurance company are subtracted from all of its admitted assets, applying statutory accounting principles.

                        INDEX TO FINANCIAL STATEMENTS OF
                        PHYSICIANS PROTECTIVE TRUST FUND

                                                              PAGE
                                                              ----
Independent Auditor's Report -- KPMG Peat Marwick LLP.......  FS-2
Consolidated Balance Sheet as of December 31, 1997 and
  December 31, 1996.........................................  FS-3
Consolidated Statements of Income for the Years Ended
  December 31, 1997, 1996 and 1995..........................  FS-4
Consolidated Statements of Changes in Fund Balance for the
  Years Ended December 31, 1997, 1996 and 1995..............  FS-5
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1996
  and 1995..................................................  FS-6
Notes to Consolidated Financial Statements..................  FS-7

                          INDEPENDENT AUDITORS' REPORT

The Board of Trustees
Physicians Protective Trust Fund:

     We have audited the consolidated financial statements of Physicians Protective Trust Fund and subsidiary (the "Trust") as listed in the accompanying index. These consolidated financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Physicians Protective Trust Fund and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Miami, Florida
February 27, 1998

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
                                                                 (IN THOUSANDS)
Investments (note 2):
  Available for sale, at fair value:
     Fixed maturities (amortized cost: $280,259 and $338,131
      in 1997 and 1996, respectively).......................  $289,790    $342,127
     Equity securities (cost: $24,550 in 1997)..............    25,609          --
     Short-term investments, at cost, which approximates
      fair value............................................    20,682       2,733
                                                              --------    --------
          Total investments.................................   336,081     344,860
Cash........................................................       460          74
Restricted cash (note 1(d)).................................     2,070       2,004
Premium receivable..........................................    30,309         396
Accrued interest receivable.................................     4,736       5,969
Amounts due from reinsurers (note 4)........................    51,069      52,860
Deferred income taxes (note 6)..............................     6,445      10,258
Furniture and equipment, net (note 3).......................       775         799
Prepaid reinsurance premiums................................     2,572           -
Other assets................................................       278         302
                                                              --------    --------
          Total assets......................................  $434,795    $417,522
                                                              ========    ========

                           LIABILITIES AND FUND BALANCE

Liabilities:
  Loss and loss adjustment expense liability (note 5).......  $250,056    $281,593
  Unearned premiums.........................................    34,382          --
  Liability for extended reporting period claims............    10,328       8,625
  Income taxes payable......................................     5,680       4,550
  Advance premiums..........................................     1,828       9,057
  Other liabilities.........................................     4,473       1,404
  Surplus contributions (note 8)............................    10,094      10,094
                                                              --------    --------
          Total liabilities.................................   316,841     315,323
                                                              --------    --------
Fund balance:
  Unassigned funds..........................................   110,964      99,562
  Net unrealized gain on investments, net of tax effect.....     6,990       2,637
                                                              --------    --------
          Total fund balance (note 9).......................   117,954     102,199
                                                              --------    --------
Commitments and contingencies (note 12).....................        --          --
                                                              --------    --------
          Total liabilities and fund balance................  $434,795    $417,522
                                                              ========    ========

          See accompanying notes to consolidated financial statements.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                               1997       1996        1995
                                                              -------    -------    --------
                                                                      (IN THOUSANDS)
Revenues and other income:
  Premiums written..........................................  $99,480    $89,968    $103,686
  Premiums ceded............................................    7,612     21,249       3,179
                                                              -------    -------    --------
Net premiums written........................................   91,868     68,719     100,507
Increase in unearned premiums, net of prepaid reinsurance
  premium...................................................  (31,810)        --          --
          Premiums earned...................................   60,058     68,719     100,507
  Net investment income (note 2)............................   20,802     23,310      23,050
  Net realized gains on investments (note 2)................    4,120      2,004       4,511
  Reinsurance experience refund (note 7)....................    4,236      3,325         401
  Other.....................................................      677        506         311
                                                              -------    -------    --------
          Total revenues....................................   89,893     97,864     128,780
                                                              -------    -------    --------
Expenses:
  Losses and loss adjustment expenses, net (note 5).........   67,109     76,393     120,596
  Increase in reserve for extended reporting period
     claims.................................................    1,703        690         746
  Other underwriting and operating expenses (note 10).......    4,719      6,741       6,202
                                                              -------    -------    --------
          Total expenses....................................   73,531     83,824     127,544
                                                              -------    -------    --------
  Income before income taxes................................   16,362     14,040       1,236
Provision for income taxes (note 6).........................    4,960      4,664      (1,600)
                                                              -------    -------    --------
  Net income (note 9).......................................  $11,402    $ 9,376    $  2,836
                                                              =======    =======    ========

          See accompanying notes to consolidated financial statements.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF CHANGES IN FUND BALANCE

                                                                          NET UNREALIZED
                                                                               GAIN
                                                                             (LOSS) ON         TOTAL
                                                           UNASSIGNED    INVESTMENTS, NET       FUND
                                                             FUNDS         OF TAX EFFECT      BALANCE
                                                           ----------   -------------------   --------
                                                                         (IN THOUSANDS)
Balances, December 31, 1994..............................   $ 87,350          $(8,440)        $ 78,910
  Net income.............................................      2,836               --            2,836
  Net appreciation on investments, net of tax effect
     (note 2)............................................         --           20,170           20,170
                                                            --------          -------         --------
Balances, December 31, 1995..............................     90,186           11,730          101,916
  Net income.............................................      9,376               --            9,376
  Net depreciation on investments, net of tax effect
     (note 2)............................................         --           (9,093)          (9,093)
                                                            --------          -------         --------
Balances, December 31, 1996..............................     99,562            2,637          102,199
  Net income.............................................     11,402               --           11,402
  Net appreciation on investments, net of tax effect
     (note 2)............................................         --            4,353            4,353
                                                            --------          -------         --------
Balances, December 31, 1997..............................   $110,964          $ 6,990         $117,954
                                                            ========          =======         ========

          See accompanying notes to consolidated financial statements.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEARS ENDED DECEMBER 31,
                                                          -----------------------------------
                                                            1997         1996         1995
                                                          ---------    ---------    ---------
                                                                    (IN THOUSANDS)
Cash flows from operating activities:
  Net income............................................  $  11,402    $   9,376    $   2,836
  Adjustments to reconcile net income to net cash (used
     in) provided from operating activities:
  Depreciation and amortization.........................        945          454          180
  Deferred income taxes.................................      1,571        3,212       (2,087)
  Net realized gains on investments.....................     (4,120)      (2,004)      (4,511)
  Changes in operating assets and liabilities:
  Restricted cash.......................................        (66)      (2,004)          --
  Premium receivable....................................    (29,913)         563          (63)
  Accrued interest receivable...........................      1,233          564         (217)
  Amounts due to reinsurers.............................      1,791      (18,094)      21,911
  Prepaid reinsurance premiums..........................     (2,572)          --           --
  Income taxes payable..................................      1,130        6,460       (2,231)
  Loss and loss adjustment expense liability............    (31,537)     (20,492)      25,058
  Liability for extended reporting period claims........      1,703          690          746
  Unearned premiums.....................................     34,382           --           --
  Advance premiums......................................     (7,229)      (1,648)      (3,584)
  Other, net............................................      3,093          248       (3,676)
                                                          ---------    ---------    ---------
  Net cash (used in) provided from operating
     activities.........................................    (18,187)     (22,675)      34,362
                                                          ---------    ---------    ---------
Cash flows from investing activities:
  Purchases of short-term investments...................   (225,968)    (160,192)    (181,706)
  Proceeds from sale or maturity of short-term
     investments........................................    208,019      174,413      177,862
  Purchases of fixed maturity investments...............   (151,634)    (160,937)    (241,113)
  Proceeds from sale of fixed maturity investments......    204,666      153,995      196,320
  Proceeds from maturity of fixed maturity
     investments........................................      8,216       20,145       16,946
  Purchases of equity securities........................    (27,315)          --           --
  Proceeds from sale of equity securities...............      2,904           --           --
  Purchases of furniture and equipment..................       (317)        (340)        (474)
  Proceeds from sale of furniture and equipment.........          2           --           --
                                                          ---------    ---------    ---------
  Net cash provided from (used in) investing
     activities.........................................     18,573       27,084      (32,165)
                                                          ---------    ---------    ---------
Cash flows used in financing activities:
  Book overdrafts.......................................         --       (4,335)      (2,197)
                                                          ---------    ---------    ---------
Net increase in cash....................................        386           74           --
Cash:
  Beginning of the year.................................         74           --           --
                                                          ---------    ---------    ---------
  End of the year.......................................  $     460    $      74    $      --
                                                          =========    =========    =========
Supplemental disclosure of cash flow information:
  Income taxes paid during the year.....................  $   2,259    $      66    $   2,718
                                                          =========    =========    =========

          See accompanying notes to consolidated financial statements.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization and Principles of Consolidation

     The consolidated financial statements include the accounts of Physicians Protective Trust Fund (the "Trust") and its wholly owned subsidiary, Physicians Protective Plan, Inc. ("PPP"). The Trust was formed on November 7, 1975 for the purpose of providing professional liability insurance coverage for member physicians in Florida. PPP was acquired on April 1, 1977 and provided managerial and administrative services to the Trust through December 31, 1996. Effective January 1, 1997, PPP ceased providing these services and now functions as an insurance agency. All significant intercompany accounts and transactions have been eliminated.

     On October 3, 1997, the Trust entered into a First Amended and Restated Merger Agreement with Professionals Insurance Company Management Group, a Michigan corporation (Professionals Group), and PICOM Insurance Company, a Michigan domiciled stock insurance company and wholly owned subsidiary of Professionals Group (PICOM). PICOM is Professionals Group's largest subsidiary and is a regional professional liability insurer licensed in nine states throughout the Midwest. Professionals Group has consolidated assets of $413.2 million at December 31, 1997. Under the First Amended and Restated Merger Agreement, PPTF's policyholders/members will exchange their membership rights for 4,089,160 shares of Professionals Group common stock. The transaction contemplated by the Merger Agreement is expected to qualify as a "pooling-of-interests" for accounting and financial reporting purposes.

  (b) Basis of Presentation

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP"), which vary in certain respects from statutory accounting practices followed in reporting to insurance regulatory authorities (see note 9 for the effect of such differences).

  (c) Short-Term Investments

     Short-term investments, which consist principally of commercial paper, money market funds and U.S. government securities, are stated at cost, which approximates fair value.

  (d) Restricted Cash

     Restricted cash is an amount required to be deposited in escrow for the appeal process of a specific case being litigated and decided upon in arbitration.

  (e) Investments Available for Sale

     All of the Trust's securities have been classified as available-for-sale since the adoption of SFAS No. 115 and therefore, all of the Trust's securities are available to be sold in response to the Trust's liquidity needs, changes in market interest rates and asset-liability management strategies, among other reasons. Investments available-for-sale on the balance sheet are stated at fair value. Unrealized gains and losses are excluded from earnings and reported as a separate component of fund balance, net of related deferred income taxes (see note 2).

     A decline in the fair value of an available-for-sale security below cost that is deemed other than temporary results in a charge to income, resulting in the establishment of a new cost basis for the security. All declines in fair values of the Trust's investment securities in 1997, 1996 and 1995 were deemed to be temporary.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Premiums and discounts are amortized or accreted, respectively, over the life of the related debt security as an adjustment to yield using a method that approximates yield to maturity. Dividends and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the specific-identification method for determining the cost of securities sold.

  (f) Furniture and Equipment and Depreciation

     Furniture and equipment are carried at cost, net of accumulated depreciation, which is computed using the straight-line method over periods ranging from 3 to 10 years (see note 3).

  (g) Loss and Loss Adjustment Expense Liability

     Trust policies provide for coverage on a claims-made basis. The loss and loss adjustment expense liability represent the accumulation of individual case estimates for reported losses and loss adjustment expenses, bulk adjustments to case estimates and actuarial estimates for incurred but not reported losses and loss adjustment expenses, based upon the Trust's actual experience, assumptions and projections as to claims frequency, severity, inflationary trends and settlement payments. The liability for loss and loss adjustment expenses is intended to cover the ultimate net cost of all losses and loss adjustment expenses incurred but unsettled through the balance sheet date. The liability is stated gross of reinsurance ceded. (see note 4).

  (h) Current Liabilities

     Under the Trust's cash management system, checks issued but not presented to banks frequently result in overdraft balances for accounting purposes which are classified as "Book Overdrafts" in the statement of cash flows.

  (i) Premiums

     Premiums are recognized as revenue in the accounting period in which coverage is provided. Upon termination of coverage with the Trust, members have the option to purchase an extended reporting endorsement, which provides coverages for incidents occurring during the membership period. Throughout 1996 and in all years prior to 1996, the Trust issued calendar year policies only. Therefore, there were no unearned premiums at the December 31, 1996 balance sheet date. During 1997, the Trust began to issue anniversary date policies and therefore at December 31, 1997 the amount of unearned premiums represents that portion of written premium relating to premiums that will be earned in future periods.

  (j) Liability for Extended Reporting Period Claims

     The liability for extended reporting period claims coverage is recorded during the term of the original claims-made policy in amounts deemed adequate to pay for estimated future claims reported subsequent to a policyholder's departure. Changes in this liability are charged or credited to income.

  (k) Income Taxes

     Under the asset and liability method of accounting for income taxes, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect, on deferred tax assets and liabilities, of a change in tax rates is recognized in income in the period that includes the enactment date (see note 6).

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  (l) Reinsurance

     The Trust is reinsured under medical malpractice reinsurance agreements. Reinsurance contracts do not relieve the Trust from its obligations to policyholders. The Trust continually monitors its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Trust only cedes risks to reinsurers whom the Trust believes to be financially sound. Beginning in 1996, General Reinsurance Corporation began reinsuring 100% of the Trust's ceded risks. The Trust obtains collateral in the form of letters of credit to secure any reinsurance recoverables from unauthorized reinsurers used prior to 1996. At December 31, 1997 and 1996, all reinsurance recoverables are considered collectible (see note 4).

  (m) Use of Estimates

     The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported financial statement balances as well as the disclosure of contingent assets and liabilities. Actual results could differ materially from those estimates used.

     Similar to other professional liability insurers, the Trust's liability for unpaid losses and loss expenses, although supported by actuarial projections and other data, are ultimately based on management's reasoned expectations of future events. Although considerable variability is inherent in these estimates, management believes that this liability is adequate. Estimates are reviewed regularly and adjusted as necessary. Such adjustments are reflected in current operations. In addition, the realization of the Trust's deferred income tax assets is dependent on generating sufficient future taxable income. It is reasonably possible that the expectations associated with these accounts could change in the near term and that the effect of such changes could be material to the consolidated financial statements.

  (n) Nature of Operations

     Following is a description of the most significant risks facing property/casualty insurers and how the Trust mitigates those risks:

          Legal/Regulatory Risk is the risk that the legal or regulatory environment in which an insurer operates will change and create additional costs or expenses not anticipated by the insurer in pricing its products. That is, regulatory initiatives designed to reduce insurer profits or new legal theories may create costs for the insurer beyond those recorded in the financial statements. The Trust mitigates this risk through underwriting and loss adjusting practices, which identify and minimize the adverse impact of this risk. This risk is concentrated in Florida, where the Trust writes all of its business.

          Credit Risk is the risk that issuers of securities owned by the Trust will default or other parties, including reinsurers, which owe the Trust money will not pay. Also, the Trust writes some policies with deductibles, which requires policyholders to reimburse the Trust for a portion of indemnity paid. The Trust minimizes this risk by adhering to a conservative investment strategy, by maintaining sound reinsurance and credit and collection policies and by providing for any amounts deemed uncollectible.

          Interest Rate Risk is the risk that interest rates will change and cause a decrease in the value of an insurer's investments. The Trust mitigates this risk by attempting to match the maturity schedule of its assets with the expected payout of its liabilities. To the extent that liabilities come due more quickly than assets mature, the Trust would have to sell assets prior to maturity and recognize a gain or loss. At December 31, 1997, the estimated market value of the Trust's bond portfolio was greater than its amortized cost.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  (o) Fair Value

     The fair value of the Trust's investments are estimated based on bid prices published by financial services or quotations received from securities dealers and is reflective of the interest rate environment that existed as of the close of business on December 31, 1997 and 1996. Changes in interest rates subsequent to December 31, 1997 will effect the fair value of the Trust's investments.

     The carrying amounts for the following financial instrument categories approximate their fair values at December 31, 1997 and 1996, because of their short-term nature: cash, short-term investments, premium receivable, reinsurance recoverable on paid losses, accrued interest receivable, unearned premiums and reinsurance experience refund payable.

(2) INVESTMENTS AVAILABLE FOR SALE

     The amortized cost, gross unrealized gains and losses and estimated fair value of investments available for sale are as follows:

                                               1997                                              1996
                          -----------------------------------------------   -----------------------------------------------
                                        GROSS        GROSS      ESTIMATED                 GROSS        GROSS      ESTIMATED
                          AMORTIZED   UNREALIZED   UNREALIZED     FAIR      AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                            COST        GAINS        LOSSES       VALUE       COST        GAINS        LOSSES       VALUE
                          ---------   ----------   ----------   ---------   ---------   ----------   ----------   ---------
                                          (IN THOUSANDS)                                    (IN THOUSANDS)
Fixed Maturities:
  U.S. governments......  $107,610     $ 1,587      $  (212)    $108,985    $138,169      $1,819      $(2,599)    $137,389
  Municipal bonds.......    82,748       5,718            0       88,466      78,171       3,500         (141)      81,530
  Corporate bonds.......    53,596       2,319          (53)      55,862      63,235       1,948         (144)      65,039
  Mortgage-backed
    securities..........    36,305         192          (20)      36,477      58,556         250         (637)      58,169
                          --------     -------      -------     --------    --------      ------      -------     --------
    Subtotal............   280,259       9,816         (285)     289,790     338,131       7,517       (3,521)     342,127
                          --------     -------      -------     --------    --------      ------      -------     --------
Equity securities.......    24,550       2,484       (1,425)      25,609          --          --           --           --
                          --------     -------      -------     --------    --------      ------      -------     --------
         Totals.........  $304,809     $12,300      $(1,710)    $315,399    $338,131      $7,517      $(3,521)    $342,127
                          ========     =======      =======     ========    ========      ======      =======     ========

     A summary of investments available for sale at December 31, 1997, by contractual maturity, is presented below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or repay obligations with or without prepayment penalties.

                                                       AMORTIZED      ESTIMATED FAIR
                                                          COST            VALUE
                                                     --------------   --------------
                                                     (IN THOUSANDS)   (IN THOUSANDS)
Due in one year or less............................     $     --         $     --
Due after one year through five years..............       57,067           57,804
Due after five years through ten years.............       56,452           59,415
Due after ten years................................      130,435          136,094
Mortgage-backed securities.........................       36,305           36,477
                                                        --------         --------
          Totals...................................     $280,259         $289,790
                                                        ========         ========

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     A summary of the sources of net investment income follows:

                                                 YEARS ENDED DECEMBER 31,
                                             --------------------------------
                                               1997        1996        1995
                                             --------    --------    --------
                                                      (IN THOUSANDS)
Fixed maturities...........................  $ 20,242    $ 22,605    $ 22,363
Equity securities..........................       103          --          --
Short-term investments and cash and cash
  equivalents..............................     1,153       1,368       1,095
Other investment assets....................       159          38         169
                                             --------    --------    --------
          Total investment income..........    21,657      24,011      23,627
Less investment expenses...................       855         701         577
                                             --------    --------    --------
          Net investment income............  $ 20,802    $ 23,310    $ 23,050
                                             ========    ========    ========

     Proceeds and related gross realized gains and gross realized losses on sales of fixed maturities and equity securities follow:

                                                 YEARS ENDED DECEMBER 31,
                                             --------------------------------
                                               1997        1996        1995
                                             --------    --------    --------
                                                      (IN THOUSANDS)
Total proceeds.............................  $215,786    $174,140    $213,266
                                             ========    ========    ========
Gross realized gains.......................     4,982       3,394       6,036
Gross realized losses......................      (862)     (1,390)     (1,525)
                                             --------    --------    --------
          Net realized gains...............  $  4,120    $  2,004    $  4,511
                                             ========    ========    ========

     Realized gains and increases (decreases) in net unrealized gains (losses) follow:

                                                 YEARS ENDED DECEMBER 31,
                                             --------------------------------
                                               1997        1996        1995
                                             --------    --------    --------
                                                      (IN THOUSANDS)
Net realized gains (losses):
  Fixed maturities.........................  $  3,981    $  2,004    $  4,511
  Equity securities........................       139          --          --
                                             --------    --------    --------
          Total............................  $  4,120    $  2,004    $  4,511
                                             ========    ========    ========
Change in net unrealized gains (losses):
  Fixed maturities.........................  $  5,535    $(13,776)   $ 30,561
  Equity securities........................     1,059           -           -
                                             --------    --------    --------
          Total............................  $  6,594    $(13,776)   $ 30,561
                                             ========    ========    ========

(3) FURNITURE AND EQUIPMENT, NET

     Furniture and equipment are reported net of accumulated depreciation of $1,654,000 in 1997 and $1,669,000 in 1996.

  Reinsurance

     In the normal course of business, the Trust seeks to reduce the loss that may arise from events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts receivable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. Although reinsurance agreements contractually

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

obligate the Trust's reinsurers to reimburse the Trust for their proportionate share of losses, they do not discharge the primary liability of the Trust. The Trust remains liable for the ceded amount of any liability for unpaid losses and loss adjustment expenses and unearned premiums in the event the assuming insurance organizations are unable to meet their contractual obligations.

     As of December 31, 1997, the Trust had an excess of loss reinsurance contract with General Reinsurance Corporation that covered losses in excess of the Trust's maximum current net retention per claim of $500,000. In 1996, the Trust lowered its per claim retention from $1 million to $500,000 through an "Excess of Loss" reinsurance contract with General Reinsurance Corporation. In 1996, the Trust also entered into a "Loss Ratio" reinsurance contract with General Reinsurance Corporation, which covered 43% of the losses within a range of approximately $53 million up to a maximum of $92 million. The "Loss Ratio" contract was not renewed in 1997.

     The Trust continually reviews its reinsurer(s), considering a number of factors, the most critical of which is their financial stability. Based on these reviews, the Trust evaluates its position with respect to existing and future reinsurers.

     Amounts due from reinsurers consisted of amounts related to:

                                                              DECEMBER 31,
                                                           ------------------
                                                            1997       1996
                                                           -------    -------
                                                             (IN THOUSANDS)
Paid losses and loss adjustment expenses.................  $   235    $ 2,930
Unpaid losses and loss adjustment expenses...............   56,591     54,649
Premiums ceded payable...................................   (2,709)    (1,282)
Experience refunds.......................................   (3,048)    (3,437)
                                                           -------    -------
                                                           $51,069    $52,860
                                                           =======    =======

     At December 31, 1997, amounts due from reinsurers were as follows:

                                                            AMOUNTS
                                                            DUE FROM    A.M. BEST
                                                           REINSURERS    RATING
                                                           ----------   ---------
                                                               (IN THOUSANDS)
General Reinsurance Corporation..........................   $40,171        A++
Continental Casualty Company.............................     7,321          A
Other....................................................     3,577         --
                                                            -------
          Total..........................................   $51,069
                                                            =======

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(5) LOSS AND LOSS ADJUSTMENT EXPENSE LIABILITY

     Activity in the loss and loss adjustment expense reserves is summarized as follows:

                                                 YEARS ENDED DECEMBER 31,
                                             --------------------------------
                                               1997        1996        1995
                                             --------    --------    --------
                                                      (IN THOUSANDS)
Balance at January 1.......................  $281,593    $302,085    $277,027
  Less reinsurance recoverables............    54,649      39,078      46,105
                                             --------    --------    --------
Net balance at January 1...................   226,944     263,007     230,922
                                             --------    --------    --------
Incurred related to:
  Current year.............................    72,129      72,368     112,121
  Prior years..............................    (5,020)      4,025       8,475
                                             --------    --------    --------
          Total incurred...................  $ 67,109    $ 76,393    $120,596
                                             --------    --------    --------
Paid related to:
  Current year.............................     9,167      12,215       8,047
  Prior years..............................    91,421     100,241      80,464
                                             --------    --------    --------
          Total paid.......................   100,588     112,456      88,511
                                             --------    --------    --------
Net balance at December 31.................   193,465     226,944     263,007
  Plus reinsurance recoverables............    56,591      54,649      39,078
                                             --------    --------    --------
Balance at December 31.....................  $250,056    $281,593    $302,085
                                             ========    ========    ========

     In the opinion of the Trustees, the loss and loss adjustment expense liability is adequate to cover all reported incidents, claims and related expenses and anticipated claims reported under extended reporting endorsements. However, medical malpractice claims by nature develop slowly over a number of years and the reserves may be more or less than the amount ultimately paid. In the event of a deficit in any year, which could not be covered by the accumulated fund balance, members of the Trust are fully assessable. It has not been necessary during the period of operation of the Trust to make such an assessment.

     The amount of loss liability needed is determined by management after evaluating the projected ultimate losses developed by the Trust's independent consulting actuary. Greater volatility in loss experience associated with the Trust's higher retention in 1994 and 1995 warranted adding small percentage increases to the Trust's prior years loss reserves during 1995 and 1996. More favorable loss experience in the report year 1995 combined with the implementation of systems designed to control loss adjustment expenses have resulted in a small percentage decrease in prior years loss reserves in 1997. Loss reserves are established within a range that assures certification by the Trust's independent actuary.

(6) INCOME TAXES

     The Trust and its subsidiary are required to file separate federal and state income tax returns.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The provision for income tax expense (benefit) includes the following:

                                                  YEARS ENDED DECEMBER 31,
                                                -----------------------------
                                                 1997       1996       1995
                                                -------    -------    -------
                                                       (IN THOUSANDS)
Current:
  Federal.....................................  $ 2,585    $   936    $   628
  State.......................................      804        516       (141)
                                                -------    -------    -------
                                                  3,389      1,452        487
                                                -------    -------    -------
Deferred:
  Federal.....................................    1,506      2,863     (2,066)
  State.......................................       65        349        (21)
                                                -------    -------    -------
                                                  1,571      3,212     (2,087)
                                                -------    -------    -------
Total expense (benefit).......................  $ 4,960    $ 4,664    $(1,600)
                                                =======    =======    =======

     The provision for income taxes differs from the "expected" income tax expense, computed by applying the U.S. federal corporate tax rate of 34 percent for 1997, 1996 and 1995 to income before income taxes, as follows:

                                                  YEARS ENDED DECEMBER 31,
                                                -----------------------------
                                                 1997       1996       1995
                                                -------    -------    -------
                                                       (IN THOUSANDS)
Computed "expected" tax expense...............  $ 5,563    $ 4,774    $   420
Tax-exempt interest income....................   (1,216)    (1,242)    (1,633)
State income taxes, net of federal income tax
  benefit.....................................      596        492       (107)
Other, net....................................       17        640       (280)
                                                -------    -------    -------
          Total...............................  $ 4,960    $ 4,664    $(1,600)
                                                =======    =======    =======

     The tax effect of the temporary differences that give rise to the total net deferred tax asset as of December 31, 1997 and 1996 are presented below:

                                                            1997       1996
                                                           -------    -------
                                                             (IN THOUSANDS)
Deferred federal income tax assets arising from:
  Discounting of loss reserves for tax but not for
     financial statement purposes......................    $ 7,247    $ 8,307
  Unearned premiums disallowance for tax but not for
     financial statement purposes......................      2,163         --
  Deferred reinsurance experience refund...............        763      2,477
  Alternative minimum tax credit.......................        348      1,243
                                                           -------    -------
          Total deferred federal income tax assets.....    $10,521    $12,027
                                                           -------    -------
Deferred federal income tax liabilities arising from:
  Unrealized gain on investments available for sale....     (3,601)    (1,359)
  State tax effect of book-tax differences.............       (458)      (393)
  Depreciation book-tax difference.....................        (17)       (17)
                                                           -------    -------
          Total deferred federal income tax
            liabilities................................     (4,076)    (1,769)
                                                           -------    -------
  Net deferred federal income taxes....................    $ 6,445    $10,258
                                                           =======    =======

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The Trust has not recorded a valuation allowance, as the deferred tax assets are presently considered by management to be realizable based on the level of anticipated future taxable income. Net deferred tax assets and federal income tax expense in future years can be significantly affected by changes in enacted tax rates or by unexpected adverse events that would impact management's conclusions as to the ultimate realizability of deferred tax assets.

     For 1997, 1996 and 1995, deferred income tax expense and benefit resulted from temporary differences in the recognition of income and expenses for financial reporting and income tax purposes. The sources of these differences and the tax effects of each year are presented below:

                                                   YEARS ENDED DECEMBER 31,
                                                 ----------------------------
                                                  1997       1996      1995
                                                 -------    ------    -------
                                                        (IN THOUSANDS)
Deferred reinsurance experience refund.........  $ 1,714    $ (178)   $(1,396)
Loss reserve discounting.......................    1,060     3,971       (218)
Unearned premiums..............................   (2,163)       --         --
Alternative minimum tax credit.................      895      (649)      (594)
State tax effect...............................       65       145        118
Other..........................................       --       (77)         3
                                                 -------    ------    -------
Deferred income tax expense (benefit)..........  $ 1,571    $3,212    $(2,087)
                                                 =======    ======    =======

(7) REINSURANCE EXPERIENCE REFUND

     The Trust's reinsurance contracts through December 31, 1997, include profit sharing provisions whereby premiums are refunded to the Trust after five years if they exceed actual losses incurred and an allowance for expenses. Interest income accrues on excess premiums computed. The reinsurance experience refunds earned for calendar years 1997, 1996 and 1995 were $4,236,000, $3,325,000 and
$401,000, respectively. These amounts include interest income of $1,250,000 for 1997, $1,095,000 for 1996 and $212,000 for 1995. The profits received by PPTF under the contracts emanate from report years prior to 1991 and have exceeded the amounts recognized as profits on the income statement. This results in establishing a deferred credit for the difference, which is subject to variation until the ultimate outcome of outstanding claims is known. Prior to 1995, reinsurance experience refunds were recognized on the income statement based on ultimate loss projections established by the Trust's independent actuary. Since 1995, the number of outstanding claims has decreased in number, so that it is appropriate to assess claims on an individual case by case basis. Accordingly, since 1995 reinsurance experience refunds have been recognized based on the closure rate of outstanding claims and the assumption that the few remaining open claims will be settled for a conservative amount above the claim's existing case basis reserve.

(8) SURPLUS CONTRIBUTIONS

     From 1984 through 1990, members joining the Trust were required to make a contribution to surplus. This contribution was required during a high growth period and was intended to strengthen the Trust's premium to surplus ratio and protect the residual value interests of policyholders who produced surplus in prior years through the profitability of the Trust. When the contribution was paid, a non-interest-bearing surplus note was issued. Under the terms of the note, repayment of principal and payment of any interest are at the sole discretion of the board of trustees. If the board of trustees decided to pay any or all of the contributions, the Department of Insurance would also be required to approve such payment. Generally, the surplus contributions are nonrefundable.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(9) RECONCILIATION OF FUND BALANCE

     The following is a reconciliation of fund balance at December 31, 1997, 1996 and 1995 and net income for the years then ended, as determined using statutory accounting practices compared to those determined in accordance with generally accepted accounting principles.

                                             FUND BALANCE                 NET INCOME
                                         --------------------    -----------------------------
                                           1997        1996       1997       1996       1995
                                         --------    --------    -------    -------    -------
                                                            (IN THOUSANDS)
As reported to regulatory authorities
  (unaudited)..........................  $113,309    $105,076    $ 8,106    $12,724    $ 6,081
Adjust net income reported on statutory
  basis (unaudited)....................        --          --         --        594       (594)
Net gain (loss) on subsidiary..........        --          --       (173)      (128)      (635)
Deferred income taxes (PPTF only)......     6,453      10,266     (1,571)    (3,212)     2,087
Deferred reinsurance experience
  refund...............................    (2,244)     (7,284)     5,040       (522)    (4,107)
Net unrealized gain (losses) on
  securities available for sale
  (gross)..............................     9,531       3,996         --         --         --
Surplus contributions (see note 8).....   (10,094)    (10,094)        --         --         --
Other non-admitted assets..............       999         239         --        (80)         4
                                         --------    --------    -------    -------    -------
As reported herein.....................  $117,954    $102,199    $11,402    $ 9,376    $ 2,836
                                         ========    ========    =======    =======    =======

(10) OTHER UNDERWRITING AND OPERATING EXPENSES

     Other underwriting and operating expenses are net of earned ceding commissions in the amounts of $758,000, $41,000 and $477,000 for the years, 1997, 1996 and 1995, respectively. The net amount of $4,719,000 for the year-ended December 31, 1997 includes premium tax refunds totaling $2,566,000. These non-recurring refunds are the result of amended returns filed for prior years pursuant to a court ruling allowing the use of credits in determining premium tax expense. Also, included are expenses, totaling $1,478,000, related to the merger activity described in note 1(a).

(11) PENSION PLAN

     The Trust and its subsidiary have a simplified employee pension plan ("SEP") which is a noncontributory defined contribution pension plan. The pension plan expense was $351,000 in 1997, $363,000 in 1996 and $283,000 in
1995.

(12) COMMITMENTS AND CONTINGENCIES

     The Trust and its subsidiary are obligated under various non-cancelable operating lease agreements for Trust offices and automobiles. The minimum future payments under these agreements for the year ended December 31, 1997 are as follows:

1998.............................  $  519,000
1999.............................     512,000
2000.............................     487,000
2001.............................     473,000
2002.............................     382,000
Thereafter.......................     911,000
                                   ----------
          Total..................  $3,284,000
                                   ==========

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Rental expense amounted to $518,000, $478,000 and $466,000 in 1997, 1996 and 1995, respectively.

     The Trust is involved in numerous legal actions arising primarily from claims against policies issued by the Trust. The legal actions arising from claims against these policies have been considered by the Trust in establishing its liability. Insurers are susceptible to lawsuits that award substantial judgments, including material amounts of punitive damages, or to substantial settlements. To date, no such lawsuit has resulted in an award for a material amount against the Trust. Among litigation pending is an action brought against the Trust on 11/23/94 that resulted in a judgment against a policyholder insured by the Trust for approximately $8.4 million. The policyholder has filed a motion for a new trial with the appellate court. While the outcome of this legal action is not presently determinable, the Trust's management and its legal counsel are of the opinion that it is highly probable that the appellate court will reverse the original judgment and grant a new trial. Management believes that the case will ultimately be settled for an amount substantially less than the original judgment and will not have a material adverse effect on the Trust's financial position or results of operations. Management has provided for the estimated ultimate loss as part of the loss and loss adjustment expense liability.

  Subsequent Events

     Effective February 1, 1998, the Trust entered into an Adverse Development Stop Loss Reinsurance Contract with PICOM as part of the Trust's over-all reinsurance program for years prior to January 1, 1997. Under this contract the Trust will pay $30.6 million to reinsure losses and loss adjustment expenses paid by PPTF after July 1, 1997 on claims arising under policies issued prior to January 1, 1997. The Trust will retain the first $147 million and the limit under the reinsurance contract is capped at $40 million.

                                    ANNEX A

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                       ANNUAL REPORT ON FORM 10-K FOR THE
                          YEAR ENDED DECEMBER 31, 1997
                               (WITHOUT EXHIBITS)

================================================================================

                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-K

(MARK ONE)

      [X]   ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
       SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997

                                       OR

      [ ]   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF
       THE SECURITIES EXCHANGE ACT OF 1934

                         FOR THE TRANSITION PERIOD FROM
                               --------------- TO
                                ---------------

                         COMMISSION FILE NUMBER 0-21223

                        PROFESSIONALS INSURANCE COMPANY

                                MANAGEMENT GROUP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     MICHIGAN                                           38-3273911
           (STATE OR OTHER JURISDICTION                    (I.R.S. EMPLOYER IDENTIFICATION NO.)
         OF INCORPORATION OR ORGANIZATION)
             2600 PROFESSIONALS DRIVE                                      48864
                 OKEMOS, MICHIGAN                                       (ZIP CODE)
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (517) 349-6500

        SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT: NONE

          SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                      COMMON STOCK, NO PAR VALUE PER SHARE

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

    The number of the registrant's shares of common stock, no par value per share, outstanding as of March 16, 1998 was 3,505,750.

    Based on the closing price of shares of the registrant's common stock as reported on the Nasdaq National Market on March 16, 1998 ($41.50) the aggregate market value of the shares of the registrant's common stock held by non-affiliates of the registrant as of March 16, 1998 was $137,003,162.

                      DOCUMENTS INCORPORATED BY REFERENCE

    Portions of the registrant's Notice of Annual Meeting of Stockholders and Proxy Statement for its 1998 Annual Meeting of Stockholders are incorporated by reference in Part III hereof.

================================================================================

                               TABLE OF CONTENTS

                                                                          PAGE NO.
                                                                          --------
                                      PART I
Item 1.     Business....................................................  A-4
            General.....................................................  A-4
            Products and Services.......................................  A-4
            Marketing...................................................  A-4
            Underwriting................................................  A-5
            Claims Management...........................................  A-6
            Reserves and Losses.........................................  A-6
            Investments.................................................  A-9
            Reinsurance.................................................  A-10
            Competition.................................................  A-11
            Regulation..................................................  A-11
            Subsidiaries................................................  A-15
            Employees...................................................  A-15
            Forward-Looking Statements..................................  A-15
            Glossary of Selected Insurance Terms........................  A-18
Item 2.     Properties..................................................  A-19
Item 3.     Legal Proceedings...........................................  A-19
Item 4.     Submission of Matters to a Vote of Security Holders.........  A-19
            Executive Officers of Registrant............................  A-20

                                     PART II
Item 5.     Market for Registrant's Common Equity and Related
              Stockholder Matters.......................................  A-21
Item 6.     Selected Financial Data.....................................  A-22
Item 7.     Management's Discussion and Analysis of Financial Condition
              and Results of Operations.................................  A-24
            Financial Condition.........................................  A-24
            Results of Operations.......................................  A-25
            Liquidity and Capital Resources.............................  A-27
            Impact of Inflation and Changing Prices.....................  A-30
            Reinsurance.................................................  A-30
            Regulation..................................................  A-31
            Effects of New Accounting Pronouncements....................  A-31
            Year 2000 Compliance........................................  A-32
Item 7A.    Quantitative and Qualitative Disclosures about Market
              Risk......................................................  A-32
Item 8.     Financial Statements and Supplementary Data.................  A-33
Item 9.     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure..................................  A-62

                                     PART III
Item 10.    Directors and Executive Officers of the Registrant..........  A-62
Item 11.    Executive Compensation......................................  A-62
Item 12.    Security Ownership of Certain Beneficial Owners and
              Management................................................  A-62
Item 13.    Certain Relationships and Related Transactions..............  A-62

                                     PART IV
Item 14.    Exhibits, Financial Statement Schedules, and Reports on Form
              8-K.......................................................  A-63
Signatures..............................................................  A-66

                                     PART I

ITEM 1. BUSINESS

GENERAL:

     Professionals Insurance Company Management Group ("Professionals Group," and together with its direct and indirect subsidiaries, the "Company") is a Michigan business corporation that functions as an insurance holding company. The Company had consolidated assets of $413.2 million and $357.4 million at December 31, 1997 and 1996, respectively. Professionals Group was incorporated on January 31, 1996 under the laws of the State of Michigan, its principal executive offices are located at 2600 Professionals Drive, Okemos, Michigan 48864, and its telephone number is (517) 349-6500.

PRODUCTS AND SERVICES:

     The principal product currently offered by the Company is medical professional liability insurance for physicians, surgeons, dentists, hospitals and other health care providers. Such insurance is primarily offered through PICOM Insurance Company, a stock insurance company incorporated under Michigan law in 1980 and a wholly owned subsidiary of Professionals Group ("PICOM"). Medical professional liability insurance provides insurance against the legal liability of an insured (and against loss, damage or expense incident to a claim of such liability) arising out of bodily injury, sickness, disease or death sustained by a patient arising from an act or omission occurring in the furnishing of health care services to a patient. PICOM is licensed to provide such insurance in Florida, Kentucky, Indiana, Illinois, Iowa, Michigan, Missouri, Ohio, Pennsylvania and Wisconsin and operates primarily in Michigan, Illinois, Indiana and Ohio. ProNational Casualty Company, a stock insurance company incorporated under the laws of Illinois in 1994 and a wholly owned subsidiary of PICOM ("ProNational Casualty"), is licensed to provide such insurance in Illinois.

     In 1994, the Company expanded into other professional liability lines by providing professional liability coverage to lawyers and law firms through PICOM. The Company currently provides reinsurance to an unaffiliated lawyers professional liability insurance company. See "Reinsurance."

     Effective July 1, 1997, PICOM began reinsuring, on a quota-share basis, 40% of the net personal lines insurance business of Michigan Educational Employees Mutual Insurance Company, a Michigan domiciled specialty writer of personal automobile and homeowners coverages for teachers and other members of the educational community in Michigan ("MEEMIC"). See "Reinsurance" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     PICOM and ProNational Casualty Company are rated A- by A.M. Best Company, Inc. ("A.M. Best") and A- by Standard & Poor's Corporation ("Standard & Poor's"). See "Glossary of Selected Insurance Terms" for descriptions of the rating continuums utilized by A.M. Best and Standard & Poor's. In developing their respective ratings, A.M. Best and Standard & Poor's each evaluate an insurer's financial and operating performance including a quantitative evaluation of profitability, leverage and liquidity and a qualitative evaluation of spread of risk, appropriateness of reinsurance, quality and diversification of assets, adequacy of reserves and surplus, and management experience. These ratings are based on factors of concern to policyholders, agents and intermediaries and are not directed towards the protection of investors.

MARKETING:

     The Company is licensed to write its insurance products in ten states. The Company currently markets its insurance products in Michigan, Illinois, Indiana, Iowa and Ohio and intends to begin marketing its insurance products in Florida and Pennsylvania in 1998. The Company has applied for licenses in Alabama, Delaware, Georgia, Kansas, Maryland, Minnesota, New Jersey, North Carolina, South Carolina, Tennessee, Virginia and West Virginia. There can be no assurances as to whether or when such licenses will be granted.

     The marketing and sales of the Company's insurance products is carried out by the Company through its offices in Okemos, Michigan, Lisle, Illinois, Indianapolis, Indiana and Columbus, Ohio, and in cooperation with local independent insurance agencies. The Company is primarily responsible for general marketing activities such as advertising, product information, convention participation and relationships with various professional associations of which the Company's insureds are members. Such independent insurance agencies are primarily responsible for the sale of the Company's insurance products by pursuing leads generated by the Company's marketing activities and through agency-generated leads in their local communities. For the years ended December 31, 1997, 1996 and 1995, the Company wrote approximately 85% of its premiums through independent agencies and approximately 15% of its premiums directly. For the years ended December 31, 1997, 1996 and 1995, the Company's top ten independent insurance agencies accounted for approximately 55%, 58% and 55%, respectively, of the Company's direct written premiums. In 1997, 1996 and 1995, one independent insurance agency individually produced approximately 10% of the Company's direct written premiums.

     The Company typically enters into written agreements with those independent insurance agencies offering the Company's insurance products. These agreements typically authorize the insurance agency to act as the Company's agent for the sale and service of specified insurance products in a specific state. Such agreements are for a stated duration (typically from one year to five years) and are terminable only upon prior written notice. Each insurance agency executing such an agreement acts as an independent contractor and is responsible for all expenses incurred by it. These agreements also (i) provide for direct billing and collection of all premiums by the Company, (ii) provide for specific commissions payable to the insurance agency, (iii) provide for arbitration in the event of disputes, and (iv) prohibit assignment by the insurance agency without the prior written consent of the Company.

UNDERWRITING:

     All underwriting decisions are made by the Company through its underwriting staff. Each prospective insured is required to submit an application for coverage that, among other things, reviews the professional training, area and scope of practice and claims history of the prospective insured. Through its underwriting process, which involves an evaluation of the application and, in certain situations, may include supplemental on-site risk management evaluations, the Company will assess the quality and pricing of the risk. In making such assessment, the Company's underwriting process typically emphasizes loss history, practice specialty and location.

     The Company's insurance policy premiums are based upon several factors, the most important of which are loss history, practice specialty and location of practice. Generally, physicians practicing in surgical specialties (such as neurosurgery, obstetrics, general surgery, orthopedic surgery and plastic surgery) are assessed higher premiums than non-surgeons; and, practices located in larger metropolitan areas are assessed higher premiums than practices located in smaller urban areas and rural areas. For the years ended December 31, 1997, 1996 and 1995, approximately 60%, 63% and 68%, respectively, of the Company's direct medical malpractice written premiums were generated from insureds practicing in non-surgical risk groups and 40%, 37% and 32%, respectively, were generated from insureds practicing in surgical risk groups. For the years ended December 31, 1997, 1996 and 1995, approximately 50%, 51% and 52%, respectively, of such written premiums were generated from insureds practicing in larger metropolitan areas (such as metropolitan Detroit, Michigan and metropolitan Chicago, Illinois) and 50%, 49% and 48%, respectively, of such written premiums were generated from insureds practicing in smaller urban areas and rural areas.

     Currently, the majority of medical professional liability policies issued by the Company are "claims-made" policies, although approximately 18%, 13% and 13% of the Company's direct medical professional liability premiums during 1997, 1996 and 1995, respectively, were derived from "occurrence" policies. (A claims-made policy is an insurance policy covering only those claims which occur and are reported during the policy period. An occurrence policy is an insurance policy covering losses occurring during the policy period, without regard to when the claim is reported to the insurer. See "Glossary of Selected Insurance Terms.")

CLAIMS MANAGEMENT:

     The Company emphasizes early evaluation and aggressive management of claims. A claim is generally reported directly to the Company by the insured after the insured has received a court summons or a pre-suit notice of claim. The reported claim is logged in to a computerized data base by the Company's claims staff, which then determines whether the potential loss is covered by an insurance policy issued by the Company. If the claim is covered, it is then assigned a claims professional for investigation and analysis. If the claim is in litigation, the claim is also assigned to outside legal counsel selected by the Company and specializing in professional liability claims. During 1997, approximately 72% of the Company's claims were litigated and ultimately resolved through settlement, dismissal or trial, and approximately 28% of the Company's claims were resolved outside of the litigation process through settlement or the abandonment of the claim by the plaintiff.

     The Company's claims staff evaluates and establishes an initial reserve for each claim within the first 90 days after notification of a claim. During the life of a claim, the reserve for such claim is systematically monitored and revised as new information about the claim develops. For litigated claims, the Company's claims staff works closely with outside legal counsel to develop case strategies and to foster full communications with the insured. Medical and/or other professional experts are retained to assist in the analysis and defense of claims. A claims committee comprised of experienced Company representatives and outside medical specialists meets regularly to provide medical insights and input for cases involving complex claims. The Company's claims staff meets on a weekly basis to review cases scheduled for trial. The Company's claims staff frequently attends court settlement conferences along with outside legal counsel and monitors cases during trial.

RESERVES AND LOSSES:

     The Company establishes balance sheet reserves based on its estimates of the future amounts necessary to pay claims and expenses associated with investigation and settlement of claims. These estimates include two components: case reserves and bulk reserves. Case reserves are estimates of future losses and loss adjustment expenses ("losses and LAE") for reported claims and are established by the Company's claims department. Bulk reserves, which include a provision for losses that have occurred but have not been reported to the Company as well as development on reported claims, are the difference between
(i) the sum of case reserves and paid losses and (ii) an actuarially determined estimate of the total losses and LAE necessary for the ultimate settlement of all reported claims and incurred but not reported claims, including amounts already paid.

     Loss and loss adjustment expense reserves are determined on the basis of individual claims and actuarially determined estimates of future losses based on the Company's past loss experience and projections as to future claims frequency, severity, inflationary trends and settlement patterns. Estimating professional liability reserves is a complex process which is heavily dependent on judgment and involves many uncertainties. As a result, reserve estimates may vary significantly from the eventual outcome. The assumptions used in establishing the Company's reserves are regularly reviewed and updated by management as new data becomes available. Any adjustments necessary are generally reflected in current operations.

     The following table sets forth a reconciliation of beginning and ending reserves for losses and LAE as shown in the Company's consolidated financial statements for the years indicated. See also Note 9 to the Company's consolidated financial statements.

                                                 YEARS ENDED DECEMBER 31,
                                             --------------------------------
                                               1997        1996        1995
                                             --------    --------    --------
                                                      (IN THOUSANDS)
Balance, beginning of year.................  $219,919    $199,605    $188,544
Less reinsurance balances recoverable......   (19,206)    (14,186)     (3,760)
                                             --------    --------    --------
Net balance, beginning of year.............   200,713     185,419     184,784
                                             --------    --------    --------
Incurred related to:
  Current year.............................    83,466      65,986      63,027
  Prior years..............................   (26,341)    (17,618)    (27,469)
                                             --------    --------    --------
     Total incurred........................    57,125      48,368      35,558
                                             --------    --------    --------
Effect of change in accounting method......        --          --      12,310
Loss and loss adjustment expense reserves
  assumed..................................        --       4,119          --
                                             --------    --------    --------
Paid related to:
  Current year.............................    10,512       4,352       3,053
  Prior years..............................    32,015      32,841      44,180
                                             --------    --------    --------
     Total paid............................    42,527      37,193      47,233
                                             --------    --------    --------
Net balance, end of year...................   215,311     200,713     185,419
Plus reinsurance balances recoverable......    23,840      19,206      14,186
                                             --------    --------    --------
Balance, end of year.......................  $239,151    $219,919    $199,605
                                             ========    ========    ========

     The following table presents the development of the net liability of undiscounted reserves for losses and LAE for the calendar years 1988 through 1997. (Through 1994, the Company's losses and LAE reserves were discounted. Effective January 1, 1995, this practice was discontinued). The amounts shown for each year on the top line of the table present the Company's estimate of its losses and LAE reserves as originally reported to stockholders. (The losses and LAE reserves as originally reported are presented net of reinsurance recoverables relating to unpaid losses through 1991, net of losses and LAE reserve discount through 1994, and gross of such amounts thereafter). The net liability-end of year line represents the undiscounted estimated amount of unpaid losses and LAE for claims arising in all prior years that were unpaid at the balance sheet date, including losses that had been incurred but not yet reported, net of reinsurance ceded. The portion of the table labeled "cumulative paid as of" shows the net cumulative payments for losses and LAE made in succeeding years for losses incurred prior to the balance sheet date. The next portion of the table shows the re-estimated amount of the previously recorded loss and LAE reserves based on experience as of the end of each succeeding year, followed by a line indicating the change from the original estimate to the most current re-estimate.

        ANALYSIS OF LOSS AND LOSS ADJUSTMENT EXPENSE RESERVE DEVELOPMENT
                                 (IN THOUSANDS)

                                                                      DECEMBER 31,
                       -----------------------------------------------------------------------------------------------------------
                         1988       1989       1990       1991       1992       1993       1994       1995       1996       1997
                       --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
Loss & LAE Reserves
  as originally
  reported...........  $150,745   $162,509   $167,982   $183,603   $184,758   $191,220   $188,544   $199,605   $219,919   $239,151
Less reinsurance
  recoverable........                                                (2,403)    (4,040)    (3,760)   (14,186)   (19,206)   (23,840)
Add pro forma change
  to reflect
  elimination of
  discount...........    43,637     41,161     32,781     27,839     16,568     12,616     12,310         --         --         --
                       --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
Net liability -- end
  of year............  $194,382   $203,670   $200,763   $211,442   $198,923   $199,796   $197,094   $185,419   $200,713   $215,311
Cumulative paid as
  of:
One year later.......    44,596     42,611     35,703     43,300     36,220     42,816     44,180     32,841     32,015
Two years later......    84,376     73,226     69,720     68,512     65,570     73,183     70,008     55,856
Three years later....   108,547     99,872     87,375     88,126     84,334     88,507     83,165
Four years later.....   126,619    110,475     99,051     99,732     92,666     94,909
Five years later.....   134,396    118,884    107,379    104,815     96,447
Six years later......   141,288    125,012    111,347    107,631
Seven years later....   146,704    128,772    113,718
Eight years later....   150,016    130,914
Nine years later.....   151,368
Re-estimated net
  liability as of:
End of year..........   194,382    203,670    200,763    211,442    198,923    199,796    197,094    185,419    200,713    215,311
One year later.......   206,473    198,911    192,046    183,353    171,318    173,013    169,625    167,778    174,372
Two years later......   202,528    191,402    172,650    167,450    152,998    158,403    158,756    141,779
Three years later....   191,995    173,376    161,494    151,492    145,128    149,654    143,556
Four years later.....   180,919    165,398    146,942    147,193    136,749    139,493
Five years later.....   175,759    155,570    144,384    140,589    132,043
Six years later......   169,167    154,533    138,998    137,978
Seven years later....   170,139    151,591    134,584
Eight years later....   168,731    153,135
Nine years later.....   170,428
Net cumulative
  redundancy.........    23,954     50,535     61,179     73,464     66,880     60,303     53,538     43,640     26,341

     In evaluating the information in the table above, it should be noted that each column includes the effects of changes in amounts for prior periods. The table does not present accident year or policy year development data. Conditions and trends that have affected the development of liabilities in the past may not necessarily occur in the future. Accordingly, it may not be appropriate to extrapolate future redundancies or deficiencies based on this table.

     As shown in the reserve development table, positive reserve development exists for each of the years 1988 through 1996. Such positive reserve development is mainly attributable to (i) the Company's practice of establishing its loss and loss adjustment expense reserves conservatively, as it relates to immaturely developed accident years, to minimize potential uncertainties, and
(ii) lower than expected claims costs associated in part with tort reform legislation enacted in Michigan between 1986 and 1994. Such tort reform legislation shortened the statute of limitations, introduced a statute of repose with a six year limitation for adults, modified expert witness rules to require more qualified expert witnesses and capped non-economic damages.

     The following table presents a reconciliation of reserves of the Company in accordance with statutory accounting practices ("SAP") with reserves reflected in the consolidated financial statements prepared in accordance with generally accepted accounting principles ("GAAP") as of December 31, 1997 and 1996.

               RECONCILIATION OF SAP RESERVES WITH GAAP RESERVES
                                 (IN THOUSANDS)

                                                             DECEMBER 31,
                                                         --------------------
                                                           1997        1996
                                                         --------    --------
Loss and LAE reserves -- SAP basis.....................  $204,653    $190,055
Add:
  Discount.............................................    10,658      10,658
  Provision for reinsurance on unpaid losses...........    23,840      19,206
                                                         --------    --------
Loss and LAE reserves -- GAAP basis....................  $239,151    $219,919
                                                         ========    ========

     For SAP reporting, loss reserves are discounted at a three percent discount rate, as permitted by insurance regulatory authorities. For GAAP reporting, the Company does not discount reserves. Under SAP, loss and LAE reserves are presented net of the provision for reinsurance, whereas under GAAP, loss and LAE reserves are presented gross of reinsurance and amounts due from reinsurers are presented as an asset.

INVESTMENTS:

     The Company invests principally in debt securities such as United States government obligations, U.S. government agency mortgage-backed securities, tax-exempt municipal bonds, redeemable preferred stocks and investment grade corporate bonds. Investment policy and the performance of independent investment managers are reviewed quarterly by or on behalf of Professionals Group's Board of Directors. The current investment policy establishes a target duration and limits fixed income purchases (absent specific authorization of Professionals Group's Board of Directors) to securities rated BBB/Baa or better by Moody's Investor Services, Inc. ("Moody's"), Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service Inc. The Company's independent investment manager selects specific bond issues within these guidelines. The Company's investment policy limits holdings in common stocks and preferred stocks, cumulatively, to twenty percent of the Company's statutory surplus.

     In general, the investment policy of the Company is to maximize after tax investment yield, subject to constraints on investment quality, maturity and liquidity. The Company's investment policy establishes a range of appropriate allocation among various asset classes. The precise allocation varies depending on an evaluation of the economic environment and on the Company's tax position. Currently, the Company's investment portfolio consists primarily of United States government agency, corporate and municipal bonds. As of December 31, 1997, only one of the rated securities in the Company's fixed income portfolio was rated below investment grade (carrying value was $816,000). See Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     As of December 31, 1997 and 1996, all fixed maturity securities were classified as available-for-sale and carried at estimated fair value. For these securities, temporary unrealized gains and losses, net of deferred federal income taxes, are reported directly through stockholders' equity, and have no effect on net income. As of December 31, 1997 and 1996, the estimated fair value of fixed maturity securities exceeded the aggregate amortized cost by $4.7 million and $298,000, respectively, and stockholders' equity was increased by those amounts, reduced by $1.6 million and $101,000, respectively, in deferred federal income taxes. The increase in net unrealized gains was due to slightly lower interest rates at year end 1997 as compared to year end 1996. See also Notes 4 and 6 to the Company's consolidated financial statements. The Company's fixed maturity investment portfolio is sensitive to interest rate changes. As of December 31, 1997, a one hundred basis point increase in market interest rates would decrease the value of this portfolio by approximately three and one-half percent, whereas a one hundred basis point decrease in market interest rates would increase the value of this portfolio by approximately three percent.

REINSURANCE:

     Insurance companies purchase reinsurance to limit risk on individual exposures, protect against catastrophic losses and increase their capacity to write insurance. Reinsurance involves an insurance company transferring, or ceding, all or a portion of its exposure on a given insurance policy to a reinsurer. The reinsurer assumes the exposure in return for a portion of the premium received by the insurance company. Reinsurance does not discharge the insurer from its obligation to its insureds. If the reinsurer fails to meet its obligations, the ceding insurer remains liable to pay the insured.

     The Company cedes a material amount of its business to reinsurers to spread risk and limit loss per exposure and to protect stockholders' equity from large or unusual loss activity. As of December 31, 1997, the Company had both excess of loss reinsurance (i.e., reinsurance in which the Company has ceded to a reinsurer, and such reinsurer has assumed, all or a portion of losses associated with a given policy in excess of a specified retention level up to a predetermined limit) and "errors and omissions" insurance (i.e., insurance which protects the Company against losses in excess of policy limits claims).

     The Company has various excess of loss and quota share reinsurance agreements. As of December 31, 1997, the maximum current net retention on business generated by Professionals Group's insurance subsidiaries, subject to certain adjustments of risk on any single coverage per claim after reinsurance, was $300,000. Effective January 1, 1998, the Company's net retention was increased to $500,000 on all business. Individual losses are covered by the excess of loss reinsurance on a per incident basis up to $5 million. The "errors and omissions" insurance protects the Company against losses in excess of policy limits claims up to $10 million, subject to a $500,000 retention for each claim. See also Note 5 to the Company's consolidated financial statements.

     The following table identifies the Company's most significant reinsurers, their percentage participation in the Company's aggregate reinsured risk based upon premiums paid by the Company during 1997 and their respective A.M. Best ratings as of December 31, 1997. No other single reinsurer's percentage participation in 1997 exceeded 3% of total ceded reinsurance premiums:

                                                                            1997 TOTAL     % OF 1997
                                                  A.M.          CEDED         CEDED       TOTAL CEDED
                                                  BEST       REINSURANCE     PREMIUMS      PREMIUMS
                                                RATING(1)     BALANCES       WRITTEN        WRITTEN
                                                ---------    -----------    ----------    -----------
                                                               (DOLLARS IN THOUSANDS)
Underwriters Reinsurance Company..............     A+          $ 4,125       $    --            --
TIG Reinsurance...............................      A            7,299         3,858          36.6%
PMA Reinsurance Corporation...................     A+            3,445         1,936          18.4%
Continental Casualty Company..................      A            3,014         1,708          16.2%
Odyssey Reinsurance Company...................     A-            1,347           869           8.2%
Other.........................................     --            2,422         2,173          20.6%
                                                               -------       -------         -----
                                                               $21,652       $10,544         100.0%
                                                               =======       =======         =====

---------------
(1) See "Glossary of Selected Insurance Terms" for a description of the rating continuum utilized by A.M. Best. See also Note 5 to the Company's consolidated financial statements.

     The Company, through its reinsurance intermediary, annually reviews the financial stability of all of its reinsurers. This review includes a ratings analysis of each reinsurer participating in a reinsurance contract. On the basis of such review, as of December 31, 1997 and 1996, the Company concluded that there was no material exposure to uncollectible reinsurance balances payable to the Company by its reinsurers. The Company has not experienced any material difficulties in collecting amounts due from reinsurers (ceded reinsurance balances) and believes (i) that its reinsurance is maintained with financially stable reinsurers and (ii) that any reinsurance security maintained is adequate to protect its interests. However, the inability of the Company to collect on its aggregate reinsurance recoverables, or the inability of the Company's reinsurers to make payments under the terms of reinsurance treaties (due to insolvency or otherwise), could have a material adverse effect on the Company's future results of operations and financial condition.

     Prior to 1996, the Company did not assume business from other insurance companies except as follows: In an effort to remediate the variances in certain regulatory ratios of ProNational Casualty, and in order to allow ProNational Casualty to assume PICOM's A.M. Best Rating, ProNational Casualty and PICOM entered into a quota share reinsurance contract whereby not less than 90% of the insurance risks written by ProNational Casualty are reinsured by PICOM. This reinsurance mechanism, which will not affect the Company's consolidated results, is expected to stabilize the underwriting results of ProNational Casualty. See "Regulation." In addition, on December 31, 1996, the Company assumed all of the loss and loss adjustment expense reserves and unearned premiums of American Medical Insurance Exchange. See "Subsidiaries."

     During 1997, PICOM entered into an agreement with Michigan Lawyers Mutual Insurance Company ("MLM") whereby PICOM ceded all of its Michigan lawyers professional liability insurance policies in-force to MLM and reinsured 35% of MLM's net premiums. As part of this arrangement MLM will provide certain insurance support services to enable PICOM to introduce its lawyers professional liability product into Illinois, Ohio and Indiana during 1998. The assumed premiums earned and the assumed losses and loss adjustment expenses incurred in connection with the MLM reinsurance agreement were $548,000 and $494,000, respectively, for the year ended December 31, 1997.

     Effective July 1, 1997, PICOM began assuming, on a quota-share basis, 40% of the net personal automobile and homeowners insurance risks of MEEMIC. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." The assumed premiums earned and the assumed losses and loss adjustment expenses incurred in connection with the MEEMIC reinsurance agreement were $20.1 million and $13.1 million, respectively, for the year ended December 31, 1997.

COMPETITION:

     The Company competes with numerous insurance companies as well as various self-insurance mechanisms. Principal competitors in the Midwest consist of three customer-owned local insurance companies (Michigan Physicians Mutual Liability Company, Illinois State Medical Inter-Insurance Exchange and Michigan Hospital Association Insurance Company) and several national companies (including The St. Paul Companies, The Medical Protective Company, American International Group, MMI Companies, Cincinnati Insurance Company, and CNA Insurance Companies). The majority of these competitors have substantially greater financial resources than does the Company.

     Competition in the medical malpractice insurance industry may take several forms, including pricing, service quality, breadth and flexibility of coverages, method of sale, and insurance carrier financial stability and ratings. The Company competes through name recognition and reputation, especially in its Midwest markets, by emphasizing a high level of customer service to insureds, and by using local insurance agencies to sell and distribute its insurance products. The Company has attempted to balance its need for rate adjustments with the goal of maintaining market share in a very competitive insurance market. Although the Company has maintained profitability and is endeavoring to offset lower premiums charged through more selective underwriting practices, there can be no assurance that these practices will be successful in the long term.

     The success of the Company may also be influenced by general economic conditions in the geographic markets served by it. No assurance can be given that favorable economic conditions will exist in such markets.

REGULATION:

     General. Insurance holding companies and insurance companies are extensively regulated. Such regulation has had significant effect on the operations of insurance holding companies and insurance companies in the past and is expected to have significant effects in the future. Periodically, legislation is considered and adopted which has resulted in, or that could result in, further regulation or deregulation of insurance holding companies and insurance companies. No assurance can be given as to whether any additional legislation will be adopted or as to the effect such legislation would have on the business of the Company.

     Insurance companies are subject to regulation by government agencies in the states in which they are licensed. PICOM is licensed as a property and casualty insurer in Michigan, Florida, Illinois, Indiana, Iowa, Kentucky, Missouri, Ohio, Pennsylvania and Wisconsin. ProNational Casualty is licensed as a property and casualty insurer in Illinois. The nature and extent of such regulation vary from jurisdiction to jurisdiction, but typically involve prior approval of the acquisition of control of an insurance company or of any company controlling an insurance company, regulation of certain transactions entered into by an insurance company with any of its affiliates, approval of premium rates, forms and policies used for many lines of insurance, standards of solvency and minimum amounts of capital and surplus which must be maintained, establishment of reserves required to be maintained for unearned premium, losses and loss adjustment expenses or for other purposes, limitations on types and amounts of investments, restrictions on the size of risks which may be insured by a single entity, licensing of insurers and agents, deposits of securities for the benefit of policyholders, and the filing of periodic reports with respect to financial condition and other matters. In addition, state regulatory examiners perform periodic examinations of insurance companies. Such regulation is generally intended for the protection of policyholders rather than security holders.

     PICOM and ProNational Casualty principally write medical malpractice insurance and additional requirements are placed upon them to report detailed information with regard to the settlements or judgments against their respective insureds. In addition to the reporting to the states of medical malpractice settlements and judgments, payments must also be reported to the National Practitioners Data Bank ("Data Bank"). Penalties attach if reports to the states and to the Data Bank are not made.

     Every insurance company is subject to a periodic examination under the authority of the insurance commissioner of its state of domicile. Any other state interested in participating in a periodic examination may do so. The last periodic examination of PICOM was based on its December 31, 1995 statutory financial statements and a report was issued on October 15, 1996. As of December 31, 1997, ProNational Casualty had yet to undergo a periodic examination. Various states also conduct "market conduct examinations" which are periodic, unscheduled examinations designed to monitor the compliance with state laws and regulations concerning the filing of rates and forms. PICOM and ProNational Casualty have not undergone a market conduct examination. Neither PICOM nor ProNational Casualty was required to make any financial adjustments or change any market conduct procedures as a result of any of these examinations.

     Insurance companies are also affected by a variety of state and Federal legislative and regulatory measures and judicial decisions that define and extend the risks and benefits for which insurance is sought and provided. In addition, individual state insurance departments may prevent premium rates for some classes of insureds from reflecting the level of risk assumed by the insurer for those classes. Such developments may adversely affect the profitability of various lines of insurance.

     Professionals Group is subject to regulation as an insurance holding company because of its ownership of PICOM and is required to file information relating to its capital structure, ownership, and financial condition and general business operations of its insurance subsidiaries. Similarly, and in addition to being regulated as an insurance company, PICOM is subject to regulation as an insurance holding company because of its ownership of ProNational Casualty and it is also required to file information relating to its capital structure, ownership, and financial condition and general business operations of its insurance subsidiaries. As insurance holding companies, Professionals Group and PICOM are also subject to special reporting and prior approval requirements with respect to transactions among affiliates.

     Regulation of the insurance industry is undergoing continuous change and the ultimate effect of such changes cannot be predicted. Regulations now affecting the Company may be modified at any time and new regulations affecting the Company may be enacted. There is no assurance that such modifications will not adversely affect the business of the Company. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Regulation."

     Change or Acquisition of Control. PICOM is a Michigan stock, property and casualty insurance company organized under the Michigan Insurance Code of 1956, as amended (the "Michigan Insurance Code"). ProNational Casualty is an Illinois stock, property and casualty insurance company organized under the Illinois Insurance Code. The Michigan Insurance Code and the Illinois Insurance Code all provide that the acquisition or change of "control" of a domestic insurer or of any person that controls a domestic insurer cannot be consummated without the prior approval of the relevant insurance regulatory authority. A person seeking to acquire control, directly or indirectly, of a domestic insurer or of any person controlling a domestic insurer must generally file with the relevant insurance regulatory authority an application for change of control (commonly known as a "Form A") containing certain information required by statute and published regulations and provide a copy of such Form A to the domestic insurer. In each of Michigan and Illinois, control is generally presumed to exist if any person, directly or indirectly, owns, controls, holds the power to vote or holds proxies representing 10% or more of the voting securities of any other person.

     In addition, many state insurance regulatory laws contain provisions that require pre-notification to state agencies of a change in control of a non-domestic admitted insurer in that state. While such pre-notification statutes do not authorize the state agency to disapprove the change of control, such statutes do authorize issuance of a cease and desist order with respect to the non-domestic admitted insurer if certain conditions exist such as undue market concentration.

     Insolvency Funds; Mandatory Pools. Most states require admitted property and casualty insurers to become members of insolvency or guaranty funds or associations which generally protect policyholders against the insolvency of such insurers. Members of the fund or association must contribute to the payment of certain claims made against insolvent insurers. Maximum contributions required by law in any one year vary between 1% and 2% of annual premium written by a member in that state. No assessments from guaranty funds were charged to the insurance subsidiaries of Professionals Group in 1997, 1996 or 1995. Assessments from guaranty funds may, to a limited extent, be recovered through future premium tax reductions.

     Insurance companies are also required to participate in various mandatory insurance facilities or in funding mandatory pools, which are generally designed to provide insurance coverage for consumers who are unable to obtain insurance in the voluntary insurance market. Pools are typically found in insurance lines such as workers' compensation, homeowners and personal automobile insurance. PICOM does not currently offer any of these insurance lines directly, but does provide reinsurance to MEEMIC. Moreover, PICOM could offer such insurance lines directly in the future. These pools typically require all companies writing applicable lines of insurance in the state for which the pool has been established to fund deficiencies experienced by the pool based upon each company's relative premium writings in that state, with any excess funding typically distributed to the participating companies on the same basis. To the extent that these assessments are imposed on the insurance subsidiaries of Professionals Group, they could have an adverse effect on Professionals Group or its insurance subsidiaries.

     Restrictions on Dividends. Insurance companies and self-insurance trust funds are subject to various state and regulatory restrictions, generally applicable to each insurer in its state of incorporation, which limit the amount of dividends or distributions by an insurer to its stockholders or policyholders. The restrictions are generally based on certain levels of surplus, investment income and operating income, as determined under statutory accounting practices.

     The Michigan Insurance Code and the Illinois Insurance Code regulate the distribution of dividends and other payments to a holding company by its insurance subsidiaries. Under each of the Michigan Insurance Code and the Illinois Insurance Code, an insurer may pay dividends or distribute cash or other property so long as such dividends or distributions, together with all other dividends or distributions made within the preceding year, do not exceed the greater of (i) 10% of the insurer's policyholders' surplus as of December 31 of the preceding year or (ii) the net income, not including realized capital gains, for the twelve-month period ending December 31 of the preceding year, with larger dividends payable only upon prior regulatory approval. Such restrictions or any additional subsequently imposed restrictions may in the future affect Professionals Group's ability to fund its operations, pay principal and interest on its debt, pay its expenses and pay any cash dividends to its stockholders. Future dividends from Professionals Group's subsidiaries may also be limited by business considerations.

     Risk-Based Capital. The National Association of Insurance Commissioners (the "NAIC") has established risk-based capital ("RBC") requirements to assist regulators in monitoring the financial strength and stability of property and casualty insurers. Under the NAIC requirements, regulatory compliance is determined by a ratio of an insurer's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level of RBC, as defined by the NAIC. Insurers below specific ratios are classified within certain levels, each of which requires specific corrective action. The levels and ratios are as follows:

                                              RATIO OF TOTAL ADJUSTED CAPITAL
                                                TO AUTHORIZED CONTROL LEVEL
                                                            RBC
                   LEVEL                          (LESS THAN OR EQUAL TO)
                   -----                      -------------------------------
Company action level........................                2.0
Regulatory action level.....................                1.5
Authorized control level....................                1.0
Mandatory control level.....................                0.7

     PICOM and ProNational Casualty have calculated their ratios of total adjusted capital to authorized control level RBC and each were in excess of 4:1 at December 31, 1997. At December 31, 1997, PICOM's total adjusted capital was $99.7 million, and its authorized control level RBC was $23.1 million, and ProNational Casualty's total adjusted capital was $10.2 million, and its authorized control level RBC was less than $1.0 million.

     NAIC-IRIS Ratios. The NAIC's Insurance Regulatory Information System was developed by a committee of state insurance regulators and is primarily intended to assist state insurance departments in executing their statutory mandates to oversee the financial condition of insurers operating in their respective states. IRIS identifies 11 industry ratios and specifies "usual values" for each ratio. Departure from the usual values on four or more ratios generally leads to inquiries from individual state insurance commissioners.

     In 1997, 1996 and 1995, PICOM did not have any ratios which varied from the "usual value" range.

     In 1995, ProNational Casualty had two ratios which varied from the "usual value" range as follows:

                 RATIO                    USUAL RANGE    PRONATIONAL CASUALTY VALUE
                 -----                    ------------   --------------------------
Two year over-all operating ratio.......   up to 100%               125%
Change in surplus.......................  (10%) to 50%              (26%)

     In 1996, ProNational Casualty had two ratios which varied from the "usual value" range as follows:

                 RATIO                    USUAL RANGE    PRONATIONAL CASUALTY VALUE
                 -----                    ------------   --------------------------
Two year over-all operating ratio.......   up to 100%               122%
Change in net writings..................  (33%) to 33%              (99%)

     In 1997, ProNational Casualty had two ratios which varied from the "usual value" range as follows:

                 RATIO                    USUAL RANGE    PRONATIONAL CASUALTY VALUE
                 -----                    ------------   --------------------------
Change in Surplus.......................  (10%) to 50%               69%
Change in net writings..................  (33%) to 33%              (99%)

     At present, no inquiries have been received from any state insurance commissioner as a result of the "unusual values" for ProNational Casualty. In an effort to remediate such "unusual values", and in order to allow ProNational Casualty to assume PICOM's A.M. Best Rating, ProNational Casualty and PICOM entered into a quota share reinsurance contract whereby not less than 90% of the insurance risks written by ProNational Casualty are reinsured by PICOM. This reinsurance mechanism, which will not affect the Company's consolidated results, is expected to stabilize the underwriting results of ProNational Casualty.

     Effect of Federal Legislation. Although the Federal government does not directly regulate the business of insurance, Federal initiatives often affect the insurance business in a variety of ways. Current and proposed Federal measures which may significantly affect the insurance business include Federal government participation in health care reform, product liability claims, environmental regulation, pension regulation (ERISA), examination of the taxation of insurers and reinsurers, minimum levels of liability insurance and safety regulations.

     Tort Reform. On a state level, several states, including Michigan, have adopted tort reforms designed to moderate the risk of practice to health care providers. Although such legislation is being subjected to numerous constitutional challenges, it generally has a positive impact by reducing malpractice losses. Such legislation also tends to result in increased competition because it causes the particular state to be more attractive to other insurance companies seeking to expand their markets. The Company has seen an increase in competition in its markets due, in part, to the passage of tort reform.

     On the Federal level, attempts to reform the delivery of medical care have contained provisions that could, if adopted, have a material impact on the Company and its insurance products. An example of such a change is the concept of "enterprise liability" that was contained in President Clinton's health care proposal. Under the enterprise liability concept, doctors would not bear individual liability for malpractice events with such liability being borne by the hospital or other enterprise in which the doctor practices. If enterprise liability or a similar concept were adopted, insurers such as PICOM could be at a competitive disadvantage since their business is concentrated in individual physician risks and larger, more established, companies already provide medical malpractice insurance for the enterprise risks.

SUBSIDIARIES:

     Professionals Group has four direct wholly-owned subsidiaries and two indirect wholly-owned subsidiaries. The direct wholly-owned subsidiaries are:
PICOM, PICOM Insurance Agency, Inc. ("PIA"), PICOM Financial Services Corporation ("PFSC") and American Insurance Management Corporation ("AIMC"). The indirect wholly-owned entities, all of which are wholly-owned subsidiaries of PICOM, are: PICOM Claims Services Corporation ("PCSC") and ProNational Casualty.

     PICOM is a stock, property and casualty insurer incorporated under the laws of the State of Michigan in 1980. PICOM offers professional liability insurance for physicians, surgeons, dentists, hospitals, other health care providers and lawyers and law firms. The Company is licensed to provide such insurance products in Michigan, Florida, Illinois, Indiana, Iowa, Kentucky, Missouri, Ohio, Pennsylvania and Wisconsin. PIA is an inactive Michigan insurance agency incorporated under the laws of the State of Michigan on March 31, 1981. PFSC is an inactive business corporation incorporated under the laws of the State of Michigan on May 29, 1986. AIMC is an Indiana corporation that serves as the attorney-in-fact for American Medical Insurance Exchange, an inactive Indiana interinsurance reciprocal exchange. PCSC provides claims management services on a fee for service basis and was incorporated under the laws of the State of Michigan on December 10, 1985. ProNational Casualty is a stock, property and casualty insurer incorporated under the laws of the State of Illinois on December 5, 1994. ProNational Casualty provided medical malpractice insurance to physicians and physician corporations in Illinois through 1997.

EMPLOYEES:

     The Company had 90 full-time employees and four part-time employees as of December 31, 1997. None of these employees are covered by a collective bargaining agreement. The Company believes that it enjoys good relations with its personnel.

FORWARD-LOOKING STATEMENTS:

     From time to time, the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, new products and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements, which are subject to risks and uncertainties. In order to avail itself of the safe harbor, the Company notes that a variety of factors could cause its actual results and experience to differ materially from the anticipated results or other expectations expressed in its forward-looking statements. All of such factors are difficult to predict and many are beyond the control of the Company. These important factors include certain factors discussed elsewhere herein (such as (i) future economic conditions in the regional and national markets in which the Company competes; (ii) financial market conditions, including, but not limited to, changes in interest rates; (iii) inflation; (iv) estimates of loss reserves and trends in losses and LAE; (v) changing competition; and

(vii) adverse changes in applicable law, regulations or rules governing insurance holding companies and insurance companies, and environmental, tax or accounting matters) and the following:

     Market Conditions May Impact Results and Operations. A majority of the direct insurance premium revenues of the Company are derived from medical malpractice risks. Many factors influence the financial results of the medical malpractice insurance business, several of which are beyond the control of the Company. The supply of medical malpractice insurance, or the industry's underwriting capacity, is determined principally by the industry's level of capitalization, historical underwriting results, returns on investment and perceived premium rate adequacy. Historically, the financial performance of the medical malpractice insurance industry has tended to fluctuate in cyclical patterns characterized by periods of greater competition in pricing and underwriting terms and conditions (a "soft insurance market") followed by periods of capital shortage and lesser competition (a "hard insurance market"). For several years, the medical malpractice insurance industry and the Company have faced a soft insurance market that has generally resulted in lower premiums and reduced profitability. Although the Company is endeavoring to offset lower premiums charged through more selective underwriting practices, there can be no assurance that these practices will be successful. There can be no assurances regarding whether or when market conditions will improve, or the manner in which, or the extent to which, changes in market conditions may impact the results and operations of the Company.

     Economic Conditions May Impact Results and Operations. Insurance companies rely on the positive performance of their investment portfolios to offset insurance losses and to enhance profitable results. Consequently, prevailing economic conditions, particularly changes in market interest rates, may significantly affect the operations of an insurance company that depend on its net investment income. In addition, changes in interest rates also can affect the value of an insurance company's interest-earning assets, which are comprised of fixed and adjustable-rate investment securities. Generally, the value of fixed-rate investment securities fluctuates inversely with changes in interest rates. Changes in interest rates also can affect the average life of investment securities. An insurance company is subject to reinvestment risk to the extent that it is not able to reinvest prepayments at rates which are comparable to the rates on the maturing investments.

     Changes in market interest rates have resulted in significant changes in the market value of the Company's portfolio of fixed maturity investments. As of December 1997, such portfolio had a modified duration of approximately four years and a market value that was $4.7 million more than the $308.9 million amortized cost of such portfolio. As of December 31, 1996, such portfolio had a modified duration of approximately four years and a market value that was $298,000 more than the $286.0 million amortized cost of such portfolio. As of December 31, 1997, a one hundred basis point increase in market interest rates would decrease the value of this portfolio by approximately three and one-half percent, whereas a one hundred basis point decrease in market interest rates would increase the value of this portfolio by approximately three percent.

     The success of the Company may also be influenced by general economic and legal conditions in the geographic markets served by it and its respective subsidiaries. No assurance can be given that favorable economic and legal conditions will exist in such markets.

     Health Care Industry Consolidation May Impact Results and Operations. The Company derives a majority of its direct premium income from physicians and other individual health care providers, physician groups, and smaller health care facilities. The health care industry is undergoing rapid market driven change and consolidation which may negatively impact the medical practice and economic independence of physicians who are the primary customer base of the Company. For example, the emergence of "managed care" has made it more difficult for physicians to conduct a traditional fee-for-service practice and has caused some physicians to leave private practice for employment with medical systems or to join or contractually affiliate with managed care organizations or practice management organizations. Such change and consolidation may result in the elimination of, or a significant decrease in, the role of the physician in the medical malpractice insurance purchasing decision. It could also result in greater emphasis on the role of professional managers, who may seek to purchase insurance on a price competitive basis and who may favor insurance companies that are larger and more highly rated than the Company. In addition, such change and consolidation could reduce medical malpractice premiums available to the Company as groups of insurance purchasers generally retain more risk by accepting higher deductibles and self insured retentions or by forming their own captive insurance mechanisms.

     The movement from a traditional fee-for-service practice to the managed care environment may also result in an increase in the liability profile of the Company's insureds. The majority of the Company's insured physicians practice in primary care specialties such as internal medicine, family practice, general practice and pediatrics. In the managed care environment, these primary care physicians are being required to take on the role of "gatekeeper" and control the use of specialty care by controlling access to specialists and by performing certain procedures that would customarily be performed by specialists in a fee-for-service setting. These practice changes may result in an increase in the claims frequency and severity experienced by primary care physicians and by their insurance carrier.

     Underwriting Losses and Reserves Based on Actuarial Assumptions. The Company collects premiums for the insurance coverage it provides. Such premiums are based upon certain actuarial and other assumptions. Although Professionals Group's insurance subsidiaries employ actuarial assumptions that they believe are reasonable, such assumptions are, by their nature, estimates. To the extent that the actuarial and other assumptions used by the Company prove to be incorrect, it may incur unanticipated underwriting losses on the risks that it insures. Medical malpractice claims and expenses may be paid over a period of ten years or more, which is longer than most property and casualty insurance. Trends in losses may therefore be slow to appear and accordingly, the reaction of the Company, in terms of modifying underwriting practices and changing premium rates, may lag underlying loss trends. In addition, inflation may increase the ultimate loss costs of Professionals Group.

     The loss and loss adjustment expense reserves established by the Company are estimates of amounts needed to pay reported and unreported claims and related loss adjustment expenses. The estimates are based on assumptions related to the ultimate cost of settling such claims. If the reserves of the Company are inadequate, it will be required to increase its reserves and thus reduce its net income or stockholders' equity in the period in which the deficiency is identified. Unanticipated underwriting losses or materially underestimated reserves could have a material adverse effect on the Company.

     Reliance on Reinsurance. In order to reduce risk and to increase its underwriting capacity, the Company obtains reinsurance from unaffiliated reinsurers (including domestic and foreign companies), although it retains a portion of each risk reinsured. The Company is subject to credit risk with respect to its reinsurers because reinsurance does not relieve the Company of its original liability to its insureds for the risks ceded to reinsurers. Although the Company believes that its reinsurance is maintained with financially stable reinsurers and that any reinsurance security maintained is adequate to protect its interests, the inability to collect on its reinsurance recoverables, or the inability of its reinsurers to make payments under the terms of reinsurance treaties (due to insolvency or otherwise), could have a material adverse effect on its future results of operations and financial position.

     The amount and cost of reinsurance available to companies specializing in medical professional liability insurance are subject, in large part, to prevailing market conditions beyond the control of the Company. The ability of the Company to provide professional liability insurance at competitive premium rates and coverage limits on a continuing basis will depend in part upon its ability to obtain adequate reinsurance in amounts and at rates that will not adversely affect their competitive position. Although the Company anticipates that it will continue to be able to obtain such reinsurance, there can be no assurance that this will be the case.

     Professionals Group is Dependent on Results and Operations of
Subsidiaries. Professionals Group is a legal entity separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of Professionals Group's funds are dividends and other distributions from its subsidiaries, borrowings and sales of equity. The rights of Professionals Group, and consequently its stockholders, to participate in any distribution of assets of any of its subsidiaries is subject to prior claims of policyholders, creditors and preferred stockholders, if any, of such subsidiary (except to the extent claims of Professionals Group in its capacity as a creditor are recognized), and to certain regulatory restrictions.

Consequently, Professionals Group's ability to fund its operations, and to pay debts, expenses and cash dividends to its stockholders may be limited.

     Professionals Group may engage in activities in addition to providing insurance through its subsidiaries. Such activities could include activities related to providing insurance, such as claims and risk management services, and activities unrelated to insurance, such as medical practice management services. To the extent that Professionals Group engages in activities that are unrelated to medical malpractice insurance, it may have no or limited experience or senior management expertise related to such new activities.

     Potential Adverse Consequences of Acquisitions, Business Combinations and Reinsurance Relationships. The Company has experienced significant growth in premium volume as a result of acquisitions, business combinations and reinsurance relationships. The Company intends to continue to pursue such transactions and relationships to the extent suitable candidates and acceptable terms may be identified. The Company is unable to predict whether or when any candidate for such a transaction or relationship will become available or the likelihood that any such transaction or relationship will be completed. The Company competes for acquisition, business combination, reinsurance and expansion opportunities with many entities that have substantially greater resources. In addition, such transactions and relationships may involve difficulties in the retention of personnel, diversion of management's attention, unexpected legal liabilities, and tax and accounting issues. There can be no assurance that the Company will be able to successfully identify suitable candidates for such transactions or relationships, complete any such transactions or relationships, integrate acquired businesses into its operations, or expand into new markets. Once integrated, such transactions or relationships may not achieve comparable levels of revenues, profitability, or productivity as the existing business of the Company or otherwise perform as expected.

     On August 15, 1997, Professionals Group announced that it had signed a definitive agreement to merge PICOM with Physicians Protective Trust Fund a medical malpractice self-insurance trust fund located in Coral Gables, Florida that provides medical malpractice insurance for physicians and physician corporations in the State of Florida ("PPTF"). See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources." The merger is expected to be accounted for as a pooling of interests (which means Professionals Group will carry forward to its accounts the assets and liabilities of PPTF at the respective amounts reported by PPTF) and is expected to occur in the second quarter of 1998, subject to regulatory and stockholder/policyholder approval.

GLOSSARY OF SELECTED INSURANCE TERMS

     A.M. Best Rating. A.M. Best Ratings are divided into "Secure" and "Vulnerable" rating groups as follows. Secure Ratings: A++, A+ (Superior); A, A- (Excellent); and B++, B+ (Very Good). Vulnerable Ratings: B, B-(Adequate); C++, C+ (Fair); C, C- (Marginal); D (Very Vulnerable); E (Under State Supervision); and F (In Liquidation).

     Cede. To transfer to another insurer (the reinsurer) all or part of the insurance risk underwritten by an insurer.

     Claims-made policy. An insurance policy covering only those claims which are reported during the policy period.

     Combined ratio. The sum of the expense ratio and the loss and LAE ratio.

     Earned premium. The prorated portion of an insurance premium which is no longer considered prepaid as a result of the elapsed time the insurance policy has been in force. For example, after six months, $12,000 of a prepaid $24,000 annual premium is considered earned premium.

     Excess of loss reinsurance. A form of reinsurance in which the insurer cedes to a reinsurer, and such reinsurer assumes, all or a portion of losses in excess of a specified retention level up to a predetermined limit.

     Expense ratio. The ratio of underwriting expenses to net premiums earned.

     Incurred but not reported (IBNR). The liability for future payments on losses which have occurred but have not yet been reported.

     Loss adjustment expenses (LAE). The expenses of settling claims, including legal and other fees.

     Loss and LAE ratio. The ratio of incurred losses and loss adjustment expenses to premiums earned. Losses include increases in reserves for extended reporting period claims.

     Net premiums written. Premiums retained by an insurer after deducting premiums on business ceded to others.

     Occurrence Policy. An insurance policy covering losses occurring during the policy period, without regard to when the claim is reported to the insurer.

     Quota Share Reinsurance. A form of treaty or facultative reinsurance in which the insurer cedes and the reinsurer assumes an agreed-upon percentage of risks. Also known as proportional reinsurance.

     Reinsurance. A procedure whereby an insurer remits or cedes a portion of the premium to a reinsurer as payment to the reinsurer for assuming a portion of the risk or liability under the policy. Reinsurance can be effected by "treaties" under which all risks of a defined category, amount and type for a primary insurer are covered, or on a "facultative" basis under which risks are covered on an individual, contract-by-contract basis.

     Reserves. Liability established by an insurer to reflect the estimated cost of claim payments and loss adjustment expenses that the insurer will ultimately be required to pay with respect to the insurance it has underwritten.

     Standard & Poor's ratings. Standard & Poor's Claims-Paying Ability Ratings are divided into "Secure Range" and "Vulnerable Range" groupings as follows. Secure Range: AAA (Superior); AA (Excellent); A (Good); and BBB (Adequate). Vulnerable Range: BB (May be Adequate); B (Vulnerable); CCC (Extremely Vulnerable); and R (Regulatory Action).

     Statutory Accounting Practices (SAP). Those principles required by state law which must be followed by insurers in submitting their financial statements to state insurance departments.

     Statutory surplus. The amount remaining after all liabilities of an insurance company are subtracted from all of its admitted assets, applying statutory accounting principles.

ITEM 2. PROPERTIES

     The Company owns its principal executive offices in Okemos, Michigan which houses the majority of its employees. The Company also owns, primarily for investment purposes, an office building in Williamston, Michigan. The Company leases office facilities in Lisle, Illinois, Indianapolis, Indiana and Columbus, Ohio. The Company also leases operating equipment under cancelable and noncancelable agreements.

ITEM 3. LEGAL PROCEEDINGS

     There are no material legal proceedings to which Professionals Group or any of its direct or indirect subsidiaries is a party or to which any of their property is subject.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matters were submitted to a vote of Professionals Group's stockholders during the fourth quarter of 1997.

EXECUTIVE OFFICERS OF REGISTRANT:

     As of March 16, 1998, the executive officers of Professionals Group consisted of the persons identified below. Executive officers are elected annually by, and serve at the pleasure of, Professionals Group's Board of Directors.

               NAME                 AGE                 POSITION
               ----                 ---                 --------
W. Peter McCabe, M.D.               58     Chairman
Victor T. Adamo, Esq., CPCU         50     President and Chief Executive
                                           Officer
R. Kevin Clinton, FCAS, MAAA        43     Vice President, Treasurer and
                                           Chief Financial Officer
Annette E. Flood, Esq., R.N.        39     Secretary

     W. PETER MCCABE, M.D. has been the Chairman of the Board and a director of Professionals Group since 1996. Dr. McCabe has been Chairman of the Board and a director of PICOM since 1994 and 1980, respectively. Dr. McCabe has been a director of Michigan Educational Employees Mutual Insurance Company, a Michigan mutual insurance company that writes personal automobile and homeowners coverages, since May 1997. He is board certified in Plastic Surgery and a past President of the Michigan State Medical Society. Dr. McCabe is engaged in private practice and serves on the medical staff of Saint John Hospital, Detroit, Michigan. Dr. McCabe is a graduate of Harvard College and Cornell University Medical School.

     VICTOR T. ADAMO, ESQ., has been the President and Chief Executive Officer and a director of Professionals Group since 1996, the President and a director of PICOM since 1990, and the Chief Executive Officer of PICOM since 1987. Mr. Adamo also has been a director of Michigan Educational Employees Mutual Insurance Company, a Michigan mutual insurance company that writes personal automobile and homeowners coverages, since May 1997. Prior to joining PICOM, Mr. Adamo was in private legal practice from 1975 to 1985 and represented PICOM in corporate legal matters. Mr. Adamo is a graduate of The University of Michigan and New York University School of Law and is a Chartered Property Casualty Underwriter (CPCU). Mr. Adamo and Mr. R. Kevin Clinton are the only current directors of Professionals Group who are also employees of Professionals Group or a subsidiary of Professionals Group.

     R. KEVIN CLINTON, FCAS, MAAA, has been the President and a director of Michigan Educational Employees Mutual Insurance Company, a Michigan mutual insurance company that writes personal automobile and homeowners coverages, since May 1997. Mr. Clinton has been a Vice President and Chief Financial Officer of Professionals Group since 1996 and a director of Professionals Group since September 1997. Mr. Clinton served as Vice President, Treasurer and Actuary of PICOM from 1990 through June 1997. Prior to becoming an officer of PICOM, Mr. Clinton was PICOM's consulting actuary from 1986 to 1990. He formerly served as the Actuary for the Michigan Insurance Bureau and in the actuarial department of Michigan Mutual Insurance Company. Mr. Clinton is a fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries. Mr. Clinton is a graduate of The University of Michigan where he received a B.A. degree in business administration and a M.A. in actuarial science. Mr. Clinton and Mr. Victor T. Adamo are the only current directors of Professionals Group who are also employees of Professionals Group or a subsidiary of Professionals Group.

     ANNETTE E. FLOOD, ESQ., R.N., has been the Secretary of Professionals Group since 1996. Ms. Flood is Vice President, Corporate Secretary and Legal Counsel of PICOM. Ms. Flood has been a director of Michigan Educational Employees Mutual Insurance Company, a Michigan mutual insurance company that writes personal automobile and homeowners coverages, since May 1997. Prior to joining PICOM in 1992, Ms. Flood was employed by Lansing General Hospital, Lansing, Michigan, from 1986 to 1992, most recently in the capacity of Vice President, Legal Services and Quality Management. Prior to joining the Lansing General Hospital staff, Ms. Flood was in the litigation section of the law firm of Dykema Gossett PLLC, Lansing, Michigan. Ms. Flood has a B.A. degree in nursing from The University of Michigan and a law degree from Wayne State University Law School.

                                    PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Shares of common stock, no par value per share, of Professionals Group have been traded in the over-the-counter market and listed for quotation on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol "PICM" since September 3, 1996. Prior to Professionals Group's acquisition of all of the issued and outstanding shares of PICOM common stock effective August 31, 1996, PICOM common stock was traded in the over-the-counter market and was listed for quotation on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol "PICM." Although transactions in common stock, no par value per share, of Professionals Group have been, and are expected to continue to be, facilitated by market-makers, there can be no assurance that an established or liquid trading market will continue.

     The table below sets forth (i) for the periods prior to September 3, 1996, the high and low sale prices for PICOM common stock on the Nasdaq National Market tier of the Nasdaq Stock Market, and (ii) for the periods since September 3, 1996, the high and low sale prices for the common stock, no par value per share, of Professionals Group on the Nasdaq National Market tier of the Nasdaq Stock Market. In each case the quotations have been adjusted as if the ten percent stock dividend paid by Professionals Group on December 16, 1996 had occurred prior to such quarters.

                                                             COMMON STOCK
                                                         --------------------
                                                          HIGH          LOW
                                                         ------        ------
1997
-------------------------------------------------------
First Quarter..........................................  $25.25        $20.00
Second Quarter.........................................   29.50         22.00
Third Quarter..........................................   39.00         27.50
Fourth Quarter.........................................   43.00         33.00
1996
-------------------------------------------------------
First Quarter..........................................  $23.41        $18.86
Second Quarter.........................................   22.95         19.77
Third Quarter..........................................   22.27         19.55
Fourth Quarter.........................................   22.00         19.77

     As of March 16, 1998 there were 2,630 registered holders of shares of common stock, no par value per share, of Professionals Group.

     The holders of common stock, no par value per share, of Professionals Group are entitled to receive such dividends as may be declared from time to time by the Board of Directors of Professionals Group out of funds legally available therefor. Professionals Group is not expected to declare cash dividends on its common stock for the foreseeable future, as it is expected that earnings of Professionals Group and its subsidiaries will be retained and used for operations. Any future dividends will depend upon, among other things, future financial results and requirements and contractual restrictions applicable to Professionals Group or its subsidiaries, including a covenant related to Professionals Group's bank term loan which prohibits the payment of cash dividends on Professionals Group's common stock (except for cash paid in lieu of fractional shares related to stock dividends declared). Professionals Group declared a 10% stock dividend on November 21, 1996 which was paid on December 16, 1996 to stockholders of record as of December 4, 1996. No fractional shares of common stock were issued in payment of the stock dividend. In lieu of fractional shares, cash of approximately $26,000 was paid to stockholders.

     The ability of Professionals Group to fund its operations and to pay dividends on its common stock will be dependent upon its receipt of dividends, loans or advances from its insurance company subsidiaries (particularly PICOM). The ability of those subsidiaries to pay dividends is subject to regulatory restrictions. Generally, these restrictions limit the amount of dividends such subsidiaries can pay to their respective parent in any 12-month period to the greater of statutory net income for the preceding year (excluding realized gains and losses on sales of investments), or ten percent of policyholders' surplus as of the end of the preceding year.

As of January 1, 1998, approximately $14.2 million of dividends could be paid by Professionals Group's direct insurance subsidiaries without prior regulatory approval. In 1997 and 1996, Professionals Group's insurance subsidiaries paid cash dividends aggregating $4.7 million and $3.5 million, respectively, to Professionals Group. None of Professionals Group's insurance subsidiaries paid any cash dividends in 1995. There can be no assurance as to any future dividends by Professionals Group or any of its subsidiaries (see also Note 12 to the Company's consolidated financial statements).

ITEM 6. SELECTED FINANCIAL DATA

     The following selected financial data are derived from the Company's consolidated financial statements, except for selected statutory data, which are presented in accordance with statutory accounting practices. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information included elsewhere in this report. (All such information is in thousands, except per share data.)

                                                                 YEARS ENDED DECEMBER 31,
                                                      -----------------------------------------------
                                                       1997      1996      1995      1994      1993
                                                      -------   -------   -------   -------   -------
Income Statement Data(1):
  Gross premiums written............................  $81,690   $64,771   $67,727   $51,110   $50,514
  Net premiums written..............................   71,146    55,464    55,151    48,778    48,177
  Net premiums earned...............................   71,968    56,687    55,684    48,490    48,192
  Net investment income.............................   18,719    15,741    14,729    13,379    12,363
  Total revenues and other income...................   91,649    72,242    70,572    59,867    67,476
  Losses and loss adjustment expenses(2)(4).........   57,125    48,368    35,558    44,853    44,585
  Total expenses....................................   77,742    60,219    46,230    52,669    52,775
  Income before cumulative effect of change in
     accounting method..............................   11,026     9,585    16,066     5,154     9,866
  Cumulative effect of change in accounting
     method(2)......................................       --        --    (8,125)       --        --
                                                      -------   -------   -------   -------   -------
  Net income........................................  $11,026   $ 9,585   $ 7,941   $ 5,154   $ 9,866
                                                      =======   =======   =======   =======   =======
  Weighted average shares outstanding(3)............    3,506     3,487     3,432     3,557     3,557
                                                      =======   =======   =======   =======   =======
  Weighted average shares outstanding-- assuming
     dilution(3)....................................    3,508     3,487     3,432     3,557     3,557
                                                      =======   =======   =======   =======   =======
Earnings per share(3):
  Income before cumulative effect of change in
     accounting method..............................  $  3.15   $  2.75   $  4.68   $  1.45   $  2.77
  Cumulative effect of change in accounting
     method(2)......................................       --        --     (2.37)       --        --
                                                      -------   -------   -------   -------   -------
  Net income per common share.......................  $  3.15   $  2.75   $  2.31   $  1.45   $  2.77
                                                      =======   =======   =======   =======   =======
  Net income per common share -- assuming
     dilution.......................................  $  3.14   $  2.75   $  2.31   $  1.45   $  2.77
                                                      =======   =======   =======   =======   =======
Cash dividends declared per share...................  $    --   $    --   $    --   $    --   $    --
                                                      =======   =======   =======   =======   =======

                                                               AS OF DECEMBER 31,
                                              ----------------------------------------------------
                                                1997       1996       1995       1994       1993
                                              --------   --------   --------   --------   --------
Balance Sheet Data:
  Total investments.........................  $342,561   $300,132   $280,607   $249,979   $253,133
  Total assets..............................   413,195    357,382    330,712    297,926    301,106
  Loss and loss adjustment expense
     reserves(2)............................   239,151    219,919    199,605    188,544    191,221
  Reserve for extended reporting period
     claims.................................    15,300     14,795     14,082     12,738     12,238
  Unearned premiums.........................    21,665     21,945     23,122     24,557     24,347
  Stockholders' equity......................   101,926     87,958     78,411     63,142     64,839
  Book value per common share(3)............     29.07      25.09      22.84      17.75      18.23

                                                                    YEARS ENDED
                                                                    DECEMBER 31,
                                                  ------------------------------------------------
                                                    1997      1996      1995      1994      1993
                                                  --------   -------   -------   -------   -------
Selected Statutory Data:
  Loss ratio(4).................................      80.1%     85.4%     71.5%     93.5%     94.1%
  Expense ratio.................................      23.7%     15.9%     17.3%     15.4%     15.8%
                                                  --------   -------   -------   -------   -------
  Combined ratio................................     103.8%    101.3%     88.8%    108.9%    109.9%
                                                  ========   =======   =======   =======   =======
  Statutory surplus.............................  $108,178   $80,572   $67,006   $47,149   $40,431
  Net premiums written to statutory surplus.....       .66x      .74x      .82x     1.03x     1.19x
Selected GAAP Data:
  GAAP combined ratio(4)........................     106.5%    106.2%     83.0%    108.6%    109.5%
                                                  ========   =======   =======   =======   =======

---------------
(1) Effective January 1, 1995, the Company began writing a book of business previously written by an Illinois insurance company. Effective July 1, 1997, the Company began assuming 40% of the net premiums of a Michigan insurance company.

(2) The Company discounted loss and loss adjustment expense reserves through 1994. In 1993 the Company changed its loss and loss adjustment expense reserve discount rate from 3.75% to 3%. This reduction in reserve discount rate was treated as a change in accounting estimate and resulted in a decrease in net income of $2.0 million for 1993. The effects of such change in the reserve discount rate, which was previously presented as a change in accounting method, has been reclassified and presented as a change in accounting estimate. Effective January 1, 1995, the Company eliminated its practice of discounting loss and loss adjustment expense reserves for GAAP reporting purposes, which was treated as a change in accounting method.

(3) Weighted average shares outstanding are in thousands. Prior period amounts have been restated for the effects of 10% stock dividends on December 16, 1996 and December 1, 1994 and 1993, respectively.

(4) In 1995 the Company reduced its estimated liability for loss and loss adjustment expense reserves by $12.3 million for redundancies. The ratio includes the increase in reserve for extended reporting period claims.

ITEM 7.MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this report.

FINANCIAL CONDITION:

     The Company's total assets were $413.2 million and $357.4 million as of December 31, 1997 and 1996, respectively, an increase of 15.6%. The increase in total assets as of December 31, 1997 was due mainly to bank borrowings received that were used to fund the Company's purchase of a $21.5 million surplus note issued by MEEMIC (see "Liquidity and Capital Resources") and to positive cash flows from operations.

     Paid losses and loss adjustment expenses were $42.5 million in 1997, as compared to $37.2 million in 1996 and $47.2 million in 1995. Paid losses and loss adjustment expenses for 1997 were $5.3 million more than in 1996 due mainly to the Company's reinsurance agreement with MEEMIC. See "Liquidity and Capital Resources." Paid losses and loss adjustment expenses for 1996 were $10.0 million less than in 1995 primarily due to the effect of tort reform legislation enacted in Michigan during 1994. A pre-suit notification procedure enacted as part of such tort reform legislation has enabled the Company to investigate and resolve many claims in a less expensive manner. Since the adoption of such legislation, the Company has been able to utilize its internal claims management staff to a greater extent. In the years prior to the adoption of such legislation, the Company had utilized, to a greater degree, more expensive outside legal counsel to investigate and resolve claims. In addition, paid losses and loss adjustment expenses were significantly higher in 1995 due to the high number of claims filed in 1994 just prior to the effective date of such tort reform legislation.

     As of December 31, 1997 and 1996, the Company had invested assets of $342.6 million and $300.1 million, respectively. Such 14.1% increase in invested assets resulted mainly from bank borrowings received that were used to fund the Company's purchase of a $21.5 million surplus note from MEEMIC (see "Liquidity and Capital Resources") and positive cash flows from operations. As of December 31, 1997 and 1996, invested assets represented approximately 83% and 84%, respectively, of the Company's total assets at those dates.

     As of December 31, 1997 and 1996, the Company's investment portfolio was dominated by fixed maturity securities and primarily consisted of U.S. government and agency bonds, high-quality corporate bonds, mortgage-backed securities, redeemable preferred stocks and tax-exempt U.S. municipal bonds. As of December 31, 1997 and 1996, these fixed maturity securities aggregated $313.6 million and $286.3 million, respectively. Approximately $288.2 million of the fixed maturity portfolio was comprised of rated securities of which 99.7% were rated investment grade or better at December 31, 1997. Approximately 87.1% of the non-rated fixed maturity portfolio was comprised of the surplus note investment in MEEMIC.

     The following table provides a profile of the Company's fixed maturity portfolio by rating as of December 31, 1997:

                                                       FAIR VALUE (AS REFLECTED    PERCENT OF
                 S&P/MOODY'S RATING                       ON BALANCE SHEET)        PORTFOLIO
                 ------------------                    ------------------------    ----------
                                                        (AMOUNTS IN THOUSANDS)
AAA/Aaa (including U.S. Governments of $32,200)......          $173,673                55.4%
AA/Aa................................................            61,773                19.7
A/A..................................................            45,055                14.4
BBB/Baa..............................................             7,654                 2.4
Not rated............................................            24,662                 7.8
All other............................................               816                 0.3
                                                               --------              ------
          Total......................................          $313,633               100.0%
                                                               ========              ======

     In December 1995, the Company reclassified all of its fixed maturity securities previously classified as held-to-maturity to available-for-sale, as permitted by the Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" issued by the Financial

Accounting Standards Board ("FASB"). This one-time reclassification increased stockholders' equity by $511,000, net of deferred federal income taxes, as of December 31, 1995. All fixed maturity securities are classified as available-for-sale and are carried at fair value as of December 31, 1997 and 1996.

     The Company's fixed maturity investment portfolio is sensitive to interest rate changes. As of December 31, 1997 and 1996, the fixed maturity portfolio had net unrealized gains of approximately $4.7 million and $298,000, respectively. The increase in net unrealized gains was due to slightly lower interest rates at year end 1997 compared to year end 1996. As of December 31, 1997, the fixed maturity portfolio had a weighted average modified duration of approximately four years. A one hundred basis point increase in market interest rates would decrease the value of this portfolio by approximately three and one-half percent, whereas a one hundred basis point decrease in market interest rates would increase the value of this portfolio by approximately three percent.

     Equity securities as of December 31, 1997 and 1996 consisted primarily of common stock held in Physicians Insurance Company of Wisconsin, Inc., an unrelated stock insurance company providing professional liability insurance to health care providers primarily in Wisconsin. As of December 31, 1997 and 1996, equity securities had net unrealized gains of $127,000 and $62,000, respectively.

RESULTS OF OPERATIONS -- YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996:

     Professional liability related net premiums written were $51.0 million in 1997, a decrease of 8.0% when compared to professional liability net premiums written of $55.5 million in 1996. The decrease in professional liability premiums reflects continued price-based competition, particularly in the Michigan and Illinois insurance markets. The decrease in professional liability premiums in 1997 was offset by the reinsurance premiums assumed from MEEMIC, which increased net premiums written by $20.1 million. See "Liquidity and Capital Resources."

     During 1997 and 1996, the Company continued to balance its need for rate adjustments with the goal of maintaining market share in very competitive environments in Michigan, Illinois, Indiana and Ohio. Although the Company has maintained profitability and is endeavoring to offset lower premiums charged through more selective underwriting practices, there can be no assurance that these practices will be successful in the long run.

     Net investment income, excluding realized capital gains and losses, was $18.7 million for 1997, an increase of 18.9% over net investment income of $15.7 million for 1996. The increase in net investment income mainly resulted from an increase in average invested assets associated with bank borrowings received that were used to fund the Company's purchase of a $21.5 million surplus note from MEEMIC (see "Liquidity and Capital Resources") and positive cash flows from operations. The weighted average tax equivalent book yield of the fixed maturity portfolio was 6.9% and 6.7% as of December 31, 1997 and 1996, respectively. During 1997, the Company posted net realized investment losses of $207,000, whereas net realized investment losses in 1996 were $473,000.

     Loss and loss adjustment expense reserves are determined on the basis of individual claims and actuarially determined estimates of future losses based on the Company's past loss experience and projections as to future claims frequency, severity, inflationary trends and settlement patterns. Estimating professional liability reserves is a complex process which is heavily dependent on judgment and involves many uncertainties. As a result, reserve estimates may vary significantly from the eventual outcome. It has been the practice of the Company to establish its loss and loss adjustment expense reserves conservatively, as it relates to immaturely developed accident years, to minimize potential uncertainties. Nevertheless, the Company's reserves have been established within the range of acceptable values estimated by the Company's consulting actuary and are recorded based on such actuarial estimates. The assumptions used in establishing the Company's reserves are regularly reviewed by management and revised as new data becomes available. Any adjustments necessary are generally reflected in current operations.

     Professional liability insurance incurred losses and loss adjustment expenses (including the increase in reserve for extended reporting period claims) for 1997 totaled $44.6 million, a decrease of 9.2%, as compared to professional liability insurance incurred losses and loss adjustment expenses of $49.1 million for 1996. As a percentage of premiums earned, the professional liability insurance incurred loss and loss adjustment expense ratio (including the increase in reserve for extended reporting period claims) improved slightly to 85.9% in 1997, as compared to 86.6% in 1996. The Company has continued to employ more selective underwriting practices during this time of highly competitive market conditions. Accordingly, the professional liability incurred loss and loss adjustment expense ratio has remained stable. There can be no assurances, however, that these selective underwriting practices will be successful in the long run.

     Incurred losses and loss adjustment expenses related to the personal automobile and homeowners insurance assumed from MEEMIC (the "personal liability insurance") totaled $13.1 million for 1997. As a percentage of premiums earned, such personal liability insurance generated an incurred loss and loss adjustment expense ratio of 65.0% in 1997. The Company believes that such personal liability insurance produced a low loss ratio primarily due to less severe weather-related incidents in Michigan during 1997.

     Policy acquisition and underwriting expenses were $19.0 million in 1997, a 70.7% increase over policy acquisition and underwriting expenses of $11.1 million in 1996. As a percentage of premiums earned, the underwriting expense ratio increased to 26.4% during 1997, from 19.6% during 1996. The increase in such expenses was mainly due to $1.1 million of non-recurring legal, accounting, investment banker and related expenses associated with the Company's merger and acquisition activities, and $6.6 million of ceding commission attributable to the MEEMIC reinsurance agreement. Additional 1997 expenses included start-up expenses associated with the Company's expansion of business into Indiana and Ohio during 1997 and its planned expansion into Florida and Pennsylvania during 1998. Interest expense of $1.1 million during 1997 resulted from the Company's bank borrowings of $22.5 million in April 1997. See "Liquidity and Capital Resources."

     The Company recorded $2.9 million in federal income tax expense in 1997 as compared to $2.4 million in 1996. The Company's effective federal income tax rate approximated 20.7% in 1997 compared to 20.3% in 1996. The slight increase in the effective income tax rate is due mainly to certain merger and acquisition expenses which are not deductible for federal income tax purposes.

     Net income for 1997 was $11.0 million, or $3.14 per share (assuming dilution), on revenues of $91.6 million. This compares to net income of $9.6 million, or $2.75 per share (assuming dilution), on revenues of $72.2 million in 1996. The favorable 1997 earnings were attributable to the factors described above.

RESULTS OF OPERATIONS -- YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995:

     Professional liability net premiums written were $55.5 million in 1996, an increase of 0.6% when compared to professional liability net premiums written of $55.2 million in 1995. The increase in professional liability net premiums written was primarily due to $1.1 million in additional net premiums written by the Company's expansion of business into Indiana and Ohio. This increase was partially offset by decreases in professional liability premiums in the Company's Michigan and Illinois insurance markets.

     During 1996 and 1995, the Company continued to balance its need for rate adjustments with the goal of maintaining market share in very competitive environments in Michigan, Illinois, Indiana and Ohio. Although the Company has maintained profitability and is endeavoring to offset lower premiums charged through more selective underwriting practices, there can be no assurance that these practices will be successful in the long run.

     Net investment income, excluding realized capital gains and losses, was $15.7 million for 1996, an increase of 6.9% over net investment income of $14.7 million for 1995. Net investment income increased, despite a significant shift in the Company's investment portfolio towards municipal bonds (which, due to their tax-exempt status, offer lower pre-tax yields), due principally to the increases in invested assets associated with positive cash flows from operations. The weighted average tax equivalent book yield of the Company's fixed maturity portfolio was 6.7% and 6.5% as of December 31, 1996 and 1995, respectively. During 1996, the Company posted net realized investment losses of $473,000, whereas net realized investment losses in 1995 were negligible. The net realized investment losses posted in 1996 resulted from the Company's repositioning of its fixed maturity portfolio to increase after-tax yield.

     Professional liability insurance incurred losses and loss adjustment expenses (including the increase in reserve for extended reporting period claims) for 1996 totaled $49.1 million, an increase of 33.0% over incurred losses and loss adjustment expenses of $36.9 million for 1995. As a percentage of premiums earned, the professional liability insurance incurred loss and loss adjustment expense ratio (including the increase in reserve for extended reporting period claims) was 86.6% in 1996 compared to 66.3% in 1995. The loss and loss adjustment expense ratio was 22.1 percentage points lower in 1995 due to the Company's $12.3 million reserve reduction at year-end 1995. Such reserve reduction (which reduced the reserves relating to accident years 1986-1993 and reflected lower incurred losses than had been originally reserved for) was made possible by the favorable development of prior years' loss reserves. The factors leading to such favorable development were (i) the Company's practice of establishing its loss and loss adjustment expense reserves conservatively, as it relates to immaturely developed accident years, to minimize potential uncertainties, and (ii) lower than expected claims costs associated in part with tort reform legislation enacted in Michigan between 1986 and 1994. Such tort reform legislation shortened the statute of limitations, introduced a statute of repose with a six year limitation for adults, modified expert witness rules to require more qualified expert witnesses and capped non-economic damages.

     At year-end 1994, the Company's loss and loss adjustment expense reserves were discounted using a three percent interest rate assumption. Effective January 1, 1995, the practice of discounting reserves for financial reporting was eliminated and, accordingly, loss and loss adjustment expense reserves have been established on an undiscounted basis thereafter (a more conservative accounting practice used by most publicly-traded insurance companies).

     Policy acquisition and underwriting expenses were $11.1 million in 1996, a 19.4% increase over policy acquisition and underwriting expenses of $9.3 million in 1995. As a percentage of premiums earned, the underwriting expense ratio was 19.6% in 1996, up from the underwriting expense ratio of 16.8% in 1995. The increase in such expenses in 1996 relative to 1995 is attributable to non-recurring legal, accounting and related expenses associated with the formation of the Professionals Group holding company system, a one-time stock bonus paid to directors, officers and employees in 1996 and start-up expenses associated with the Company's expansion of business into Indiana and Ohio.

     The Company recorded $2.4 million in Federal income tax expense in 1996 as compared to $8.3 million in 1995. The Company's effective Federal income tax rate approximated 20.3% in 1996 compared to 34.0% in 1995. The decrease in the effective income tax rate is due to the Company's increased holdings in tax-exempt municipal bonds which caused a $1.0 million or 8.3% decrease in the expense and effective rate, respectively, as well as a revision to the estimate of the prior years' tax liability which caused a $913,000 or 7.6% decrease in the expense and effective rate, respectively. These decreases were partially offset by adjustments for other items, including dividends received deductions and non-deductible meals and entertainment, respectively, in an aggregate amount of $263,000 or 2.2% of the effective rate. The prior years' tax liability adjustment related to an overestimated tax accrual that was revised with the 1995 Federal tax return filing.

     Net income for 1996 was $9.6 million, or $2.75 per share (assuming dilution), on revenues of $72.2 million. This compares to net income of $7.9 million, or $2.31 per share (assuming dilution), on revenues of $70.6 million in 1995. The favorable 1996 earnings were attributable to the factors described above. Net income for 1995 was reduced by $8.1 million (net of deferred federal income taxes), or $2.37 per share (assuming dilution), as a result of a cumulative effect change in accounting method associated with the elimination of the Company's practice of discounting its loss and loss adjustment expense reserves during 1995.

LIQUIDITY AND CAPITAL RESOURCES:

     Liquidity describes the ability to generate sufficient cash flows to meet the cash requirements of continuing operations. Liquidity, in the context of insurance operations, is typically determined by two distinct operations: underwriting and investing. Net cash flows from underwriting operations are used to build an investment portfolio, which in turn produces future cash from investment income. The Company continuously monitors available cash and short-term investment balances in relation to projected cash needs to maintain adequate balances for current payments while maximizing cash available for longer term investment opportunities.

     The payment of losses, loss adjustment expenses and operating expenses in the ordinary course of business represents the Company's principal need for liquid funds. Payments for losses and loss adjustment expenses are distributed fairly evenly throughout the year. Payments for reinsurance are made within thirty days subsequent to the end of each quarter, with adjustments made after each reinsurance year. Historically, cash used to pay for these items has been provided by operations. In 1997, the Company used a portion of its cash flow from operations to fund its purchase of a new home office facility, including furniture and equipment, for $7.1 million. As of December 31, 1997, no material commitments for capital expenditures existed, and management believes the Company's present liquidity, together with its expected cash flow from operations, will be sufficient to fund any future potential commitments for capital expenditures.

     The ability of Professionals Group to fund its operations and to pay dividends on its common stock will be dependent upon its receipt of dividends, loans or advances from its insurance company subsidiaries (particularly PICOM). The ability of those subsidiaries to pay dividends is subject to regulatory restrictions. Generally, these restrictions limit the amount of dividends such subsidiaries can pay to their respective parent in any 12-month period to the greater of statutory net income for the preceding year (excluding realized gains and losses on sales of investments), or ten percent of policyholders' surplus as of the end of the preceding year. As of January 1, 1998, approximately $14.2 million of dividends could be paid by Professionals Group's direct insurance subsidiaries without prior regulatory approval. In 1997 and 1996, Professionals Group's insurance subsidiaries paid cash dividends aggregating $4.7 million and $3.5 million, respectively, to Professionals Group. None of Professionals Group's insurance subsidiaries paid any cash dividends in 1995. There can be no assurance as to any future dividends by Professionals Group or any of its subsidiaries (see also Note 12 to the Company's consolidated financial statements).

     In April 1997, Professionals Group borrowed $22.5 million under a seven-year unsecured bank term loan, bearing interest at an adjustable rate of LIBOR plus 62.5 basis points (the "Credit Agreement"). Under the Credit Agreement, interest, which accrued at the rate of 6.40% per annum as of December 31, 1997, is payable quarterly and principal is payable in installments on April 30 of each year as follows: 1998 -- $2,500,000; 1999 -- $2,500,000;
2000 -- $3,000,000; 2001 -- $3,000,000; 2002 -- $3,500,000; 2003 -- $3,500,000;
and 2004 -- $4,500,000. Professionals Group used $20.0 million of the proceeds of this loan to make a capital contribution to PICOM, which in turn, used the proceeds to purchase a $21.5 million Surplus Note from MEEMIC.

     The Credit Agreement prohibits the payment of cash dividends on Professionals Group's common stock (except for cash paid in lieu of fractional shares related to stock dividends declared). It also required the Company to, among other things, maintain total consolidated stockholders' equity of at least $80.0 million plus 50% of the preceding fiscal year's consolidated net income, maintain a ratio of debt to equity of not more than 0.5:1 and maintain a fixed charges coverage ratio and an interest coverage ratio (as defined in the Credit Agreement) of not less than 1.5:1 and 2.5:1, respectively. The Company was in compliance with, or has received waivers of, all required covenants at December 31, 1997.

     In April 1997, the Company completed certain transactions with MEEMIC involving the Company's purchase of a twelve-year, $21.5 million surplus note from MEEMIC, bearing interest at 8.5% per annum (the "MEEMIC Surplus Note") and its reinsuring, on a quota-share basis, 40% of MEEMIC's net premiums beginning July 1, 1997. In connection with these transactions (i) the Company agreed to provide MEEMIC with information systems services and certain consulting services under a management services agreement for a base fee of $2.0 million; (ii) Professionals Group nominees were elected to all positions on the Board of Directors of MEEMIC; and (iii) the Company agreed to assist MEEMIC in acquiring the net assets of Michigan Educators Insurance Agency, Inc. ("MEIA"), the exclusive distributor of MEEMIC insurance products.

     On September 22, 1997, MEEMIC Insurance Services Corporation (MEEMIC Services Corp.), a newly formed subsidiary of MEEMIC, purchased the net assets of MEIA. The purchase price equaled 3.75% of premiums written by MEEMIC Services Corp. through July 2004, subject to a guaranteed minimum purchase price of $43.0 million. To fund this purchase, MEEMIC Services Corp. paid cash of $22.5 million (utilizing the proceeds of the MEEMIC Surplus Note), and agreed to pay $20.5 million to MEIA as additional consideration through 2004, as provided for in the purchase agreement. MEEMIC guaranteed payment of the first $3.0 million and Professionals Group guaranteed payment of the final $17.5 million (payable in years 2001-2004) of such additional consideration. The Company believes the likelihood that the guarantee would become payable is minimal.

     The Company assisted MEEMIC in MEEMIC's acquisition of the net assets of MEIA for the reasons that follow: The Company believes that by virtue of such acquisition, MEEMIC acquired greater control over the distribution and pricing of its insurance products. The Company anticipates that such control will enable MEEMIC to increase the volume of its insurance business. Given the terms of the Company's reinsurance agreement with MEEMIC, an increase in the volume of MEEMIC's insurance business will increase the amounts of insurance and insurance premiums ceded to PICOM.

     At a future date, the Company and MEEMIC expect to pursue demutualization of MEEMIC. Such demutualization would be subject to regulatory approval by the Michigan Commissioner of Insurance and approval by MEEMIC's policyholders. No specific timetable has been set for demutualization and there can be no assurances that MEEMIC will be demutualized.

     On August 15, 1997, Professionals Group announced a definitive agreement to merge PICOM with Physicians Protective Trust Fund. The terms of such merger, which were amended and restated on October 3, 1997 pursuant to a First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997 by and among Professionals Group, PICOM and PPTF (the "Merger Agreement"), contemplate the combining of the operations of PICOM and PPTF, through the conversion, subject to dissenters' rights, of all membership rights of members of PPTF into an aggregate of 4,089,160 shares of common stock of Professionals Group. The contemplated merger is expected to be accounted for as a pooling of interests (which means Professionals Group will carry forward to its accounts the assets and liabilities of PPTF at the respective amounts reported by PPTF) and is expected to occur in the second quarter of 1998, subject to regulatory and stockholder/policyholder approval.

     Professionals Group was incorporated in January 1996 for the purpose of serving as the holding company for PICOM and its subsidiaries. Effective August 31, 1996, Professionals Group acquired all of the issued and outstanding shares of PICOM common stock through the merger of a wholly-owned insurance company subsidiary of Professionals Group with and into PICOM (the "Reorganization"). By virtue of the Reorganization, each issued and outstanding share of PICOM common stock was converted into one share of common stock, no par value per share, of Professionals Group and PICOM became a wholly-owned subsidiary of Professionals Group.

     In May 1996, and in a transaction valued at approximately $1.2 million, PICOM acquired all of the issued and outstanding shares of American Insurance Management Corporation, a privately held Indiana corporation that serves as the attorney-in-fact for American Medical Insurance Exchange, an inactive Indiana interinsurance reciprocal exchange. While the acquisition was accounted for as a purchase, the effect of the acquisition was not material to the Company's consolidated results of operations (see also Note 12 to the Company's consolidated financial statements).

     On July 5, 1995, PICOM repurchased 254,823 shares of its common stock (approximately 7.9% of the then issued and outstanding shares of PICOM Common Stock) owned by Physicians Insurance Company of Ohio at a price of $17 per share. During 1995, PICOM negotiated a reciprocal stock purchase agreement with Physicians Insurance Company of Wisconsin, Inc. ("PIC-WIS"). Under the agreement, PICOM acquired 1,583 shares of PIC-WIS common stock (representing 6.8% of the then outstanding shares of PIC-WIS common stock) for $2.5 million and PIC-WIS purchased 131,579 shares of PICOM common stock (representing 4.2% of the then issued and outstanding shares of PICOM common stock) for $2.5 million. The transaction replaced more than one-half of the equity used to accomplish the previously reported repurchase of shares of PICOM common stock held by Physicians Insurance Company of Ohio.

IMPACT OF INFLATION AND CHANGING PRICES:

     The consolidated financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary assets and liabilities of the Company are monetary in nature. As a result, interest rates have a more significant impact on the Company's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or magnitude as the cost of paying losses and loss adjustment expenses. Moreover, increases in market interest rates, which often occur during periods of high inflation, reduce the fair value of the Company's fixed maturity securities. Conversely, reductions in market interest rates increase the fair value of fixed maturity securities.

     Inflation increases the costs of settling insurance claims over time. Because insurance premiums are established before the amount of losses and loss adjustment expenses, and the extent to which inflation may affect such expenses, are known, the Company attempts to anticipate the future impact of inflation when establishing rate levels. The Company may be limited in raising its premium levels for competitive and regulatory reasons, in which case the Company, rather than its insureds, would be required to absorb the effects of inflation. Future economic changes which result in prolonged and increasing levels of inflation could cause increases in the dollar amount of loss and loss adjustment expense reserves and thereby adversely affect future reserve development. To minimize such risk, the Company maintains what management considers to be strong and adequate reinsurance, conducts regular actuarial reviews of reserves and maintains adequate asset liquidity.

REINSURANCE:

     In the normal course of business, the Company seeks to reduce the loss that may arise from events that cause unfavorable underwriting results, provide additional capacity for growth and protect stockholders' equity by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. At the present time, the Company has both excess of loss reinsurance and errors and omissions insurance. Although reinsurance agreements contractually obligate the Company's reinsurers to reimburse the Company for their proportionate share of losses, they do not discharge the primary liability of the Company. The Company is contingently liable for the ceded amount of reserves for unpaid losses and loss adjustment expenses and unearned premiums in the event the assuming insurance organizations are unable to meet their contractual obligations. See "Item 1. Business -- Reinsurance."

     The following table provides certain information for the year ended December 31, 1997, with respect to the Company's reinsurers (see also Note 5 to the consolidated financial statements for amounts recoverable from the Company's reinsurers):

                                                REINSURANCE
                REINSURER                      PREMIUM CEDED         A.M. BEST RATING
                ---------                  ----------------------    ----------------
                                           (AMOUNTS IN THOUSANDS)
TIG Reinsurance..........................         $ 3,858                   A
PMA Reinsurance Corporation..............           1,936                   A+
Continental Casualty Company.............           1,708                   A
Odyssey Reinsurance Company..............             869                   A-
Other....................................           2,173                  --
                                                  -------
                                                  $10,544
                                                  =======

     The Company continually reviews its reinsurers, considering a number of factors, the most critical of which is their financial stability. Based on these reviews, the Company evaluates its position with its reinsurers with respect to existing and future reinsurance. To date, the Company has not experienced any material difficulty in collecting reinsurance recoverables. No assurance can be given, however, regarding the future ability of any of the Company's reinsurers to meet their future obligations. See "Item 1. Business -- Reinsurance."

     During 1997, PICOM entered into an agreement with Michigan Lawyers Mutual Insurance Company, whereby PICOM ceded all of its Michigan lawyers professional liability insurance policies in-force to MLM and reinsured 35% of MLM's net premiums. As part of this arrangement MLM will provide certain insurance support services to enable PICOM to introduce its lawyers professional liability product into Illinois, Ohio and Indiana during 1998. The assumed premiums earned and the assumed losses and loss adjustment expenses incurred in connection with the MLM reinsurance agreement were $548,000 and $494,000, respectively, for the year ended December 31, 1997.

     Effective July 1, 1997, PICOM began assuming, on a quota-share basis, 40% of the net personal automobile and homeowners insurance risks of MEEMIC. The assumed premiums earned and the assumed losses and loss adjustment expenses incurred in connection with the MEEMIC reinsurance agreement were $20.1 million and $13.1 million, respectively, for the year ended December 31, 1997.

REGULATION:

     Certain regulations that affect the Company's insurance subsidiaries are promulgated by the National Association of Insurance Commissioners, which is an association of state insurance commissioners, regulators and support staff that acts as a coordinating body for the state insurance regulatory process. The NAIC has established risk-based-capital requirements to assist regulators in monitoring the financial strength and stability of property and casualty insurers. Under the NAIC requirements, regulatory compliance is determined by a ratio of an insurance company's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level of RBC, as defined by the NAIC. Companies below specific ratios are classified within certain levels, each of which requires specific corrective action. As of December 31, 1997 and 1996, PICOM and ProNational Casualty were in compliance with such ratios and were not required to take any corrective action. See "Item 1. Business -- Regulation."

     The NAIC has proposed a new model investment law that may affect the statutory carrying values of certain investments. Additionally, the NAIC has undertaken a project to codify statutory accounting practices, which, if completed and adopted, may affect the statutory carrying value of assets and liabilities. It is not certain, nor is it possible to predict what impact these projects will have on the Company's insurance subsidiaries, in the event the projects are adopted by the NAIC. See "Item 1. Business -- Regulation."

EFFECTS OF NEW ACCOUNTING PRONOUNCEMENTS:

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share" which is effective for financial statements issued for both interim and annual periods ending after December 15, 1997. Earlier application is not permitted. This standard replaces the presentation of primary earnings per share with a presentation of basic earnings per share and also requires dual presentation of basic and diluted earnings per share for all entities with complex capital structures. The Company adopted SFAS No. 128, as required, in the fourth quarter of 1997 and all prior interim and annual period earnings per share data presented herein has been restated to conform with the provisions of SFAS No. 128. The impact of the adoption of SFAS No. 128 was not material to previously reported earnings per share amounts.

     The FASB has also issued SFAS No. 130 "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. This standard requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The adoption of SFAS No. 130 is not expected to have a material effect on the Company's consolidated results of operations or financial condition.

     The FASB has issued SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information," which is effective for fiscal years beginning after December 15, 1997. This standard requires that an enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company has not determined what effects the adoption of SFAS No. 131 will have on its consolidated results of operations or financial condition.

YEAR 2000 COMPLIANCE:

     The Company has completed an assessment of its computer programs and has determined that portions of its software will have to be modified or replaced to facilitate the continued operation of its computers in the year 2000 and thereafter. Such modifications and replacements, which are not expected to exceed $500,000, will be expensed as incurred. To date, the Company has incurred and expensed approximately $150,000 (primarily for such assessment, the development of a modification plan, and the development of modifications to existing software).

     The Company expects to complete its contemplated modifications and replacements not later than March 31, 1999, which is prior to any anticipated impact on the Company's operating systems. The Company believes that with timely modifications to existing software and conversions to new software, Year 2000 compliance will not pose significant operational problems or have a material impact on the operations of the Company.

     The costs and timing of the modifications and replacements currently contemplated by the Company are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area and the ability to locate and correct all relevant computer codes.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

     By virtue of General Instruction 1 to Item 305 of Regulation S-K, and because it is neither a bank nor a thrift and its market capitalization on January 28, 1997 did not exceed $2.5 billion, the Company is not required at this time to provide disclosures under this Item 7A.

ITEM 8: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                                1997        1996
                                                              --------    --------
                                                                 (IN THOUSANDS,
                                                               EXCEPT SHARE DATA)
Investments (note 4):
  Available for sale, at fair value:
     Fixed maturities (amortized cost $308,941 and $285,976
      in 1997 and 1996, respectively).......................  $313,633    $286,274
     Equity securities (cost $2,704 and $2,630 in 1997 and
      1996, respectively)...................................     2,831       2,692
  Short-term investments, at cost, which approximates fair
     value..................................................    25,655      10,711
  Real estate, at cost, net of accumulated depreciation of
     $90 and $69 in 1997 and 1996, respectively.............       442         455
                                                              --------    --------
          Total investments.................................   342,561     300,132
Cash........................................................     2,176       2,023
Premiums due from policyholders.............................     7,051       7,268
Reinsurance balances (note 5)...............................    24,257      17,550
Accrued investment income...................................     4,785       3,885
Prepaid reinsurance premiums (note 5).......................       664         122
Deferred federal income taxes (note 6)......................    15,003      17,301
Property and equipment, at cost, net of accumulated
  depreciation (note 7).....................................     9,060       2,459
Deferred policy acquisition costs (note 8)..................     1,376         998
Other assets (note 16)......................................     6,262       5,644
                                                              --------    --------
          Total assets......................................  $413,195    $357,382
                                                              ========    ========
                       LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Loss and loss adjustment expense reserves (note 9)........  $239,151    $219,919
  Reserve for extended reporting period claims..............    15,300      14,795
  Unearned premiums.........................................    21,665      21,945
  Drafts outstanding........................................     1,991       2,540
  Long-term debt (note 10)..................................    22,500          --
  Balance due on purchased book of business.................     1,446       2,200
  Accrued expenses and other liabilities....................     9,216       8,025
                                                              --------    --------
          Total liabilities.................................   311,269     269,424
                                                              --------    --------
Shareholders' equity (notes 12 and 14):
  Preferred stock, no par value; 5,000,000 shares
     authorized; no shares issued and outstanding...........        --          --
  Common stock, no par value; 25,000,000 shares authorized;
     3,505,750 shares issued and outstanding in 1997 and
     1996...................................................     3,506       3,506
  Additional paid-in capital................................    14,569      14,569
  Retained earnings.........................................    80,671      69,645
  Net unrealized appreciation on investments, net of
     deferred federal income taxes..........................     3,180         238
                                                              --------    --------
          Total shareholders' equity........................   101,926      87,958
                                                              --------    --------
Commitments and contingencies (notes 5, 16 and 19)
          Total liabilities and shareholders' equity........  $413,195    $357,382
                                                              ========    ========

        See accompanying notes to the consolidated financial statements.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                    YEARS ENDED DECEMBER 31,
                                                              -------------------------------------
                                                                 1997         1996          1995
                                                              ----------    ---------    ----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues and other income:
  Premiums written, including $21,871 and $563 of premiums
     assumed in 1997 and 1996, respectively (note 5)........   $ 81,690      $64,771      $ 67,727
  Premiums ceded (note 5)...................................    (10,544)      (9,307)      (12,576)
                                                               --------      -------      --------
          Net premiums written..............................     71,146       55,464        55,151
  Decrease in unearned premiums, net of prepaid reinsurance
     premiums...............................................        822        1,223           533
                                                               --------      -------      --------
          Premiums earned, net..............................     71,968       56,687        55,684
  Net investment income (note 4)............................     18,719       15,741        14,729
  Net realized investment losses (note 4)...................       (207)        (473)           (6)
  Other.....................................................      1,169          287           165
                                                               --------      -------      --------
          Total revenues and other income...................     91,649       72,242        70,572
                                                               --------      -------      --------
Expenses:
  Losses and loss adjustment expenses, net (notes 5 and
     9).....................................................     57,125       48,368        35,558
  Increase in reserve for extended reporting period
     claims.................................................        505          713         1,344
  Policy acquisition and other underwriting expenses........     19,014       11,138         9,328
  Interest expense..........................................      1,098           --            --
                                                               --------      -------      --------
          Total expenses....................................     77,742       60,219        46,230
                                                               --------      -------      --------
          Income from operations before federal income taxes
            and cumulative effect of change in accounting
            method..........................................     13,907       12,023        24,342
Federal income taxes (note 6)...............................      2,881        2,438         8,276
                                                               --------      -------      --------
          Income before cumulative effect of change in
            accounting method...............................     11,026        9,585        16,066
Cumulative effect of change in accounting
  method -- elimination of loss and loss adjustment expense
  reserve discount, net of deferred federal income tax
  benefit of $4,185 (note 9)................................         --           --        (8,125)
                                                               --------      -------      --------
          Net income (note 14)..............................   $ 11,026      $ 9,585      $  7,941
                                                               ========      =======      ========
Net income per common share:
  Income before cumulative effect of change in accounting
     method.................................................   $   3.15         2.75          4.68
  Cumulative effect of change in accounting method..........         --           --         (2.37)
                                                               --------      -------      --------
Net income per common share.................................   $   3.15      $  2.75      $   2.31
                                                               ========      =======      ========
Net income per common share -- assuming dilution:
  Income before cumulative effect of change in accounting
     method.................................................   $   3.14      $  2.75      $   4.68
  Cumulative effect of change in accounting method..........         --           --         (2.37)
                                                               --------      -------      --------
Net income per common share -- assuming dilution............   $   3.14      $  2.75      $   2.31
                                                               ========      =======      ========

        See accompanying notes to the consolidated financial statements.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                      NET UNREALIZED
                                                                                       APPRECIATION
                                   COMMON STOCK                                       (DEPRECIATION)
                         --------------------------------                            ON INVESTMENTS,    COST OF
                                 SHARES                     ADDITIONAL               NET OF DEFERRED     COMMON        TOTAL
                         -----------------------             PAID-IN     RETAINED        FEDERAL        STOCK IN   SHAREHOLDERS'
                          ISSUED     IN TREASURY   AMOUNT    CAPITAL     EARNINGS      INCOME TAXES     TREASURY      EQUITY
                         ---------   -----------   ------   ----------   ---------   ----------------   --------   -------------
                                                            (IN THOUSANDS, EXCEPT SHARE DATA)
Balances, December 31,
  1994.................  3,238,959          --     $3,239    $ 8,181      $59,053        $(7,331)            --      $ 63,142
Net income.............         --          --         --         --        7,941             --             --         7,941
Purchase of treasury
  shares, at cost (note
  12)..................         --     254,823         --         --           --             --         (4,385)       (4,385)
Sale of treasury shares
  (note 4).............         --    (131,579)        --        236           --             --          2,264         2,500
Net appreciation on
  debt securities
  transferred from
  held-to-maturity
  classification (note
  4)...................         --          --         --         --           --            511             --           511
Net appreciation on
  debt and equity
  securities...........         --          --         --         --           --          8,702             --         8,702
                         ---------    --------     ------    -------      -------        -------        -------      --------
Balances, December 31,
  1995.................  3,238,959     123,244      3,239      8,417       66,994          1,882         (2,121)       78,411
Net income.............         --          --         --         --        9,585             --             --         9,585
Issuance of common
  stock (note 1).......          1          --         --         --           --             --             --            --
Issuance of treasury
  shares as stock bonus
  (note 12)............         --     (28,430)        --        207           --             --            490           697
Issuance of treasury
  shares in purchase of
  subsidiary (note
  12)..................         --     (44,000)        --        178           --             --            757           935
Retirement and
  cancellation of
  treasury shares (note
  12)..................    (50,814)    (50,814)       (51)      (823)          --             --            874            --
Issuance of 10% stock
  dividend.............    317,604          --        318      6,590       (6,934)            --             --           (26)
Net depreciation on
  debt and equity
  securities...........         --          --         --         --           --         (1,644)            --        (1,644)
                         ---------    --------     ------    -------      -------        -------        -------      --------
Balances, December 31,
  1996.................  3,505,750          --      3,506     14,569       69,645            238             --        87,958
Net income.............         --          --         --         --       11,026             --             --        11,026
Net appreciation on
  debt and equity
  securities...........         --          --         --         --           --          2,942             --         2,942
                         ---------    --------     ------    -------      -------        -------        -------      --------
Balances, December 31,
  1997.................  3,505,750          --     $3,506    $14,569      $80,671        $ 3,180        $    --      $101,926
                         =========    ========     ======    =======      =======        =======        =======      ========

        See accompanying notes to the consolidated financial statements.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1997        1996        1995
                                                              ---------   ---------   ---------
                                                                       (IN THOUSANDS)
Cash flows from operating activities:
  Net income................................................  $  11,026   $   9,585   $   7,941
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................      2,525       2,423       1,056
    Realized losses on investments..........................        207         473           6
    Deferred federal income taxes...........................        782       1,834       5,250
    Stock bonus.............................................         --         697          --
    Changes in assets and liabilities:
      Premiums due from policyholders.......................        217         350         558
      Reinsurance recoverables..............................     (6,707)     (5,286)     (8,809)
      Accrued investment income.............................       (900)       (273)       (615)
      Prepaid reinsurance premiums..........................       (542)        (46)        902
      Deferred policy acquisition costs.....................       (378)         94          20
      Other assets..........................................     (1,342)     (1,137)       (331)
      Loss and loss adjustment expense reserves.............     19,232      20,314      11,061
      Reserve for extended reporting period claims..........        505         713       1,344
      Unearned premiums.....................................       (280)     (1,177)     (1,435)
      Drafts outstanding....................................       (549)       (905)        (18)
      Accrued expenses and other liabilities................      1,191       1,877         667
                                                              ---------   ---------   ---------
         Net cash provided by operating activities..........     24,987      29,536      17,597
                                                              ---------   ---------   ---------
Cash flows from investing activities:
  Proceeds from sale or maturity of short-term
    investments.............................................    373,238     293,643     658,437
  Purchases of short-term investments.......................   (387,690)   (286,325)   (634,287)
  Proceeds from maturity of securities available-for-sale...      2,620       2,000      43,847
  Proceeds from sale of securities available-for-sale.......     61,829      97,188     115,684
  Purchases of securities available-for-sale................    (89,121)   (130,506)   (216,175)
  Proceeds from maturity of securities held-to-maturity.....         --          --      27,686
  Proceeds from sale of securities held-to-maturity.........         --          --         758
  Purchases of securities held-to-maturity..................         --          --     (12,861)
  Payable for securities....................................         --      (3,205)      3,205
  Purchases of property and equipment.......................     (7,456)       (667)       (774)
  Payment on liability for purchased book of business.......       (754)       (894)       (893)
                                                              ---------   ---------   ---------
         Net cash used in investing activities..............    (47,334)    (28,766)    (15,373)
                                                              ---------   ---------   ---------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt..................     22,500          --          --
  Purchase of treasury shares...............................         --          --      (4,385)
  Sale of treasury shares...................................         --          --       2,500
  Cash paid in lieu of fractional shares....................         --         (26)         --
                                                              ---------   ---------   ---------
         Net cash provided by (used in) financing
          activities........................................     22,500         (26)     (1,885)
                                                              ---------   ---------   ---------
Net increase in cash........................................        153         744         339
Cash, beginning of year.....................................      2,023       1,279         940
                                                              ---------   ---------   ---------
Cash, end of year...........................................  $   2,176   $   2,023   $   1,279
                                                              =========   =========   =========
Supplemental disclosure of cash flow information:
  Federal income taxes paid (recovered).....................  $   2,000   $   1,593   $    (159)
  Interest paid.............................................        730          --          --
Supplemental schedule of noncash investing and financing
  activities:
  Purchase of book of business (note 16):
    Intangible assets acquired..............................  $      --   $    (400)  $  (3,587)
    Amount due..............................................         --         400       3,587
  Issuance of treasury shares as stock bonus (note 12)......         --         697          --
  Issuance of treasury shares for acquired company (note
    12).....................................................         --         935          --

        See accompanying notes to the consolidated financial statements.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996 AND 1995

(1) DESCRIPTION OF BUSINESS

  General

     Professionals Insurance Company Management Group (Professionals Group) is an insurance holding company incorporated under Michigan law on January 31, 1996. Professionals Group owns all of the issued and outstanding common stock of PICOM Insurance Company (PICOM), a stock insurance company incorporated under Michigan law. Professionals Group and subsidiaries are collectively referred to as "the Company."

     Effective August 31, 1996, and pursuant to a Reorganization Agreement dated May 13, 1996 (the Reorganization Agreement), and an Agreement and Plan of Merger dated May 13, 1996 (Plan of Merger), among Professionals Group, PICOM Interim Insurance Company, a stock insurance company incorporated under Michigan law and a wholly owned subsidiary of Professionals Group (INSCO) and PICOM, Professionals Group acquired all of the outstanding capital stock of PICOM through the merger of INSCO with and into PICOM (the Merger). As a result of the
Merger: (1) INSCO was merged into PICOM and INSCO ceased to exist; (2) PICOM, as the surviving corporation, became a wholly owned subsidiary of Professionals Group; (3) each issued and outstanding share of common stock of PICOM (representing 3,188,145 shares) was converted into one share of common stock of Professionals Group, and (4) all of the issued and outstanding shares of INSCO held by Professionals Group were converted into shares of common stock of PICOM.

     The Merger has been accounted for in a manner similar to a pooling of interests, whereby Professionals Group has carried forward to its accounts the assets and liabilities of PICOM at their respective amounts as reported by PICOM.

     PICOM is a Michigan-domiciled property and casualty insurance company licensed in eight states which provides professional liability insurance for physicians, surgeons, dentists, hospitals, other health care providers and lawyers and law firms.

     Following is a description of the most significant risks facing property/casualty insurers and how the Company mitigates those risks:

     Legal/Regulatory Risk is the risk that the legal or regulatory environment in which an insurer operates will change and create additional costs or expenses not anticipated by the insurer in pricing its products. That is, regulatory initiatives designed to reduce insurer profits or new legal theories may create costs for the insurer beyond those recorded in the financial statements. The Company mitigates this risk through underwriting and loss adjusting practices which identify and minimize the adverse impact of this risk.

     Credit Risk is the risk that issuers of securities owned by the Company will default or other parties, including reinsurers, which owe the Company money will not pay. Also, the Company writes a significant amount of business under which policyholders reimburse the Company for policy deductibles. The Company minimizes this risk by adhering to a conservative investment strategy, by maintaining sound reinsurance and credit and collection practices and by providing for any amounts deemed uncollectible.

     Interest Rate Risk is the risk that interest rates will change and cause a decrease in the value of an insurer's investments. The Company mitigates this risk by attempting to approximately match the maturity schedule of its assets with the expected payout of its liabilities. To the extent that liabilities come due more quickly than assets mature, an insurer would have to sell assets prior to maturity and recognize a gain or loss. At December 31, 1997, the estimated market value of the Company's bond portfolio was greater than its amortized cost.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

     In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheets and revenues and expenses for the periods then ended. Actual results may differ from those estimates.

     The most significant estimates that are susceptible to significant change in the near term relate to the determination of the loss and loss adjustment expense reserves and the reserve for extended reporting period claims. Although considerable variability is inherent in these estimates, management believes that the reserves are adequate. The estimates are reviewed regularly and adjusted as necessary. Such adjustments are generally reflected in current operations. Other material estimates that are susceptible to significant change in the near term relate to the recoverability of deferred federal income tax assets.

(2) PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Professionals Group, and the following wholly owned subsidiaries:

     PICOM, including PICOM's two wholly owned subsidiaries, PICOM Claims Services Corporation -- a provider of claims processing services to a nonaffiliated professional liability company and ProNational Casualty Company (ProNational Casualty), formerly PICOM Insurance Company of Illinois -- an Illinois-domiciled property and casualty insurance company which provided professional liability insurance for physicians and surgeons in the State of Illinois through 1997. ProNational Casualty was formed in December 1994 to write the book of business purchased effective January 1, 1995 (see note 16).

     PICOM Financial Services Corporation -- an inactive financial services company.

     PICOM Insurance Agency, Inc. -- an inactive insurance agency.

     American Insurance Management Corporation -- an Indiana Corporation that serves as the attorney-in-fact for American Medical Insurance Exchange, an inactive Indiana interinsurance reciprocal exchange.

     All significant intercompany transactions and balances have been eliminated in consolidation.

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Basis of Presentation

     The consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP), which vary in certain respects from statutory accounting practices (SAP) followed in reporting to insurance regulatory authorities (see note 14 for the effects of such differences).

  (b) Investments

     Investment securities are classified upon acquisition into one of three categories: trading, available-for-sale or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities the Company has the positive intent and ability to hold until maturity. At December 31, 1997 and 1996, all of the Company's securities are classified as available-for-sale and are those securities that would be available to be sold in response to the Company's liquidity needs, changes in market interest rates and asset-liability management strategies, among others.

     Available-for-sale securities are recorded at fair value, whereas held-to-maturity securities are recorded at amortized cost. Unrealized gains and losses, net of the related income tax effect, on available-for-sale

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

securities are excluded from income and reported in the separate component of shareholders' equity. Transfers of securities between categories are recorded at fair value at the date of transfer. Unrealized gains and losses associated with transfers of securities from held-to-maturity to available-for-sale are recorded in the separate component of shareholders' equity.

     A decline in the fair value of an available-for-sale or held-to-maturity security below cost that is deemed other than temporary results in a charge to income, resulting in the establishment of a new cost basis for the security. All declines in fair values of the Company's investment securities in 1997, 1996 or 1995 were deemed to be temporary.

     Investments in preferred stock and common stock of nonaffiliates are stated at fair value. Fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

     Short-term investments, which consist principally of commercial paper, money market funds and U.S. government securities, are stated at cost, which approximates fair value.

     Premiums and discounts are amortized or accreted, respectively, over the life of the related debt security as an adjustment to yield using the yield-to-maturity method. Dividends and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the specific-identification method for determining the cost of securities sold.

  (c) Revenue Recognition

     Insurance premium income is recognized on a monthly pro rata basis over the respective terms of the policies in-force and unearned premiums represent the portion of premiums written which is applicable to the unexpired terms of the policies in-force.

     Reinsurance arrangements are prospective contracts for which prepaid reinsurance premiums are amortized ratably over the related policy terms based on the estimated ultimate amounts to be paid.

  (d) Loss and Loss Adjustment Expense Reserves

     Loss and loss adjustment expense reserves represent the accumulation of individual case estimates for reported losses and loss adjustment expenses, bulk adjustments to case estimates and actuarial estimates for incurred but not reported losses and loss adjustment expenses, based upon the Company's actual experience, assumptions and projections as to claims frequency, severity, inflationary trends and settlement payments. The reserve for loss and loss adjustment expenses is intended to cover the ultimate net cost of all losses and loss adjustment expenses incurred but unsettled through the balance sheet date. The reserve is stated gross of reinsurance ceded.

     Through December 31, 1994, the Company discounted loss and loss adjustment expense reserves to present value. Effective January 1, 1995, the Company eliminated its practice of discounting, a change in method of accounting (see note 9).

  (e) Reserve for Extended Reporting Period Claims

     The reserve for extended reporting period claims coverage is recorded during the term of the original claims-made policy, utilizing the pure-premium approach, in amounts adequate to pay for estimated future claims reported subsequent to a current policyholders' death, disability or retirement. Changes in this reserve are charged or credited to income.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

  (f) Property and Equipment and Depreciation

     Property and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed on the straight-line method over periods ranging from 4 to 25 years. Maintenance, repairs and minor renewals are charged to expense as incurred.

     The cost and related accumulated depreciation of assets sold are removed from the related accounts and the resulting gain or loss is reflected in income.

  (g) Deferred Policy Acquisition Costs

     Policy acquisition costs, specifically commissions, are deferred, subject to ultimate recoverability from future income, including investment income and amortized to expense over the period in which related premiums are earned.

  (h) Federal Income Taxes

     Deferred federal income tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (i) Intangible Assets

     Intangible assets are comprised mainly of goodwill, which represents the excess of cost over the fair value of assets acquired, and the cost of a purchased book of business (see note 16), both of which are being amortized on a straight-line basis over ten years. The carrying value of intangible assets is periodically reviewed by the Company based on the expected future undiscounted operating cash flows of the related item. Based upon its most recent analysis, the Company believes that no material impairment of intangible assets exists at December 31, 1997.

  (j) Stock-Based Compensation

     As more fully described in note 13, the Company records compensation expense for stock options only if the market price of the Company's stock, on the date of grant, exceeds the amount an individual must pay to acquire the stock.

  (k) Net Income Per Share

     Net income per share is computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents (stock options) outstanding during each year after giving effect to stock dividends and treasury shares.

     The Company adopted Statement of Financial Accounting Standards No. 128 "Earnings Per Share" (SFAS No. 128) during the fourth quarter of 1997. All income per share amounts presented herein have been restated to conform with the provisions of SFAS No. 128. A reconciliation of the numerators and

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

denominators of the "income per share" and "income per share -- assuming dilution" computations for "income before cumulative effect of change in accounting method" are presented below:

                                                  INCOME          SHARES        PER-SHARE
                                                (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                                -----------    -------------    ---------
For the Year Ended December 31, 1997:
  Income before cumulative effect of change in
     accounting method........................  $11,026,000
                                                -----------
  Income per share............................   11,026,000      3,505,750        $3.15
                                                                                  =====
  Effect of dilutive securities -- stock
     options..................................           --          2,011
                                                -----------      ---------
  Income per share -- assuming dilution.......  $11,026,000      3,507,761        $3.14
                                                ===========      =========        =====

For the Year Ended December 31, 1996:
  Income before cumulative effect of change in
     accounting method........................  $ 9,585,000
                                                -----------
  Income per share............................    9,585,000      3,486,698        $2.75
                                                                                  =====
  Effect of dilutive securities -- stock
     options..................................           --             25
                                                -----------      ---------
  Income per share -- assuming dilution.......  $ 9,585,000      3,486,723        $2.75
                                                ===========      =========        =====

For the Year Ended December 31, 1995:
  Income before cumulative effect of change in
     accounting method........................  $16,066,000
                                                -----------
  Income per share............................   16,066,000      3,432,339        $4.68
                                                                                  =====
  Effect of dilutive securities -- stock
     options..................................           --             --
                                                -----------      ---------
  Income per share -- assuming dilution.......  $16,066,000      3,432,339        $4.68
                                                ===========      =========        =====

(4) INVESTMENTS

     In November 1995, the Financial Accounting Standards Board issued a Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities. This guide allowed companies to reassess the appropriateness of the classification of securities as of the date of the implementation guide, but no later than December 31, 1995. As a result, the Company made a one-time transfer of approximately $77,893,000 in investment securities previously classified as held-to-maturity to the available-for-sale classification. The effect of such reclassification increased shareholders' equity by $511,000, net of deferred federal income taxes.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

     A summary of amortized cost, gross unrealized gains and losses and estimated fair value of investments in securities as of December 31, 1997 and 1996, follows:

                                                                         1997
                                                      -------------------------------------------
                                                                   GROSS UNREALIZED
                                                      AMORTIZED    ----------------    ESTIMATED
                                                        COST       GAINS     LOSSES    FAIR VALUE
                                                      ---------    ------    ------    ----------
                                                                    (IN THOUSANDS)
Fixed maturities available for sale:
  U.S. Treasury securities and obligations of U.S.
     government corporations and agencies...........  $ 31,774     $  431    $    5     $ 32,200
  Debt securities issued by states of the United
     States and political subdivisions of the
     states.........................................   105,045      2,345         1      107,389
  Debt securities issued by foreign governments.....       691        177        --          868
  Corporate debt securities.........................    74,558        738        33       75,263
  Mortgage-backed securities:
     Government.....................................    69,552        530       159       69,923
     Other..........................................    12,746        126         5       12,867
  Redeemable preferred stocks.......................    14,575        548        --       15,123
                                                      --------     ------    ------     --------
                                                      $308,941     $4,895    $  203     $313,633
                                                      ========     ======    ======     ========
Equity securities available for sale -- common
  stocks............................................  $  2,704     $  132    $    5     $  2,831
                                                      ========     ======    ======     ========

                                                                         1996
                                                      -------------------------------------------
                                                                   GROSS UNREALIZED
                                                      AMORTIZED    ----------------    ESTIMATED
                                                        COST       GAINS     LOSSES    FAIR VALUE
                                                      ---------    ------    ------    ----------
                                                                    (IN THOUSANDS)
Fixed maturities available for sale:
  U.S. Treasury securities and obligations of U.S.
     government corporations and agencies...........  $ 52,065     $  342    $  394     $ 52,013
  Debt securities issued by states of the United
     States and political subdivisions of the
     states.........................................    95,433        581       258       95,756
  Debt securities issued by foreign governments.....       690        150        --          840
  Corporate debt securities.........................    46,356        345       375       46,326
  Mortgage-backed securities:
     Government.....................................    68,752        466       788       68,430
     Other..........................................    15,684        168        41       15,811
  Redeemable preferred stocks.......................     6,996        104         2        7,098
                                                      --------     ------    ------     --------
                                                      $285,976     $2,156    $1,858     $286,274
                                                      ========     ======    ======     ========
Equity securities available for sale -- common
  stocks............................................  $  2,630     $   67    $    5     $  2,692
                                                      ========     ======    ======     ========

     The amortized cost and estimated fair value of fixed maturities at December 31, 1997, by contractual maturity, are shown below. Expected maturities on certain corporate and mortgage-backed securities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

                                                         AMORTIZED    ESTIMATED
                                                           COST       FAIR VALUE
                                                         ---------    ----------
                                                             (IN THOUSANDS)
Due in one year or less................................  $  4,992      $  5,005
Due after one year through five years..................    90,641        91,470
Due after five years through ten years.................    75,372        77,354
Due after ten years....................................    41,063        41,891
                                                         --------      --------
                                                          212,068       215,720
Mortgage-backed securities:
  Government...........................................    69,552        69,923
  Other................................................    12,746        12,867
Redeemable preferred stocks............................    14,575        15,123
                                                         --------      --------
                                                         $308,941      $313,633
                                                         ========      ========

     Proceeds and related gross realized gains and gross realized losses on sales of fixed maturities follow:

                                                  YEARS ENDED DECEMBER 31,
                                               ------------------------------
                                                1997       1996        1995
                                               -------    -------    --------
                                                       (IN THOUSANDS)
Proceeds.....................................  $61,825    $97,127    $116,441
                                               =======    =======    ========
Gross realized gains.........................  $   418    $   319    $  1,672
Gross realized losses........................     (597)      (807)     (1,345)
                                               -------    -------    --------
     Net realized gains (losses).............  $  (179)   $  (488)   $    327
                                               =======    =======    ========

     A summary of the sources of net investment income follows:

                                                  YEARS ENDED DECEMBER 31,
                                                -----------------------------
                                                 1997       1996       1995
                                                -------    -------    -------
                                                       (IN THOUSANDS)
Fixed maturities..............................  $18,421    $15,548    $11,920
Equity securities.............................      100         32          2
Short-term investments and cash and cash
  equivalents.................................      815        860      3,176
Real estate...................................      147         87         70
Other investment assets.......................      109        143        477
                                                -------    -------    -------
     Total investment income..................   19,592     16,670     15,645
Less investment expenses......................      873        929        916
                                                -------    -------    -------
     Net investment income....................  $18,719    $15,741    $14,729
                                                =======    =======    =======

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

     Realized gains (losses) and increases (decreases) in net unrealized gains (losses) follow:

                                                  YEARS ENDED DECEMBER 31,
                                                -----------------------------
                                                 1997       1996       1995
                                                -------    -------    -------
                                                       (IN THOUSANDS)
Net realized gains (losses):
  Fixed maturities............................  $  (179)   $  (488)   $   327
  Equity securities...........................      (28)        15       (333)
                                                -------    -------    -------
     Net realized losses......................  $  (207)   $  (473)   $    (6)
                                                =======    =======    =======
Change in net unrealized gains (losses):
  Fixed maturities............................  $ 4,394    $(2,552)   $19,356
  Equity securities...........................       65         29         22
                                                -------    -------    -------
     Total change in net unrealized gains
       (losses)...............................  $ 4,459    $(2,523)   $19,378
                                                =======    =======    =======

     On December 28, 1995, under a reciprocal stock purchase agreement with Physicians Insurance Company of Wisconsin, Inc. (PIC-Wis), the Company acquired 1,583 shares of PIC-Wis' common stock (representing 6.77% of PIC-Wis' outstanding stock) for $2,500,000, and PIC-Wis acquired 131,579 shares of the Company's common stock (representing 4.2% of the Company's outstanding stock) for $2,500,000.

     At December 31, 1997, U.S. Treasury notes and certificates of deposit with a carrying value of $3,395,000 were on deposit with regulatory authorities, as required by law.

(5) REINSURANCE

     In the normal course of business, the Company seeks to reduce the loss that may arise from events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts receivable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. Although reinsurance agreements contractually obligate the Company's reinsurers to reimburse the Company for their proportionate share of losses, they do not discharge the primary liability of the Company. The Company remains liable for the ceded amount of reserves for unpaid losses and loss adjustment expenses and unearned premiums in the event the assuming insurance organizations are unable to meet their contractual obligations.

     The Company has various excess of loss and quota share reinsurance agreements. As of December 31, 1997, the maximum current net retention on business generated by Professionals Group's insurance subsidiaries, subject to certain adjustments of risk on any single coverage per claim after reinsurance, was $300,000. Effective January 1, 1998, the Company's net retention was increased to $500,000 on all business.

     The Company continually reviews its reinsurers, considering a number of factors, the most critical of which is their financial stability. Based on these reviews, the Company evaluates its position with reinsurers with respect to existing and future reinsurance.

     The Company first assumed business from other insurance companies on December 31, 1996, when it assumed all of the loss and loss adjustment expense reserves and unearned premiums of American Medical Insurance Exchange (AMIE). Effective July 1, 1997, PICOM began assuming, on a quota-share basis, 40% of Michigan Educational Employees Mutual Insurance Company's (MEEMIC) net business (see note 19).

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

     At December 31, 1997, amounts related to reinsurance balances and prepaid reinsurance premiums follow:

                                                                        PREPAID
                                                       REINSURANCE    REINSURANCE
                                                        BALANCES       PREMIUMS
                                                       -----------    -----------
                                                             (IN THOUSANDS)
TIG Reinsurance......................................    $ 7,299         $242
Underwriters Reinsurance Company.....................      4,125           --
PMA Reinsurance Corporation..........................      3,445          179
Continental Casualty Company.........................      3,014          143
Michigan Educational Employees Mutual Insurance
  Company............................................      2,003           --
Odyssey Reinsurance Company..........................      1,347          100
Other................................................      3,024           --
                                                         -------         ----
                                                         $24,257         $664
                                                         =======         ====

     Reinsurance balances consisted of amounts related to:

                                                              DECEMBER 31,
                                                           ------------------
                                                            1997       1996
                                                           -------    -------
                                                             (IN THOUSANDS)
Recoverables:
  Paid losses and loss adjustment expenses...............  $   267    $    41
  Unpaid losses and loss adjustment expenses.............   23,840     19,206
                                                           -------    -------
          Total reinsurance recoverables.................   24,107     19,247
Ceded reinsurance premiums payable.......................   (2,841)    (2,059)
Assumed reinsurance premiums receivable..................    6,278         --
Ceded reinsurance commissions receivable.................      386        362
Assumed reinsurance commissions payable..................   (3,673)        --
                                                           -------    -------
                                                           $24,257    $17,550
                                                           =======    =======

     Premiums earned and losses and loss adjustment expenses are net of the following reinsurance ceded amounts:

                                                   YEARS ENDED DECEMBER 31,
                                                 ----------------------------
                                                  1997       1996      1995
                                                 -------    ------    -------
                                                        (IN THOUSANDS)
Premiums earned................................  $10,002    $9,261    $13,478
Losses and loss adjustment expenses............    5,687     6,356     11,475

     Premiums earned and losses and loss adjustment expenses have been increased by the following reinsurance assumed amounts for the year ended December 31, 1997:

                                                             MEEMIC     OTHER
                                                             -------    -----
                                                              (IN THOUSANDS)
Premiums earned............................................  $20,115    $756
Losses and loss adjustment expenses........................   13,078     717

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

(6) FEDERAL INCOME TAXES

     Professionals Group, together with its subsidiaries, files a consolidated federal income tax return. Income tax expense is computed under the liability method, whereby deferred income taxes reflect the estimated future tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and those for income tax purposes. A valuation allowance is then required to be established to reduce a deferred tax asset if it is "more likely than not" that the related tax benefits will not be realized.

     The provision for federal income taxes consists of the following:

                                                   YEARS ENDED DECEMBER 31,
                                                  ---------------------------
                                                   1997      1996      1995
                                                  ------    ------    -------
                                                             (IN THOUSANDS)
Current.........................................  $2,099    $  604    $(1,159)
Deferred........................................     782     1,834      9,435
                                                  ------    ------    -------
                                                  $2,881    $2,438    $ 8,276
                                                  ======    ======    =======

     The significant components of federal income tax expense (benefit) are as follows:

                                                   YEARS ENDED DECEMBER 31,
                                                  ---------------------------
                                                   1997      1996      1995
                                                  ------    ------    -------
                                                        (IN THOUSANDS)
Continuing operations...........................  $2,881    $2,438    $ 8,276
Accounting change...............................      --        --     (4,185)
Shareholders' equity............................   1,517      (840)     4,740
                                                  ------    ------    -------
                                                  $4,398    $1,598    $ 8,831
                                                  ======    ======    =======

     Actual federal income taxes vary from amounts computed by applying the current federal income tax rate of 34% to income or loss before federal income taxes. For the years ended December 31, 1997, 1996 and 1995, the reasons for these differences, and the tax effects thereof, are as follows:

                                                  1997       1996       1995
                                                 -------    -------    ------
                                                        (IN THOUSANDS)
Expected tax expense...........................  $ 4,728    $ 4,088    $8,276
  Dividends received deduction.................     (138)       (11)       --
  Tax-exempt interest..........................   (1,395)    (1,000)      (65)
  Adjustment to prior years' tax liability.....     (399)      (913)       --
  Other, net...................................       85        274        65
                                                 -------    -------    ------
Actual tax expense.............................  $ 2,881    $ 2,438    $8,276
                                                 =======    =======    ======

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

     The tax effects of temporary differences that give rise to deferred federal income tax assets and deferred federal income tax liabilities follow:

                                                              DECEMBER 31,
                                                           ------------------
                                                            1997       1996
                                                           -------    -------
                                                             (IN THOUSANDS)
Deferred federal income tax assets arising from:
  Loss and loss adjustment expense reserves..............  $16,027    $14,704
  Unearned premium reserves..............................    1,428      1,484
  Alternative minimum tax credits........................       --      1,656
  Other..................................................      231        194
                                                           -------    -------
          Total deferred federal income tax assets.......   17,686     18,038
                                                           -------    -------
Deferred federal income tax liabilities arising from:
  Deferred policy acquisition costs......................      468        339
  Net unrealized gains on investments....................    1,640        123
  Other..................................................      575        275
                                                           -------    -------
          Total deferred federal income tax
            liabilities..................................    2,683        737
                                                           -------    -------
          Net deferred federal income taxes..............  $15,003    $17,301
                                                           =======    =======

     In assessing the realizability of deferred federal income tax assets, management considers whether it is more likely than not that some portion of the deferred federal income tax assets will not be realized. Because of the carryforward provisions of the Internal Revenue Code, the expectation that temporary differences will reverse during periods in which taxable income is generated, and the fact that the Company has not incurred an operating loss for either financial or federal income tax reporting purposes since 1987, management believes it is more likely than not that the Company will fully realize the net deferred federal income tax assets. Accordingly, no valuation allowance has been established.

(7) PROPERTY AND EQUIPMENT

     At December 31, 1997 and 1996, property and equipment consisted of the following:

                                                            1997       1996
                                                           -------    -------
                                                             (IN THOUSANDS)
Real estate..............................................  $ 6,739    $ 1,998
Data processing equipment, including software............    2,424      2,008
Furniture, fixtures and equipment........................    2,839      1,210
                                                           -------    -------
                                                            12,002      5,216
Accumulated depreciation.................................   (2,942)    (2,757)
                                                           -------    -------
          Total property and equipment...................  $ 9,060    $ 2,459
                                                           =======    =======

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

(8) DEFERRED POLICY ACQUISITION COSTS

     Changes in deferred policy acquisition costs are summarized as follows:

                                                  YEARS ENDED DECEMBER 31,
                                                -----------------------------
                                                 1997       1996       1995
                                                -------    -------    -------
                                                       (IN THOUSANDS)
Net asset balance, beginning of year..........  $   998    $ 1,092    $ 1,112
                                                -------    -------    -------
Amounts deferred:
  Agent commissions and ceding commission
     expense..................................    3,539      2,873      3,181
  Ceding commission income....................   (1,323)    (1,229)    (1,543)
                                                -------    -------    -------
          Net amounts deferred................    2,216      1,644      1,638
Net amortization..............................   (1,838)    (1,738)    (1,658)
                                                -------    -------    -------
Net asset balance, end of year................  $ 1,376    $   998    $ 1,092
                                                =======    =======    =======

(9) LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES

     Prior to 1995, loss and loss adjustment expense reserves were discounted to reflect anticipated investment income. Discounts were based on historical payment patterns and assumed an interest rate at or below the Company's investment yield, which was the same rate used for statutory reporting purposes.

     Effective January 1, 1995, the Company eliminated its practice of discounting loss and loss adjustment expense reserves for GAAP reporting purposes, a change in method of accounting. The Company believes it is preferable not to discount reserves because it is more conservative and is practiced by most publicly held insurers. This change in method of accounting resulted in a one-time cumulative charge of $8,125,000, net of deferred federal income taxes, as of January 1, 1995.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

     Activity in loss and loss adjustment expense reserves is summarized as follows:

                                                 YEARS ENDED DECEMBER 31,
                                             --------------------------------
                                               1997        1996        1995
                                             --------    --------    --------
                                                      (IN THOUSANDS)
Balance, beginning of year.................  $219,919    $199,605    $188,544
Less reinsurance balances recoverable......   (19,206)    (14,186)     (3,760)
                                             --------    --------    --------
Net balance, beginning of year.............   200,713     185,419     184,784
                                             --------    --------    --------
Incurred related to:
  Current year.............................    83,466      65,986      63,027
  Prior years..............................   (26,341)    (17,618)    (27,469)
                                             --------    --------    --------
          Total incurred...................    57,125      48,368      35,558
                                             --------    --------    --------
Effect of change in accounting method......        --          --      12,310
Loss and loss adjustment expense reserves
  assumed (see note 5).....................        --       4,119          --
                                             --------    --------    --------
Paid related to:
  Current year.............................    10,512       4,352       3,053
  Prior years..............................    32,015      32,841      44,180
                                             --------    --------    --------
          Total paid.......................    42,527      37,193      47,233
                                             --------    --------    --------
Net balance, end of year...................   215,311     200,713     185,419
Plus reinsurance balances recoverable......    23,840      19,206      14,186
                                             --------    --------    --------
Balance, end of year.......................  $239,151    $219,919    $199,605
                                             ========    ========    ========

     The Company establishes conservative reserves for the most recent accident years and adjusts the reserves as new information becomes available. This reserving practice has resulted in favorable development in estimates of prior years' reserves.

(10) LONG-TERM DEBT

     On April 4, 1997, Professionals Group borrowed $22.5 million under a seven-year unsecured bank term loan, bearing interest at an adjustable rate of LIBOR plus 62.5 basis points (6.40% at December 31, 1997), and payable quarterly (the "Credit Agreement"). Principal payments are due on April 30, as follows:
1998 -- $2,500,000; 1999 -- $2,500,000; 2000 -- $3,000,000; 2001 -- $3,000,000;
2002 -- $3,500,000; 2003 -- $3,500,000; and 2004 -- $4,500,000.

     The Credit Agreement contains a covenant which prohibits the payment of cash dividends on Professionals Group's common stock (except for cash paid in lieu of fractional shares related to stock dividends declared). Additional covenants also require the Company to, among other things, maintain total consolidated shareholders' equity of at least $80.0 million plus 50% of the preceding fiscal year's consolidated net income, maintain a fixed charges ratio and an interest coverage ratio (as defined by the Credit Agreement) of not less than 1.5:1 and 2.5:1, respectively. The Company was in compliance with, or has received waivers of, all required covenants at December 31, 1997.

(11) EMPLOYEE BENEFIT PLANS

     The Company currently maintains two defined contribution employee benefit plans -- a 401(k) plan and a money purchase plan -- which cover substantially all employees meeting certain eligibility requirements.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

     With respect to the 401(k) plan, the Company annually contributes 5% of an employee's salary and matches employee contributions up to 5% of an employee's salary. During 1997, 1996 and 1995, the Company's expense under the 401(k) plan was $370,000, $295,000 and $261,000, respectively.

     With respect to the money purchase plan, the Company annually contributes 3% of an employee's salary up to a prescribed maximum, plus 5% of the excess of an employee's salary over the prescribed maximum. During 1997, 1996 and 1995, the Company's expense under the money purchase plan was $145,000, $112,000 and $114,000, respectively.

     The Company has a stock purchase plan through which employees and directors of the Company and its wholly owned subsidiaries may purchase the Company's common stock by means of payroll deduction. Pursuant to this plan, the Company may elect to match participant purchases, which it is currently matching at the rate of $1.25 (of which $1.00 is used to purchase the Company's common stock and $0.25 is applied to income taxes) for each $1.00 of participant purchases up to a maximum participant purchase of $6,000 per year. In 1997, 1996 and 1995, the Company incurred expenses of $250,000, $215,000 and $82,000, respectively, under this plan.

(12) SHAREHOLDERS' EQUITY

     Approximately $363.8 million of consolidated assets represents assets of the Company's insurance operations that may not be transferred to Professionals Group in the form of dividends, loans or advances without prior regulatory approval. The amount of dividends that Professionals Group's insurance subsidiaries can pay to Professionals Group in any 12-month period is limited to the greater of statutory net income for the preceding year, excluding realized gains (losses) on sales of investments, or 10% of policyholders' surplus as of the preceding year-end. As of January 1, 1998, approximately $14,185,000 could be paid by Professionals Group's insurance subsidiaries without prior regulatory approval. In 1997 and 1996, Professionals Group's insurance subsidiaries paid dividends of $4,717,049 and $3,530,334, respectively. In 1995, Professionals Group's insurance subsidiaries did not pay any dividends.

     On February 28, 1996, the Company awarded 28,430 shares of common stock held in treasury to directors, officers and employees of the Company as a one-time stock bonus. Compensation expense for this stock bonus approximated $697,000, which was charged to policy acquisition and other underwriting expenses.

     On May 1, 1996, in a transaction approximating $1,244,000, the Company paid $309,000 and issued 44,000 shares of common stock held in treasury (valued at $935,000) in exchange for all of the issued and outstanding shares of American Insurance Management Corporation. The acquisition was accounted for as a purchase. The effect of the acquisition was not material to the Company's consolidated results of operations.

     As a result of the merger on August 31, 1996 (see note 1), the remaining 50,814 shares of the Company's common stock held in treasury were canceled and retired at cost.

     On November 21, 1996, the Company declared a 10% stock dividend, issued on December 16, 1996 to shareholders of record as of December 4, 1996. All per-share information in the accompanying consolidated financial statements has been adjusted to give retroactive effect to this stock dividend.

     Effective July 5, 1995, the Company purchased 254,823 shares of its common stock (approximately 7.9% of its then-issued and outstanding shares) from Physicians Insurance Company of Ohio for $4,331,991 ($17 per share), plus $53,000 for advisory and finder fees. These shares, net of 131,579 shares sold in December 1995 (see note 4), were held as treasury stock available for resale at December 31, 1995.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

(13) STOCK OPTIONS AND AWARDS

     The Company has established the 1996 Long-Term Stock Incentive Plan (the "Incentive Plan") under which, subject to adjustment, 300,000 shares of the Company's common stock are available to grant incentive and non-qualified stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, performance awards, dividend equivalents and other stock-based awards to employees of, including any officer or officer-director, or consultants to the Company and its subsidiaries. All terms and conditions of any grants under the Incentive Plan are at the discretion of the Compensation Committee of the Company's Board of Directors. During 1997, 146,500 options were granted at the market price of the Company's common stock on the date of grant. These options vest and become exercisable over five years beginning in 1998, and expire in 2007. No charges to operations are recorded with respect to authorization, grant or exercise of options. Proceeds received upon exercise are credited to shareholder's equity. During 1996, no grants were made under the Incentive Plan.

     The Company has also established the 1996 Non-Employee Directors Stock Option Plan (the "Directors Plan") under which, subject to adjustment, non-qualified options for 50,000 shares of the Company's common stock may be granted to non-employee directors (maximum of 5,000 shares to one individual) of the Company. Options are granted at the market price of the Company's common stock on the date of grant. Options become exercisable one year from the date of grant and expire seven years from the date of grant. No charges to operations are recorded with respect to authorization, grant or exercise of options. Proceeds received upon exercise are credited to shareholders' equity. During both 1997 and 1996, stock options totaling 4,500 shares of the Company's common stock had been granted under the Directors Plan at exercise prices of $25.28 and $21.63, respectively. No options were exercised or canceled during 1997 or 1996.

     Information regarding the Incentive Plan for 1997 follows:

                                               OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                      --------------------------------------   ----------------------------
                                                 WEIGHTED       WEIGHTED                           WEIGHTED
                                                 AVERAGE        AVERAGE             NUMBER         AVERAGE
                                                 EXERCISE      REMAINING        EXERCISABLE AT     EXERCISE
                                       SHARES     PRICE     CONTRACTUAL LIFE   DECEMBER 31, 1997    PRICE
                                      --------   --------   ----------------   -----------------   --------
Options outstanding, beginning of
  year..............................        --    $   --              --                --              --
Options granted.....................   146,500     37.00         9 years                --              --
                                      --------    ------
Options outstanding, end of year....   146,500    $37.00         9 years                --              --
                                      ========    ======                             =====          ======
Range of exercise prices for options
  outstanding, end of year..........  $  37.00
                                      ========
Options available for grant, end of
  year..............................   153,500
                                      ========
Weighted average fair value of
  options granted during the year...  $  21.14
                                      ========

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

     Information regarding the Directors Plan for 1997 follows:

                                               OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                      --------------------------------------   ----------------------------
                                                 WEIGHTED       WEIGHTED                           WEIGHTED
                                                 AVERAGE        AVERAGE             NUMBER         AVERAGE
                                                 EXERCISE      REMAINING        EXERCISABLE AT     EXERCISE
                                       SHARES     PRICE     CONTRACTUAL LIFE   DECEMBER 31, 1997    PRICE
                                      --------   --------   ----------------   -----------------   --------
Options outstanding, beginning of
  year..............................     4,500    $21.63         7 years                --          $   --
Stock dividend adjustment...........       450        --         7 years                --              --
Options granted.....................     4,500     25.28         7 years                --              --
                                      --------    ------
Options outstanding, end of year....     9,450    $22.34       6.5 years             4,950          $19.66
                                      ========    ======                             =====          ======
Range of exercise prices for options
  outstanding, end of year..........  $  19.66--  $25.28
                                      ====================
Options available for grant, end of
  year..............................    40,550
                                      ========
Weighted average fair value of
  options granted during the year...  $  12.90
                                      ========

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS No.
123). This standard prescribes a method of accounting for stock-based compensation that recognizes compensation cost based on the fair value of options at grant date. In lieu of applying this fair value based method, a company may elect to disclose only the proforma effects of such application in the footnotes to its financial statements.

     The Company has elected the disclosure-only provisions of SFAS No. 123. Accordingly, had compensation cost for the Directors and Incentive Plans been based on the fair value of options at grant date, the Company's 1997 net income (in thousands) and net income per common share -- assuming dilution would have been reduced to the proforma amounts below:

Net income:
  As reported...............................................  $11,026
  Proforma..................................................    8,524
Net income per common share -- assuming dilution:
  As reported...............................................  $  3.14
  Proforma..................................................     2.43

     The fair value of options at date of grant was estimated using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1997: dividend yield of 0%; expected volatility of 35.7%; risk free interest rate of 6.29% and 6.62% for the Incentive Plan and Directors Plan, respectively; and expected lives of 9 years and 7 years for the Incentive Plan and Directors Plan, respectively. The proforma effect on net income for 1997 is not representative of the proforma effect on net income for future years because additional stock option awards could be made in future years.

(14) STATUTORY INSURANCE ACCOUNTING PRACTICES

     PICOM and ProNational Casualty are required to file financial statements prepared in accordance with SAP prescribed or permitted by Michigan and Illinois with their respective domiciliary states. The only material statutory accounting method utilized by PICOM that is permitted rather than prescribed is PICOM's discounting of its loss and loss adjustment expense reserves through December 31, 1994 and discounting of loss reserves only thereafter. The impact of such permitted practice is to increase the statutory policyholders'

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

surplus of PICOM by approximately $10,658,000 at both December 31, 1997 and 1996, respectively. ProNational Casualty does not utilize any permitted accounting practices.

     Accounting practices used to prepare statutory-basis financial statements differ in some respects from GAAP. A reconciliation of statutory capital and surplus at December 31, 1997 and 1996, and statutory net income for the years ended December 31, 1997, 1996 and 1995, of PICOM and ProNational Casualty, as applicable (as filed with their respective insurance regulatory authorities), to the amounts shown in the accompanying consolidated financial statements follows:

                                                             DECEMBER 31,
                                                         --------------------
                                                           1997        1996
                                                         --------    --------
                                                            (IN THOUSANDS)
Statutory capital and surplus..........................  $108,178    $ 80,572
Add (deduct) adjustments to statutory capital and
  surplus to convert to GAAP:
  Net unrealized appreciation on securities available
     for sale..........................................     4,710         293
  Deferred policy acquisition costs....................     1,376         998
  Deferred federal income taxes........................    15,003      17,301
  Non-admitted assets..................................     2,378         813
  Loss and loss adjustment expense reserve discount....   (10,658)    (10,658)
  Liabilities for GAAP in excess of SAP................    (2,250)     (2,700)
  Provision for unauthorized reinsurance...............       887         524
  Accumulated intercompany dividends...................     6,717       2,000
  Accumulated deficit attributable to Professionals
     Group.............................................    (4,035)     (1,287)
  Intercompany paid-in capital.........................   (20,000)         --
  Other, net...........................................      (380)        102
                                                         --------    --------
Total shareholders' equity per accompanying
  consolidated balance sheets..........................  $101,926    $ 87,958
                                                         ========    ========

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

                                                  YEARS ENDED DECEMBER 31,
                                                -----------------------------
                                                 1997       1996       1995
                                                -------    -------    -------
                                                       (IN THOUSANDS)
Statutory net income..........................  $13,719    $14,238    $22,201
Add (deduct) adjustments to statutory net
  income to convert to GAAP:
  Deferred federal income tax expense.........     (782)    (1,834)    (9,435)
  Change in loss and loss adjustment expense
     reserve discount.........................       --     (1,265)     1,925
  Change in liabilities for GAAP in excess of
     SAP......................................      450         --      1,000
  Cumulative effect of change in accounting
     methods..................................       --         --     (8,125)
  Other, net..................................      437       (245)       371
                                                -------    -------    -------
Combined net income of insurance companies
  based on GAAP...............................   13,824     10,894      7,937
Net income (loss) attributable to
  non-insurance subsidiaries..................      (50)       (22)         4
Net loss attributable to Professionals
  Group.......................................   (2,748)    (1,287)        --
                                                -------    -------    -------
Net income per accompanying consolidated
  statements of income........................  $11,026    $ 9,585    $ 7,941
                                                =======    =======    =======

     Certain regulations that affect PICOM, ProNational Casualty and the insurance industry are promulgated by the National Association of Insurance Commissioners (NAIC), which is an association of state insurance commissioners, regulators and support staff that acts as a coordinating body for the state insurance regulatory process. The NAIC has established risk-based capital (RBC) requirements to assist regulators in monitoring the financial strength and stability of property and casualty insurers. Under the NAIC requirements, each insurer must maintain its total capital and surplus above a calculated minimum threshold or take corrective measures to achieve that threshold. PICOM and ProNational Casualty have calculated their RBC levels based on these requirements and have determined that they passed the RBC test and have capital and surplus in excess of the minimum threshold.

(15) CONCENTRATIONS AND CREDIT RISK

     The Company writes approximately 85% of its premiums through independent agents and approximately 15% of its premiums directly. In 1997, 1996 and 1995, the top ten agents produced, in aggregate, approximately 55%, 58% and 55%, respectively, and one agent individually produced approximately 10% of the Company's direct written premiums.

     All premiums are directly billed to policyholders and premiums due are secured by the related unearned premiums. When insureds fail to pay their premiums, coverage is canceled. The Company requires policyholders to remit a minimum of 20% to 40% of the premium at policy origination date. Subsequent scheduled payments are monitored to prevent the Company from providing coverage beyond the date for which payment has been received. In the opinion of management, the amounts carried on the accompanying consolidated balance sheets are collectible.

(16) COMMITMENTS

     Effective January 1, 1995, PICOM purchased the right to solicit and write medical professional liability insurance in Illinois that was formerly written by another Illinois insurance company. The purchase price,

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

which is a percentage of annualized gross premiums written through 1999, will be a minimum of $3,452,954, plus $134,000 attributable to a non-compete covenant. To the extent the ultimate purchase price exceeds the minimum, such excess will be capitalized. During 1996, the actual purchase price was estimated to exceed the minimum. As a result, an additional $400,000 was capitalized in 1996. The adjusted purchase price of $3,986,954, net of accumulated amortization of $1,126,000 and $717,000, was recorded as an intangible asset at December 31, 1997 and 1996, respectively.

(17) QUARTERLY FINANCIAL DATA (UNAUDITED)

     The unaudited operating results by quarter for 1997 and 1996, are summarized below:

                                                                       NET INCOME
                                                                          PER
                                      TOTAL      INCOME                  COMMON
                                    REVENUES     BEFORE                 SHARE --
                                    AND OTHER    INCOME       NET       ASSUMING
                                     INCOME       TAXES     INCOME      DILUTION
                                    ---------    -------    -------    ----------
                                        (IN THOUSANDS, EXCEPT PER-SHARE DATA)
1997:
  1st.............................   $16,581     $ 3,462    $ 2,621      $0.75
  2nd.............................    18,050       3,681      2,677       0.76
  3rd.............................    28,255       3,700      2,975       0.85
  4th.............................    28,763       3,064      2,753      $0.78
                                     -------     -------    -------      =====
          Year....................   $91,649     $13,907    $11,026
                                     =======     =======    =======
1996:
  1st.............................   $18,275     $ 3,166    $ 2,328      $0.68
  2nd.............................    17,649       2,761      2,158       0.62
  3rd.............................    17,925       3,251      2,396       0.68
  4th.............................    18,393       2,845      2,703      $0.77
                                     -------     -------    -------      =====
          Year....................   $72,242     $12,023    $ 9,585
                                     =======     =======    =======

(18) FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosures of fair-value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are to be based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

     Under SFAS No. 107, the Company's investment securities, cash, short-term investments, long-term debt, drafts outstanding and balance due on purchased book of business constitute financial instruments. The carrying amounts of all financial instruments -- other than investment securities, which are presented in note 4 -- approximated their fair values at December 31, 1997 and 1996.

(19) RELATED PARTY TRANSACTIONS

     In April 1997, the Company completed an agreement with Michigan Educational Employees Mutual Insurance Company ("MEEMIC"), a Michigan-domiciled specialty writer of personal automobile and homeowners coverages for teachers and other members of the educational community in Michigan, whereby:

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995

(i) PICOM purchased a twelve-year, $21.5 million surplus note ("Surplus Note") from MEEMIC, bearing interest at 8.5% per annum; (ii) PICOM reinsures 40% of MEEMIC's net premiums beginning July 1, 1997; (iii) Professionals Group provides MEEMIC with information systems services and certain consulting services under a management services agreement for a base fee of $2.0 million per year; and (iv) Professionals Group nominees were elected to all MEEMIC Board positions. The Company also agreed to assist MEEMIC in acquiring the net assets of Michigan Educators Insurance Agency, Inc. ("MEIA"), the exclusive distributor of MEEMIC insurance products.

     On September 22, 1997, MEEMIC Insurance Services Corporation (Services Corp.), a newly formed subsidiary of MEEMIC, purchased the net assets of MEIA. The purchase price equals 3.75% of premiums written by Services Corp. through July 2004, subject to a guaranteed minimum purchase price of $43.0 million. To fund this purchase, Services Corp. paid cash of $22.5 million (utilizing the proceeds of the Surplus Note), and agreed to pay $20.5 million to MEIA as additional consideration through 2004, as provided for in the purchase agreement. MEEMIC guaranteed payment of the first $3.0 million and Professionals Group guaranteed payment of the final $17.5 million (payable in years 2001-2004) of the purchase price. The Company believes the likelihood that its guarantee will become payable is minimal.

     At a future date, Professionals Group and MEEMIC expect to pursue demutualization of MEEMIC. Such demutualization would be subject to regulatory approval by the Michigan Commissioner of Insurance, approval by MEEMIC's policyholders and approval by Professionals Group's shareholders. No specific timetable has been set for demutualization and there can be no assurances that MEEMIC will be demutualized.

     On August 15, 1997, Professionals Group announced a definitive agreement to merge PICOM with Physicians Protective Trust Fund, a medical malpractice self-insurance trust fund located in Coral Gables, Florida ("PPTF"). PPTF is a provider of medical malpractice insurance for physicians and physician corporations in the State of Florida. This agreement was amended and restated on October 3, 1997, and pursuant to the amended and restated agreement, Professionals Group will issue 4,089,160 shares of Professionals Group common stock to the eligible members of PPTF and 153,000 shares to directors and management of PPTF upon consummation of the merger. The transaction is expected to be accounted for as a pooling of interests, whereby Professionals Group will carry forward to its accounts the assets and liabilities of PPTF at their respective amounts as reported by PPTF. The closing of the merger is expected to occur in the second quarter of 1998, subject to regulatory and shareholder/policyholder approval.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Professionals Insurance Company Management Group:

     We have audited the accompanying consolidated balance sheets of Professionals Insurance Company Management Group and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1997. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as of and for the periods ended December 31, 1997 and 1996. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Professionals Insurance Company Management Group and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the years in the three year period ended December 31, 1997 in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     As discussed in notes 3 and 9 to the consolidated financial statements, the Company changed its method of accounting for loss and loss adjustment expense reserves to eliminate discounting of such reserves in 1995.

                                          KPMG Peat Marwick LLP

East Lansing, Michigan
February 27, 1998

          SCHEDULE II -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT

       PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP (PARENT COMPANY)

                            CONDENSED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                1997       1996
                                                              --------    -------
Assets:

  Investment in subsidiaries................................  $120,486    $87,271
  Short-term investments, at cost, which approximates fair
     value..................................................     3,866      2,030
  Cash......................................................         3         --
  Other assets..............................................     1,336         --
                                                              --------    -------
          Total assets......................................  $125,691    $89,301
                                                              ========    =======

Liabilities and Shareholders' Equity:

Liabilities:
  Long-term debt............................................  $ 22,500    $    --
  Accrued expenses and other liabilities....................     1,265      1,343
                                                              --------    -------
                                                                23,765      1,343
                                                              --------    -------

Shareholders' Equity:

Preferred stock, no par value; 5,000,000 shares authorized;
  no shares issued and outstanding..........................        --         --
Common stock, no par value; 25,000,000 shares authorized;
  3,505,750 shares issued and outstanding in 1997 and
  1996......................................................     3,506      3,506
Additional paid-in capital..................................    14,569     14,569
Retained earnings...........................................    80,671     69,645
Net unrealized appreciation on investments, net of deferred
  taxes.....................................................     3,180        238
                                                              --------    -------
          Total shareholders' equity........................   101,926     87,958
                                                              --------    -------
          Total liabilities and shareholders' equity........  $125,691    $89,301
                                                              ========    =======

     These condensed financial statements should be read in conjunction with the accompanying consolidated financial statements and notes thereto of Professionals Insurance Company Management Group and subsidiaries.

  See accompanying notes to the condensed financial information of registrant.

       PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP (PARENT COMPANY)

                         CONDENSED STATEMENTS OF INCOME
                    PERIODS ENDED DECEMBER 31, 1997 AND 1996
                                 (IN THOUSANDS)

                                                               1997      1996
                                                              -------   ------
Revenues:
  Dividend income from subsidiary...........................  $ 4,717   $3,530
  Investment income.........................................      106       30
  Other income..............................................    1,005       --
                                                              -------   ------
     Total revenues.........................................    5,828    3,560
                                                              -------   ------
Expenses:
  Operating and administrative..............................    2,761    1,317
  Interest expense..........................................    1,098       30
                                                              -------   ------
     Total expenses.........................................    3,859    1,347
                                                              -------   ------
     Income before federal income taxes and equity in
      undistributed income of subsidiaries..................    1,969    2,213
Federal income taxes........................................       --       --
                                                              -------   ------
     Income before equity in undistributed income of
      subsidiaries..........................................    1,969    2,213
Equity in undistributed income of subsidiaries..............    9,057    4,823
                                                              -------   ------
     Net income.............................................  $11,026   $7,036
                                                              =======   ======

     These condensed financial statements should be read in conjunction with the accompanying consolidated financial statements and notes thereto of Professionals Insurance Company Management Group and subsidiaries.

  See accompanying notes to the condensed financial information of registrant.

       PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP (PARENT COMPANY)

                       CONDENSED STATEMENTS OF CASH FLOWS
                    PERIODS ENDED DECEMBER 31, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                1997       1996
                                                              --------    -------
Cash flows from operating activities:
  Net income................................................  $ 11,026    $ 7,036
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Equity in undistributed income of subsidiaries.........    (9,057)    (4,823)
     Dividend of investment from subsidiary.................    (1,217)        --
     Amortization...........................................       183         --
     Increase in other assets...............................    (1,594)        --
     Increase (decrease) in accrued expenses and other
      liabilities...........................................       (78)     1,343
                                                              --------    -------
       Net cash provided by (used in) operating
        activities..........................................      (737)     3,556
                                                              --------    -------
Cash flows from investing activities:
  Proceeds from sale or maturity of short-term
     investments............................................    32,578      6,048
  Purchases of short-term investments.......................   (34,338)    (8,078)
  Capital contribution to consolidated subsidiary...........   (20,000)    (1,500)
                                                              --------    -------
       Net cash used in investing activities................   (21,760)    (3,530)
                                                              --------    -------
Cash flows from financing activities:
  Proceeds from issuance of note payable....................        --      1,500
  Payments on note payable..................................        --     (1,500)
  Cash paid in lieu of fractional shares....................        --        (26)
  Proceeds from issuance of long-term debt..................    22,500         --
                                                              --------    -------
       Net cash provided by (used in) financing
        activities..........................................    22,500        (26)
                                                              --------    -------
Net change in cash..........................................         3         --
Cash, beginning of year.....................................        --         --
                                                              --------    -------
Cash, end of year...........................................  $      3    $    --
                                                              ========    =======

     These condensed financial statements should be read in conjunction with the accompanying consolidated financial statements and notes thereto of Professionals Insurance Company Management Group and subsidiaries.

  See accompanying notes to the condensed financial information of registrant.

       PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP (PARENT COMPANY)

             NOTES TO CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                    PERIODS ENDED DECEMBER 31, 1997 AND 1996

(1) DESCRIPTION OF BUSINESS

     Professionals Insurance Company Management Group (Professionals Group) is an insurance holding company incorporated under Michigan law on January 31, 1996. Accordingly, 1996 condensed financial information for Professionals Group is only being presented from the period January 31, 1996 (date of inception) through December 31, 1996.

     Professionals Group owns all of the issued and outstanding common stock of the following entities:

     PICOM Insurance Company -- a stock insurance company incorporated under Michigan law.

     PICOM Financial Services Corporation -- an inactive financial services company.

     PICOM Insurance Agency, Inc. -- an inactive insurance agency.

     American Insurance Management Corporation -- an Indiana corporation that serves as the attorney-in-fact for American Medical Insurance Exchange, an inactive Indiana interinsurance reciprocal exchange.

(2) FEDERAL INCOME TAXES

     Under terms of Professionals Group's tax sharing agreement with its subsidiaries, income tax provisions for the individual companies are computed on a separate company basis.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Not applicable.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The information called for by this item with respect to the directors of Professionals Group will be reported in Professionals Group's Notice of Annual Meeting of Stockholders and Proxy Statement for its 1998 Annual Meeting of Stockholders under the captions "Management and Operations After the Transactions -- Directors," and "-- Executive Officers," and "Information Regarding the Professionals Group Annual Meeting -- Election of Directors." Such information is herein incorporated by reference.

     Information regarding the executive officers of Professionals Group is reported in Part I on this Annual Report on Form 10-K pursuant to General Instruction G to Form 10-K.

     Section 16(a) of the Exchange Act requires Professionals Group's directors and executive officers, and persons who own more than 10% of a registered class of Professionals Group's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Professionals Group common stock and other equity securities of Professionals Group. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulation to furnish Professionals Group with copies of all Section 16(a) forms they file.

     To Professionals Group's knowledge, based solely on a review of the copies of such reports furnished to Professionals Group and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 1997, except for Isaac J. Powell, M.D., who inadvertently failed to file on a timely basis a Form 4 in September reporting his purchase of Professionals Group common stock on August 25, 1997. A Form 5 was subsequently filed in February 1998 reporting the purchase of such shares.

ITEM 11. EXECUTIVE COMPENSATION

     The information called for by this item with respect to executive compensation of Professionals Group will be reported in Professionals Group's Notice of Annual Meeting of Stockholders and Proxy Statement for its 1998 Annual Meeting of Stockholders under the caption "Information Regarding the Professionals Group Annual Meeting -- Management Remuneration," "-- Stock Purchase Plan" and "-- Employment Severance Compensation Plans." Such information is herein incorporated by reference.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information called for by this item with respect to the security ownership of certain beneficial owners and management of Professionals Group will be reported in Professionals Group's Notice of Annual Meeting of Stockholders and Proxy Statement for its 1998 Annual Meeting of Stockholders under the caption "Beneficial Ownership of Professionals Group Common Stock." Such information is herein incorporated by reference.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information called for by this item with respect to certain relationships and related transactions of Professionals Group will be reported in Professionals Group's Notice of Annual Meeting of Stockholders and Proxy Statement for its 1998 Annual Meeting of Stockholders under the caption "Information Regarding the Professionals Group Annual Meeting -- Director Compensation and Benefits," "-- Compensation Committee Interlocks and Insider Participation," and "-- Related Party Transactions." Such information is herein incorporated by reference.

                                    PART IV

ITEM 14.EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K
        EXHIBITS:

        ITEM 601
     REGULATION S-K
    EXHIBIT REFERENCE
         NUMBER                              EXHIBIT DESCRIPTION
    -----------------                        -------------------
     (2)(a)/(10)(a)      First Amended and Restated Agreement and Plan of Merger
                         dated as of October 3, 1997 by and among the registrant,
                         PICOM Insurance Company and Physicians Protective Trust Fund
                         (incorporated by reference to Exhibit 2 of the registrant's
                         Current Report on Form 8-K dated October 3, 1997 filed with the Securities and Exchange Commission on October 10, 1997
                         (file no. 0-21223)).
     (3)(a)/(4)(a)       First Amended and Restated Articles of Incorporation of
                         Professionals Insurance Company Management Group and all
                         amendments thereto (incorporated by reference to Exhibit
                         (3)(a)/(4)(a) of the initial filing of the registrant's
                         Registration Statement on Form S-4 as filed with the
                         Securities and Exchange Commission on April 3, 1996
                         (registration no. 333-3138)).
     (3)(b)/(4)(b)       By-laws of Professionals Insurance Company Management Group
                         (incorporated by reference to Exhibit (3)(b)/(4)(b) of the initial filing of the registrant's Registration Statement on
                         Form S-4 as filed with the Securities and Exchange
                         Commission on April 3, 1996 (registration no. 333-3138)).
     (4)(c)              Specimen certificate for Professionals Insurance Company
                         Management Group's common stock (incorporated by reference to Exhibit 4(c) of the Quarterly Report on Form 10-Q for the
                         quarterly period ended September 30, 1996 as filed with the
                         Securities and Exchange Commission on November 12, 1996
                         (file no. 0-21223)).
     (4)(d)              Specimen stock option issued under the Professionals
                         Insurance Company Management Group 1996 Non-Employee
                         Directors Stock Option Plan (incorporated by reference to
                         Exhibit 4(d) of the Quarterly Report on Form 10-Q for the
                         quarterly period ended September 30, 1996 filed with the
                         Securities and Exchange Commission on November 12, 1996
                         (file no. 0-21223)).
     (4)(e)              Specimen stock option issued under the Professionals
                         Insurance Company Management Group 1996 Long Term Incentive
                         Plan.*
    (10)(b)              Credit Agreement dated April 4, 1997 for $22.5 million
                         between the registrant and LaSalle National Bank
                         (incorporated by reference to Exhibit (10)(a) of the
                         registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 as filed with the Securities and
                         Exchange Commission on May 12, 1997 (file no. 0-21223)).
    (10)(c)              Professionals Insurance Company Management Group 1996 Long
                         Term Incentive Plan (incorporated by reference to Exhibit
                         10(c) of Amendment No. 1 to the registrant's Registration
                         Statement on Form S-4 as filed with the Securities and
                         Exchange Commission on June 11, 1996 (registration no.
                         333-3138)).
    (10)(d)              Professionals Insurance Company Management Group 1996
                         Non-Employee Directors Stock Option Plan (incorporated by
                         reference to Exhibit 10(d) of Amendment No. 1 to the
                         registrant's Registration Statement on Form S-4 as filed
                         with the Securities and Exchange Commission on June 11, 1996
                         (registration no. 333-3138)).
    (10)(e)              Professionals Insurance Company Management Group Stock
                         Purchase Plan (incorporated by reference to Exhibit 10(e) of the initial filing of the registrant's Registration
                         Statement on Form S-4 as filed with the Securities and
                         Exchange Commission on April 3, 1996 (registration no.
                         333-3138)).

        ITEM 601
     REGULATION S-K
    EXHIBIT REFERENCE
         NUMBER                              EXHIBIT DESCRIPTION
    -----------------                        -------------------
    (10)(f)              PICOM Insurance Company Employees' Savings and Retirement
                         Plan (incorporated by reference to Exhibit (10)(d) of the
                         initial filing of the registrant's Annual Report on Form
                         10-K for the year ended December 31, 1996 as filed with the
                         Securities and Exchange Commission on March 28, 1997 (file
                         no. 0-21223)).
    (10)(g)              PICOM Insurance Company Pension Plan (incorporated by
                         reference to Exhibit (10)(e) of the initial filing of the
                         registrant's Annual Report on Form 10-K for the year ended
                         December 31, 1996 as filed with the Securities and Exchange
                         Commission on March 28, 1997 (file no. 0-21223)).
    (10)(h)              PICOM Insurance Company Key Employee Retention Plan
                         (incorporated by reference to Exhibit (99)(e) of the initial filing of the registrant's Registration Statement on Form
                         S-4 filed with the Securities and Exchange Commission on
                         April 3, 1996 (registration no. 333-3138)).
    (10)(i)              PICOM Insurance Company Employee Retention Plan
                         (incorporated by reference to Exhibit (99)(f) of the initial filing of the registrant's Registration Statement on Form
                         S-4 filed with the Securities and Exchange Commission on
                         April 3, 1996 (registration no. 333-3138)).
    (10)(j)              Adverse Development Stop Loss Reinsurance Contract between
                         Physicians Protective Trust Fund (the "Reassured") and PICOM
                         Insurance Company (the "Reinsurer") effective February 1,
                         1998, 12:01 a.m. Eastern Standard Time (incorporated by
                         reference to Exhibit 10 of the registrant's Current Report on Form 8-K dated October 27, 1997 filed with the Securities and Exchange Commission on October 31, 1997 (file no.
                         0-21223)).
    (11)                 No statement re computation of per share earnings is
                         required to be filed because the computations can be clearly determined from the materials contained herein.
    (21)                 List of subsidiaries of the registrant (incorporated by
                         reference to Exhibit 21 of the registrant's Annual Report on
                         Form 10-K for the year ended December 31, 1996 as filed with the Securities and Exchange Commission on March 28, 1997
                         (file no. 0-21223)).
    (23)                 Consent of KPMG Peat Marwick LLP, independent certified
                         public accountants.*
    (24)                 Powers of attorney.*
    (27)                 Financial Data Schedule of registrant.*

---------------
* Filed herewith.

     Management contracts and compensatory plans or arrangements:

     The management contracts and compensatory plans or arrangements required to be filed as exhibits and included in such list of exhibits are as follows:

     Exhibit (4)(d) Specimen stock option issued under the Professionals Insurance Company Management Group 1996 Non-Employee Directors Stock Option Plan.

     Exhibit (4)(e) Specimen stock option issued under the Professionals Insurance Company Management Group 1996 Long Term Incentive Plan.

     Exhibit (10)(c) Professionals Insurance Company Management Group 1996 Long-Term Incentive Plan.

     Exhibit (10)(d) Professionals Insurance Company Management Group 1996 Non-Employee Directors Stock Option Plan.

          Exhibit (10)(e) Professionals Insurance Company Management Group Stock Purchase Plan.

          Exhibit (10)(f) PICOM Insurance Company Employees' Savings and Retirement Plan.

          Exhibit (10)(g) PICOM Insurance Company Pension Plan.

          Exhibit (10)(h) PICOM Insurance Company Key Employee Retention Plan.

          Exhibit (10)(i) PICOM Insurance Company Employee Retention Plan.

Index to Financial Statements and Financial Statement Schedules:

                                                               10-K
                                                              REPORT
                                                              PAGE(S)
                                                              -------
Financial Statements:
Consolidated balance sheets as of December 31, 1997 and
  1996......................................................    46
Consolidated statements of income for each of the years
  ended December 31, 1997, 1996 and 1995....................    47
Consolidated statements of shareholders' equity for each of
  the years ended December 31, 1997, 1996 and 1995..........    48
Consolidated statements of cash flows for each of the years
  ended December 31, 1997, 1996 and 1995....................    49
Notes to consolidated financial statements..................    50
Report of independent auditors..............................    74
Financial Statement Schedules:
II. Condensed financial information of registrant...........    75

---------------
All other schedules for which provision is made in Regulation S-X either (i) are not required under the related instructions or are inapplicable and, therefore, have been omitted, or (ii) the information required is included in the consolidated financial statements or the notes thereto that are a part hereof.

Reports on Form 8-K:

The Company filed a Current Report on Form 8-K dated October 3, 1997, in connection with the execution of a First Amended and Restated Agreement and Plan of Merger dated October 3, 1997, by and among Professionals Group, PICOM and Physicians Protective Trust Fund, a medical malpractice self-insurance trust fund, located in Coral Gables, Florida ("PPTF").

     The Company filed a Current Report on Form 8-K dated October 27, 1997, in connection with the execution of an Adverse Development Stop Loss Reinsurance Contract between PPTF and PICOM, effective February 1, 1998.

     No other reports were filed during the three months ended December 31, 1997.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      PROFESSIONALS INSURANCE COMPANY
                                      MANAGEMENT GROUP

Date: March 26, 1998                  By:        /s/ VICTOR T. ADAMO
                                         ---------------------------------------
                                         Victor T. Adamo
                                         President and Chief Executive Officer
                                         (Principal Executive Officer)

                                      By:        /s/ R. KEVIN CLINTON
                                         ---------------------------------------
                                         R. Kevin Clinton
                                         Vice President, Treasurer and Chief
                                          Financial Officer
                                         (Principal Financial Officer
                                         and Principal Accounting Officer)

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                      DATE
                      ---------                                      -----                      ----

                 /s/ VICTOR T. ADAMO                        Director, President and         March 26, 1998
-----------------------------------------------------       Chief Executive Officer
                   Victor T. Adamo                       (Principal Executive Officer)

                /s/ R. KEVIN CLINTON                       Director, Vice President,        March 26, 1998
-----------------------------------------------------    Treasurer and Chief Financial
                  R. Kevin Clinton                        Officer (Principal Financial
                                                             Officer and Principal
                                                              Accounting Officer)

               /s/ JERRY D. CAMPBELL*                               Director                March 26, 1998
-----------------------------------------------------
                  Jerry D. Campbell

               /s/ JOHN F. DODGE, JR.*                              Director                March 26, 1998
-----------------------------------------------------
                 John F. Dodge, Jr.

                 /s/ H. HARVEY GASS*                                Director                March 26, 1998
-----------------------------------------------------
                   H. Harvey Gass

                /s/ W. PETER MCCABE*                                Director                March 26, 1998
-----------------------------------------------------
                   W. Peter McCabe

               /s/ JOHN F. MCCAFFREY*                               Director                March 26, 1998
-----------------------------------------------------
                  John F. McCaffrey

                /s/ ISAAC J. POWELL*                                Director                March 26, 1998
-----------------------------------------------------
                   Isaac J. Powell

                /s/ ANN F. PUTALLAZ*                                Director                March 26, 1998
-----------------------------------------------------
                   Ann F. Putallaz

                /s/ DONALD S. YOUNG*                                Director                March 26, 1998
-----------------------------------------------------
                   Donald S. Young

              /s/ WILLIAM H. WOODHAMS*                              Director                March 26, 1998
-----------------------------------------------------
                 William H. Woodhams

              *By: /s/ VICTOR T. ADAMO
  ------------------------------------------------
        Victor T. Adamo, as attorney-in-fact
              for the persons indicated

                                    ANNEX B

            FIRST AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
                    DATED AS OF OCTOBER 3, 1997 BY AND AMONG
               PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP,
                            PICOM INSURANCE COMPANY
                      AND PHYSICIANS PROTECTIVE TRUST FUND

                      (WITHOUT ANY EXHIBITS OR SCHEDULES)

                                                                  EXECUTION COPY

            FIRST AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     THIS FIRST AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of October 3, 1997, by and among PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP, a Michigan business corporation ("Professionals Group"), PICOM INSURANCE COMPANY, a Michigan stock insurance company ("PICOM"), and PHYSICIANS PROTECTIVE TRUST FUND, a medical malpractice self-insurance trust fund organized under Florida Statutes Section 627.357 ("PPTF").

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of Professionals Group and PICOM have determined that it is in the best interests of their respective companies and their stockholders to effect a "merger of equals" of Professionals Group and PPTF through the consummation of the business combination transactions provided for in this Agreement; and

     WHEREAS, the Board of Trustees of PPTF has determined that it is in the best interests of its members to effect a "merger of equals" of Professionals Group and PPTF through the consummation of the business combination transactions provided for in this Agreement; and

     WHEREAS, it is the intent of the respective Boards of Directors of Professionals Group and PICOM, and of the Board of Trustees of PPTF, that Professionals Group and PICOM be the surviving corporations in such business combination transactions, and that following the consummation of such business combination transactions, Professionals Group and PICOM be governed and operated on the basis of a "merger of equals" of Professionals Group and PPTF; and

     WHEREAS, Professionals Group, PICOM and PPTF desire to make certain representations, warranties and agreements in connection with, and to prescribe certain conditions to, such business combination transactions.

     WHEREAS, Professionals Group, PICOM and PPTF entered into an Agreement and Plan of Merger dated as of August 14, 1997 (the "Initial Merger Agreement") providing for business combination transactions upon the terms and conditions set forth therein; and

     WHEREAS, it was determined that such business combination transactions could not be consummated upon the terms set forth in the Initial Merger Agreement; and

     WHEREAS, Professionals Group, PICOM and PPTF have agreed to certain modifications and amendments to the Initial Merger Agreement and desire to amend and restate the Initial Merger Agreement in its entirety so as to reflect such modifications and amendments; and

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and intending to be legally bound by this Agreement, the parties to this Agreement agree as follows:

                                   ARTICLE I

                                  THE MERGERS

     1.1 Formation of INSCO. Subject to the terms and conditions of this Agreement, and for the sole purpose of facilitating the consummation of the transactions contemplated by this Agreement by merging with and into PPTF, Professionals Group and PICOM shall cause a stock insurance company ("INSCO") to be incorporated as a wholly-owned subsidiary of Professionals Group under and pursuant to Title XXXVII, Florida Statutes, as amended (the "Florida Insurance Code"), and to become authorized to transact business in the State of Michigan under and pursuant to the Michigan Insurance Code of 1956, as amended (the "Michigan Insurance Code"), and in the State of Florida under and pursuant to the Florida Insurance Code. Prior to the INSCO Effective Time (as defined in
Section 1.3 of this Agreement), INSCO shall not write or underwrite any lines of insurance and INSCO shall not engage in any business activities other than those business activities as are expressly provided for or contemplated by this Agreement.

     1.2 INSCO Merger. Subject to the terms and conditions of this Agreement and in accordance with the Florida Insurance Code, at the INSCO Effective Time, PPTF shall merge with and into INSCO (the "INSCO Merger"). INSCO shall be the surviving corporation in the INSCO Merger, and shall continue its corporate existence under the laws of the State of Florida. Upon consummation of the INSCO Merger, the separate existence (corporate and otherwise) of PPTF shall terminate.

     1.3 INSCO Effective Time. The INSCO Merger shall become effective as set forth in articles of merger (the "INSCO Certificate of Merger") filed with the appropriate authorities of the State of Florida on the Closing Date (as defined in Section 9.1 of this Agreement). The effective date and time of the INSCO Merger specified in the INSCO Certificate of Merger shall be no earlier than the date and time the INSCO Certificate of Merger is filed with the appropriate authorities of the State of Florida and shall be as soon after such filing as is practicable. The term "INSCO Effective Time" shall be the date and time when the INSCO Merger becomes effective, as set forth in the INSCO Certificate of Merger filed in accordance with the Florida Insurance Code and the Florida Business Corporation Act, as amended (the "FBCA").

     1.4 Effects of INSCO Merger. At and after the INSCO Effective Time, the INSCO Merger shall have the effects set forth in this Agreement, the INSCO Certificate of Merger, the Florida Insurance Code and the FBCA. At the INSCO Effective Time, (i) the insurance policies and indemnity agreements previously issued by PPTF and then in effect (collectively, the "PPTF Indemnity Agreements") will become and be insurance policies issued by INSCO and will be converted from assessable insurance policies to nonassessable insurance policies, without any endorsement or modification thereto, and the coverages and benefits under such PPTF Indemnity Agreements will continue unaffected by the INSCO Merger; (ii) all rights, franchises, licenses and interests of PPTF in and to every type of property, real, personal and mixed, and all choses in action of PPTF shall continue unaffected and uninterrupted by the INSCO Merger and shall accrue to INSCO; (iii) all obligations and liabilities of PPTF (including all surplus notes previously issued by PPTF (the "PPTF Surplus Notes")) then outstanding shall become and be obligations of INSCO and shall continue unaffected and uninterrupted by the INSCO Merger; and (iv) no action or proceeding then pending and to which PPTF is a party shall be abated or discontinued but may be prosecuted to final judgment by INSCO. If the INSCO Merger is not consummated, then PPTF will remain a medical malpractice self-insurance trust fund organized under Florida Statutes Section 627.357.

     1.5  Conversion of Membership Rights.

     (a) At the INSCO Effective Time, and except as otherwise provided in this Agreement, by virtue of the INSCO Merger and without any action on the part of Professionals Group, PICOM, INSCO, PPTF or any Eligible Member (as defined in Exhibit A to this Agreement), all Membership Rights (as defined in Exhibit A to this Agreement) shall be converted into 4,089,160 shares (the "Aggregate Merger Shares") of common stock, no par value per share, of Professionals Group ("Professionals Group Common Stock"). Notwithstanding anything express or implied to the contrary in this Agreement or the Allocation Formula (as defined in this Section 1.5): (x) the aggregate number of shares of Professionals Group Common Stock issuable as a result of the INSCO Merger shall be not be more than 4,089,160 shares of Professionals Group Common Stock; (y) no fractional shares of Professionals Group Common Stock shall be issued to any Eligible Member and, in lieu thereof, all of said fractional shares shall be paid the cash equivalent value thereof based on the average of the daily closing prices per share of Professionals Group Common Stock as reported on the Nasdaq National Market for the period of twenty (20) business days ending on the fifth (5th) business day prior to the Closing Date; and (z) except as otherwise expressly provided in
Section 1.28 of this Agreement, no shares of Professionals Group Common Stock shall be issuable or issued to any person or entity other than an Eligible Member in connection with the INSCO Merger.

     (b) At the INSCO Effective Time, and except as otherwise provided in this Agreement, by virtue of the INSCO Merger and without any action on the part of Professionals Group, PICOM, INSCO, PPTF or any Eligible Member: (i) all Eligible Members shall cease to have any rights as Eligible Members of PPTF (including the right to elect trustees, the right to vote as to other matters, and any rights with respect to the distribution of surplus in liquidation); and (ii) all Membership Rights shall no longer be outstanding, and shall automatically be cancelled and shall cease to exist; provided, however, that at and after the INSCO Effective Time, each individual Membership Right shall represent the right to receive, in accordance with the Allocation Formula (as defined in this Section 1.5), a certificate representing the number of whole shares of Professionals Group Common Stock and cash in lieu of any fractional share of Professionals Group Common Stock into which such Membership Right has been converted pursuant to this Agreement.

     (c) In consideration for his or her Membership Right, each Eligible Member shall be allocated and shall be entitled to receive a portion of the Aggregate Merger Shares determined in accordance with an allocation formula (the "Allocation Formula"). The Allocation Formula shall be determined by PPTF and then approved by the appropriate authorities of the State of Florida. Once the Allocation Formula is so approved by such authorities, the parties to this Agreement shall prepare and execute an amendment to this Agreement that amends and restates Exhibit A to this Agreement so as to include the Allocation Formula as approved by such authorities. Each Membership Right shall be exchanged for certificates representing whole shares, and cash in lieu of any fractional share, of Professionals Group Common Stock in accordance with Article II of this Agreement.

     (d) If, prior to the INSCO Effective Time, the outstanding shares of Professionals Group Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the number of Aggregate Merger Shares.

     (e) Membership Rights to which dissenters' rights are perfected under applicable law shall not be converted into or represent the right to receive any shares, or any cash payment in lieu of any fractional shares of Professionals Group Common Stock; provided, however, that if any holder of the dissenting Membership Right shall withdraw his or her demand for payment of the fair value of his or her Membership Right or shall fail to perfect his or her dissenters' rights in accordance with applicable law, then such holder's dissenting Membership Right shall cease to be a dissenting Membership Right and shall, subject to the terms of this Agreement, be converted into and represent the right to receive a certificate representing the number of whole shares of Professionals Group Common Stock and cash in lieu of any fractional share of Professionals Group Common Stock into which such Membership Right has been converted pursuant to this Agreement.

     1.6 INSCO Common Stock. At the INSCO Effective Time, each share of common stock of INSCO issued and outstanding immediately prior to the INSCO Effective Time shall remain an issued and outstanding share of common stock of INSCO, as the surviving corporation in the INSCO Merger, and shall not be affected by the INSCO Merger.

     1.7 INSCO Articles of Incorporation. Subject to the terms and conditions of this Agreement, at the INSCO Effective Time, the Articles of Incorporation of INSCO then in effect shall be, and shall continue in effect as, the Articles of Incorporation of INSCO, as the surviving corporation in the INSCO Merger, until thereafter amended in accordance with this Agreement and applicable law.

     1.8 INSCO Bylaws. Subject to the terms and conditions of this Agreement, at the INSCO Effective Time, the Bylaws of INSCO then in effect shall be, and shall continue in effect as, the Bylaws of INSCO, as the surviving corporation in the INSCO Merger, until thereafter amended in accordance with this Agreement and applicable law.

     1.9 INSCO Merger Tax Consequences and Accounting Treatment. It is intended that (i) the INSCO Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (iii) the INSCO Merger shall qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases 130 and 135, as amended.

     1.10 PICOM Merger. Subject to the terms and conditions of this Agreement and in accordance with the Michigan Insurance Code and the Florida Insurance Code, at the PICOM Effective Time (as defined in Section 1.11 of this Agreement), INSCO shall merge with and into PICOM (the "PICOM Merger," and together with the INSCO Merger, the "Mergers"). PICOM shall be the surviving corporation in the PICOM

Merger, and shall continue its corporate existence under the laws of the State of Michigan. Upon consummation of the PICOM Merger, the separate corporate existence of INSCO shall terminate.

     1.11 PICOM Effective Time. The PICOM Merger shall become effective as set forth in certificates of merger or articles of merger (each, a "PICOM Certificate of Merger") filed with the appropriate authorities of the State of Michigan and the State of Florida on the Closing Date. The effective date and time of the PICOM Merger specified in the PICOM Certificates of Merger shall be no earlier than the date and time the PICOM Certificates of Merger are filed with the appropriate authorities of the State of Michigan and the State of Florida and shall be as soon after such filings as is practicable. The term "PICOM Effective Time" shall be the date and time when the PICOM Merger becomes effective, as set forth in the PICOM Certificates of Merger filed in accordance with the Michigan Insurance Code, the Florida Insurance Code and the FBCA.

     1.12 Effects of PICOM Merger. At and after the PICOM Effective Time, the PICOM Merger shall have the effects set forth in this Agreement, the PICOM Certificates of Merger, the Michigan Insurance Code, the Florida Insurance Code and the FBCA. At the PICOM Effective Time, (i) the insurance policies previously issued, or assumed by INSCO (including any PPTF Indemnity Agreements assumed by INSCO in, or as a result of, the INSCO Merger) and then in effect will become and be insurance policies issued by PICOM, without any endorsement or modification thereto, and the coverages and benefits under such insurance policies will continue unaffected by the PICOM Merger; (ii) all rights, franchises, licenses and interests of INSCO in and to every type of property, real, personal and mixed, and all choses in action of INSCO shall continue unaffected and uninterrupted by the PICOM Merger and shall accrue to PICOM;
(iii) all obligations and liabilities of INSCO (including all PPTF Surplus Notes) then outstanding shall become and be obligations of PICOM and shall continue unaffected and uninterrupted by the PICOM Merger; and (iv) no action or proceeding then pending and to which INSCO is a party shall be abated or discontinued but may be prosecuted to final judgment by PICOM.

     1.13 Conversion of INSCO Common Stock. At the PICOM Effective Time, and except as otherwise provided in this Agreement, by virtue of the PICOM Merger and without any action on the part of Professionals Group, PICOM, INSCO, PPTF or the holder of any securities of any of them, each share of common stock of INSCO issued and outstanding immediately prior to the PICOM Effective Time shall be converted into the number of duly authorized, validly issued, fully paid and nonassessable shares of common stock, $1.00 par value per share, of PICOM, as the surviving corporation in the PICOM Merger, that is provided for in the PICOM Certificates of Merger. At and after the PICOM Effective Time each outstanding stock certificate which prior to the PICOM Effective Time represented shares of common stock of INSCO automatically and for all purposes shall be deemed to represent the number of shares of common stock of PICOM into which the shares of common stock of INSCO represented by such certificate have been converted pursuant to this Section 1.13.

     1.14 PICOM Articles of Incorporation. Subject to the terms and conditions of this Agreement, at the PICOM Effective Time, the Articles of Incorporation of PICOM then in effect shall be, and shall continue in effect as, the Articles of Incorporation of PICOM, as the surviving corporation in the PICOM Merger, until amended in accordance with applicable law; provided, however, that in connection with and as a result of the consummation of the PICOM Merger, Article II of the Articles of Incorporation of PICOM then in effect shall be amended so as to change the name of PICOM to a name that is mutually agreed upon by Professionals Group and PPTF.

     1.15 PICOM Bylaws. Subject to the terms and conditions of this Agreement, at the PICOM Effective Time, the Bylaws of PICOM then in effect shall be, and shall continue in effect as, the Bylaws of PICOM, as the surviving corporation in the PICOM Merger, until amended in accordance with applicable law.

     1.16 PICOM Merger Tax Consequences; Accounting Treatment. It is intended that (i) the PICOM Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, (ii) this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (iii) the PICOM Merger shall qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases 130 and 135, as amended.

     1.17 PICOM Management. At the PICOM Effective Time, Eliot H. Berg, M.D., shall be the Chairman of the Board of PICOM, as the surviving corporation in the PICOM Merger; W. Peter McCabe, M.D., shall be the Vice-Chairman of the Board of PICOM, as the surviving corporation in the PICOM Merger; and Mr. Steven L. Salman (consistent with his legal obligations) shall be the President and Chief Executive Officer of PICOM, as the surviving corporation in the PICOM Merger.

     1.18 PICOM Board of Directors. At the PICOM Effective Time, the Board of Directors of PICOM, as the surviving corporation in the PICOM Merger, shall consist of ten (10) persons; including Dr. McCabe, Mr. Adamo, and three (3) other persons named as directors of PICOM, as the surviving corporation in the PICOM Merger, by the Board of Directors of Professionals Group (the "PG PICOM Directors"), and Dr. Berg and Mr. Salman (consistent with his legal obligations), and three (3) other persons named as directors of PICOM, as the surviving corporation in the PICOM Merger, by the Board of Trustees of PPTF (the "PPTF PICOM Directors"). The PG PICOM Directors and the PPTF PICOM Directors shall be divided as equally as practicable among the three classes of directors of PICOM, as the surviving corporation in the PICOM Merger, in proportion to the aggregate representation set forth in the preceding sentence; provided, however,
(i) that Dr. McCabe shall not be in the same class of directors as Dr. Berg,
(ii) that Mr. Adamo shall not be in the same class of directors as Mr. Salman, and (iii) that Mr. Salman shall not be in the same class of directors as Dr. Berg.

     1.19 PICOM Headquarters. At the PICOM Effective Time, the registered office of PICOM, as the surviving corporation in the PICOM Merger, shall be located in Okemos, Michigan, provided, however, that PICOM shall conduct significant corporate activities from regional executive offices located in Coral Gables, Florida and in Okemos, Michigan.

     1.20 Offer of Insurance. On the first renewal date occurring after the Closing Date with respect to each person or entity who was insured by PPTF, INSCO or PICOM at the PICOM Effective Time, PICOM will offer insurance to such person or entity (subject in each case to the underwriting standards of PICOM then in effect).

     1.21 Professionals Group Common Stock. At and after each of the INSCO Effective Time and the PICOM Effective Time, each share of Professionals Group Common Stock issued and outstanding immediately prior thereto shall remain an issued and outstanding share of common stock of Professionals Group and shall not be affected by either one or both of the Mergers.

     1.22 Professionals Group Warrants and Stock Options. At and after each of the INSCO Effective Time and the PICOM Effective Time, each option granted by Professionals Group to purchase shares of Professionals Group Common Stock which is outstanding and unexercised immediately prior thereto shall continue to represent a right to acquire shares of Professionals Group Common Stock and shall remain an issued and outstanding option to purchase from Professionals Group shares of Professionals Group Common Stock in the same amount and at the same exercise price subject to the terms of the Professionals Group Benefit Plans (as defined in Section 3.11 of this Agreement) under which they were issued and the agreements evidencing grants thereunder, and shall not be affected by either one or both of the Mergers.

     1.23 Professionals Group Articles of Incorporation. Subject to the terms and conditions of this Agreement, at each of the INSCO Effective Time and the PICOM Effective Time, the Articles of Incorporation of Professionals Group then in effect shall be, and shall continue in effect as, the Articles of Incorporation of Professionals Group until thereafter amended in accordance with applicable law.

     1.24 Professionals Group Bylaws. Subject to the terms and conditions of this Agreement, at each of the INSCO Effective Time and the PICOM Effective Time, the Bylaws of Professionals Group then in effect shall be, and shall continue in effect as, the Bylaws of Professionals Group until thereafter amended in accordance with applicable law.

     1.25 Professionals Group Management. At and after each of the INSCO Effective Time and the PICOM Effective Time, Dr. McCabe shall be the Chairman of the Board of Professionals Group, Dr. Berg shall be the Vice-Chairman of the Board of Professionals Group, Mr. Adamo shall be the President and Chief Executive Officer of Professionals Group, and Mr. Salman (consistent with his legal obligations) shall be the Chief Operating Officer of Professionals Group.

     1.26  Professionals Group Board of Directors.

     (a) At each of the INSCO Effective Time and the PICOM Effective Time, the Board of Directors of Professionals Group shall consist of sixteen (16) persons; including all eleven (11) of the persons who are directors of Professionals Group at the PICOM Effective Time (including Dr. McCabe and Mr. Adamo) (the "Professionals Group Representatives") and R. Kevin Clinton, FCAS, MAAA, who is the President of Michigan Educational Employees Mutual Insurance Company ("MEEMIC"), and Dr. Berg, Mr. Salman (consistent with his legal obligations) and three (3) other persons named as directors of Professionals Group by the Board of Trustees of PPTF (the "PPTF Representatives"). The PPTF Representatives shall be divided as equally as practicable among the three classes of directors of Professionals Group; provided, however, (i) that Dr. McCabe shall not be in the same class as Dr. Berg, (ii) that Mr. Adamo shall not be in the same class as either Mr. Salman or Mr. Clinton, and (iii) that Mr. Salman shall not be in the same class as Mr. Clinton.

     (b) At each of the INSCO Effective Time and the PICOM Effective Time there shall be a committee of the Board of Directors of Professionals Group known as the "Nominating Committee." Said committee (i) shall be comprised of four (4) members of the Board of Directors of Professionals Group, with two (2) members being selected from the Professionals Group Representatives and two (2) members being selected from the PPTF Representatives, and (ii) to the fullest extent permitted under the Articles of Incorporation and Bylaws of Professionals Group, shall be delegated and authorized to exercise the full power and authority of the Board of Directors of Professionals Group with respect to recommending nominees for election to the Board of Directors of Professionals Group. Action of this Nominating Committee of the Board of Directors of Professionals Group within the meaning of Section 523 of the Michigan Business Corporation Act, as amended, shall require the favorable vote of at least 75% of the members of this Nominating Committee.

     1.27 Professionals Group Headquarters. At each of the INSCO Effective Time and the PICOM Effective Time, the headquarters and principal executive offices of Professionals Group shall be located in Okemos, Michigan.

     1.28  PPTF Consulting and Other Arrangements.

     (a) On the date of the first annual meeting of stockholders of Professionals Group following the INSCO Effective Time, Professionals Group shall issue and deliver to each person identified on Exhibit B to this Agreement as a "PPTF Trustee Participant" (each, a "PPTF Trustee Participant") a number of shares of Professionals Group Common Stock that is equal to 20% of the number that is set forth opposite the name of such PPTF Trustee Participant on Exhibit B to this Agreement. Upon and pursuant to the terms and conditions of a PPTF Trustee Participant's Consulting Agreement (as defined in this Section 1.28) Professionals Group shall issue and deliver Trustee Participant a number of shares of Professionals Group Common Stock that is equal to 80% of the number that is set forth opposite the name of such PPTF Trustee Participant on Exhibit B to this Agreement.

     (b) On the date of the first annual meeting of stockholders of Professionals Group following the INSCO Effective Time, Professionals Group shall issue and deliver to each person identified on Exhibit B to this Agreement as a "PPTF Officer" (each, a "PPTF Officer") a number of shares of Professionals Group Common Stock that is equal to 20% of the number that is set forth opposite the name of such PPTF Officer on Exhibit B to this Agreement. Upon and pursuant to the terms and conditions of a PPTF Officer's Stock Grant Agreement (as defined in this Section 1.28), Professionals Group shall issue and deliver to such PPTF Officer a number of shares of Professionals Group Common Stock that is equal to 80% of the number that is set forth opposite the name of such PPTF Officer on Exhibit B to this Agreement.

     (c) Notwithstanding anything express or implied to the contrary in this
Agreement: (i) no shares of Professionals Group Common Stock shall be issuable or issued or delivered to a PPTF Trustee Participant pursuant to this Section
1.28 unless such PPTF Trustee Participant shall have executed and delivered to Professionals Group a Consulting, Confidentiality and Noncompetition Agreement in form and substance reasonably acceptable to Professionals Group and PPTF (each a "Consulting Agreement"); (ii) no shares of Professionals Group Common Stock shall be issuable or issued or delivered to a PPTF Officer pursuant to this Section 1.28 unless such PPTF Officer shall have executed and delivered to Professionals Group a

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Confidentiality, Noncompetition and Stock Grant Agreement in form and substance reasonably acceptable to Professionals Group and PPTF (each, a "Stock Grant Agreement"); (iii) Professionals Group and PICOM shall execute and deliver the Assignment and Assumption Agreement attached to this Agreement as Exhibit C (the "Assignment and Assumption Agreement"); and (iv) if, prior to the INSCO Effective Time, the outstanding shares of Professionals Group Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the number of shares of Professionals Group Common Stock to be issued to each PPTF Trustee Participant and each PPTF Officer pursuant to this Section 1.28.

                                   ARTICLE II

                         EXCHANGE OF MEMBERSHIP RIGHTS

     2.1 Professionals Group to Make Shares Available. At or prior to the INSCO Effective Time, Professionals Group shall deposit, or shall cause to be deposited, with ChaseMellon Shareholder Services, L.L.C., or another bank or trust company reasonably acceptable to each of Professionals Group and PPTF (the "Exchange Agent"), for the benefit of the Eligible Members of PPTF and for exchange in accordance with this Article II, certificates representing the whole shares of Professionals Group Common Stock and cash for payment of consideration in lieu of fractional shares (such certificates for whole shares of Professionals Group Common Stock, together with any such cash for payment of consideration in lieu of fractional shares and any dividends or distributions with respect to such whole shares of Professionals Group Common Stock are sometimes referred to as the "Exchange Fund") to be issued and paid in exchange for the Membership Rights pursuant to this Agreement.

     2.2  Exchange of Membership Rights.

     (a) As soon as practicable prior to the INSCO Effective Time, and in no event later than thirty (30) days prior to the INSCO Effective Time, (i) PPTF shall prepare a list (which list shall be certified to Professionals Group by the Chairman of PPTF and the President and Chief Executive Officer of PPTF) identifying each Eligible Member of PPTF and setting forth the number of whole shares, and cash in lieu of any fractional shares, of Professionals Group Common Stock that each Eligible Member of PPTF is entitled to receive by virtue of the consummation of the INSCO Merger, and (ii) PPTF shall deliver to Professionals Group such list, as certified by the Chairman of PPTF and the President and Chief Executive Officer of PPTF, and such other information as shall enable Professionals Group to verify the information contained in such list.

     (b) As soon as reasonably practicable after receiving from PPTF the list and other information required to be delivered to it by this Section 2.2, Professionals Group may verify the information contained in such list and shall cause the Exchange Agent to send to each Eligible Member of PPTF, by first class mail, a notice (the "Notice") that, among other things, (i) sets forth the number of whole shares, and cash in lieu of any fractional shares, of Professionals Group Common Stock that such Eligible Member has been credited with, and the calculation by which such numbers were obtained, and (ii) states that the Membership Rights in PPTF of all Eligible Members were extinguished upon consummation of the INSCO Merger. Said notice shall be accompanied by a letter of transmittal stating instructions for obtaining certificates representing the whole shares of Professionals Group Common Stock and any cash in lieu of fractional shares into which the Membership Rights shall have been converted pursuant to this Agreement. Upon receipt by the Exchange Agent of a copy of the Notice (or such other document as the Exchange Agent may require) duly executed by the Eligible Member, such Eligible Member shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Professionals Group Common Stock, and (ii) a check representing the amount of cash in lieu of fractional shares, to which such Eligible Member shall have become entitled pursuant to this Agreement. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable with respect to any Membership Rights.

     (c) No dividends or other distributions declared with respect to Professionals Group Common Stock with a record date following the INSCO Effective Time shall be paid to an Eligible Member until such Eligible Member shall return the Notice (or such other documentation as the Exchange Agent may require) to the Exchange Agent in accordance with this Article II.

     (d) After the INSCO Effective Time, there shall be no transfers on the records of PPTF of Membership Rights, except as expressly required under PPTF Indemnity Agreements issued and outstanding immediately prior to the INSCO Effective Time. After the INSCO Effective Time, and as Notices (or such other documentation as the Exchange Agent may require) are presented to the Exchange Agent, the Exchange Agent shall issue certificates representing whole shares of Professionals Group Common Stock and cash in lieu of fractional shares in accordance with this Agreement.

     (e) Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of Professionals Group Common Stock shall be issued upon the presentation of a Notice (or such other documentation as the Exchange Agent may require), no dividend or distribution with respect to Professionals Group Common Stock shall be payable on or with respect to any such fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Professionals Group or an Eligible Member of PPTF. In lieu of the issuance of any such fractional share, Professionals Group shall pay to each Eligible Member of PPTF who otherwise would be entitled to receive such fractional share an amount in cash determined in accordance with this Agreement.

     (f) Any portion of the Exchange Fund that remains unclaimed by the Eligible Members for 12 months after the INSCO Effective Time shall be paid to Professionals Group. Any Eligible Members who have not theretofore complied with this Article II shall thereafter look only to Professionals Group for payment of the whole shares of Professionals Group Common Stock, any cash in lieu of fractional shares, and any unpaid dividends and distributions on such whole shares of Professionals Group Common Stock deliverable in respect of each Membership Right such Eligible Member holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of PPTF, Professionals Group, the Exchange Agent or any other person shall be liable to any former Eligible Member of PPTF for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PROFESSIONALS GROUP

     Except as disclosed in the Professionals Group disclosure schedule delivered to PPTF with the Initial Merger Agreement and any supplement to such disclosure schedule delivered to PPTF concurrently herewith (collectively, the "Professionals Group Disclosure Schedule"), Professionals Group hereby represents and warrants to PPTF as follows:

     3.1  Corporate Organization.

     (a) Professionals Group is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Professionals Group has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Professionals Group. As used in this Agreement, the term "Material Adverse Effect" means, with respect to PPTF, Professionals Group, PICOM, INSCO, or the surviving corporation in each of the Mergers, as the case may be, a material adverse effect on the business, assets, properties, operations, condition (financial or otherwise), or (insofar as they can reasonably be foreseen) prospects of such party and its Subsidiaries taken as a whole, excluding for this purpose only, however, the payment and/or incurrence of transactional expenses by PPTF, Professionals Group, PICOM , or INSCO in connection with the Mergers, to the extent having such an effect. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, association, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. True and complete copies of the Articles of Incorporation and Bylaws of Professionals Group, as in effect as of the date of this Agreement, have previously been made available by Professionals Group to PPTF.

     (b) The only direct and indirect Subsidiaries of Professionals Group are PICOM, PICOM Insurance Company of Illinois, an Illinois stock insurance company and wholly-owned subsidiary of PICOM ("PICOM-Illinois," and together with PICOM, the "Professionals Group Insurance Subsidiaries"), PICOM Claims Services Corporation, a Michigan business corporation and wholly-owned subsidiary of PICOM, PICOM Financial Services Corporation, a Michigan business corporation, PICOM Insurance Agency, a Michigan business corporation, and American Insurance Management Corporation, an Indiana corporation. Each Subsidiary of Professionals Group (i) is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether Federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Professionals Group, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. True and complete copies of the Articles of Incorporation and Bylaws of each Subsidiary of Professionals Group, as in effect on the date of this Agreement, have previously been made available by Professionals Group to PPTF.

     (c) A record of all corporate action taken by the stockholders and Board of Directors (including committees thereof) of Professionals Group and each Subsidiary of Professionals Group, and complete and accurate copies of all of their respective proceedings and actions by written consent, and all minutes of their respective meetings, are contained in the respective minute books of Professionals Group and each Subsidiary of Professionals Group. The minute books and stock ledgers of Professionals Group contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of Professionals Group. The minute books and stock ledgers of each Subsidiary of Professionals Group contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of such Subsidiary of Professionals Group. PPTF has been given access to and an opportunity to review all such minutes, minute books and stock ledgers.

     3.2  Capitalization.

     (a) The authorized capital stock of Professionals Group consists of 30,000,000 shares, with said shares divided into two classes. One class of said shares consists of 5,000,000 shares of preferred stock and the other class of said shares consists of 25,000,000 shares of Professionals Group Common Stock. As of June 30, 1997, no shares of such preferred stock and 3,505,750 shares of Professionals Group Common Stock were issued and outstanding and no shares of either such preferred stock or Professionals Group Common Stock were held in treasury. All of the issued and outstanding shares of Professionals Group Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. As of the date of this Agreement, and except pursuant to the terms of this Agreement, the Professionals Insurance Company Management Group 1996 Non-Employee Directors Stock Option Plan (the "Professionals Group Director Option Plan"), the Professionals Insurance Company Management Group 1996 Long Term Stock Incentive Plan (the "Professionals Group LTIP"), and stock options issued pursuant to the Professionals Group Director Option Plan, Professionals Group does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Professionals Group Common Stock or any other equity securities of Professionals Group or any securities representing the right to purchase or otherwise receive any shares of Professionals Group Common Stock or any other equity securities of Professionals Group. As of June 30, 1997, no shares of Professionals Group Common Stock were reserved for issuance, except for (i) 50,000 shares reserved for issuance upon the exercise of stock options issued pursuant to the Professionals Group Director Option Plan (of which options representing 9,450 shares of Professionals Group Common Stock have been granted and are outstanding) and (ii) 300,000 shares reserved for issuance pursuant to awards under the Professionals Group LTIP (of which there are none as of the date of this Agreement). Since January 1, 1997, Professionals Group has not issued any shares of Professionals Group Common Stock or other equity securities of Professionals Group, or any securities convertible into or exercisable for any shares of Professionals Group Common Stock or other equity securities of Professionals Group, other than (x) as contemplated by this Agreement or (y) stock options issued under the Professionals

Group Director Option Plan or (z) pursuant to the exercise of stock options issued under the Professionals Group Director Option Plan or employee stock options granted prior to such date. The shares of Professionals Group Common Stock to be issued pursuant to the INSCO Merger will be duly authorized and validly issued and, at the INSCO Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof.

     (b) The authorized capital stock of PICOM consists of 10,000,000 shares, $1.00 par value per share, of common stock ("PICOM Common Stock"). As of June 30, 1997, 3,188,145 shares of PICOM Common Stock were issued and outstanding and no shares of PICOM Common Stock were held in treasury. As of June 30, 1997, no shares of PICOM Common Stock were reserved for issuance. Since January 1, 1997, PICOM has not issued any shares of PICOM Common Stock or other equity securities of PICOM, or any securities convertible into or exercisable for any shares of PICOM Common Stock or other equity securities of PICOM. Professionals Group owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of Professionals Group, free and clear of all liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. No Subsidiary of Professionals Group has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     (c) The Professionals Group Disclosure Schedule sets forth a complete list of (i) the officers and directors of Professionals Group and each Subsidiary of Professionals Group, (ii) the percentage of the outstanding voting stock of such Subsidiary owned or controlled, directly or indirectly, by Professionals Group, and (iii) the percentage of the outstanding voting stock of such Subsidiary owned or controlled, directly or indirectly, by one or more of Professionals Group's other Subsidiaries. Professionals Group does not have any direct or indirect equity or ownership interest in any other business or entity and does not have any direct or indirect obligation or any commitment to invest any funds in any corporation or other business or entity, other than for investment purposes in the ordinary course of business in accordance with past practices.

     3.3  Authority; No Violation.

     (a) Professionals Group has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of Professionals Group. The Board of Directors of Professionals Group has directed that this Agreement and the transactions contemplated by this Agreement be submitted to the stockholders of Professionals Group for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Professionals Group Common Stock, no other corporate proceedings on the part of Professionals Group are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Professionals Group and (assuming due authorization, execution and delivery by PICOM and PPTF and the receipt of all Requisite Regulatory Approvals (as defined in Section 7.1(e) of this Agreement) constitutes a valid and binding obligation of Professionals Group, enforceable against Professionals Group in accordance with its terms.

     (b) PICOM has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of PICOM. The Board of Directors of PICOM has directed that this Agreement and the transactions contemplated by this Agreement be submitted to the stockholders of PICOM for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of PICOM, no other corporate proceedings on the part of PICOM are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by PICOM and (assuming due authorization, execution and delivery by PPTF and Professionals Group and the receipt of all Requisite Regulatory Approvals) constitutes a valid and binding obligation of PICOM, enforceable against PICOM in accordance with its terms.

     (c) Neither the execution and delivery of this Agreement by Professionals Group nor the consummation by Professionals Group of the transactions contemplated by this Agreement, nor compliance by Professionals Group with any of the terms or provisions of this Agreement, will (i) violate any provision of the Articles of Incorporation or Bylaws of Professionals Group or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 3.4 of this Agreement are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Professionals Group or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Professionals Group under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Professionals Group is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on Professionals Group.

     (d) Neither the execution and delivery of this Agreement by PICOM nor the consummation by PICOM of the transactions contemplated by this Agreement, nor compliance by PICOM with any of the terms or provisions of this Agreement, will
(i) violate any provision of the Articles of Incorporation or Bylaws of PICOM or
(ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 3.4 of this Agreement are duly obtained,
(x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PICOM or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of PICOM under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PICOM is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on PICOM.

     3.4 Consents and Approvals. Except for (i) the filing of applications, notices and forms with, and the obtaining of approvals from, the Commissioner of Insurance of the State of Michigan (the "Michigan Insurance Commissioner") under the Michigan Insurance Code, the Department of Insurance of the State of Florida (the "Florida Insurance Department") under the Florida Insurance Code, and the Director of Insurance of the State of Illinois (the "Illinois Insurance Director") under the Illinois Insurance Code, as amended (the "Illinois Insurance Code"), with respect to the transactions contemplated by this Agreement (including the incorporation of INSCO and its authorization to do business in the State of Michigan and the State of Florida), (ii) the filing of any other required applications, notices and forms with, and the obtaining of approvals from, any other Governmental Entity (as defined in this Section 3.4),
(iii) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meeting of stockholders of Professionals Group and the meeting of Members of PPTF to be held in connection with this Agreement and the transactions contemplated by this Agreement (the "Joint Proxy Statement") and the registration statement on Form S-4 in which the Joint Proxy Statement will be included as a prospectus (the "S-4"), (iv) the filing of the INSCO Certificate of Merger and the PICOM Certificates of Merger with the appropriate authorities of the State of Michigan pursuant to the Michigan Insurance Code and with the appropriate authorities of the State of Florida pursuant to the Florida Insurance Code and the FBCA, (v) the filing of a notification and report form (the "HSR Act Report") with the Pre-Merger Notification Office of the Federal Trade Commission and with the Antitrust Division of the Department of

Justice (collectively, the "Pre-Merger Notification Agencies") pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act, as amended, and the rules and regulations thereunder (collectively, the "HSR Act"), (vi) any consents, authorizations, orders and approvals required under (A) the Michigan Insurance Code, (B) the Florida Insurance Code, (C) the Illinois Insurance Code, (D) the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), (E) the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"), and (F) the HSR Act, (vii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of Federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and Federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization (including the National Association of Insurance Commissioners (the "NAIC"), the National Association of Securities Dealers, Inc. (the "NASD") and the Nasdaq National Market) (each, an "SRO"), or which are required under insurance and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Professionals Group Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite votes of the stockholders of Professionals Group, the stockholders of PICOM, the stockholders of INSCO, and the Voting Members of PPTF, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (together with the SEC, the Pre-Merger Notification Agencies, the Michigan Insurance Commissioner, the Florida Insurance Department and the Illinois Insurance Director, a "Governmental Entity") or with any third party are necessary in connection with the execution and delivery by Professionals Group and PICOM of this Agreement or the consummation by Professionals Group or any of its Subsidiaries of the transactions contemplated by this Agreement.

     3.5 Reports. The Professionals Group Insurance Subsidiaries (i) have timely filed all annual and quarterly convention statements (including the financial statements contained therein), reports, registrations and statements, together with all amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with each Governmental Entity having jurisdiction, (ii) have timely filed all other reports and statements, together with all amendments required to be made with respect thereto, that they were required to file since January 1, 1997 under all applicable laws, rules or regulations (including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any other Governmental Entity), and (iii) have paid all fees and assessments due and payable in connection therewith, except where the failure to file such convention statements, reports, registrations or statements, or to file any of such other reports, or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on Professionals Group. All such convention statements, reports, registrations and statements, together with all such amendments, were in substantial compliance with applicable law when filed and, as of their respective dates, to the best knowledge of Professionals Group, did not contain any false statements or material misstatements of fact or omit to state any material facts necessary to make the statements set forth therein not materially misleading in light of the circumstances in which such statements were made. No material deficiencies have been asserted by any Governmental Entity with respect to such convention statements, reports, registrations and statements or any such amendments thereto. Professionals Group has delivered to PPTF complete and accurate copies of all annual and quarterly convention statements (including the financial statements contained therein) filed by the Professionals Group Insurance Subsidiaries since January 1, 1994. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of Professionals Group and its Subsidiaries, no Governmental Entity has initiated any proceeding or, to the best knowledge of Professionals Group, investigation into the business or operations of Professionals Group or any of its Subsidiaries since January 1, 1994, except where such proceedings or investigations are not likely, either individually or in the aggregate, to have a Material Adverse Effect on Professionals Group. There is no unresolved violation, criticism, or exception by any Governmental Entity with respect to any report or statement relating to any examinations of Professionals Group or any of its Subsidiaries which, in the reasonable judgment of Professionals Group, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Professionals Group.

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

     3.6  Financial Statements.

     (a) Professionals Group has previously made available to PPTF copies of (i) the consolidated balance sheets of Professionals Group and its Subsidiaries as of December 31, for the fiscal years 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1996, 1995 and 1994, inclusive, as reported in Professionals Group's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the SEC under the Exchange Act, in each case accompanied by the audit reports of KPMG Peat Marwick LLP (with respect to the years ended December 31, 1996 and 1995) and Coopers & Lybrand L.L.P. (with respect to the year ended December 31, 1994), both independent public accountants with respect to Professionals Group, and (ii) the unaudited consolidated balance sheet of Professionals Group and its Subsidiaries as of June 30, 1997 and the related unaudited consolidated statements of income and cash flows for the six-month period then ended as reported in Professionals Group's Quarterly Report on Form 10-Q for the period ended June 30, 1997 filed with the SEC under the Exchange Act (the "Professionals Group June 30, 1997 Form 10-Q"). The consolidated balance sheets of Professionals Group as of December 31, 1996 and 1995 (including the related notes, where applicable) fairly present the consolidated financial position of Professionals Group and its Subsidiaries as of the dates thereof, and the other financial statements referred to in this Section 3.6(a) (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Professionals Group and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with generally accepted accounting principles consistently applied ("GAAP") during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Professionals Group and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

     (b) Professionals Group has previously made available to PPTF copies of the Statutory Annual Statements for each of the Professionals Group Insurance Subsidiaries for the years ended December 31, 1996, 1995 and 1994 (collectively, the "Professionals Group Insurance Subsidiary Statutory Statements"). The Professionals Group Insurance Subsidiary Statutory Statements (i) have been prepared in accordance with the books and records of the Professionals Group Insurance Subsidiaries, (ii) have been prepared in accordance with the statutory accounting practices and principles prescribed by or permitted under the insurance laws of the applicable jurisdictions, and (iii) are consistent with prior periods, except as provided for therein and except for any changes required by applicable law or the accounting practices and principles referred to in clause (ii) of this sentence. The Professionals Group Insurance Subsidiary Statutory Statements, when read in conjunction with the notes thereto and any statutory audit reports relating thereto, present fairly in all material respects the statutory financial condition of the Professionals Group Insurance Subsidiaries at December 31, 1996, 1995 and 1994, respectively, and the statutory results of their respective operations for the period then ended.

     3.7 Broker's Fees. Neither Professionals Group nor any Subsidiary of Professionals Group nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, other than Cochran, Caronia & Co. and McDonald & Company Securities, Inc. (copies of which engagement agreements have been disclosed by Professionals Group to PPTF) whose fees, commissions and expenses shall be paid by Professionals Group.

     3.8  Absence of Certain Changes or Events.

     (a) Except as disclosed in the Professionals Group Reports (as defined in Section 3.12 of this Agreement) filed prior to the date of this Agreement, since December 31, 1996, (i) Professionals Group and its Subsidiaries taken as a whole have not incurred any material indebtedness or other liability or obligation

(whether absolute, accrued, contingent or otherwise), other than in the ordinary course of their business or in connection with the incorporation of, and for the purpose of incorporating, INSCO, (ii) neither Professionals Group nor any Subsidiary of Professionals Group has declared or paid any dividend or other distribution in respect of the capital stock of Professionals Group or any Professionals Group Subsidiary, or any direct or indirect redemption, purchase or other acquisition by Professionals Group or such Professionals Group Subsidiary of any such stock; (iii) to the best knowledge of Professionals Group, there has been no material adverse change in the business, assets, properties, operations, or condition (financial or otherwise) of Professionals Group or any Subsidiary of Professionals Group, and (iv) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect on Professionals Group.

     (b) Except as disclosed in the Professionals Group Reports filed prior to the date of this Agreement, since December 31, 1996, Professionals Group and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course theretofore conducted.

     (c) Since December 31, 1996, neither Professionals Group nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law,
(A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1996, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of its 1996 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in its reasonable judgment, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Professionals Group.

     3.9  Legal Proceedings.

     (a) Neither Professionals Group nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of their knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (including noncontractual claims, bad faith claims and claims against any directors or officers of Professionals Group or any Subsidiary of Professionals Group, but excluding coverage and other claims made with respect to insurance policies issued by any Professionals Group Insurance Subsidiary) against Professionals Group or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, either individually or in the aggregate, would have a Material Adverse Effect on Professionals Group.

     (b) There is no injunction, order, judgment, decree, or regulatory restriction (including noncontractual claims, bad faith claims and claims against any directors or officers of Professionals Group or any Subsidiary of Professionals Group, but excluding coverage and other claims made with respect to insurance policies issued by any Professionals Group Insurance Subsidiary) imposed upon Professionals Group, any of its Subsidiaries or the assets of Professionals Group or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on Professionals Group.

     3.10  Taxes and Tax Returns.

     (a) Each of Professionals Group and its Subsidiaries has duly filed all Tax Returns (as defined in Section 3.10(b) of this Agreement) required to be filed by them on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes (as defined in Section 3.10(b) of this Agreement) which have been incurred or are due or claimed to be due from it by Federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, premiums, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined for which adequate reserves have been made on the financial statements described in Section 3.6(a) of this Agreement, or (ii) Tax Returns or Taxes the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of Professionals Group, to have a Material Adverse Effect on Professionals Group. The Tax Returns of Professionals Group and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") and the corresponding Governmental Entities for state, county and local Taxes and any liability with respect thereto has been satisfied for all years to and including 1994, and either no material deficiencies were asserted as a result of such examination for which Professionals Group does not have adequate reserves or all such deficiencies were satisfied. There are no material disputes pending, or claims asserted for, Taxes or assessments upon Professionals Group or any of its Subsidiaries for which Professionals Group does not have adequate reserves, nor has Professionals Group or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any Tax Return for any period. In addition, (A) proper and accurate amounts have been withheld by Professionals Group and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable Federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on Professionals Group, (B) Tax Returns which are accurate and complete in all material respects have been filed by Professionals Group and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on Professionals Group, (C) the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor has been included by Professionals Group in its consolidated financial statements as of December 31, 1996, except where failure to do so would not have a Material Adverse Effect on Professionals Group and (D) there are no Tax Liens upon any property or assets of Professionals Group or its Subsidiaries except Liens for current Taxes not yet due or Liens that would not have a Material Adverse Effect on Professionals Group. Neither Professionals Group nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Professionals Group or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on Professionals Group. Except as set forth in the financial statements described in Section 3.6(a) of this Agreement, neither Professionals Group nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on Professionals Group. Neither Professionals Group nor any of its Subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement (other than such agreements as exist by and among themselves). Neither Professionals Group nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other than as a common parent corporation. Neither Professionals Group nor any of its Subsidiaries is liable for the Taxes of any person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax law) or by contract, as a successor or otherwise. Neither Professionals Group nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for Federal income tax purposes. Professionals Group's basis and excess loss account, if any, in each of its Subsidiaries is set forth in the Professionals Group Disclosure Schedule.

     (b) As used in this Agreement, (i) the term "Tax" or "Taxes" means all taxes, charges, fees, levies and other governmental assessments and impositions of any kind payable to any governmental authority or agency (including all Federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon); and (ii) the term "Tax Return" or "Tax Returns" means any and all returns, reports, information returns and information statements with respect to Taxes required to be filed by Professionals Group or any of its Subsidiaries with the IRS or any other Governmental Entity or tax authority or agency, whether domestic or foreign (including consolidated, combined and unitary tax returns).

     (c) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Professionals Group or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Professionals Group Benefit Plan (as defined in

Section 3.11(a) of this Agreement) currently in effect will not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

     (d) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Professionals Group or any Professionals Group Subsidiary under any contract, plan, program, arrangement or understanding will have a Material Adverse Effect on Professionals Group.

     3.11  Employee Benefit Plans; Labor Matters.

     (a) The Professionals Group Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "Professionals Group Benefit Plans") by Professionals Group or any of its Subsidiaries or by any affiliated trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Professionals Group would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     (b) Professionals Group has heretofore delivered or made available to PPTF true and complete copies of each of the Professionals Group Benefit Plans and certain related documents, including (i) the actuarial report for such Professionals Group Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Professionals Group Benefit Plan.

     (c) (i) Each of the Professionals Group Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the Professionals Group Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified and no event has occurred that will or is likely to give rise to disqualification of any such plan or trust created thereunder, (iii) with respect to each Professionals Group Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Professionals Group Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by the actuary for such Professionals Group Benefit Plan with respect to such Professionals Group Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Professionals Group Benefit Plan allocable to such accrued benefits, (iv) no Professionals Group Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of Professionals Group, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Professionals Group, its Subsidiaries or the ERISA Affiliates, (D) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary), or (E) disability or severance plans identified on the Professionals Group Disclosure Schedule, (v) no material liability under Title IV of ERISA has been incurred by Professionals Group, its Subsidiaries or any ERISA Affiliate (other than liability for premiums to the Pension Benefit Guaranty Corporation (the "PBGC") arising in the ordinary course) that has not been satisfied in full, and no condition exists that presents a material risk to Professionals Group, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Professionals Group Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all required contributions or other amounts payable by Professionals Group or its Subsidiaries as of the INSCO Effective Time with respect to each Professionals Group Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) to the best knowledge of Professionals Group neither Professionals Group, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which Professionals Group, its Subsidiaries or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) there are no pending, or to the best knowledge of Professionals Group, threatened or anticipated claims (other than routine claims for benefits and administrative expenses payable in the ordinary course) by, on behalf of or against any of the Professionals Group Benefit Plans or any trusts related thereto which are, in the reasonable judgment of Professionals Group, likely to have a Material Adverse Effect on Professionals Group.

     (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee of Professionals Group or any of its affiliates from Professionals Group or any of its affiliates under any Professionals Group Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Professionals Group Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

     (e) To the best knowledge of Professionals Group, Professionals Group and each Subsidiary of Professionals Group is in compliance in all material respects with all currently applicable laws and regulations respecting employment and employment matters, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices (including Federal and state wage and hour laws, workplace safety laws, workers' compensation laws, equal employment opportunity laws, equal pay laws, civil rights laws, the Americans With Disabilities Act and the Fair Labor Standards Act of 1938, as amended), and is not engaged in any unfair labor practice. Professionals Group and each Subsidiary of Professionals Group has complied with all applicable notice provisions of and has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There is no action, claim, cause of action, suit or proceeding pending or, to the best knowledge of Professionals Group, threatened, on the part of any employee, independent contractor or applicant for employment, including any such action, claim, cause of action, suit or proceeding based on allegations of wrongful termination or discrimination on the basis of age, race, religion, sex, sexual preference, or mental or physical handicap or disability that could, or could reasonably be expected to, have a Material Adverse Effect on Professionals Group. Neither Professionals Group nor any Subsidiary of Professionals Group is a party to any collective bargaining agreement or other labor union contract nor does Professionals Group know of any activities or proceedings of any labor union to organize any employees of Professionals Group or any Subsidiary of Professionals Group. Professionals Group and each Subsidiary of Professionals Group has provided all employees with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through the date of this Agreement or that such employee was otherwise promised in his or her employment agreement(s) with Professionals Group or the relevant Subsidiary of Professionals Group, as the case may be.

     (f) Except as disclosed in the Professionals Group Reports, all material sums due for employee compensation have been paid, accrued or otherwise provided for, and all employer contributions for employee benefits, including deferred compensation obligations, and all benefits under any Professionals Group Benefit Plan have been duly and adequately paid or provided for in accordance with plan documents. To the best knowledge of Professionals Group, no person treated as an independent contractor by Professionals Group or any Subsidiary of Professionals Group is an employee as defined in Section 3401(c) of the Code, nor has any employee been otherwise improperly classified, as exempt, nonexempt or otherwise, for purposes of Federal or state income tax withholding or overtime laws, rules, or regulations. To the best knowledge of Professionals Group, no executive or key employee or group of employees of Professionals Group or any Subsidiary of Professionals Group has any plans to terminate his, her or their employment.

     (g) Neither Professionals Group nor any of its Subsidiaries has any commitment to (i) create any additional plan or modify or change any existing Professionals Group Benefit Plan or (ii) enter into any contract to provide compensation or benefits to any individual.

     3.12 SEC Reports. Professionals Group has previously made available to PPTF a complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since April 1, 1996 by Professionals Group with the SEC pursuant to the Securities Act or the Exchange Act (the "Professionals Group Reports") and prior to the date of this Agreement and (b) communication mailed by Professionals Group to its stockholders since April 1, 1996 and prior to the date of this Agreement, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since April 1, 1996, Professionals Group has timely filed all Professionals Group Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Professionals Group Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

     3.13 Compliance with Applicable Law. Professionals Group and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and have complied in all material respects with and are not in default in any material respect under any, and have maintained and conducted their respective businesses in all material respects in compliance with, all applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of each Governmental Entity relating to Professionals Group or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, have a Material Adverse Effect on Professionals Group.

     3.14  Certain Contracts.

     (a) Neither Professionals Group nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from PPTF, Professionals Group, PICOM, INSCO, or any of their respective Subsidiaries to any director, officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Professionals Group Reports, (iv) which materially restricts the conduct of any line of business by Professionals Group, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Professionals Group has previously made available to PPTF true and correct copies of all employment and deferred compensation agreements which are in writing and to which Professionals Group or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the Professionals Group Disclosure Schedule, is referred to in this Agreement as a "Professionals Group Contract", and neither Professionals Group nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, either individually or in the aggregate, would have a Material Adverse Effect on Professionals Group.

     (b) Each Professionals Group Contract is valid and binding on Professionals Group or any of its Subsidiaries, as applicable, and in full force and effect. Professionals Group and its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Professionals Group Contract, except where such noncompliance, either individually or in the aggregate, would not have a Material Adverse Effect on Professionals Group. No event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Professionals Group or any of its Subsidiaries under any such Professionals Group Contract, except where such default, either individually or in the aggregate, would not have a Material Adverse Effect on Professionals Group.

     3.15 Agreements with Regulatory Agencies. Neither Professionals Group nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1993, a recipient of any supervisory letter from, or since January 1, 1993, has adopted any board resolutions at the request of any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Professionals Group Disclosure Schedule, a "Professionals Group Regulatory Agreement"), nor has Professionals Group or any of its Subsidiaries been advised since January 1, 1993, by any Governmental Entity that it is considering issuing or requesting any such Professionals Group Regulatory Agreement.

     3.16 Other Activities of Professionals Group and its Subsidiaries. Neither Professionals Group nor any of the Professionals Group Insurance Subsidiaries, directly or indirectly, engages in any activity prohibited by applicable law.

     3.17 Investment Securities. Each of Professionals Group and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of Professionals Group or any of its Subsidiaries. Such securities are permissible investments under all applicable laws, such securities are valued on the books of Professionals Group in accordance with GAAP, and none of such securities is in default in the payment of principal, interest or dividends or is impaired to any extent.

     3.18 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements entered into for the account of Professionals Group or its Subsidiaries were entered into in the ordinary course of business and, to the best knowledge of Professionals Group, in accordance with prudent business practice and applicable rules, regulations and policies of any Governmental Entity and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Professionals Group or its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Professionals Group and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the best knowledge of Professionals Group, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     3.19 Undisclosed Liabilities. Except for (i) those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Professionals Group included in the Professionals Group June 30, 1997 Form 10-Q,
(ii) those liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1997, and (iii) coverage and other claims (other than bad faith claims) made with respect to insurance policies issued by any Professionals Group Insurance Subsidiary, neither Professionals Group nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Professionals Group.

     3.20  Intellectual Property.

     (a) Professionals Group owns or has the right to use pursuant to license, sublicense, agreement or permission all intellectual property necessary for the operation of its business as presently conducted and as presently proposed to be conducted. The term "intellectual property" means all trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof, copyrights and registrations and applications for registration thereof, computer software, data and documentation, trade secrets and confidential business information (including financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), other proprietary rights, and copies and tangible embodiments thereof (in whatever form or medium).

     (b) To the best knowledge of Professionals Group, Professionals Group has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and neither Professionals Group, nor any of the directors or officers (and employees with responsibility for intellectual property matters) of Professionals Group has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the knowledge of Professionals Group, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of Professionals Group.

     (c) The Professionals Group Disclosure Schedule identifies each item of intellectual property that any third party owns and that Professionals Group uses pursuant to license, sublicense, agreement, or permission. Professionals Group has made correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date) available to PPTF. With respect to each such item of such intellectual property: (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms on and after the Closing Date; (iii) no party to the license, sublicense, agreement or permission is in breach or default, and no event of default has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof; (v) with respect to such sublicense, the representations and warranties set forth in
(i) through (iv) above are true and correct with respect to the underlying license; and (vi) Professionals Group has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

     3.21  Real Property; Environmental Liability.

     (a) Neither Professionals Group nor any Subsidiary of Professionals Group owns any right, title or interest in any real property except as described on the Professionals Group Disclosure Schedule (collectively, the "Professionals Group Real Property"). The Professionals Group Disclosure Schedule sets forth a complete and accurate list and general description of all material leases for real property ("Professionals Group Real Property Leases") to which Professionals Group or any Subsidiary of Professionals Group is a party or by which any of them are bound. Professionals Group or a Subsidiary of Professionals Group owns all right, title and interest in, and has good and marketable title to, the Professionals Group Real Property and Professionals Group and each Subsidiary of Professionals Group have valid leasehold interests in each of the Professionals Group Real Property Leases held by any of them, free and clear of all mortgages, options to purchase, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (i) rights of lessors, co-lessees or sublessees that are reflected in each Professionals Group Real Property Lease, (ii) current taxes not yet due and payable; (iii) Liens of public record; and (iv) such nonmonetary imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property. To the best knowledge of Professionals Group, the activities of Professionals Group and its Subsidiaries with respect to all real property and Professionals Group Real Property Leases owned or held by each of them for use in connection with their respective operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws, rules and regulations of any court, administrative agency or commission or other governmental authority or instrumentality affecting such properties. Professionals Group and its Subsidiaries enjoy peaceful and undisturbed possession under all material Professionals Group Real Property Leases to which they are parties, and all of such Professionals Group Real Property Leases are valid and in full force and effect.

     (b) There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Professionals Group or any of its Subsidiaries of any liability or obligation arising under common law or under any local, state or Federal environmental statute, regulation or ordinance (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA")), pending or threatened against Professionals Group or any of its Subsidiaries, which liability or obligation could reasonably be expected to have a Material Adverse Effect on Professionals Group. To the knowledge of Professionals Group, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Professionals Group. Neither Professionals Group nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Professionals Group.

     3.22 State Takeover Laws. The Board of Directors of Professionals Group has approved the transactions contemplated by this Agreement and taken such action such that the provisions of Chapter 7A of the MBCA and any other provisions of any state or local "takeover" law applicable to Professionals Group will not apply to this Agreement or any of the transactions contemplated by this Agreement.

     3.23 Pooling of Interests. Professionals Group has no reason to believe that the Mergers will not qualify as a "pooling of interests" for accounting purposes.

     3.24  Insurance Matters.

     (a) Each form of insurance policy, policy endorsement or amendment, reinsurance contract, application form, sales material and service contract now in use by any Professionals Group Insurance Subsidiary in any jurisdiction has, where required, received interim or final approvals from the appropriate Governmental Entity of such jurisdiction except for those approvals which, if not obtained, would not result in a Material Adverse Effect on Professionals Group.

     (b) Neither Professionals Group nor any Professionals Group Insurance Subsidiary has issued any participating policies or any retrospectively rated policies of insurance, other than policies with final premiums subject to audit.

     (c) All premium rates required to be filed with or approved by any Governmental Entity have been so filed and have received interim or final approval from each such Governmental Entity, and all premiums charged by the Professionals Group Insurance Subsidiaries conform with such approvals, except for those filings or approvals which, if not obtained, would not result in a Material Adverse Effect on Professionals Group.

     (d) The Professionals Group Insurance Subsidiaries Statutory Statements for the year ended December 31, 1996 set forth all of the reserves of the Professionals Group Insurance Subsidiaries as of December 31, 1996 (collectively, the "Professionals Group Reserves"). The Professionals Group Reserves, gross and net of the reinsurance thereof, were prepared in accordance with the statutory accounting practices and principles prescribed by or permitted under the insurance laws of the applicable jurisdictions and make good and sufficient provisions for all insurance obligations of the Professionals Group Insurance Subsidiaries. Outstanding claims and claims expenses of the Professionals Group Insurance Subsidiaries have been opined upon as reasonable and adequate as of December 31, 1996, by Mr. R. Kevin Clinton, the Chief Financial Officer of Professionals Group and PICOM, a duly qualified actuary who is a member in good standing in the American Academy of Actuaries, and a Fellow of the Casualty Actuarial Society. Each of the Professionals Group Insurance Subsidiaries has assets that qualify as admitted assets under the insurance laws of the applicable jurisdictions in an amount at least equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by such insurance laws.

     (e) The Professionals Group Disclosure Schedule sets forth a list and description of all reinsurance agreements or treaties to which Professionals Group or any Professionals Group Insurance Subsidiary is a party. The consummation of the transactions contemplated by this Agreement will not result in the termination of any such reinsurance agreements or treaties. Professionals Group has provided PPTF true and correct copies of all such reinsurance agreements or treaties. The reserve for unpaid losses, loss adjustment expenses and unearned premiums at each of December 31, 1996 and December 31, 1995, as reflected in the Professionals Group Insurance Subsidiaries Statutory Statements, are stated net of reinsurance ceded amounts. Professionals Group has no knowledge of any facts that would cause it to believe that the reinsurance recoverable amounts reflected in said balance sheets are not collectible, and Professionals Group is unaware of any material adverse change in the financial condition of its reinsurers that might raise concern regarding their ability to honor their reinsurance commitments, and no party to any of such reinsurance agreements or treaties has given notice to Professionals Group or any of the Professionals Group Insurance Subsidiaries that such party intends to terminate or cancel any of such reinsurance agreements or treaties as a result of or following consummation of the Mergers. Each reinsurance agreement or treaty to which any Professionals Group Insurance Subsidiary is a party is valid and binding on such Professionals Group Insurance Subsidiary and is in full force and effect in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which the enforcement of any proceeding therefor may be brought. None of the Professionals Group Insurance Subsidiaries is in default in any material respect with respect to any such reinsurance agreement or treaty, and no such reinsurance agreement or treaty contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement, or contains any other provision which would be altered or otherwise become applicable by reason of such transactions.

     (f) The Professionals Group Reserves, gross and net of reinsurance thereof, as of December 31, 1996, pertaining to the property and casualty insurance businesses (including medical malpractice) of the Professionals Group Insurance Subsidiaries have been determined on a consistent basis in accordance with past practices.

     (g) The Professionals Group Disclosure Schedule lists all written contracts between Professionals Group and its Subsidiaries and each of their respective agents, managing general agents, and brokers.

     3.25 No Investment Company. Neither Professionals Group nor any Subsidiary of Professionals Group is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     3.26  Accuracy of Information Supplied.

     (a) To the best knowledge of Professionals Group, none of the information supplied or to be supplied by Professionals Group or any Professionals Group Subsidiary to PPTF pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) The S-4 and the Joint Proxy Statement used for the registration and qualification of shares of Professionals Group Common Stock to be issued upon consummation of the INSCO Merger and used to solicit approval of the Mergers by the stockholders of Professionals Group and the Voting Members of PPTF, and all other documents to be filed with the SEC or any applicable state securities law regulatory authorities relating to this Agreement or the transactions contemplated by this Agreement (including the Mergers), at the respective times such documents are filed or become effective, and with respect to the Joint Proxy Statement, from the time of mailing to the stockholders of Professionals Group and the Voting Members of PPTF through the period required for the Voting Members of PPTF to perfect dissenters' rights under applicable law, shall, as to all information provided by Professionals Group: (i) comply in all material respects with the provisions of all applicable regulations issued by the SEC pursuant to the Securities Act and the Exchange Act and all other applicable laws and regulations; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact and not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which have become false or misleading.

     3.27 Effective Time of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of Professionals Group set forth in this Agreement, as updated by any written disclosure schedule delivered pursuant to Section 6.11 of this Agreement, shall be deemed to be made on and as of the date of this Agreement, as of the effective date of the S-4, as of the Closing Date, as of the INSCO Effective Time, and as of the PICOM Effective Time.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF PPTF

     Except as disclosed in the PPTF disclosure schedule delivered to Professionals Group with the Initial Merger Agreement and any supplement to such disclosure schedule delivered to Professional Group concurrently herewith (collectively, the "PPTF Disclosure Schedule") PPTF hereby represents and warrants to Professionals Group as follows:

     4.1  Corporate Organization.

     (a) PPTF is a medical malpractice self-insurance trust fund duly organized pursuant to an Amended Trust Agreement dated January 1, 1987, its Bylaws (said Amended Trust Agreement and said Bylaws being the "PPTF Charter Documents") and Florida Statutes Section 627.357, and is validly existing and in good standing under the laws of the State of Florida. PPTF has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business (as a medical malpractice self-insurance trust fund or otherwise) only in the State of Florida. PPTF does not carry on or conduct any business (as a medical malpractice self-insurance trust fund or otherwise) in any jurisdiction other than the State of Florida. True and complete copies of the PPTF Charter Documents, as in effect as of the date of this Agreement, have previously been made available by PPTF to Professionals Group.

     (b) The only Subsidiary of PPTF is Physicians Protective Plan, Inc., a Florida corporation formerly known as "Parkway Medical & Dental Building, Inc." (the "PPTF Subsidiary"). The PPTF Subsidiary (i) is duly organized and validly existing as a corporation under the laws of the State of Florida, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether Federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on PPTF, and
(iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. True and complete copies of the Articles of Incorporation and Bylaws of the PPTF Subsidiary, as in effect on the date of this Agreement, have previously been made available by PPTF to Professionals Group.

     (c) A record of all action taken by the Voting Members and the Board of Trustees of PPTF (including committees thereof), and a record of all corporate action taken by the stockholders and Board of Directors (including committees thereof) of the PPTF Subsidiary, and complete and accurate copies of all of their respective proceedings and actions by written consent, and all minutes of their respective meetings, are contained in the respective minute books of PPTF and the PPTF Subsidiary. The records of PPTF contain an accurate and complete record of all Eligible Members of PPTF and their Membership Rights. The minute books and stock ledgers of the PPTF Subsidiary taken together contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of the PPTF Subsidiary. Professionals Group has been given access to and an opportunity to review all such minutes, minute books, membership records and stock ledgers.

     4.2  Capitalization.

     (a) The Voting Members of PPTF have the full and complete power and authority to approve and authorize this Agreement and the consummation of all of the transactions contemplated by this Agreement. The Eligible Members are the only persons and entities entitled to receive shares of Professionals Group Common Stock, and cash in lieu of fractional shares of Professionals Group Common Stock, upon consummation of the INSCO Merger, in exchange for Membership Rights. As of June 30, 1997, PPTF had 3,338 Voting Members. PPTF has no authorized, issued or outstanding shares of capital stock and does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity securities of PPTF or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity securities of PPTF.

     (b) The authorized capital stock of the PPTF Subsidiary consists of 20,000 shares, $1.00 par value per share, of stock ("PPTF Subsidiary Stock"). As of June 30, 1997, 20,000 shares of PPTF Subsidiary Stock were issued and outstanding and no shares of PPTF Subsidiary Stock were held in treasury. As of June 30, 1997, no shares of PPTF Subsidiary Stock were reserved for issuance. Other than the shares of PPTF Subsidiary Stock described in the preceding sentence, the PPTF Subsidiary has not issued any shares of PPTF Subsidiary Stock or other equity securities of the PPTF Subsidiary, or any securities convertible into or exercisable for any shares of PPTF Subsidiary Stock or other equity securities of the PPTF Subsidiary. PPTF owns directly all of the issued and outstanding shares of PPTF Subsidiary Stock, free and clear of all Liens, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. The PPTF Subsidiary does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of the PPTF Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the PPTF Subsidiary. The Voting Trust Agreement dated May 12, 1975 among the PPTF Subsidiary, William L. Gray, III, Eliot H. Berg and Leon Termin, as amended, and encumbering the PPTF Subsidiary Stock has been terminated and is of no force or effect.

     (c) The PPTF Disclosure Schedule sets forth a complete list of (i) the officers and trustees of PPTF, (ii) the officers and directors of the PPTF Subsidiary, and (iii) the percentage of the outstanding voting stock of the PPTF Subsidiary owned or controlled, directly or indirectly, by PPTF. PPTF does not have any direct or indirect equity or ownership interest in any other business or entity and does not have any direct or indirect obligation or any commitment to invest any funds in any corporation or other business or entity, other than for investment purposes in the ordinary course of business in accordance with past practices.

     4.3  Authority; No Violation.

     (a) PPTF has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Trustees of PPTF. The Board of Trustees of PPTF has directed that this Agreement and the transactions contemplated by this Agreement be submitted to the Voting Members of PPTF for approval at a meeting of such Voting Members and, except for the adoption of this Agreement by the requisite affirmative vote of the holders of the outstanding PPTF Membership Rights, no other proceedings on the part of PPTF are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by PPTF and (assuming due authorization, execution and delivery by Professionals Group and PICOM and the receipt of all Requisite Regulatory Approvals) constitutes a valid and binding obligation of PPTF, enforceable against PPTF in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by PPTF nor the consummation by PPTF of the transactions contemplated by this Agreement, nor compliance by PPTF with any of the terms or provisions of this Agreement, will
(i) violate any provision of the PPTF Charter Documents, or (ii) assuming that the consents and approvals referred to in Section 4.4 of this Agreement are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PPTF or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of PPTF under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PPTF is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on PPTF.

     4.4 Consents and Approvals. Except for (i) the filing of applications, notices and forms with, and the obtaining of approvals from, the Michigan Insurance Commissioner under the Michigan Insurance Code, the Florida Insurance Department under the Florida Insurance Code, and the Illinois Insurance Director under the Illinois Insurance Code with respect to the transactions contemplated by this Agreement (including the incorporation of INSCO and its authorization to do business in the State of Michigan and the State of Florida), (ii) the filing of any other required applications, notices and forms with, and the obtaining of approvals from any other Governmental Entity, (iii) the filing with the SEC of the Joint Proxy Statement and the S-4, (iv) the filing of the INSCO Certificate of Merger and the PICOM Certificates of Merger with the appropriate authorities of the State of Michigan pursuant to the Michigan Insurance Code and with the appropriate authorities of the State of Florida pursuant to the Florida Insurance Code and the FBCA, (v) the filing of the HSR Act Report with the Pre-Merger Notification Agencies pursuant to the HSR Act, (vi) any consents, authorizations, orders and approvals required under (A) the Michigan Insurance Code, (B) the Florida Insurance Code, (C) the Illinois Insurance Code, (D) the Securities Act, (E) the Exchange Act, and (F) the HSR Act, (vii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of any SRO, or which are required under insurance or other similar laws, and (viii) the approval of this Agreement by the requisite votes of the stockholders of Professionals Group, the stockholders of PICOM, the stockholders of INSCO, and the Voting Members of PPTF, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by PPTF of this Agreement or the consummation by PPTF of the transactions contemplated by this Agreement.

     4.5 Reports. PPTF and the PPTF Subsidiary (i) have timely filed all annual and quarterly statements (including the financial statements contained therein), reports, registrations and statements, together with all amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with each Governmental Entity having jurisdiction, (ii) have timely filed all other reports and statements, together with all amendments required to be made with respect thereto, that they were required to file since January 1, 1997 under all applicable laws, rules or regulations (including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any other Governmental Entity), and (iii) have paid all fees and assessments due and payable in connection therewith, except where the failure to file such reports, registrations or statements, or to file any of such other reports, or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on PPTF. All such reports, registrations and statements, together with all such amendments, were in substantial compliance with applicable law when filed and, as of their respective dates, to the best knowledge of PPTF, did not contain any false statements or material misstatements of fact or omit to state any material facts necessary to make the statements set forth therein not materially misleading in light of the circumstances in which such statements were made. No material deficiencies have been asserted by any Governmental Entity with respect to such reports, registrations and statements or any such amendments thereto. PPTF has delivered to Professionals Group complete and accurate copies of all annual and quarterly statements (including the financial statements contained therein) required to be filed by PPTF under applicable law since January 1, 1994. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of PPTF and the PPTF Subsidiary, no Governmental Entity has initiated any proceeding or, to the best knowledge of PPTF, investigations into the business or operations of PPTF or the PPTF Subsidiary since January 1, 1994, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on PPTF. There is no unresolved violation, criticism, or exception by any Governmental Entity with respect to any report or statement relating to any examinations of PPTF or the PPTF Subsidiary which, in the reasonable judgment of PPTF, is likely, either individually or in the aggregate, to have a Material Adverse Effect on PPTF.

     4.6  Financial Statements.

     (a) PPTF has previously made available to Professionals Group copies of (i) the consolidated balance sheets of PPTF and the PPTF Subsidiary as of December 31, for the fiscal years 1996 and 1995, and the related consolidated statements of income, changes in capital and surplus and cash flows for the fiscal years 1996, 1995 and 1994, inclusive, in each case accompanied by the audit reports of KPMG Peat Marwick LLP, independent public accountants with respect to PPTF, and
(ii) the unaudited consolidated balance sheet of PPTF and its Subsidiaries as of June 30, 1997 and the related unaudited consolidated statements of income, cash flows and changes in capital and surplus for the six-month period then ended. The consolidated balance sheets of PPTF as of December 31, 1996 and 1995 (including the related notes, where applicable) fairly present the consolidated financial position of PPTF and the PPTF Subsidiary as of the dates thereof, and the other financial statements referred to in this Section 4.6(a) (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in capital and surplus and consolidated financial position of PPTF and the PPTF Subsidiary for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable)

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comply in all material respects with applicable accounting requirements; and
each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of PPTF and the PPTF Subsidiary have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

     (b) PPTF has previously made available to Professionals Group copies of the annual Statutory Financial Statements for PPTF and its Subsidiary for the years ended December 31, 1996, 1995 and 1994 (collectively, the "PPTF Statutory Statements"). The PPTF Statutory Statements (i) have been prepared in accordance with the books and records of PPTF and the PPTF Subsidiary, (ii) have been prepared in accordance with the statutory accounting practices and principles prescribed by or permitted under the Florida Insurance Code, and (iii) are consistent with prior periods, except as provided for therein and except for any changes required by applicable law or the accounting practices and principles referred to in clause (ii) of this sentence. The PPTF Statutory Statements, when read in conjunction with the notes thereto and any statutory audit reports relating thereto, present fairly in all material respects the statutory financial condition of PPTF and the PPTF Subsidiary at December 31, 1996, 1995 and 1994, respectively, and the statutory results of their respective operations for the period then ended.

     4.7 Broker's Fees. Neither PPTF nor the PPTF Subsidiary nor any of their respective officers or trustees or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, other than Donaldson, Lufkin & Jenrette Securities Corporation (a copy of which engagement agreement has been disclosed by PPTF to Professionals Group) whose fees, commissions and expenses shall be paid by PPTF.

     4.8  Absence of Certain Changes or Events.

     (a) Since December 31, 1996, (i) PPTF and the PPTF Subsidiary taken as a whole have not incurred any material indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise), other than in the ordinary course of their business, (ii) neither PPTF nor the PPTF Subsidiary has declared or paid any dividend or other distribution in respect of the Membership Rights of PPTF or the capital stock of the PPTF Subsidiary, or any direct or indirect redemption, purchase or other acquisition by PPTF or the PPTF Subsidiary of any such Membership Rights or stock; (iii) to the best knowledge of PPTF, there has been no material adverse change in the business, assets, properties, operations, or condition (financial or otherwise) of PPTF or the PPTF Subsidiary, and (iv) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect on PPTF.

     (b) Since December 31, 1996, PPTF and the PPTF Subsidiary have carried on their respective businesses in all material respects in the ordinary and usual course theretofore conducted.

     (c) Since December 31, 1996, neither PPTF nor the PPTF Subsidiary has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, director, or trustee from the amount thereof in effect as of December 31, 1996, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of its 1996 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in its reasonable judgment, is likely, either individually or in the aggregate, to have a Material Adverse Effect on PPTF.

     4.9  Legal Proceedings.

     (a) Neither PPTF nor the PPTF Subsidiary is a party to any, and there are no pending or, to the best of their knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (including noncontractual claims, bad faith claims and claims against any trustees or directors or officers of PPTF or the PPTF Subsidiary, but excluding coverage and other claims made with respect to insurance policies issued by PPTF or the PPTF Subsidiary) against PPTF or the PPTF Subsidiary or challenging the validity or propriety of the transactions contemplated by this

Agreement as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on PPTF.

     (b) There is no injunction, order, judgment, decree, or regulatory restriction (including noncontractual claims, bad faith claims and claims against any trustees or directors or officers of PPTF or the PPTF Subsidiary, but excluding coverage and other claims made with respect to insurance policies issued by PPTF or the PPTF Subsidiary) imposed upon PPTF or the PPTF Subsidiary or the assets of PPTF or the PPTF Subsidiary which has had, or might reasonably be expected to have, a Material Adverse Effect on PPTF.

     4.10  Taxes and Tax Returns.

     (a) Each of PPTF and the PPTF Subsidiary has duly filed all Tax Returns required to be filed by them on or prior to the date of this Agreement (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes which have been incurred or are due or claimed to be due from it by Federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, premiums, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined for which adequate reserves have been made on the financial statements described in Section 4.6(a) of this Agreement, or (ii) Tax Returns or Taxes the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of PPTF, to have a Material Adverse Effect on PPTF. The Tax Returns of PPTF and the PPTF Subsidiary have been examined by the IRS and the corresponding Governmental Entities for state, county and local Taxes and any liability with respect thereto has been satisfied for all years to and including 1994, and either no material deficiencies were asserted as a result of such examination for which PPTF does not have adequate reserves or all such deficiencies were satisfied. There are no material disputes pending, or claims asserted for, Taxes upon PPTF or the PPTF Subsidiary for which PPTF does not have adequate reserves, nor has PPTF or the PPTF Subsidiary given any currently effective waivers extending the statutory period of limitation applicable to any Tax Return for any period. In addition, (A) proper and accurate amounts have been withheld by PPTF and the PPTF Subsidiary from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable Federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on PPTF, (B) Tax Returns which are accurate and complete in all material respects have been filed by PPTF and the PPTF Subsidiary for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on PPTF, (C) the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor has been included by PPTF in its consolidated financial statements as of December 31, 1996, except where failure to do so would not have a Material Adverse Effect on PPTF and (D) there are no Tax Liens upon any property or assets of PPTF or the PPTF Subsidiary except Liens for current Taxes not yet due or Liens that would not have a Material Adverse Effect on PPTF. Neither PPTF nor the PPTF Subsidiary has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by PPTF or the PPTF Subsidiary, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on PPTF. Except as set forth in the financial statements described in Section 4.6 of this Agreement, neither PPTF nor the PPTF Subsidiary has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on PPTF. Neither PPTF nor the PPTF Subsidiary is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement. Neither PPTF nor the PPTF Subsidiary has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other t han as a common parent corporation. Neither PPTF nor the PPTF Subsidiary is liable for the Taxes of any person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax law) or by contract, as a successor or otherwise. Neither PPTF nor the PPTF Subsidiary is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for Federal income tax purposes. PPTF's basis and excess loss account, if any, in the PPTF Subsidiary is set forth in the PPTF Disclosure Schedule.

     (b) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, director or trustee of PPTF or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or PPTF Benefit Plan (as defined in Section 4.11(a) of this Agreement) currently in effect will not be characterized as an "excess parachute payment' (as such term is defined in Section 280G(b)(1) of the Code).

     (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by PPTF or the PPTF Subsidiary under any contract, plan, program, arrangement or understanding will have a Material Adverse Effect on PPTF.

     4.11  Employee Benefit Plans; Labor Matters.

     (a) The PPTF Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "PPTF Benefit Plans") by PPTF or its Subsidiary or by any ERISA Affiliate, all of which together with PPTF would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

     (b) PPTF has heretofore delivered or made available to Professionals Group true and complete copies of each of the PPTF Benefit Plans and certain related documents, including (i) the actuarial report for such PPTF Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such PPTF Benefit Plan.

     (c) (i) Each of the PPTF Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the PPTF Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified and no event has occurred that will or is likely to give rise to disqualification of any such plan or trust created thereunder, (iii) with respect to each PPTF Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such PPTF Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by the actuary for such PPTF Benefit Plan with respect to such PPTF Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such PPTF Benefit Plan allocable to such accrued benefits, (iv) no PPTF Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of PPTF, the PPTF Subsidiary or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of PPTF, the PPTF Subsidiary or the ERISA Affiliates, (D) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary), or (E) disability or severance plans identified on the PPTF Disclosure Schedule, (v) no material liability under Title IV of ERISA has been incurred by PPTF, the PPTF Subsidiary or any ERISA Affiliate (other than liability for premiums to the PBGC arising in the ordinary course) that has not been satisfied in full, and no condition exists that presents a material risk to PPTF, the PPTF Subsidiary or any ERISA Affiliate of incurring a material liability thereunder, (vi) no PPTF Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all required contributions or other amounts payable by PPTF or the PPTF Subsidiary as of the INSCO Effective Time with respect to each PPTF Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) to the best knowledge of PPTF neither PPTF, the PPTF Subsidiary nor any ERISA Affiliate has engaged in a transaction in connection with which PPTF, the PPTF Subsidiary or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) there are no pending, or to the best knowledge of PPTF, threatened or anticipated claims (other than routine claims for benefits and administrative expenses payable in the ordinary course) by, on behalf of or against any of the PPTF Benefit Plans or any trusts related thereto which are, in the reasonable judgment of PPTF, likely, either individually or in the aggregate, to have a Material Adverse Effect on PPTF.

     (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any trustee or director or employee of PPTF or any of its affiliates from PPTF or any of its affiliates under any PPTF Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any PPTF Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

     (e) To the best knowledge of PPTF, PPTF and the PPTF Subsidiary are in compliance in all material respects with all currently applicable laws and regulations respecting employment and employment matters, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices (including Federal and state wage and hour laws, workplace safety laws, workers' compensation laws, equal employment opportunity laws, equal pay laws, civil rights laws, the Americans With Disabilities Act and the Fair Labor Standards Act of 1938, as amended), and are not engaged in any unfair labor practice. PPTF and the PPTF Subsidiary has complied with all applicable notice provisions of and has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There is no action, claim, cause of action, suit or proceeding pending or, to the best knowledge of PPTF, threatened, on the part of any employee, independent contractor or applicant for employment, including any such action, claim, cause of action, suit or proceeding based on allegations of wrongful termination or discrimination on the basis of age, race, religion, sex, sexual preference, or mental or physical handicap or disability that could, or could reasonably be expected to, have a Material Adverse Effect on PPTF. Neither PPTF nor the PPTF Subsidiary is a party to any collective bargaining agreement or other labor union contract nor does PPTF know of any activities or proceedings of any labor union to organize any employees of PPTF or the PPTF Subsidiary. PPTF and the PPTF Subsidiary have provided all employees with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through the date of this Agreement or that such employee was otherwise promised in his or her employment agreement(s) with PPTF or the PPTF Subsidiary, as the case may be.

     (f) All material sums due for employee compensation have been paid, accrued or otherwise provided for, and all employer contributions for employee benefits, including deferred compensation obligations, and all benefits under any PPTF Benefit Plan have been duly and adequately paid or provided for in accordance with plan documents. To the best knowledge of PPTF, no person treated as an independent contractor by PPTF or the PPTF Subsidiary is an employee as defined in Section 3401(c) of the Code, nor has any employee been otherwise improperly classified, as exempt, nonexempt or otherwise, for purposes of Federal or state income tax withholding or overtime laws, rules, or regulations. To the best knowledge of PPTF, no executive or key employee or group of employees of PPTF or the PPTF Subsidiary has any plans to terminate his, her or their employment.

     (g) Neither PPTF nor the PPTF Subsidiary has any commitment to (i) create any additional plan or modify or change any existing PPTF Benefit Plan or (ii) enter into any contract to provide compensation or benefits to any individual.

     4.12 Compliance with Applicable Law. PPTF and the PPTF Subsidiary hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and have complied in all material respects with and are not in default in any material respect under any, and have maintained and conducted their respective businesses in all material respects in compliance with, all applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of each Governmental Entity relating to PPTF or the PPTF Subsidiary, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on PPTF.

     4.13  Certain Contracts.

     (a) Neither PPTF nor the PPTF Subsidiary is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any trustees, directors, officers or employees other than in the ordinary course of business consistent with past practice,
(ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Professionals Group, PPTF, PICOM, INSCO, or any of their respective Subsidiaries to any trustee, director, officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Professionals Group Reports, (iv) which materially restricts the conduct of any line of business by PPTF, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. PPTF has previously made available to Professionals Group true and correct copies of all employment and deferred compensation agreements which are in writing and to which PPTF or the PPTF Subsidiary is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 4.13(a), whether or not set forth in the PPTF Disclosure Schedule, is referred to in this Agreement as a "PPTF Contract", and neither PPTF nor the PPTF Subsidiary knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on PPTF.

     (b) Each PPTF Contract is valid and binding on PPTF or the PPTF Subsidiary, as applicable, and in full force and effect. PPTF and the PPTF Subsidiary have in all material respects performed all obligations required to be performed by them to date under each PPTF Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on PPTF. No event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of PPTF or the PPTF Subsidiary under any such PPTF Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on PPTF.

     4.14 Agreements with Regulatory Agencies. Neither PPTF nor the PPTF Subsidiary is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1993, a recipient of any supervisory letter from, or since January 1, 1993, has adopted any board resolutions at the request of any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the PPTF Disclosure Schedule, a "PPTF Regulatory Agreement"), nor has PPTF or the PPTF Subsidiary been advised since January 1, 1996, by any Governmental Entity that it is considering issuing or requesting any such PPTF Regulatory Agreement.

     4.15 Other Activities of PPTF and the PPTF Subsidiary. Neither PPTF nor the PPTF Subsidiary, directly or indirectly, engages in any activity prohibited by applicable law.

     4.16 Investment Securities. Each of PPTF and the PPTF Subsidiary has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of PPTF or the PPTF Subsidiary. Such securities are permissible investments under all applicable laws, such securities are valued on the books of PPTF in accordance with GAAP, and none of such securities is in default in the payment of principal, interest or dividends or is impaired to any extent.

     4.17 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of PPTF or the PPTF Subsidiary, were entered into in the ordinary course of business and, to the best knowledge of PPTF, in accordance with prudent business practice and applicable rules, regulations and policies of any Governmental Entity and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of PPTF or the PPTF Subsidiary enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. PPTF and the PPTF Subsidiary have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the best knowledge of PPTF, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     4.18 Undisclosed Liabilities. Except for (i) those liabilities that are fully reflected or reserved against on the consolidated balance sheet of PPTF at December 31, 1996, (ii) those liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1996, and (iii) coverage and other claims (other than bad faith claims) made with respect to insurance policies issued by PPTF or the PPTF Subsidiary, neither PPTF nor the PPTF Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on PPTF.

     4.19  Intellectual Property.

     (a) PPTF owns or has the right to use pursuant to license, sublicense, agreement or permission all intellectual property necessary for the operation of its business as presently conducted and as presently proposed to be conducted.

     (b) To the best knowledge of PPTF, PPTF has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and neither PPTF, nor any of the directors or officers (and employees with responsibility for intellectual property matters) of PPTF has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the knowledge of PPTF, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of PPTF.

     (c) The PPTF Disclosure Schedule identifies each item of intellectual property that any third party owns and that PPTF uses pursuant to license, sublicense, agreement, or permission. PPTF has made correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date) available to Professionals Group. With respect to each such item of such intellectual property: (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms on and after the Closing Date; (iii) no party to the license, sublicense, agreement or permission is in breach or default, and no event of default has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof; (v) with respect to such sublicense, the representations and warranties set forth in (i) through (iv) above are true and correct with respect to the underlying license; and (vi) PPTF has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

     4.20  Real Property; Environmental Liability.

     (a) Neither PPTF nor the PPTF Subsidiary owns any right, title or interest in any real property. The PPTF Disclosure Schedule sets forth a complete and accurate list and general description of all material leases for real property ("PPTF Real Property Leases") to which PPTF or the PPTF Subsidiary is a party or by which either of them is bound. PPTF and the PPTF Subsidiary have valid leasehold interests in each of the PPTF Real Property Leases held by any of them, free and clear of all mortgages, options to purchase, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (i) rights of lessors, co-lessees or sublessees that are reflected in each PPTF Real Property Lease, (ii) current taxes not yet due and payable; (iii) Liens of public record; and (iv) such nonmonetary imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property. To the best knowledge of PPTF, the activities of PPTF and the PPTF Subsidiary with respect to all real property and PPTF Real Property Leases owned or held by each of them for use in connection with their respective operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws, rules and regulations of any court, administrative agency or commission or other governmental authority or instrumentality affecting such properties. PPTF and the PPTF Subsidiary enjoy peaceful and undisturbed possession under all material PPTF Real Property Leases to which they are parties, and all of such PPTF Real Property Leases are valid and in full force and effect.

     (b) There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on PPTF or the PPTF Subsidiary of any liability or obligation arising under common law or under any local, state or Federal environmental statute, regulation or ordinance (including, CERCLA), pending or threatened against PPTF or the PPTF Subsidiary, which liability or obligation could reasonably be expected to have a Material Adverse Effect on PPTF. To the knowledge of PPTF, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on PPTF. Neither PPTF nor the PPTF Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on PPTF.

     4.21 Pooling of Interests. PPTF has no reason to believe that the Mergers will not qualify as a "pooling of interests" for accounting purposes.

     4.22  Insurance Matters.

     (a) Each form of insurance policy, policy endorsement or amendment, reinsurance contract, annuity contract, application form, sales material and service contract now in use by PPTF or the PPTF Subsidiary in any jurisdiction has, where required, received interim or final approvals from the appropriate Governmental Entity of such jurisdiction, except for those approvals which, if not obtained, would not result in a Material Adverse Effect on PPTF.

     (b) Neither PPTF nor its Subsidiary has issued any participating policies or any retrospectively rated policies of insurance, other than policies with final premiums subject to audit.

     (c) All premium rates required to be filed with or approved by any Governmental Entity have been so filed and have received interim or final approval from each such Governmental Entity, and all premiums charged by PPTF or the PPTF Subsidiary conform with such approvals, except for those filings or approvals which, if not obtained, would not result in a Material Adverse Effect on PPTF.

     (d) The PPTF Disclosure Schedule sets forth all of the reserves of PPTF and the PPTF Subsidiary as of December 31, 1996 (collectively, the "PPTF Reserves"). The PPTF Reserves, gross and net of the reinsurance thereof, were prepared in accordance with the statutory accounting practices and principles prescribed by or permitted under the Florida Insurance Code and make good and sufficient provisions for all insurance obligations of PPTF and the PPTF Subsidiary. Outstanding claims and claims expenses have been opined upon as reasonable and adequate as of December 31, 1996, by Tillinghast-Towers Perrin, a duly qualified actuary who is a member in good standing in the American Academy of Actuaries. Each of PPTF and the PPTF Subsidiary has assets that qualify as admitted assets under the insurance laws of the applicable jurisdictions in an amount at least equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by such insurance laws.

     (e) The PPTF Disclosure Schedule sets forth a list and description of all reinsurance agreements or treaties to which PPTF or the PPTF Subsidiary is a party. The consummation of the transactions contemplated by this Agreement will not result in the termination of any such reinsurance agreements or treaties. PPTF has provided Professionals Group true and correct copies of all such reinsurance agreements or treaties. The reserve for unpaid losses, loss adjustment expenses and unearned premiums at each of December 31, 1996 and December 31, 1995, as reflected in the balance sheets in the financial statements of PPTF identified in Section 4.6 of this Agreement, are stated net of reinsurance ceded amounts. PPTF has no knowledge of any facts that would cause it to believe that the reinsurance recoverable amounts reflected in said balance sheets are not collectible, and PPTF is unaware of any material adverse change in the financial condition of its reinsurers that might raise concern regarding their ability to honor their reinsurance commitments, and no party to any of such reinsurance agreements or treaties has given notice to PPTF or the PPTF Subsidiary that such party intends to terminate or cancel any of such reinsurance agreements or treaties as a result of or following consummation of the Mergers. Each reinsurance agreement or treaty to which PPTF or the PPTF Subsidiary is a party is valid and binding on such entity and is in full force and effect in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which the enforcement of any proceeding therefor may be brought. Neither PPTF nor the PPTF Subsidiary is in default in any material respect with respect to any such reinsurance agreement or treaty, and no such reinsurance agreement or treaty contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement, or contains any other provision which would be altered or otherwise become applicable by reason of such transactions.

     (f) The PPTF Reserves, gross and net of reinsurance thereof, as of December 31, 1996, pertaining to the property and casualty insurance businesses (including medical malpractice) of PPTF and the PPTF Subsidiary have been determined on a consistent basis in accordance with past practices.

     (g) The PPTF Disclosure Schedule lists all written contracts between PPTF and its Subsidiary and each of their respective agents, managing general agents, and brokers.

     (h) Neither PPTF nor the PPTF Subsidiary owns, beneficially or of record, any shares of Professionals Group Common Stock or other equity securities of Professionals Group, or any securities convertible into or exercisable for any shares of Professionals Group Common Stock or other equity securities of Professionals Group. Upon consummation of the INSCO Merger, no Eligible Member of PPTF will, by virtue of his or her Membership Rights, receive more than 3% of the aggregate number of shares of Professionals Group Common Stock issued in the INSCO Merger to PPTF Eligible Members.

     4.23 No Investment Company. Neither PPTF nor the PPTF Subsidiary is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     4.24  Accuracy of Information Supplied.

     (a) To the best knowledge of PPTF, none of the information supplied or to be supplied by PPTF or the PPTF Subsidiary to Professionals Group pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) The S-4 and the Joint Proxy Statement used for the registration and qualification of shares of Professionals Group Common Stock to be issued upon consummation of the INSCO Merger and used to solicit approval of the Mergers by the stockholders of Professionals Group and the Voting Members of PPTF, and all other documents to be filed with the SEC or any applicable state securities law regulatory authorities relating to this Agreement or the transactions contemplated by this Agreement (including the Mergers), at the respective times such documents are filed or become effective, and with respect to the Joint Proxy Statement, from the time of mailing to the stockholders of Professionals Group and the Voting Members of PPTF through the period required for the Voting Members of PPTF to perfect dissenters' rights under applicable law, shall, as to all information provided by PPTF: (i) comply in all material respects with the provisions of all applicable regulations issued by the SEC pursuant to the Securities Act and the Exchange Act and all other applicable laws and regulations; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact and not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which have become false or misleading.

     4.25 Effective Time of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of PPTF set forth in this Agreement, as updated by any written disclosure schedule delivered pursuant to Section 6.11 of this Agreement, shall be deemed to be made on and as of the date of this Agreement, as of the effective date of the S-4, as of the Closing Date, as of the INSCO Effective Time, and as of the PICOM Effective Time.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1 Conduct of Businesses Prior to the Effective Times. During the period from the date of this Agreement to the INSCO Effective Time, except as expressly contemplated or permitted by this Agreement (including the Professionals Group Disclosure Schedule and the PPTF Disclosure Schedule), each of Professionals Group and PPTF shall, and shall cause each of their respective Subsidiaries to,
(a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and
(c) take no action which would adversely affect or delay the ability of any party to this Agreement to obtain any Requisite Regulatory Approval for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.

     5.2 Forbearances. During the period from the date of this Agreement to the INSCO Effective Time, except as set forth in the Professionals Group Disclosure Schedule or the PPTF Disclosure Schedule, as the case may be, and, except as expressly contemplated or permitted by this Agreement, neither Professionals Group nor PPTF shall, and neither Professionals Group nor PPTF shall permit any of their respective Subsidiaries to, without the prior written consent of the other:

          (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than (i) indebtedness incurred in connection with the incorporation of, and for the purpose of incorporating, INSCO, and (ii) short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Professionals Group or any of its Subsidiaries to Professionals Group or any of its Subsidiaries, on the one hand, or of PPTF or the PPTF Subsidiary to PPTF or any of its Subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include entering into repurchase agreements and reverse repurchase agreements);

          (b) redeem, repay, discharge or defease any surplus note (including the PPTF Surplus Notes), unless such redemption, repayment, discharge or defeasance is an express condition of any Requisite Regulatory Approval;

          (c) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except (A) in the case of Professionals Group, a stock dividend not exceeding 10% of the shares of Professionals Group Common Stock outstanding as of the date such stock dividend is declared may be made, declared or paid at any time prior to the INSCO Effective Time, and (B) dividends paid by any of the Subsidiaries of each of Professionals Group and PPTF to Professionals Group or PPTF or any of their Subsidiaries, respectively), (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (and no such rights or options shall be granted, (A) except that at any time prior to the Closing Date, and pursuant to the terms of the Professionals Group LTIP, Professionals Group may make Awards (defined in this Agreement as in the Professionals Group LTIP) to Participants (defined in this Agreement as in the Professionals Group LTIP) covering up to 150,000 shares of Professionals Group Common Stock in the aggregate, and (B) except as otherwise agreed in writing by Professionals Group and PPTF), or (iv) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of the date of this Agreement, or (B) as permitted under clause (ii) or clause (iii) of this sentence;

          (d) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

          (e) except for transactions in the ordinary course of business consistent with past practice, or in connection with the incorporation of, and for the purpose of incorporating, INSCO, or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

          (f) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

          (g) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

          (h) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

          (i) take any action that would prevent or impede the Mergers from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code;

          (j) in the case of Professionals Group, each of its Subsidiaries and the PPTF Subsidiary, amend its Articles of Incorporation, or its Bylaws, except as contemplated by this Agreement;

          (k) in the case of PPTF, amend any of the PPTF Charter Documents except as contemplated by this Agreement;

          (l) other than in accordance with its investment guidelines and prior consultation with every other party to this Agreement, restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

          (m) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the INSCO Effective Time, or in any of the conditions to the Mergers set forth in Article VII of this Agreement not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

          (n) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1  Regulatory Matters.

     (a) In connection with the solicitation of approval of the principal terms of the Mergers by the stockholders of Professionals Group and the Voting Members of PPTF and the registration of the shares of Professionals Group Common Stock to be issued upon consummation of the INSCO Merger, the parties will prepare, and Professionals Group will file, the S-4 and the Joint Proxy Statement with the SEC which shall comply as to form, in all material respects, with the provisions of the Securities Act, the Exchange Act and other applicable law. Professionals Group will use all reasonable effects to respond to the comments of the SEC staff with respect to the S-4 and the Joint Proxy Statement and to have the S-4 and the Joint Proxy Statement declared effective by the SEC as soon as practicable, and Professionals Group shall thereafter mail or deliver the Joint Proxy Statement to its stockholders and PPTF shall thereafter mail or deliver the Joint

Proxy Statement to its Voting Members. The information provided and to be provided by Professionals Group and PPTF for use in the S-4 and the Joint Proxy Statement will not, in the case of the S-4 on the date it becomes effective, and in the case of Joint Proxy Statement on such date and on the date on which approval of the Mergers by the stockholders of Professionals Group and the Voting Members of PPTF is obtained, contain any untrue statement of material fact or omit to state any material fact required to be stated in this Agreement or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of Professionals Group and PPTF agree promptly to correct any such information provided by it which shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the S-4 or the Joint Proxy Statement so as to correct the same and to cause the Joint Proxy Statement so corrected to be distributed to the stockholders of Professionals Group and the Voting Members of PPTF to the extent required by applicable law. To the extent that any opinion regarding the tax consequences of the Mergers is required with respect to the S-4 or the Joint Proxy Statement, Professionals Group and PPTF will both cause each of their respective tax counsel to issue substantially similar opinions.

     (b) Professionals Group will prepare and file, and PPTF will cooperate with and assist Professionals Group in preparing and filing, all statements, applications, correspondence or forms required to be filed with appropriate state securities law regulatory authorities to register or qualify the shares of Professionals Group Common Stock to be issued upon consummation of the INSCO Merger or to establish an exemption from such registration or qualification (the "Blue Sky Filings").

     (c) Pursuant to the HSR Act, Professionals Group and PPTF will promptly prepare and file, or cause to be filed, the HSR Act Report with the Pre-Merger Notification Agencies in respect of the transactions contemplated by this Agreement, which filing shall comply as to form with all requirements applicable thereto and all of the data and information reported therein shall be accurate and complete in all material respects. Each of Professionals Group and PPTF will promptly comply with all requests, if any, of the Pre-Merger Notification Agencies for additional information or documentation in connection with the HSR Act Report forms filed by or on behalf of each of such parties pursuant to the HSR Act, and all such additional information or documentation shall comply as to form with all requirements applicable thereto and shall be accurate and complete in all material respects.

     (d) Each of Professionals Group and PPTF shall duly make all other regulatory filings required to be made by each in respect of this Agreement or the transactions contemplated by this Agreement. Each party shall use all reasonable efforts to obtain all material permits, approvals and consents required to be obtained prior to the consummation of each of the Mergers or necessary to carry out the transactions contemplated by this Agreement under applicable Federal, state, local and foreign laws, rules and regulations, including any approvals required under applicable state insurance laws. A representative of each party shall participate in all substantive discussions with the SEC, the Pre-Merger Notification Agencies and any other Governmental Entity, unless such right to participate is waived by such party.

     (e) Each party will furnish all information, including certificates, consents and opinions of counsel concerning it and its Subsidiaries reasonably deemed necessary by the other party for the filing or preparation for filing of the S-4 and Joint Proxy Statement, the Blue Sky Filings, the HSR Act Report and the applications for all Requisite Regulatory Approvals. Each party covenants and agrees that all information furnished by it for inclusion in the S-4 and the Joint Proxy Statement, Blue Sky Filings and all other documents filed to obtain the Requisite Regulatory Approvals will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     (f) Each party shall provide to the other, (i) promptly after filing thereof, copies of all statements, applications, correspondence or forms filed by such party prior to the Closing Date with state securities law regulatory authorities, the SEC, the Pre-Merger Notification Agencies and any other Governmental Entity in connection with the transactions contemplated by this Agreement; and (ii) promptly after delivery to, or receipt from, such regulatory authorities, all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement.

     (g) Professionals Group shall deliver to PPTF letters from KPMG Peat Marwick LLP, dated the effective date of the S-4 and the Closing Date, addressed to PPTF and satisfactory to PPTF, to the effect that (x) they are the independent public accountants with respect to Professionals Group within the meaning of the Securities Act and the rules and regulations promulgated thereunder, and (y) they have carried out certain procedures specified in the letter and reasonably acceptable to PPTF, not constituting an audit, with respect to the unaudited financial statements and certain amounts, percentages and financial information which are derived from the general accounting records of Professionals Group and the Professionals Group Subsidiaries; and are included in the S-4 and the Joint Proxy Statement or in the documents filed with the SEC pursuant to the Exchange Act and incorporated by reference in the S-4 and the Joint Proxy Statement, and on the basis of such procedures: (i) nothing came to their attention that caused them to believe that the unaudited financial statements included in the S-4 and the Joint Proxy Statement are not stated on a basis substantially consistent with that of the audited financial statements of Professionals Group included in the S-4 and the Joint Proxy Statement or in the documents filed with the SEC pursuant to the Exchange Act and incorporated by reference in the S-4 and the Joint Proxy Statement; and (ii) they have compared such amounts, percentages, and financial information with such general accounting records of Professionals Group and the Professionals Group Subsidiaries and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

     (h) PPTF shall deliver to Professionals Group letters from KPMG Peat Marwick LLP, dated the effective date of the S-4 and the Closing Date, addressed to Professionals Group and satisfactory to Professionals Group, to the effect that (x) they are the independent public accountants with respect to PPTF within the meaning of the Securities Act and the rules and regulations promulgated thereunder; and (y) they have carried out certain procedures specified in the letter and reasonably acceptable to Professionals Group, not constituting an audit, with respect to the unaudited financial statements and certain amounts, percentages and financial information which are derived from the general accounting records of PPTF and the PPTF Subsidiary and are included in the S-4 and the Joint Proxy Statement and on the basis of such procedures: (i) nothing came to their attention that caused them to believe that the unaudited financial statements included in the S-4 and the Joint Proxy Statement are not stated on a basis substantially consistent with that of the audited financial statements of PPTF included in the S-4 and the Joint Proxy Statement; and (ii) they have compared such amounts, percentages and financial information with such general accounting records of PPTF and the PPTF Subsidiary and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

     (i) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Mergers), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Professionals Group and PPTF shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Professionals Group or PPTF, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

     (j) Professionals Group and PPTF shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Professionals Group, PPTF or any of their respective Subsidiaries to any Governmental Entity in connection with the Mergers and the other transactions contemplated by this Agreement.

     (k) Professionals Group and PPTF shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

     6.2  Access to Information.

     (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information and to the Confidentiality Agreement dated February 27, 1996, as amended (the "Confidentiality Agreement"), among the parties to this Agreement, each of Professionals Group and PPTF shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the INSCO Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Professionals Group and PPTF shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or state insurance laws (other than reports or documents which Professionals Group or PPTF, as the case may be, is not permitted to disclose under applicable law or by agreement) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Professionals Group nor PPTF nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Professionals Group's or PPTF's, as the case may be, customers, jeopardize the attorney-client and work product privileges of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) Each of Professionals Group and PPTF agrees to keep confidential, and not divulge to any other party or person (other than employees of, and attorneys, accountants, financial advisors and other representatives for, any said party who agree to be bound by the Confidentiality Agreement), all non-public documents, information, records and financial statements received from the other and, in addition, any and all reports, information and financial information obtained through audits or other reviews conducted pursuant to this Agreement (unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by a party independently of any investigation or received from a third party not under an obligation to the other party to keep such information confidential), and to use the same only in connection with the transactions contemplated by this Agreement; and if the transactions contemplated by this Agreement are not consummated for any reason, each party agrees to promptly return to the other party all written materials furnished by the other party, and all copies thereof, in connection with such investigation, and to destroy all documents and records in its possession containing extracts or summaries of any such non-public information.

     (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or conditions of the other set forth in this Agreement.

     6.3 Professionals Group Stockholder Approval. Professionals Group shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of obtaining the requisite stockholder approval required in connection with this Agreement and the Mergers, and shall use its best efforts to cause such meeting to occur on the same date as the meeting of the Voting Members of PPTF called for the purpose of obtaining the requisite Voting Member approval required in connection with this Agreement and the Mergers. Professionals Group will, through its Board of Directors, subject to its fiduciary obligations as determined by its Board of Directors, recommend to its stockholders approval of this Agreement and the Mergers.

     6.4 PPTF Member Approval. PPTF shall call a meeting of its members to be held as soon as reasonably practicable for the purpose of obtaining the requisite Voting Member approval required in connection with this Agreement and the Mergers, and shall use its best efforts to cause such meeting to occur on the same date as the meeting of the stockholders of Professionals Group called for the purpose of obtaining the requisite Professionals Group stockholder approval required in connection with this Agreement and the Mergers. PPTF will, through its Board of Trustees, subject to its fiduciary obligations as determined by its Board of Trustees, recommend to its Voting Members approval of this Agreement and the Mergers.

     6.5 Legal Conditions to Mergers. Each of Professionals Group and PPTF shall, and shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Mergers and, subject to the conditions set forth in Article VII of this Agreement, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Professionals Group or PPTF or any of their respective Subsidiaries in connection with the Mergers and the other transactions contemplated by this Agreement.

     6.6  Affiliates; Publication of Combined Financial Results.

     (a) Each of Professionals Group, PICOM, and PPTF shall use its best efforts to cause each director, trustee, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Mergers for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the earlier of the date of the meeting of stockholders called by Professionals Group and the date of the meeting of Voting Members called by PPTF to approve this Agreement, a written agreement, in the form of Exhibit D to this Agreement, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Professionals Group Common Stock or PPTF Membership Rights held by such "affiliate" and, in the case of the "affiliates" of PPTF, the shares of Professionals Group Common Stock to be received by such "affiliate" in the INSCO Merger: (i) in the case of shares of Professionals Group Common Stock to be received by "affiliates" of PPTF in the INSCO Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (ii) except to the extent and under the conditions permitted therein, during the period commencing thirty (30) days prior to the INSCO Merger and ending at the time of the publication of financial results covering at least thirty (30) days of combined operations of PICOM and PPTF.

     (b) Professionals Group shall use its best efforts to publish as promptly as reasonably practical but in no event later than forty-five (45) days after the end of the first month after the later of the INSCO Effective Time and the PICOM Effective Time in which there are at least thirty (30) days of post-merger combined operations (which month may be the month in which the later of the INSCO Effective Time and the PICOM Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

     6.7 Nasdaq National Market Listing. Professionals Group shall cause the shares of Professionals Group Common Stock to be issued in the INSCO Merger to be approved for trading and reporting on the Nasdaq National Market subject to official notice of issuance, prior to the INSCO Effective Time.

     6.8  Employee Benefit Plans.

     (a) Prior to the Closing Date, Professionals Group and PPTF shall cooperate in reviewing, evaluating and analyzing the Professionals Group Benefit Plans and PPTF Benefit Plans with a view towards developing appropriate new benefit plans for the employees covered thereby subsequent to the Mergers in substantial conformance with the Professionals Group Benefit Plans in effect as of the later of the INSCO Effective Time and the PICOM Effective Time, in replacement and substitution for the PPTF Benefit Plans which shall be cancelled, terminated or frozen to the extent permitted by applicable law. It is the intention of Professionals Group and PPTF to develop such new benefit plans, effective as of the later of the INSCO Effective Time and the PICOM Effective Time, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities, and
(ii) do not discriminate between employees who were covered by Professionals Group Benefit Plans, on the one hand, and those covered by PPTF Benefit Plans, on the other, prior to the later of the INSCO Effective Time and the PICOM Effective Time, but (iii) with the overall view that the PPTF Benefit Plans would be cancelled, terminated or frozen, and replaced by the Professionals Group Benefit Plans for times following the later of the INSCO Effective Time and the PICOM Effective Time to the extent permitted by applicable law.

     (b) Nothing in this Section 6.8 shall be interpreted as preventing Professionals Group from amending, modifying or terminating any Professionals Group Benefit Plans, PPTF Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

     6.9  Indemnification; Directors' and Officers' Insurance.

     (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the later of the INSCO Effective Time and the PICOM Effective Time, a director or trustee or officer or employee Professionals Group or any Subsidiary of Professionals Group or of PPTF or the PPTF Subsidiary, including any entity specified in the Professionals Group Disclosure Schedule or the PPTF Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, trustee, officer or employee of Professionals Group or any Subsidiary of Professionals Group or PPTF, the PPTF Subsidiary or any entity specified in the Professionals Group Disclosure Schedule or the PPTF Disclosure Schedule, or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated by this Agreement or thereby, whether in any case asserted or arising before or after the INSCO Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the INSCO Effective Time, Professionals Group shall indemnify and hold harmless, as and to the fullest extent permitted by law (and, as relates to acts or times prior to the Effective Time, to the fullest extent permitted under applicable law at such time, including the provisions of Section 5(k) of PPTF's Amended Trust Agreement dated January 1, 1987), each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the INSCO Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Professionals Group; provided, however, that (A) Professionals Group shall have the right to assume the defense thereof and upon such assumption Professionals Group shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Professionals Group elects not to assume such defense the Indemnified Party may retain counsel reasonably satisfactory to him after consultation with Professionals Group, and Professionals Group shall pay the reasonable fees and expenses of such counsel for the Indemnified Party, (B) Professionals Group shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties except to the extent representation by a single firm or attorney is, in the absence of an informed consent by the Indemnified Party, prohibited by ethical rules relating to lawyers' conflicts of interest, (C) Professionals Group shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), (D) Professionals Group shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated by this Agreement is prohibited by applicable law and (E) Professionals Group shall have no obligation hereunder to any Indemnified Party for which and to the extent payment is actually and unqualifiedly made to such Indemnified Party under any insurance policy, any other agreement for indemnification or otherwise. Any Indemnified Party wishing to claim Indemnification under this

Section 6.9, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Professionals Group thereof, provided that the failure to so notify shall not affect the obligations of Professionals Group under this Section 6.9 except to the extent such failure to notify materially prejudices Professionals Group. Professionals Group's obligations under this
Section 6.9 continue in full force and effect for a period of six (6) years from the later of the INSCO Effective Time and the PICOM Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

     (b) Professionals Group shall use its best efforts to cause the individuals serving as officers and directors of PPTF, the PPTF Subsidiary or any entity specified in the PPTF Disclosure Schedule immediately prior to the INSCO Effective Time to be covered for a period of six (6) years from the later of the INSCO Effective Time and the PICOM Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by PPTF or the PPTF Subsidiary (provided that Professionals Group may substitute therefor policies of the same or substantially similar coverage and amounts containing terms and conditions which are not less advantageous in any material respect than such policy) with respect to acts or omissions occurring prior to the INSCO Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Professionals Group be required to expend more than 200% of the current amount expended by PPTF or the PPTF Subsidiary (the "Insurance Premium Amount") to maintain or procure insurance coverage pursuant hereto; and provided, further, that if Professionals Group is unable to maintain or obtain the insurance called for by this Section 6.9(b), Professionals Group shall use its best efforts to obtain as much comparable insurance as available for the Insurance Premium Amount.

     (c) In the event Professionals Group or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Professionals Group assume the obligations set forth in this Section 6.9.

     (d) The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     6.10  Additional Agreements.

     (a) In case at any time prior to the INSCO Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including the incorporation of INSCO and obtaining authorization for INSCO to transact business under the Michigan Insurance Code and the Florida Insurance
Code) or the Mergers, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Professionals Group.

     (b) In case at any time after the INSCO Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Professionals Group and a Subsidiary of PPTF) or to vest Professionals Group or any of its Subsidiaries with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to this Agreement or the Mergers, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Professionals Group.

     (c) Prior to the INSCO Effective Time, neither PPTF nor the PPTF Subsidiary shall acquire, directly or indirectly, beneficial or record ownership of any shares of Professionals Group Common Stock or other equity securities of Professionals Group, or any securities convertible into or exercisable for any shares of Professionals Group Common Stock or other equity securities of Professionals Group.

     6.11 Advice of Changes. Professionals Group and PPTF shall give prompt notice to the other party as soon as practicable after it has actual knowledge of (i) the occurrence, or failure to occur, of any event which would or would be likely to cause any party's representations or warranties contained in this Agreement to be untrue or incorrect in any material respect at any time from the date of this Agreement to the INSCO Effective Time, or (ii) any failure on its part or on the part of any of its or its Subsidiaries' officers, directors, employees, representatives or agents (other than persons or entities who are such employees, representatives or agents only because they are appointed insurance agents of such parties) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement. Each party shall have the right to deliver to the other party a written disclosure schedule as to any matter of which it becomes aware following execution of this Agreement which would constitute a breach of any representation, warranty or covenant of this Agreement by such party, identifying on such disclosure schedule the representation, warranty or covenant which would be so breached, provided that each such disclosure schedule shall be delivered as soon as practicable after such party becomes aware of the matter disclosed therein. The nondisclosing party shall have five (5) business days from receipt of such disclosure schedule to notify the disclosing party that (x) it will close notwithstanding the new disclosure, (y) it will not close based on such new disclosure, or (z) further investigation or negotiation is required for it to reach a determination whether or not to close based on such new disclosure. If the parties thereafter are unable to reach agreement on a mutually satisfactory means of resolving the matter so disclosed, the nondisclosing party shall have the right in its discretion, to terminate this Agreement pursuant to Section 8 of this Agreement. Professionals Group shall update the Professionals Group Disclosure Schedule (the "Closing Date Professionals Group Disclosure Schedule") to a date that is no earlier than ten
(10) business days prior to the Closing Date and no later than seven (7) business days prior to the Closing Date and shall deliver the Closing Date Professionals Group Disclosure Schedule to PPTF no earlier than six (6) business days prior to the Closing Date. PPTF shall update the PPTF Disclosure Schedule (the "Closing Date PPTF Disclosure Schedule") to a date that is no earlier than ten (10) business days prior to the Closing Date and no later than seven (7) business days prior to the Closing Date and shall deliver the Closing Date PPTF Disclosure Schedule to Professionals Group no earlier than six (6) business days prior to the Closing Date.

     6.12 Professionals Group LTIP Awards. At any time prior to the Closing Date, and pursuant to the terms of the Professionals Group LTIP, Professionals Group may make Awards to Participants covering up to 150,000 shares of Professionals Group Common Stock in the aggregate.

     6.13  Negotiations with Other Parties.

     (a) So long as this Agreement remains in effect and no notice of termination has been given under this Agreement, neither Professionals Group, on the one hand, nor PPTF, on the other hand, shall authorize or knowingly permit any of its representatives, directly or indirectly, to initiate, entertain, solicit, encourage, engage in, or participate in, negotiations with any person or entity or any group of persons or entities other than the other party to this Agreement or any of its affiliates (a "Potential Acquiror") concerning any Acquisition Proposal (as defined in this Section 6.13) other than as expressly provided in this Agreement. PPTF will promptly inform Professionals Group, and Professionals Group will promptly inform PPTF, of any serious, bona fide inquiry it may receive with respect to any Acquisition Proposal and each shall furnish to the other a copy thereof.

     (b) Nothing contained in this Agreement shall prohibit Professionals Group or its Board of Directors from making such disclosures to its stockholders as are required under applicable law or the rules of the NASD or the Nasdaq National Market. Nothing contained in this Agreement shall prohibit the Board of Directors of Professionals Group from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes a Acquisition Proposal if: (A) the Board of Directors of Professionals Group, after consultation with and receiving the advice of its legal counsel and financial advisors, determines in good faith that such action is necessary or required for the Board of Directors of Professionals Group to comply with its fiduciary duties to its stockholders under applicable law or its Articles of Incorporation or Bylaws, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Professionals Group discloses to PPTF that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, which notice shall describe the terms thereof (but need not identify the person or entity making the offer), (C) prior to furnishing such information to such person or entity, Professionals Group receives from such person or entity an executed confidentiality agreement, and (D) Professionals Group keeps PPTF informed promptly of the status (including the terms, but any disclosure of terms shall be covered by a confidentiality agreement) of any such discussions or negotiations

(provided that, Professionals Group shall not be required to disclose to PPTF confidential information concerning the business or operations of the person or entity making the expression of interest). Subject to the preceding sentence, the Board of Directors of Professionals Group may approve and recommend to the stockholders of Professionals Group an Acquisition Proposal from a Potential Acquiror.

     (c) Nothing contained in this Agreement shall prohibit PPTF or its Board of Trustees from making such disclosures to its Eligible Members as are required under the Florida Insurance Code and the FBCA. Nothing contained in this Agreement shall prohibit the Board of Trustees of PPTF from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes a Acquisition Proposal if: (A) the Board of Trustees of PPTF, after consultation with and receiving the advice of its legal counsel and financial advisors, determines in good faith that such action is necessary or required for the Board of Trustees of PPTF to comply with its fiduciary duties to its Eligible Members under applicable law or the PPTF Charter Documents, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, PPTF discloses to Professionals Group that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, which notice shall describe the terms thereof (but need not identify the person or entity making the offer), (C) prior to furnishing such information to such person or entity, PPTF receives from such person or entity an executed confidentiality agreement, and (D) PPTF keeps Professionals Group informed promptly of the status (including the terms, but any disclosure of terms shall be covered by a confidentiality agreement) of any such discussions or negotiations (provided that, PPTF shall not be required to disclose to Professionals Group confidential information concerning the business or operations of the person or entity making the expression of interest); provided, however, that if the person or entity making such Acquisition Proposal, or any associate, or affiliate or predecessor-in-interest of such person or entity, has more than 5.99% of the physicians medical malpractice insurance market in the State of Florida based on gross written premiums, then unless and until PPTF shall have been permitted to conduct and complete, to its satisfaction, a full and complete due diligence inquiry of such person or entity, PPTF shall neither provide such person or entity with any information, data, reports, analyses, compilations, studies, interpretations, projections, forecasts, records or materials pertaining to PPTF or the PPTF Subsidiary nor permit such person or entity to conduct any due diligence inquiry of PPTF or the PPTF Subsidiary on any premises owned, leased or utilized by PPTF. Subject to the preceding sentence, the Board of Trustees of PPTF may approve and recommend to the Voting Members of PPTF an Acquisition Proposal from a Potential Acquiror.

     (d) As used in this Agreement, "Acquisition Proposal" means any (i) proposal pursuant to which any corporation, partnership, person or other entity or group, other than Professionals Group or PPTF, would acquire or participate in a merger or other business combination involving Professionals Group or any of the Professionals Group Subsidiaries, on the one hand, or PPTF or the PPTF Subsidiary, on the other hand, directly or indirectly; (ii) proposal by which any corporation, partnership, person or other entity or group, other than Professionals Group or PPTF, would acquire the right to vote 10% or more of the capital stock of Professionals Group or any of the Professionals Group Subsidiaries, on the one hand, or the PPTF Subsidiary, on the other hand, entitled to vote thereon for the election of directors; (iii) proposal by which any corporation, partnership, person or other entity or group, other than Professionals Group or PPTF, would acquire the right to vote 10% or more of the "In-Force PPTF Policies" (as defined in this Section 6.13(d)), entitled to vote thereon for the election of trustees; (iv) acquisition of 10% or more of the assets of Professionals Group or any of the Professionals Group Subsidiaries, other than in the ordinary course of business; (v) acquisition of 10% or more of the assets of PPTF or the PPTF Subsidiary, other than in the ordinary course of business; (vi) acquisition in excess of 10% of the outstanding capital stock of Professionals Group or any of the Professionals Group Subsidiaries, on the one hand, or the PPTF Subsidiary, on the other hand, other than as contemplated by this Agreement; or (vii) acquisition in excess of 10% of the outstanding In-Force PPTF Policies, other than as contemplated by this Agreement. As used in this Agreement, "In-Force PPTF Policies" means an Individual Indemnity Agreement, a Group Indemnity Agreement, a Master Indemnity Agreement or a Physician Hospital Organization Indemnity Agreement, issued by PPTF.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     7.1 Conditions to Each Party's Obligation To Effect the Mergers. The respective obligation of each party to effect the Mergers shall be subject to the satisfaction at or prior to each of the INSCO Effective Time and the PICOM Effective Time of the following conditions:

          (a) This Agreement and the transactions contemplated by this Agreement shall have been approved and adopted by the requisite affirmative vote of the holders of Professionals Group Common Stock entitled to vote thereon.

          (b) This Agreement and the transactions contemplated by this Agreement shall have been approved and adopted by the requisite affirmative vote of the Voting Members of PPTF entitled to vote thereon.

          (c) The shares of Professionals Group Common Stock which shall be issued to the Eligible Members of PPTF upon consummation of the INSCO Merger shall have been authorized for trading and reporting on the Nasdaq National Market, subject to official notice of issuance.

          (d) The INSCO Certificate of Merger and the PICOM Certificates of Merger shall have been filed with the appropriate Governmental Entities immediately prior to the Closing.

          (e) All approvals of Governmental Entities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, without the imposition of any condition which in the reasonable judgment of Professionals Group is materially burdensome upon Professionals Group or its Subsidiaries (all such approvals and the expiration of all such waiting periods being referred to in this Agreement as the "Requisite Regulatory Approvals"). Without limiting the generality of the foregoing: (i) the S-4 shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the S-4 shall have been issued and shall remain in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC; (ii) all Blue Sky Filings shall have been made, and the sale of Professionals Group Stock resulting from the INSCO Merger shall have been qualified or registered with the appropriate state securities law regulatory authorities of all states in which qualification or registration is required under applicable state securities laws, and such qualifications or registrations shall not have been suspended or revoked, or shall be exempt from such qualification or registration; (iii) the HSR Act Report shall have been submitted to the Pre-Merger Notification Agencies, and the waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received; and (iv) the Mergers and the transfer of ownership of PPTF and the PPTF Subsidiary shall have been approved by the Michigan Insurance Commissioner, the Florida Insurance Department, and the insurance departments of all states in which PPTF, Professionals Group and any Subsidiaries of either of them conduct business, to the extent such approvals are required.

          (f) No order, injunction or decree issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Mergers.

          (g) Professionals Group and PPTF each shall have received an opinion of their respective tax counsel, addressed to Professionals Group or PPTF, as the case may be, in form and substance reasonably satisfactory to Professionals Group and PPTF, dated as of the INSCO Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the INSCO Effective Time:

             (i) The Mergers will constitute a tax free reorganization under
        Section 368(a)(1)(A) of the Code and Professionals Group and PPTF will each be a party to the reorganization;

             (ii) No gain or loss will be recognized by Professionals Group or PPTF as a result of the Mergers; and

             (iii) No gain or loss will be recognized by the Eligible Members of PPTF who exchange their PPTF Membership Rights solely for Professionals Group Common Stock pursuant to the INSCO Merger (except with respect to cash received in lieu of a fractional share interest in Professionals Group Common Stock).

     In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Professionals Group, PPTF and others.

          (h) Professionals Group and PPTF shall each have received letters, effective as of the INSCO Effective Time and the PICOM Effective Time, from their respective independent accountants addressed to Professionals Group or PPTF, as the case may be, to the effect that each of the Mergers will qualify for "pooling of interests" accounting treatment.

          (i) INSCO shall have been duly incorporated under the Florida Insurance Code and shall be authorized to transact business in the State of Michigan under and pursuant to the Michigan Insurance Code and in the State of Florida under and pursuant to the Florida Insurance Code.

          (j) The percentage interests of those PPTF Voting Members perfecting their dissenters' rights under applicable law, when aggregated, shall not exceed 10% of the percentage interests of all PPTF Eligible Members as a whole.

     7.2 Conditions to Obligation of Professionals Group. The obligation of Professionals Group to effect the Mergers is also subject to the satisfaction or waiver by Professionals Group at or prior to the INSCO Effective Time of the following conditions:

          (a) The representations and warranties of PPTF set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the PPTF Disclosure Schedule that are disclosed by PPTF to Professionals Group in the Closing Date PPTF Disclosure Schedule) as of the Closing Date as though made on and as of the Closing Date. Professionals Group shall have received a certificate signed on behalf of PPTF by the Chief Executive Officer and the Chief Financial Officer of PPTF to the foregoing effect, and to which any Closing Date PPTF Disclosure Schedule shall be appended.

          (b) PPTF shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Professionals Group shall have received a certificate signed on behalf of PPTF by the Chief Executive Officer and the Chief Financial Officer of PPTF to such effect.

          (c) Professionals Group shall have received from KPMG Peat Marwick LLP, accountants to PPTF, a letter, dated the Closing Date, addressed to Professionals Group and satisfactory to Professionals Group, to the effect that (i) they are the independent public accountants with respect to PPTF within the meaning of the Securities Act and the rules and regulations promulgated thereunder; (ii) on the basis of certain procedures specified in the letter and reasonably acceptable to Professionals Group, not constituting an audit, nothing came to their attention that caused them to believe that: (A) the unaudited most recent financial statements of PPTF delivered to Professionals Group pursuant to Section 4.6(a) of this Agreement are not stated on a basis substantially consistent with that of the audited most recent financial statements of PPTF delivered to Professionals Group pursuant to Section 4.6 of this Agreement; and (B) as of a specified date not more than five (5) days prior to the date of such letter, there has been no increase in the long-term debt of PPTF or the PPTF Subsidiary of greater than 10%, as compared with the long-term debt of PPTF or the PPTF Subsidiary at December 31, 1996, or any increase in the outstanding equity interests of the PPTF Subsidiary, or any decrease in PPTF's capital and surplus of greater than 10%, as compared with capital and surplus at December 31, 1996 (all as calculated in accordance with GAAP). Professionals Group shall have no obligation to PPTF or any other person or entity to waive, in whole or in part, delivery of any such letter or the request that it contain any given information.

          (d) PPTF and the PPTF Subsidiary, taken as a whole, shall not have suffered a material adverse change in their businesses, assets, properties, operations or condition (financial or otherwise); and no event or circumstance shall have occurred which has, or is likely to have, a Materially Adverse Effect on PPTF or upon the right of PPTF or the PPTF Subsidiary to conduct their respective businesses as presently conducted.

          (e) PPTF shall have delivered to Professionals Group an opinion, dated the Closing Date, of counsel for PPTF, satisfactory to Professionals Group and its counsel, to the effect set forth on Exhibit E to this Agreement. Such opinion shall also cover such other matters incident to the transactions herein contemplated as Professionals Group and its counsel may reasonably request. In rendering their opinion, counsel to PPTF may rely on certificates of officers of PPTF, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

          (f) Professionals Group shall have received favorable opinions from Cochran, Caronia & Co. and McDonald & Company Securities, Inc. in connection with the deliberations of its Board of Directors approving this Agreement and confirmed at or about the time the S-4 is declared effective and the Joint Proxy Statement is distributed that consummation of the Mergers and the other transactions contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the stockholders of Professionals Group from a financial point of view.

          (g) The capital and surplus of PPTF as of the last day of the calendar month immediately preceding the Closing Date (the "PPTF Determination Date") shall be not less than $91,979,603. Said capital and surplus shall be calculated in accordance with GAAP; provided, however, that investments shall be valued at their amortized cost on the PPTF Determination Date. Professionals Group shall receive a certificate to said effect executed by the President and Chief Executive Officer of PPTF.

          (h) PPTF shall have delivered to Professionals Group such other certificates and instruments as Professionals Group and its counsel may reasonably request. The form and substance of all certificates, instruments, opinions and other documentation delivered to Professionals Group under this Agreement shall be reasonably satisfactory to Professionals Group and its counsel.

     7.3 Conditions to Obligation of PPTF. The obligation of PPTF to effect the Mergers is also subject to the satisfaction or waiver by PPTF at or prior to the INSCO Effective Time of the following conditions:

          (a) The representations and warranties of Professionals Group set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the Professionals Group Disclosure Schedule that are disclosed by Professionals Group to PPTF in the Closing Date Professionals Group Disclosure Schedule) as of the Closing Date as though made on and as of the Closing Date. PPTF shall have received a certificate signed on behalf of Professionals Group by the Chief Executive Officer and the Chief Financial Officer of Professionals Group to the foregoing effect, and to which any Closing Date Professionals Group Disclosure Schedule shall be appended.

          (b) Professionals Group shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and PPTF shall have received a certificate signed on behalf of Professionals Group by the Chief Executive Officer and the Chief Financial Officer of Professionals Group to such effect.

          (c) PPTF shall have received from KPMG Peat Marwick LLP, accountants to Professionals Group, a letter, dated the Closing Date, addressed to PPTF and satisfactory to PPTF, to the effect that (i) they are the independent public accountants with respect to Professionals Group within the meaning of the Securities Act and the rules and regulations promulgated thereunder;
     (ii) on the basis of certain procedures specified in the letter and reasonably acceptable to PPTF, not constituting an audit, nothing came to their attention that caused them to believe that: (A) the unaudited most recent financial statements of Professionals Group delivered to PPTF pursuant to Section 3.6(a) of this Agreement are not stated on a basis substantially consistent with that of the audited most recent financial statements of Professionals Group delivered to PPTF pursuant to Section 3.6(a) of this Agreement; and (B) as of a specified date not more than five (5) days prior to the date of such letter, there has been no increase in the consolidated long-term debt of Professionals Group, as compared with the consolidated long-term debt of Professionals Group at December 31, 1996 (other than indebtedness incurred under and pursuant to the U.S. $22,500,000 Credit Agreement dated as of April 4, 1997 between Professionals Group and LaSalle National Bank), or any increase in the outstanding capital stock of Professionals Group or any Professionals Group Subsidiary (other than as contemplated by this Agreement) as compared with capital stock of Professionals Group at December 31, 1996, or any decrease in Professional Group's consolidated stockholders' equity of greater than 10%, as compared with consolidated stockholders' equity at December 31, 1996 (all as calculated in accordance with GAAP. PPTF shall have no obligation to Professionals Group or any other person to waive, in whole or in part, delivery of any such letter or the request that it contain any given information.

          (d) Professionals Group and its Subsidiaries, taken as a whole, shall not have suffered a material adverse change in their financial condition, operations, assets, or business prospects; and no event or circumstance shall have occurred which has, or is likely to have, a Materially Adverse Effect on Professionals Group or upon the right of Professionals Group or any of the Professionals Group Subsidiaries to conduct their respective businesses as presently conducted.

          (e) Professionals Group shall have delivered to PPTF an opinion, dated the Closing Date, of counsel for Professionals Group, satisfactory to PPTF and its counsel, to the effect set forth on Exhibit F to this Agreement. Such opinion shall also cover such other matters incident to the transactions herein contemplated as PPTF and its counsel may reasonably request. In rendering their opinion, counsel to Professionals Group may rely on certificates of officers of Professionals Group, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

          (f) PPTF shall have received the favorable opinion from Donaldson, Lufkin & Jenrette Securities Corporation in connection with the deliberations of its Board of Trustees approving this Agreement and confirmed at or about the time the S-4 is declared effective and the Joint Proxy Statement is distributed that consummation of the Mergers and the other transactions contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the Eligible Members of PPTF from a financial point of view.

          (g) The book value of Professionals Group as of the last day of the calendar month immediately preceding the Closing Date (the "Professionals Group Determination Date") shall be not less than $79,162,000. Said capital and surplus shall be calculated in accordance with GAAP; provided, however, that investments shall be valued at their amortized cost on the Professionals Group Determination Date. PPTF shall receive a certificate to said effect executed by the President and Chief Executive Officer of Professionals Group.

          (h) Professionals Group and PICOM shall have executed the Assignment and Assumption Agreement.

          (i) Professionals Group shall have delivered to PPTF such other certificates and instruments as PPTF and its counsel may reasonably request. The form and substance of all certificates, instruments and other documentation delivered to PPTF under this Agreement shall be reasonably satisfactory to PPTF and its counsel.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     8.1 Termination. This Agreement may be terminated at any time prior to the INSCO Effective Time, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of Professionals Group and the Voting Members of PPTF:

          (a) by mutual consent of Professionals Group and PPTF in a written instrument, if the Board of Directors of Professionals Group and the Board of Trustees of PPTF determine to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

          (b) by either Professionals Group or PPTF if (i) any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of either one or both of the Mergers and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and (ii) the Board of Directors of Professionals Group or the Board of Trustees of PPTF, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

          (c) by either Professionals Group or PPTF if (i) the INSCO Merger shall not have been consummated on or before April 1, 1998, unless the failure of the INSCO Merger to be consummated by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement, and (ii) the Board of Directors of Professionals Group or the Board of Trustees of PPTF, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

          (d) by either Professionals Group or PPTF (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if (i) there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date, and (ii) the Board of Directors of Professionals Group or the Board of Trustees of PPTF, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

          (e) by Professionals Group upon written notice to PPTF if the Board of Trustees of PPTF does not, or shall indicate to Professionals Group that it is unwilling or unable to, publicly recommend in the Joint Proxy Statement that its Voting Members approve and adopt this Agreement, or if after recommending in the Joint Proxy Statement that its Voting Members approve and adopt this Agreement, the Board of Trustees of PPTF shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Professionals Group, provided that any such notice of termination must be given not later than 45 days after the later of the date Professionals Group shall have been advised by PPTF in writing that it is unable or unwilling to so recommend in the Joint Proxy Statement or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by Professionals Group and PPTF;

          (f) by PPTF upon written notice to Professionals Group if the Board of Directors of Professionals Group does not, or shall indicate to PPTF that it is unwilling or unable to, publicly recommend in the Joint Proxy Statement that its stockholders approve and adopt this Agreement, or if after recommending in the Joint Proxy Statement that its stockholders approve and adopt this Agreement, the Board of Directors of Professionals Group shall have withdrawn, modified or amended such recommendation in any respect materially adverse to PPTF, provided that any such notice of termination must be given not later than 45 days after the later of the date PPTF shall have been advised by Professionals Group in writing that it is unable or unwilling to so recommend in the Joint Proxy Statement or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by Professionals Group and PPTF;

          (g) by Professionals Group upon written notice to PPTF if PPTF shall have authorized, recommended, publicly proposed, or publicly announced an intention to authorize, recommend or propose, or if PPTF shall have entered into an agreement with any person or entity other than Professionals Group or PICOM to effect an Acquisition Proposal, or if PPTF shall fail to publicly oppose a tender offer or exchange offer by another person or entity based on an Acquisition Proposal;

          (h) by PPTF upon written notice to Professionals Group if Professionals Group shall have authorized, recommended, publicly proposed, or publicly announced an intention to authorize, recommend or propose, or if Professionals Group shall have entered into an agreement with any person or entity other than PPTF to effect an Acquisition Proposal, or if Professionals Group shall fail to publicly oppose a tender offer or exchange offer by another person or entity based on an Acquisition Proposal;

          (i) by either Professionals Group or PPTF if any approval of the stockholders of Professionals Group or any approval of the Voting Members of PPTF required for the consummation of the Mergers shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or Voting Members or at any adjournment or postponement thereof;

          (j) by either Professionals Group or PPTF if any of the conditions specified by Article VII of this Agreement to the obligation of the terminating party have not been satisfied on the Closing Date; or

          (k) by Professionals Group if the Closing Date PPTF Disclosure Schedule discloses any change from the PPTF Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on PPTF; or by PPTF if the Closing Date Professionals Group Disclosure Schedule discloses any change from the Professionals Group Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on Professionals Group; or

          (l) by either Professionals Group or PPTF if the S-4 has not been filed with the SEC by December 31, 1997, unless the failure to so file the S-4 by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement, and the Board of Directors of Professionals Group or the Board of Trustees of PPTF, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board.

     8.2 Effect of Termination. In the event of termination of this Agreement by either Professionals Group or PPTF as provided in Section 8.1 of this Agreement, (i) this Agreement shall forthwith become void and have no effect, except that Sections 6.2(b), 8.2, 8.5, 9.2, 9.3, 9.5, 9.13 and 9.16 of this
Agreement shall survive any termination of this Agreement, and (ii) none of Professionals Group, PICOM, INSCO, PPTF, any of their respective Subsidiaries or any of the officers or directors or trustees of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except as otherwise provided in
Section 8.5 of this Agreement; provided, however, that notwithstanding anything to the contrary contained in this Agreement, neither Professionals Group nor PPTF shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     8.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by the Board of Directors of Professionals Group and the Board of Trustees of PPTF, at any time before or after approval of the matters presented in connection with the Mergers by the stockholders of Professionals Group or the Voting Members of PPTF; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of Professionals Group or the Voting Members of PPTF, there may not be, without further approval of such stockholders or Voting Members, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the Eligible Members of PPTF under this Agreement other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time prior to the INSCO Effective Time, the parties to this Agreement may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained in this Agreement; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of Professionals Group or the Voting Members of PPTF, there may not be, without further approval of such stockholders or Voting Members, as applicable, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the Eligible Members of PPTF under this Agreement other than as contemplated by this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     8.5  Liquidated Damages; Termination Fee.

     (a) Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the following events or circumstances shall occur, PPTF shall, within ten (10) days after notice of the occurrence thereof by Professionals Group, pay to Professionals Group the sum equal to $4,500,000 plus all out-of-pocket expenses of Professionals Group, which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of Professionals Group in the transactions contemplated in this Agreement, is not a penalty or forfeiture, and will not affect the provisions of this Section 8.5: (i) at any time prior to termination of this Agreement a PPTF Acquisition Event (as defined in this Section 8.5(a)) shall occur; or (ii) Professionals Group shall terminate this Agreement pursuant to
Section 8.1(e) or (g) or if PPTF fails to call and hold the meeting of its Voting Members as required by Section 6.4 of this Agreement. For purposes of this Agreement a "PPTF Acquisition Event" shall mean that PPTF shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than any of the parties to this Agreement) to effect an Acquisition Proposal or shall fail to publicly oppose a tender offer or exchange offer by another person based on an Acquisition Proposal. Upon the making and receipt of such payment under this Section 8.5, PPTF shall have no further obligation of any kind under this Agreement and neither Professionals Group nor PICOM shall have any further obligation of any kind under this Agreement, except in each case under Section 8.2 of this Agreement, and no party shall have any liability for any breach or alleged breach by such party of any provision of this Agreement.

     (b) Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the following events or circumstances shall occur, Professionals Group shall, within ten (10) days after notice of the occurrence thereof by PPTF, pay to PPTF the sum equal to $4,500,000 plus all out-of-pocket expenses of PPTF, which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of PPTF in the transactions contemplated in this Agreement, is not a penalty or forfeiture, and will not affect the provisions of this Section 8.5: (i) at any time prior to termination of this Agreement a Professionals Group Acquisition Event (as defined in this Section 8.5(b)) shall occur; or (ii) PPTF shall terminate this Agreement pursuant to Section 8.1(f) or (h) or if Professionals Group fails to call and hold the meeting of its stockholders as required by Section 6.3 of this Agreement. For purposes of this Agreement a "Professionals Group Acquisition Event" shall mean that Professionals Group shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than any of the parties to this Agreement) to effect an Acquisition Proposal or shall fail to publicly oppose a tender offer or exchange offer by another person based on an Acquisition Proposal. Upon the making and receipt of such payment under this
Section 8.5, Professionals Group shall have no further obligation of any kind under this Agreement and PPTF shall not have any further obligation of any kind under this Agreement, except in each case under Section 8.2 of this Agreement, and no party shall have any liability for any breach or alleged breach by such party of any provision of this Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Mergers (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be on the later of January 1, 1998 or five (5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII of this Agreement, unless extended by mutual agreement of the parties (the "Closing Date").

     9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the INSCO Effective Time, except as otherwise provided in Section 8.2 of this Agreement and except for those covenants and agreements contained in this Agreement and in any such instrument which by their terms apply in whole or in part after the INSCO Effective Time.

     9.3 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense; provided, however, (i) that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the SEC in connection with the Mergers, shall be borne equally by Professionals Group and PPTF, and (ii) that Professionals Group will pay one-half and PPTF will pay one-half of the HSR Act filing fee.

     9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Professionals Group, or PICOM and/or INSCO to:

         Professionals Insurance Company Management Group
         4295 Okemos Road
         Okemos, Michigan 48805
         Attention: Victor T. Adamo
         Fax: (517) 349-3127

     with copies to:

         Miller, Canfield, Paddock and Stone, P.L.C.
         1400 N. Woodward Ave., Suite 100
         Bloomfield Hills, Michigan 48304
         Attention: Brad B. Arbuckle, Esq.
         Fax: (248) 258-3036

     and

     (b) if to PPTF, to:

         Physicians Protective Trust Fund
         2121 Ponce de Leon Boulevard
         Coral Gables, Florida 33114
         Attention: Steven L. Salman
         Fax: (305) 442-7431

     with copies to:

         Steel Hector & Davis LLP
         1900 Phillips Point West
         777 South Flagler Drive
         West Palm Beach, Florida 33401
         Attention: Thomas G. O'Brien III, Esq.
         Fax: (561) 655-1509

     9.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the jurisdiction in which the defendant's principal place of business is located (i.e., the State of Michigan, County of Ingham or the United States District Court for the Western District of Michigan for Professionals Group and PICOM, and the State of Florida, County of Dade or the United States District Court for the Southern District of Florida for PPTF), and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     9.6 Further Assurances. At the request of any party to this Agreement, the other parties shall execute, acknowledge and deliver such other documents and/or instruments as may be reasonably required by the requesting party to carry out the purposes of this Agreement. In the event any party to this Agreement shall be involved in litigation, threatened litigation or government inquiries with respect to a matter covered by this Agreement, every other party to this Agreement shall also make available to such party, at reasonable times and subject to the reasonable requirements of its own businesses, such of its personnel as may have information relevant to such matters, provided that such party shall reimburse the providing party for its reasonable costs for employee time incurred in connection therewith if more than one business day is required. Following the Closing, the parties will cooperate with each other in connection with tax audits and in the defense of any legal proceedings.

     9.7 Remedies Cumulative. Unless expressly made the exclusive remedy by the terms of this Agreement, all remedies provided for in this Agreement are cumulative and shall be in addition to any and all other rights and remedies provided by law and by any other agreements between the parties.

     9.8 Presumptions. It is expressly acknowledged and agreed that all parties have been represented by counsel and have participated in the negotiation and drafting of this Agreement, and that there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it.

     9.9 Exhibits and Schedules. Each of the exhibits and schedules referred to in, and/or attached to, this Agreement is an integral part of this Agreement and is incorporated in this Agreement by this reference.

     9.10 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require Professionals Group, PPTF or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

     9.11 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.12 Entire Agreement. This Agreement amends and restates the Initial Merger Agreement and all of its terms and provisions in their entirety. It is the intent and purpose of the parties to this Agreement, by executing this Agreement, to ratify, confirm and reaffirm the Initial Merger Agreement and all of its terms and provisions as amended and restated by this Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

     9.13 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan, without regard to any applicable conflicts of law principles.

     9.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.15 Publicity. Except as otherwise required by applicable law or the rules of the NASD and the Nasdaq National Market, neither Professionals Group nor PPTF shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     9.16 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.9, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

     9.17 Attorney Fees. If litigation is brought concerning this Agreement, the prevailing party shall be entitled to receive from the non- prevailing party, and the non-prevailing party shall upon final judgment and expiration of all appeals immediately pay upon demand all reasonable attorneys' fees and expenses of the prevailing party.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

\
     IN WITNESS WHEREOF, Professionals Group, PICOM, and PPTF have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                          PROFESSIONALS INSURANCE COMPANY
                                            MANAGEMENT GROUP, a Michigan
                                            business corporation

                                          By:      /s/ VICTOR T. ADAMO
                                            ------------------------------------
                                                      Victor T. Adamo
                                               President and Chief Executive
                                                           Officer

                                          PICOM INSURANCE COMPANY, a Michigan
                                            stock insurance company

                                          By:      /s/ VICTOR T. ADAMO
                                            ------------------------------------
                                                      Victor T. Adamo
                                               President and Chief Executive
                                                           Officer

                                          PHYSICIANS PROTECTIVE TRUST FUND,
                                            a medical malpractice self-insurance
                                            trust fund organized under Florida
                                            Statutes Section 627.357

                                          By:     /s/ STEVEN L. SALMAN
                                            ------------------------------------
                                                      Steven L. Salman
                                               President and Chief Executive
                                                           Officer

                              SCHEDULE OF EXHIBITS

Exhibit A   --    Certain Definitions, Allocation Formula and Related
                  Provisions
Exhibit B   --    Lists of PPTF Trustee Participants and PPTF Officers
Exhibit C   --    Assignment and Assumption Agreement
Exhibit D   --    Affiliate Letter Agreement
Exhibit E   --    Opinion of PPTF Counsel
Exhibit F   --    Opinion of Professionals Group Counsel

                                    ANNEX C

                 FIRST AMENDMENT TO FIRST AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                    DATED AS OF APRIL 13, 1998 BY AND AMONG
               PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP,
                            PICOM INSURANCE COMPANY
                      AND PHYSICIANS PROTECTIVE TRUST FUND

     THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Amendment"), dated as of April 13, 1998, by and among PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP, a Michigan business corporation ("Professionals Group"), PICOM INSURANCE COMPANY, a Michigan stock insurance company ("PICOM"), and PHYSICIANS PROTECTIVE TRUST FUND, a medical malpractice self-insurance trust fund organized under Florida Statutes sec. 627.357 ("PPTF").

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of Professionals Group and PICOM have determined that it is in the best interests of their respective companies and their stockholders to effect a "merger of equals" of Professionals Group and PPTF through the consummation of the business combination transactions provided for in that certain First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997 and executed by and among Professionals Group, PICOM and PPTF (the "Merger Agreement"); and

     WHEREAS, the Board of Trustees of PPTF has determined that it is in the best interests of its members to effect a "merger of equals" of Professionals Group and PPTF through the consummation of the business combination transactions provided for in the Merger Agreement; and

     WHEREAS, Professionals Group, PICOM and PPTF have agreed to certain modifications and amendments to the Merger Agreement as contemplated by the Merger Agreement and desire to amend the Merger Agreement so as to reflect such modifications and amendments.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Amendment, and intending to be legally bound by this Amendment and the Merger Agreement, the parties to this Amendment and the Merger Agreement agree as follows:

           1. This Amendment is the amendment to the Merger Agreement contemplated by, and provided for in, the Merger Agreement. Notwithstanding anything to the contrary express or implied in this Amendment or the Merger
     Agreement: (i) all capitalized terms in this Amendment that are not otherwise defined in this Amendment shall be defined in this Amendment as in the Merger Agreement; and (ii) in the event of any conflict between the provisions of this Amendment and the provisions of the Merger Agreement, the provisions of this Amendment shall control.

           2. Sections 1.5(a) - (c), inclusive, of the Merger Agreement shall be, and they hereby are, amended and restated in their entirety so as to read and provide as follows:

             "1.5  Conversion of Membership Rights.

             (a) At the INSCO Effective Time, and except as otherwise provided in this Agreement, by virtue of the INSCO Merger and without any action on the part of Professionals Group, PICOM, INSCO, PPTF or any Eligible Member, all Membership Rights shall be converted into 4,089,160 shares of common stock, no par value per share, of Professionals Group ("Professionals Group Common Stock"). Notwithstanding anything express or implied to the contrary in this Agreement or the Allocation Formula:
        (x) the aggregate number of shares of Professionals Group Common Stock issuable as a result of the INSCO Merger shall be not more than 4,089,160 shares of Professionals Group Common Stock; (y) no fractional shares of Professionals Group Common Stock shall be issued to any Eligible Member and, in lieu thereof, all of said fractional shares shall be paid the cash equivalent value thereof based on the average of the daily closing prices per share of

        Professionals Group Common Stock as reported on the Nasdaq National Market for the period of twenty (20) business days ending on the fifth
        (5th) business day prior to the Closing Date; and (z) except as otherwise expressly provided in Section 1.28 of this Agreement, no shares of Professionals Group Common Stock shall be issuable or issued to any person or entity other than an Eligible Member in connection with the INSCO Merger.

             (b) At the INSCO Effective Time, and except as otherwise provided in this Agreement, by virtue of the INSCO Merger and without any action on the part of Professionals Group, PICOM, INSCO, PPTF or any Eligible
        Member: (i) all Eligible Members shall cease to have any rights as Eligible Members of PPTF (including the right to elect trustees, the right to vote as to other matters, and any rights with respect to the distribution of surplus in liquidation); and (ii) all Membership Rights shall no longer be outstanding, and shall automatically be cancelled and shall cease to exist; provided, however, that at and after the INSCO Effective Time, each individual Membership Right shall represent the right to receive, in accordance with the Allocation Formula, a certificate representing the number of whole shares of Professionals Group Common Stock and cash in lieu of any fractional share of Professionals Group Common Stock into which such Membership Right has been converted pursuant to this Agreement.

             (c) In consideration for his or her Membership Right, each Eligible Member shall be allocated and shall be entitled to receive a portion of the Aggregate Merger Shares determined in accordance with the allocation formula set forth on Exhibit A to the Amendment (the "Allocation Formula"). Each Membership Right shall be exchanged for certificates representing whole shares, and cash in lieu of any fractional share, of Professionals Group Common Stock in accordance with Article II of this Agreement."

           3. Sections 1.28(a) - (b), inclusive, of the Merger Agreement shall be, and they hereby are, amended and restated in their entirety so as to read and provide as follows:

             "(a) On the date of the first meeting of the Board of Directors of Professionals Group following the INSCO Effective Time, Professionals Group shall issue and deliver to each person identified on Exhibit B to this Agreement as a "PPTF Trustee Participant" (each, a "PPTF Trustee Participant") a number of shares of Professionals Group Common Stock that is equal to 20% of the number that is set forth opposite the name of such PPTF Trustee Participant on Exhibit B to this Agreement. Upon and pursuant to the terms and conditions of a PPTF Trustee Participant's Consulting Agreement (as defined in this Section 1.28) Professionals Group shall issue and deliver Trustee Participant a number of shares of Professionals Group Common Stock that is equal to 80% of the number that is set forth opposite the name of such PPTF Trustee Participant on Exhibit B to this Agreement.

             (b) On the date of the first meeting of the Board of Directors of Professionals Group following the INSCO Effective Time, Professionals Group shall issue and deliver to each person identified on Exhibit B to this Agreement as a "PPTF Officer" (each, a "PPTF Officer") a number of shares of Professionals Group Common Stock that is equal to 20% of the number that is set forth opposite the name of such PPTF Officer on Exhibit B to this Agreement. Upon and pursuant to the terms and conditions of a PPTF Officer's Stock Grant Agreement (as defined in this Section 1.28), Professionals Group shall issue and deliver to such PPTF Officer a number of shares of Professionals Group Common Stock that is equal to 80% of the number that is set forth opposite the name of such PPTF Officer on Exhibit B to this Agreement."

           4. Section 6.8(b) of the Merger Agreement shall be, and it hereby is, amended and restated in its entirety so as to read and provide as follows:

             "(b) Nothing in this Section 6.8 shall be interpreted as preventing Professionals Group from amending, modifying or terminating any Professionals Group Benefit Plans, PPTF Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law. It is understood and agreed that the PICOM Insurance Company Employee Retention Plan shall apply only to those persons who are employees of PICOM and otherwise eligible under such plan immediately prior to the INSCO Effective Time, and that such plan shall not apply to either employees of PICOM hired after the INSCO Effective Time or employees of PPTF."

           5. Section 8.1(c) of the Merger Agreement shall be, and it hereby is, amended and restated in its entirety so as to read and provide as follows:

             "(c) by either Professionals Group or PPTF if (i) the INSCO Merger shall not have been consummated on or before August 13, 1998, unless the failure of the INSCO Merger to be consummated by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement, and (ii) the Board of Directors of Professionals Group or the Board of Trustees of PPTF, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;"

           6. Exhibit A to the Merger Agreement shall be, and it hereby is, amended and restated in its entirety so as to read and provide as set forth on Exhibit A to this Amendment.

           7. It is expressly acknowledged and agreed that all parties have been represented by counsel and have participated in the negotiation and drafting of this Amendment and the Merger Agreement, and that there shall be no presumption against any party on the ground that such party was responsible for preparing this Amendment and the Merger Agreement or any part of it.

           8. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          9. This Amendment amends the Merger Agreement. It is the intent and purpose of the parties to this Amendment, by executing this Amendment, to ratify, confirm and reaffirm the Merger Agreement and all of its terms and provisions as amended by this Amendment. This Amendment and the Merger Agreement (including the documents and the instruments referred to in this Amendment and the Merger Agreement) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Amendment and the Merger Agreement.

          10. This Amendment and the Merger Agreement shall be governed and construed in accordance with the laws of the State of Michigan, without regard to any applicable conflicts of law principles.

          11. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Professionals Group, PICOM, and PPTF have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                          PROFESSIONALS INSURANCE COMPANY
                                          MANAGEMENT GROUP, a Michigan
                                          business corporation

                                          By:      /s/ VICTOR T. ADAMO

                                            ------------------------------------
                                                   Victor T. Adamo, Esq.
                                               President and Chief Executive
                                                           Officer

                                          PICOM INSURANCE COMPANY, a Michigan
                                          stock insurance company

                                          By:      /s/ VICTOR T. ADAMO

                                            ------------------------------------
                                                   Victor T. Adamo, Esq.
                                               President and Chief Executive
                                                           Officer

                                          PHYSICIANS PROTECTIVE TRUST FUND,
                                            a medical malpractice self-insurance
                                            trust fund organized under Florida
                                            Statutes sec. 627.357

                                          By:     /s/ STEVEN L. SALMAN

                                            ------------------------------------
                                                   Steven L. Salman, Esq.
                                               President and Chief Executive
                                                           Officer

                                                                       EXHIBIT A

                              CERTAIN DEFINITIONS,
                   ALLOCATION FORMULA AND RELATED PROVISIONS

CERTAIN DEFINITIONS:

     As used in the Agreement, the words and phrases that follow, wherever capitalized in the Agreement, shall have the respective meanings that follow:

          "Aggregate Earned Premium" is $56,037,359 (which is the aggregate of all Earned PPTF Policy Premiums for the 12 months ending on the PPTF Record
     Date).

          "Aggregate Merger Shares" means the 4,089,160 shares of Professionals Group Common Stock into which, subject to the exercise of dissenters' rights and the payment of cash in lieu of fractional shares, all Membership Rights will be converted upon consummation of the transactions contemplated by the Agreement.

          "Agreement" means the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997 executed by and among Professionals Group, PICOM and PPTF, as amended by the First Amendment to First Amended and Restated Agreement and Plan of Merger dated as of April 13, 1998 executed by and among Professionals Group, PICOM and PPTF.

          "Average Price" means the average of the daily closing prices per share of Professionals Group Common Stock as reported by the Nasdaq National Market for the period of 20 business days ending on the fifth business day prior to the closing date with respect to the transactions contemplated by the Agreement.

          "Earned PPTF Policy Premium" means, with respect to any Member, the earned premium on such Member's PPTF Policy for the 12 months ending on the PPTF Record Date.

          "Eligible Member" means the person or entity who is the named insured on a PPTF Policy.

          "Member" means the person or entity who is the named insured on a PPTF Policy.

          "Membership Rights" means all of the rights of each Member under the laws of the State of Florida, the PPTF Charter Documents, and each PPTF Policy with respect to which such Member is a named insured.

          "PPTF Record Date" means the date designated as such by the Board of Trustees of PPTF.

          "PPTF Charter Documents" means the Amended Trust Agreement dated January 1, 1987 and By-laws of PPTF.

          "PPTF Policy" means an indemnity agreement issued by PPTF that is in effect on the PPTF Record Date.

          "Voting Member" means the person or entity who is the named insured on a PPTF Policy.

ALLOCATION FORMULA:

     Upon consummation of the INSCO Merger, but subject to the exercise of dissenters' rights and the payment of cash in lieu of fractional shares, all Membership Rights will be converted into the Aggregate Merger Shares. In consideration for all Membership Rights, the Aggregate Merger Shares will be allocated and distributed to Members of PPTF in accordance with the formula that follows: Each Member of PPTF who does not timely and properly exercise dissenters' rights will be allocated a portion of the Aggregate Merger Shares in an amount (calculated to two decimal places) determined by multiplying 4,089,160 shares of Professionals Group Common Stock by the ratio (calculated to six decimal places) of such Member's Earned PPTF Policy Premium to the Aggregate Earned Premium; provided, however, that in lieu of any fractional share of Professionals Group Common Stock, such Member shall be paid the cash equivalent value thereof based on the Average Price. Members of PPTF who timely and properly exercise dissenters' rights will be paid the fair value of their Membership Rights.

     By way of example, under the Allocation Formula, and assuming (i) the Aggregate Earned Premium equals $56,037,359 and (ii) he or she does not exercise dissenters' rights, a Member of PPTF whose PPTF Policy has $24,000 of Earned PPTF Policy Premium would be entitled to 1,754.16 Aggregate Merger Shares, determined by multiplying 4,089,160 shares of Professionals Group Common Stock by .000428 ($24,000 of Earned PPTF Policy Premium divided by $56,037,359 (the Aggregate Earned Premium)). However, because fractional shares of Professionals Group Common Stock will not be issued, such Member would receive 1,754 whole shares of Professionals Group Common Stock and, in lieu of the fractional share of Professionals Group Common Stock, would be paid cash in an amount determined by multiplying the amount of such fractional share (in this example .16) by the Average Price.

     Only Members of PPTF who do not exercise dissenters' rights will be entitled to be allocated and to receive a portion of the Aggregate Merger Shares. Except for the shares (and cash in lieu of any fractional share) issued to such Members of PPTF and the shares issued or issuable pursuant to Section
1.28 of the Merger Agreement (which, subject to certain vesting requirements, contemplates the issuance of an aggregate of 153,000 shares of Professionals Group Common Stock to certain PPTF trustees and officers over a four year period), no other shares of Professionals Group Common Stock (or cash in lieu of any fractional share) will be issued or issuable upon consummation of the transactions contemplated by the Merger Agreement.

                                    ANNEX D

              PROPOSED AMENDMENT TO THE FIRST AMENDED AND RESTATED
                           ARTICLES OF INFORMATION OF
                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP

     The proposed Name Change Amendment would modify Article I of the First Amended and Restated Articles of Incorporation of Professionals Group as follows (material in brackets would be deleted from, and material in bold type would be added to, the present provision):

          The name of the corporation is [Professionals Insurance Company Management Group] PROFESSIONALS GROUP, INC.

                                    ANNEX E

                       OPINION OF COCHRAN, CARONIA & CO.

                        [COCHRAN, CARONIA & CO. LOGO]

April 27, 1998

Board of Directors
Professionals Insurance Company
  Management Group
2600 Professionals Drive
Okemos, Michigan 48864

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the stockholders of Professionals Insurance Company Management Group (the "Company") of the consideration to be paid by the Company to the Eligible Members (as defined in the Agreement) of Physicians Protective Trust Fund ("PPTF") as set forth in the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997, as amended by the First Amendment to First Amended and Restated Agreement and Plan of Merger dated as of April 13, 1998 (the "Agreement"), both executed by and among the Company, PICOM Insurance Company ("PICOM") and PPTF.

     The Agreement provides for a combination of PPTF with the Company through the merger (the "INSCO Merger") of PPTF with and into a newly formed stock insurance company subsidiary of Professionals Group ("INSCO"), followed immediately by the merger (the "PICOM Merger", and together with the INSCO Merger, the "Mergers") of INSCO with and into PICOM, with PICOM continuing as the surviving insurance company. In connection with the INSCO Merger, among other things, at the INSCO Effective Time (as defined in the Agreement), all PPTF Membership Rights (as defined in the Agreement) shall be converted into an aggregated number of shares of Professionals Group Common as set forth in
Article I, Section 1.5 of the Agreement (the "Aggregate Merger Shares"). The terms and conditions of the Mergers are more fully set forth in the Agreement.

     In connection with our opinion we have:

          (a) reviewed the Agreement;

          (b) reviewed certain GAAP and Statutory financial data and other information relating to the Company, PICOM and PPTF that was publicly available or furnished to us by the Company and/or PPTF, including financial forecasts;

          (c) met with members of the Company's and PPTF's management to discuss the business, operations, historical financial results and future prospects of the Company and/or PPTF;

          (d) considered certain financial and securities data of the Company and PPTF and compared that data with similar data for other publicly-held companies in businesses similar to those of the Company and PPTF;

          (e) considered the financial terms of certain recent acquisitions of companies in businesses similar to those of the Company and PPTF;

          (f) performed a discounted cash flow analysis;

          (g) met with representatives of PPTF to discuss the December 31, 1996 and June 30, 1996 actuarial analyses with respect to PPTF; and

          (h) considered such other information, financial studies, analyses, and investigations and financial, economic and market criteria as we deemed relevant and appropriate for purposes of this opinion.

     The opinion expressed below is subject to the following limitations:

          (i) In arriving at our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was publicly available or furnished us by the Company and/or PPTF. With respect to the financial forecasts used by us, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the Company's and PPTF's management as to the future financial performance of the Company and PPTF.

          (ii) We have not performed an actuarial analysis of PICOM or PPTF.

          (iii) Our opinion does not address, and should not be construed to address, the underlying business decisions to effect the Transaction.

          (iv) Our opinion is based upon business, economic, market and other conditions as they exist as of the date hereof or as of the date of the information provided to us. We have not been engaged to, and we do not, express an opinion regarding any compensation that may be paid to PPTF Trustee Participants (as defined in the Agreement) in respect of consulting or other arrangements pursuant to Section 1.28 of the Agreement or otherwise. This opinion does not represent our opinion as to what the value of Professionals Group Common Stock may be at the effective date of either the INSCO Merger or the PICOM Merger or as to the prospects of Professionals Group's and PPTF's business.

          (v) This opinion is effective as of the date hereof.

     Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the consideration to be paid by the Company to the Members of PPTF is fair to the Company from a financial point of view.

     We will receive a fee as compensation for our services in rendering this opinion. We have also acted as financial advisor to the Board of Directors of the Company in connection with the transactions contemplated by the Agreement and will receive a fee for our financial advisory services.

     This letter is for the information of the Board of Directors of the Company in connection with the transactions contemplated by the Agreement. This opinion may not be quoted or referred to, in whole or in part, filed with or furnished or disclosed to any other party, or used for any other purpose, without our prior written consent; provided, however, we hereby consent to the summaries of, the references to, and the inclusion as an annex to the Joint Proxy Statement/Prospectus of Professionals Group and PPTF of, this opinion so long as this opinion is quoted in full therein.

                                          Very truly yours,

                                          /s/ COCHRAN, CARONIA & CO.
                                          --------------------------------------

                                    ANNEX F

                 OPINION OF MCDONALD & COMPANY SECURITIES, INC.

                  [MCDONALD & COMPANY SECURITIES, INC. LOGO]

                                 APRIL 27, 1998

Board of Directors
Professionals Insurance Company Management Group
4295 Okemos Road
Okemos, MI 48864-9510

Gentlemen:

     You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of common stock, no par value per share ("Professionals Group Common"), of Professionals Insurance Company Management Group ("Professionals Group") of the consideration to be paid by Professionals Group to the Eligible Members (as defined in the Merger Agreement, as amended) of Physicians Protective Trust Fund ("PPTF") as set forth in the First Amended and Restated Agreement and Plan of Merger dated as of October 3, 1997, as amended by a First Amendment to First Amended and Restated Agreement and Plan of Merger dated as of April 13, 1998 (the "Merger Agreement") by and among Professionals Group, PICOM Insurance Company ("PICOM"), and Physicians Protective Trust Fund ("PPTF").

     The Merger Agreement provides for the merger (the "Merger") of PPTF with Professionals Group through the merger of PPTF with and into a newly formed stock insurance company subsidiary of Professionals Group ("INSCO"), followed immediately by the merger of INSCO with and into PICOM, with PICOM continuing as the surviving insurance company. In connection with the Merger, among other things, at the INSCO Effective Time (as defined in the Merger Agreement), all PPTF Membership Rights (as defined in the Merger Agreement) shall be converted into an aggregate number of shares of Professionals Group Common as set forth in
Article I, Section 1.5 of the Merger Agreement (the "Aggregate Merger Shares"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     In connection with rendering our opinion set forth herein, we have among other things:

          (i) Reviewed Professionals Group's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1997, December 31, 1996 and December 31, 1995, including the audited financial statements contained therein;

          (ii) Reviewed PPTF's audited financial statements, prepared under GAAP and under Statutory Accounting Principles, for each of the years ended December 31, 1997, December 31, 1996 and December 31, 1995;

          (iii) Reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Professionals Group and PPTF provided to us or publicly available;

          (iv) Participated in meetings and telephone conferences with members of senior management of Professionals Group and PPTF concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters we believed relevant to our inquiry;

          (v) Compared the results of operations and financial condition of Professionals Group and PPTF with that of certain companies which we deemed to be relevant for purposes of this opinion;

          (vi) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;

          (vii) Reviewed the Merger Agreement and its schedules and exhibits and certain related documents and disclosure schedules; and

          (viii) Performed such other reviews and analyses as we have deemed appropriate.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of Professionals Group and PPTF contained in the Merger Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we did not conduct a physical inspection of any of the assets, properties or facilities of either Professionals Group or PPTF, nor have we made or obtained or been furnished with any independent evaluation or appraisal of any of such assets, properties or facilities or any of the liabilities of either Professionals Group or PPTF. With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Professionals Group and PPTF to the future performance of Professionals Group and PPTF, as the case may be. We express no view as to such financial forecasts or the assumptions on which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Merger Agreement, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement.

     We will receive a fee for our services as financial advisor to Professionals Group, including our services in rendering this opinion.

     In the ordinary course of business, we may trade securities of Professionals Group for our own account and for the accounts of customers and, accordingly, we may at any time hold a long or short position in such securities.

     This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness to holders of Professionals Group Common, as of the date hereof, from a financial point of view, of the consideration to be paid by Professionals Group to the Eligible Members, and does not address Professionals Group's underlying business decision to effect the Merger or any other terms of the Merger and does not constitute a recommendation to any Professionals Group shareholder as to how such shareholder should vote with respect to the Merger. We have not been engaged to, and we do not, express an opinion regarding any compensation that may be paid to PPTF Trustee Participants (as defined in the Merger Agreement) in respect of consulting or other arrangements pursuant to Section 1.28 of the Merger Agreement or otherwise. This opinion does not represent our opinion as to what the value of Professionals Group Common may be at the effective date of the Merger or as to the prospects of Professionals Group's and PPTF's business.

     This opinion is directed to and has been prepared for the confidential use of the Board of Directors of Professionals Group. This opinion shall not be reproduced, summarized, described or referred to or given to any other person without our prior written consent; provided, however, we hereby consent to the summaries of, the references to, and the inclusion as an annex to the Joint Proxy Statement/Prospectus of Professionals Group and PPTF to be mailed to the holders of Professional Group Common and to the Members of PPTF of, this opinion so long as this opinion is quoted in full therein.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the financial consideration to be paid by Professionals Group to the Eligible Members is fair to the holders of Professionals Group Common from a financial point of view.

                                       Very truly yours,

                                       /s/ McDONALD & COMPANY SECURITIES, INC.

                                    ANNEX G

         OPINION OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

                    DONALDSON, LUFKIN & JENRETTE LETTERHEAD

                                 April 27, 1998

Board of Trustees
Physicians Protective Trust Fund
2121 Ponce de Leon Boulevard
Coral Gables, FL 33114

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to the Eligible Members of Physicians Protective Trust Fund ("PPTF"), as a group, of the consideration to be received by such Eligible Members pursuant to the terms of the Agreement and Plan of Merger, dated as of August 14, 1997, as amended as of October 3, 1997, and the First Amendment thereto on April 13, 1998 (as so amended, the "Agreement"), by and among Professionals Insurance Company Management Group ("Professionals Group"), PICOM Insurance Company ("PICOM") and PPTF, pursuant to which PPTF will be merged (the "INSCO Merger") with and into a stock insurance company to be incorporated under the Florida Insurance Code ("INSCO") and immediately subsequent to the INSCO Merger, INSCO will be merged (the "PICOM Merger," and together with the INSCO Merger, the "Mergers") with and into PICOM. Capitalized terms not otherwise defined in this letter have the meanings given to them in the Agreement.

     At the INSCO Effective Time, subject to certain exceptions, all Membership Rights shall be converted, in the aggregate, into 4,089,160 shares (the "Aggregate Merger Shares") of common stock, no par value per share, of Professionals Group ("Professionals Group Common Stock").

     In arriving at our opinion, we have reviewed the Agreement and the exhibits thereto and the Amended Trust Agreement dated January 1, 1987 of PPTF. We have also reviewed financial and other information that was publicly available or furnished to us by PPTF and Professionals Group, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of PPTF for the years ending December 31, 1998 through December 31, 2000 prepared by the management of PPTF and certain financial projections of Professionals Group, on a stand-alone basis, for the years ending December 31, 1998 through December 31, 2001 prepared by the management of Professionals Group. In addition, we have compared certain financial data of PPTF and financial and securities data of Professionals Group with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Professionals Group Common Stock, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by PPTF and Professionals Group or their respective representatives, or that was otherwise reviewed by us. With respect to the financial projections of PPTF supplied to us, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of PPTF as to the future operating and financial performance of PPTF. With respect to the financial projections of Professionals Group supplied to us, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Professionals Group as to the future operating and financial performance of Professionals Group. We have not assumed any responsibility for making an independent evaluation of PPTF's and Professionals Group's assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters relating to PPTF as to which we have made inquiry on advice of counsel to PPTF.

     You have not asked for our opinion and we do not express any opinion as to:
(i) which of PPTF's policyholders constitute Eligible Members which are eligible for receipt of consideration in the INSCO Merger, or (ii) the fairness of the proposed consideration to be paid to any individual Eligible Member or any class of Eligible Members in connection with the Mergers.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter and supersedes our opinions to the Board of Trustees dated August 14, 1997 and October 3, 1997. It should be understood that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which Professionals Group Common Stock will actually trade at any time.

     We have reviewed a written indication of interest to acquire the PPTF from FPIC Insurance Group, Inc. ("FPIC") dated September 26, 1997 (the "FPIC Letter"). We understand that based upon (i) your review of the FPIC Letter, (ii) discussions between your management and the management of FPIC regarding the FPIC Letter, (iii) the advice of counsel regarding the factors you are permitted to consider in evaluating the proposal set forth in the FPIC Letter and (iv) your consideration of the effect of consummation of a transaction with FPIC on the terms set forth in the FPIC Letter on Voting Members who are also Eligible Members in their capacity as holders of insurance policies or indemnity agreements issued by PPTF, you have determined not to proceed with further discussions with FPIC regarding a possible transaction, and that we should therefore evaluate the Mergers without taking into account the proposal set forth in the FPIC Letter. Accordingly, our opinion does not address the relative merits of the Mergers and the proposal set forth in the FPIC Letter or the Board of Trustees' decision to proceed with the Mergers. Our opinion does not constitute a recommendation to any Voting Member of PPTF as to how such member should vote on the Mergers.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for Professionals Group in the past.

     This opinion shall not be reproduced, summarized, described or referred to or given to any other person without our prior written consent; provided, however, we hereby consent to the summaries of, the references to, and the inclusion as an annex to the Joint Proxy Statement/Prospectus of Professionals Group and PPTF of, this opinion so long as this opinion is quoted in full therein and any such description of or reference to DLJ or any summary of this Opinion or presentation of DLJ included in such document is in form and substance acceptable to DLJ and its legal counsel.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Aggregate Merger Shares to be received by the Eligible Members of PPTF is fair to those Eligible Members, as a group, from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                          By:   /s/ STEPHAN A. KIRATSOUS
                                            ------------------------------------
                                                    Stephan A. Kiratsous
                                                   Senior Vice President

                                    ANNEX H

                           CERTAIN PROVISIONS OF THE
                 FLORIDA BUSINESS CORPORATION ACT, AS AMENDED,
                          REGARDING DISSENTERS' RIGHTS

SECTION 607.1301 DISSENTERS' RIGHTS; DEFINITIONS.

     The following definitions apply to sections 607.1302 and 607.1320:

          (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

          (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to section 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

SECTION 607.1302 RIGHT OF SHAREHOLDERS TO DISSENT.

     (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party:

             1. If the shareholder is entitled to vote on the merger, or

             2. If the corporation is a subsidiary that is merged with its parent under section 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of section 607.1104;

          (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to section 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

          (c) As provided in section 607.0902(11), the approval of a control-share acquisition;

          (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

          (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

             1. Altering or abolishing any preemptive rights attached to any of his or her shares;

             2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

             3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

             4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

             5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

             6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

             7. Reducing any stated preferential amount payable on any of the
        shareholder's preferred      shares upon voluntary or involuntary
        liquidation; or

          (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

     (2) A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

     (3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

     (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

     (5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

SECTION 607.1320 PROCEDURES FOR EXERCISE OF DISSENTERS' RIGHTS.

     (1)(a) If a proposed corporate action creating dissenters' rights under section 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of sections 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

          1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

          2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

     (b) If proposed corporate action creating dissenters' rights under section
607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of sections 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

     (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

     (3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

     (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

          (a) Such demand is withdrawn as provided in this section;

          (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

          (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

          (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

     (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

          (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

          (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

     (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

     (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

     (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

     (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized by unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Michigan Business Corporation Act, as amended ("MBCA"), provides that a Michigan corporation, such as Professionals Insurance Company Management Group (the "registrant"), may indemnify a director, officer, employee or agent of the corporation (an "Indemnitee") against the Indemnitee's expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) involving the Indemnitee by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the corporation, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The MBCA also provides that in derivative actions, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by the Indemnitee to the extent that the Indemnitee is successful on the merits or otherwise in any such action, suit or proceeding or in the defense of any claim, issue or matter therein. Under the MBCA, no indemnification shall be made with respect to any claim, issue or matter as to which an Indemnitee shall have been adjudged to be liable to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The MBCA also generally permits the advancement of reasonable expenses and empowers the corporation to purchase and maintain directors' and officers' insurance.

     Article VI of the By-laws of the registrant contains provisions authorizing indemnification of directors, officers, employees and agents of the registrant that are substantially similar to those set forth in the MBCA and authorizes the registrant to purchase directors' and officers' insurance.

     Section 209 of the MBCA provides that the articles of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 551(1) of the MBCA (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock and loans to a director, officer, or employee of the corporation or of a subsidiary of the corporation), (iv) for any transaction from which the director derived an improper personal benefit or (v) for an act or omission occurring prior to the date such a provision becomes effective. Article VII of the registrant's Articles of Incorporation include such a provision.

     The registrant has entered into individual indemnity agreements with its officers and directors whereby the registrant will indemnify each of its officers and directors for any amount which they may be obligated to pay because of any claim made against them because of any omission or neglect or breach of duty, including any actual or alleged error or misstatements or misleading statement, committed or suffered when acting in their capacities as officers, directors, employees and agents of the registrant, its subsidiaries and certain other enterprises.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

     The following exhibits are filed as part of the registration statement on Form S-4:

        ITEM 601
     REGULATION S-K
    EXHIBIT REFERENCE
         NUMBER                              EXHIBIT DESCRIPTION
    -----------------                        -------------------
     (2)(a)/(10)(a)      First Amended and Restated Agreement and Plan of Merger
                         dated as of October 3, 1997 by and among the registrant,
                         PICOM Insurance Company and Physicians Protective Trust Fund
                         (incorporated by reference to Exhibit 2 of the registrant's
                         Current Report on Form 8-K dated October 3, 1997 filed with the Securities and Exchange Commission on October 10, 1997
                         (file no. 0-21223)).
                         A conformed copy of this instrument (as executed but without any exhibits or schedules) is included as Annex B to the
                         Joint Proxy Statement/Prospectus which is part of this
                         Registration Statement.
     (2)(b)/(10)(b)      First Amendment to First Amended and Restated Agreement and
                         Plan of Merger dated as of April 13, 1998 by and among the registrant, PICOM Insurance Company and Physicians
                         Protective Trust Fund.*
                         A conformed copy of this instrument (as executed and with
                         all exhibits) is included as Annex C to the Joint Proxy
                         Statement/Prospectus which is part of this Registration
                         Statement.
     (3)(a)/(4)(a)       First Amended and Restated Articles of Incorporation of
                         Professionals Insurance Company Management Group and all
                         amendments thereto (incorporated by reference to Exhibit
                         (3)(a)/(4)(a) of the initial filing of the registrant's
                         Registration Statement on Form S-4 as filed with the
                         Securities and Exchange Commission on April 3, 1996
                         (registration no. 333-3138)).
     (3)(b)/(4)(b)       By-laws of Professionals Insurance Company Management Group
                         (incorporated by reference to Exhibit (3)(b)/(4)(b) of the initial filing of the registrant's Registration Statement on
                         Form S-4 as filed with the Securities and Exchange
                         Commission on April 3, 1996 (registration no. 333-3138)).
     (4)(c)              Specimen certificate for Professionals Insurance Company
                         Management Group's common stock (incorporated by reference to Exhibit 4(c) of the registrant's Quarterly Report on Form
                         10-Q for the quarterly period ended September 30, 1996 as
                         filed with the Securities and Exchange Commission on
                         November 12, 1996 (file no. 0-21223)).
     (4)(d)              Specimen stock option issued under the Professionals
                         Insurance Company Management Group 1996 Non-Employee
                         Directors Stock Option Plan (incorporated by reference to
                         Exhibit 4(d) of the registrant's Quarterly Report on Form
                         10-Q for the quarterly period ended September 30, 1996 filed with the Securities and Exchange Commission on November 12,
                         1996 (file no. 0-21223)).
     (4)(e)              Specimen stock option issued under the Professionals
                         Insurance Company Management Group 1996 Long Term Incentive
                         Plan (incorporated by reference to Exhibit 4(d) of the
                         registrant's Annual Report on Form 10-K for the year ended
                         December 31, 1997 filed with the Securities and Exchange
                         Commission on March 31, 1998 (file no. 0-21223)).
     (5)                 Opinion and consent of Miller, Canfield, Paddock and Stone,
                         P.L.C.*
     (8)(a)              Opinion and consent of Miller, Canfield, Paddock and Stone,
                         P.L.C.*
     (8)(b)              Opinion and consent of Steel Hector & Davis LLP.*

        ITEM 601
     REGULATION S-K
    EXHIBIT REFERENCE
         NUMBER                              EXHIBIT DESCRIPTION
    -----------------                        -------------------
    (10)(c)              Credit Agreement dated April 4, 1997 for $22.5 million
                         between the registrant and LaSalle National Bank
                         (incorporated by reference to Exhibit (10)(a) of the
                         registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 as filed with the Securities and
                         Exchange Commission on May 12, 1997 (file no. 0-21223)).
    (10)(d)              Professionals Insurance Company Management Group 1996 Long
                         Term Incentive Plan (incorporated by reference to Exhibit
                         10(c) of Amendment No. 1 to the registrant's Registration
                         Statement on Form S-4 as filed with the Securities and
                         Exchange Commission on June 11, 1996 (registration no.
                         333-3138)).
    (10)(e)              Professionals Insurance Company Management Group 1996
                         Non-Employee Directors Stock Option Plan (incorporated by
                         reference to Exhibit 10(d) of Amendment No. 1 to the
                         registrant's Registration Statement on Form S-4 as filed
                         with the Securities and Exchange Commission on June 11, 1996
                         (registration no. 333-3138)).
    (10)(f)              Professionals Insurance Company Management Group Stock
                         Purchase Plan (incorporated by reference to Exhibit 10(e) of the initial filing of the registrant's Registration
                         Statement on Form S-4 as filed with the Securities and
                         Exchange Commission on April 3, 1996 (registration no.
                         333-3138)).
    (10)(g)              PICOM Insurance Company Employees' Savings and Retirement
                         Plan (incorporated by reference to Exhibit (10)(d) of the
                         initial filing of the registrant's Annual Report on Form
                         10-K for the year ended December 31, 1996 as filed with the
                         Securities and Exchange Commission on March 28, 1997 (file
                         no. 0-21223)).
    (10)(h)              PICOM Insurance Company Pension Plan (incorporated by
                         reference to Exhibit (10)(e) of the initial filing of the
                         registrant's Annual Report on Form 10-K for the year ended
                         December 31, 1996 as filed with the Securities and Exchange
                         Commission on March 28, 1997 (file no. 0-21223)).
    (10)(i)              PICOM Insurance Company Key Employee Retention Plan
                         (incorporated by reference to Exhibit (99)(e) of the initial filing of the registrant's Registration Statement on Form
                         S-4 filed with the Securities and Exchange Commission on
                         April 3, 1996 (registration no. 333-3138)).
    (10)(j)              PICOM Insurance Company Employee Retention Plan
                         (incorporated by reference to Exhibit (99)(f) of the initial filing of the registrant's Registration Statement on Form
                         S-4 filed with the Securities and Exchange Commission on
                         April 3, 1996 (registration no. 333-3138)).
    (10)(k)              Form of Non-Negotiable Promissory Note.*
    (10)(l)              Form of Pledge Agreement.*
    (10)(m)              Adverse Development Stop Loss Reinsurance Contract between
                         Physicians Protective Trust Fund (the "Reassured") and PICOM
                         Insurance Company (the "Reinsurer") effective February 1,
                         1998, 12:01 a.m. Eastern Standard Time (incorporated by
                         reference to Exhibit 10 of the registrant's Current Report on Form 8-K dated October 27, 1997 filed with the Securities and Exchange Commission on October 31, 1997 (file no.
                         0-21223)).
    (11)                 No statement is required to be filed because the
                         computations can be clearly determined from the materials
                         contained in the registration statement.
    (21)                 List of subsidiaries of the registrant (incorporated by
                         reference to Exhibit 21 of the initial filing of the
                         registrant's Annual Report on Form 10-K for the year ended
                         December 31, 1996 as filed with the Securities and Exchange
                         Commission on March 28, 1997 (file no. 0-21223)).

        ITEM 601
     REGULATION S-K
    EXHIBIT REFERENCE
         NUMBER                              EXHIBIT DESCRIPTION
    -----------------                        -------------------
    (23)(a)              Consent of Miller, Canfield, Paddock and Stone, P.L.C.
                         (included in Exhibit 5).*
    (23)(b)              Consent of Miller, Canfield, Paddock and Stone, P.L.C.
                         (included in Exhibit 8(a)).*
    (23)(c)              Consent of Steel Hector & Davis LLP (included in Exhibit
                         8(b)).*
    (23)(d)              Consent of KPMG Peat Marwick LLP, independent certified
                         public accountants.*
    (23)(e)              Consent of KPMG Peat Marwick LLP, independent certified
                         public accountants.*
    (24)                 Powers of Attorney (contained in signature pages of the
                         initial filing of this Registration Statement).
    (27)(a)              Financial Data Schedule of Physicians Protective Trust
                         Fund.*
    (27)(b)              Financial Data Schedule of Professional Insurance Company
                         Management Group.*
    (99)(a)              Form of Proxy for registrant.*
    (99)(b)              Form of Proxy for Physicians Protective Trust Fund.*
    (99)(c)              Amended Trust Agreement dated January 1, 1987 of Physicians
                         Protective Trust Fund.*
    (99)(d)              By-laws of Physicians Protective Trust Fund.*
    (99)(e)              Form of Assignment and Assumption Agreement among Physicians
                         Protective Trust Fund, the registrant, PICOM Insurance
                         Company and Steven L. Salman (incorporated by reference to
                         Exhibit C of Exhibit 2 of the registrant's Current Report on
                         Form 8-K dated October 3, 1997 filed with the Securities and
                         Exchange Commission on October 9, 1997 (file no. 0-21223)).
    (99)(f)              Form of Consulting, Confidentiality and Noncompetition
                         Agreement to be entered into between the registrant and
                         certain trustees of Physicians Protective Trust Fund.*
    (99)(g)              Form of Confidentiality, Noncompetition and Stock Grant
                         Agreement to be entered into between the registrant and
                         certain employees of Physicians Protective Trust Fund.*
    (99)(h)              Consents of persons named as directors and executive
                         officers of the registrant.*
    (99)(i)              Consent of Cochran, Caronia & Co.*
    (99)(j)              Consent of McDonald & Company Securities, Inc.*
    (99)(k)              Consent of Donaldson, Lufkin & Jenrette Securities
                         Corporation.*
    (99)(l)              Articles of Incorporation of PPTF Merger Insurance Company
                         (INSCO).*
    (99)(m)              By-laws of PPTF Merger Insurance Company (INSCO).*

---------------
* Filed herewith.

(B) FINANCIAL STATEMENT SCHEDULES

     The financial statement schedules are omitted because of the absence of the conditions under which they are required or because the required information is included in the financial statements, or the notes thereto, that are a part of this registration statement.

(C) INFORMATION PURSUANT TO ITEM 4(B)

     Not Applicable.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, as amended; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan, on the 24th day of April, 1998.

                                          PROFESSIONALS INSURANCE COMPANY
                                          MANAGEMENT GROUP, a Michigan
                                          corporation

                                          By      /s/ VICTOR T. ADAMO
                                          --------------------------------------
                                               Name: Victor T. Adamo
                                               Title:   President and Chief
                                          Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     By signing below, each of the undersigned does hereby severally constitute and appoint Victor T. Adamo, R. Kevin Clinton and Annette E. Flood, and each and every one of them, his true and lawful attorneys and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (both pre-effective amendments and post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each and every one of them, full power and authority to do and perform each and every act and things requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----

Principal Executive Officer:

                /s/ VICTOR T. ADAMO                  President and Chief Executive        April 24, 1998
---------------------------------------------------  Officer (Principal Executive
                  Victor T. Adamo                    Officer)

Principal Financial Officer and
  Principal Accounting Officer:

               /s/ R. KEVIN CLINTON                  Vice President, Treasurer, and       April 24, 1998
---------------------------------------------------  Chief Financial Officer (Principal
                 R. Kevin Clinton                    Financial Officer and Principal
                                                     Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     By signing below, each of the undersigned does hereby severally constitute and appoint Victor T. Adamo, R. Kevin Clinton and Annette E. Flood, and each and every one of them, his or her true and lawful attorneys and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (both pre-effective and post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each and every one of them, full power and authority to do and perform each and every act and things requisite or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                     SIGNATURE                                       TITLE                     DATE
                     ---------                                       -----                     ----

                /s/ VICTOR T. ADAMO                    Director, President and Chief      April 24, 1998
---------------------------------------------------    Executive Officer
                  Victor T. Adamo

               /s/ JERRY D. CAMPBELL                   Director                           April 24, 1998
---------------------------------------------------
                 Jerry D. Campbell

              /s/ JOHN F. DODGE, JR.                   Director                           April 24, 1998
---------------------------------------------------
                John F. Dodge, Jr.

                /s/ H. HARVEY GASS                     Director                           April 24, 1998
---------------------------------------------------
                  H. Harvey Gass

                /s/ W. PETER MCCABE                    Director                           April 24, 1998
---------------------------------------------------
                  W. Peter McCabe

               /s/ JOHN F. MCCAFFREY                   Director                           April 24, 1998
---------------------------------------------------
                 John F. McCaffrey

                /s/ ISAAC J. POWELL                    Director                           April 24, 1998
---------------------------------------------------
                  Isaac J. Powell

                /s/ ANN F. PUTALLAZ                    Director                           April 24, 1998
---------------------------------------------------
                  Ann F. Putallaz

                /s/ DONALD S. YOUNG                    Director                           April 24, 1998
---------------------------------------------------
                  Donald S. Young

              /s/ WILLIAM H. WOODHAMS                  Director                           April 24, 1998
---------------------------------------------------
                William H. Woodhams

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person in the capacities and on the date indicated.

     By signing below, the undersigned does hereby severally constitute and appoint Victor T. Adamo, R. Kevin Clinton and Annette E. Flood, and each and every one of them, his true and lawful attorneys and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (both pre-effective and post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each and every one of them, full power and authority to do and perform each and every act and things requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----

               /s/ R. KEVIN CLINTON                    Director, Vice President,          April 24, 1998
---------------------------------------------------    Treasurer, Chief Financial
                 R. Kevin Clinton                      Officer

                                 EXHIBIT INDEX

        ITEM 601
     REGULATION S-K
    EXHIBIT REFERENCE
         NUMBER                              EXHIBIT DESCRIPTION
    -----------------                        -------------------
     (2)(a)/(10)(a)      First Amended and Restated Agreement and Plan of Merger
                         dated as of October 3, 1997 by and among the registrant,
                         PICOM Insurance Company and Physicians Protective Trust Fund
                         (incorporated by reference to Exhibit 2 of the registrant's
                         Current Report on Form 8-K dated October 3, 1997 filed with the Securities and Exchange Commission on October 10, 1997
                         (file no. 0-21223)).
                         A conformed copy of this instrument (as executed but without any exhibits or schedules) is included as Annex B to the
                         Joint Proxy Statement/Prospectus which is part of this
                         Registration Statement.
     (2)(b)/(10)(b)      First Amendment to First Amended and Restated Agreement and
                         Plan of Merger dated as of April 13, 1998 by and among the registrant, PICOM Insurance Company and Physicians
                         Protective Trust Fund.*
                         A conformed copy of this instrument (as executed and with
                         all exhibits) is included as Annex C to the Joint Proxy
                         Statement/Prospectus which is part of this Registration
                         Statement.
     (3)(a)/(4)(a)       First Amended and Restated Articles of Incorporation of
                         Professionals Insurance Company Management Group and all
                         amendments thereto (incorporated by reference to Exhibit
                         (3)(a)/(4)(a) of the initial filing of the registrant's
                         Registration Statement on Form S-4 as filed with the
                         Securities and Exchange Commission on April 3, 1996
                         (registration no. 333-3138)).
     (3)(b)/(4)(b)       By-laws of Professionals Insurance Company Management Group
                         (incorporated by reference to Exhibit (3)(b)/(4)(b) of the initial filing of the registrant's Registration Statement on
                         Form S-4 as filed with the Securities and Exchange
                         Commission on April 3, 1996 (registration no. 333-3138)).
     (4)(c)              Specimen certificate for Professionals Insurance Company
                         Management Group's common stock (incorporated by reference to Exhibit 4(c) of the registrant's Quarterly Report on Form
                         10-Q for the quarterly period ended September 30, 1996 as
                         filed with the Securities and Exchange Commission on
                         November 12, 1996 (file no. 0-21223)).
     (4)(d)              Specimen stock option issued under the Professionals
                         Insurance Company Management Group 1996 Non-Employee
                         Directors Stock Option Plan (incorporated by reference to
                         Exhibit 4(d) of the registrant's Quarterly Report on Form
                         10-Q for the quarterly period ended September 30, 1996 filed with the Securities and Exchange Commission on November 12,
                         1996 (file no. 0-21223)).
     (4)(e)              Specimen stock option issued under the Professionals
                         Insurance Company Management Group 1996 Long Term Incentive
                         Plan (incorporated by reference to Exhibit 4(d) of the
                         registrant's Annual Report on Form 10-K for the year ended
                         December 31, 1997 filed with the Securities and Exchange
                         Commission on March 31, 1998 (file no. 0-21223)).
     (5)                 Opinion and consent of Miller, Canfield, Paddock and Stone,
                         P.L.C.*
     (8)(a)              Opinion and consent of Miller, Canfield, Paddock and Stone,
                         P.L.C.*
     (8)(b)              Opinion and consent of Steel Hector & Davis LLP.*
    (10)(c)              Credit Agreement dated April 4, 1997 for $22.5 million
                         between the registrant and LaSalle National Bank
                         (incorporated by reference to Exhibit (10)(a) of the
                         registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 as filed with the Securities and
                         Exchange Commission on May 12, 1997 (file no. 0-21223)).

        ITEM 601
     REGULATION S-K
    EXHIBIT REFERENCE
         NUMBER                              EXHIBIT DESCRIPTION
    -----------------                        -------------------
    (10)(d)              Professionals Insurance Company Management Group 1996 Long
                         Term Incentive Plan (incorporated by reference to Exhibit
                         10(c) of Amendment No. 1 to the registrant's Registration
                         Statement on Form S-4 as filed with the Securities and
                         Exchange Commission on June 11, 1996 (registration no.
                         333-3138)).
    (10)(e)              Professionals Insurance Company Management Group 1996
                         Non-Employee Directors Stock Option Plan (incorporated by
                         reference to Exhibit 10(d) of Amendment No. 1 to the
                         registrant's Registration Statement on Form S-4 as filed
                         with the Securities and Exchange Commission on June 11, 1996
                         (registration no. 333-3138)).
    (10)(f)              Professionals Insurance Company Management Group Stock
                         Purchase Plan (incorporated by reference to Exhibit 10(e) of the initial filing of the registrant's Registration
                         Statement on Form S-4 as filed with the Securities and
                         Exchange Commission on April 3, 1996 (registration no.
                         333-3138)).
    (10)(g)              PICOM Insurance Company Employees' Savings and Retirement
                         Plan (incorporated by reference to Exhibit (10)(d) of the
                         initial filing of the registrant's Annual Report on Form
                         10-K for the year ended December 31, 1996 as filed with the
                         Securities and Exchange Commission on March 28, 1997 (file
                         no. 0-21223)).
    (10)(h)              PICOM Insurance Company Pension Plan (incorporated by
                         reference to Exhibit (10)(e) of the initial filing of the
                         registrant's Annual Report on Form 10-K for the year ended
                         December 31, 1996 as filed with the Securities and Exchange
                         Commission on March 28, 1997 (file no. 0-21223)).
    (10)(i)              PICOM Insurance Company Key Employee Retention Plan
                         (incorporated by reference to Exhibit (99)(e) of the initial filing of the registrant's Registration Statement on Form
                         S-4 filed with the Securities and Exchange Commission on
                         April 3, 1996 (registration no. 333-3138)).
    (10)(j)              PICOM Insurance Company Employee Retention Plan
                         (incorporated by reference to Exhibit (99)(f) of the initial filing of the registrant's Registration Statement on Form
                         S-4 filed with the Securities and Exchange Commission on
                         April 3, 1996 (registration no. 333-3138)).
    (10)(k)              Form of Non-Negotiable Promissory Note.*
    (10)(l)              Form of Pledge Agreement.*
    (10)(m)              Adverse Development Stop Loss Reinsurance Contract between
                         Physicians Protective Trust Fund (the "Reassured") and PICOM
                         Insurance Company (the "Reinsurer") effective February 1,
                         1998, 12:01 a.m. Eastern Standard Time (incorporated by
                         reference to Exhibit 10 of the registrant's Current Report on Form 8-K dated October 27, 1997 filed with the Securities and Exchange Commission on October 31, 1997 (file no.
                         0-21223)).
    (11)                 No statement is required to be filed because the
                         computations can be clearly determined from the materials
                         contained in the registration statement.
    (21)                 List of subsidiaries of the registrant (incorporated by
                         reference to Exhibit 21 of the initial filing of the
                         registrant's Annual Report on Form 10-K for the year ended
                         December 31, 1996 as filed with the Securities and Exchange
                         Commission on March 28, 1997 (file no. 0-21223)).
    (23)(a)              Consent of Miller, Canfield, Paddock and Stone, P.L.C.
                         (included in Exhibit 5).*
    (23)(b)              Consent of Miller, Canfield, Paddock and Stone, P.L.C.
                         (included in Exhibit 8(a)).*

        ITEM 601
     REGULATION S-K
    EXHIBIT REFERENCE
         NUMBER                              EXHIBIT DESCRIPTION
    -----------------                        -------------------
    (23)(c)              Consent of Steel Hector & Davis LLP (included in Exhibit
                         8(b)).*
    (23)(d)              Consent of KPMG Peat Marwick LLP, independent certified
                         public accountants.*
    (23)(e)              Consent of KPMG Peat Marwick LLP, independent certified
                         public accountants.*
    (24)                 Powers of Attorney (contained in signature pages of the
                         initial filing of this Registration Statement).
    (27)(a)              Financial Data Schedule of Physicians Protective Trust
                         Fund.*
    (27)(b)              Financial Data Schedule of Professional Insurance Company
                         Management Group.*
    (99)(a)              Form of Proxy for registrant.*
    (99)(b)              Form of Proxy for Physicians Protective Trust Fund.*
    (99)(c)              Amended Trust Agreement dated January 1, 1987 of Physicians
                         Protective Trust Fund.*
    (99)(d)              By-laws of Physicians Protective Trust Fund.*
    (99)(e)              Form of Assignment and Assumption Agreement among Physicians
                         Protective Trust Fund, the registrant, PICOM Insurance
                         Company and Steven L. Salman (incorporated by reference to
                         Exhibit C of Exhibit 2 of the registrant's Current Report on
                         Form 8-K dated October 3, 1997 filed with the Securities and
                         Exchange Commission on October 9, 1997 (file no. 0-21223)).
    (99)(f)              Form of Consulting, Confidentiality and Noncompetition
                         Agreement to be entered into between the registrant and
                         certain trustees of Physicians Protective Trust Fund.*
    (99)(g)              Form of Confidentiality, Noncompetition and Stock Grant
                         Agreement to be entered into between the registrant and
                         certain employees of Physicians Protective Trust Fund.*
    (99)(h)              Consents of persons named as directors and executive
                         officers of the registrant.*
    (99)(i)              Consent of Cochran, Caronia & Co.*
    (99)(j)              Consent of McDonald & Company Securities, Inc.*
    (99)(k)              Consent of Donaldson, Lufkin & Jenrette Securities
                         Corporation.*
    (99)(l)              Articles of Incorporation of PPTF Merger Insurance Company
                         (INSCO).*
    (99)(m)              By-laws of PPTF Merger Insurance Company (INSCO).*

-------------------------
* Filed herewith.

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